SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
GENERAL FINANCE CORPORATION

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GENERAL FINANCE CORPORATION
260 South Los Robles, Suite 217
Pasadena, California 91101

To the Stockholders of General Finance Corporation:

You are cordially invited to attend a special meeting of our stockholders to be held at 9:00 a.m., local time, on [●], 2007, at the offices of our legal counsel, Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California.

At the meeting, you will be asked to consider and vote upon our proposed acquisition of all of the outstanding capital stock of RWA Holdings Pty Limited, an Australian company, or RWA. We refer to RWA and its subsidiaries collectively as “Royal Wolf.” Royal Wolf leases and sells portable storage containers, portable container buildings and freight containers in Australia. We are not aware of any published third-party analysis of the Australian portable container market. Based upon Royal Wolf’s own internal analysis, we believe Royal Wolf is the market leader in Australia for container-based storage and accommodation products. Royal Wolf operates customer service centers in every state in Australia, is represented in all major business centers in Australia, and, as such, is the only container leasing and sales company in Australia with a nationally integrated infrastructure and work force.

We will acquire the RWA shares through GFN Australasia Finance Pty Limited, or GFN Australasia, an indirect, wholly owned Australian subsidiary formed by us for this purpose. The purchase price for the RWA shares will be $57.6 million, plus $864,600 per month from March 29, 2007 until the closing. The purchase price includes deposits of $1,005,000 previously paid by us in connection with the acquisition. If the acquisition is not completed for any reason, we will forfeit the deposits. Assuming the closing occurs on August 31, 2007, we will pay the purchase price of the RWA shares, less the deposits, by a combination of cash of approximately $52.4 million and issuance of approximately 1,380 shares of capital stock of GFN U.S. Australasia Holdings, Inc., or GFN U.S., our wholly owned U.S. subsidiary, which will constitute 13.8% of the outstanding capital stock of GFN U.S. immediately following the acquisition. Assuming the closing occurs on August 31, 2007, the aggregate acquisition consideration will be approximately $103.1 million, including a total of $2.4 million in cash payable by us in two equal installments on the first and second anniversaries of the closing in exchange for a non-compete covenant. The aggregate consideration for Royal Wolf also includes the indebtedness under Royal Wolf’s existing credit facilities. There was $38.7 million, including accrued interest, of indebtedness outstanding under these facilities of March 31, 2007. The actual amount outstanding as of the closing will be different, but will in no event exceed $39.4 million of principal. As a result of the acquisition, RWA will become a direct, wholly owned subsidiary of GFN Australasia, and we will own indirectly 86.2% of Royal Wolf.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition. Whether or not you plan to attend the meeting, we urge you to read these materials carefully.

Our board of directors has unanimously approved our acquisition of RWA and determined that it is in the best interests of us and our stockholders. Our board of directors also believes that the acquisition is fair to us and our stockholders. No fairness opinion was sought or obtained by our board of directors in making its determinations. Our board of directors unanimously recommends that you vote or give instruction to vote “FOR” approval of the acquisition.

Under our certificate of incorporation, we can complete the acquisition only if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote at the special meeting with respect to the acquisition, as well as the holders of a majority of the shares of our common stock that were originally issued in our initial public offering, or IPO, that are voted. Notwithstanding these approvals, our certificate of incorporation provides that we cannot complete the acquisition if the holders of 20% or more of our IPO shares (1,725,000 or more shares) vote against it and demand that their shares be converted into the right to receive a pro rata portion of the funds presently held in the trust account established at the time of our IPO. If you exercise your conversion rights and the acquisition of Royal Wolf is completed, then you will be entitled to tender your share certificate to our transfer agent for cash of not less than approximately $7.90 per IPO share. If you wish to exercise your conversion rights, you must affirmatively vote against approval of the acquisition and follow the procedures described in detail beginning on pages xiii and 32 of the enclosed proxy statement. If the acquisition is completed, the foregoing provisions of our certificate of incorporation will no longer apply.

Our units, common stock and warrants are listed on the American Stock Exchange under the symbols “GFN.U,” “GFN” and “GFN.WS,” respectively. On July 31, 2007, the closing sale price of our common stock was $7.70. Our stockholders should verify the market price of our common stock prior to selling any common stock in the public market, since they may be able to receive greater proceeds from exercising their conversion rights than from selling their shares, assuming that the acquisition is completed.

Our officers and directors hold shares of our common stock acquired prior to our IPO that represent approximately 17.9% of our outstanding shares. They have agreed to vote these shares with respect to the acquisition as the holders of a majority of our IPO shares that are voted at the special meeting.

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

I look forward to seeing you at the meeting.

Sincerely,

Ronald F. Valenta
Chief Executive Officer

GENERAL FINANCE CORPORATION
260 South Los Robles, Suite 217
Pasadena, California 91101

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [●], 2007

To the Stockholders of General Finance Corporation:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of General Finance Corporation, a Delaware corporation, will be held at 9:00 a.m., local time, on [●], 2007, at the offices of our legal counsel, Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California, for the following purposes:

(1) to consider and vote upon a proposal to approve our acquisition of RWA Holdings Pty Limited, an Australian company, or RWA; and

(2) in the event that there are insufficient votes present at the meeting for approval of the RWA acquisition, to consider and act upon a proposal to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the acquisition.

These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of our common stock at the close of business on June 11, 2007 are entitled to notice of and to vote at the meeting and any adjournment or postponement of the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. Proxy cards that are returned to us in time for the special meeting will be voted by the proxy holders named therein as instructed on the proxy cards. If no instructions are given, they will be voted “FOR” approval of the Royal Wolf acquisition and the other proposal described above. By returning the enclosed proxy card, you also will be granting the proxy holders discretionary authority to consider and act upon such other matters incident to the conduct of the meeting as may be properly presented at the meeting and any adjournment or postponement of the meeting.

The holders of shares of our common stock that were originally issued in our initial public offering, or IPO, are entitled to vote against approval of the acquisition and demand that their shares be converted into the right to receive a pro rata portion of the funds held in the trust account established at the time of the IPO. If you wish to exercise your conversion rights, you must affirmatively vote against approval of the acquisition and follow the procedures described in detail beginning on pages xiii and 32 of the enclosed proxy statement.

By Order of the Board of Directors

Ronald F. Valenta
Chief Executive Officer

August [●], 2007

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IN ORDER TO ENSURE THAT YOUR SHARES ARE VOTED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF GIVEN, YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF EACH OF THE PROPOSALS DESCRIBED IN THE ATTACHED PROXY STATEMENT.

GENERAL FINANCE CORPORATION
260 South Los Robles, Suite 217
Pasadena, California 91101

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of General Finance Corporation for use at the special meeting of our stockholders to be held at 9:00 a.m., local time, on [●], 2007, at the offices of our legal counsel, Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California. The accompanying notice of special meeting describes the purposes of the meeting. The proxies will be used at the meeting and at any postponement or adjournment of the meeting.

This proxy statement and accompanying proxy solicitation materials were first mailed on or about August [●], 2007 to our shareholders entitled to vote at the meeting.

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SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Acquisition and the Special Meeting” and “Summary of the Proxy Statement,” summarizes certain material information contained in this proxy statement. You should carefully read this entire proxy statement for a more complete understanding of the matters to be considered at the special meeting of stockholders.

•	Pursuant to an acquisition agreement, General Finance Corporation (referred to below as “we” or “our”) will acquire RWA Holdings Pty Limited and its subsidiaries (collectively referred to as “Royal Wolf”). For more information about the acquisition, see the section entitled “The Acquisition Agreement” beginning on page 64 and the acquisition agreement, itself (referred to in Australia as a share sale deed), that is attached as ANNEX A to this proxy statement.

•	At the special meeting of stockholders to be held on [●], 2007, you will be asked to approve the acquisition. For more information about the special meeting, see the section entitled “The Special Meeting” beginning on page 30.

•	We are a special-purpose acquisition company organized under the laws of Delaware on October 14, 2005. We were formed to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. For more information about us, see the section entitled “Other Information About Us” beginning on page 82.

•	Royal Wolf is an Australian company that leases and sells portable storage containers, portable container buildings and freight containers in Australia. Based upon its own internal analysis, Royal Wolf’s management believes Royal Wolf is the market leader in Australia for container-based storage and accommodation products. For more information about Royal Wolf, see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Information About Royal Wolf,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Royal Wolf” beginning on pages 73, 87, and 106, respectively. Also see Royal Wolf’s financial statements beginning on page F-2.

•	At the closing of the acquisition, we will purchase all of the outstanding shares of Royal Wolf from its shareholders. We will acquire the RWA shares through GFN Australasia Finance Pty Limited, or GFN Australasia. GFN Australasia is our indirect, wholly owned Australian subsidiary formed for this purpose. The purchase price for the RWA shares will be $57.6 million, plus $864,600 per month from March 29, 2007 until the closing. The purchase price includes deposits of $1,005,000 previously paid by us in connection with the acquisition. If the acquisition is not completed for any reason, we will forfeit the deposits. Assuming the closing occurs on August 31, 2007, we will pay the purchase price of the RWA shares, less the deposits, by a combination of cash of approximately $52.4 million and issuance of approximately 1,380 shares of capital stock of GFN U.S. Australasia Holdings, Inc., or GFN U.S., our wholly owned U.S. subsidiary, which will constitute 13.8% of the outstanding capital stock of GFN U.S. immediately following the acquisition. Assuming the closing occurs on August 31, 2007, the aggregate acquisition consideration will be approximately $103.1 million, including a total of $2.4 million in cash payable by us in two equal installments on the first and second anniversaries of the closing in exchange for a non-compete covenant. The aggregate consideration for Royal Wolf also includes the indebtedness under Royal Wolf’s existing credit facilities with Australia and New Zealand Banking Group, which we refer to in this proxy statement as ANZ. There was $38.7 million, including accrued interest, of indebtedness outstanding under these facilities of March 31, 2007. The actual amount outstanding as of the closing will be different, but will in no event exceed $39.4 million of principal. For more information about the acquisition consideration, see the section entitled “The Acquisition Agreement — Acquisition Consideration; Payment of Consideration” beginning on page 64. As a result of the acquisition, RWA will become a direct, wholly owned subsidiary of GFN Australasia, and we will own indirectly 86.2% of Royal Wolf.

•	Under the acquisition agreement, $5.5 million of the cash consideration payable to the sellers will be deposited in a separate bank account requiring signatures of us and the sellers for withdrawals. The purpose of this account is to provide a source of funds to pay the sellers’ indemnification obligations. The acquisition agreement provides that 25% of these funds will be released to the sellers on September 1, 2007 and the balance will be released to the sellers on March 31, 2008. For more information about these escrow provisions, see the section entitled “The Acquisition Agreement — Indemnification and Escrow Provisions” beginning on page 68.

•	After we complete the acquisition of Royal Wolf, our management and board of directors will continue as before the acquisition. Royal Wolf also will continue to be managed largely by its existing officers. For more information about management, see the section entitled “Directors and Management Following the Acquisition” on page 122.

•	Our management considered various factors in determining to acquire Royal Wolf and to sign the acquisition agreement. For more information about our management’s decision-making process, see the section entitled “Consideration of the Acquisition” beginning on page 34.

•	Our acquisition of Royal Wolf involves numerous risks. For more information about these risks, see the section entitled “Risk Factors” beginning on page 20.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION
AND THE SPECIAL MEETING

The following questions and answers address briefly some commonly asked questions regarding our proposed acquisition of RWA Holdings Pty Limited, or RWA, and the special meeting of our shareholders. These questions and answers may not address all questions that may be important to you as our stockholder. The answers below are qualified by reference to the more detailed information contained elsewhere in this proxy statement.

References in this proxy statement to “Royal Wolf” mean RWA and its subsidiaries, Royal Wolf Trading Australia Pty Limited and Hi-Tech Pty Limited.

References in this proxy statement to “GFN Australasia” mean GFN Australasia Finance Pty Ltd., a newly formed company organized by us under the laws of Australia and indirect, wholly owned subsidiary of GFN U.S. Australasia Holdings, Inc., or GFN U.S., our wholly owned U.S. subsidiary. References in this proxy statement to “we,” “us,” “our,” and “ours” mean General Finance Corporation and its subsidiaries, including Royal Wolf following the acquisition.

The shareholders from whom we will purchase the shares of RWA at the closing include Bison Capital Australia LP, a Delaware limited partnership, which we refer to in this proxy statement as Bison-GE. Bison-GE is affiliated with Bison Capital Management, LLC, a private equity firm, which we refer to in this proxy statement as Bison Capital, and GE Asset Management Incorporated on behalf of the General Electric Pension Trust, both of which are affiliates of General Electric Corporation, or GE. The other current shareholders of RWA are Cetro Pty Limited, FOMJ Pty Limited, FOMM Pty Limited, TCWE Pty Limited, which, along with Paul Jeffrey, James Warren, Michael Baxter and Peter McCann, who constitute the majority of the directors and executive officers of RWA, are referred to in this proxy statement as the management shareholders. Bison-GE and the management shareholders are sometimes referred to in this proxy statement as the sellers.

On September 12, 2006, we entered into an acquisition agreement, which is referred to in Australia as a share sale deed, with the management shareholders and Equity Partners Two Pty Limited, an Australian private equity firm, or Equity Partners, under which we agreed to purchase from them all of the shares of capital stock of RWA. On March 29, 2007, we entered into an amended acquisition agreement with Bison-GE, the management shareholders and Equity Partners, which superseded the September 12, 2006 acquisition agreement in its entirety. Pursuant to the amended acquisition agreement, Bison-GE acquired 80% of the RWA shares, consisting of all of the RWA shares owned by Equity Partners and approximately 50% of the RWA shares owned by the management shareholders, for purchase consideration equivalent to the consideration that was originally negotiated by us with the management shareholders and Equity Partners as set forth in the original acquisition agreement. We arranged for Bison-GE’s purchase of the RWA shares as an accommodation to us to avoid the possible termination of the original acquisition agreement and permit us time to complete the proxy statement review process with the Securities and Exchange Commission and present the proposed Royal Wolf acquisition to a vote of our stockholders. The terms our original acquisition agreement to purchase the RWA shares were determined by arm’s-length negotiations between us and the management shareholders and Equity Partners. The terms of Bison-GE’s participation and the other terms of the amended acquisition agreement and related agreements also were determined by arm’s-length negotiations among the parties.

References in this proxy statement to the acquisition agreement mean the amended acquisition agreement, unless the context indicates otherwise.

Some of the financial terms and provisions of the acquisition agreement are denominated in Australian dollars, as are the historical consolidated financial statements of RWA included in this proxy statement. However, for convenience, the financial terms and provisions of the acquisition agreement, as well as the dollar amounts included in the sections entitled “Consideration of the Acquisition” and “Information About Royal Wolf,” have been converted throughout the text of this proxy statement into U.S. dollars. Unless otherwise indicated, all amounts have been converted based upon the currency exchange rate in effect on March 1, 2007 of 0.788 U.S. dollar for one Australian dollar. The currency exchange rate in effect as of the closing of the acquisition or at any future date may differ. Because Royal Wolf’s business is presently conducted entirely within Australia, assuming the acquisition is completed, our future consolidated financial results stated in U.S. dollars will fluctuate in accordance with changes in currency exchange rates.

The Following Questions and Answers are of Interest to All Stockholders

Q.	Why am I receiving this proxy statement?

A.	We have agreed to acquire RWA in a “business combination” within the meaning of our certificate of incorporation. Under our certificate of incorporation, the acquisition must be approved by our stockholders, which is the purpose of the special meeting. This proxy statement contains important information about the acquisition and the special meeting of our stockholders.

Q.	What vote is required in order to approve the acquisition?

A.	Under our certificate of incorporation, we can complete the acquisition only if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote with respect to the acquisition, as well as the holders of a majority of the shares of our common stock that were originally issued in our initial public offering, or IPO, that are voted with respect to the acquisition. Notwithstanding these approvals, our certificate of incorporation provides that we cannot complete the acquisition if the holders of 20% or more of our IPO shares (1,725,000 or more shares) vote against it and demand that their shares be converted into a pro rata portion of the net proceeds of our IPO presently held in the trust account established for this purpose at the time of our IPO. These rights of holders of our IPO shares to vote against the acquisition and demand conversion of their shares are referred to in this proxy statement as “conversion rights” and described elsewhere in this proxy statement. If the acquisition is completed, the foregoing provisions of our certificate of incorporation will no longer apply.

Q.	Are we being asked to consider any other matter?

A.	Yes. We are asking our stockholders to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the acquisition in the event that there are insufficient votes for its approval present at the special meeting.

Q.	What will happen in the proposed acquisition?

A.	GFN Australasia will acquire all of the capital stock of RWA, and we will own indirectly through GFN U.S. Australasia Holdings, Inc., or GFN U.S., our wholly owned subsidiary, 86.2% of Royal Wolf and carry on Royal Wolf’s business and operations following the acquisition. Bison-GE will own indirectly through GFN U.S. the remaining 13.8% of Royal Wolf.

Q.	What is the consideration for the Royal Wolf acquisition?

A.	We will acquire the RWA shares through GFN Australasia Finance Pty Limited, or GFN Australasia. GFN Australasia is our indirect, wholly owned Australian subsidiary formed for this purpose. The purchase price for the RWA shares will be $57.6 million, plus $864,600 per month from March 29, 2007 until the closing. The purchase price includes deposits of $1,005,000 previously paid by us in connection with the acquisition. If the acquisition is not completed for any reason, we will forfeit the deposits. Assuming the closing occurs on August 31, 2007, we will pay the purchase price of the RWA shares, less the deposits, by a combination of cash of approximately $52.4 million and issuance of approximately 1,380 shares of capital stock of GFN U.S., which will constitute 13.8% of the outstanding capital stock of GFN U.S. immediately following the acquisition. Assuming the closing occurs on August 31, 2007, the aggregate acquisition consideration will be approximately $103.1 million, including a total of $2.4 million in cash payable by us in two equal installments on the first and second anniversaries of the closing in exchange for a non-compete covenant. The aggregate consideration for Royal Wolf also includes the indebtedness under Royal Wolf’s existing credit facilities with New Zealand Banking Group, which we refer to in this proxy statement as ANZ. There was $38.7 million, including accrued interest, of indebtedness outstanding under the ANZ facilities of March 31, 2007. The actual amount outstanding as of the closing will be different, but will in no event exceed $39.4 million of principal.

Q.	Will financing be used to acquire Royal Wolf?

A.	Yes. We will finance a portion of the purchase price of the RWA shares payable by us at the closing by GFN Australasia’s sale and issuance to Bison Capital or its affiliates of $15.76 million principal amount of senior subordinated promissory notes. As described above, we also will acquire Royal Wolf subject to the indebtedness under Royal Wolf’s existing credit facilities with ANZ. The material terms of the GFN Australasia senior subordinated promissory notes and of Royal Wolf’s indebtedness under the ANZ existing credit

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facilities are described under the caption “The Acquisition Agreement — Acquisition Consideration; Payment of Consideration” beginning on page 64 of this proxy statement.

Q.	Is the consideration subject to change?

A.	Yes. The purchase price of the RWA shares will increase by $864,600 per month from March 29, 2007 until the closing.

In addition, some of the financial terms and provisions of the acquisition agreement are denominated in Australian dollars, which, for convenience, have been converted throughout the text of this proxy statement into U.S. dollars based upon the currency exchange rate in effect on March 1, 2007 of 0.788 U.S. dollar for one Australian dollar. The currency exchange rate in effect as of the closing of the acquisition may differ.

Q.	Why are you proposing the acquisition?

A.	We were organized to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. Although we were not limited to a particular industry, we stated our intention to focus our efforts on the specialty finance industry and in areas where our management has significant expertise. Our management has been focused primarily on accomplishing the Royal Wolf acquisition since, until we complete our initial business combination, we can engage in no business or operations. We have not yet developed a business strategy beyond continuing to implement Royal Wolf’s own business plan and considering how Royal Wolf may serve as our platform company for possible future growth. Royal Wolf is a leading specialty finance company in Australia that we believe has a strong and deep management team and is well-positioned for significant growth domestically in Australia. We also believe Royal Wolf can serve as a both a rental services platform for expansion throughout the Asia-Pacific region and potentially the core management team for the global container leasing segment of our business. The acquisition of RWA will provide us and our stockholders the opportunity to own and operate Royal Wolf and expand upon its existing business and operations.

Q.	Are there risks involved in the acquisition?

A.	Yes. There are risks related to the acquisition, including the following:

• Our working capital will be reduced to the extent our stockholders exercise their conversion rights, which would reduce our cash reserves after the acquisition.

• Our current directors and executive officers own shares of common stock and have interests in the acquisition that are different from yours, and if the acquisition is not approved, the shares of common stock acquired by them prior to our IPO may become worthless.

• We will issue $15.76 million principal amount of senior subordinated promissory notes of GFN Australasia at the closing of the acquisition and will acquire Royal Wolf subject to the indebtedness under Royal Wolf’s existing credit facilities with ANZ. There was $38.7 million, including accrued interest, outstanding under the ANZ facilities as of March 31, 2007. The actual amount outstanding as of the closing will be different, but will in no event exceed $39.4 million of principal. Any adverse change in the results of operations of Royal Wolf may make it difficult for us to repay or refinance this indebtedness.

• The aggregate consideration for the acquisition will increase if the value of the U.S. dollar compared to the Australian dollar decreases before the closing due to currency exchange rate fluctuations.

• If we do not complete our acquisition, we may not be successful in identifying another suitable business combination, in which case we may be forced to liquidate. In a liquidation, our stockholders will receive less than $8.00 per share for their shares of our common stock and their warrants to purchase our common stock will become worthless.

• The market price of our common stock will depend upon the operations of Royal Wolf and may, as a result, be highly volatile and subject to wide fluctuations.

• Our failure to complete the acquisition could negatively impact the market price of our common stock and may make it more difficult for us to attract another acquisition candidate.

• The proposed acquisition of Royal Wolf may result in additional Sarbanes-Oxley Act of 2002 costs, issues and control procedures of our combined reporting company.

• We may have difficulty establishing adequate management, legal and financial controls over Royal Wolf.

• With some exceptions, we have not yet established the compensation that will be payable to our directors and executive officers following the acquisition, and our stockholders will not have this information in deciding how to vote their shares with respect to the acquisition.

Following the acquisition, we will be subject to all of the risks related to ownership of Royal Wolf’s business and operations, including the following:

• General or localized economic downturns or weakness may adversely affect Royal Wolf’s customers, which may cause the demand for Royal Wolf’s products and services to decline and therefore harm our future revenues and results of operations.

• Royal Wolf faces significant competition. If Royal Wolf is unable to compete successfully, it could lose customers and our future revenues and results of operations could be adversely affected.

• Royal Wolf has depended to a large extent on the sales of its containers, which sales may fluctuate significantly in the future.

• Royal Wolf’s leasing revenues, which constitute approximately one-quarter of its total revenues, depend upon Royal Wolf’s ability to re-lease containers. The failure of Royal Wolf to effectively and quickly re-lease containers could materially and adversely affect our future results of operations.

• Governmental regulations could impose substantial costs or restrictions on Royal Wolf’s operations that could harm our future results of operations.

• We may not be able to effectively implement our growth strategy for Royal Wolf by identifying or completing transactions with attractive acquisition candidates, which could impair our growth.

• Our failure to retain key Royal Wolf personnel could adversely affect our operations and could impede our ability to execute our business plan and growth strategy.

• Any failure of Royal Wolf’s management information systems could disrupt our business and result in decreased rental or sale revenues and increased overhead costs.

• Significant increases in Royal Wolf’s raw material costs could increase our operating costs and adversely affect our results of operations.

• The failure of Royal Wolf’s Chinese manufacturers to sell and deliver products to Royal Wolf in timely fashion may harm our reputation and our financial condition.

• Royal Wolf’s growth plan includes a possible expansion into markets outside of Australia, including in the Asia-Pacific, which may not prove successful.

• Royal Wolf’s planned growth may strain our management resources, which could disrupt the development of new products and new applications of Royal Wolf’s existing products and Royal Wolf’s customer service centers and other facilities.

• We may need additional debt or equity financing to sustain Royal Wolf’s growth, but have no commitments or arrangements to obtain such financing.

Q.	Does the board of directors of General Finance Corporation recommend voting for the acquisition?

A.	Yes. After careful consideration of the business and operations of Royal Wolf and the terms and provisions of the acquisition agreement, our board of directors has unanimously approved the acquisition of Royal Wolf and determined that it is in the best interests of us and our stockholders. Our board of directors also believes that the acquisition is fair to us and our stockholders. No fairness opinion was sought or obtained by our board of directors in making its determinations. Our board of directors unanimously recommends that our stockholders vote “FOR” approval of the acquisition.

Q.	Has General Finance Corporation received a valuation or fairness opinion with respect to the acquisition?

A.	No. Our board of directors has determined that the fair market value of Royal Wolf exceeds 80% of our net assets. As set forth in the prospectus relating to our IPO, we are not required to obtain an opinion from an investment banking firm as to the fair market value if our board determines that the Royal Wolf acquisition meets the 80% threshold. The terms of the acquisition were determined based upon arm’s-length negotiations between us and the sellers, and our officers and directors, including Ronald A. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer, have extensive industry and deal-making experience in the portable storage industry. Under the circumstances, our board of directors believed that obtaining a valuation or fairness opinion was unnecessary.

Q.	Are there indicators that Royal Wolf’s value may be less than the 80% threshold?

A.	Yes. A minority of the valuation measurements considered by our board of directors in initially evaluating the Royal Wolf acquisition when we entered into the September 12, 2006 acquisition agreement indicated that the fair market value of Royal Wolf may be below 80% of our net assets. By one measure, the entire range of values was below the 80% threshold. Our board of directors updated its original valuations when we entered into the March 29, 2007 amended acquisition agreement, and a minority of the updated measurements indicated a fair market value of Royal Wolf below the 80% threshold at the low end of the range of values only. The majority of the valuation measurements, however, indicated that Royal Wolf’s fair market value exceeded the 80% threshold, and our board of directors determined that these majority measurements, including the measurements based upon the projected results of operations of Royal Wolf for the fiscal year ending June 30, 2007 and twelve months ending December 31, 2007, were better indicators of the fair market value of Royal Wolf.

Our IPO prospectus states that the 80% test relates to the fair market value of the target business in our initial business combination. The IPO prospectus did not describe specifically how the 80% threshold would apply if we acquired less than all of the equity interests in the target business, and it is possible that investors could conclude that the 80% test should relate instead only to the value of our equity interest in the target business. At the low end of the range of Royal Wolf’s fair market value as determined by our board of directors, the fair market value of our 86.2% ownership interest in Royal Wolf also exceeds the 80% threshold; however, a minority of the updated valuation measurements considered by our board of directors indicated that the fair market value of our 86.2% ownership interest in Royal Wolf was below the 80% threshold. It is possible, therefore, that stockholders could challenge our board’s determination that the Royal Wolf acquisition satisfies the 80% test described in our IPO prospectus. In this event, we could incur substantial legal fees and other costs and expenses in defending our board’s determination. If such claims were asserted, and if we were unsuccessful in defending the claims, we also could be subject to damages that could have a material adverse effect on our financial condition or results of operations. Such claims also would divert the time and attention of our management and board of directors, which could adversely affect our business and operations.

All of our valuation determinations were based upon an analysis of the fair market value of the entirety of Royal Wolf’s business and operations. In considering the 80% threshold as it relates to our 86.2% ownership interest in Royal Wolf, we multiplied 86.2% by the entire fair market value of Royal Wolf, and we did not attempt to otherwise value our 86.2% ownership interest in Royal Wolf.

Q.	Do the directors and officers of General Finance Corporation have interests in the acquisition that are different from mine?

A.	Yes. If the acquisition is not completed and we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will be required to liquidate as soon as reasonably practicable. In that event, the shares of our common stock acquired by our officers and directors prior to our IPO for an aggregate purchase price of $250,000 will become worthless, because our officers and directors have waived their rights to receive any liquidation distribution with respect to these shares. As of July 31, 2007, the aggregate market value of these shares of our common stock owned by our officers and directors was $14,437,500.

Ronald F. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer, own warrants to purchase an aggregate of 1,491,333 shares of our common stock that they acquired for an aggregate purchase price of approximately $1,400,000, which also will become worthless upon our liquidation. As of July 31, 2007, the aggregate market value of these warrants was $2,684,399.

Mr. Valenta has made available to us a line of credit under which we may borrow from him from time to time up to $3,000,000 at an annual interest rate equal to 8%. Our borrowings under the line of credit have been and will continue to be used by us to pay operating expenses, including deposits of $1,005,000 and expenses relating to the acquisition. At June 30, 2007, the outstanding amount of principal and accrued interest under the line of credit was $2,441,253. We will continue to borrow funds under the line of credit to pay expenses through the closing of the acquisition. If the acquisition is completed, Mr. Valenta will be repaid all outstanding principal and accrued interest under the line of credit. If, on the other hand, the acquisition is not completed and we are required to liquidate as described above, Mr. Valenta will have no recourse against the funds held in the trust account for repayment of any amounts outstanding under the line of credit.

All of our current officers and directors will continue to serve as such following the acquisition. In addition, Robert Allan, the Chief Executive Officer of Royal Wolf, will be deemed to be one of our executive officers following the acquisition. At present, we do not compensate our officers or directors other than Charles E. Barrantes, our Executive Vice President and Chief Financial Officer, whose employment commenced on September 11, 2006. We will have employment agreements with only Messrs. Barrantes and Allan. Mr. Barrantes receives a base annual salary of $200,000 and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided that he is employed on the last day of such year. Mr. Allan receives a base annual salary of $236,400 and is eligible to receive an annual performance bonus not to exceed $78,800 based upon the achievement of specified performance indicators. Ronald F. Valenta, our Chief Executive Officer and Secretary, John O. Johnson, our Chief Operating Officer, and Marc Perez, our Controller, are not currently compensated for their services; and both Mr. Valenta and Mr. Johnson have advised our board of directors that they will continue to serve in these capacities without compensation until at least the earliest of June 30, 2008 or such time as Royal Wolf achieves annualized EBITDA of $20 million or we achieve a company-wide total annualized EBITDA of $40 million. If the acquisition is completed, we may compensate our officers and adopt a plan of compensation for directors based upon the advice and recommendations of the Compensation Committee of our board of directors. Except as described above, there are no present commitments or understandings, regarding our future compensation of officers or directors, so our stockholders will not have this information deciding how to vote their shares with respect to the acquisition.

As an inducement to Bison-GE and the management shareholders to enter into the acquisition agreement, Mr. Valenta has entered into a backup purchase agreement with Bison-GE and the management shareholders under which he agrees that, if the acquisition agreement is terminated for any reason, he will purchase from Bison-GE and the management shareholders all of the RWA shares at a purchase price equivalent to the purchase price payable by us under the acquisition agreement. The terms of the backup purchase agreement were determined by arm’s-length negotiations among Mr. Valenta, Bison-GE and the management shareholders. Mr. Valenta will not be entitled to a fee or other compensation for the agreeing to the backup purchase agreement.

Q.	What is the legal structure of the acquisition?

A.	The acquisition will be accomplished by GFN Australasia’s purchase of all of the capital stock of RWA under the acquisition agreement. GFN Australasia is an indirect, wholly owned subsidiary of GFN U.S., our wholly owned U.S. subsidiary. In connection with the acquisition, we will issue to Bison-GE approximately 1,380 shares, or 13.8%, of the capital stock of GFN U.S. As a result, RWA will become a direct, wholly owned subsidiary of GFN Australasia, and RWA and its subsidiaries will become our indirect, 86.2% owned subsidiaries. GFN Australasia, itself, is wholly owned by GFN Australasia Holdings Pty Limited, which is wholly owned by GFN U.S. We therefore sometimes refer to GFN Australasia in this proxy statement as our indirect, wholly owned subsidiary.

A copy of the acquisition agreement, which is referred to in Australia as a share sale deed, is attached to this proxy statement as ANNEX A. We encourage you to read the acquisition agreement in its entirety, because it, and not this proxy statement, is the legal contract that governs the acquisition.

Q.	Does the acquisition require any change in the certificate of incorporation of General Finance Corporation?

A.	No. Our certificate of incorporation need not be amended and will remain in effect, without change, following the acquisition. If the acquisition is completed, however, the provisions of our certificate of incorporation relating to our initial business combination and related matters such as conversion rights will no longer apply.

Q.	Are there contractual conditions to completion of the acquisition?

A.	Yes. The respective obligations of us and sellers to complete the acquisition are subject to the satisfaction or waiver of a number of conditions. These include, among others, the following:

• The approval of the acquisition by our stockholders;

• No occurrence of events that would have a material adverse effect on Royal Wolf’s EBITDA over any 12-month period; and

• ANZ and Bison Capital entering into a subordination agreement with respect to the senior subordinated promissory notes of GFN Australasia to be issued to Bison Capital at the closing of the acquisition.

All required third-party consents were obtained in connection with Bison-GE’s purchase of RWA shares pursuant to the acquisition agreement, and no further or additional consents are needed with respect to our purchase of Royal Wolf. ANZ and Bison-GE are in the process of preparing the subordination agreement between them relating to the senior subordinated promissory notes to be issued to Bison-GE. We expect that the subordination agreement will be in customary form and will be entered into only in conjunction with the closing of our acquisition of Royal Wolf, and not before the closing.

Q.	Can the acquisition agreement be terminated?

A.	Yes. The acquisition agreement can be terminated prior to completion of the acquisition in some circumstances, including the following:

• By us or Bison-GE if the acquisition is not approved by our stockholders at the special meeting, or otherwise by September 1, 2007; and

• By any party after March 29, 2008 if any of the other conditions to the closing of the acquisition has not been satisfied and the terminating party has used reasonable efforts to satisfy the conditions.

Q.	Will any finder’s fee be paid in connection with the acquisition?

A.	No.

Q.	Could payment of termination fees be required?

A.	No. There is no termination or breakup fee payable in connection with the termination of the acquisition agreement; however, we have paid deposits of $1,005,000 in connection with the acquisition. If the closing does not occur for any reason, we will forfeit the deposits.

Q.	Is the acquisition subject to any regulatory requirements?

A.	Yes. It is subject to review by the Treasurer of the Commonwealth of Australia, which issued its notice of non-objection to the acquisition on September 29, 2006. The acquisition is not subject to any regulatory approvals in the U.S.

Q.	How do the General Finance Corporation insiders intend to vote their shares?

A.	Our officers and directors hold shares of our common stock acquired prior to our IPO that represent approximately 17.9% of our outstanding shares. They have agreed to vote these shares with respect to the acquisition as the holders of a majority of our IPO shares that are voted at the special meeting. Our officers and directors own no IPO shares.

Q.	How will the acquisition affect my securities of General Finance Corporation?

A.	Following the acquisition, you will continue to hold the shares of our common stock that you owned prior to the acquisition, except to the extent that you exercise your conversion rights. The number of shares of our common stock outstanding immediately after the acquisition will be less, depending upon the extent to which our stockholders exercise their conversion rights.

If the acquisition is completed, our outstanding warrants to purchase common stock will become exercisable upon the closing of the acquisition. Otherwise, the acquisition will have no affect on any of our warrants that you may own.

Q.	If I object to the proposed acquisition, do I have appraisal rights?

A.	No. You have no appraisal rights in connection with the acquisition under applicable Delaware corporation law or otherwise.

Q.	What will happen to the funds held in the trust account after the acquisition?

A.	If the acquisition is completed, a portion of the funds held in the trust account established at the time of our IPO will be used to pay the cash portion of the purchase price of the RWA shares and costs of the acquisition. Assuming the closing occurs on August 31, 2007, the cash payable at the closing will be approximately

x

$45.5 million. The actual cash payable at the closing will be different to the extent the closing occurs before or after August 31, 2007. We also will use the funds held in the trust account to repay the outstanding principal balance, which we estimate will be $3,000,000 (including our deposits of $1,005,000 in connection with the acquisition), plus accrued interest, under our line of credit with Mr. Valenta. Based upon the amount of funds held in the trust account as of June 30, 2007, this would leave available in the trust account after the acquisition a maximum of approximately $18.2 million, assuming no exercise of conversion rights, and a minimum of approximately $4.9 million, assuming the maximum conversion rights are exercised. Following the acquisition, the trust account will be closed and our stockholders who properly exercise their conversion rights will receive their pro rata portion of the funds held in the trust account; including a pro rata share of the contingent underwriting discount and a pro rata share of any interest earned, net of taxes. Any remaining funds in the trust account, less payment of the contingent underwriting discount payable to the underwriters of our initial IPO, will be released to us. We intend to use a portion of the remaining funds to repay Mr. Valenta for all amounts owing to him under our line of credit and for working capital and general corporate purposes. Following the acquisition, there will be no further restrictions on our use of these funds.

Q.	Who will manage General Finance Corporation and Royal Wolf after the acquisition?

A.	After the acquisition, all of our current directors and officers will continue to serve in the capacities described under “Directors and Management Following the Acquisition” on page 120 of this proxy statement.

Royal Wolf also will continue to be managed largely by its existing officers, including Robert Allan, its Chief Executive Officer, Peter McCann, its Chief Financial Officer, and James Warren, its Chief Operating Officer. Each of Messrs. Allan, McCann and Warren is party to an employment agreement which is terminable upon advance notice by either party. In connection with the acquisition, Ronald F. Valenta and John O. Johnson will be appointed as directors of RWA, and Michael Baxter, a founder and Executive Director of RWA, will become a consultant to Royal Wolf under a consulting agreement under which he will agree to provide consulting services relating to the transition of ownership of Royal Wolf until March 31, 2008. A copy of Mr. Baxter’s consulting agreement is included as part of ANNEX A to this proxy statement.

Q.	Will our business plan change as a result of the acquisition of Royal Wolf?

A.	No. Our business plan and strategy disclosed in our IPO prospectus is to seek to identify, acquire and consolidate under our holding company specialty finance businesses in the U.S., Europe and Asia. Ronald F. Valenta, our Chief Executive Officer, has successfully executed a similar strategy as the Chief Executive Officer and later the Chairman of the Board of Mobile Storage Group. Royal Wolf is a leading specialty finance company in Australia that we believe has a strong and deep management team and is well-positioned for significant growth domestically in Australia. We also believe Royal Wolf can serve as a both a rental services platform for expansion throughout the Asia-Pacific region and potentially the core management team for the global container leasing segment of our business. If we complete the Royal Wolf acquisition, our present strategy is to seek to acquire other equipment leasing companies in North America, Asia and Europe and to consider acquisitions of other companies in the special finance business. We also will continue Royal Wolf’s strategy of consolidating small equipment leasing companies in the region. Before we entered into the acquisition agreement, we entered into confidentiality agreements and conducted preliminary due diligence with respect to a number of other possible initial business combinations. We and Royal Wolf also previously entered into a confidentiality agreement and conducted preliminary due diligence with respect to one smaller Australian equipment leasing company that Royal Wolf considered to be a suitable acquisition for it. We are not in current discussions or negotiations, or currently conducting due diligence, regarding any of the entities with which we signed confidentiality agreements prior to entering into the Royal Wolf acquisition agreement, and neither we nor Royal Wolf has any present understandings, arrangements or commitments with respect to any possible future acquisition. There is no assurance that we or Royal Wolf will be able to identify, negotiate or complete any future acquisitions, or, if completed that any such acquisitions will be successful.

Q.	What happens if the acquisition is not completed?

A.	If the acquisition is not completed, we will forfeit deposits of $1,005,000 and bear substantial costs incurred in connection with the acquisition and immediately resume our search for another business combination to present to our stockholders for their approval. If we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will liquidate as soon as practicable. In any liquidation, the funds held in the trust account will be distributed pro rata to the holders of our IPO shares only. Our officers and directors have waived any right to any liquidation distribution with respect to shares of our common stock acquired by them prior to our IPO. In a liquidation, holders of our outstanding warrants would not receive any value for their warrants.

We cannot liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation in accordance with the procedures described in this proxy statement. Accordingly, there will be a delay (which may be substantial) beyond October 5, 2007 or April 5, 2008, as the case may be, in our liquidation and the distribution to our public stockholders of the funds in our trust account as part of any plan of dissolution and liquidation.

Q.	When do you expect the acquisition to be completed?

A.	We presently expect the acquisition to close on [●], 2007, assuming the acquisition is approved at the special meeting on [●], 2007.

Q.	What do I need to do now?

A.	We urge you to read carefully and consider all of the information contained in this proxy statement, including ANNEXES A, B and C, to fully understand how the acquisition will affect you as a stockholder of General Finance Corporation. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?

A.	If you are a holder of record of our common stock, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote them.

Q.	Is there a deadline for submitting my proxy?

Yes. Proxies must be received prior to the voting at the special meeting. Any proxies or other votes received after this time will not be counted in determining whether the acquisition has been approved. Furthermore, any proxies or other demand received after the voting at the special meeting will not be effective to exercise your conversion rights.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.	No. Your broker, bank or nominee cannot vote your shares unless you provide voting instructions in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	What will happen if I abstain from voting or fail to vote?

A.	Under our certificate of incorporation, we are allowed to complete the Royal Wolf acquisition only if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock that were issued in the IPO and that are voted on the proposal. Therefore, your abstention or failure to vote will not be counted toward the vote total on the acquisition proposal. Furthermore, your abstention or failure to vote will not be sufficient to exercise your conversion rights.

Q.	Can I change my vote or revoke my proxy after I have mailed my signed proxy form.

A.	Yes. To change your vote, you may send a later-dated, signed proxy card to our address set forth in this proxy statement so that it is received prior to the voting at the special meeting or, if you are a record holder, attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to us prior to the voting at the special meeting.

Q.	What should I do if I receive more than one set of proxy materials?

A.	You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to vote all of your shares.

Q.	Who can help answer my questions?

A.	If you have questions about the acquisition, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

John O. Johnson	OR	MacKenzie Partners, Inc.
Chief Operating Officer		105 Madison Avenue
General Finance Corporation		New York, New York 10016
260 South Robles, Suite 217		Telephone: (800) 322-2885
Pasadena, California 91101
Telephone: (626) 584-9722

You may also obtain additional information about us from documents filed with the Securities and Exchange Commission by following the instructions in the section entitled “Where You Can Find More Information.”

The Following Questions and Answers are of Interest Primarily to Stockholders Who May Wish to Exercise their Conversion Rights

Q.	What are my conversion rights?

A.	If you hold IPO shares, you have the right to vote against the acquisition and demand that, if the acquisition is completed, your IPO shares be converted into a pro rata portion of the funds held in the trust account established at the time of our IPO.

Q.	Can I Vote Against the Acquisition Without Electing to Convert My Shares?

A.	Yes. You need not elect to convert your shares, even if you vote against the acquisition.

Q.	How do I exercise my conversion rights?

A.	If you wish to exercise your conversion rights, you must:

• Affirmatively vote against approval of the acquisition and, at the same time, demand that we convert your shares into cash; and

• If the acquisition is completed, tender your share certificate to our transfer agent, Continental Stock Transfer Trust Company, 17 Battery Place, New York, New York 10004, Attention: Mark Zimkind, Tel. 212-845-3287, Fax 212-616-7616.

Any action that does not include an affirmative vote against approval of the acquisition will be insufficient to exercise your conversion rights.

Q.	Is there a charge for following the conversion procedures?

A.	No.

Q.	How can I remedy an improper exercise of my conversion rights?

A.	If you:

• Return your proxy with directions to vote for approval of the acquisition, but then wish to vote against it and demand conversion of your shares; or

• Return your proxy with directions to vote against approval of the acquisition and wish to demand conversion of your shares, but do not check the appropriate box on the proxy card demanding conversion or send a written request to us to demand conversion; or

• Return your proxy with directions to vote against approval of the acquisition, but later wish to vote for it;

you may request that we send you another proxy card on which you may indicate your intended vote and, if that vote is against approval of the acquisition, demand conversion of your shares by following the conversion procedures described above and on page 32 of this proxy statement. You may request another proxy card by contacting us at the phone number or address listed in this proxy statement. Any corrected or changed proxy card or written demand to convert your shares must be submitted to us so that it is received our transfer agent prior to 12:00, noon, New York City time on [●], 2007.

Q.	What is the estimated conversion amount?

A.	If you comply with the foregoing procedures and, notwithstanding your affirmative vote against the acquisition, it is completed, you will be entitled to receive a pro rata portion of the funds held in the trust account established at the time of our IPO, including any earned interest, calculated as of the date two business days prior to the closing of the acquisition. As of May 31, 2007, there was approximately $67.9 million in the trust account after deduction of the taxes on earned interest, or approximately $7.88 for each IPO share. If you exercise your conversion rights and acquisition of Royal Wolf is completed, then you will be exchanging your shares of our common stock for the right to receive cash of not less than approximately $7.88 per IPO share and will no longer own these shares. If the acquisition is not completed, these shares will not be converted into cash.

Q.	How does the estimated conversion amount compare to the recent market price of common stock?

A.	On July 31, 2007, the closing sale price of our common stock was $7.70 as reported on the American Stock Exchange. Our stockholders should verify the market price of our common stock prior to selling any common stock in the public market, since they may be able to receive greater proceeds from exercising their conversion rights than from selling their shares assuming that the acquisition is completed.

Q.	When will I receive the cash amount?

A.	If you properly exercise your conversion rights and the acquisition is completed, you will be entitled to receive cash for your shares only if you tender your share certificate to our transfer agent.

Q.	If I exercise my conversion rights, what will happen to my warrants?

A.	Nothing. The exercise of your conversion rights will not affect any warrants to purchase our common stock that you may own, which will continue to be outstanding and will become exercisable following the acquisition.

Q.	What are the federal income tax consequences of exercising my conversion rights?

A.	If you properly exercise your conversion rights and the acquisition is completed, you will generally be required to recognize capital gain or loss upon the conversion of your IPO shares if such shares were held as a capital asset on the date of the acquisition. Such gain or loss will be measured by the difference between the amount of cash you receive and your tax basis in your converted IPO shares. The gain or loss will be short-term gain or loss if the acquisition closes as scheduled, but may be long term gain or loss if the closing is postponed.

There will be no federal income tax consequences to non-converting stockholders as a result of the acquisition.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information regarding our proposed acquisition of Royal Wolf that is more fully discussed elsewhere in this proxy statement. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement for a more complete understanding of the acquisition. You also should read the acquisition agreement, which is referred to in Australia as a share sale deed, attached as ANNEX A to this proxy statement, as well as the shareholders agreement and back up purchase agreement attached as ANNEXES B and C, respectively, to this proxy statement. The acquisition agreement is the legal contract that governs the acquisition.

The Companies

General Finance Corporation (page 82)

We are a special-purpose acquisition company organized as a corporation under the laws of Delaware on October 14, 2005. We were formed to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. On April 11, 2006, we completed our initial public offering of securities, or IPO, from which we derived net proceeds of approximately $65.55 million. Of the net proceeds, $65 million, along with proceeds of $700,000 from the private placement of units to our officers and directors, were placed in a trust account while we sought to identify and complete our initial business combination. Accordingly, such funds, together with the earned interest, are to be released to us in connection with the closing of the acquisition, less amounts payable to the holders of our IPO shares who exercise their conversion rights as described in this proxy statement and less the amount of the contingent underwriting discount payable to the underwriters of our IPO. The maximum contingent underwriting discount is $1,380,000, which is subject to reduction by the amount of $0.16 per share for each IPO share that is converted in connection with the acquisition.

The remainder of the net proceeds of our IPO, or approximately $550,000, was used by us to pay offering expenses incurred in connection with our IPO. Since our IPO, we have relied for the payment of our operating expenses upon the proceeds from the sale of $250,000 of our shares to our officers and directors prior to our IPO and borrowings under a $3,000,000 line of credit made available to us by Ronald F. Valenta, our Chief Executive Officer and a director. Other than our IPO and pursuit of a business combination, we have not engaged in any business to date.

If we do not enter into an agreement in principle or a definitive agreement with respect to a business combination by October 5, 2007, or having done so we fail to complete the business combination by April 5, 2008, we are required under our certificate of incorporation to take all actions necessary to dissolve and liquidate as soon as reasonably practicable. In any liquidation, the funds held in the trust account will be distributed pro rata to the holders of our IPO shares only. Our officers and directors have waived any right to any liquidation distribution with respect to shares of our common stock acquired by them prior to our IPO. In a liquidation, holders of our outstanding warrants would not receive any value for their warrants.

Our common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and one warrant to purchase one share of common stock at a purchase price of $6.00 per share) are listed on the American Stock Exchange under the symbols “GFN,” “GFN.WS” and “GFN.U,” respectively.

References in this proxy statement to “we,” “us,” “our,” and “ours” mean General Finance Corporation and our subsidiaries, including Royal Wolf following the acquisition.

The mailing address of our principal executive office is 260 South Los Robles, Suite 217, Pasadena, California 91101, and our telephone number is (626) 584-9722.

GFN Australasia Finance Pty Limited (page 82)

GFN Australasia Finance Pty Limited, or GFN Australasia, is a newly formed company organized by us under the laws of Australia and wholly owned subsidiary of GFN Australasia Holdings Pty Limited, which also is a newly formed company organized by us under the laws of Australia and a wholly owned subsidiary of GFN U.S. GFN

Australasia and GFN Australasia Holdings Pty Limited were formed by us for the sole purpose of facilitating our acquisition of Royal Wolf, and have not engaged in any business other than in connection with the acquisition.

GFN Australasia’s mailing address is c/o Robert Barnes, Level 2, 222 Clarence Street, Sydney, New South Wales, Australia 2000, and its telephone number is 001-612-9266-0077.

GFN U.S. Australasia Holdings, Inc. (page 82)

GFN U.S. Australasia Holdings, Inc., or GFN U.S., is a newly formed Delaware corporation and our wholly owned subsidiary. GFN U.S. was formed by us for the sole purpose of facilitating our acquisition of Royal Wolf, and has not engaged in any business other than in connection with the acquisition.

GFN U.S.’s mailing address is c/o General Finance Corporation, 260 South Los Robles, Suite 217, Pasadena, California 91101, and its telephone number is (626) 584-9722.

RWA Holdings Pty Limited (page 87)

RWA Holdings Pty Limited, or RWA, is a company organized under the laws of Australia and a holding company for Royal Wolf Trading Australia Pty Limited, its principal operating subsidiary acquired in December 2003, and its only other subsidiary, Hi-Tech Pty Limited, which is engaged in substantially the same business and activities as Royal Wolf Trading Australia Pty Limited. RWA engages in no significant business activities apart from its ownership of Royal Wolf Trading Australia Pty Limited and Hi-Tech Pty Limited. RWA and its subsidiaries are collectively referred to in this proxy statement as “Royal Wolf.” The separate financial statements of Royal Wolf Trading Australia Pty Limited as of and for the year ended December 31, 2003 are included elsewhere in this proxy statement.

The mailing address of RWA is Suite 201, Level 2, 22-28 Edgeworth David Avenue, Hornsby, New South Wales, Australia 2077, and its telephone number in Australia is 011-612-9482-3466. Royal Wolf maintains a website at www.royalwolf.com.au. The information maintained or made available by Royal Wolf on its website is not part of this proxy statement.

Royal Wolf leases and sells portable storage containers, portable container buildings and freight containers in Australia. We are not aware of any published third-party analysis of the Australian portable container market. Based, however, upon its own internal analysis, including discussions with its customers and competitors and informal observations about the size of container fleets on site at competitors’ locations and in container depots and listed in telephone directories in each major metropolitan area, Royal Wolf’s management believes Royal Wolf is the market leader in Australia for container-based storage and accommodation products. Royal Wolf currently has more than 150 employees and operates 15 customer service centers located in every state in Australia. It is represented in all major business centers in Australia and, as such, is the only container leasing and sales company in Australia with a nationally integrated infrastructure and work force.

Royal Wolf serves both small to mid-size retail customers and large corporate customers in the following sectors: road and rail; moving and storage; mining and defense; and portable buildings. Royal Wolf’s present revenue mix is approximately 69% sales and 31% leasing.

Royal Wolf’s products include:

Portable Storage Containers:  Royal Wolf leases and sells portable containers for on-site storage by customers that include retail outlets and manufacturers, government departments, farming and agricultural concerns, building and construction companies, clubs and sporting associations, mine operators and the general public. Royal Wolf’s products include general purpose dry storage containers, refrigerated containers and hazardous goods containers in a range of standard and modified sizes, designs and storage capacities.

Portable Container Buildings:  Royal Wolf also leases and sells portable container buildings as site offices and for temporary accommodations. Royal Wolf entered the portable building market in August 2005 with 20-foot and 40-foot portable buildings manufactured from steel container platforms which it markets to a subset of its portable storage container customer base.

Freight Containers:  Royal Wolf also leases and sells freight containers specifically designed for transport of products by road and rail. Customers include national moving and storage companies, distribution and logistics companies, freight forwarders, transport companies, rail freight operators and the Australian military. Royal Wolf’s freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

The Sellers (page 105)

The shareholders from whom we will purchase the shares of RWA at the closing include Bison Capital Australia LP, a Delaware limited partnership, which we refer to in this proxy statement as Bison-GE. Bison-GE is affiliated with Bison Capital Management, LLC, a private equity firm, which we refer to in this proxy statement as Bison Capital, and GE Asset Management Incorporated on behalf of the General Electric Pension Trust, both of which are affiliates of General Electric Corporation, or GE. The other current shareholders of RWA are Cetro Pty Limited, FOMJ Pty Limited, FOMM Pty Limited, TCWE Pty Limited, which, along with Paul Jeffrey, James Warren, Michael Baxter and Peter McCann, who constitute the majority of the directors and executive officers of RWA, are referred to in this proxy statement as the management shareholders. Bison-GE and the management shareholders are sometimes referred to in this proxy statement as the sellers.

On September 12, 2006, we entered into the original acquisition agreement with the management shareholders and Equity Partners Two Pty Limited, an Australian private equity firm, or Equity Partners, under which we agreed to purchase from them all of the shares of capital stock of RWA. On March 29, 2007, we entered into an amended acquisition agreement with Bison-GE, the management shareholders and Equity Partners, which superseded the September 12, 2006 acquisition agreement in its entirety. Pursuant to the amended acquisition agreement, Bison-GE acquired all of the RWA shares owned by Equity Partners and approximately 50% of the RWA shares owned by the management shareholders for purchase consideration equivalent to the consideration that was originally negotiated by us with the management shareholders and Equity Partners as set forth in the original acquisition agreement.

Consideration and Funding (page 64)

We will acquire the RWA shares through GFN Australasia, our indirect, wholly owned subsidiary. The purchase price of the RWA shares will be $57.6 million, plus $864,600 per month from March 29, 2007 until the closing. The purchase price includes deposits of $1,005,000 previously paid by us in connection with the acquisition. If the acquisition is not completed for any reason, we will forfeit the deposits. Assuming the closing occurs on August 31, 2007, we will pay the purchase price of the RWA shares, less the deposits, by a combination of cash of approximately $52.4 million and issuance of approximately 1,380 shares of capital stock of GFN U.S., which will constitute 13.8% of the outstanding capital stock of GFN U.S. immediately following the acquisition. Assuming the closing occurs on August 31, 2007, the aggregate acquisition consideration will be approximately $103.1 million, including a total of $2.4 million in cash payable by us in two equal installments on the first and second anniversaries of the closing in exchange for a non-compete covenant. The aggregate consideration for Royal Wolf also includes the indebtedness under Royal Wolf’s existing credit facilities with ANZ. There was $38.7 million, including accrued interest, of indebtedness outstanding under these facilities of March 31, 2007. The actual amount outstanding as of the closing will be different, but will in no event exceed $39.4 million of principal.

The Acquisition

Acquisition Agreement (page 64)

GFN Australasia will acquire all of the capital stock of RWA pursuant to an acquisition agreement, which is referred to in Australia as a share sale deed. A copy of the acquisition agreement is attached to this proxy statement as ANNEX A.

Recommendation of our Board of Directors (page 30); Reasons for the Acquisition (page 43)

After careful consideration of the business and operations of Royal Wolf and the terms and conditions of the acquisition agreement, our board of directors has unanimously approved the acquisition of RWA and determined that it is in the best interests of us and our stockholders. No fairness opinion was sought or obtained by our board of directors in reaching its determination.

In considering the acquisition, our board of directors, in working with management:

•	Reviewed certain internal financial information relating to the business and financial prospects of Royal Wolf, including financial projections provided by Royal Wolf’s management that were not publicly available;

•	Conducted discussions with members of the senior management of Royal Wolf concerning its business and financial prospects;

•	Reviewed drafts of the acquisition agreement and certain other agreements related thereto; and

•	Considered industry data and analyses and such other information as they and our management deemed appropriate.

During the course of reaching its decision to approve the acquisition, our board of directors considered a number of factors and consulted our management and outside legal and due diligence advisors. The factors considered by our board of directors included, among others, the following:

•	Discussions with our management regarding Royal Wolf’s established business, record of growth and potential for future growth, the industry in which it competes, and current industry conditions, all of which led our board of directors to conclude that the acquisition presented an opportunity for us and our stockholders to realize value through the acquisition;

•	The experience of our management, in particular, Mr. Valenta, in building and consolidating similar businesses in the U.S. and Europe;

•	The experience of Royal Wolf’s management, including Robert Allan, Royal Wolf’s Chief Executive Officer, and James Warren, its Chief Operating Officer in building and operating Royal Wolf’s business;

•	Royal Wolf’s ability to execute its business plan using its own financing resources, since some of our stockholders may exercise their conversion rights in connection with the acquisition and thereby reduce the funds in the trust account available to us following the acquisition;

•	Royal Wolf’s financial results, including revenue growth and expanding operating margins;

•	The aggregate consideration for the acquisition represented an approximate run-rate adjusted earnings before interest, taxes and depreciation, or EBITDA, multiple of 7.3x Royal Wolf’s projected adjusted EBITDA for the twelve months ending December 31, 2007;

•	The financial presentations of our management to our board of directors that, based upon and subject to the assumptions made, procedures followed, factors considered and limitations upon its review as of the date of the presentation, the fair value of Royal Wolf exceeded 80% of our net assets, which is one of the requirements for our initial business combination as described under “Satisfaction of 80% Test” below;

•	The belief by our board of directors that we had paid the fair market value and the lowest price that the sellers were willing to accept, taking into account the terms resulting from extensive negotiations between the parties;

•	The advice of our legal advisors, Troy & Gould Professional Corporation in the U.S. and Barnes & Wenden in Australia, and our due diligence advisors, Ernst & Young LLP Australia as to tax and structuring matters, La Rue, Corrigan and McCormick LLP as to accounting matters, and Consulting Earth Scientists as to environmental matters;

•	The terms of the acquisition agreement, including:

•	The inclusion of a “material adverse effect” clause in our favor, which includes any effect that results or is reasonably likely to result in a decline in Royal Wolf’s EBITDA of 15% or more in any twelve-month period; and

•	The inclusion of customary representations and warranties of the sellers, non-compete, indemnification and escrow provisions in our favor;

•	The need for Bison-GE to participate in the acquisition in order to avoid the possible termination of the original acquisition agreement and permit us to present the Royal Wolf acquisition to a vote of our stockholders, and the willingness of Bison-GE to participate pursuant to the acquisition agreement and related agreements;

•	The fact that we will own indirectly 86.2%, rather than all, of Royal Wolf at the closing of the acquisition;

•	The provisions of the shareholders agreement, including the fact that we may require Bison-GE to sell to us all of its GFN U.S. shares in the future at a price specified in the shareholders agreement to be entered into between us and Bison-GE;

•	The costs and other potential disadvantages to us and our stockholders of abandoning the proposed acquisition, including the forfeiture of our deposits of $1,005,000, and seeking to identify and negotiate an alternative initial business combination; and

•	The willingness of Ronald F. Valenta to facilitate our acquisition of Royal Wolf by agreeing to the backup purchase agreement, and the fact that Mr. Valenta will not be compensated for agreeing to the backup purchase agreement.

In the course of its deliberations, our board of directors also considered a variety of risks and other countervailing factors, including:

•	The risks relating to Royal Wolf’s business set out in this proxy statement in the section entitled “Risk Factors” beginning on page 20;

•	That Royal Wolf has no current business or operations in the U.S. or outside of Australia;

•	That Royal Wolf only recently began generating operating income;

•	That Royal Wolf’s portable storage sales business is maturing and is not likely to grow at the same rate as its leasing business;

•	That the provisions of the acquisition agreement will result in our forfeiture of $1,005,000 deposits if the acquisition is not completed for any reason;

•	That delays in meeting the deadlines set forth in the original acquisition agreement for obtaining stockholder approval and other matters made it necessary to seek Bison-GE’s participation to allow more time to present the acquisition to vote of our stockholders, and the increased acquisition consideration and additional transaction costs associated with the amended acquisition agreement as compared to the original acquisition agreement; and

•	The provisions of the shareholders agreement, including the fact that Bison-GE may require us to purchase all of its GFN U.S. shares in the future at a price specified in the shareholders agreement.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but sets forth the principal factors considered by the board. After evaluating the foregoing factors and consulting with its legal counsel and its other advisers, our board of directors unanimously determined that the acquisition is in the best interests of us and our stockholders and approved the acquisition in light of the various factors described above and other factors that our directors present concluded were appropriate. Our board of directors also believes that the acquisition is fair to us and our stockholders. No fairness opinion was sought or obtained by our board of directors in making its determinations. In view of the variety of factors considered by our board of directors in connection with its evaluation of the acquisition and the complexity of these matters, our board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our board of directors. Rather, our board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Accordingly, our board of directors unanimously recommends that stockholders vote “FOR” approval of the acquisition.

Management and Strategy (page 122)

After the acquisition, all of our current directors and officers will continue to serve in the capacities described under “Directors and Management Following the Acquisition.” Our management team will continue to execute our business plan and strategy disclosed in our IPO prospectus of identifying, acquiring and consolidating under our holding company other specialty finance businesses in the U.S., Europe and Asia. Ronald F. Valenta, our Chief Executive Officer, has successfully executed a similar strategy as the Chief Executive Officer and later the Chairman of the Board of Mobile Storage Group. We have no present understandings, arrangements or commitments, however, with respect to any other acquisition.

Royal Wolf also will continue to be managed largely by its existing officers, including Robert Allan, its Chief Executive Officer, Peter McCann, its Chief Financial Officer, and James Warren, its Chief Operating Officer. Mr. Allan will be deemed to be one of our executive officers following the acquisition and Messrs. McCann and Warren will be key employees. Each of Messrs. Allan, McCann and Warren is a party to an employment agreement with Royal Wolf which is terminable by either party upon not less than six months’ notice in the case of Mr. Allan and upon not less than three months’ notice in the cases of Messers. McCann and Warren. In connection with the acquisition, Ronald F. Valenta and John O. Johnson will be appointed as directors of RWA, and Michael Baxter, a founder and Executive Director of RWA, will become a consultant to us and Royal Wolf under a consulting agreement, under which he will agree to provide consulting services relating to the transition of ownership of Royal Wolf until March 31, 2008. A copy of Mr. Baxter’s consulting agreement is included as part of ANNEX A to this proxy statement.

If the acquisition is completed, we may modify the compensation to our officers and directors based upon the advice and recommendations of a Compensation Committee of our Board of Directors to be established. Ronald F. Valenta, our Chief Executive Officer and Secretary, John O. Johnson, our Chief Operating Officer, and Marc Perez, our Controller, are not currently compensated for their services; and both Mr. Valenta and Mr. Johnson have advised our board of directors that they will continue to serve in these capacities without compensation until at least the earliest of June 30, 2008 or such time as Royal Wolf achieves annualized EBITDA of $20 million or we achieve a company-wide total annualized EBITDA of $40 million.

Except as described above, there is no current understanding or arrangement, however, with respect to any such compensation, and our stockholders will have no information with respect to any such future compensation in deciding how to vote their shares with respect to the acquisition.

Our management has been focused primarily on accomplishing the Royal Wolf acquisition since, until we complete our initial business combination, we can engage in no business or operations. We have not yet developed a business strategy beyond continuing to implement Royal Wolf’s own business plan and considering how Royal Wolf may serve as our platform company for possible future growth. Royal Wolf is a leading specialty finance company in Australia that we believe has a strong and deep management team and is well-positioned for significant growth domestically in Australia. We also believe Royal Wolf can serve as a both a rental services platform for expansion throughout the Asia-Pacific region and potentially the core management team for the global container leasing segment of our business. The acquisition of Royal Wolf will provide us and our stockholders the opportunity to own and operate Royal Wolf and expand upon its existing business and operations.

Our Inside Stockholders (page 122)

On the record date, our officers and directors owned an aggregate of 1,875,000 shares of our common stock, or approximately 17.9% of our outstanding shares, that they acquired prior to our IPO. They have agreed to vote these shares with respect to the acquisition as the holders of a majority of our IPO shares that are voted at the special meeting. Our officers and directors own beneficially 13,500 IPO shares,

Date, Time and Place of Special Meeting of Our Stockholders (page 30)

The special meeting of our stockholders will be held at 9:00 A.M., local time, on [●], 2007 at the offices of our legal counsel, Troy & Gould Professional Corporation, 1801 Century Park East, 16th floor, Los Angeles, California.

Record Date; Voting Power (page 30)

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock at the close of business on June 11, 2007, which is the record date for the special meeting. You will have one vote for each share of our common stock you owned at the close of business on the record date. On the record date, there were 10,500,000 shares of our common stock outstanding, of which 8,625,000 shares were IPO shares.

Approval of the RWA Shareholders (page 87)

The shareholders of RWA approved the acquisition by virtue of their execution of the acquisition agreement, and no further action by the RWA shareholders is needed for approval of the acquisition.

Quorum and Vote of General Finance Stockholders (page 30)

A quorum of our stockholders is necessary to hold a valid stockholders meeting. A quorum will be present at the special meeting if a majority of the shares of our common stock outstanding as of the record date are presented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

The approval of the acquisition will require the approval of the holders of a majority of the shares of our common stock present and entitled to vote at the meeting with respect to the acquisition, as well as the holders of a majority of our IPO shares voted with respect to the acquisition. Notwithstanding these approvals, the acquisition will not be completed if the holders of 20% or more of our IPO shares (1,725,000 or more shares) exercise their conversion rights.

Abstentions and broker non-votes will have the same effect as a vote against approval of the acquisition. Please note, however, that you cannot exercise your conversion rights unless you affirmatively vote against approval of the acquisition.

Conversion Rights (page 32)

Under our certificate of incorporation, stockholders holding IPO shares may vote against approval of the acquisition and demand that we convert such shares into a pro rata share of the funds held in the trust account established at the time of our IPO. In addition to voting against approval of the acquisition, you must tender your share certificate or accomplish the certification of your “street name” shares and demand conversion of your shares in accordance with the instructions in this proxy statement prior to the special meeting of stockholders.

If conversion rights are exercised properly and the acquisition is completed, we will convert each IPO share into a pro rata portion of the funds held in the trust account as of the date two business days prior to completion of the acquisition. We anticipate that this would amount to not less than approximately $7.90 per IPO share based upon the funds in the trust account as of June 30, 2007. This compares to the closing sale price of our common stock of $7.70 as reported on the American Stock Exchange on July 31, 2007. The actual conversion amount will vary. Our stockholders should verify the market price of our common stock prior to selling any common stock in the public market, since they may be able to receive greater proceeds from exercising their conversion rights than from selling their shares assuming that the acquisition is completed.

If you properly exercise your conversion rights and the acquisition is completed, you will be entitled to receive cash for your shares only if you tender your share certificate to our transfer agent. If the acquisition is not completed, these shares will not be converted into cash. An improper exercise of conversion rights may be remedied at any time up until the time of the special meeting.

If the acquisition is not completed and we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will be forced to liquidate.

We cannot complete the acquisition if holders of 20% or more of our IPO shares (1,725,000 or more shares) exercise their conversion rights.

If the acquisition is completed, the foregoing provisions of our certificate of incorporation will no longer apply.

Appraisal Rights (page 33)

Our stockholders do not have appraisal rights in connection with the acquisition.

Proxies (page 31)

Proxies may be solicited by mail, telephone or in person. We have engaged MacKenzie Partners, Inc. to assist us in the solicitation of proxies.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy at or before the special meeting.

Interests of Our Directors and Officers in the Acquisition (page 62)

When you consider the recommendation of our board of directors “FOR” approval of the acquisition, you should keep in mind that our officers and directors have interests in the acquisition that are different from, or in addition to, your interests as a stockholder. In particular:

•	If the acquisition is not completed and we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will be required to liquidate. In that event, the 1,875,000 shares of common stock held by our officers and directors that were acquired prior to the IPO for an aggregate purchase price of $250,000 will be worthless, because our officers and directors have waived all rights to receive any liquidation proceeds with respect to such shares. As of July 31, 2007, the aggregate market value of these shares of our common stock owned by our officers and directors was $14,437,500.

•	Ronald F. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer, own warrants to purchase an aggregate of 1,491,333 shares of our common stock that they acquired for an aggregate purchase price of approximately $1,400,000, which also will become worthless upon our liquidation. As of July 31, 2007, the aggregate market value of these warrants was $2,684,399.

•	Mr. Valenta has made available to us a line of credit under which we may borrow from him from time to time up to $3,000,000 at an annual interest rate equal to 8%. Our borrowings under the line of credit have been and will continue to be used by us to pay operating expenses, including deposits and expenses relating to the acquisition. At June 30, 2007, the outstanding amount of principal and accrued interest under the line of credit was $2,441,253. We will continue to borrow funds under the line of credit to pay expenses through the completion of the acquisition. If the acquisition is completed, Mr. Valenta will be repaid all outstanding principal and accrued interest under the line of credit. If, on the other hand, the acquisition or other business combination is not completed and we are required to liquidate as described above, Mr. Valenta will have no recourse against the funds held in the trust account for repayment of any amount owed to him under the line of credit.

•	All of our current officers and directors will continue to serve as such following the acquisition. In addition, Robert Allan, the Chief Executive Officer of Royal Wolf, will be deemed to be one of our officers following the acquisition and Peter McCann and James Warren, Royal Wolf’s Chief Financial Officer and Chief Operating Officer, respectively, will be key employees. At present, we do not compensate our officers or directors other than Charles E. Barrantes, our Executive Vice President and Chief Financial Officer, whose employment commenced on September 11, 2006. We will have employment agreements with only Messrs. Barrantes and Allan. Mr. Barrantes receives a base annual salary of $200,000 and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided that he is employed on the last day of such year. Mr. Allan receives a base annual salary of $236,400 and is eligible to receive an performance annual bonus not to exceed $78,800 based upon the achievement of specified performance indicators. Ronald F. Valenta, our Chief Executive Officer and Secretary, John O. Johnson, our Chief Operating Officer, and Marc Perez, our Controller, are not currently compensated for their services; and both Mr. Valenta and Mr. Johnson have advised our board of directors that they will continue to serve in these capacities without compensation until at least the earliest of June 30, 2008 or such time as Royal Wolf achieves a annualized EBITDA of $20 million or we achieve a company-wide total annualized EBITDA of $40 million. If the acquisition is completed, we may modify the compensation to our officers and directors based upon the advice and recommendations of the Compensation Committee of our board of directors. Except as described above, there is no current understanding or arrangement with respect to any future compensation to our officers or directors.

•	As an inducement to Bison-GE and the management shareholders to enter into the acquisition agreement, Mr. Valenta has entered into a backup purchase agreement with Bison-GE and the management shareholders under which he agrees that, if the acquisition agreement is terminated for any reason, he will purchase from Bison-GE and the management shareholders all of the RWA shares at a purchase price equivalent to the purchase price payable by us under the acquisition agreement. The terms of the backup purchase agreement were determined by arm’s-length negotiations among Mr. Valenta, Bison-GE and the management shareholders. Mr. Valenta will not be entitled to a fee or other compensation for the agreeing to the backup purchase agreement.

Except as set forth above, none of our officers or directors or their associates has any interest in the acquisition.

Conditions to the Completion of the Acquisition (page 67)

The completion of the acquisition is conditioned upon our stockholders approving the acquisition no later than September 1, 2007. Notwithstanding their approval, if the holders of 20% or more of our IPO shares exercise their conversion rights, the acquisition cannot be completed.

In addition, the completion of the acquisition is conditioned upon, among other things:

•	The absence of any event that has a material adverse effect on Royal Wolf’s EBITDA over any 12-month period; and

•	ANZ and Bison Capital entering into a subordination agreement with respect to the senior subordinated promissory notes of GFN Australasia to be issued to Bison Capital at the closing of the acquisition.

All required third-party consents were obtained in connection with Bison-GE’s purchase of RWA shares pursuant to the amended acquisition agreement, and no further or additional consents are needed with respect to our purchase of Royal Wolf. ANZ and Bison-GE are in the process of preparing the subordination agreement between them relating to the senior subordinated promissory notes to be issued to Bison-GE. We expect that the subordination agreement will be in customary form and will be entered into only in conjunction with the closing of our acquisition of Royal Wolf, and not before the closing.

Except for the stockholder approval condition, any of the foregoing closing conditions may be waived by the party entitled to the benefit of the condition. We may waive one or more of the closing conditions if we deem it advisable to do so.

Indemnification and Escrow Provisions (page 68)

Equity Partners and each of the management shareholders has agreed in the acquisition agreement to indemnify Bison-GE against claims (as defined) due to breach of the sellers’ warranties, subject to certain limitations. At the closing of our acquisition of Royal Wolf, Bison-GE will assign to us these indemnification rights. The sellers have no liability for a claim unless the amount of the claim is at least $15,800 and until the aggregate of all claims in excess of $15,800 exceeds $296,300, in which event we can claim the whole amount, not just the amount in excess of $296,300. The sellers will have no liability for breach of warranty unless the claim arises within 18 months after the date of the acquisition agreement (five years after the date of the acquisition agreement for breach of certain warranties relating to corporate organization, outstanding shares and share capitalization, compliance with legal requirements, tax, and the environment).

The acquisition agreement provides that, $5.5 million of the cash consideration paid or payable to Equity Partners and the management shareholders will be deposited in a separate bank account requiring signatures of us and Equity Partners and the management shareholders for withdrawals. The purpose of this account is to provide a source of funds to pay these sellers’ indemnification obligations. The acquisition agreement provides that 25% of these funds will be released to these sellers on September 1, 2007 and the balance will be released to them on March 1, 2008, in each case, subject to any paid or pending indemnity claims by us. The acquisition agreement provides that these funds can be released prior to such dates if Equity Partners and the management shareholders obtain warranty insurance in such amount and on such other terms as we may approve.

RWA Management Guarantees (page 69)

The management shareholders are companies formed by Paul Jeffrey, James Warren, Michael Baxter and Peter McCann to hold their shares of RWA. Under the acquisition agreement, each of these individuals has agreed to personally guarantee the obligations under the acquisition agreement, including indemnification obligations, of his management shareholder company.

Shareholders Agreement (page 69)

As part of the purchase price of the RWA shares, we will issue to Bison-GE 13.8% of the capital stock of GFN U.S. At the closing under the acquisition agreement, we and Bision-GE will enter into a shareholders agreement setting forth our rights and obligations with respect to our respective shares of GFN U.S. Under the shareholders agreement, Bison-GE will have the right to require us to purchase all, but not less than all, of its GFN U.S. shares at any time after the second anniversary of the closing at a cash price specified in the shareholders agreement. We will have a corresponding right to require Bison-GE to sell to us its GFN U.S. shares at any time after the second anniversary of the closing at a price specified in the shareholders agreement if Bison-GE has not previously exercised its right to require us to purchase its GFN U.S. shares.

We and Bison-GE also will agree in the shareholders agreement to various restrictions relating to GFN U.S. and our respective GFN U.S. shares, including a restriction against selling or otherwise disposing of our respective GFN U.S. shares unless we sell or dispose of all of our shares and obtain the other’s approval. A copy of the shareholders agreement is attached to the proxy statement as ANNEX B.

Backup Purchase Agreement (page 70)

As an inducement to Bison-GE and the management shareholders to enter into the acquisition agreement, Mr. Valenta has entered into a backup purchase agreement with Bison-GE and the management shareholders under which he agrees that, if the acquisition agreement is terminated for any reason, he will purchase from Bison-GE and the management shareholders all of the RWA shares at a purchase price equivalent to the purchase price payable by us under the acquisition agreement. The terms of the backup purchase agreement were determined by arm’s-length negotiations among Mr. Valenta, Bison-GE and the management shareholders. Mr. Valenta will not be entitled to a fee or other compensation for the agreeing to the backup purchase agreement. A copy of the backup purchase agreement is attached to this proxy statement as ANNEX C.

Consulting and Employment Agreements (page 70)

In connection with the acquisition, Michael Baxter, the executive director and a founder of Royal Wolf, will enter into a consulting agreement pursuant to which he will agree to provide consulting services relating to the transition of ownership of Royal Wolf until March 31, 2008 for total fee of approximately $39,060. A copy of Mr. Baxter’s consulting agreement is included as part of ANNEX A to this proxy statement.

Robert Allan, James Warren and Peter McCann, the three principal executives of Royal Wolf, will continue to serve in these capacities following the acquisition under their existing employment agreements. For more details regarding the terms of these employment agreements, see the discussion under the caption “Consulting and Employment Agreements” on page 70 of this Proxy Statement.

Termination, Amendment and Waiver (pages 70 and 71)

The acquisition agreement may be terminated as follows:

•	By us, Bison-GE or the management sellers if the acquisition is not approved by our stockholders at the special meeting, or otherwise by September 1, 2007; and

•	By Bison-GE or the management sellers if any other closing condition is not satisfied within 20 business days after approval of the acquisition by our stockholders (which termination right will be deemed to be waived unless Bison-GE or the management shareholders give us notice of the termination within 10 business days following expiration of such 20 business day period); and

•	By any party after March 29, 2008 if any of the other conditions to the closing of the acquisition has not been satisfied and the terminating party has used reasonable efforts to satisfy the conditions.

There is no termination or breakup fee payable in connection with the termination of the acquisition agreement; however, if the closing does not occur, we will forfeit deposits of $1,005,000 made by us in connection with the acquisition. The acquisition agreement does not specifically address any other rights of a party in the event of a wrongful refusal or failure of the other party to complete the acquisition. In that event, such party would be entitled to assert its legal rights for breach of contract against the wrongful party.

If permitted under applicable law, either we or the sellers may waive any inaccuracies in the representations and warranties made to us or the sellers contained in the acquisition agreement and waive compliance with any agreements or conditions for the benefit of us or the sellers contained in the acquisition agreement. We cannot assure you that any or all of the conditions will be satisfied or waived. The conditions that the acquisition be approved by our stockholders and that the holders of fewer than 20% of our IPO shares exercise their conversion rights cannot be waived.

Non-Compete Covenants (page 71)

Under the acquisition agreement, Equity Partners and the management shareholders have agreed not to compete with Royal Wolf in Australia or New Zealand for the five-year period ending March 29, 2012. They also have agreed to refrain from inducing Royal Wolf employees to leave its employ during the two-year period ending March 29, 2009.

Listing on AMEX (page 64)

Following the acquisition, our outstanding common stock, warrants and units will continue to be listed for trading on the American Stock Exchange.

Tax Consequences (page 71)

There will be no tax consequences to our stockholders resulting from the acquisition, except to the extent they exercise their conversion rights.

A stockholder who exercises conversion rights will generally be required to recognize capital gain or loss upon the conversion, if such shares were held as a capital asset on the date of the acquisition. This gain or loss will be measured by the difference between the amount of cash received and the stockholder’s tax basis in the converted shares. The gain or loss will be short-term gain or loss if the acquisition closes as scheduled, but may be long term gain or loss if the closing is postponed.

Finder’s Fees (page 72)

No finder’s fees will be paid in connection with the acquisition.

Accounting Treatment (page 72)

The merger will be accounted for using the purchase method of accounting with us treated as the acquirer. Under this method of accounting, Royal Wolf’s assets and liabilities will be recorded by us at their respective fair values as of the closing date of the merger (including any identifiable intangible assets). Any excess of purchase price over the net fair values of Royal Wolf’s assets and liabilities will be recorded as goodwill. Our financial statements after the merger will reflect these values and the results of operations of Royal Wolf will be included in our results of operations beginning upon the completion of the merger.

Regulatory Matters (page 71)

The acquisition is subject to review by the Treasurer of the Commonwealth of Australia, which issued its notice of non-objection to the transaction on September 26, 2006. The acquisition is not subject to any regulatory approvals in the U.S.

Risk Factors (page 20)

Before you grant your proxy or vote or instruct the vote with respect to the acquisition, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on us and Royal Wolf.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995, although the safe-harbor provisions of that act do not apply to statements made in this proxy statement. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and Royal Wolf that may cause the actual future business and financial results of us and Royal Wolf to be materially different from prior results or any results expressed or implied by such forward-looking statements. Factors that might cause or contribute to such a difference include, but are not limited to, those described in the “Risk Factors” section and elsewhere in this proxy statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included in this proxy statement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

SELECTED HISTORICAL FINANCIAL INFORMATION

We are providing the financial information in this section to assist you in your analysis of the financial aspects of the acquisition. The information in this section is only a summary, and should be read in conjunction with the historical financial statements and related notes. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of us and our consolidated subsidiaries, including Royal Wolf, following the acquisition.

General Finance Corporation Selected Historical Information

The following table sets forth selected historical financial information derived from our unaudited consolidated financial statements for the period from October 14, 2005 (inception) to March 31, 2007 and for the quarters ended March 31, 2007 and 2006; and from our audited consolidated financial statements for the year ended December 31, 2006. The unaudited financial information includes all significant adjustments, consisting primarily of normal recurring adjustments, that we consider necessary for a fair presentation of our financial position and results of operations for the periods presented.

Statement of Operations Information:

				October 14, 2005
			Year Ended	(inception) to
	Quarter Ended March 31,		December 31,	March 31,
	2007	2006	2006	2007
	(Unaudited)			(Unaudited)
	(In thousands except share information)

General and administrative expenses	$906	$8	$1,171	$2,081
Operating (loss)	(906)	(8)	(1,171)	(2,081)
Other income:
Interest expense	(28)	—	(21)	(49)
Interest income	661	—	1,889	2,549
Net income	(180)	(8)	457	273

Net income per share:
Basic	$(0.02)	$(0.00)	$0.06
Diluted	(0.02)	(0.00)	0.05

Weighted average shares outstanding:
Basic	10,500,000	1,875,000	8,151,000
Diluted	10,500,000	1,875,000	9,637,000

The following table sets forth selected financial information derived from our unaudited consolidated financial statements as of March 31, 2007 and from our audited consolidated financial statements as of December 31, 2006.

Balance Sheet Information:

	March 31, 2007	December 31, 2006
	(Unaudited)
	(In thousands)

Cash	$155	$38
Cash equivalents held in trust	68,081	68,055
Total assets	69,725	69,128
Deferred underwriting fees	1,380	1,380
Total liabilities	4,468	3,797
Common stock subject to possible conversion	13,241	13,168
Stockholders’ equity	52,016	52,163

RWA Selected Historical Consolidated Financial Information

The following table sets forth, in Australian dollars, selected historical financial information of RWA derived from RWA’s unaudited consolidated financial statements as of and for the six months ended December 31, 2006 and 2005; the audited consolidated financial statements as of and for the year ended June 30, 2006, the six months ended June 30, 2005 and the year ended December 31, 2004 contained elsewhere in this proxy statement. The information as of and for the year ended December 31, 2003 was derived from the audited financial statements of Royal Wolf Trading Australia Pty Limited, or RWT, Royal Wolf’s principal operating subsidiary, contained elsewhere in this proxy statement. The information as of and for the years ended December 31, 2002 and 2001 was derived from the unaudited financial statements of RWT that are not contained in this proxy statement. RWA changed its fiscal year-end to June 30 from December 31 commencing with the six months ended June 30, 2005 and the fiscal year ended June 30, 2006. RWA’s unaudited consolidated financial statements as of and for the six months ended December 31, 2006 and 2005; the audited consolidated financial statements as of and for the year ended June 30, 2006 and December 31, 2004 and as of and for the six months ended June 30, 2005 were prepared in accordance with Australian accounting standards. International financial reporting standards, or IFRS, form the basis of Australian accounting standards, and are referred to in this proxy statement as Australian equivalents to IFRS, or AIFRS, to distinguish them from Australian generally accepted accounting principles, or AGAAP, which were in effect for periods prior to 2004. AIFRS became effective for accounting periods beginning on or after January 1, 2005. Royal Wolf’s first financial statements prepared in accordance with AIFRS were for the six months ended June 30, 2005, with comparative information for the year ended December 31, 2004 restated accordingly. The other financial statements of RWT referred to above were prepared in accordance with AGAAP. AIFRS and AGAAP are not comparable, and both AIFRS and AGAAP differ in some respects from U.S. generally accepted accounting principles, or U.S. GAAP, and are not comparable to U.S. GAAP. However, a reconciliation to U.S. GAAP of the consolidated financial results of RWA and the December 31, 2003 financial statements of RWT is set forth in the notes to the respective consolidated financial statements of RWA and the financial statements of RWT included in this proxy statement.

The consolidated financial statements of RWA for each period presented and the financial statements of RWT for the year ended December 31, 2003 have been restated due to a correction of an error in accounting for income taxes as set forth in the notes to the respective consolidated financial statements of RWA and the financial statements of RWT included in this proxy statement.

The summarized information below should be read together with the historical financial statements and accompanying notes contained elsewhere in this proxy statement.

Consolidated Statement of Operations Information:

			Year Ended	Six Months Ended
	Six Months Ended December 31,		June 30,	June 30,	Year Ended December 31,
	2006	2005	2006	2005	2004	2003	2002	2001
	(Unaudited)		(Restated)	(Restated)	(Restated)	(Restated)	(Unaudited)	(Unaudited)
	(In thousands of Australian dollars)
Sale and modification of containers	$30,502	$22,887	$46,097	$17,534	$35,463	$25,973	$22,526	$16,358
Hire of containers	13,397	9,774	21,290	9,339	16,756	13,089	10,574	9,653
Total revenues	43,899	32,661	67,387	26,873	52,219	39,062	33,100	26,011
Results from operating activities	224	1,567	2,656	613	3,517	2,176	2,867	1,701
Other income (expense), net	(2,263)	(1,649)	(3,512)	(856)	(3,042)	747	(4,482)	(2,769)
Income tax (benefit)	806	96	(525)	(30)	(4)	312	203	(4)
Net income (loss)	(2,845)	(178)	(331)	(213)	479	2,611	(1,412)	(1,697)

Consolidated Balance Sheet Information:

	December 31,	June 30,		December 31,
	2006	2006	2005	2004	2003	2002	2001
	(Unaudited)	(Restated)	(Restated)	(Restated)	(Restated)	(Unaudited)	(Unaudited)
	(In thousands of Australian dollars)
Cash and cash equivalents	$613	$777	$695	$3	$1,788	$788	$942
Trade and other receivables	15,795	10,206	7,876	7,024	5,205	5,339	3,831
Inventories	8,153	7,498	4,023	2,140	3,880	2,487	1,576
Total assets	80,830	66,406	47,152	39,390	34,917	24,696	21,171
Total current liabilities	33,134	22,710	11,807	14,190	12,015	14,296	11,069
Non-current interest bearing loans and borrowings	44,065	37,194	30,175	20,614	15,438	5,409	7,785
Equity	2,016	4,829	4,816	4,151	6,388	3,777	2,265

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information is designed to show how our acquisition of RWA might have affected our historical financial statements if the acquisition had been completed at an earlier time. The following summary unaudited pro forma condensed combined financial information was prepared based on the historical financial results of us and RWA. The historical results for RWA have been adjusted to conform with U.S. GAAP and converted to U.S. dollars at the average exchange rate during the periods presented in the statements of income and at March 31, 2007 for the balance sheets. The following should be read in connection with “Unaudited Pro Forma Condensed Combined Financial Statements” and the historical financial statements of RWA that are contained elsewhere in this proxy statement.

The unaudited pro forma balance sheet data assumes that the acquisition took place on March 31, 2007 and combines RWA’s March 31, 2007 unaudited consolidated balance sheet data with our unaudited March 31, 2007 balance sheet data. The unaudited pro forma statements of operations data for the three months ended March 31, 2007 and for the twelve months ended December 31, 2006 gives effect to the acquisition as if it had occurred on January 1, 2007 and on January 1, 2006, respectively, and combines the results of operations of us and RWA for the periods indicated.

The summary unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of our combined financial condition or results of operations for future periods or the combined financial condition or results of operations that actually would have been realized had we acquired and owned RWA during these periods:

	Pro Forma
	Three Months Ended		Twelve Months Ended
	March 31, 2007		December 31, 2006
	Assuming No	Assuming Maximum	Assuming No	Assuming Maximum
	Conversions(1)	Conversions(2)	Conversions(1)	Conversions(2)
	(In thousands except per share data)

Statement of Operations Data:
Revenues	$20,025	$20,025	$59,489	$59,489
Net loss	(270)	(361)	(3,189)	(3,553)
Net income (loss) per share:
Basic	(0.03)	(0.04)	(0.30)	(0.40)
Diluted	(0.03)	(0.04)	(0.30)	(0.40)

	Pro Forma
	March 31, 2007
	Assuming No	Assuming Maximum
	Conversions(1)	Conversions(2)
	(In thousands)

Balance Sheet Data:
Cash and cash equivalents	$23,965	$10,724
Total assets	138,011	124,770
Long-term debt	53,103	53,103
Other long-term liabilities	1,641	1,641
Minority interest	6,932	6,932
Stockholders’ equity	59,668	46,427

(1)	Assumes that none of our stockholders exercises conversion rights.

(2)	Assumes that 19.99% of our IPO shares, or 1,724,138 shares, are converted into their pro rata share of the funds held in the trust account.

COMPARATIVE UNAUDITED HISTORICAL AND PRO FORMA PER SHARE DATA

The following table sets forth audited historical and unaudited pro forma per share ownership information of us after giving effect to the acquisition, assuming both no conversions and maximum conversions by our stockholders. You should read this information in conjunction with our selected historical financial information. The unaudited pro forma per share information is derived from, and should be read in conjunction with, the “Unaudited Pro Forma Condensed Combined Financial Statements” and related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed earnings per share information below does not purport to represent the earnings per share that would have been achieved had we acquired and owned RWA during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma book value per share information below does not purport to represent what our value would have been had we acquired and owned RWA.

	Quarter Ended		Year Ended
	March 31, 2007	March 31, 2006	December 31, 2006
	(Unaudited)

Historical:
Basic income per share	$(0.02)	$(0.00)	$0.06
Diluted income per share	(0.02)	(0.00)	0.05

	Quarter Ended	Year Ended
	March 31, 2007	December 31, 2006

Pro Forma Consolidated:
Basic loss per share assuming no conversions(1)	$(0.03)	$(0.30)
Diluted loss per share assuming no conversions(1)	(0.03)	(0.30)
Basic loss per share assuming maximum conversions(2)	(0.04)	(0.40)
Diluted loss per share assuming maximum conversions(2)	(0.04)	(0.40)

Shares Used to Compute Basic Per Share Data:
Assuming no conversions(1)	10,500,000	10,500,000
Assuming maximum conversions(2)	8,776,000	8,776,000
Shares Used to Compute Diluted Per Share Data:
Assuming no conversions(1)	10,500,000	10,500,000
Assuming maximum conversions(2)	8,776,000	8,776,000

March 31, 2007

Historical Book Value of Stockholders’ Equity Per Share	$4.95
Pro Forma Book Value of Stockholders’ Equity Per Share:
Assuming no conversions(1)	$5.68
Assuming maximum conversions(2)	$5.29

(1)	Assumes that none of our stockholders exercises conversion rights.

(2)	Assumes that 19.99% of our IPO shares, or 1,724,138 shares, are converted into their pro rata share of the funds held in the trust account.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our units, common stock and warrants are listed on the American Stock Exchange under the symbols “GFN.U,” “GFN” and “GFN.WS,” respectively. The following table sets forth the range of high and low sales prices for the units, common stock and warrants for the periods indicated since the units commenced public trading on April 10, 2006, and since the common stock and warrants commenced public trading separately on June 13, 2006:

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low

2007:
Third Quarter (through July 31)	$9.73	$9.50	$7.90	$7.65	$1.90	$1.78
Second Quarter	$9.75	$9.00	$7.95	$7.56	$1.96	$1.45
First Quarter	$9.60	$8.50	$7.95	$7.46	$1.80	$1.10
2006:
Fourth Quarter	$8.00	$7.81	$7.70	$7.25	$1.15	$0.62
Third Quarter	$8.45	$7.75	$7.36	$7.22	$0.85	$0.63
Second Quarter	$8.06	$7.75	$7.35	$7.24	$0.80	$0.63

The closing sales prices for our units, common stock and warrants as reported on the American Stock Exchange on July 31, 2007 were $9.50, $7.70 and $1.80, respectively. Holders of our units, common stock, and warrants should obtain current market quotations for their securities. The market price of our units, common stock, and warrants may vary at any time before the closing of the acquisition.

Holders

As of June 11, 2007, the record date for the special meeting, there was one holder of record of our units and our warrants and there were eight holders of record of our common stock. We believe that there are hundreds of beneficial holders of our common stock, units and warrants.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination.

It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends subsequent to a business combination will be within the discretion of our then board of directors and will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you vote or instruct your vote with respect to the approval of the acquisition.

Risks Related to Our Business and Operations Following Our Acquisition of Royal Wolf

General or localized economic downturns or weakness may adversely affect Royal Wolf’s customers, in particular those in the mining and moving and storage industries, which may reduce demand for Royal Wolf’s products and services to decline and negatively impact our future revenues and results of operations.

A significant portion of Royal Wolf’s revenues is derived from customers who are in industries and businesses that are cyclical in nature and subject to changes in general economic conditions, including the mining and moving and storage industries, which constituted approximately 9% and 6%, respectively, of Royal Wolf’s revenues in the fiscal year ended June 30, 2006. Although the variety of Royal Wolf’s products, the breadth of its customer base and its geographic diversity throughout Australia limits its exposure to economic downturns, general economic downturns or localized downturns in markets where its operates could reduce demand for Royal Wolf’s products and negatively impact our future revenues and results of operations.

Royal Wolf faces significant competition in the portable buildings industry and regional competition in the portable storage market. Royal Wolf also faces potentially significant competition from modular industry companies who have portable storage offerings, especially from several national competitors in Australia who have greater financial resources and pricing flexibility than Royal Wolf does. If Royal Wolf is unable to compete successfully, it could lose customers and our future revenues could decline.

Although Royal Wolf’s competition varies significantly by market, the portable buildings markets in which Royal Wolf competes is dominated by three or four large participants and is highly competitive. In addition, Royal Wolf competes with a number of large to mid-sized regional competitors, as well as many smaller, full and part-time operators in many local regions. The modular space industry is highly competitive and almost all of the competitors have portable storage product offerings. The primary modular national competitors with portable storage offerings are less leveraged than Royal Wolf, and have greater financial resources and pricing flexibility than Royal Wolf does. If they focus on portable storage, Royal Wolf could lose customers and our future revenues could decline. If Royal Wolf is unable to compete successfully, it could lose customers and our future revenues could decline.

Because Royal Wolf has depended to a large extent on the success of its leasing operations, the failure of Royal Wolf to effectively and quickly remarket lease units that are returned could materially and adversely affect our results of operations.

Royal Wolf’s average monthly lease fleet utilization has historically exceeded 80%, with the typical lease being for an average period of over twelve months. The high utilization rate and the length of the average lease has provided Royal Wolf with a predictable revenue stream. However, should a significant number of Royal Wolf’s lease units be returned during any short period of time, Royal Wolf would have to re-lease a large supply of units at similar rates in order to maintain historic revenues from these operations. Royal Wolf’s failure to effectively remarket a large influx of units returning from leases could have a material adverse effect on our results of operations.

Royal Wolf operates with a high amount of debt, a substantial portion of which is secured by all or substantially all of the company’s assets and is subject to variable interest rates.

As of March 31, 2007, Royal Wolf had outstanding approximately $38.7 million, including accrued interest, of indebtedness under its existing credit facilities with ANZ, which bears interest at variable rates ranging from 6.57% to 8.75% per annum. Royal Wolf’s debt obligations require it to dedicate a significant portion of its cash flow from operations to payments on this indebtedness, which could reduce the availability of cash flow for future working capital, capital expenditures, acquisitions and other general corporate purposes. In addition, Royal Wolf’s debt load increases its vulnerability to general adverse economic and industry conditions, limits its flexibility in planning for, or reacting to, changes in its business and its industry, and subjects it to certain restrictive covenants that influence its operations and its ability to borrow additional funds. These periodic interest rate adjustments could expose Royal Wolf’s operating results and cash flows to periodic fluctuations. Although Royal Wolf uses interest rate hedging arrangements and swap agreements to limit its exposure to interest rate volatility, no assurance can be given that Royal Wolf will not remain subject to unexpected interest expenses. Failing to comply with its debt service obligations and the debt covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In addition, since Royal Wolf’s bank loans are secured by a lien on all or substantially all of Royal Wolf’s container fleet and other assets, a default under Royal Wolf’s bank debt could result in the foreclosure of all of these assets, which would materially and adversely affect Royal Wolf’s operations and ability to continue its current operations.

The supply and cost of used ocean-going containers fluctuates, which fluctuation could affect Royal Wolf’s pricing and our ability to grow.

Royal Wolf currently purchases, refurbishes and modifies used ocean-going containers in order to replenish and expand its lease fleet. Various freight transportation companies, freight forwarders and commercial and retail storage companies also purchase used ocean-going containers. Many of these other companies have greater financial resources than Royal Wolf does. As a result, if the number of available containers for sale decreases, these competitors may be better able to absorb an increase in the cost of containers. If used ocean-going container prices increase substantially, Royal Wolf may not be able to purchase enough new units to maintain or increase the size of its fleet. These price increases also could increase Royal Wolf’s acquisition costs and operating expenses and adversely affect our results of operations and reduce our earnings. Conversely, an oversupply of used ocean-going containers may cause container prices to fall, which may result in competitors then lowering the lease rates on their storage units. As a result, Royal Wolf may need to lower its lease rates to remain competitive, which would cause our future revenues to decline.

Sales of storage units constitute a significant portion of Royal Wolf’s revenues. Failure to continue to sell units at historic rates could adversely affect our ability to grow Royal Wolf’s lease fleet.

Sales of storage units constituted approximately 59% and 56% of Royal Wolf total revenues for the six months ended December 31, 2006 and the year ended June 30, 2006, respectively. Revenues from sales of storage units have been used to fund increases in the size of our lease fleet. As a result, the failure to continue to sell a significant number of units may adversely affect our ability to increase the size of Royal Wolf’s lease fleet or to otherwise take advantage of business and growth opportunities available to it.

Governmental regulations could impose substantial costs and restrictions on Royal Wolf’s operations that could harm our future results of operations.

Royal Wolf is subject to various Australian federal, state and local environmental, transportation, health and safety laws and regulations in connection with its operations. Any failure to comply with these laws or regulations could result in capital or operating expenditures or the imposition of severe penalties or restrictions on its operations. In addition, these laws and regulations could change in a manner that materially and adversely affects Royal Wolf’s ability to conduct its business. More burdensome regulatory requirements in these or other areas may increase our general and administrative costs. If Royal Wolf is unable to pass these increased costs on to its customers, our future operating results could be negatively impacted.

Royal Wolf may not be able to facilitate its growth strategy by identifying or completing transactions with attractive acquisition candidates, which could impair the growth and profitability of its business.

Since December 2005, Royal Wolf has completed four acquisitions. An important element of our growth strategy for Royal Wolf is to continue to seek additional acquisitions in order to add new customers within existing geographic markets and branch locations, and to expand Royal Wolf’s operations into new markets. Any future growth through acquisitions will be partially dependent upon the continued availability of suitable acquisition candidates at favorable prices, upon advantageous terms and conditions and upon successful integration of the acquired businesses. However, future acquisitions may not be available at advantageous prices or upon favorable terms and conditions. In addition, acquisitions involve risks that the businesses acquired will not perform in accordance with expectations, that business judgments concerning the value, strengths and weaknesses of businesses acquired will prove incorrect, that the acquired businesses may not be integrated successfully and that the acquisitions may strain Royal Wolf’s management resources. Future acquisitions and any necessary related financings also may involve significant transaction-related expenses. If Royal Wolf is unable to complete additional acquisitions or successfully integrate any businesses that it does acquire, our future growth and operating results would be adversely impacted.

Before we entered into the original acquisition agreement, we entered into confidentiality agreements and conducted preliminary due diligence with respect to a number of other possible initial business combinations. We and Royal Wolf also previously entered into a confidentiality agreement and conducted preliminary due diligence with respect to one smaller Australian equipment leasing company that Royal Wolf considered to be a suitable acquisition for it. We are not in current discussions or negotiations, or currently conducting due diligence, regarding any of the entities with which we signed confidentiality agreements prior to entering into the Royal Wolf acquisition agreement, and neither we nor Royal Wolf has any present understandings, arrangements or commitments with respect to any possible future acquisition. There is no assurance that we or Royal Wolf will be able to identify, negotiate or complete any future acquisitions, or, if completed that any such acquisitions will be successful.

Failure to retain key personnel could adversely affect Royal Wolf’s operations and could impede our ability to execute our business plan and growth strategy.

After the completion of the acquisition, Royal Wolf will continue to be managed largely by its existing officers, including Robert Allan, its Chief Executive Officer, Peter McCann, its Chief Financial Officer, and James Warren, its Chief Operating Officer. The continued success of Royal Wolf will depend largely on the efforts and abilities of these executive officers and certain other key employees, many of who have over eight years of experience with Royal Wolf. These officers and employees have knowledge and an understanding of Royal Wolf and its industry that cannot be readily duplicated. Each of Messrs. Allan, McCann and Warren has an employment agreement which is terminable under certain circumstances upon notice to him. The loss of any member of Royal Wolf’s senior management team could impair our ability to execute our business plan and growth strategy, cause a loss of customers, reduce revenues and adversely affect employee morale.

Any failure of Royal Wolf’s management information systems could disrupt our business and result in decreased rental or sale revenues and increased overhead costs, which could negatively impact our results of operations.

Royal Wolf depends on its management information systems to actively manage its lease fleet, control new unit capital spending and provide fleet information, including leasing history, condition and availability of our units. These functions enhance Royal Wolf’s ability to optimize fleet utilization, rentability and redeployment. The failure of Royal Wolf’s management information systems to perform as we anticipate could disrupt its business and could result in, among other things, decreased leases or sales and increased overhead costs, which could negatively impact our results of operations.

A write-off of all or a part of our goodwill would hurt our operating results and reduce our stockholders’ equity.

As a result of four acquisitions completed by Royal Wolf since December 2005, we will have significant intangible assets related to goodwill, which represents the excess of the total purchase price of the acquisitions over the fair value of the net assets acquired. We are not permitted to amortize goodwill under the U.S. accounting standards and instead are required to review goodwill at least annually for impairment. In the event impairment is identified, a charge to earnings would be recorded. Although it does not affect our cash flow, a write-off in future periods of all or a part of our goodwill would hurt our operating results and stockholders’ equity. We are unable to currently estimate if and when it may become necessary to write-off goodwill or the effect such a write-off may have on our financial results or the market prices of our securities.

Significant increases in raw material costs could increase our operating costs significantly and harm our stockholders’ equity.

Royal Wolf purchases raw materials, including metals, lumber, siding and roofing and other products, to perform periodic refurbishment of its units and to modify containers to its customers’ requirements. During periods of rising prices for raw materials, and in particular when the prices increase rapidly or to levels significantly higher than normal, we may incur significant increases in our operating costs and may not be able to pass price increases through to our customers in a timely manner, which could harm our future results of operations.

Failure by Royal Wolf’s Chinese manufacturers to sell and deliver products to Royal Wolf in timely fashion may harm Royal Wolf’s reputation and our financial condition.

Royal Wolf currently purchases new container products directly from container manufacturers in China. Although Royal Wolf is not dependent on any one manufacturer and is able to purchase products from a variety of suppliers, the failure of one or more of its suppliers to timely manufacture and deliver containers to Royal Wolf could adversely affect its operations. Royal Wolf purchases new container products under purchase orders issued to container manufacturers, which the manufacturers may or may not accept or be able to fill. Royal Wolf has no contracts with any supplier. If these suppliers do not timely fill Royal Wolf’s purchase orders, or do not properly manufacture the ordered products, our reputation and financial condition also could be harmed.

Royal Wolf’s growth plan includes a possible expansion of Royal Wolf’s operations into markets outside of Australia, including Asia/Pacific markets. Such international expansion may not prove successful, and may divert significant capital, resources and management’s time and attention and adversely affect Royal Wolf’s on-going operations in Australia.

To date, Royal Wolf has conducted all of its business within Australia. However, Royal Wolf has plans to enter international markets, including the Asia/Pacific market, in the future, which will require meaningful amounts of management time and attention. Royal Wolf’s products and its overall marketing approach may not be accepted in other markets to the extent needed to make its international expansion profitable. In addition, the additional demands on its management from these activities may detract from Royal Wolf’s efforts in the Australian market and adversely affect its operating results in its principal market. Any international expansion will expose Royal Wolf to the risks normally associated with conducting international business operations, including unexpected changes in regulatory requirements, changes in foreign legislation, possible foreign currency controls, currency exchange rate fluctuations or devaluations, tariffs, difficulties in staffing and managing foreign operations, difficulties in obtaining and managing vendors and distributors, potential negative tax consequences and difficulties collecting accounts receivable.

Royal Wolf’s planned growth could strain our management resources, which could disrupt our development of new Royal Wolf customer service centers.

Our future performance will depend in large part on our ability to manage Royal Wolf’s planned growth. Royal Wolf’s growth could strain our existing management, human and other resources. To successfully manage this growth, we must continue to add managers and employees and improve Royal Wolf’s operating, financial and other internal procedures and controls. We also must effectively motivate, train and manage Royal Wolf’s employees. If we do not manage Royal Wolf’s growth effectively, some of its new customer service centers and acquisitions may lose money or fail, and we may have to close unprofitable locations. Closing a customer service center would likely result in additional expenses that would adversely affect our future operating results.

We will incur indebtedness in connection with the acquisition of Royal Wolf, and we may need additional debt or equity financing to sustain our growth. We do not have commitments for any such financing.

In conjunction with our acquisition of Royal Wolf, we will incur $15.76 million of indebtedness to Bison Capital or its affiliate to be evidenced by senior subordinated promissory notes of GFN Australasia. The notes will bear interest at the annual rate of 13.5%, payable quarterly in arrears, will mature 66 months from the date of issuance, and generally will not be prepayable, or will be prepayable only at a premium, prior to maturity. We will rely on cash flow from operations of Royal Wolf to make payments under this subordinated indebtedness, and there is no assurance that Royal Wolf’s cash flow will be sufficient to service both Royal Wolf’s indebtedness and this subordinated indebtedness of GFN Australasia. Payment of interest and other expenses relating to this indebtedness may adversely affect our financial condition and results of operations.

We also may finance Royal Wolf’s growth through a combination of borrowings, cash flow from operations and equity financing. The ability of Royal Wolf to grow will depend in part on our ability to obtain either additional debt or equity financing to fund the costs of such growth. The availability and terms of any debt and equity financing will vary from time to time, and will be influenced by Royal Wolf’s performance and by external factors, such as the economy generally and developments in the market, that are beyond our control. Also, additional debt financing or the sale of additional equity securities may adversely affect the market price of our securities. If we are unable to obtain additional debt or equity financing on acceptable terms, we may have to curtail Royal Wolf’s growth by delaying new customer service center openings or expansion of its lease fleet.

Some zoning laws restrict the use of Royal Wolf’s storage units and therefore limit its ability to offer its products in all markets.

Most of Royal Wolf’s customers use Royal Wolf’s storage units to store goods on their own properties. Local zoning laws in some of Royal Wolf’s geographic markets prohibit customers from maintaining portable storage units on their properties or require that portable storage units be located out of sight from the street. If local zoning laws in one or more of Royal Wolf’s geographic markets were to ban or restrict portable storage units stored on customers’ sites, Royal Wolf’s business in that market will suffer.

Unionization by some or all of Royal Wolf’s employees could cause increases in operating costs.

Royal Wolf’s employees are not presently covered by collective bargaining agreements. However, from time to time various unions have attempted to organize some of Royal Wolf’s employees. We are unable to predict the outcome of any continuing or future efforts to organize Royal Wolf’s employees, the terms of any future labor agreements, or the effect, if any, those agreements might have on our operations or financial performance.

Risks Related to the Acquisition

In performing its valuation analyses of Royal Wolf, our management relied on projections for Royal Wolf provided by its management. No assurance can be made that the projections our management used in its analyses will be achieved.

Royal Wolf did not publicly disclose its internal management projections provided to our management in connection with our management’s analysis of the acquisition, and the projections were not prepared with intent for public disclosure or prepared in accordance with generally accepted accounting principles, the published guidelines of the Securities and Exchange commission or the American Institute of Certified Public Accountants’ guidelines for projections or forecasts. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of our management, including, without limitation, factors related to general economic and industry conditions and competitive activity. Actual results could vary significantly from those set forth in the projections used by our management. For all of these reasons, stockholders should not place undue reliance on these projections as summarized elsewhere in this proxy statement.

We obtained no fairness opinion in connection with our acquisition of Royal Wolf and it is possible that stockholders could challenge our determinations regarding the value of Royal Wolf.

Our board of directors approved our acquisition of Royal Wolf and determined that it is in the best interests of us and our stockholders, and believes that the acquisition is fair to us and our stockholders. Our board also determined that the fair market value of Royal Wolf exceeds 80% of our net assets. As set forth in the prospectus relating to our IPO, we are not required to obtain an opinion from an investment banking firm as to the fair market value if our board determines that the Royal Wolf acquisition meets the 80% threshold. In making its determinations, our board of directors relied upon the portable storage industry and deal-making experience of our officers and directors, including Ronald F. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer. Our

board of directors did not seek or obtain a fairness opinion from an independent advisor to support its determinations, and it is possible that stockholders could challenge our board’s determinations regarding the value of Royal Wolf.

There are indicators that the fair market value of Royal Wolf is below the 80% threshold, and we may be subject to stockholder claims that our board’s valuation determinations are contrary to our IPO prospectus.

Our board of directors determined that the fair market value of Royal Wolf at the time we entered into the September 12, 2006 acquisition agreement was between $75 million and $95 million, which exceeded 80%, or approximately $52 million, of our net assets as of September 30, 2006. A minority of the valuation measurements indicated that the fair market value of Royal Wolf may be below 80% of our net assets. By one measure, based upon a comparison of selected transactions and utilizing the actual cash flow of Royal Wolf for the fiscal year ended June 30, 2006, the entire range of values was below the 80% threshold. Our board of directors updated its original valuations when we entered into the March 29, 2007 amended acquisition agreement, and determined that the updated fair market value of Royal Wolf was between approximately $90 million and $120 million, which exceeded 80%, or approximately $54 million, of our net assets as of December 31, 2006. A minority of the updated measurements also indicated a fair market value of Royal Wolf below the 80% threshold at the low end of the range of values only. The majority of both the initial and updated valuation measurements, however, indicated that Royal Wolf’s fair market value exceeded the 80% threshold, and our board of directors determined that these majority measurements, including the measurements based upon the projected results of operations of Royal Wolf for the fiscal year ending June 30, 2007 and twelve months ending December 31, 2007, were better indicators of the fair market value of Royal Wolf.

Our IPO prospectus states that the 80% test relates to the fair market value of the target business in our initial business combination. The IPO prospectus did not describe specifically how the 80% threshold would apply if we acquired less than all of the equity interests in the target business, and it is possible that investors could conclude that the 80% test should relate instead only to the value of our equity interest in the target business. At $75 million and $90 million, the low end of the range of Royal Wolf’s fair market value as determined by our board of directors in September 2006 and March 2007, respectively, the fair market value of our 86.2% ownership interest in Royal Wolf exceeds the 80% threshold; however, a minority of the updated valuation measurements considered by our board of directors indicated that the fair market value of our 86.2% ownership interest in Royal Wolf was below the 80% threshold. It is possible, therefore, that stockholders could challenge our board’s determination that the Royal Wolf acquisition satisfies the 80% test described in our IPO prospectus. In this event, we could incur substantial legal fees and other costs and expenses in defending our board’s determination. If such claims were asserted, and if we were unsuccessful in defending the claims, we also could be subject to damages that could have a material adverse effect on our financial condition or results of operations. Such claims also would divert the time and attention of our management and board of directors, which could adversely affect our business and operations.

All of our valuation determinations were based upon an analysis of the fair market value of the entirety of Royal Wolf’s business and operations. In considering the 80% threshold as it relates to our 86.2% ownership interest in Royal Wolf, we multiplied 86.2% by the entire fair market value of Royal Wolf, and we did not attempt to otherwise value our 86.2% ownership interest in Royal Wolf.

Our working capital will be reduced to the extent our stockholders exercise their conversion rights. This would reduce our cash reserves after the acquisition.

We are not permitted to complete the acquisition if holders of 20% or more of our IPO shares exercise their conversion rights. Based upon the funds held in the trust account as of June 30, 2007, the amount of funds that could be disbursed to our stockholders upon the exercise of their conversion rights is approximately $13.6 million, or approximately 20% of the funds then held in the trust account after deduction of the taxes on earned interest. To the extent our stockholders exercise their conversion rights, there will be a corresponding reduction in the amount of funds available to us following the acquisition. Depending on the net price paid by our various stockholders for the outstanding IPO shares and other financial considerations, it may be in the best interests of some stockholders to convert their shares or to permit the liquidation of this company. Since we cannot currently predict how many stockholders will exercise their conversion rights, we do not know if the acquisition of Royal Wolf will be effected, and if so, what amount of funds will be disbursed to stockholders who exercise their conversion rights.

The purchase price we will pay for the RWA shares may increase due to currency exchange rate fluctuations.

The purchase price of the RWA shares to be purchased from the management shareholders, as well as the payments to the management shareholders and Equity Partners for their non-compete covenant, will be payable in Australian dollars. The exchange rate between the U.S. dollar and the Australian dollar is subject to market fluctuations, and the U.S. dollar generally has weakened recently compared to the Australian dollar. In the event that the value of the Australian dollar appreciates compared to the U.S. dollar prior to our payment of these amounts the, the amount of U.S. dollars that we will have to exchange into Australian dollars at that time could be significantly higher, thereby making the actual amount of these payments higher. (The actual amount of the these payments will be lower if the Australian dollar depreciates compared to the U.S. dollar.) We have not entered into any hedge agreements to limit our exposure to currency rate fluctuations, and no assurance can be given that the currency exchange rate between the U.S. dollar and the Australian dollar will not be less favorable to us when these payments are made.

Our directors and officers own shares of common stock and have interests in the acquisition that are different from yours. If the acquisition is not approved, the shares of common stock acquired by them prior to our IPO may become worthless.

Our directors and officers own 1,875,000 shares of our common stock purchased by them for an aggregate purchase price of $250,000 prior to our IPO as to which they have waived any right to receive any of the cash proceeds that may be distributed upon our liquidation. If the acquisition is not completed and we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will liquidate and such shares held by our officers and directors will become worthless. As of July 31, 2007, the aggregate market value of these shares of our common stock owned by our officers and directors was $14,437,500.

Ronald F. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer, own warrants to purchase an aggregate of 1,491,333 shares of our common stock that they acquired for an aggregate purchase price of approximately $1,400,000. These warrants also will become worthless if the acquisition is not completed and we fail to enter into an agreement in principle or a definitive agreement with respect to another business combination, or fail to complete another business combination, as described above. As of July 31, 2007, the aggregate market value of these warrants was $2,684,399.

Mr. Valenta has made available to us a line of credit under which we may borrow from him from time to time up to $3,000,000 at an annual interest rate equal to 8%. Our borrowings under the line of credit have been and will continue to be used by us to pay operating expenses, including deposits and expenses relating to the acquisition. At June 30, 2007, the outstanding amount of principal and accrued interest under the line of credit was $2,441,253. We will continue to borrow funds under the line of credit through the closing of the acquisition. If the acquisition is completed, Mr. Valenta will be repaid all outstanding principal and accrued interest under the line of credit. If, on the other hand, the acquisition is not completed and we are required to liquidate as described above, Mr. Valenta will have no recourse against the funds held in the trust account for repayment of any amounts outstanding under the line of credit.

As an inducement to Bison-GE and the management shareholders to enter into the acquisition agreement, Mr. Valenta has entered into a backup purchase agreement with Bison-GE and the management shareholders under which he agrees that, if the acquisition agreement is terminated for any reason, he will purchase from Bison-GE and the management shareholders all of the RWA shares at a purchase price equivalent to the purchase price payable by us under the acquisition agreement. The terms of the backup purchase agreement were determined by arm’s-length negotiations among Mr. Valenta, Bison-GE and the management shareholders. Mr. Valenta will not be entitled to a fee or other compensation for the agreeing to the backup purchase agreement.

These financial interests of our directors and officers may have influenced their decision to approve our acquisition of Royal Wolf. In considering the recommendations of our board of directors for approval of the acquisition, you should consider these interests.

We have not established the compensation of some of our officers or our directors, so stockholders will not have this information in deciding how to vote.

Ronald F. Valenta, our Chief Executive Officer and Secretary, John O. Johnson, our Chief Operating Officer, and Marc Perez, our Controller, are not currently compensated for their services; and both Mr. Valenta and Mr. Johnson have advised our board of directors that they will continue to serve in these capacities without compensation until at least the earliest of June 30, 2008 or such time as Royal Wolf achieves annualized EBITDA of $20 million or we achieve a company-wide total annualized EBITDA OF $40 million.

If the acquisition is completed, we may modify the compensation to our officers and directors based upon the advice and recommendations of the Compensation Committee of our board of directors. Except as described above, there is no current understanding or arrangement with respect to any such compensation, and our stockholders will have no information with respect to any such future compensation in deciding how to vote their shares with respect to the acquisition.

Bison-GE may require us to purchase all of its GFN U.S. shares in the future at a specified price, which price may exceed the value of the GFN U.S. shares.

Immediately following the acquisition, we will own 86.2% and Bison-GE will own 13.8% of the outstanding shares of GFN U.S. At the closing of the acquisition, we will enter into a shareholders agreement with Bison-GE under which, among other things, Bison-GE will have the right to require us to purchase all, but not less than all, of its GFN U.S. shares at any time after the second anniversary of the closing at a cash price specified in the shareholders agreement. This price will not necessarily bear any relation to the market value or fair value of the GFN U.S. shares, and Bison-GE is likely to require us to purchase its GFN U.S. shares, if at all, at a time when the value of the GFN U.S. shares is less than the price that we are required to pay under the shareholders agreement. We also will have the right to require Bison-GE to sell us its GFN U.S. shares after the second anniversary of the closing at a price specified in the shareholders agreement, but there is no assurance that the specified price will not exceed the market value or fair value of the GFN U.S. shares. As a result, we may choose not to purchase the GFN U.S. shares owned by Bison-GE.

If we do not complete our acquisition of Royal Wolf, we will forfeit our deposits and bear substantial costs, and we may not be successful in identifying another suitable business combination.

If we do not complete the acquisition, we will forfeit deposits of $1,005,000 and bear substantial transaction costs and immediately resume our search for another suitable business combination to present to our stockholders for their approval. We have no commitments or understandings with respect to any other business combination, and there is no assurance that whether or on what terms we may be able to negotiate another business combination. Because of the costs incurred in connection with the proposed acquisition of Royal Wolf and other expenses, the $3,000,000 revolving line of credit that we have been using to fund our operations may be fully utilized, thereby reducing our ability to fund another acquisition. At June 30, 2007, we have the capacity to borrow an additional $650,000 under our line of credit and, as of May 31, 2007, we had current accounts payable and accrued expenses of approximately $677,500.

If we do not complete our acquisition of Royal Wolf and are forced to dissolve and liquidate, third parties may bring claims against us and, as a result, the proceeds held in our trust account could be reduced and the per-share liquidation price received by our public stockholders could be less than $7.84 per share.

If we fail to complete the acquisition of Royal Wolf and also fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete another business combination by April 5, 2008, we will be required by our certificate of incorporation to initiate proceedings to dissolve and liquidate the assets held in our trust account to the holders of our IPO shares.

Based upon the funds held in the trust account as of June 30, 2007, the per-share liquidation price as of that date would have been approximately $7.90, or $0.10 less than the per-unit offering price of $8.00 in our IPO. This compares to the closing sale prices of our common stock of $7.70 as reported on the American Stock Exchange on July 31, 2007. Our stockholders should verify the market price of our common stock prior to selling any common stock in the public market, since they may be able to receive greater proceeds from exercising their conversion rights than from selling their shares assuming that the acquisition is completed. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, and there is no assurance that the actual per-share liquidation price will not be less than $7.90 due to such claims.

Creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and senior to claims of our public stockholders.

If we do not complete our acquisition of Royal Wolf and are forced to dissolve and liquidate, payments from the trust account to our public stockholders may be delayed.

If we are forced to initiate our dissolution as a result of our failure to complete the acquisition of Royal Wolf or of another business by the deadline of October 5, 2007 or April 5, 2008, as applicable, we will be unable to liquidate the trust account and distribute the proceeds to our public stockholders unless and until our stockholders approve our plan of dissolution and liquidation following our compliance with procedures mandated by the Delaware General Corporation Law and the federal securities laws. Among other things, we will be required to prepare and file with the Securities and Exchange Commission a proxy statement regarding our plan of dissolution and liquidation. Accordingly, there will be a delay (which may be substantial) beyond October 5, 2007 or April 5, 2008, as the case may be, in our liquidation and the distribution to our public stockholders of the funds in our trust account as part of any plan of dissolution and liquidation.

If the acquisition is not completed and Mr. Valenta is unable to satisfy his obligation to indemnify us for claims of creditors, the amounts in our trust account available for distribution to our public stockholders would be reduced.

If the acquisition is not completed and we dissolve and liquidate prior to the consummation of a business combination, Mr. Valenta has agreed, pursuant to a written agreement executed in connection with the IPO, that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or products sold to us and target businesses who have entered into written agreements with us and who have not waived all of their rights to make claims against the proceeds in the trust account. Some of our creditors, including our legal counsel and our independent public accounting firm (for certain non-attest services rendered and subsequently paid), have waived in writing their rights to make claims against the proceeds in the trust account. Amounts owing to these creditors totaled $329,000 at May 31, 2007. Other creditors have not been willing to waive such rights, and we cannot assure you that there will be no claims of creditors against the proceeds in the trust account at the time of any dissolution and liquidation. Amounts owing to these creditors totaled $348,500 at May 31, 2007. At June 30, 2007, we had borrowed $2,350,000 under our $3,000,000 line of credit provided by Mr. Valenta, and we have available credit of $650,000. Mr. Valenta also has agreed under his indemnification agreement to satisfy all such claims, and our board of directors would have a fiduciary obligation to seek indemnification from Mr. Valenta. As an inducement to Bison-GE and the management shareholders to enter into the acquisition agreement, Mr. Valenta has entered into a backup purchase agreement with Bison-GE and the management shareholders under which he agrees that, if the acquisition agreement is terminated for any reason, he will purchase from Bison-GE and the management shareholders all of the RWA shares at a purchase price equivalent to the purchase price payable by us under the acquisition agreement. If the Royal Wolf acquisition is not completed and we dissolve and liquidate, the satisfaction of Mr. Valenta’s obligations under the backup purchase agreement could make it difficult, or impossible, for Mr. Valenta to satisfy his indemnity obligations to us. If Mr. Valenta were not able financially to indemnify us, and if pursuing indemnification therefore would be futile and costly, our board of directors might determine not to seek to enforce our rights to indemnification. If Mr. Valenta were unable financially to satisfy all claims of our creditors, his indemnification agreement may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Our stockholders may be held liable for claims by third parties to the extent of liquidation distributions received by them.

All claims by creditors and other third parties must be paid or provided for prior to any distributions to any stockholders upon dissolution and acquisition, and under Sections 280 through 282 of the Delaware General Corporation Law, our stockholders may be held liable for claims by third parties against us to the extent of distributions received by the stockholders in connection with our dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of each such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. As a result, our stockholders would potentially be liable for any claims to the extent of distributions received by them in connection with our dissolution and any liability of our stockholders may extend beyond the third anniversary of the dissolution.

A substantial number of our shares will become eligible for future resale in the public market after the acquisition, which could result in dilution and an adverse effect on the market price of those shares.

If the acquisition is completed, our outstanding warrants to purchase 10,708,333 shares of common stock, including warrants issued in connection with the IPO, will become exercisable upon the closing of its acquisition. Moreover, 1,875,000 shares of our common stock purchased by our directors and officers prior to the IPO will be released from escrow one year after the completion of the acquisition and be eligible for resale in the public market, subject to compliance with applicable laws. Consequently, at various times after completion of the acquisition, a substantial number of additional shares of our common stock will be eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market prices of our securities.

The proposed acquisition of Royal Wolf may result in additional Sarbanes-Oxley Act of 2002 costs, issues and control procedures of our combined reporting company.

Royal Wolf is a private Australian company that to date has not been subject to the requirements of the Sarbanes-Oxley Act of 2002. Royal Wolf’s existing internal controls and procedures are not compliant with the Act, in general, or Section 404 of the Act, in particular. Although we are not aware of any significant weaknesses in internal controls and procedures or in the disclosure controls and procedures of Royal Wolf, it is possible that such weaknesses may exist. We understand, for example, that there were adjustments proposed by the auditors and made to the audited financial statements included elsewhere in this proxy statement and a restatement of previously released financial statements. Also, management of Royal Wolf may not have the expertise or time to properly document, assess, test and remedy the control structure of Royal Wolf, to timely identify any material control weaknesses or to disclose to us any such weaknesses in time to comply with our reporting requirements under the Act. We expect to incur significant costs in implementing additional controls and procedures at Royal Wolf in order to comply with the Act.

We may have difficulty establishing adequate management, legal and financial controls over Royal Wolf.

The internal financial and accounting staff at Royal Wolf currently does not have the ability to prepare financial statements in accordance with U.S. GAAP. Accordingly, we will have to establish U.S. financial reporting concepts and practices at Royal Wolf, as well as implement public company financial control systems. We may have difficulty in hiring, training and retaining a sufficient number of qualified employees with the required expertise. In addition, no assurance can be given that Royal Wolf will be able to prepare and deliver to us the quarterly and annual financial information necessary for us to prepare consolidated financial statements in time to meet the Security and Exchange Commission filing deadlines.

THE SPECIAL MEETING

General

We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors for use at the special meeting of stockholders and at any adjournment or postponement of the meeting. This proxy statement provides you with the information we believe you should know to be able to vote or instruct your vote at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on [●], 2007 at 9:00 a.m., local time, at the offices of our legal counsel, Troy & Gould Professional Corporation, 1801 Century Park East, 16th Floor, Los Angeles, California.

Purpose of the Special Meeting

At the special meeting, we are asking stockholders to:

•	Approve our acquisition of Royal Wolf; and

•	Grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the acquisition if that there are insufficient votes present at the meeting for its approval.

Recommendation of Our Board of Directors

Our board of directors:

•	Has unanimously approved the acquisition and determined that it is in the best interests of us and our stockholders; and

•	Unanimously recommends that our common stockholders vote “FOR” approval of the acquisition.

No fairness opinion was sought or obtained by our board of directors in reaching its determination to approve the acquisition.

Record Date; Who is Entitled to Vote

We have fixed the close of business on June 11, 2007, as the record date for determining the stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on June 11, 2007, there were 10,500,000 shares of our common stock outstanding. Each share of our common stock is entitled to one vote with respect to each of the matters to be acted upon at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of the shares of our common stock outstanding as of the record date constitutes a quorum for the transaction of business.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” with respect to the acquisition or other proposal will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter, however, will not be treated as shares entitled to vote any proposal to which authority to vote is withheld by the broker. If you do not give the broker voting instructions, under the rules of the National Association of Securities Dealers, Inc., your broker may not vote your shares with respect to the acquisition. Since stockholders must affirmatively vote against approval of the acquisition in order to exercise their conversion rights, stockholders who fail to vote, or who abstain from voting, may not exercise their conversion rights. Beneficial holders of shares held in “street name” that are voted against approval of the acquisition may exercise their conversion rights. See the information set forth under “Special Meeting — Conversion Rights” below.

Vote of Our Stockholders Required

The approval of the acquisition will require the approval of the holders of a majority of the shares of our common stock present and entitled to vote at the meeting with respect to the acquisition, as well as the holders of a majority of our IPO shares voted with respect to the acquisition. Notwithstanding these approvals, our certificate of incorporation provides that we cannot complete the acquisition if the holders of 20% or more of our IPO shares (1,725,000 or more shares) exercise their conversion rights.

The approval of the proposal to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the acquisition in the event that there are insufficient votes for its approval present at the special meeting will require the affirmative vote of the holders of a majority of our common stock present and entitled to vote at the meeting. Abstentions are deemed entitled to vote on this proposal. Therefore, they will have the same effect as a vote against the proposal. Broker non-votes, however, are not deemed entitled to vote on this proposal and will have no effect on the outcome of the vote on this proposal.

Voting Your Shares

Each share of our common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to vote your shares of our common stock at the special meeting:

•	You can vote by completing, dating, signing and returning the enclosed proxy card. If you vote by proxy card, the proxy holders whose names are listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors “FOR” the approval of the acquisition and the other proposal described in this proxy statement; and

•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Proxies must be received prior to the voting at the special meeting. Any proxies or other votes received after this time will not be counted in determining whether the acquisition has been approved. Furthermore, any proxies or other demand received after the voting at the special meeting will not be effective to exercise conversion rights.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send us another proxy card with a later date;

•	You may notify John O. Johnson, our Chief Operating Officer, in writing before the special meeting that you revoke your proxy; or

•	You may attend the special meeting, revoke your proxy and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call John O. Johnson, our Chief Operating Officer, at (626) 795-0040. You also may call MacKenzie Partners, Inc. at (800) 322-2885.

Adjournment

In the event there are an insufficient number of shares of our common stock present in person or by proxy at the special meeting to approve our acquisition of Royal Wolf, our board of directors intends to adjourn the special meeting to a later date provided a majority of the shares present and voting on the motion vote is in favor of such adjournment. The place and date to which the special meeting would be adjourned would be announced at the special meeting. Proxies voted against the approval of the acquisition will not be voted to adjourn the special meeting. Abstentions and broker non-votes also will not be voted on this matter. If it is necessary to adjourn the special meeting and the adjournment is for a period of not more than 30 days from the original date of the special meeting, no notice of the time and place of the adjourned meeting need be given to our stockholders, other than by an announcement made at the special meeting.

The effect of any such adjournment would be to permit us to solicit additional proxies for approval of the acquisition. Such an adjournment would not invalidate any proxies previously filed as long as the record date remains the same for the subsequent meeting. We do not anticipate that we would change the meeting’s record date if we seek an adjournment of the special meeting. In the unlikely event that our board of directors exercised its right under the Delaware General Corporation Law to set a new record date for the meeting, we would mail notices of the new meeting date to our stockholders of record.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the approval of our acquisition of Royal Wolf and the related proposal described in this proxy statement. Under our by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting.

By signing and returning the enclosed proxy card, you will be deemed to grant the proxy holders discretionary authority to consider and act upon such other matters as may properly presented incident to the conduct of the meeting and any adjournment or postponement of the meeting.

Conversion Rights

Any stockholder holding shares of our common stock originally issued in our IPO who affirmatively votes “against” approval of our acquisition of Royal Wolf may demand that we convert such shares into a pro rata portion of the funds held in the trust account pursuant to Article Sixth of our certificate of incorporation. If demand is made and the acquisition is consummated, we will convert these shares into a pro rata portion of the funds held in the trust account, including earned interest (net of taxes on such interest), as of the date two business days prior to the closing of the acquisition. Stockholders who seek to exercise their conversion rights must affirmatively vote against the acquisition.

The closing sale price of our common stock as reported on the American Stock Exchange on July 31, 2007, the record date, was $7.70. The funds held in the trust account on June 30, 2007 were approximately $7.90 per IPO share after deduction of the taxes on earned interest. Our stockholders should verify the market price of our common stock prior to selling any common stock in the public market, since they may be able to receive greater proceeds from exercising their conversion rights than from selling their shares assuming that the acquisition is completed.

If the holders of 20% or more of our IPO shares (1,725,000 or more shares) exercise their conversion rights, we cannot complete the acquisition notwithstanding its approval by our stockholders at the special meeting.

Exercise of Conversion Rights

If you wish to exercise your conversion rights, you must:

•	Affirmatively vote against approval of the acquisition and, at the same time, demand that we convert your shares into cash; and

•	If the acquisition is completed, tender your share certificate to our transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, Attention: Mark Zimkind, Tel. 212-845-3287, Fax. 212-616-7616.

Any action that does not include an affirmative vote against approval of the acquisition will be insufficient to exercise your conversion rights.

If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own those shares. If the acquisition is not completed, these shares will not be converted into cash.

No Appraisal Rights

Stockholders of have no appraisal rights in connection with the acquisition under applicable Delaware corporation law or otherwise.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail, but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. These persons will not be compensated for these solicitation activities.

We have engaged Mackenzie Partners, Inc. to assist in the mailing of this proxy statement and responding to questions from stockholders. For these services, we will pay Mackenzie Partners, Inc. a fee of $5,000, plus reasonable out-of-pocket charges. Such costs will be paid initially with borrowings under the line of credit made available to us by Mr. Valenta, which borrowings will be repaid to Mr. Valenta if the acquisition (or other business combination) is completed.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Householding of Special Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to John O. Johnson, our Chief Operating Officer, at General Finance Corporation, 260 South Los Robles, Suite 217, Pasadena, California 91101, (626) 795-0040, we will provide a separate copy of the annual reports and proxy statements. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to our Chief Operating Officer at the address and telephone number stated above.

Voting Agreement

As of the record date, Ronald F. Valenta, John O. Johnson, James B. Roszak, Lawrence Glascott, Manuel Marrero, David M. Connell, and Marc Perez, each of whom is our director or executive officer, owned an aggregate of 1,875,000 shares of our common stock, or approximately 17.9% of our outstanding shares. In connection with our IPO, they agreed to vote these shares with respect to our initial business combination as the holders of a majority of the IPO shares that are voted. Our officers and directors own beneficially 13,500 IPO shares.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU MAY OWN. WE SINCERELY DESIRE YOUR PRESENCE AT THE SPECIAL MEETING. HOWEVER, SO THAT WE MAY BE SURE THAT YOUR VOTE WILL BE INCLUDED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Stockholders who have questions concerning the proposed acquisition or any other aspect of the special meeting should contact John O. Johnson at (626) 584-9722 or MacKenzie Partners, Inc. at (800) 322-2885.

CONSIDERATION OF THE ACQUISITION

On September 12, 2006, we entered into an acquisition agreement with the management shareholders and Equity Partners under which we agreed to purchase from them all of the shares of capital stock of RWA. On March 29, 2007, we entered into an amended acquisition agreement with Bison-GE, the management shareholders and Equity Partners, which superseded its September 12, 2006 acquisition agreement in its entirety. Pursuant to the amended acquisition agreement, Bison-GE acquired 80% of the RWA shares, consisting of all of the RWA shares owned by Equity Partners and approximately 50% of the RWA shares owned by the management shareholders for purchase consideration equivalent to the consideration that was originally negotiated by us with the management shareholders and Equity Partners as set forth in the original acquisition agreement. The terms our original acquisition agreement to purchase the RWA shares were determined by arm’s-length negotiations between us and the management shareholders and Equity Partners. The terms of Bison-GE’s participation and the other terms of the amended acquisition agreement and related agreements also were determined by arm’s-length negotiations among the parties. The following is a summary of our consideration of the acquisition.

Background

We are a special-purpose acquisition company organized on October 14, 2005 to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. In April 2006, we completed our initial public offering, or IPO, from which we derived net proceeds of approximately $65.55 million. Of the net proceeds, $65 million, along with proceeds of $700,000 from the private placement of securities to our Chief Executive Officer and Chief Operating Officer, were placed in a trust account. Such funds, together with the interest earned thereon, will be released to us upon completion of our initial business combination, less any amount payable to our stockholders who exercise their conversion rights in connection with the business combination and less the contingent underwriting fee payable to the underwriters of our IPO. If we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to a business combination, or having done so we fail to complete the business combination by April 5, 2008, then, in accordance with our certificate of incorporation, we must take all actions necessary to dissolve and liquidate as soon as reasonably practicable.

Original Acquisition Agreement

As we represented in the prospectus relating to our IPO, we had no specific business combination under consideration and did not contact any third parties or have any discussions, directly or indirectly, in this regard prior to the effectiveness of our IPO registration statement and completion of the initial distribution and sale our IPO securities on April 5, 2006. We also did not engage in any other activities, directly or indirectly, prior to our IPO regarding specific business targets or combinations, including the possible acquisition of Royal Wolf. Prior to the April 5, 2006 effective date of our IPO registration statement, Messrs. Valenta and Johnson received several unsolicited voice-mail messages and telephone calls from persons who either identified themselves as, or whom Messrs. Valenta and Johnson understood to have been, business brokers or investment bankers interested in discussing with General Finance the possibility of being engaged by us to find a target or introduce a target to us. None of these contacts related to Royal Wolf or RWA. We did not respond to any of the voice-mail messages, and Messrs. Valenta and Johnson advised those persons with whom they spoke on the telephone that they were not in a position to discuss any possible acquisitions and were not interested in engaging anyone to find target companies. No specific business opportunities were identified in any of the unsolicited telephone calls or voice-mail messages that we received prior to the effectiveness of our IPO registration statement, and we never returned any of the calls or messages. We also never engaged an investment banker, finder or broker in connection with the Royal Wolf acquisition or any other possible initial business combination or transaction.

After the effectiveness of our IPO registration statement, we began contacting investment bankers, private equity firms and other business contacts in order to generate ideas about a suitable business combination and also received unsolicited inquiries from several investment banking firms, including CIBC, Inc., RBC Dain Rauscher and Jump Securities, LLC, private equity firms such as LightYear Capital and Guiliani Partners, LLC, and other business intermediaries. These sources regularly track the progress of registered public offerings by special purpose acquisition companies such as ours, as well as Securities and Exchange Commission filings by other public companies that indicate that the filers will be seeking to accomplish an acquisition or other strategic transaction. We informed these contacts that, as described in the prospectus relating to our IPO, we were seeking an operating business in the specialty finance area for our initial business combination. We also asked the lead underwriter of our IPO, Morgan Joseph & Co. Inc., to tell us of any candidates that it might view as appropriate for our initial business combination. We did not retain an investment banking firm or fairness or valuation advisor to conduct a formal search for an initial business combination, and we did not maintain a complete list of all of the potential target businesses. In general, however, we followed up with potential business targets until they were deemed either unsuitable or potentially too expensive. Criteria for suitability included our management’s assessment of the competitive strengths and weaknesses of the potential business targets, the outlook for the sectors in which the targets operated, the strength of the management team, and the quality of the assets to be acquired. Certain potential targets were considered unsuitable because they operated in sectors of the specialty finance industry that our management believed did not have good economic potential. Other targets were considered by management to have too great a level of business risk due to poor asset quality or poor or erratic financial results.

Through these contacts, we identified and reviewed information with respect to more than 20 target companies, including a number that were based outside of the U.S. We signed nondisclosure agreements in order to obtain confidential information regarding 19 possible target companies in addition to Royal Wolf. These contacts and communications continued through August of 2006. Apart from these confidentiality agreements, we did not enter into agreements with any of these contacts other then Royal Wolf. We have not, and will not, pay any finder’s fees to any of these contacts or other persons. We provided four of these companies, including three based in Germany, with written indications of interest or verbal indications of value as follows:

•	In May 2006, we approached the owner of and commenced discussions with a California provider of modular buildings that had revenue in excess of $6 million in its most recent fiscal year. We were provided summary financial information, along with a management presentation. Although we furnished the company with a written indication of interest, the parties were unable to agree upon the value of the company and discussions terminated in June 2006.

•	In May 2006, we were contacted by an investment bank representing three German providers of portable storage containers and offices. We were provided with a summary information memorandum that led to discussions of value. The three companies had combined revenues in excess of $20 million in the most recent fiscal year. We determined that the German providers were either too small or too heavily reliant upon sales rather than leasing, which led to the termination of the negotiations in June 2006.

At the effective date of our IPO on April 5, 2006, we did not have any specific business combination under consideration, and neither we nor anyone on our behalf had contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We also did not have any specific business combination under consideration, and neither we nor anyone on our behalf had contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction, during the period between the April 5, 2006 effective date of our IPO and the closing of the sale of the IPO securities on April 10, 2006.

On April 11, 2006, one day after the closing of the sale of our IPO securities, Ronald F. Valenta, our Chief Executive Officer and a director, was contacted by telephone by Michael Baxter, a founder and Executive Director of RWA, who introduced himself to Mr. Valenta. Mr. Baxter told Mr. Valenta that he had been referred to Mr. Valenta by, Robert Skinner, the Chief Executive Officer of Royal Wolf Holdings, the former U.S. parent company of Royal Wolf and a subsidiary of Triton Corporation. Mr. Skinner has been employed by Royal Wolf Holdings since, 2002, and served as a director of RWA from 2002 until early 2004. Mr. Baxter worked with Mr. Skinner while Royal Wolf was owned by Royal Wolf, Inc., and the two men remained acquaintances after RWA purchased Royal Wolf in December 2003. Except as referred to above, there is no business or other relationship between Mr. Baxter and Mr. Skinner, or any other relationship between Mr. Skinner and RWA. According to Mr. Baxter, in or about March 2006, Mr. Skinner telephoned Mr. Baxter, and the two men had a casual conversation in which, among other things, Mr. Skinner informed Mr. Baxter that we had filed a registration statement relating to our IPO. None of our officers, directors or affiliates previously was acquainted or had any connection with Mr. Baxter, and there were no contacts, directly or indirectly, between us or our officers, directors or affiliates and Mr. Skinner regarding us or our IPO or Royal Wolf or other possible initial business combination or transaction by us. Mr. Skinner has no financial interest, directly or indirectly, in Royal Wolf, and will not benefit, directly or indirectly, from our acquisition of Royal Wolf.

Mr. Valenta has known Mr. Skinner for more than 15 years. His acquaintance with Mr. Skinner has been limited primarily to polite conversations at industry and trade associations, and Mr. Valenta recalls meeting Mr. Skinner in person on approximately three occasions and speaking with him by telephone on many occasions. Since our IPO was conceptualized in on about mid-2005, Mr. Valenta spoke with Mr. Skinner only in December 2005. At that time, Mr. Valenta contacted Mr. Skinner on behalf of Mobile Services Group, Inc., the holding company of Mobile Storage Group, Inc., a privately held portable storage company which was founded by Mr. Valenta and a majority interest in which was sold to Windward Capital Management LLC and its affiliates in 2000. Mr. Valenta was asked by the board of directors and management of Mobile Services Group, Inc. to contact Mr. Skinner regarding Triton Holding’s possible sale of its U.S. and U.K. portable container storage businesses. Mr. Valenta approached Mr. Skinner in this regard strictly in his capacity as a director of Mobile Services Group, Inc., and not on our behalf. Following Mr. Valenta’s introduction, management of Mobile Services Group, Inc., with Mr. Valenta’s participation, negotiated with Triton Holding regarding the possible acquisition of one or both of these businesses, but the negotiations were unsuccessful. Triton Holding subsequently sold its U.S. and U.K. portable storage container businesses to Mobile Mini, Inc., a publicly held competitor of Mobile Services Group, Inc. Mr. Valenta never discussed with Mr. Skinner, or anyone else at Triton Holding, our IPO or any possible initial business combination or other transaction by us on this or any other occasion. Mr. Valenta has not spoken with Mr. Skinner since January 2006, when discussions broke off between Mobile Services Group, Inc. and Triton Holding. None of our other officers or directors previously was acquainted or had any connection with Mr. Skinner. There also is no affiliation between us and RWA or our respective officers, directors or affiliates. Prior to Mr. Baxter’s unsolicited telephone call to Mr. Valenta on April 11, 2006, none of our directors or officers had any contacts or dealings with Mr. Baxter or any of Royal Wolf’s other officers, directors affiliates or representatives, and Mr. Baxter took no actions regarding a possible transaction with us prior to his telephone call to Mr. Valenta on April 11, 2006. We are not aware if Mr. Skinner may have taken any actions regarding a possible transaction with us prior to or after his call to Mr. Baxter in March 2006 or Mr. Baxter’s telephone call to Mr. Valenta on April 11, 2006. No finder’s fee or other compensation has been or will be paid to Mr. Skinner in connection or related to our acquisition of RWA, and we do not have, and have never had, any contracts or agreements with Mr. Skinner. Mr. Valenta is not acquainted with any other current or former Royal Wolf employee. He is acquainted on a casual business basis with Edward Schneider, the President and Chief Executive Officer of Triton Holding, the parent of Royal Wolf, Inc., which formerly owned Royal Wolf. Mr. Valenta has not had any conversations with Mr. Schneider regarding RWA, and Mr. Schneider has had no direct or indirect involvement, and has no interest, in RWA or our dealings with RWA. Mr. Valenta also is casually acquainted with Terry Nakashima, a branch manager, and Karl Obertik, the Chief Operating Officer, of A Royal Wolf Portable Storage, Inc., a subsidiary of Royal Wolf, Inc. Mr. Valenta has not had any contact with either of these individuals within at least the past two years. Mr. Valenta has not had any contacts and is not acquainted with any other affiliate of either RWA or the former parent of RWA.

Mr. Baxter has advised us that the purpose of his telephone call to Mr. Valenta on April 11, 2006 was to find out more about our business plan. During the telephone call, Mr. Valenta explained to Mr. Baxter that he had extensive experience in the portable services industry, and that we intended to focus our search for an initial business combination on companies in the specialty financing industry. Mr. Baxter discussed briefly with Mr. Valenta Royal Wolf’s plans to introduce new products and seek to acquire businesses or assets in Australia in order to grow Royal Wolf and position it for a possible sale or other strategic transaction. Mr. Baxter indicated, however, that Royal Wolf was not for sale and was perhaps a year away from considering any strategic transaction.

Following April 11, 2006, Mr. Valenta had several follow-on telephone calls with Mr. Baxter. During these calls, Mr. Valenta became interested in the possibility of acquiring Royal Wolf in our initial business combination and asked Mr. Baxter to share with us more information regarding Royal Wolf’s business and prospects. Mr. Baxter initially expressed reluctance to share confidential information based upon his previous advice that Royal Wolf was perhaps a year away from considering a possible strategic transaction, but he eventually agreed to do so. On May 2, 2006, we executed a non-disclosure agreement with Royal Wolf and began exchanging information with RWA.

On May 8 and 9, 2006, Mr. Valenta met in the Sydney, Australia, offices of Equity Partners, the private equity sponsor and majority shareholder of RWA, with Mr. Baxter, Dr. Richard Peter Gregson, Managing Director of Equity Partners, Mr. Rajeev Dhawan, Executive Director of Equity Partners, Paul Henry Jeffery, Non-Executive Director of RWA and James Warren, Chief Operating Officer of RWA. The representatives discussed their respective companies and the valuation parameters of a potential transaction. Following this meeting, Mr. Valenta advised Mr. Baxter that we were interested in continuing discussions relating to a possible acquisition of RWA.

On May 11, 2006, we convened a telephonic meeting of our board of directors at which, among other things, management reviewed with our directors the status of our discussions with RWA regarding a possible acquisition of RWA. At the meeting, management conveyed its preliminary view that Royal Wolf was a leading company in its sector and geographic market with a strong management team and significant growth potential.

Over the next several days, Messrs. Baxter and Dhawan and Mr. Peter McCann, Chief Financial Officer of RWA, had several communications with Mr. Valenta regarding our preliminary due diligence requests and a due diligence timetable.

On May 15, 2006, we delivered a preliminary non-binding indication of interest to Messrs. Gregson and Dhawan. After several subsequent communications between Messrs. Dhawan and Baxter and Mr. Valenta, on May 23, 2006, we delivered a revised non-binding indication of interest, which was executed on May 26, 2006.

On June 26, 2006, we engaged LaRue, Corrigan and McCormick LLP, or LCM, to review the audit work papers of Royal Wolf’s auditors and undertake other specific financial accounting due diligence procedures.

On July 3, 2006, LCM began its due diligence procedures at Equity Partners’ headquarters in Sydney, Australia. On July 7, 2006, we engaged Ernst & Young LLP Australia to perform tax due diligence and advise us with respect to structuring of the possible acquisition. During these procedures, management of Royal Wolf provided us with the following financial estimates and summary projections for Royal Wolf’s fiscal year ending June 30, 2007. These summary projections were provided in connection with the valuation of the transaction only, and these results may not actually be obtained. For this reason, stockholders should not place undue reliance upon such projections:

	Year Ending June 30, 2007(1)	Year Ending June 30, 2006(1)
	(In millions)	(In millions)

Revenue	$67.6	$48.8
Revenue growth	38.5%	23.7%
EBITDA(2)	$10.7	$5.2
Margin	15.8%	10.7%
Net capital expenditures	$6.2	$5.6
Number of containers	17,027	16,739

(1)	Translated at exchange rate of 0.7239 AUD to USD

(2)	Excludes transaction costs

On July 10, 2006, we engaged Barnes & Wenden as our Australian legal counsel in connection with the acquisition.

On July 11, 2006, Mr. Valenta and John O. Johnson, our Chief Operating Officer, met with senior managers of Royal Wolf at the offices of Equity Partners to review our preliminary due diligence findings and discuss various aspects of a possible acquisition. Over the course of approximately one week, succeeding drafts of a non-binding term sheet were prepared in response to comments and suggestions of the parties and their respective counsel, with management and counsel for both companies engaging in numerous telephonic conferences and negotiating sessions. On July 18, 2006, we engaged Consulting Earth Scientists, an environmental services firm, to conduct environmental site assessments on each of the leased facilities of RWA.

On July 28, 2006, our board of directors met to discuss the proposed acquisition of RWA. Present at the meeting were all of our directors, as well as Mr. Johnson, Marc Perez, our Controller, and Alan B. Spatz of Troy & Gould Professional Corporation, our corporate counsel. Prior to the meeting, financial, operational and descriptive information about Royal Wolf was sent to each of our directors. Messrs. Valenta and Johnson described Royal Wolf’s business and operations and the structure of the possible acquisition, and led a discussion among the directors and our outside counsel. Messers. Valenta and Johnson indicated that their due diligence and the on-site presentation by Royal Wolf’s management reinforced their preliminary view expressed in the May 11 board meeting, and they recommended proceeding with the possible acquisition on this basis. Following the discussion, our board of directors directed Messrs. Valenta and Johnson to continue pursuing the acquisition as outlined and to keep the board of directors apprised of their progress.

Following the July 28, 2006 board meeting, our management and legal advisors continued to negotiate with representatives of RWA. On August 3, 2006, we signed a non-binding term sheet by which RWA granted us an exclusive period extending through August 31, 2006 to perform more in-depth due diligence and to discuss the terms of a definitive acquisition agreement. Several conversations took place over the next several days between us, RWA and our respective legal advisors regarding the outline of a definitive acquisition agreement.

From August 14 to August 16, 2006, Mr. Johnson was present in Sydney, Australia, to conduct further due diligence with respect to potential tax and corporate structure with Ernst & Young LLP Australia, to review the legal due diligence with Mr. Barnes of Barnes & Wenden and the environmental due diligence with Consulting Earth Scientists, and to continue to evaluate financial and accounting information of Royal Wolf. During this same three-day period, several negotiations were held between Barnes & Wenden and counsel to the sellers, resulting in the preparation of a draft definitive acquisition agreement.

On August 29, 2006, a special meeting of our board of directors was convened in Glendale, California, at which our board reviewed the internal valuation analyses of Royal Wolf prepared by our management and discussed the various terms of the draft definitive acquisition agreement. Representatives of the sellers also were present at the beginning of the meeting, and presented Royal Wolf’s 2007 business plan and answered questions posed by our directors prior to the directors’ deliberations regarding approval of the acquisition. After further review and discussion, the acquisition agreement was unanimously approved by our board of directors, subject to modifications to be negotiated to address the directors’ comments on the draft agreement.

Additional negotiations regarding adjustments to the definitive acquisition agreement took place in person on August 30, 2006 and telephonically over the several days after that, which discussions resulted in the preparation of the proposed final definitive agreement.

On September 1, 2006, a telephonic meeting of our board took place at which the board was updated regarding ongoing developments and approved the final modifications to the terms of the acquisition agreement.

The parties signed the original acquisition agreement on September 12, 2006. On September 12, 2006, we issued a press release and filed a Current Report on Form 8-K announcing the signing of the acquisition agreement and certain other matters.

The original acquisition agreement was amended in certain immaterial respects by amendments entered into on January 19 and March 9, 2007, respectively.

Amended Acquisition Agreement

The original acquisition agreement, as amended, entitled the management shareholders and Equity Partners to terminate the agreement if, among other things, we did not obtain Securities and Exchange Commission clearance to mail this proxy statement by February 26, 2007 or the acquisition was not approved by our stockholders by March 26, 2007.

Our board of directors met on February 20, 2007. At the meeting, our management briefed our board on the status of the Securities and Exchange Commission proxy statement review. Our management reported that it appeared increasingly unlikely that we would complete the proxy statement review process by the deadline set forth in the original acquisition agreement, and that the RWA shareholders were becoming concerned about the delay in the proxy statement review process and the implications for the acquisition. Also at the February 20, 2007 meeting, our board of directors approved a non-binding term sheet from Bison Capital to provide mezzanine financing in connection with the Royal Wolf acquisition, and authorized our management to sign the term sheet.

As the February 26, 2007 deadline approached for mailing this proxy statement, we informed the management shareholders and Equity Partners that we did not anticipate completing the Securities and Exchange Commission proxy statement review process by the deadline, and that we would need an extension of the deadlines relating to the mailing of this proxy statement and approval of the acquisition by our stockholders. Equity Partners informed us that it was not willing to consider any extension of the deadlines unless we agreed that our previous deposits of

$1,005,000 in connection with the acquisition were no longer refundable under any circumstance if the closing did not occur by the March 26, 2007 deadline. Equity Partners also indicated that it was willing to extend the deadlines for not more than 14 days, and only if we agreed to amendments to the original acquisition agreement that would have:

•	Increased the acquisition consideration payable by us in cash at the closing by approximately $2.36 million;

•	Required us to pay approximately $591,000 of the additional cash consideration as a nonrefundable deposit in addition to our prior $1,005,000 deposits; and

•	Reduced the amount of the acquisition consideration to be retained in escrow following the closing to satisfy the sellers’ indemnification obligations from $5.5 million to approximately $2.5 million.

Our management informed Equity Partners and the management shareholders that we were willing to consider its suggested changes to the economic terms of the original acquisition agreement, but that a 14-day extension of the deadlines for obtaining Securities and Exchange Commission clearance to mail this proxy statement and stockholder approval of the acquisition would not allow sufficient time to complete the proxy statement review process with the Securities and Exchange Commission, mail the definitive proxy statement, and convene the special meeting of our stockholders a reasonable number of days after the final proxy statement was furnished to them. Equity Partners indicated, however, that it had several other unidentified potential buyers for Royal Wolf and that it believed that Royal Wolf’s current value exceeded the value of the acquisition consideration that we had agreed to pay under the original acquisition agreement. Equity Partners also told us that Royal Wolf would be the first portfolio company sold by Equity Partners, and that it desired to complete the sale soon in order to facilitate the formation and funding of its second private equity fund. For these reasons, according to Equity Partners, it was not willing to grant us an extension in excess of 14 days from the original deadlines under the original acquisition agreement.

Based upon Equity Partners’ position that it was unwilling to postpone the sale of its RWA shares for more than 14 days, our management undertook to consider whether we should abandon the Royal Wolf acquisition altogether, forfeit our deposits of $1,005,000, and undertake to seek to identify another possible initial business combination. Our management also considered possible means of avoiding abandoning the acquisition.

On March 1, 2007, Mr. Valenta contacted Douglas B. Trussler of Bison Capital to discuss with him the status of the Securities and Exchange Commission proxy statement review process and our management’s conclusion that we were not likely to be able to meet the deadlines set forth in the original acquisition agreement. Mr. Valenta also discussed with Mr. Trussler the fact that Equity Partners was unwilling to give us a sufficient extension of the time to complete the proxy statement review process and present the Royal Wolf acquisition to a vote of our stockholders, and whether Bison Capital might be willing to participate in our acquisition of Royal Wolf in an effort to resolve these matters.

Bison Capital is a Los Angeles-based private equity firm affiliated with General Electric Corporation, or GE. Ronald F. Valenta has known Douglas B. Trussler, one of the founders of Bison Capital, since 1999, when Mr. Trussler was employed by Windward Capital Management LLC, an affiliate of Windward Capital Partners II, L.P., a private equity fund. In April 2000, Mr. Valenta, the founder, Chief Executive Officer and a shareholder of Mobile Storage Group, Inc., and other Mobile Storage shareholders sold a majority interest in Mobile Storage Group, Inc. to Windward Capital Partners II, L.P. Mr. Trussler subsequently left Windward Capital Partners II, L.P. in December 2000 to found Bison Capital in May 2001. James K. Hunt, the other co-founder of Bison Capital, was appointed by Windward Capital Partners II, L.P. to the board of directors of Mobile Storage Group, Inc. in 2002.

Messrs. Valenta and Trussler have kept in contact since their direct involvement in the investment by Windward Capital Partners II, L.P. in Mobile Storage Group, Inc. In May 2006, in one such contact, Mr. Valenta informed Mr. Trussler that we had recently raised approximately $70 million in our IPO, and that we were seeking to identify our initial business combination. Mr. Trussler indicated that Bison Capital might have an interest in financing a potential acquisition, or providing financing to a business that we might acquire, given that Bison Capital was in the business of providing such financing and given Mr. Trussler’s successful dealings with Mr. Valenta in connection with Windward Capital’s investment in Mobile Storage Group, Inc.

In September 2006, Mr. Valenta contacted Mr. Trussler to discuss with him our recently announced proposal to acquire Royal Wolf and to determine whether Bison Capital might have an interest in providing mezzanine financing at or after the transaction. Mr. Valenta informed Mr. Trussler that, although we had sufficient cash to complete the purchase of Royal Wolf without financing, we may be interested in establishing a relationship with Bison Capital or its affiliates as a long-term capital partner. Following the discussion between Messrs. Valenta and Trussler, Bison Capital submitted to us a preliminary non-binding indication of the terms of possible mezzanine financing for the Royal Wolf acquisition, and in October 2006 Mr. Trussler visited the Royal Wolf facilities in Australia. Bison Capital subsequently submitted a non-binding letter of intent to provide acquisition financing to Royal Wolf, which we entered into after the February 20, 2007 meeting of our board of directors described above. As part of its due diligence relating to the letter of intent, Bison Capital revisited Royal Wolf in February 2007. On March 1, 2007, not long after that visit, as described above, Mr. Valenta contacted Mr. Trussler to discuss the Securities and Exchange Commission proxy statement review process and timing relative to the commitments in our original acquisition agreement to purchase Royal Wolf.

In his discussions with Mr. Valenta on March 1, 2007, Mr. Trussler indicated to Mr. Valenta that, based upon Bison Capital’s prior due diligence and familiarity with Royal Wolf, Bison Capital might be willing to buy Equity Partners’ RWA shares if we would commit to repurchase the RWA shares from Bison Capital on economic and other terms satisfactory to Bison Capital and if we subsequently received stockholder approval of the Royal Wolf acquisition. Mr. Trussler indicated that the transaction would have to be consistent with Bison Capital’s usual investment criteria, and that Mr. Valenta, personally, would have to agree to buy all or a portion of Bison Capital’s RWA shares if we were not able to do so for any reason. Mr. Trussler suggested as a possible structure that the original acquisition agreement be assigned by us to Bison Capital, and that we and Bison Capital work jointly with the shareholders of Royal Wolf to seek their consent to the assignment and to the terms and provisions of the restructured acquisition.

Following the March 1, 2007 discussion between Mr. Valenta and Mr. Trussler, our management continued to discuss with Bison Capital the possible terms on which it might be willing to participate in the Royal Wolf acquisition as set forth in draft term sheets circulated between us and our legal advisors and Bison Capital and its legal advisors.

On March 6, 2007, at a meeting of our board of directors called for this purpose, our management briefed our directors on the discussions with Bison Capital and the possible restructuring of the acquisition agreement to accomplish an extension of the various deadlines under the acquisition agreement with Bison Capital’s participation. At the meeting, our management discussed the costs and other disadvantages to us and our stockholders of abandoning the Royal Wolf acquisition and seeking another initial business combination, including the risk that we could not identify and negotiate another initial business combination, complete the Securities and Exchange Commission proxy statement review process, and present the alternative business combination to our stockholders before April 5, 2008, the date by which we must dissolve our company if we have not completed our initial business combination. Management and our board also discussed the risks associated with proceeding with the acquisition of Royal Wolf on the terms proposed by Equity Partners, including the fact that management, in consultation with Troy & Gould, our outside counsel, believed that we would require more than 14 days to complete the proxy statement review process with the Securities and Exchange Commission. Mr. Valenta and Mr. Johnson reported to our board that they continued to believe that Royal Wolf was an attractive initial business combination, and that we should proceed with the acquisition, if feasible. At the March 6, 2007 meeting, our board authorized management to develop a proposal to accomplish the Royal Wolf acquisition, but on a schedule that would allow us time to complete the proxy statement review process, including any additional review that might be necessitated by any changes in the terms and provisions of the original acquisition agreement.

On March 9, 2007, our board of directors met to consider our management’s discussions with Equity Partners and Bison Capital. Our management explained that Equity Partners and the management shareholders were entitled under the original acquisition agreement to terminate the acquisition agreement given the passage of the February 26, 2007 deadline for obtaining Securities and Exchange Commission clearance to mail this proxy statement, but that they were willing not to terminate the acquisition agreement if we would agree to make our deposits nonrefundable. After discussion, our board authorized our management to enter into an amendment to the acquisition agreement making our $1,005,000 of deposits nonrefundable if the closing does not occur. We entered into such an amendment later that same day.

On March 13, 2007, John O. Johnson, our Chief Operating Officer, traveled to Australia to address with the RWA shareholders the possibility of restructuring the acquisition with Bison Capital’s participation. Over the following two days, March 14 and March 15, 2007, Mr. Johnson, with the participation by telephone and email of our other management and legal advisors in the U.S. and Australia, negotiated with the RWA shareholders the terms of the possible restructured acquisition. During his meetings in Australia, Royal Wolf management also furnished Mr. Johnson with updated internal projected results of operations of Royal Wolf for the twelve months ended December 31, 2006 and the twelve months ending December 31, 2007, and discussed with Mr. Johnson recent developments and the current status of Royal Wolf’s business and operations. Management of Royal Wolf confirmed that, through December 31, 2007, Royal Wolf was performing according to the management projections previously provided to us. Management also reported on the increased capital expenditures for Royal Wolf’s container fleet and management’s expectation that these additional expenditures would further improve Royal Wolf’s operating results for 2007.

The RWA management team provided us, at our request, with trailing twelve month December 31, 2006 financials as well as projected December 31, 2007 numbers so that we could more accurately compare them with our U.S. comparable companies that use a calendar year end period. These summary projections were provided in connection with our management’s evaluation of the transaction only, and these results may not actually be obtained. For this reason, stockholders should not place undue reliance upon such projections:

	Projected Dec. 31, 2007(1)	Actual TTM Dec. 31, 2006(1)
	(In millions)	(In millions)

Revenue	$79.8	$62.1
Revenue growth	28.5%	23.7%
EBITDA(2)	$13.8	$8.1
Margin	17.3%	13.1%
Net capital expenditures	$20.3	$17.5
Number of containers	22,288	17,808

(1)	Translated at exchange rate of 0.788 AUD to USD. TTM means Trailing Twelve Months.

(2)	Excludes transaction costs and transaction-related ESOP conversion costs.

On March 15, 2007, Bison Capital submitted to our management a term sheet outlining an agreement in principle under which Bison Capital or its affiliate would agree on not later than March 29, 2007 to purchase all of the RWA shares of Equity Partners and a portion of the management shareholders’ RWA shares for consideration equivalent in all material respects to the aggregate acquisition consideration that we originally agreed to as set forth in the original acquisition agreement. Under the term sheet, we would agree at a subsequent closing to be held after completion of the proxy statement review process, and assuming that the acquisition is approved by our stockholders, to purchase the remaining RWA shares held by the management shareholders and a portion of the RWA shares owned by Bison Capital and its affiliates, such that we would own, directly or indirectly, approximately 86.2% of the outstanding capital stock of RWA as of the subsequent closing and Bison Capital or its affiliates would own, directly or indirectly, not less than 13.8% of the outstanding RWA shares. The subsequent closing would be subject to the closing condition relating to approval of the acquisition by our stockholders as contemplated by the original acquisition agreement, as well as new closing conditions relating to the maintenance of Royal Wolf’s existing credit facilities with ANZ and our agreement to cause GFN Australasia to sell and issue approximately $15.7 million of senior subordinated promissory notes to Bison Capital or its affiliates at the subsequent closing.

Later in the day on March 15, 2007, our management arranged a conference telephone call with our board of directors to discuss the terms of the Bison Capital term sheet. At the meeting, our board discussed the prospects for avoiding the termination of the original acquisition agreement without Bison Capital’s participation, the terms and provisions of the Bison Capital term sheet, including the funding to be provided by Bison Capital and its affiliates to accomplish the purchase of the RWA shares prior to March 30, 2007 and the purchase price that would be payable by us for those shares at the subsequent closing, our payment of costs and expenses, including legal fees and expenses, incurred by Bison Capital and its affiliates in connection with these transactions, the terms of the subordinated indebtedness to be issued by GFN Australasia, and the terms of Mr. Valenta’s agreement to make whole Bison Capital and its affiliates if we do not purchase the RWA shares. Our board also discussed the need for updated due diligence and valuation analyses from our management prior to approving a definitive amended acquisition agreement. During the March 15, 2007 conference call, our board agreed that our management should seek to negotiate an amended acquisition agreement for Royal Wolf on the terms outlined in the Bison Capital term sheet, and directed management to update its due diligence and prepare an updated analysis of the fair value of Royal Wolf in order to present these updates at a subsequent meeting of our board tentatively scheduled for approximately one week later on March 23, 2007.

Over the weekend following March 15 and throughout the week of March 19, our management, together with our legal advisors at Troy & Gould in the U.S. and Barnes & Wenden in Australia, negotiated with Equity Partners, the management shareholders, Bison-GE, and their respective legal advisors the terms and provisions of the restructured acquisition and prepared drafts of the related legal documentation. As a result of these negotiations, it was agreed, among other things, that the original acquisition agreement would be amended as set forth in the amended acquisition agreement, that we and Bison-GE would enter into the shareholders agreement, and that Mr. Valenta would enter into the backup purchase agreement with Bison-GE and the management shareholders.

Our board of directors met on March 23, 2007 to review and consider the terms and provisions of the definitive amended acquisition agreement, the shareholders agreement, the backup purchase agreement, and related agreements, and to hear from our management regarding its updated due diligence and valuation analyses. At the March 23, 2007 meeting, our management summarized for the directors the events since the meeting of our board of directors held on March 15, 2007. A representative of Troy & Gould, our U.S. legal advisor, summarized for the directors the material terms and provisions of the draft amended acquisition agreement, including the changes from the terms and provisions of the original acquisition agreement. The Troy & Gould representative and our management also summarized the terms and provisions of the proposed shareholders agreement and Mr. Valenta’s backup purchase agreement. Mr. Johnson presented to the directors our management’s updated financial and valuation analyses and discussed changes from the original financial and valuation analyses considered by our board of directors in connection with its evaluation and approval of the original acquisition agreement. Following discussion, our board of directors directed management to proceed to try and finalize the amended acquisition agreement and related agreements along the lines discussed at the meeting and to respond to the directors’ questions and comments at a follow-on board meeting tentatively scheduled for Monday, March 26, 2007. At the meeting on March 23, 2007, our management also discussed with our board of directors the advisability of seeking from Mr. Valenta an increase in his line of credit from $2,000,000 to $3,000,000. Mr. Valenta indicated that he was willing to agree to the increase, and our board determined to table the matter until the next board meeting.

Our management and our legal advisors here in the U.S. and Australia continued to work over the weekend of March 24 and March 25 and on Monday, March 26, 2007, to further revise the amended acquisition agreement and related agreements prior to the follow-on board meeting.

Our board of directors met in the afternoon of Monday, March 26, 2007, to review the final terms and provisions of the amended acquisition agreement and related documents and consider our management’s final valuation analysis. A representative of Troy & Gould also participated in the meeting and summarized the final terms of the amended acquisition agreement and related agreements, including any changes from the terms considered by the directors at the March 23, 2007 board meeting.

The following summarizes the material changes effected by the amended acquisition agreement, as they affect us:

•	The purchase price for Royal Wolf is the same as the purchase price that we would have paid if we had closed the acquisition on March 31, 2007, plus $1.125 million, which equates to approximately $57.6 million, plus $864,600 per month from March 29, 2007 through the closing. The $1.125 million plus $864,600 per month represents the increase in the purchase price over what we would have paid had we been able to complete the proxy statement review process and accomplish the closing of the acquisition on March 29, 2007. There will be no adjustments to the purchase price based upon net debt, working capital, net tangible assets or container rentals of Royal Wolf;

•	We will no longer pay $1.2 million of the purchase price with shares of our common stock;

•	We will pay $6.7 million of the purchase price by issuing to Bison-GE approximately 1,380 shares of GFN U.S. representing 13.8% of the GFN U.S. shares and, as a result, we will own indirectly 86.2%, rather than 100%, of Royal Wolf, and Bison-GE will own indirectly 13.8% of Royal Wolf, subject to the provisions of the shareholders agreement;

•	The covenants of the sellers were amended to provide that Royal Wolf may not make any acquisitions without our consent;

•	We will commit to issue to Bison Capital or its affiliates $15.76 million of senior subordinated indebtedness of GFN Australasia. We previously contemplated obtaining senior subordinated indebtedness in connection with the acquisition, but we had not entered into any financing commitment;

•	We will agree to pay the costs and expenses of Bison-GE and its affiliates in connection with it acquisition of the RWA shares and sale of the shares to us;

•	Bison Capital will assign to us the warranties relating to the business of Royal Wolf made by both Equity Partners and the management shareholders in connection with Bison-GE’s purchase of RWA shares. The warranties relating to the Royal Wolf business made to us at the closing will be made by the management shareholders; and

•	The periods for the sellers’ covenants not to compete and the release of escrow funds will run from Bison-GE’s purchase of RWA shares rather than our closing of the purchase of Royal Wolf.

After further review and consideration, our board of directors unanimously approved the amended acquisition agreement and related agreements and authorized our management to finalize and execute and deliver the agreements on our behalf, subject to any modifications deemed appropriate by our management in consultation with our legal advisors in the U.S. and Australia. Our board established April 20, 2007 as the tentative record date and May 29, 2007 as the tentative meeting date for the special meeting of our stockholders. At the meeting, our board of directors also authorized an increase in the line of credit from Mr. Valenta to $3,000,000.

Over the next several days, our management and legal advisors finalized the amended acquisition agreement and related agreements, and on March 29, 2007 the parties signed the amended acquisition agreement, which superseded the September 12, 2006 acquisition agreement in its entirety, and Bison-GE purchased 80% of the RWA shares under the amended acquisition agreement. On March 29, 2007, we and Mr. Valenta also signed an amendment to his line of credit agreement to increase the line of credit to $3,000,000. On March 30, 2007, we issued a press release and filed a Current Report on Form 8-K relating to the signing of the amended acquisition agreement and the establishment of the new record date and meeting date for the special meeting of stockholders.

Subsequently, we and Bison-GE agreed that Bison-GE’s 13.8% ownership interest in Royal Wolf would be in the form of shares of capital stock of GFN U.S.

Our Board of Directors’ Reasons for the Approval of the Acquisition

Based upon its evaluation, our board of directors has unanimously approved our acquisition of RWA and determined that it is in the best interests of us and our stockholders. Our board of directors also believes that the acquisition is fair to us and our stockholders. No fairness opinion was sought or obtained by our board of directors in making its determinations.

In the prospectus relating to our IPO, we stated our intention to focus our pursuit of a business combination on targets in the specialty finance industry and in areas where our management has significant expertise. We believe that the RWA acquisition meets these investment objectives.

Our board of directors also considered a wide variety of other factors in connection with its evaluation of the acquisition. In light of the complexity of those factors, our board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of our board of directors may have given different weight to different factors.

Our board of directors considered the nature of RWA’s business and assets, its current capitalization and resulting operating losses, the extent of the liabilities to be assumed and the factors below, in addition to the factors discussed in the section entitled “Risk Factors” described beginning on page 20, in reaching its conclusion that the acquisition agreement is fair to and in the best interests of GFN’s stockholders and to approve the acquisition and enter into the acquisition agreement.

In considering the acquisition, our board of directors gave considerable weight to the following positive factors:

Royal Wolf’s established business, strong management team, record of growth and potential for future growth

Our board of directors considered it to be important that our initial business combination target have an established business and significant growth potential. Royal Wolf has been in business since 1995, has strong current business operations and is a market leader in the Australian domestic portable storage and container industries. It has achieved significant historical growth, both internally and through acquisitions, and has in place its infrastructure to support additional growth with minimal additional overhead investments. Royal Wolf has been successful in developing new applications for portable containers, and has grown revenues from $30.8 million in fiscal 2003 to $53.1 million in fiscal 2006 and $62.1 million for the twelve months ended December 31, 2006. Royal Wolf also has completed four acquisitions since December 2005, demonstrating its ability to grow through acquisitions. Our board of directors believes that Royal Wolf will be able to continue to grow domestically within Australia, because:

•	Royal Wolf has customer service centers in each state in Australia;

•	Royal Wolf has average monthly lease container utilization rates of between 81% and 91%; and

•	Royal Wolf has over 12,000 active customers in numerous industries.

Our board also believes that Royal Wolf can grow by expanding into new geographic markets in the Asia-Pacific, and that our capital resources may be used to facilitate this growth.

The experience of our management

Our board of directors considered the experience of our management in building and consolidating specialty finance businesses in the U.S. and Europe. Mr. Valenta, in particular, has extensive management experience in the portable storage industry that lends itself to the planned growth of Royal Wolf’s business and operations.

The experience of Royal Wolf’s management

Another important criteria to our board of directors was that the company have a seasoned management team. Royal Wolf’s management has extensive experience in the container, transportation and portable storage industries. Mr. Robert Allan and Mr. Warren each have more than 30 years of experience managing companies in related industries and more than ten years each as Regional Directors of U.S.-based container leasing companies. Mr. McCann has nearly three years of experience at Royal Wolf, and many of Royal Wolf’s operating managers also have long tenure with Royal Wolf or other companies in the portable storage and container industry. The management team has demonstrated its ability to grow both internally and through acquisition and is capable of managing this industry segment globally for us.

Royal Wolf’s ability to execute its business plan after the acquisition using its own financing resources, since part of the cash held in our trust account may be used to pay our stockholders who exercise their conversion rights

Our board of directors considered the fact that our stockholders may exercise their conversion rights in connection with the acquisition, and thereby reduce the amount of cash available to us following the acquisition. If the acquisition is completed, a portion of the funds held in the trust account established at the time of our IPO will be used to pay the cash portion for the acquisition and costs of the acquisition, which we estimate will be approximately $45.5 million, and to repay the outstanding principal balance, which we estimate will be $3,000,000, plus accrued interest, under our line of credit with Mr. Valenta. This amount includes the deposits of $1,005,000 made in connection with the acquisition. Based upon the amount of funds held in the trust account as of June 30, 2007, this would leave available in the trust account after the acquisition a maximum of approximately $18.2 million, assuming no exercise of conversion rights, and a minimum of approximately $4.9 million, assuming the maximum conversion rights are exercised. Our board of directors believes that Royal Wolf will be able to fully implement its business plan, even if not all the funds currently in the trust account are available to us after the acquisition.

Financial results

Our board of directors reviewed Royal Wolf’s historical revenue and profitability. Royal Wolf achieved $53.1 million in revenue for the fiscal year ended June 30, 2006. Royal Wolf’s gross profit on an absolute basis improved from $13.5 million to $16.7 million from 2004 to 2006, although it declined as a percentage of revenue in 2006, because of new product introductions. This improvement reflects the operating leverage in Royal Wolf’s business model, the overhead structure being utilized more efficiently, and a $0.5 million reduction in depreciation due to a revision of the useful lives and residual values of certain fixed assets. This is supported by revenues and operating profit for the twelve months ended December 31, 2006 of $62.1 million and $4.9 million, respectively, and gross profit for the same period of $22.7 million. Our board of directors also considered Royal Wolf’s historic lack of profitability, which is attributable to its leveraged capital structure and investment in infrastructure.

Favorable industry dynamics

Our board of directors considered positive long-term capital spending trends in Australia, such as the growing demand for portable services in the mining and construction industries. Our board of directors believes that similar trends underway in developing Asia-Pacific markets are favorable to the expansion of Royal Wolf’s business into new geographic markets.

Competitive position and acceptance of its services

Royal Wolf’s leading market share in Australia, reputation in its industry and among its clients, and its involvement in high-profile projects were considered by our board of directors to be favorable factors in approving the acquisition.

Barriers to entry

Duplicating Royal Wolf’s nationwide consumer service center network would require a large cadre of experienced industry personnel, which we believe is not readily available to a potential entrant in the Australian portable storage industry and represents a competitive advantage of Royal Wolf.

Regulatory environment of the industry

Royal Wolf’s business currently is not subject to burdensome regulatory requirements, although these requirements are subject to future change and could worsen. We believe that Royal Wolf has satisfactory regulatory compliance procedures in place.

Costs associated with effecting the business combination

Our board of directors determined that the transactions costs of acquiring RWA are of the same order of magnitude as would be encountered with other possible business combinations, and reasonable in relation to the total acquisition consideration. In determining that the transaction costs are reasonable, our board of directors also considered the costs to us of abandoning the Royal Wolf acquisition. A favorable factor was that RWA’s historical financial statements were audited in accordance with practices applicable to Australian private companies by a reputable and experienced accounting firm, and that RWA was able to furnish the financial and other information required for the preparation of this proxy statement in accordance with Securities and Exchange Commission requirements.

Bison-GE’s participation in the amended acquisition agreement

Under the original acquisition agreement approved by our board of directors, we were to own after the closing all of the equity interest in Royal Wolf. Although our board considered seeking acquisition financing from third parties such as Bison Capital, it did not consider seeking an equity partner to acquire a minority interest in Royal Wolf. In our negotiations with Bison Capital that led to Bison-GE’s participation in the amended acquisition agreement, we proposed to pay the purchase price of Bison-GE’s RWA shares, as with the RWA shares to be purchased from the management shareholders, all in cash at the closing, consistent with the structure of the original acquisition agreement. Based, however, upon its own due diligence and evaluation of the business, operations and prospects of Royal Wolf, Bison-GE negotiated for the right to retain a minority equity interest in Royal Wolf by receiving 13.8% of the capital stock of GFN U.S. in payment of a portion of the purchase price payable by us at the closing for Bison-GE’s RWA shares. Bison-GE agreed that the GFN U.S. shares would be valued for this purpose at the same price that we agreed to pay the RWA shareholders under the original acquisition agreement. Our board of directors considered Bison Capital’s insistence on acquiring a significant equity interest in Royal Wolf on the same terms that we had agreed to in the original acquisition agreement as supporting our board’s conclusion that Royal Wolf is an attractive initial business combination and that the acquisition is fair to us and our stockholders.

The terms of the acquisition agreement contain customary provisions for transactions of this type.

Our board of directors believes that the acquisition agreement contains customary provisions for transactions of this type, including customary representations and warranties, non-compete, and indemnification and escrow provisions in our favor. It was important to our board of directors that the acquisition agreement include these customary provisions to protect us against the risks associated with possible unknown liabilities or similar potential problems at Royal Wolf. The sellers’ willingness to agree to an escrow of a portion of the acquisition consideration to satisfy potential indemnification claims by us was viewed favorably by our board.

Material Negative Factors Considered by Our Board of Directors

Our board of directors believes that each of the above factors supports its determination and recommendation to approve the acquisition. Notwithstanding these positive factors, our board of directors also considered negative factors and potential risks in its deliberations, including the following:

•	The risks relating to Royal Wolf’s business set out in this proxy statement in the section entitled “Risk Factors” beginning on page 20;

•	The fact that Royal Wolf has no current business or operations in the U.S. or outside of Australia was perceived as more difficult to manage than a U.S. domestic operation and that Royal Wolf had operations throughout Australia but had no business presence beyond that marketplace;

•	The fact that Royal Wolf currently is unprofitable, has experienced fluctuations in its operating income and has not been able to achieve consistent or improved operating margins even with increasing year-over-year revenues. While revenues grew substantially, Royal Wolf experienced net losses for the last two fiscal years and a slight decline in the gross margin for the year ended June 30, 2006. The losses in the most recent fiscal year were primarily attributable to higher costs from the introduction of several new products during the fiscal year, coupled with the higher interest expense and debt load. In our directors’ view, this was offset by the strong revenue increase in those products in the later part of the fiscal year along with the interim periods. In addition, the annual revenues of the business asset purchases that were made in 2006 were not fully reflected in the previous financial statements. Our board of directors also took into consideration the view of our management that Royal Wolf’s branch infrastructure was underutilized;

•	The fact that Royal Wolf’s container sales business is maturing and is not likely to grow at the same rate as its other businesses. Royal Wolf appears to have captured much of the market opportunity, but has been under-capitalized over the past three years. With our focus on a better capital structure, our board of directors believes that we will be able to create more leasing or acquisition opportunities, which is historically a higher margin business, thereby increasing gross margins;

•	The fact that we will own indirectly 86.2%, rather than all, of Royal Wolf at the closing of the acquisition;

•	The fact that the deposit and termination provisions of the acquisition agreement will result in our forfeiture of deposits totaling $1,005,000 if the acquisition is not completed for any reason;

•	That delays in meeting the deadlines set forth in the original acquisition agreement for obtaining stockholder approval and other matters made it necessary to seek Bison-GE’s participation to allow more time to present the acquisition to vote of our stockholders, and the increased acquisition consideration and additional transaction costs associated with the amended acquisition agreement as compared to the original acquisition agreement; and

•	The provisions of the shareholders agreement, including the fact that Bison-GE may require us to purchase all of its GFN U.S. shares in the future at a price specified in the shareholders agreement.

Our board of directors gave no particular weight to the foregoing negative factors, but believes that they are outweighed by the positive factors it considered. Our board of directors did not consider other possible negative factors, or consider further these negative factors.

Due Diligence and Valuation

Several members of our management or board of directors have extensive experience in due diligence evaluations of acquisition targets and in valuing companies. Ronald A. Valenta, our Chief Executive Officer and a director, has been a board member of ten other companies in a number of industries, and has extensive experience in the portable services industry and as a private investor. John O. Johnson, our Chief Operating Officer, has extensive experience as an investment analyst, investment banker and financial advisor. Other members of the board, including David Connell and James Roszak, are experienced in the investment, securities and capital management industries.

In determining to approve the original acquisition agreement relating to Royal Wolf, as well as the amended acquisition agreement, our board of directors relied on financial, industry, customer, capital markets (equity valuations), product, business and legal information relating to Royal Wolf compiled by our management and upon the advice of our legal advisors, Troy & Gould Professional Corporation in the U.S. and Barnes & Wenden in Australia, and our due diligence advisors, Ernst & Young LLP Australia as to tax and structuring matters, La Rue, Corrigan and McCormick LLP as to accounting matters, and Consulting Earth Scientists as to environmental matters. In addition to reviewing financial information of RWA and the portable storage and container industry, in general, our board of directors reviewed publicly-available information of companies with business and operations that the board considered to be similar to those of Royal Wolf and publicly-available information related to acquisition or merger transactions similar to the acquisition. None of the companies reviewed were identical to RWA, nor were any of the transactions reviewed identical to the acquisition. In fact, the companies reviewed are all based in the U.S., whereas Royal Wolf is based and operates exclusively in Australia. Our board of directors nonetheless believes that such companies and transactions were relevant in analyzing the acquisition, because they involved companies that operate primarily in the portable storage and container industry and because we are a U.S.-based company. Stockholders should note that analyses of comparable companies and comparable transactions are not purely mathematical, but involve subjective business judgments concerning the differences between those companies and transactions and Royal Wolf and the acquisition.

Further, the estimates contained in these analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty, and cannot anticipate future events. Management believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by management in connection with the preparation of its conclusion.

Our board of directors did not rely on any single analysis or single valuation measurement, or upon any one particular set of industry information, in evaluating the acquisition, but reviewed the totality of the information presented to it, including, among other items, the valuation analyses done by our management. Further, based on our board of directors’ belief that its members have the skill and experience to properly evaluate the acquisition, our board determined that obtaining a valuation or fairness opinion was unnecessary.

Initial Valuation Analyses

The following is a summary of the material valuation analyses performed by our management in connection with entering into the September 12, 2006 acquisition agreement. We performed the valuation analyses in accordance with our undertaking in the prospectus relating to our IPO that the business acquired by us in our initial business combination would have a fair market value equal to at least 80% of our net assets at the time of the transaction, including the funds held in the trust account. Based upon our total net assets, including funds held in the trust account, of approximately $65 million as of September 30, 2006, 80% of our net assets at the time of the September 12, 2006 acquisition agreement was approximately $52 million. As discussed below, as part of its analysis management compared the twelve components of the three valuation methods against the 80% test. The range of values produced by one of the twelve components, LTM EBITDA — Selected Transactions, was entirely below the 80% level, while two other components, LTM Revenue — Selected Transactions and LTM EBITDA — Selected Companies, were below the 80% level at the low end of the range of values. See “Satisfaction of 80% Requirement” below in this section for further discussion of our determinations with respect to the 80% test.

The following summary does not purport to be a complete description of the analyses performed by our management, and the order of analyses described below does not necessarily represent the relative importance or weight given to those analyses by our management. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data and currency exchange notes as they existed on or before August 29, 2006 and is not necessarily indicative of current market conditions.

In performing its analyses, our management relied on projections for Royal Wolf as provided by its management as summarized below:

	Actual Year Ended June 30, 2006(1)	Year Ending June 30, 2007(1)
	(In millions, except %)

Revenue	$48.8	$67.6
Revenue growth(2)	23.7%	38.7%
EBITDA(3)	$5.2	$10.7
Margin	10%	15.8%
Net capital expenditures	$5.6	$6.2
Number of containers	16,739	17,027

(1)	Translated at exchange rate of 0.7239 AUD to USD.

(2)	Revenue growth percentage is 2007 FYE projected versus 2006 FYE actual. The estimated revenue growth is based upon anticipated benefits of new products, increased large government sales and full-year benefit of 2006 acquisitions.

(3)	Excludes transaction costs.

No assurance can be made that the Royal Wolf projections our management used in its analyses will be achieved. Further, Royal Wolf did not publicly disclose internal management projections of the type provided to our management in connection with our management’s analysis of the acquisition, and the projections utilized were not prepared with intent for public disclosure or prepared in accordance with generally accepted accounting principles, the published guidelines of the Securities and Exchange Commission or the American Institute of Certified Public Accountants’ guidelines for projections or forecasts. These fiscal 2007 projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including without limitation, factors related to general economic and industry conditions and competitive activity and the following:

•	Continued market penetration and customer acceptance of Royal Wolf’s full product range;

•	Full-year benefit from Royal Wolf’s newer products introduced during the 2006 fiscal year;

•	Integration and full-year benefits from competitor fleet acquisitions made during January through June of 2006; and

•	Selling, general and administrative expense savings driven by restructuring of Royal Wolf’s facilities operations.

Actual results could vary significantly from those set forth in the projections used by our management. For all of these reasons, stockholders should not place undue reliance on these projections.

Our management used the following valuation methodologies:

•	Discounted cash flow, or DCF, analysis;

•	Comparable companies analysis; and

•	Precedent transactions.

The following factors, among others, were considered in determining Royal Wolf’s earning power for each methodology employed:

•	Revenue and EBITDA for the year ended June 30, 2006;

•	Revenue and earnings before interest, taxes, depreciation and amortization, or EBITDA, with EBITDA adjusted to exclude certain non-recurring costs, including transactions costs to be incurred by Royal Wolf in connection with the acquisition, provided by Royal Wolf’s management, for the last twelve-month period, or LTM, ended June 30, 2006;

•	June 30, 2007 FYE projections provided to the board of directors by RWA; and

•	Projections beyond June 30, 2007, up to and including the fiscal year ending June 30, 2010, as prepared by our management team with assistance of Royal Wolf’s management (such extended projections were used only in the DCF analysis); including revenue and adjusted EBITDA estimates.

Although not necessary in order to evaluate the satisfaction of the 80% test, our board of directors considered the relative valuation multiples implied by the actual total consideration to be paid by us compared to both historical and projected revenues and EBITDA for Royal Wolf. This comparison formed a part of our board of director’s determination that the acquisition was fair to us and our shareholders. The resulting implied multiples for Royal Wolf from this analysis were as follows, assuming $85 million initial aggregate consideration at the time of the September 12, 2006 acquisition agreement (based upon the 0.7239 exchange rate utilized in the board presentation) and that the aggregate consideration equals EV:

At $85 Million
Aggregate
Consideration

• EV to LTM FY 2006 — Actual revenue	1.74x
• EV to FY 2007 — Management projected revenue	1.26x
• EV to LTM FY 2006 — Actual adjusted EBITDA	10.90x
• EV to FY 2007 — Management projected adjusted EBITDA	7.94x

“EV” means “enterprise value.” For public companies referenced herein, EV is the fully diluted equity value plus straight and convertible debt, less cash, options and warrant proceeds. “LTM” means last twelve months, “FY” means fiscal year, and “EBITDA” means earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure that is used because of its wide acceptance as a measure of operating profitability and financial performance before nonoperating expenses (interest and taxes) and non-cash charges (depreciation and amortization), exclusive of transaction costs.

The expected aggregate value or enterprise value at closing represents 7.9 times Royal Wolf’s EBITDA and 1.3 times Royal Wolf’s projected revenues for the fiscal year ended June 30, 2007. Our management and board of directors relied in its initial valuation analyses upon that the projected adjusted 2007 EBITDA amount more than the actual adjusted 2006 EBITDA, because they believed that the financial results in 2006 and 2005 were adversely impacted by certain factors, such as the introduction of several new products at one time combined with heavy infrastructure costs and buildout, which they considered to be unusual events or not likely to recur in fiscal 2007. In addition, fiscal 2007 will include the full benefits of the competitor fleet acquisitions made during that later part of fiscal 2006.

As part of its initial analysis regarding the fairness of the Royal Wolf acquisition to us and our stockholders, our management compared the multiples in the table above with those of other selected comparable public companies and with selected comparable transactions (see “Selected Companies Analysis” and “Selected Transactions Analysis” below”).

Discounted Cash Flow Analysis.

Management utilized a discounted cash flow analysis, an income valuation approach, for the purpose of calculating the estimated present value of projected future cash flows of Royal Wolf.

A discounted cash flow analysis estimates present value based upon a company’s projected future unlevered after-tax free cash flow, typically for a period of five years, discounted at a rate of return reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments as well as for growth capital investments after providing for ongoing business operations. To account for the value of the enterprise at the end of the projection period and beyond, a terminal value is calculated and discounted to the present and then added to the value of the discounted unlevered free cash flows derived from the projections.

While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

The discounted cash flow analysis determines a net present value of future cash flows (including a theoretical terminal value) of Royal Wolf. This analysis starts with a net cash flow for each year of the projection period (through 2010) equal to Royal Wolf’s EBITDA less cash taxes, capital expenditures and changes in working capital, which we refer to as unlevered free cash flows. In addition, a terminal value is computed in 2010 as a multiple of 2010 EBITDA using the range of the low to the mean (7x to 9x) of the public comparable LTM EBITDA multiples. The annual net cash flow and terminal value are converted into a present value as of June 30, 2006 using a discount rate of 15% to 20%, which our management believed to be a reasonably conservative range based upon the risk characteristics of Royal Wolf. Cash balances are added and debt balances are subtracted as of June 30, 2006 from the present value to arrive at net equity value of Royal Wolf.

In using the 15% to 20% discount rate, management first considered the long-term interest rates on risk-free securities, generally considered to be those obligations backed by the full faith and credit of the U.S. government. To this “risk free” rate, management added a premium to reflect the fact that an investment in Royal Wolf is not without risk(s) and would represent the risks of an investment in equity securities, as well as the specific risks of an investment in Royal Wolf, including these described under the caption “Risk Factors” in this proxy statement. The determination of the discount rate is an estimate only, based upon required rates of return that management has witnessed in similar transactions in which it participated either as an investor or as an advisor, and in some cases as an informed observer of transactions completed by other parties. While the estimate of the discount rate involves certain subjective judgements, it should be noted that utilizing higher discount rates would result in lower net present values.

Our management extended the summary 2007 projections provided by Royal Wolf as set forth above to forecast free cash flows for the business over the five-year period from 2006 through 2010. The projections represented Royal Wolf management’s judgement as of the date the information was provided to us (late June 2006), and our management’s extension of these projections, and incorporated the following principal assumptions:

•	Revenue: Revenue growth did not include the effect of possible acquisitions or changes to the current business model, but was adjusted to reflect the current run rate of several new products, new government contracts and additional Royal Wolf fleet inventory spending and asset purchases as follows:

2007	2008	2009	2010
38.7%	13.4%	11.5%	10%

•	Gross margins: Gross margins not include changes in the mix between sales and rental revenues, and it was assumed that they would remain constant at 38% of revenues.

•	Costs: Input costs were inflation adjusted based on Royal Wolf management’s inflation estimates, but lower than revenue growth as a result of the impact of leveraging the sales/leasing growth against the infrastructure put into place in 2004-2006.

Our management believed that these assumptions were reasonable based upon its knowledge of the industry and its due diligence with respect to Royal Wolf’s business operations.

Our management discounted Royal Wolf’s future free cash flows through 2010 using discount rates reflecting RWA’s weighted-average cost of capital ranging from 15% to 20% and a terminal-year EBITDA of $22.5 million multiplied by a terminable-year EBITDA multiple of 7 to 9 times, which is within the low to mid-point of public comparable valuations. This resulted in an estimated enterprise value of Royal Wolf in the range of $66.7 million to $99.1 million and an average enterprise value of $82.9 million.

Selected Companies Analysis.

Our management utilized the selected comparable company analysis, a market valuation approach, for the purposes of compiling guidelines for comparable company statistics and developing valuation metrics based on prices at which stocks of similar companies are trading in a public market.

Our management reviewed and compared financial information of Royal Wolf to corresponding financial information, ratios and public market multiples for the publicly-traded companies that were selected because they have operations that we considered reasonably similar to the operations of Royal Wolf. All three of these companies, however, are profitable and larger than Royal Wolf, and our management and board of directors did not do a comparison of these companies to Royal Wolf based on either profitability or asset size. While our management did not necessarily include all companies or businesses that could be deemed comparable to Royal Wolf and all of the companies are of greater (and some are substantially greater) size than Royal Wolf, our management believes that this list provides the most meaningful information from which to imply a valuation for the Royal Wolf transaction. Additionally, for these selected companies, while not comparable to Royal Wolf based solely on size or net income, were considered by management to be comparable based on industry profile, and because the stock of these companies are generally widely held and actively traded, they were believed by management to present a reasonable indication of how investors value companies in the storage container and modular/container building sectors. The companies our management selected for its analyses were:

• Mobile Mini Inc.	Nasdaq NMS — MINI
• Williams-Scotsman	Nasdaq NMS — WLSC
• McGrath Rentcorp	Nasdaq NMS — MGRC

			Enterprise Value /
	Last Twelve Months(1)		LTM	FY1	LTM	FY1
Company	Revenue	EBITDA	Revenue	Revenue	EBITDA	EBITDA

Mobile Mini, Inc.	$254.6	$110.7	5.1x	4.7x	11.7x	11.0x
McGrath Rentcorp	$274.0	$125.1	3.5x	3.5x	7.7x	7.7x
Williams Scotsman International, Inc.	$678.8	$217.5	2.6x	2.6x	8.1x	7.9x
High			5.1x	4.7x	11.7x	11.0x
Mean			3.7x	3.6x	9.1x	8.9x
Median			3.5x	3.5x	8.1x	7.9x
Low			2.6x	2.6x	7.7x	7.7x

(1)	Source: Company SEC filings & CapitalIQ.

Our management calculated and compared financial information and various financial market multiples and ratios of the selected companies based on historical information it obtained from Securities and Exchange Commission filings and consensus estimates from publicly available sources reporting such data. With respect to Royal Wolf and each of the selected companies, our management calculated:

•	EV as a multiple of actual fiscal year 2006 and management projected 2007 revenue; and

•	EV as a multiple of actual fiscal year 2006 and management projected 2007 EBITDA.

Historical LTM financial results utilized by our management for purposes of this analysis were based upon information contained in the applicable company’s most recent publicly available financial statements prior to August 1, 2006. For the selected companies, “LTM” refers to the last twelve-month period available from the most recently publicly available financial information prior to August 1, 2006. “FY1” refers to the first fiscal year to be completed after August 2006

All companies were selected because they served the modular building or container rental/leasing markets. However, all of the companies operate exclusively or primarily in the U.S. and all are profitable and have substantially more assets than Royal Wolf. As a result, any conclusions from this analysis must involve complex considerations and judgments concerning differences in financial and operating characteristics of the companies selected and other factors that would affect the market values of publicly-traded companies. At the lower end of the range of value indicated by one measurement, LTM EV to EBITDA, the fair value of Royal Wolf was less than 80% of our net assets as of September 30, 2006.

The results of these analyses are summarized in the following tables:

	Mean	Median	Range	Valuation Range(2)	Transaction
				(In Millions)

Selected Companies:
EV to Revenue
LTM(x)	3.5	2.7	2.6 to 5.3	$126.9 to $248.9	1.76x
Estimated 2006(1)	3.3	2.6	2.5 to 4.6	$175.8 to $317.7	1.26x
EV to EBITDA
LTM(x)	8.9	8.4	6.0 to 12.3	$40.4 to $60.8	10.90x
Estimated 2006(1)	8.2	7.9	6.7 to 10.7	$82.4 to $118.8	7.94x

(1)	Because of differences in year end between the public companies with fiscal years ending December 31 and Royal Wolf with a June 30 fiscal year, the “Estimated 2006” data for Royal Wolf will be for the year ended June 30, 2007.

(2)	Translated at exchange rate of 0.7239 AUD to USD.

In evaluating the results of the comparable company analysis, our board placed more reliance on the valuation results using the estimated 2006 revenues and EBITDA for Royal Wolf than the LTM numbers. This is because we believed that the financial results in LTM 2006 were adversely impacted by factors such as the introduction of several new products at one time combined with heavy infrastructure costs and buildout, which management considered to be unusual or not likely to recur in fiscal 2007. In addition, 2007 results will include the full benefits of the competitor fleet acquisitions made in future by Royal Wolf during that latter part of LTM 2006.

Selected Transactions Analysis.

The comparable transactions analysis generally provides the widest range of value due to the varying importance of an acquisition to a buyer (e.g., a strategic buyer might be willing to pay more than a financial buyer) and potential differences in the transaction process (e.g., the competitiveness at the time among potential buyers).

Our management also analyzed certain available information relating to merger and acquisition transactions involving companies that were selected because they have operations or operated in sectors that management considered reasonably similar to the operations of Royal Wolf. In addition, many of these companies are profitable and larger than Royal Wolf, and only limited financial information of some of these companies was available to management. Our management and board of directors did not do a comparison to Royal Wolf based on profitability or asset size. This group of sellers consisted solely of private companies, although the buyers in two of the transactions were public companies. No other comparable public transactions were relevant. Multiples used in this analysis were derived from both public and non-public data. Because of the private nature of the transactions, only pieces of each transaction were available, and our management used the group averages of multiples of revenues and EBITDA to EV. Private companies without publicly disclosed data were included in the analysis presented to our board in order to provide insight into the number and nature of the transactions occurring in this sector, which were primarily private companies being acquired by private entities. This information was of only limited value in management’s quantitative analysis, which was based primarily upon the publicly available information. The transactions are, however, in the opinion of our management and based upon its general knowledge of the industry and the companies, a representative sampling and are comparable to the Royal Wolf acquisition, and no other announced transactions were considered. Our management analyzed the following transactions:

Date	Target	Acquirer	Deal Value	Nature of Acquirer

8/04/06	Pac Van, Inc	Mobile Office Acquisition Corp	$100 million	Private
8/04/06	Mobile Storage Group, inc	Welsh, Carson, Anderson & Stowe	$608.5 million	Private
3/13/06	Royal Wolf Portable Storage	Mobile Mini Inc.	$48.5 million	Public
3/06/06	Comark Building Systems	Carlyle Group	$—	Private
1/17/06	Waco International Limited	Asia Opportunity Fund/JP Morgan	$893.3 million	Private
12/01/05	Bennett’s Trailer Company	New Acton Mobile Industries	$—	Private
11/28/05	Skanska Modul AB	3i Group plc	$45 million	Private
10/17/05	Baker Tanks, Inc	Lightyear Capital, LLC	$500 million	Private
10/05/05	A-One Storage, LLC	Mobile Mini, Inc.	$7 million	Public
3/04/05	Mobile Space, Inc.	Williams Scotsman, Inc.	$—	Public

The list of publicly-announced acquisitions set forth above is not an exhaustive list of comparable acquisitions in the portable storage container and modular building and office rental/leasing industry. The transactions are, however, in the opinion of our management, a representative list of companies that were deemed comparable, and no other announced transactions were considered.

Our management reviewed these transactions identified in order to compare the total transaction value to the EBITDA based on latest twelve months of operations (“LTM EBITDA”) of the respective acquired companies. The multiples were applied both to Royal Wolf’s LTM EBITDA and estimated 2006 EBITDA(1) using publicly-available information, which is necessarily limited because of many of the above companies are privately held. All data were provided from publicly available sources reporting such data. The table below, excluding transactions where observations were not available, summarizes the mean, median, and range of the set of selected comparable acquisition and merger transactions:

	Implied
	Transaction Multiple:
	LTM	LTM
	Revenue(x)	EBITDA(x)

Mean	1.7	8.3
Median	1.7	8.8
Range	.8 - 2.8	6.9 - 9.1

Valuation Range(2)
(In millions)
LTM	LTM
Revenue	EBITDA

$39.0 - $136.6	$35.9 - $47.3

Estimated 2006(1)	Estimated 2006(1)
Revenue	EBITDA

$54.1 - $189.3	$73.8 - $97.4

(1)	Because of differences in year-end between the public companies with fiscal years ending December 31 and Royal Wolf with a June 30 fiscal year, the “Estimated 2006” date for Royal Wolf will be for the year ended June 30, 2007.

(2)	Translated at exchange rate of 0.7239 AUD to USD.

Although the selected transactions were used for comparison purposes, none of the selected transactions nor the companies involved in them was either identical or directly comparable to the acquisition. Further, all multiples for the selected transactions were based on public information available at the time of each transaction, and do not take into account differing market and other conditions during which the selected transaction occurred. In addition, each transaction involved companies with differing financial and operating characteristics, potential for synergies, and other factors which would necessarily affect the transaction multiples. As a result, any conclusions from this analysis must involve complex considerations and judgments concerning differences in financial and operating characteristics of the companies selected, the timing of the transaction, and other factors that would affect the market values of merger and acquisition transactions. The entire range of fair value indicated by the measurements based upon LTM EBITDA is below 80% of our net assets as of September 30, 2006 and one other range, LTM revenue, is partially below the 80% threshold. However, in evaluating the results of the selected transactions analysis, our board placed more reliance on valuation results using estimated 2006 revenues and EBITDA for Royal Wolf than LTM numbers for the reasons described above in this section under “Selected Companies Analysis.”

Updated Valuation Analyses

In connection with its approval of the March 29, 2007 amended acquisition agreement, our board of directors updated its initial determination of the fair market value of Royal Wolf for purposes of the 80% test as required under our IPO prospectus. The following is a summary of the updated financial analyses. Based upon our total net assets, including funds held in the trust account, of approximately $68 million as of December 31, 2006, 80% of our net assets is approximately $54 million. The following summary does not purport to be a complete description of the financial analyses performed by our management, and the order of analyses described below does not necessarily represent the relative importance or weight given to those analyses by our management. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data and currency exchange notes as they existed on or before March 1, 2007 and is not necessarily indicative of current market conditions.

In performing its analyses, our management relied on updated projections for Royal Wolf as provided by its management as summarized below and referred to above in this section under “Background:”

	Projected Dec. 31, 2007(1)	Actual TTM Dec. 31, 2006(1)
	(In millions)	(In millions)

Revenue	$79.8	$62.1
Revenue growth	28.5%	23.7%
EBITDA(2)	$13.8	$8.1
Margin	17.3%	13.1%
Net capital expenditures	$20.3	$17.5
Number of containers	22,288	17,808

(1)	Translated at exchange rate of 0.788 AUD to USD. “TTM” means trailing twelve months.

(2)	Excludes transaction costs and transaction related ESOP conversion costs.

As with the initial projections provided by Royal Wolf, no assurance can be made that the Royal Wolf projections will be achieved. These fiscal and calendar 2007 projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including without limitation, factors related to general economic and industry conditions and competitive activity and the following:

•	Continued market penetration and customer acceptance of Royal Wolf’s full product range;

•	Full-year benefit from Royal Wolf’s newer products introduced during the 2006 fiscal year;

•	Integration and full-year benefits from competitor fleet acquisitions made during January through June of 2006; and

•	Selling, general and administrative expense savings driven by restructuring of Royal Wolf’s facilities operations.

Actual results could vary significantly from those set forth in the projections used by our management. For all of these reasons, stockholders should not place undue reliance on these projections.

Our management used the same valuation methodologies — discounted cash flow, or DCF, analysis, comparable companies analysis, and precedent transactions — and considered the same factors in determining Royal Wolf’s earning power for each methodology employed as described above in connection with our board’s initial valuation analyses. As in its initial valuation, our management compared the twelve components of the three updated valuation methods described below against the 80% test. Management also compared the 80% test to 86.2% of the component valuations in light of the fact that, under the amended acquisition agreement, we will own indirectly only 86.2% of Royal Wolf rather than 100% as was originally contemplated in September 2006. Two of the twelve components, LTM Revenue — Selected Transactions and LTM EBITDA — Selected Companies, were below the 80% level at the low end of the range of values after discounting the values to 86.2%, while ten of the components satisfied the 80% test over the full range of values even after discounting the values to 86.2%. It is nonetheless possible that our shareholders could challenge the Board’s initial and updated determinations of value as being below the 80% threshold and therefore contrary to our IPO prospectus. All of our valuation determinations were based upon an analysis of the fair market value of the entirety of Royal Wolf’s business and operations, and we did not attempt to separately value our 86.2% ownership interest in Royal Wolf.

Our management likewise considered the relative valuation multiples implied by the actual total consideration to be paid by us compared to both historical and projected revenues and EBITDA for Royal Wolf. The resulting implied multiples for Royal Wolf from this analysis were as follows, assuming $100.745 million aggregate consideration (based upon the 0.788 exchange rate utilized in the board presentation) and that the aggregate consideration equals EV:

At $100.745 Million
Aggregate
Consideration

• EV to LTM December 31, 2006 — Actual revenue	1.62x
• EV to December 31, 2007 — Management projected revenue	1.26x
• EV to LTM December 31, 2006 — Actual adjusted EBITDA	12.43x
• EV to December 31, 2007 — Management projected adjusted EBITDA	7.3x

“EV” means “enterprise value.” For public companies referenced herein, EV is the fully diluted equity value plus straight and convertible debt, less cash, options and warrant proceeds. “LTM” means last twelve months, “FY” means fiscal year, and “EBITDA” means earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure that is used because of its wide acceptance as a measure of operating profitability and financial performance before nonoperating expenses (interest and taxes) and non-cash charges (depreciation and amortization), exclusive of transaction costs.

The expected aggregate value or enterprise value at closing represents 7.3 times Royal Wolf’s EBITDA and 1.3 times Royal Wolf’s projected revenues for the calendar year ended December 31, 2007. Our management and board of directors relied upon that the projected adjusted 2007 EBITDA amount more than the actual adjusted December 31, 2007 EBITDA, because they believed that the financial results in 2006 and 2005 were adversely impacted by certain factors, such as the introduction of several new products at one time combined with heavy infrastructure costs and buildout, which they considered to be unusual events or not likely to recur at the same levels. In addition, calendar year 2007 results will include the full benefits of the competitor fleet acquisitions made during fiscal 2006.

Further, the aggregate consideration and the projected results for the twelve months ending December 31, 2007 and beyond will be positively impacted by increased container fleet spending of approximately $6.9 million over the previous forecast as Royal Wolf shifts its emphasis toward rental/hire stream revenue.

As part of its analysis regarding the fairness of the Royal Wolf acquisition to us and our stockholders, our management compared the multiples in the table above with those of other selected comparable public companies and with selected comparable transactions (see “Selected Companies Analysis” and “Selected Transactions Analysis” below”).

Updated Discounted Cash Flow Analysis.

Management updated its discounted cash flow analysis based upon the more recent information available with respect to Royal Wolf. Management used the same 15% to 20% discount rate that it employed in its initial discounted cash flow analysis and incorporated the following updated principal assumptions:

•	Revenue Growth: The gross revenue grew by virtue of increased fleet spending and asset purchases, especially in the rental/hire pool, the full run rate of acquisitions made at the end of the previous fiscal year, a 5% rate increase in FY 2008 and the introduction of a damage waiver program in FY 2008 which had a lag affect into 2009. These assumptions produced the resulting percentage increases in revenue:

2007	2008	2009	2010

37.9%	10.7%	20.9%	12.6%

•	Gross Margins: Gross margins were changed primarily to reflect improvements resulting from Royal Wolf’s substantial increase in container fleet inventory spending since September 2006 that should continue and extend into 2008. Management also expects Royal Wolf’s rate increase and its damage waiver program to favorably impact margins as no new branches and only marginal direct or fixed costs will be added during the coming year.

2007	2008	2009	2010

38.2%	41.0%	40.4%	43.5%

•	Costs: Input costs were inflation adjusted based on Royal Wolf management’s inflation estimates, but lower than revenue growth as a result of the impact of leveraging the sales/leasing growth against the infrastructure put into place in 2004-2006. These exclude the one-time costs incurred during the purchase to payout the ESOP and transaction expenses.

The updated discounted cash flow valuation varied from the initial valuation primarily for two reasons: The increase in Royal Wolf’s container fleet spending of $6.9 million over prior periods is projected to improve the revenue and corresponding EBITDA in future periods resulting in a terminal EBITDA value of $28 million, which is higher than the initial valuation terminal value of $22.5 million; and the increase in the rental fleet is expected to result in a higher gross margin as disclosed from 38% to 43.5% as reflected in the later 2008-10 periods. The cumulative affect of the increased container fleet spending and shift toward rental revenue resulted in an increase of $26 million to $44 million in the range of values indicated by the discounted cash flow analysis.

Management believes these assumptions to be reasonable based upon its knowledge of the industry and its due diligence with respect to Royal Wolf’s business operations.

As noted above, our management discounted Royal Wolf’s future free cash flows through 2010 using discount rates reflecting RWA’s weighted-average cost of capital ranging from 15% to 20% and a terminal-year EBITDA of $28 million multiplied by a terminable-year EBITDA multiple of 7 to 9 times, which is within the low to mid-point of public comparable valuations. Our board of directors determined that the updated range of value under this methodology was between $92.7 million and $143.1 million, with a mean of $117.9 million.

Updated Selected Companies Analysis.

As in its initial analyses, our management utilized the selected comparable company analysis for the purposes of compiling guidelines for comparable company statistics and developing valuation metrics based on prices at which stocks of similar companies are trading in a public market.

As in its initial analyses, the companies our management selected for its analyses were:

• Mobile Mini Inc.	Nasdaq NMS — MINI
• Williams-Scotsman	Nasdaq NMS — WLSC
• McGrath Rentcorp	Nasdaq NMS — MGRC

			Enterprise Value /
	Last Twelve Months(1)		LTM		FRY1		LTM		FRY1
Company	Revenue	EBITDA	Revenue		Revenue		EBITDA		EBITDA

Mobile Mini, Inc.	$273.4	$119.3	4.7	x	4.0	x	10.7	x	9.2	x
McGrath Rentcorp	$267.1	$119.3	3.4	x	3.0	x	7.2	x	6.7	x
Williams Scotsman International, Inc.	$680.8	$228.74	2.6	x	2.4	x	7.7	x	7.0	x
High			4.7	x	4.0	x	10.7	x	9.2	x
Mean			3.6	x	3.1	x	8.5	x	7.6	x
Median			3.4	x	3.0	x	7.7	x	7.0	x
Low			2.6	x	246	x	7.2	x	6.7	x

(1)	Source: Company SEC filings & CapitalIQ.

Our management calculated and compared financial information and various financial market multiples and ratios of the selected companies based on historical information it obtained from Securities and Exchange

Commission filings and consensus estimates from publicly available sources reporting such data. With respect to Royal Wolf and each of the selected companies, our management calculated:

•	EV as a multiple of actual calendar year December 31, 2006 and management projected calendar year December 31, 2007 revenue; and

•	EV as a multiple of actual calendar year December 31, 2006 and management projected calendar year December 31, 2007 EBITDA.

Historical LTM financial results utilized by our management for purposes of this analysis were based upon information contained in the applicable company’s most recent publicly available financial statements prior to March 1, 2007. For the selected companies, “LTM” refers to the last twelve-month period available from the most recently publicly available financial information prior to March 1, 2007. “FY1” refers to the first fiscal year to be completed after March 2007.

All companies were selected because they served the modular building or container rental/leasing markets. However, all of the companies operate exclusively or primarily in the U.S. and all are profitable and have substantially more assets than Royal Wolf. As a result, any conclusions from this analysis must involve complex considerations and judgments concerning differences in financial and operating characteristics of the companies selected and other factors that would affect the market values of publicly-traded companies. At the lower end of the range of value indicated by one measurement, LTM EV to EBITDA, the fair value of Royal Wolf is less than 80% of our net assets as of December 31, 2006.

The results of these analyses are summarized in the following tables:

	Mean	Median	Range	Valuation Range(2)	Transaction
				(In Millions)

Selected Companies:
EV to Revenue
LTM12/31/07(x)	3.6	3.4	2.6 to 4.7	$161.5 to $291.87	1.62x
Projected Calendar Year 2007(1)	3.1	3.0	2.4 to 4.0	$191.5 to $319.2	1.26x
EV to EBITDA
LTM 12/31/07(x)	8.5	7.7	7.2 to 10.7	$58.3 to $86.7	12.43x
Projected Calendar Year 2007(1)	7.6	7.0	6.7 to 9.2	$92.5 to $126.96	7.3x

(1)	Projected calendar year 12/31/07 is used as a date comparison to the public companies Forward Year

(2)	Translated at exchange rate of 0.788 AUD to USD.

In evaluating the results of the comparable company analysis, management placed more reliance on the valuation results using the estimated 2007 calendar revenues and EBITDA for Royal Wolf than the LTM numbers. This is because management believes that the financial results in calendar 2006 were adversely impacted by factors such as the introduction of several new products at one time combined with heavy infrastructure costs and buildout, which management considered to be unusual or not likely to recur. In addition, estimated 2007 will include the full benefits of the competitor fleet acquisitions made in future by Royal Wolf during that middle part of LTM 2006.

The primary drivers of the difference in value between the initial selected companies valuation analysis and the updated analysis were the differences in the starting and ending points of the LTM comparison and the improved performance of Royal Wolf for the updated LTM compared to the original LTM per Royal Wolf’s original projections. The changes in the underlying comparative values of the public companies were minimal, but the starting point revenue difference of $13.3 million and EBITDA of $2.9 million for RWA at 2.6x and 7.2x multiples, respectively, resulted in an increase in the range of value by approximately $10 million to $28 million.

Our board determined the relevant range of values for this methodology was between $99.7 million and $139.6 million, with a mean of $119.7 million.

Updated Selected Transactions Analysis.

In updating its initial comparable transactions analysis, our management eliminated private company transactions that were considered in its initial analysis for which there was insufficient information available to us. No newly announced transactions were considered. Our management reanalyzed the following transactions considered in its initial analysis:

	Target	Deal	Implied EV /	Implied EV /
Date	Acquirer	Value	Sales	EBITDA

08/04/06	Mobile Storage Group, Inc. Welsh, Carson, Anderson & Stowe	$608.5 million	2.8x	9.1x
03/13/06	Royal Wolf Portable Storage Inc. Mobile Mini Inc. (NasdaqNM:MINI)	$48.5 million	2.8x	8.5x
01/17/06	Waco International Limited Asia Opportunity Fund, J.P. Morgan Partners	$893.3 million	1.5x	—
11/28/05	Skanska Modul AB 3i Group plc (LSE:III)	$45 million	0.8x	—
10/17/05	Baker Tanks, Inc. Lightyear Capital, LLC , Lightyear Fund, L.P.	$500 million	—	8.8x
HIGH			2.8x	9.1x
MEAN			2.0x	8.8x
HARMONIC MEAN			2.2x	8.8x
MEDIAN			2.2x	8.8x
LOW			0.8x	8.5x

Our management reviewed these transactions identified in order to compare the total transaction value to the EBITDA based on latest twelve months of operations (“LTM EBITDA”) of the respective acquired companies. The multiples were applied both to Royal Wolf’s Calendar 2006 EBITDA and estimated December 31 EBITDA using publicly-available information, which is necessarily limited because of many of the above companies are privately held. All data were provided from publicly available sources reporting such data. At the lower end of the range of value indicated by one measurement, LTM revenue, the fair value of Royal Wolf was less than 80% of our assets at December 31, 2006.

The table below summarizes the mean, median, and range of the set of selected comparable acquisition and merger transactions:

	Implied
	Transaction Multiple:
	LTM	LTM
	Revenue(x)	EBITDA(x)

Mean	2.0	8.8
Median	2.2	8.8
Range	.8 - 2.8	8.5 - 9.1

Valuation Range(2)
(In millions)
	LTM	LTM
	Revenue	EBITDA

Mean	$124.2	$71.3
Range	$49.7 - $173.9	$68.8-$73.7

	Estimated 2007(1)	Estimated 2007(1)
	Revenue	EBITDA

Mean	$159.6	$121.4
Range	$63.8-$223.4	$117.3-$125.6

(1)	Because of differences in year-end between the public companies with fiscal years ending December 31 and Royal Wolf with a June 30 fiscal year, the “Estimated 2007” date for Royal Wolf will be for the calendar year ended December 31, 2007.
(2)	Translated at exchange rate of 0.788 AUD to USD

In evaluating the results of the comparable company analysis, management placed more reliance on the valuation results using the estimated 2007 calendar revenues and EBITDA for Royal Wolf than the LTM numbers. This is because management believes that the financial results in calendar 2006 were adversely impacted by factors such as the introduction of several new products at one time combined with heavy infrastructure costs and buildout, which management considered to be unusual or not likely to recur. In addition, estimated 2007 will include the full benefits of the competitor fleet acquisitions made in future by Royal Wolf during that middle part of LTM 2006.

The primary drivers of the increase in value between the initial selected transactions valuation analysis and the updated analysis were the improved performance of Royal Wolf for the updated LTM per its budget and the omission from the updated analysis of the private company transactions that were included in the original analysis, which had the effect of improving the valuation multiples. The differences in value because of improved performance for the updated LTM per plan resulted in $10.7 million at the lower revenue level, while EBITDA increased primarily by $20 million due to the improved actual performance and $7 million as a result of the elimination of private companies, among other factors.

Our board of directors determined that the relevant range of value under this methodology was between $61 million and $139.6 million, with a mean of $100.3 million.

Comparison of Initial and Updated Valuations

In its initial valuation analyses in connection with the September 12, 2006 acquisition agreement, our board of directors determined that the fair market value of Royal Wolf was between approximately $75 million and $95 million. In its updated valuations undertaken in connection with the March 29, 2007 amended acquisition agreement, our board determined that the fair market value of Royal Wolf had increased to between $90 million and $120 million.

The differences between the initial valuation and the updated valuation, which are more pronounced at the low end of the range of values, stem primarily from changes in the LTM data used in the updated analysis, which reflected Royal Wolf’s improved performance per its original projections and in accordance with our expectations when we originally approved the transaction. The updated LTM data was benefited by increased capital spending by Royal Wolf for its rental fleet since the time of the initial valuation analysis and the positive effect of this spending on projected future revenues and margins. The improved updated LTM data compared to the initial LTM data was due also to increased revenues and improved margins relating to Royal Wolf’s acquisitions and new product introductions during fiscal 2006, the full benefits of which were realized in fiscal 2007. The change in the exchange rate between AUD and USD from .7239 to .788 also accounted for some of the difference. For instance, the initial LTM revenue and EBITDA were $48.8 million and $5.2 million, respectively, while the updated LTM revenue and EBITDA were $62.1 million and $8.1 million, respectively. These differences of $13.3 million and $2.9 million, respectively, can be broken out between improved performance of RWA of $12.2 million for revenue and $2.6 million for EBITDA, respectively, and $1.1 million and $0.3 million for currency exchange differences, respectively.

The additional investment in container fleet made by RWA also resulted in improved margins and rental revenue stream and corresponding EBITDA for the twelve months ending December 31, 2007 used in the updated analysis as compared to twelve months ending June 30, 2007. This increase also positively affected the terminal EBITDA value for all valuation methodologies at the high end of the range of values.

Satisfaction of 80% requirement

We represented in the prospectus relating to our IPO that the target business in our initial business combination would have a fair market value equal to at least 80% of our net assets at the time of the transaction, including the funds held in the trust account. Based on the financial analysis it used generally in evaluating and approving the acquisition, our board of directors determined that the acquisition of Royal Wolf meets this requirement.

At the time we entered into the September 12, 2006 acquisition agreement, our board of directors determined based upon our management’s valuation analyses that the fair market value of Royal Wolf was between approximately $75 million and $95 million, which exceeded 80%, or approximately $52 million, of our net assets as of September 30, 2006. The board’s determination was based primarily upon valuation analyses utilizing the projected results of operations of Royal Wolf for the fiscal year ending June 30, 2007. A minority of the valuation results indicated that the fair market value of Royal Wolf may be below 80% of our net assets. However, the valuation methods that indicated this possibility were based primarily on capitalizing revenues and earnings for Royal Wolf for fiscal 2006. By one measure, LTM EBITDA — Selected Transactions, the entire range of values was below the 80% threshold. Our board of directors believed that these methods understated the true value of Royal Wolf at the time, because they believe that the financial results in fiscal 2006 had been adversely impacted by factors such as the introduction of several new products at one time and heavy infrastructure costs and buildout, which they considered to be unusual or not likely to recur in fiscal 2007. In addition, the estimated fiscal 2007 results would include the benefits of the competitor fleet acquisitions made by Royal Wolf during that latter part of fiscal 2006.

Our board of directors updated its valuation of Royal Wolf at the time we entered into the March 29, 2007 amended acquisition agreement, which superseded the September 12, 2006 acquisition agreement in its entirety. Our board of directors has determined that the updated fair market value of Royal Wolf is between approximately $90 million and $120 million. This determination is based on the valuation analyses described above and an analysis of Royal Wolf’s current and projected revenue and EBITDA, as compared to other publicly-traded businesses of a similar nature and the acquisition multiples for other similar transactions in the storage container and modular building/office rental/leasing industry that have recently been publicly announced or completed. In addition, a leveraged buyout/discounted cash flow analysis was performed to determine the present economic value of the assets being acquired. The range of the fair market value exceeds $54 million, which is 80% of our net asset value of approximately $68 million as of December 31, 2006.

Our IPO prospectus states that the 80% test relates to the fair market value of the target business in our initial business combination. The IPO prospectus did not describe specifically how the 80% threshold would apply if we acquired less than all of the equity interests in the target business, and it is possible that investors could conclude that the 80% test should relate instead only to the value of our equity interest in the target business. At $75 million and $90 million, the low end of the range of the fair market value of Royal Wolf as determined by our board of directors in September 2006 and March 2007, respectively, the fair market value of our 86.2% ownership interest in Royal Wolf would be $64.7 million and $77.6 million, respectively. This also exceeds 80% of our net assets at the time; however, a minority of the updated valuation measurements considered by our board of directors indicated that the fair market value of our 86.2% ownership interest in Royal Wolf was below the 80% threshold. It is possible therefore, that stockholders could challenge our board’s determination that the Royal Wolf acquisition satisfies the 80% test described in our IPO prospectus. In this event, we could incur substantial legal fees and other costs and expenses in defending our board’s determination. If such claims were asserted, and if we were unsuccessful in defending the claims, we also could be subject to damages that could have a material adverse effect on our financial condition or results of operations. Such claims also would divert the time and attention of our management and board of directors, which could adversely affect our business and operations.

All of our valuation determinations were based upon an analysis of the fair market value of the entirety of Royal Wolf’s business and operations. In considering the 80% threshold as it relates to our 86.2% ownership interest in Royal Wolf, we multiplied 86.2% by the entire fair market value of Royal Wolf, and we did not attempt to otherwise value our 86.2% ownership interest in Royal Wolf.

The terms of the Royal Wolf acquisition were determined based upon arm’s-length negotiations between us and the sellers, who had no prior dealings with us or our officers or directors. Under the circumstances, our board of directors believes that the total consideration for the acquisition appropriately reflects the fair market value of Royal Wolf. In light of the financial background and experience of several members of our management and board of directors, our board also believes it is qualified to determine whether the acquisition of Royal Wolf meets this requirement. Our board of directors did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the acquisition is fair, from a financial point of view, to our stockholders or the 80% test has been met.

Interests of Our Directors and Officers in the Acquisition

When you consider the recommendation of our board of directors “FOR” approval of the acquisition, you should keep in mind that our officers and directors have interests in the acquisition that are different from, or in addition to, your interests as a stockholder. In particular:

•	If the acquisition is not completed and we fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will be required to liquidate. In that event, the 1,875,000 shares of common stock held by our officers and directors that were acquired prior to the IPO for an aggregate purchase price of $250,000 will be worthless, because our officers and directors have waived all rights to receive any liquidation proceeds with respect to such shares. As of July 31, 2007, the aggregate market value of these shares of our common stock owned by our officers and directors was $14,437,500.

•	Ronald F. Valenta, our Chief Executive Officer and a director, and John O. Johnson, our Chief Operating Officer, own warrants to purchase an aggregate of 1,491,333 shares of our common stock that they acquired for an aggregate purchase price of approximately $1,400,000, which also will become worthless upon our liquidation. As of July 31, 2007, the aggregate market value of these warrants was $2,684,399.

•	Mr. Valenta has made available to us a line of credit under which we may borrow from him from time to time up to $3,000,000 at an annual interest rate equal to 8%. Our borrowings under the line of credit have been and will continue to be used by us to pay operating expenses, including deposits and expenses relating to the acquisition. At June 30, 2007, the outstanding amount of principal and accrued interest under the line of credit was $2,441,253. We will continue to borrow funds under the line of credit to pay expenses through the completion of the acquisition. If the acquisition is completed, Mr. Valenta will be repaid all outstanding principal and accrued interest under the line of credit. If, on the other hand, the acquisition or other business combination is not completed and we are required to liquidate as described above, Mr. Valenta will have no recourse against the funds held in the trust account for repayment of any amount owed to him under the line of credit.

•	All of our current officers and directors will continue to serve as such following the acquisition. In addition, Robert Allan, the Chief Executive Officer of Royal Wolf, will be deemed to be one of our officers following the acquisition and Peter McCann and James Warren, Royal Wolf’s Chief Financial Officer and Chief Operating Officer, respectively, will be key employees. At present, we do not compensate our officers or directors other than Charles E. Barrantes, our Executive Vice President and Chief Financial Officer, whose employment commenced on September 11, 2006. We will have employment agreements with only Messrs. Barrantes and Allan. Mr. Barrantes receives a base annual salary of $200,000 and is eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided that he is employed on the last day of such year. Mr. Allan receives a base annual salary of $236,400 and is eligible to receive an performance annual bonus not to exceed $78,800 based upon the achievement of specified performance indicators. Ronald F. Valenta, our Chief Executive Officer and Secretary, John O. Johnson, our Chief Operating Officer, and Marc Perez, our Controller, are not currently compensated for their services; and both Mr. Valenta and Mr. Johnson have advised our board of directors that they will continue to serve in these capacities without compensation until at least the earliest of June 30, 2008 or such time as Royal Wolf achieves annualized EBITDA of $20 million or we achieve a company-wide total annualized EBITDA of $40 million. If the acquisition is completed, we may modify the compensation to our officers and directors based upon the advice and recommendations of a compensation committee of our board of directors to be established. Except as described above, there is no current understanding or arrangement with respect to any future compensation to our officers or directors.

•	As an inducement to Bison-GE and the management shareholders to enter into the acquisition agreement, Mr. Valenta has entered into a backup purchase agreement with Bison-GE and the management shareholders under which he agrees that, if the acquisition agreement is terminated for any reason, he will purchase from Bison-GE and the management shareholders all of the RWA shares at a purchase price equivalent to the purchase price payable by us under the acquisition agreement. The terms of the backup purchase agreement were determined by arm’s-length negotiations among Mr. Valenta, Bison-GE and the management shareholders. Mr. Valenta will not be entitled to a fee or other compensation for the agreeing to the backup purchase agreement.

Except as set forth above, none of our officers or directors or their associates has any interest in the acquisition.

THE ACQUISITION AGREEMENT

On September 12, 2006, we entered into the original acquisition agreement, which is referred to in Australia as a share sale deed, with Equity Partners and the management shareholders under which we agreed to purchase from them all of the shares of capital stock of RWA. On March 29, 2007, we entered into the amended acquisition agreement with Equity Partners, Bison-GE and the management shareholders, which superseded the September 12, 2006 acquisition agreement in its entirety. References in this proxy statement to the acquisition agreement mean the amended acquisition agreement, unless the context indicates otherwise.

The following is a summary of selected provisions of the acquisition agreement. While we believe this description covers the material terms of the acquisition agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the acquisition agreement attached as ANNEX A to this proxy statement. We urge you to read the acquisition agreement in its entirety.

The acquisition agreement contains representations, warranties, covenants and other agreements that we, GFN Australasia and the other parties made to one another. The assertions embodied in those representations, warranties, covenants and other agreements are qualified by information in disclosure schedules that the sellers have delivered in connection with signing the acquisition agreement. We have included selected disclosure schedules as part of ANNEX A to this proxy statement. With the possible exception of these included schedules. We do not believe that the disclosure schedules contain information that materially modifies the acquisition agreement or that otherwise is material to a stockholder’s understanding of the proposed acquisition. Information concerning the subject matter of the representations, warranties, covenants and other agreements may have changed since the date of the acquisition agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Structure of Acquisition

The acquisition agreement provides that GFN Australasia, our indirect, wholly owned subsidiary, will acquire all of the capital stock of RWA from the shareholders of RWA.

Listing on AMEX

Following the acquisition, our common stock, warrants and units will continue to be listed for trading on the American Stock Exchange.

Closing of the Acquisition

In connection with the execution of the amended acquisition agreement on March 29, 2007, Bison-GE purchased 80% of the outstanding capital stock of RWA, consisting of all of the capital stock of RWA owned by Equity Partners and approximately 50% of the capital stock of RWA owned by the management shareholders. The purchase price of the RWA shares was approximately $45 million, which was equivalent to the consideration that we had previously agreed to pay to these sellers under the terms of the original acquisition agreement. This consideration was determined as described below under “Acquisition Consideration; Payment of Consideration.”At the closing of our acquisition of Royal Wolf, we will pay Bison-GE this amount, plus $1.125 million and its share of the $864,600 per month payable by us to the sellers from March 29, 2007 until the closing, by a combination of cash and shares of capital stock of GFN Australasia. The balance of the purchase price for the RWA shares described below under “Acquisition Consideration; Payment of Consideration” will be paid in cash to the management shareholders for their remaining RWA shares.

The closing of our acquisition of the RWA shares from Bison-GE and the management shareholders will take place on the day the conditions to closing have been satisfied or waived, or such other date and time as we and the parties agree. We expect to close the acquisition by [ ● ], 2007, assuming it is approved at the special meeting on [ ● ], 2007.

Acquisition Consideration; Payment of Consideration

The purchase price for the RWA shares will be $57.6 million, plus $864,600 per month from March 29, 2007 until the closing. The purchase price includes deposits of $1,005,000 previously paid by us in connection with the acquisition.

If the acquisition is not completed for any reason, we will forfeit the deposits. Assuming the closing occurs on August 31, 2007, we will pay the purchase price of the RWA shares, less the deposits, by a combination of cash of approximately $52.4 million and issuance to Bison-GE of approximately 1,380 shares of capital stock of GFN U.S., which will constitute 13.8% of the outstanding capital stock of GFN U.S. immediately following the acquisition. Assuming the closing occurs on August 31, 2007, the aggregate acquisition consideration will be approximately $103.1 million, including a total of $2.4 million in cash payable by us in two equal installments on the first and second anniversaries of the closing in exchange for a non-compete covenant. The aggregate consideration for Royal Wolf also includes the indebtedness under Royal Wolf’s existing credit facilities with ANZ. There was $38.7 million, including accrued interest, outstanding under the facilities as of March 31, 2007. The actual amount outstanding as of the closing will be different, but will in no event exceed $39.4 million of principal.

The purchase price of the RWA shares, excluding any amount attributable to the increase in price after March 29, 2007, is equivalent to the amount paid by Bison-GE to acquire the RWA shares in connection with the signing of the acquisition agreement. The amount paid by Bison-GE was equivalent to the acquisition consideration that we had originally agreed to pay to these sellers under the original acquisition agreement of $91.8 million, less the deposits of $1,005,000 previously paid by us and subject to adjustments called for in the original acquisition agreement as follows:

Aggregate acquisition consideration	$91,802,000
Less:
Deposits paid	(1,005,000)
Add:
Container rental equipment	6,779,000
Less:
Net tangible assets	(562,000)
Other, net	(250,000)

Aggregate adjusted consideration	96,764,000
Less:
Non-compete covenant	(2,364,000)
Assumed bank debt	(38,700,000)

Net acquisition consideration	$55,700,000

Net acquisition consideration paid by Bison-GE for approximately 80% of RWA shares	$45,000,000

•	Container Rental Equipment. If the gross amount of container rental equipment at the closing was greater than the specified amount, the purchase price was to be increased by the amount of such excess, and if the gross amount of container rental equipment at the closing was less than the specified amount, the purchase price was to be decreased by the amount of such deficiency. Gross container rental equipment of $43,720,000 was greater than the specified amount of $36,941,000 by $6,779,000.

•	Net Tangible Assets. If the total assets less all intangibles and liabilities of Royal Wolf, excluding the amount required to cash out outstanding options, the bonus to the former chairman and costs and expenses of the acquisition were less than $2,128,000 at the closing, the aggregate consideration was to be decreased by the amount of the shortfall, or $562,000.

Senior Subordinated Indebtedness

In conjunction with, and as a condition to Bison-GE’s obligations to sell the RWA shares to us at the closing, we have agreed to issue to Bison Capital or its affiliate $15.76 million of senior subordinated promissory notes of GFN Australasia. The senior subordinated notes will be sold by GFN Australasia at par. We will use the proceeds from the issuance of the senior subordinated promissory notes to augment Royal Wolf’s working capital and for general corporate purposes, which may include future acquisitions. Neither we nor Royal Wolf has any understanding or commitment with respect to any such future acquisition.

Upon the sale of the senior subordinated promissory notes, we will pay Bison Capital in cash a fee of $315,000 and will grant to Bison Capital seven-year warrants to purchase 500,000 shares of common stock of our company at an initial exercise price of $8.00 per share. The warrants will contain customary antidilution provisions for stock splits and stock dividends. The warrants also will contain so-called exercise price-type antidilution adjustments that would be triggered by our future sales of common stock or common stock equivalents at a price below the then-current market price of our common stock, subject to certain exceptions.

The senior subordinated promissory notes will bear interest at the annual rate of 13.5%, payable quarterly in arrears. The notes may not be prepaid prior to the second anniversary of their issuance. Thereafter, the notes may be prepaid at a declining price of 102% during the third year, 101% during the fourth year, and 100% thereafter.

The senior subordinated notes will mature 66 months from the date of issuance, subject to our right to extend the scheduled maturity date by up to an additional 12 months. If, during the 66-month period ending on the scheduled maturity date, our common stock has not traded above $10 per share for any 20 consecutive trading days on which the average daily trading volume was at least 30,000 shares (ignoring any daily trading volume above 100,000 shares), we will pay Bison Capital on the scheduled maturity date a premium of $900,000 in cash and the above-referenced warrants held by Bison Capital will terminate to the extent they were not previously exercised. The premium payable by us will be reduced by any gain realized by Bison Capital from any prior exercise of the warrants and sale of the underlying warrant shares. The premium will be payable by us on the scheduled maturity date, whether or not the notes have been paid by us on or before (or after) that date.

ANZ Credit Facilities

The aggregate consideration for Royal Wolf includes the indebtedness under Royal Wolf’s existing credit facilities with ANZ. There was $38.7 million, including accrued interest, of indebtedness outstanding under the ANZ facilities of March 31, 2007. The actual amount outstanding as of the closing will be different, but will in no event exceed $39.4 million of principal. The material terms of the ANZ credit facilities are described under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Royal Wolf — Current Financing Arrangements” elsewhere in this proxy statement.

Warranties

The acquisition agreement contains warranties of each of us, GFN Australasia and the sellers, including Bison-GE, relating, among other things, to:

•	Proper corporate organization and similar corporate matters;

•	The authorization, performance and enforceability of the acquisition agreement; and

•	Ownership of RWA shares;

The acquisition agreement also contains representations and warranties of Equity Partners and the management shareholders relating, among other things, to:

•	No conflict or breach of any material contracts;

•	Liquidation, insolvency or defaults of any of the sellers; and

•	No option, right to acquire or encumbrance of or affecting the shares;

The acquisition agreement also contains representations and warranties of Equity Partners and the management shareholders relating to Royal Wolf, including:

•	Proper corporate organization and similar corporate matters of RWA and its subsidiaries;

•	No insolvency event;

•	Subsidiaries;

•	Shares; shares in the subsidiaries; no issuance of dividends;

•	Lack of any other subsidiary, partnership, joint venture or unincorporated association, or any other business entity;

•	Title to and ownership of properties and assets, including intellectual property rights;

•	Accuracy, maintenance and possession of records;

•	Financial information;

•	Compliance; required filings;

•	Tax matters;

•	Litigation;

•	Environmental matters;

•	Labor matters;

•	Material contracts;

•	Insurance; and

•	Leased property.

Covenants

The parties to the acquisition agreement have each agreed to take such actions as are necessary, proper or advisable to consummate the acquisition. The sellers have agreed, to the extent within their respective powers as shareholders of Royal Wolf and through their board representation, to continue the management and conduct of business of Royal Wolf and its subsidiaries in the ordinary course prior to the closing and not to take the following actions without our prior written consent or except in accordance with Royal Wolf’s budget:

•	Enter into, terminate or alter any term of any material contract or commitment with a value equal to or greater than $78,800;

•	Incur any material liability of $39,400 or more outside the ordinary course of the business;

•	Dispose of, agree to dispose of, encumber or grant an option over any of its assets outside the ordinary course of the business;

•	Hire or terminate any senior employee or alter the terms of employment of any senior employee whose salary package is valued at $118,200 or more;

•	Allot or issue or agree to allot or issue any share or any security convertible into any share;

•	Declare or pay any dividends or make any other distribution of assets or profits;

•	Alter or agree to alter the constitution;

•	Pass any special resolution; or

•	Make any acquisition without our consent.

Conditions to Closing of the Acquisition

The completion of the acquisition is conditioned upon our stockholders approving the acquisition at the special meeting, or otherwise by September 1, 2007. Notwithstanding their approval, if the holders of 20% or more of our IPO shares exercise their conversion rights, the acquisition cannot be completed.

In addition, the completion of the acquisition is conditioned upon, among other things:

•	The absence of any event that has a material adverse effect on Royal Wolf’s EBITDA over any 12-month period; and

•	ANZ and Bison Capital entering into a subordination agreement with respect to the senior subordinated promissory notes of GFN Australasia to be issued to Bison Capital at the closing of the acquisition.

All required third-party consents were obtained in connection with Bison-GE’s purchase of RWA shares pursuant to the amended acquisition agreement, and no further or additional consents are needed with respect to our purchase of Royal Wolf. Following is a summary of such consents and the approximate dates they were obtained:

•	Australian Government (Foreign Investment Review Board) — September 29, 2006;

•	New Zealand Banking Group (ANZ) — March 29, 2007;

•	Triton Container International Limited — March 28, 2007;

•	Triton CSA International — March 30, 2007;

•	GPF No. 3 Pty Ltd — March 2, 2007;

•	Tyne Container Services Pty Ltd — November 2, 2006;

•	Trutek Administration Pty Limited — November 2, 2006;

•	Strang International Pty Ltd — November 2, 2006;

•	P&V Industries Pty Ltd — November 2, 2006;

•	MPM Leasing — November 2, 2006;

•	James Matra Pty Ltd — November 2, 2006; and

•	Chan Ling Lam — November 2, 2006.

ANZ and Bison-GE are in the process of preparing the subordination agreement between them relating to the senior subordinated promissory notes to be issued to Bison-GE. The subordination agreement will specify the relative rights of ANZ, as senior lender, and Bison GE, as junior lender, to the repayment of their respective indebtedness. We expect that the subordination agreement will be in customary form and that it will be entered into only in conjunction with the closing of our acquisition of Royal Wolf, and not before the closing.

If permitted under applicable law, any of the parties may waive any inaccuracies in the representations and warranties made to the other parties contained in the acquisition agreement and waive compliance with any agreements or conditions for their benefit contained in the acquisition agreement. We cannot assure you that any or all of the conditions will be satisfied or waived. The conditions that the acquisition be approved by our stockholders and that the holders of fewer than 20% of our IPO shares exercise their conversion rights cannot be waived. We may waive one or more of the closing conditions if we deem it advisable to do so.

Indemnification and Escrow Provisions

Equity Partners and each of the management shareholders has agreed in the acquisition agreement to indemnify Bison-GE against claims (as defined) due to breach of their warranties, subject to certain limitations. At the closing of our acquisition of Royal Wolf, Bison-GE will assign to us these indemnification rights. Equity Partners and the management shareholders will have no liability for a claim unless the amount of the claim is at least $15,800 and until the aggregate of all claims in excess of $15,800 exceeds $296,300, in which event we can claim the whole amount, not just the amount in excess of $296,300. They also will have no liability for breach of warranty unless the claim arises within 18 months after the date of the acquisition agreement (five years after the date of the acquisition agreement for breach of certain warranties relating to corporate organization, outstanding shares and share capitalization, compliance with legal requirements, tax, and the environment).

At or before the closing, $5.5 million of the cash paid or payable to Equity Partners and the management shareholders will be deposited in a separate bank account requiring signatures of us and Equity Partners and the management shareholders for withdrawals. The purpose of this account is to provide a source of funds to pay the indemnification obligations. The acquisition agreement provides that 25% of these funds will be released to Equity Partners and the management shareholders on September 1, 2007 and the balance will be released to them on March 31, 2008, in each case, subject to any paid or pending indemnity claims by us.

RWA Management Guarantees

The management shareholders are companies formed by Paul Jeffrey, James Warren, Michael Baxter and Peter McCann to hold their shares of RWA. Under the acquisition agreement, each of these individuals has agreed to personally guarantee the obligations under the acquisition agreement of his management shareholder company.

Shareholders Agreement

As part of the purchase price of the RWA shares, we will issue to Bison-GE approximately 1,380 shares, or 13.8%, of the capital stock of GFN U.S. At the closing under the acquisition agreement, we and Bision-GE will enter into a shareholders agreement setting forth our rights and obligations with respect to our respective shares of GFN U.S. A copy of the shareholders agreement is attached to this proxy statement as ANNEX B.

Under the shareholders agreement, Bison-GE will have the option at any time after two years from the closing to require us to purchase its GFN U.S. shares. The purchase price for the shares would be the greatest of the following:

•	8.25 times EBITDA of Royal Wolf, as increased to include payments by Royal Wolf to us for expenses, less “net debt” (as defined);

•	A specified multiple (based upon the market price of our common stock as a multiple of our consolidated EBITDA), which is referred to as the “GFC trading multiple,” multiplied by EBITDA of Royal Wolf, less “net debt”; and

•	The purchase price that Bison-GE paid for its shares.

We will have the right at any time prior to the third anniversary of the closing to require Bison-GE to sell to us its GFN U.S. shares at a price equal to 2.75 times the purchase price that Bison-GE paid for those shares, provided that Bison-GE has not previously exercised its right to require us to purchase its shares as described above. We will have a second option to purchase Bison-GE’s GFN U.S. shares after three years from the closing for a purchase price equal to the greater of:

•	8.75 multiplied by EBITDA of Royal Wolf, as increased to include payments by Royal Wolf to us for expenses, less “net debt”; and

•	The GFC trading multiple multiplied by EBITDA of Royal Wolf, less the “net debt.”

If we fail to purchase Bison-GE’s GFN U.S. shares upon exercise of the foregoing rights, the applicable purchase price multiples will increase.

In the shareholders agreement, we will agree that, without the consent of Bison-GE, we will not:

•	Sell or transfer material assets outside of the ordinary course of business;

•	Appoint or remove an auditor;

•	Enter into a related-party transaction, provided that we may pay up to $1 million per year for expenses of related parties (which amount is subject to reduction to not less than $500,000 if we make other acquisitions);

•	Issue, pledge or redeem any shares (other than for senior debt);

•	Pay any dividends;

•	Change the nature of the business; or

•	Merge or consolidate with any person.

We will agree in the shareholders agreement to indemnify Bison-GE for substantially any matter occurring in connection with its acquisition of the RWA shares upon the signing of the acquisition agreement and the sale of the RWA shares to us at the closing, excluding matters involving a breach of representation, warranty or agreement by Bison-GE or Bison-GE’s willful misconduct as determined by a court.

We will agree in the shareholders agreement that we will make any acquisitions of Royal Wolf competitive businesses in the geographic area east of Vietnam, south of Guam and west of Hawaii solely through Royal Wolf. Bison-GE will agree that we are not restricted in making acquisitions outside of this geographic area, and that Bison-GE will have no right to participate in such other acquisitions. As a result of the covenants described above, Bison-GE will have veto power over any in-market acquisitions by Royal Wolf that requires financing from us. We also will agree to make, or not to make, various U.S. tax elections with respect to GFN U.S. and its subsidiaries, and to indemnify Bison-GE with respect to certain unexpected tax liabilities relating to its ownership of shares.

Backup Purchase Agreement

As an inducement to Bison-GE and the management shareholders to enter into the acquisition agreement, Mr. Valenta has entered into a backup purchase agreement with Bison-GE and the management shareholders. Under the backup purchase agreement, Mr. Valenta, as trustee of The Ronald Valenta Revocable Offshore Trust, has agreed that, if the acquisition is terminated for any reason, a wholly owned entity to be formed by him for this purpose will purchase all of the RWA shares held by Bison-GE and the management shareholders at the same price as would have been payable by us under the amended acquisition agreement. The purchase price to the management shareholders will be payable in cash. The purchase price to Bison-GE will be payable by a combination of cash and a 30% equity interest in the entity formed by Mr. Valenta to make the purchase and which will own and operate Royal Wolf following the purchase. Mr. Valenta’s entity also will issue to Bison-GE approximately $15.76 million of senior subordinated promissory notes of the entity on the same terms and provisions of the GFN Australasia senior subordinated promissory notes that we otherwise would have issued to Bison-GE under the amended acquisition agreement. A copy of the backup purchase agreement is attached to this proxy statement as ANNEX C.

Consulting and Employment Agreements

In connection with the acquisition, Michael Baxter, the executive director and a founder of Royal Wolf, will enter into a consulting agreement pursuant to which he will agree to provide consulting services relating to the transition of ownership of Royal Wolf until March 31, 2008 for total fee of approximately $39,400. A copy of Mr. Baxter’s consulting agreement is included as part of ANNEX A to this proxy statement.

Robert Allan, James Warren and Peter McCann, the three principal executives of Royal Wolf, will continue to serve in these capacities following the acquisition under their existing employment agreements. The employment agreements will continue indefinitely, unless terminated upon six months’ notice by either party in the case of Mr. Allan and three months’ notice in the cases of Messrs. McCann and Warren, or unless an individual’s employment is terminated by Royal Wolf for “cause” (as defined). Messrs. Allan, McCann and Warren are entitled under their respective agreements to a base annual salary of $236,400, $197,000 and $177,300, respectively, and to an annual performance bonus based upon the achievement of specified performance indicators not to exceed $78,800, $27,600 and $118,200, respectively. The maximum annual performance bonuses are subject to increase annually based upon consumer price index increases. The agreements provide for no severance or similar payments, except that Royal Wolf may pay six months’ compensation to Mr. Allan and three months’ compensation to either Mr. McCann or Mr. Warren in lieu of providing notice of termination of their employment as described above.

Termination

We, or Bison-GE or the management shareholders may terminate the acquisition agreement if the acquisition is not approved by our stockholders at the special meeting, or otherwise by September 1, 2007. Any party may terminate the acquisition agreement if any of the other closing conditions are not satisfied by March 29, 2008, provided that it such party has used reasonable efforts to satisfy its conditions and kept the other party informed of its progress in satisfying its conditions.

Fees and Expenses

All fees and expenses incurred by us in connection with the acquisition agreement and the transactions contemplated thereby will be paid by us, whether or not the acquisition is consummated. If the acquisition is consummated, we also will pay at the closing under the acquisition agreement all direct, out-of-pocket fees and expenses, including legal fees and expenses, incurred by Bison-GE and its affiliates in connection with the amended acquisition agreement and the transactions contemplated thereby. All fees and expenses incurred by the management shareholders will be borne by them; however, any transaction fees of the sellers that were paid by Royal Wolf were included in the calculation of Royal Wolf’s net debt as of the signing of this amended acquisition agreement and reduced the cash consideration paid by Bison-GE accordingly.

Confidentiality; Access to Information

Royal Wolf will afford to us and our financial advisors, accountants, counsel and other representatives prior to the completion of the acquisition reasonable access during normal business hours, upon reasonable notice, to all of its respective properties, books, records and personnel to obtain all information concerning the business, provided that we do so in a manner that does not disrupt the business of Royal Wolf.

Non-compete Covenants

Equity Partners or the management shareholders have agreed that following the closing, within Australia or New Zealand, they will not:

•	Engage in a business that competes with Royal Wolf for a period of five years ending March 29, 2012;

•	Solicit, canvass, approach or accept an approach from a person who was at any time during the 12 months ending on March 29, 2008 a customer of Royal Wolf with a view to obtaining their business that is in competition with the business of Royal Wolf for a period of four years ending March 29, 2011;

•	Interfere with the relationship between Royal Wolf and its customers, employees or suppliers for a period of three years ending March 29, 2010;

•	Induce or help to induce a Royal Wolf employee to leave their employment for a period of two years ending March 29, 2009; or

•	Disclose or use to their advantage or to Royal Wolf’s disadvantage, itself or by any of its subsidiaries, agents, or representatives, any of the trade secrets or any confidential information relating to Royal Wolf or its business at any time after March 29, 2007.

The acquisition agreement provides that the consideration for these covenants is $2.4 million, payable by us in two equal installments on the first and second annual anniversaries of the closing.

Amendment

The acquisition agreement may be further amended by the parties thereto only by writing signed on behalf of each of the parties.

Regulatory Matters

The acquisition is subject to review by the Treasurer of the Commonwealth of Australia, which issued its notice of non-objection to the transaction on September 26, 2006. The acquisition is not subject to any regulatory approvals in the U.S.

Tax Consequences

There will be no tax consequences to our stockholders resulting from the acquisition, except to the extent they exercise their conversion rights.

A stockholder who exercises conversion rights will generally be required to recognize capital gain or loss upon the conversion, if such shares were held as a capital asset on the date of the acquisition. This gain or loss will be measured by the difference between the amount of cash received and the stockholder’s tax basis in the converted shares. The gain or loss will be short-term gain or loss if the acquisition closes as scheduled, but may be long-term gain or loss if the closing is postponed.

Finder’s Fees

No finder’s fee will be paid in connection with the acquisition.

Accounting Treatment

The merger will be accounted for using the purchase method of accounting with us treated as the acquirer. Under this method of accounting, Royal Wolf’s assets and liabilities will be recorded by us at their respective fair values as of the closing date of the merger (including any identifiable intangible assets). Any excess of purchase price over the net fair values of Royal Wolf’s assets and liabilities will be recorded as goodwill. Our financial statements after the merger will reflect these values and the results of operations of Royal Wolf will be included in our results of operations beginning upon the completion of the merger.

Changes Effected by the Amended Acquisition Agreement

The amended acquisition agreement entered into on March 29, 2007 amended in some respects and superseded in its entirety the acquisition agreement that we entered into on September 12, 2006. The following summarizes the material changes in the September 12, 2006 acquisition agreement effected by the amended acquisition agreement, as they affect us:

•	The purchase price for Royal Wolf is the same as the purchase price that we would have paid if we had closed the acquisition on March 31, 2007, plus $1.125 million, which equates to $57.6 million, plus $864,600 per month from March 29, 2007 through the closing. The $1.125 million plus $864,600 per month represents the increase in the purchase price over what we would have paid had we been able to complete the proxy statement review process and accomplish the closing of the acquisition on March 29, 2007. There will be no adjustments to the purchase price based upon net debt, working capital, net tangible assets or container rentals of Royal Wolf;

•	We will no longer pay $1.2 million of the purchase price with shares of our common stock;

•	We will pay $6.7 million of the purchase price by issuing to Bison-GE approximately 1,380 shares of GFN U.S. representing 13.8% of the GFN U.S. shares and, as a result, we will own indirectly 86.2%, rather than 100%, of Royal Wolf, and Bison-GE will own indirectly 13.8% of Royal Wolf, subject to the provisions of the shareholders agreement described above in this section;

•	The covenants of the sellers were amended to provide that Royal Wolf may not make any acquisitions without our consent;

•	We have committed to issue to Bison Capital or its affiliates $15.76 million of senior subordinated indebtedness of GFN Australasia. We previously contemplated obtaining senior subordinated indebtedness in connection with the acquisition, but we had not entered into any financing commitment;

•	We have agreed to pay the costs and expenses of Bison-GE and its affiliates in connection with its acquisition of the RWA shares and sale of the shares to us;

•	Bison Capital will assign to us the warranties relating to the business of Royal Wolf made by both Equity Partners and the management shareholders in connection with Bison-GE’s purchase of RWA shares on March 29, 2007. The warranties relating to the Royal Wolf business made to us at the closing will be made by the management shareholders; and

•	The periods for the sellers’ covenants not to compete and the release of escrow funds will run from Bison-GE’s purchase of RWA shares on March 29, 2007, rather than our closing of the purchase of Royal Wolf.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines our historical unaudited balance sheet as of March 31, 2007 and the historical unaudited balance sheet of Royal Wolf as of March 31, 2007, giving effect to the acquisition as if it had occurred on March 31, 2007.

The following unaudited pro forma condensed combined statements of operations combine (i) the historical unaudited statements of operations of us and Royal Wolf for the three months ended March 31, 2007, giving effect to the acquisition as if it had occurred on January 1, 2007, and (ii) the historical audited statements of operations of us and the unaudited statements of operations of Royal Wolf for the twelve months ended December 31, 2006, giving effect to the acquisition as if it had occurred on January 1, 2006. The unaudited statements of operations of Royal Wolf for the twelve months ended December 31, 2006 were derived by combining the results for the six-month period from January 1, 2006 to June 30, 2006 with the period from July 1, 2006 to December 31, 2006, as Royal Wolf’s fiscal year end is June 30. In addition, all unaudited pro forma condensed combined financial information presented for Royal Wolf has been adjusted to conform with U.S. GAAP and converted into U.S. dollars at the average exchange rate during the periods in the pro forma income statements and at the exchange rate at March 31, 2007 for the pro forma balance sheets. The conversion using these historical exchange rates would result in different U.S. dollar amounts from those appearing elsewhere in this proxy statement due to the more current exchange rate used elsewhere in this proxy statement.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable and, in the case of the pro forma income statements, have a recurring impact.

The following information should be read in conjunction with the pro forma condensed combined financial statements:

•	Accompanying notes to the unaudited pro forma condensed combined statements;

•	Separate historical financial statements of Royal Wolf for the periods ended December 31, 2006 and June 30, 2006 included elsewhere in this proxy statement; and

•	Our separate historical financial statements for the quarter ended March 31, 2007 and the year ended December 31, 2006, which are not included in this proxy statement but can be obtained as described in the section “Where You Can Find More Information.”

The unaudited pro forma condensed combined balance sheet at March 31, 2007 and unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2007 and for the twelve months ended December 31, 2006 have been prepared using two different levels of approval of the acquisition by our stockholders, as follows:

•	Assuming No Conversions: This presentation assumes none of our stockholders exercises their conversion rights; and

•	Assuming Maximum Conversions: This presentation assumes that 19.99% of our stockholders exercise their conversion rights.

This information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or the future financial position or operating results of the combined company.

The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. Under the purchase method of accounting, the total purchase price will be allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various estimates of their respective fair values. We will determine the estimated fair values of assets and liabilities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, with the assistance of third party valuation specialists. As none of the work has commenced at this time, management has determined to allocate all of such adjustments to “goodwill and intangible assets”. The final allocation of the purchase price may result in a reclassification from “goodwill and intangible assets” to specific amortizable assets, which may result in a significant non-cash increase in operating expenses.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2007
Assuming No Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands except share data)

ASSETS
Current assets:
Cash	$155	$539	$68,081	(a)	$23,965
			(43,430	)(b)
			(1,380	)(b)
Cash held in trust account	68,081	—	(68,081	)(a)	—
Other current assets	—	16,783	—		16,783

Total current assets	68,236	17,322	(44,810)		40,748
Property and equipment, net	3	43,794	—		43,797
Goodwill and intangible assets, net	—	3,840	2,424	(b)	52,419
			877	(b)
			45,278	(b)
Other assets	1,486	566	(1,005	)(b)	1,047

Total assets	$69,725	$65,522	$2,764		$138,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$632	$12,426	$—		$13,058
Accrued and other current liabilities	3,836	8,717	877	(b)	5,250
			(1,380	)(b)
			(7,143	)(b)
			343	(c)

Total current liabilities	4,468	21,143	(7,303)		18,308

Long term liabilities:
Notes payable	—	32,635	18,827	(b)	51,462
Other long term liabilities	—	1,641	—		1,641

Total long term liabilities	—	34,276	18,827		53,103

Common stock subject to possible conversion, 1,724,138 shares at conversion value	13,241	—	(13,241	)(b)	—

Minority interest	—	—	6,932	(b)	6,932
Stockholders’ equity:
Common stock	1	12,344	(12,344	)(b)	1
Retained earnings	273	(2,241)	2,241	(b)	1,090
			817	(b)
Additional paid-in capital	51,742	—	(6,932	)(b)	58,577
			13,241	(b)
			526	(b)

Total stockholders’ equity	52,016	10,103	(2,451)		59,668

Total liabilities and stockholders’ equity	$69,725	$65,522	$2,764		$138,011

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2007
Assuming Maximum Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands except share data)

ASSETS
Current assets:
Cash	$155	$539	$68,081	(a)	$10,724
			(43,430	)(b)
			(1,380	)(b)
			(13,241	)(b)
Cash held in trust account	68,081	—	(68,081	)(a)	—
Other current assets	—	16,783	—		16,783

Total current assets	68,236	17,322	(58,051)		27,507
Property and equipment, net	3	43,794	—		43,797
Goodwill and intangible assets, net	—	3,840	2,424	(b)	52,419
			877	(b)
			45,278	(b)
Other assets	1,486	566	(1,005	)(b)	1,047

Total assets	$69,725	$65,522	$(10,477)		$124,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$632	$12,426	$—		$13,058
Accrued and other current liabilities	3,836	8,717	877	(b)	5,250
			(1,380	)(b)
			(7,143	)(b)
			343	(c)

Total current liabilities	4,468	21,143	(7,303)		18,308

Long term liabilities:
Notes payable	—	32,635	18,827	(b)	51,462
Other long term liabilities	—	1,641	—		1,641

Total long term liabilities	—	34,276	18,827		53,103

Common stock subject to possible conversion, 1,724,138 shares at conversion value	13,241	—	(13,241	)(b)	—

Minority interest	—	—	6,932	(b)	6,932
Stockholders’ equity:
Common stock	1	12,344	(12,344	)(b)	1
Retained earnings	273	(2,241)	2,241	(b)	1,090
			817	(b)
Additional paid-in capital	51,742	—	(6,932	)(b)	45,336
			526	(b)

Total stockholders’ equity	52,016	10,103	(15,692)		46,427

Total liabilities and stockholders’ equity	$69,725	$65,522	$(10,477)		$124,770

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Three Months Ended March 31, 2007
Assuming No Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands, except share and per share data)

Revenue	$—	$20,025	$—		$20,025
Cost of sales	—	12,808	—		12,808

Gross margin	—	7,217	—		7,217
Operating expenses	906	4,645	(474	)(h)	5,077
Depreciation and amortization	—	1,069	297	(e)	1,366

Operating (loss)/income	(906)	1,503	177		774
Interest income	(661)	—	360	(g)	(301)
Interest expense	28	1,034	270	(d)	1,381
			49	(f)
Other expenses	—	—	—		—

Total other expenses/(income)	(633)	1,034	679		1,080

Income/(loss) before provision for income taxes and minority interest	(273)	469	(502)		(306)
Provision/(credit) for income taxes	(93)	246	(146	)(i)	7
Minority interest	—	—	43	(j)	43

Net income/(loss)	$(180)	$223	$(313)		$(270)

Net loss per share:
Basic					$(0.03)

Diluted					$(0.03)

Weighted average shares outstanding:
Basic					10,500,000 (k)

Diluted					10,500,000 (k)

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Three Months Ended March 31, 2007
Assuming Maximum Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands, except share and per share data)

Revenue	$—	$20,025	$—		$20,025
Cost of sales	—	12,808	—		12,808

Gross margin	—	7,217	—		7,217
Operating expenses	906	4,645	(474	)(h)	5,077
Depreciation and amortization	—	1,069	297	(e)	1,366

Operating (loss)/income	(906)	1,503	177		774
Interest income	(661)	—	522	(g)	(139)
Interest expense	28	1,034	270	(d)	1,381
			49	(f)
Other expenses	—	—	—		—

Total other expenses/(income)	(633)	1,034	841		1,242

Income/(loss) before provision for income taxes and minority interest	(273)	469	(664)		(468)
Provision/(credit) for income taxes	(93)	246	(202	)(i)	(49)
Minority interest	—	—	58	(j)	58

Net income/(loss)	$(180)	$223	$(404)		$(361)

Net loss per share:
Basic					$(0.04)

Diluted					$(0.04)

Weighted average shares outstanding:
Basic					8,776,000 (k)

Diluted					8,776,000 (k)

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Twelve Months Ended December 31, 2006
Assuming No Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands except share and per share data)

Revenue	$—	$59,489	$—		$59,489
Cost of sales	—	36,782	—		36,782

Gross margin	—	22,707	—		22,707
Operating expenses	1,171	17,751	(784	)(h)	18,138
Depreciation and amortization	—	3,151	1,134	(e)	4,285

Operating (loss)/income	(1,171)	1,805	(350)		284
Interest income	(1,889)	—	672	(g)	(1,217)
Interest expense	21	3,292	1,519	(d)	5,029
			197	(f)
Other expenses	—	39	—		39

Total other expenses/(income)	(1,868)	3,331	2,388		3,851

Income/(loss) before provision for income taxes and minority interest	697	(1,526)	(2,738)		(3,567)
Provision/(credit) for income taxes	240	709	(816	)(j)	133
Minority interest	—	—	511	(j)	511

Net income/(loss)	$457	$(2,235)	$(1,411)		$(3,189)

Net loss per share:
Basic					$(0.30)

Diluted					$(0.30)

Weighted average shares outstanding:
Basic					10,500,000 (k)

Diluted					10,500,000 (k)

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Twelve Months Ended December 31, 2006
Assuming Maximum Conversions

			Pro Forma		Pro Forma
	GFN	Royal Wolf	Adjustments		Combined
	(In thousands except share and per share data)

Revenue	$—	$59,489	$—		$59,489
Cost of sales	—	36,782	—		36,782

Gross margin	—	22,707	—		22,707
Operating expenses	1,171	17,751	(784	)(h)	18,138
Depreciation and amortization	—	3,151	1,134	(e)	4,285

Operating (loss)/income	(1,171)	1,805	(350)		284
Interest income	(1,889)	—	1,317	(g)	(572)
Interest expense	21	3,292	1,519	(d)	5,029
			197	(f)
Other expenses	—	39	—		39

Total other expenses/(income)	(1,868)	3,331	3,033		4,496

Income/(loss) before provision for income taxes and minority interest	697	(1,526)	(3,383)		(4,212)
Provision/(credit) for income taxes	240	709	(1,039	)(i)	(90)
Minority interest	—	—	569	(j)	569

Net income/(loss)	$457	$(2,235)	$(1,775)		$(3,553)

Net loss per share:
Basic					$(0.40)

Diluted					$(0.40)

Weighted average shares outstanding:
Basic					8,776,000 (k)

Diluted					8,776,000 (k)

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
(Amounts in thousands, except share data)

For purposes of these unaudited pro forma condensed combined financial statements, we have assumed the acquisition consideration at March 31, 2007 to be:

Acquisition consideration(1)	$104,179
Transaction costs	1,600

Total acquisition consideration	$105,779

(1)	Assumes that the business combination closed in sixty days as of March 31, 2007

The total acquisition consideration will be satisfied as follows:

Cash from trust account	$43,430
Deposit paid to Royal Wolf sellers	1,005
Contemplated financing:
Amended revolver	35,828
Mezzanine financing (including 500,000 warrants with an estimated value of $526)	16,160

51,988

Non-compete agreement	2,424
Issuance of shares of capital stock resulting in minority interest of 13.8%	6,932

$105,779

Adjustments included in the column under the heading “Pro Forma Adjustments” include adjustments:

(a) To record the reclassification of funds held in trust by Continental Stock Transfer & Trust Company;

(b) Of $43,430 to reflect the cash payment portion of the acquisition (net of $1,005 deposit paid); $1,380 to reflect the payment for deferred underwriters commission; $2,424 to reflect the contractual consideration payable for non-compete agreement that will be entered into with the sellers; $877 to reflect the estimated deferred financing costs; $11,684 ($7,143 reduction in the current portion and an increase of $18,827 in the long-term portion) to reflect the adjustment for the contemplated financing of a portion of the acquisition consideration ($35,828 in a refinanced revolver, $15,634 in new mezzanine debt); $526 representing the estimated value of 500,000 warrants issued in connection with the mezzanine financing; $13,241 (i) assuming no conversions to reflect the increase in equity, and (ii) assuming maximum conversions to reflect the payment in cash to our converting stockholders; $12,344 to reflect the reclassification of Royal Wolf’s common stock to additional paid-in capital; $2,241 to reflect the elimination of Royal Wolf’s accumulated deficit; $817 to increase our retained earnings for direct costs of the acquisition incurred through March 31, 2007, which reflects the recapitalization of such costs by us as the accounting acquirer; $6,932 to record minority interest of 13.8%; and $45,278 to record goodwill and other intangibles under the purchase method of accounting;

(c) To reflect the estimated direct costs of the acquisition not recorded at March 31, 2007;

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS — (Continued)

(d) To adjust interest expense to 8.0% on the amended revolver and 13.5% (plus amortization of discount) on the mezzanine financing based upon the contemplated financing, as follows:

	Three months ended		Twelve months ended
	March 31, 2007		December 31, 2006
		Maximum		Maximum
	No Conversions	Conversions	No Conversions	Conversions

Estimated interest on contemplated financing:
Amended revolver	$732	$732	$2,637	$2,637
Mezzanine financing	557	557	2,119	2,119

	1,289	1,289	4,756	4,756

Other interest — financing leases	15	15	55	55

Estimated interest related to Royal Wolf	1,304	1,304	4,811	4,811
Interest expense recorded	1,034	1,034	3,292	3,292

Pro forma adjustment	$270	$270	$1,519	$1,519

(e) To reflect the amortization over two years of the non-compete intangible asset;

(f) To reflect amortization expense over five and one-half years of the estimated deferred financing costs;

(g) To adjust interest income based on reduction of cash in trust after acquisition;

(h) To adjust operating expenses for our direct costs of the acquisition incurred during the period;

(i) To adjust provision for income taxes based on adjustment of interest income, interest expense and amortization expense. However, no benefit has been recorded for any portion of goodwill that may be deductible for income tax purposes; and

(j) To record the minority interest effect of 13.8% on the combined statements of income; and

(k) Weighted average shares outstanding are comprised of the following:

	For the three months ended		For the twelve months ended
	March 31, 2007		December 31, 2006
		Maximum		Maximum
	No Conversions	Conversions	No Conversions	Conversions

Common stock issued to initial stockholder	1,875,000	1,875,000	1,875,000	1,875,000
Common stock issued in connection with the IPO	7,500,000	7,500,000	7,500,000	7,500,000
Common stock issued in connection with underwriters’ over-allotment option	1,125,000	1,125,000	1,125,000	1,125,000
Common stock converted to cash	—	(1,724,000)	—	(1,724,000)

	10,500,000	8,776,000	10,500,000	8,776,000

As a result of the net loss reflected in the unaudited pro forma condensed combined statements of income, basic and diluted shares used are the same.

OTHER INFORMATION ABOUT US

Business of General Finance Corporation

We were incorporated on October 14, 2005, to effect an acquisition, capital stock exchange, asset acquisition or other similar business combination with an operating business. Prior to executing the acquisition agreement relating to the acquisition of Royal Wolf, our efforts were limited to organizational activities, completion of our IPO and the evaluation of possible business combinations, including the acquisition.

GFN Australasia Finance Pty Limited, or GFN Australasia, is a newly formed company organized by us under the laws of Australia and wholly owned subsidiary of GFN Australasia Holdings Pty Ltd, which also is a newly formed company organized by us under the laws of Australia and a wholly owned subsidiary of GFN U.S. GFN Australasia and GFN Australasia Holdings Pty Ltd were formed by us for the sole purpose of facilitating our acquisition of RWA, and have not engaged in any business other than in connection with the acquisition.

GFN Australasia’s mailing address is c/o Robert Barnes, Level 2, 222 Clarence Street, Sydney, New South Wales, Australia 2000, and its telephone number is 001-612-9266-0077.

GFN U.S. Australasia Holdings, Inc., or GFN U.S., is a newly formed Delaware corporation and our wholly owned subsidiary. GFN U.S. was formed by us for the sole purpose of facilitating our acquisition of Royal Wolf, and has not engaged in any business other than in connection with the acquisition.

GFN U.S.’s mailing address is c/o General Finance Corporation, 260 South Los Robles, Suite 217, Pasadena, California 91101, and its telephone number is (626) 584-9722.

Our business plan and strategy disclosed in our IPO prospectus is to seek to identify, acquire and consolidate under our holding company specialty finance businesses in the U.S., Europe and Asia. Ronald F. Valenta, our Chief Executive Officer, has successfully executed a similar strategy as the Chief Executive Officer and later the Chairman of the Board of Mobile Storage Group. Royal Wolf is a leading specialty finance company in Australia that we believe has a strong and deep management team and is well-positioned for significant growth domestically in Australia. We also believe Royal Wolf can serve as a both a rental services platform for expansion throughout the Asia-Pacific region and potentially the core management team for the global container leasing segment of our business. If we complete the Royal Wolf acquisition, our present strategy is to seek to acquire other equipment leasing companies in North America, Asia and Europe and to consider acquisitions of other companies in the special finance business. We also will continue Royal Wolf’s strategy of consolidating small equipment leasing companies in the region. Before we entered into the acquisition agreement, we entered into confidentiality agreements and conducted preliminary due diligence with respect to a number of other possible initial business combinations. We and Royal Wolf also previously entered into a confidentiality agreement and conducted preliminary due diligence with respect to one smaller Australian equipment leasing company that Royal Wolf considered to be a suitable acquisition for it. We are not in current discussions or negotiations, or currently conducting due diligence, regarding any of the entities with which we signed confidentiality agreements prior to entering into the Royal Wolf acquisition agreement, and neither we nor Royal Wolf has any present understandings, arrangements or commitments with respect to any possible future acquisition. There is no assurance that we or Royal Wolf will be able to identify, negotiate or complete any future acquisitions, or, if completed that any such acquisitions will be successful.

Offering Proceeds Held in Trust

The registration statement relating to our IPO was declared effective on April 5 2006, and the closing of the sale of our IPO securities occurred on April 11, 2006. The net proceeds of the offering, after payment of underwriting discounts and expenses, were approximately $65.55 million. Of that amount, $65 million was placed in the trust account and invested in government securities. The remaining proceeds, along with proceeds of $700,000 from the private placement of units to our officers and directors, were used by us to pay the underwriting discount (excluding the contingent underwriting discount) of $4,830,000 and other offering expenses in connection with our IPO as follows:

• Legal fees and expenses	$331,650
• Printing and engraving expenses	96,059
• Accounting fees and expenses	30,600
• SEC registration fee	23,928
• NASD filing fee	20,850
• AMEX filing fee	78,125
• Initial Trustee’s fee	1,000
• Miscellaneous expenses	12,505

Total other offering expenses	$594,717

The actual total offering expenses of $5,424,717 were $44,717 in excess of the estimated offering expenses of $5,380,000, as set forth in the prospectus relating to our IPO. These amounts include the contingent underwriting discount of $1,380,000. The primary reasons for this excess was the net result of greater than estimated printing and engraving expenses ($46,059), accounting fees and expenses ($5,600) and AMEX filing fee ($13,125); somewhat offset by less than estimated legal fees and expenses ($18,350), miscellaneous expenses ($1,693) and SEC registration fee ($24). The funds in the trust account will not be released to us until the earlier of the completion of a business combination or our liquidation. The trust account contained approximately $67.9 million, after deduction of the taxes on earned interest, as of May 31, 2007. We will pay the cash portion of the acquisition consideration payable at the closing with a portion of the net proceeds of our IPO held in the trust account. Any remaining net proceeds in the trust account, less any amounts payable to our stockholders who exercise their conversion rights and after the payment of a contingent underwriting discount to the underwriters of our IPO, will be released to us for use in our business without further restriction. The maximum contingent underwriting discount is $1,380,000, which is subject to reduction by $0.16 per share for each IPO share that is converted in connection with the acquisition. The released funds will be used by us to repay our outstanding indebtedness to Mr. Valenta under the line of credit agreement and for working capital and general corporate purposes, including possible acquisitions, and there will be no further restrictions on our use of such funds.

Our expenses during the search for a target business were paid from, initially, the $250,000 proceeds received from the sale of common stock to officers and directors prior to the IPO and, subsequently, from borrowings under the line of credit described below provided by Mr. Valenta. Our actual expenses incurred since the IPO totaled $2,081,000 through March 31, 2007, and have been primarily for costs related to the proposed business combination with Royal Wolf ($1,257,000), accounting ($66,000), legal ($83,000) and other professional expenses ($53,000), liability insurance ($77,000), payroll and related ($212,000), Board fees ($53,000), printing and filing fees ($221,000) and dues and subscriptions ($4,000).

Line of Credit Agreement

We have a limited recourse revolving line of credit with Ronald F. Valenta, a director and our Chief Executive Officer, pursuant to which we may from time to time borrow up to $3,000,000 outstanding at any time. The limited recourse revolving line of credit terminates upon the earliest to occur of completion of a business combination, the liquidation of the company and April 5, 2008, except that advances may be made after April 5, 2008 solely to pay reasonable costs and expenses in connection with the liquidation of any company. The limited recourse revolving line of credit bears interest at the rate of 8% per annum and has no recourse against the funds in the trust account. Without the consent of Mr. Valenta, the limited recourse line of credit may only be used for ordinary and reasonable operating costs and expenses, including our SEC reporting obligations, the audit and review of our financial statements, identifying and investigating potential targets for a business combination, negotiating and closing the business combination, legal and other professional fees and expenses, fees, salaries and compensation for directors, officers, employees, consultants and advisors, and insurance premiums, and the reasonable cost and expenses in connection with the liquidation of the company if a business combination is not consummated.

At June 30, 2007, the outstanding amounts of principal and accrued interest under the line of credit were $2,350,000 and $91,253 respectively, and we have available credit of $1,000,000. Borrowings under the line of credit will become due and payable upon the first to occur of our initial business combination, an “event of default” (as defined), our liquidation or dissolution, and April 5, 2008, provided, however, that Mr. Valenta will have no recourse against the funds held in the trust account for repayment of any amounts outstanding under the line of credit. Subject to this limitation on recourse to the funds in the trust account, amounts outstanding under the line of credit may be repaid in whole or in pat at any time without penalty or premium. Neither Mr. Valenta nor our other officers or directors has any obligation to provide us any additional financing.

Liquidation If No Business Combination

Our certificate of incorporation provides that we must liquidate as soon as practicable if we do not complete a business combination by October 5, 2007, or by April 5, 2008 if certain extension criteria have been satisfied.

In connection with such liquidation, we will distribute pro rata to the holders of our IPO shares the amount in the trust account, including any earned interest (net of taxes on such interest). Our directors and officers who acquired their shares of our common stock prior to our IPO have waived their rights to participate in any liquidation distribution with respect to these shares of common stock. There also will be no distribution from the trust account with respect to our warrants.

If we fail to complete the acquisition of Royal Wolf and if we also fail by October 5, 2007 to enter into an agreement in principle or a definitive agreement with respect to another business combination, or having done so we fail to complete the business combination by April 5, 2008, we will dissolve and liquidate as soon as practicable pursuant to Section 275 of the Delaware General Corporation Law.

We currently anticipate that our dissolution and liquidation would proceed in approximately the following manner:

•	Our board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out our plan of dissolution and liquidation as well as the board’s recommendation of the plan;

•	We will then promptly file our preliminary proxy statement with the Securities and Exchange Commission;

•	If the Securities and Exchange Commission does not review the preliminary proxy statement, then, approximately ten days following the filing of the preliminary proxy statement, we will mail the definitive proxy statement to our stockholders, and approximately thirty days following the mailing of such definitive proxy statement, we will convene a meeting of our stockholders, at which they will vote on our plan of dissolution and liquidation; and

•	If the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately thirty days after the filing of the proxy statement; we will then mail the definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty and which may be substantial) and we will convene a meeting of our stockholders at which they will vote on our plan of dissolution and liquidation.

We cannot liquidate the trust account unless and until our stockholders approve our plan of dissolution and liquidation in accordance with the procedures described above. Accordingly, there will be a delay (which may be substantial) beyond October 5, 2007 or April 5, 2008, as the case may be, in our liquidation and the distribution to our public stockholders of the funds in our trust account as part of any plan of dissolution and liquidation.

Our stockholders holding IPO shares will be entitled to receive funds from the trust account only in the event of our liquidation or if they exercise their conversion rights in connection with the acquisition of Royal Wolf or other business combination completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

We expect that all costs associated with implementing our dissolution and liquidation of our assets held in our trust account will be funded by borrowings under our $3,000,000 limited recourse line of credit provided by our Chief Executive Officer, Ronald F. Valenta, which permits borrowings for this purpose. We currently anticipate that the costs of our dissolution and liquidation will not exceed $50,000. The line of credit bears interest at 8% and, as of June 30, 2007, we have borrowed $2,350,000, leaving us the capacity to borrow an additional $650,000. Also at May 31, 2007, we had current accounts payable and accrued expenses of approximately $677,500. We cannot assure you that we will have sufficient funds to cover the costs of our dissolution and liquidation and, if funds available to us outside the trust account are insufficient to pay the costs of our dissolution and liquidation, we will be required to use funds held in the trust account to pay such costs.

Based upon the funds held in the trust account as of June 30, 2007, the per-share liquidation price as of that date would have been approximately $7.90, or $0.10 less than the per-unit offering price of $8.00 in our IPO. This compares to the closing sale prices of our common stock of $7.70 as reported on the American Stock Exchange on July 31, 2007. Our stockholders should verify the market price of our common stock prior to selling any common stock in the public market, since they may be able to receive greater proceeds from exercising their conversion rights than from selling their shares assuming that the acquisition is completed. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, and there is no assurance that the actual per-share liquidation price will not be less than $7.90 due to such claims.

We cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and senior to claims of our public stockholders. Any distributions received by stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due to them. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with the Delaware General Corporation Law’s procedures and federal securities laws and regulations.

All claim by creditors and other third parties must be paid or provided for prior to any distributions to any stockholders upon dissolution and acquisition, and under the Delaware General Corporation Law, our stockholders could be liable for any claims against the corporation to the extent of the distribution received by them after dissolution. We anticipate that all payments to any creditors will be funded from the limited recourse line of credit provided by Mr. Valenta, which provides for such payments. However, if we do not have sufficient funds for those purposes, the amounts distributed to our public stockholders may be less than the estimate of $7.90 per share described above. If we dissolve and liquidate prior to the consummation of a business combination, Mr. Valenta has agreed, pursuant to a written agreement executed in connection with the IPO, that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or products sold to us and target businesses who have entered into written agreements with us and who have not waived all of their rights to make claims against the proceeds in the trust account. Some of our creditors, including our legal counsel and our independent public accounting firm (for certain non-attest services rendered and subsequently paid) have waived in writing their rights to make claims against the proceeds in the trust account. Amounts owing to these creditors totaled $329,000 at May 31, 2007. Other creditors have not been willing to waive such rights, and we cannot assure you that there will be no claims of creditors against the proceeds in the trust account at the time of any dissolution and liquidation. Amounts owing to these creditors totaled $348,500 at May 31, 2007 as set forth in the following table:

Creditor	Amount Owed

Vintage Filings, LLC	$9,700
Ernst & Young LLP	65,200
Bowne & Co.	168,300
Royal Wolf (reimbursable fees and expenses)	27,200
Barnes & Wenden	71,200
The Spartan Group, LLC	2,100
Continental Stock Transfer & Trust Company	2,300
AT&T	1,000
Anreder & Company	1,300
WYNK Marketing	100
Depository Trust Co.	100

$348,500

At June 30, 2007, we had borrowed $2,350,000 under our $3,000,000 line of credit provided by Mr. Valenta, and we have available credit of $650,000. Mr. Valenta also has agreed under his indemnification agreement to satisfy all claims by our creditors, and our board of directors would have a fiduciary obligation to seek indemnification from Mr. Valenta. As an inducement to Bison-GE and the management shareholders to enter into the acquisition agreement, Mr. Valenta has entered into a backup purchase agreement with Bison-GE and the management shareholders under which he agrees that, if the acquisition agreement is terminated for any reason, he will purchase from Bison-GE and the management shareholders all of the RWA shares at a purchase price equivalent to the purchase price payable by us under the acquisition agreement. If the Royal Wolf acquisition is not completed and we dissolve and liquidate, the satisfaction of Mr. Valenta’s obligations under the backup purchase agreement could make it difficult, or impossible, for Mr. Valenta to satisfy his indemnity obligations to us. If Mr. Valenta were not able financially to indemnify us, and if pursuing indemnification therefore would be futile and costly, our board of directors might determine not to seek to enforce our rights to indemnification. If Mr. Valenta were unable financially to satisfy all claims of our creditors, his indemnification agreement may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of each such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. As a result, our stockholders would potentially be liable for any claims to the extent of distributions received by them in connection with our dissolution and any liability of our stockholders may extend beyond the third anniversary of the dissolution.

Our stockholders holding IPO shares will be entitled to receive funds from the trust account only in the event of our liquidation or if they exercise their conversion rights in connection with the acquisition or other business combination completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

INFORMATION ABOUT ROYAL WOLF

RWA Holdings Pty Limited, or RWA, is a company organized under the laws of Australia and a holding company for Royal Wolf Trading Australia Pty Limited, its principal operating subsidiary acquired in December 2003 and its only other subsidiary, Hi-Tech Pty Limited, which is engaged in the same business and activities as Royal Wolf Trading Australia Pty Limited. RWA engages in no significant business activities apart from its ownership of Royal Wolf Trading Australia Pty Limited and Hi-Tech Pty Limited. RWA and its subsidiaries are collectively referred to in this proxy statement as “Royal Wolf.”

The mailing address of RWA is Suite 201, Level 2, 22-28 Edgeworth David Avenue, Hornsby, Hi-Tech, New South Wales, Australia 2077, and its telephone number is 011-612-9482-3466. Royal Wolf maintains a website at www.royalwolf.com.au. The information maintained or made available by Royal Wolf on its website is not part of this proxy statement.

Bison-GE, Equity Partners and the management shareholders approved the acquisition by virtue of their execution of the acquisition agreement, and no further action by the RWA shareholders is needed for approval of the acquisition.

Business Overview

Royal Wolf leases and sells portable storage containers, portable container buildings and freight containers in Australia. We are not aware of any published third-party analysis of the Australian portable container market. Based, however, upon its own internal analysis, including discussions with its customers and competitors and informal observations about the size of container fleets on site at competitors’ locations and in container depots and listed in telephone directories in each major metropolitan area, Royal Wolf’s management believes that Royal Wolf is the market leader in Australia for container-based storage and accommodation products. Royal Wolf currently has more than 150 employees and operates 15 customer service centers located in every state in Australia. It is the only portable container lease and sales company represented in all major business centers in Australia and, as such, is the only company with a nationally integrated infrastructure and work force.

Royal Wolf serves both small to mid-size retail customers and large corporate customers in the following sectors: road and rail; moving and storage; mining and defense; and portable buildings. Royal Wolf’s present revenue mix is approximately 69% sales and 31% leasing.

Royal Wolf’s products include the following.

Portable Storage Containers:  Royal Wolf leases and sells portable containers for on-site storage by retail outlets and manufacturers, local councils and government departments, farming and agricultural concerns, building and construction companies, clubs and sporting associations, mine operators and individual customers. Royal Wolf’s portable storage products include general purpose-dry storage containers, refrigerated containers and hazardous goods containers in a range of standard and modified sizes, designs and storage capacities.

The amount and percent of Royal Wolf’s total sales and leasing revenues attributable to the market for the fiscal year ended June 30, 2006 were as follows:

	U.S.$	Percent
	(In millions)

Sales revenues	$21.6	42%
Leasing revenues	$7.6	15%
Containers in lease fleet	8,988	66%

Portable Container Buildings:  Royal Wolf leases and sells portable container buildings for use as site offices, housing accommodations and for other purposes. Royal Wolf entered the portable building market in August 2005 with 20’ and 40’ portable buildings manufactured from steel container platforms, which it markets primarily to mine operators, construction companies and the general public.

The amount and percent of Royal Wolf’s total sales and leasing revenues attributable to the market for the fiscal year ended June 30, 2006 were as follows:

	U.S.$	Percent
	(In millions)

Sales revenues	$3.7	7%
Leasing revenues	$5.5	11%
Containers in lease fleet	4,205	31%

Freight Containers:  Royal Wolf also leases and sells freight containers specifically designed for transport of products by road and rail. Customers include national moving and storage companies, distribution and logistics companies, domestic freight forwarders, transport companies, rail freight operators and the Australian military. Royal Wolf’s freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

The amount and percent of Royal Wolf’s total sales and leasing revenues attributable to the market for the fiscal year ended June 30, 2006 were as follows:

	U.S.$	Percent
	(In millions)

Sales revenues	$3.9	8%
Leasing revenues	$0.3	1%
Containers in lease fleet	400	3%

History

Royal Wolf Trading Australia Pty Ltd, RWA’s principal operating subsidiary, was founded in mid-1995 as an Australian subsidiary of Triton Holdings Limited. Triton is headquartered in the U.S. with business activities that include Triton Container International, the world’s largest lessor of marine cargo containers to the international shipping industry.

Royal Wolf Trading Australia Pty Ltd’s business initially consisted of selling used shipping containers from third party container depots. With internal Triton financing, it entered the retail container leasing and sales market in 1997 through its acquisition of AA Shipping, a Melbourne-based container leasing and sales business. The acquisition more than doubled the company’s fleet of containers for lease and provided the company with its first retail facility in Australia and a platform from which to grow nationally.

In late 2003, the senior management team completed a management buyout of the company with backing from Equity Partners Two Pty Limited, an Australian private equity firm, and local banks.

During 2004 and 2005, Royal Wolf made significant investments in its customer service center infrastructure and its personnel in preparation for new product introductions that were made in August 2005, possible subsequent acquisitions of competing businesses, and in the organic growth of its existing programs.

Since December 2005, Royal Wolf has completed four acquisitions as follows:

•	In December 2005, Royal Wolf acquired the assets of Cairns-based Cape Containers for a purchase price of $647,000. This purchase resulted in the acquisition of 173 portable storage units and the related customer base;

•	In March 2006, Royal Wolf purchased the remaining shares of Royal Wolf-Hi Tech, a Newcastle-based joint venture, for $660,000, which added a further 676 portable storage units to the Royal Wolf lease fleet;

•	In April 2006, Royal Wolf acquired the assets of Melbourne-based Australian Container Network, or ACN, for $4.3 million. This acquisition added a further 891 units to Royal Wolf’s lease fleet and eliminated the second-largest portable storage supplier in Melbourne (next to Royal Wolf) from the market; and

•	In August 2006, Royal Wolf purchased container units from Townsville-based Bohle Containers for $156,000. This was a small but strategically important transaction that added a further 57 units to Royal Wolf’s lease fleet.

These acquisitions contributed to the 17,473 total units in Royal Wolf’s lease fleet as of September 30, 2006.

Portable Storage Container Market

The use of shipping containers, known as “containerization,” is an important element of the logistics revolution that changed cargo handling in the last half of the 20th century. The trailer transport of shipping containers began in North America during the mid-1950s and spread internationally during the late 1960s and early 1970s. The world’s fleet of ocean-borne and domestic/overland freight containers recently surpassed the 15 million TEU mark, having grown by almost 1 million TEU in the preceding year, according to figures in the latest annual World Container Census (2002), produced by Containerisation International (part of the Informa Publishing Group) per the World Container News April 2002 edition. The census survey presents a detailed snapshot of world container inventories as of the middle of 2001, together with a comparison with earlier years and some forecasting. Figures show that the maritime component of the fleet number 14.5 million TEU at mid-2001, and the domestic or regional fleet at 750,000 units. It is the majority of which are standard 20’ and 40’ steel general purpose containers. Container ownership is predominantly divided between shipping lines and international and domestic container leasing companies. Other container information and references, are contained or referenced to in the following sources:

http://en.wikipedia.org/wiki/Containerization
http://www.reference.com/browse/wiki/Containerization
http://www.spiegel.de/international/spiegel/0,1518,386799,00.html

Although the foregoing industry information is several years old, we are not aware of any changes in the portable storage container market that would be adverse to this information.

The domestic portable storage, freight and accommodation container market slowly emerged with the maturing of the international cargo container business during the mid-1980s. As containers were removed from international service due to retirement or surplus inventory, alternate uses were developed.

The retired cargo containers initially were utilized primarily for packaging of one-way shipments, for project work, or for use as cheap storage on farms or construction sites. By the late 1980s, retired containers that were previously sold in an “as-is” condition were being refurbished into secure portable storage containers that were leased or sold to customers.

Through the 1990s, new uses for containers were developed that involved converting or customizing a refurbished cargo container for a particular application, such as a workshop or site office. Containers offer a relatively inexpensive and plentiful building template that is durable, cuttable, movable and long lasting. During this period, containerization was also gaining market acceptance in Australia as a means of more securely transporting freight by road and rail, gradually replacing older and less efficient forms of freight transportation such as trucks and rail wagons.

Since the mid-1990s, the domestic container industry in Australia has developed into a stable market structure with set competitive models analogous to the marine container business 20 or 25 years ago. Marine containerization displaced less efficient and more expensive specialized equipment. In the same way, portable storage, freight and accommodation containers are increasingly being substituted for more expensive, less flexible, purpose-built space. We believe that there are many more uses for portable storage, freight and accommodation containers still to be developed. Containers provide a simple solution that displace more expensive, less flexible, purpose-built space. Containers also provide a relatively cheap and plentiful building template that is strong, cuttable, movable and long-lasting. As containers continue to gain market acceptance, new use for Royal Wolf’s products are being developed. Some examples being:

•	As rapid deployment storage for the military, emergency services, and disaster relief;

•	As portable work camps for the mining and resources industry, including accommodations, ablution and kitchen containers;

•	As low-cost accommodations for remote communities and caravan parks;

•	As offices, workshops or storerooms in a growing range of sizes and configurations;

•	As an economical alternative to fixed-site mini storage; and

•	As cost-effective farm storage for cattle feed, farm equipment, fertilizers, and other items.

Part of Royal Wolf’s market opportunity is to develop and service these new applications. During the fiscal year ended June 30, 2006 and the six months ended June 30, 2005, Royal Wolf expended approximately $308,000 and $49,000, respectively, on product development relating to new container applications. Such expenditures were negligible in the fiscal year ended December 31, 2004.

We are not aware of any published third-party analysis of the Australian portable container market. Based, however, upon its own internal analysis, Royal Wolf’s management estimates that the portable storage market in Australia currently generates annual revenues of approximately U.S. $150 million, with an estimated 60% derived from sales of portable storage containers. Royal Wolf’s management anticipates that, as the market matures, rental revenue will account for an increasing proportion of the total revenue. This analysis was based upon management’s observations of the following:

•	Senior management informal estimates and internal surveys (see tables below) of competitor rental fleet size and annual sales volumes involving the regional Royal Wolf General Managers, senior marketing management, and, where possible, external information such as competitor newsletters, information memoranda on buy-side opportunities, placement of advertising in the approximately 40 regional yellow pages, and discussions with corporate customers and suppliers of used boxes such as wholesalers, shipping lines, and container fleet lessors; and

•	Informal estimates of competitor rental fleet and sale volumes were converted into annual revenue numbers using the following formula:

•	Rental revenues: number of containers in rental fleet at an assumed industry-wide utilization rate of 75% times the average standard 20’ container rental rate for the region times 365 days. Management’s estimate of the 75% industry-wide container utilization rate was determined by discounting Royal Wolf’s actual historical utilization rate, which management believes is higher than the average utilization rate in the industry based upon its informal observations and its own ability to efficiently distribute and rehire fleet due to its national branch infrastructure. The competitor utilization rate was internally generated by conversations with corporate customers and larger users, as well as suppliers of used boxes and conversations with competitors. The 20’ foot sales rate was determined by Royal Wolf management after discussions with wholesalers, shipping lines, and container leasing companies, as well as its own experience in selling boxes year to date. We have no independent corroboration of this information, and there is no assurance that this internally-generated information is accurate or complete; and

•	Sales revenues: number of containers sold annually times average standard 20’ Container retail sale price for the region.

The portable storage market has experienced steady growth since the mid-1990s. Although there is no official forecast of industry growth rates or the future potential size market for portable storage in Australia, we believe that a number of factors suggest that the market will continue to grow:

•	The level of knowledge among potential customers regarding the availability and benefits of containerized storage in key Australian markets, such as the construction and mining industries, is still low;

•	Suppliers and customers continue to develop further uses for portable containers, thereby broadening the market for portable containers; and

•	As the market leader in Australia, Royal Wolf has consistently achieved organic growth and based, in part, on growth in the market as a whole.

Royal Wolf’s competition in this market is regionalized and highly fragmented. In most locations, Royal Wolf competes with several mid-sized to large-sized regional competitors, including SimplyContainers, Macfield, GE Seaco and ANL CGM, as well as smaller, full and part-time operators. Local competitors are regionally focused, and are usually more capital-constrained. In general, most are therefore heavily reliant on monthly sales performance, have slowly growing rental fleets and limited ability to transact larger deals.

The following table summarizes information about Royal Wolf and its principal competitors in the portable storage container market:

		Estimated
	Scope of	Lease
Competitor	Operations	Containers

Royal Wolf	National	17000
GE Seaco	National	7000
Simply Containers	Regional	7000
Macfield	Regional	7000
ANL CGM	Regional	2000

The foregoing table summarizes information regarding Royal Wolf and its principal competitors in the portable buildings market. This information was compiled by management based upon senior management informal estimates and internal surveys of competitor rental fleet size and annual sales volumes involving the regional Royal Wolf general managers and senior marketing personnel, and, where possible, external information such as competitor newsletters, information memoranda on buy-side opportunities, placement of advertising in the approximately 40 regional yellow pages, and discussions with corporate customers and suppliers of used boxes such as wholesalers, shipping lines, and container fleet lessors. We have no independent corroboration of this market information, and there is no assurance that this internally-generated information is accurate or complete.

Portable Buildings Market

The portable buildings market in Australia is estimated to have generated revenue totalling $760 million in the year ending June 2006, of which approximately $450 million(1) relates to the markets in which Royal Wolf offers a competing product. The portable buildings market consists of the following:

•	Engineering, construction and resources — approximately 50%.

•	Non-residential building construction — approximately 35%.

•	Recreation and holiday market — approximately 15%.

Within the engineering, construction and resources market, portable buildings are used for site offices, toilet and shower facilities, and worker housing and temporary accommodation blocks. This market is influenced by trends in public and private sector spending on infrastructure, generally, and, particularly, mine development and road and pipeline construction.

Demand from the non-residential buildings market principally stems from the demand for work sheds, site offices, industrial garages and temporary warehousing. Demand can be significantly affected by special projects such as the 2000 Olympic Games and 2006 Commonwealth Games hosted in Australia.

The recreation and holiday market is increasingly becoming an important source of demand, particularly for the supply of fitted out cabins to be used as rental accommodations and second homes on purchased blocks of land. Growth in demand has been driven by growth in disposable income and increased leisure time associated with an aging population.

We believe that the portable buildings market will grow over the medium term, driven in part by a cyclical expansion in the mining and construction markets. We also believe that differentiation and new portable building

(1)  Source — IBISWorld Industry Report — Prefabricated Metal Building Manufacturing in Australia — C2911 30th March 2006. This Report may be obtained for a fee by contacting IBIS World Pty. Ltd.

products such as the hazardous materials unit and containerized portable office and portable housing units introduced by Royal Wolf in 2005 will act as a stimulus for longer-term growth in the market as older style products are replaced.

The lease and sale of containerized portable buildings have major advantages over traditional portable buildings in terms of transportability, security and flexibility. We believe that Royal Wolf’s launch of its portable buildings line of products in late 2005 represents a significant new market and growth opportunity for Royal Wolf.

In the portable buildings markets, Royal Wolf competes with three or four other large participants who manufacture their own units and most of whom offer units for both lease and sale to customers. These competitors include Coats, ATCO, Ausco, Nomad and Fleetwood. At present, Royal Wolf has a negligible presence in this market. The major barrier to entry for new participants is the degree of market penetration necessary to create a wide profile with contractors and clients. Penetrating and competing with the range of products and number of depots and agencies offered by incumbent operators tends to inhibit new entrants. As Royal Wolf already has a national sale and distribution network, established supply channels and a strong profile in its target markets, many of the barriers to entry applicable to other new entrants are not applicable to it.

The following table summarizes information regarding Royal Wolf and its principal competitors in the portable buildings market. This information was compiled by management using the IBIS Report previously referenced, as well as and senior management informal estimates and internal surveys of competitor rental fleet size and annual sales volumes involving the regional Royal Wolf general managers and senior marketing personnel, and, where possible, external information such as competitor newsletters, information memoranda on buy-side opportunities, placement of advertising in the approximately 40 regional yellow pages, and discussions with corporate customers and suppliers of used boxes such as wholesalers, shipping lines, and container fleet lessors. We have no independent corroboration of this market information, and there is no assurance that this internally-generated information is accurate or complete.

		Estimated
	Scope of	Lease
Competitor	Operations	Buildings

Coates	National	22000
Ausco	National	15000
Nomad	National	10000
Atco	National	8500
Royal Wolf	National	500

Freight Container Market

Based upon its own internal analysis, RWA’s management estimates that the freight container market in Australia generates approximately $29 million in aggregate annual lease and sales revenues. The rate of growth in this industry has been slow compared with the portable container storage and portable buildings market, which reflects the relative maturity of this industry.

Although there is potential for growth in the freight container market as more road and rail carriers recognize the efficiencies of containerization, Royal Wolf’s present strategy is to maintain rather than grow its container fleet investment and dependence upon this sector of its business activities. Competitors include MacField, GESeaco, Cronos, and Simply Containers.

The following table summarizes information regarding Royal Wolf and its principal competitors in the freight container market. The information in the table below was derived from Royal Wolf senior management informal estimates and internal surveys of competitor rental fleet size and annual sales volumes involving the regional Royal Wolf general managers and senior marketing personnel, and, where possible, external information such as competitor newsletters, information memoranda on buy-side opportunities, placement of advertising in the approximately 40 regional yellow pages, and discussions with corporate customers and suppliers of used boxes such as wholesalers, shipping lines, and container fleet lessors. We have no independent corroboration of this market information, and there is no assurance that this internally-generated information is accurate or complete.

		Estimated
	Scope of	Lease
Competitor	Operations	Containers

Macfield	National	3500
Royal Wolf	National	2400
Cronos	National	1250
Simply Containers	National	1250

Leasing versus Sale

Royal Wolf’s business model is focused on both the leasing and sale of its products.

Monthly lease rates typically range from approximately $64 to $110 (higher for portable buildings and more specialized containers). Average monthly lease fleet utilization has historically ranged from 81% to 91%. Lease contracts range from 30-day short-term leases to long-term leases with a minimum commitment ranging from two-to-five years and average more than twelve months.

Royal Wolf has a strong and scaleable lease platform with significant geographical reach and a recognizable brand identity. Royal Wolf’s lease fleet has grown from 8,171 units in June 2003 to approximately 16,000 units in June 2006.

Economics of container rental model

Royal Wolf estimates that its container lease fleet products have economic lives of up to 30 years. Customers typically request the products by size or intended application, not by age or condition. As a result, standardized products historically have generated comparable lease rates throughout their useful lives.

Sales activity

Historically, capital constraints have limited the extent to which Royal Wolf has been able to grow its lease fleet, so Royal Wolf has pursued a hybrid model — funding growth in the lease fleet through container sales. Sales not only help fund Royal Wolf’s lease fleet growth, but also provide a vehicle for profitably disposing of surplus or aging lease fleet equipment. Royal Wolf has enjoyed a consistent sale market for its products, with sales averaging 12,000 or more units each year since 2003.

Branch network

Royal Wolf leases and sells its products from an Australia-wide network of 15 Customer Service Centers, or CSCs, the largest branch network in Australia of any company in the business of selling and leasing portable storage containers. Royal Wolf is represented in all major locations, and is the only container leasing and sales company with a nationally integrated infrastructure and work force. A typical Royal Wolf CSC consists of a leased site of approximately two-to-five acres with a sales office, forklifts and all-weather container repair workshop. CSC office staffing ranges from two to 15 people and consists of a Branch Manager supported by the appropriate level of sales, operations and administrative personnel. Yard and workshop staffing usually ranges between one and 12 people and can consist of welders, spray painters, boilermakers, forklift drivers and production supervisors. CSC inventory holding ranges between 100 and 500 containers at any one time, depending on market size and throughput demand.

The following illustrates Royal Wolf’S existing CSC locations:

Products

Royal Wolf is the only container company in Australia with both the national presence and product range capable of servicing all sectors of the domestic rental & sales market. The Company’s key products include:

Portable storage containers:	10’, 20’ & 40’ general purpose units
Mini Cube units
Dangerous Goods containers
Refrigerated containers
Portable container buildings:	Site offices & Cabins
Workforce accommodation unit
Luxury accommodation unit
Ablutions block
Freight Containers:	Curtain-side containers
20’ & 40’ Hi-cube containers
20’ & 40’ two pallet-wide containers
Side-opening door containers

Customers

Royal Wolf has a broad base of over 12,000 active customers, with no single customer constituting more than 3% of the Company’s annual revenue for the fiscal year ended June 30, 2006. Our customer base includes the retail and manufacturing sectors, councils and government departments, the farming and agricultural community, the building and construction industry, clubs and sporting associations, the mining sector and the general public. In order to minimize the effect from a financial downturn in any particular industry sector, the Company spreads its business activities across the largest number of customers and widest number of industry sectors possible.

Royal Wolf provides its customers a solutions-orientated approach, with high reliability in equipment quality and supply, with prompt and efficient delivery and pick-up, and with superior service and product knowledge. This is supported by a highly responsive national marketing team, in-house finance, control and engineering expertise, plus nationally linked fleet management and accounting systems. Royal Wolf is the largest and only truly national supplier of container products in Australia, and the only container company with the scale, capacity and geographical spread to service a full range of customers; from small local accounts right through to the largest national corporations.

Employees

As of June 30, 2006, Royal Wolf employed approximately 167 persons on a full-time basis, including employees of its CSC locations, as follows:

•	Operations — 49;

•	Sales — 36;

•	Production — 35;

•	Management — 20;

•	Finance — 19; and

•	Support — 8.

None of Royal Wolf’s employees are covered by a collective bargaining agreement. Royal Wolf’s management believes its relationship with its employees is good. Royal Wolf has never experienced any material labor disruption, and its management is not aware of any efforts or plans to organize its employees.

Sales and Marketing

Royal Wolf’s sales and marketing strategy is designed to reach thousands of potential customers. Communication with potential customers is predominantly generated through a combination of Yellow Pages and print media advertising, phone sales and cold calling, web-site, word of mouth, walk-ins and direct mail.

The customer hiring or buying process is being driven by customer awareness of the products combined with moderate price shopping. Typical customers may shop two, perhaps three suppliers, but they do not spend much time doing it — the value of the transaction being relatively low to the value of their time. The key is for Royal Wolf to be one of the suppliers that a potential customer calls.

Product Procurement

Royal Wolf purchases out-of-service marine cargo containers from a wide variety of international shipping lines and container leasing companies, plus new container products directly from container manufacturers in China. Royal Wolf is the largest buyer of both new and used container products for the Australian market.

The majority of used containers purchased are standard 20’ and 40’ units which Royal Wolf converts, refurbishes and customizes. Royal Wolf also purchases new containers directly from container manufacturers.

Each of the following material suppliers was the source of 5% or more of Royal Wolf’s container purchases during the fiscal year ended June 30, 2006:

Nanton CIMC	22%
Triton Container	18%
Shanghai Baoshan	12%
GlobeStar Shipping	6%
TAL International Container	6%
Florens Container	5%

Royal Wolf purchases new container products under purchase orders issued to container manufacturers, which the manufacturers may or may not accept or be able to fill. Royal Wolf has no contracts with any supplier. There are several alternative sources of supply of containers, and Royal Wolf is not dependant upon any one manufacturer and is able to purchase products from a variety of suppliers. The failure of one or more of its suppliers to timely deliver containers to Royal Wolf could adversely affect its operations. If these suppliers do not timely fill Royal Wolf’s purchase orders, or do not properly manufacture the ordered products, Royal Wolf’s reputation and financial condition also could be harmed.

Fleet Management

Royal Wolf regularly needs to re-locate containers between its CSCs to meet peaks in regional demand and optimize individual CSC inventory levels. Royal Wolf has close relationships with the national road and rail haulage companies that enable it to transport the majority of containers interstate at attractive rates.

Royal Wolf’s management information systems are instrumental to our fleet management and targeted marketing efforts. Fleet information is updated daily at branch level which provides management with on-line access to utilization, leasing and sale fleet unit levels and revenues by branch or geographic region.

Growth Strategy and Opportunities

Royal Wolf’s experienced senior management team has demonstrated consistent execution of its growth strategy and has successfully positioned Royal Wolf to capitalize on further growth opportunities. With average monthly lease fleet utilization exceeding 80%, reliable sales revenues, expanding market opportunity for its growing product range, acquisition and new site development strategies, we believe Royal Wolf is well-positioned to continue its growth while leveraging its existing infrastructure to enhance margins.

The principal components of Royal Wolf’s growth strategy include:

•	Lease fleet growth through rate increases, utilization and volume growth;

•	Potential to implement transport services to improve service and access pick up/ drop off benefits;

•	In-market acquisitions;

•	Geographic expansion — Regional and Asia/Pacific;

•	Complementary products;

•	Further penetration of mining industry; and

•	Further penetration of defence industries

The container storage and portable building industry is a relative young industry in Australia, the youth of the market presenting significant growth opportunities for Royal Wolf. Although container use for portable storage, domestic freight movement and portable building applications is increasing, there are still considerably more uses for containers still to be developed. Royal Wolf’s market opportunity is to fully develop and service these applications, part of the attraction being that public awareness of these products is still relatively low.

Regulatory Matters

Royal Wolf must comply with various federal, state and local environmental, transportation, health and safety laws and regulations in connection with its operations. Royal Wolf believes that it is in substantial compliance with these laws and regulations. In addition to compliance costs, Royal Wolf may incur costs related to alleged environmental damage associated with past or current properties owned or leased by it. Royal Wolf believes that its liability, if any, for any environmental remediation will not have a material adverse effect on its financial condition. However, we cannot be certain that the discovery of currently unknown matters or conditions, new laws and regulations, or stricter interpretations of existing environmental laws will not have a material adverse effect on Royal Wolf’s business or operations in the future.

Trademarks

Royal Wolf is a party to a licensing agreement with Triton CSA International B.V. for the use of the “Royal Wolf” name and trademark in connection with its retail sales and leasing of intermodal cargo containers and other container applications in the domestic storage market within Australia and surrounding islands in the Pacific Islands region. The license was entered into in December 2003 in connection with RWA’s purchase of Royal Wolf from Triton in consideration of a nominal $1.00 payment by Royal Wolf. The license is royalty-free to Royal Wolf and exclusive within this territory. The license will continue in perpetuity as long as Royal Wolf continues to use the “Royal Wolf” name and trademark as the exclusive name for its business and mark for its products, subject to the termination provisions of the license. The license may be terminated by the licensor upon 30 days notice in the event Royal Wolf breaches its obligations under the license. The license will terminate automatically if Royal Wolf becomes insolvent or ceases to sell products under the trademark for a continuous period of 30 months. The license is nontransferable by Royal Wolf without the consent of the licensor, and we have obtained the licensor’s consent to our acquisition of Royal Wolf. Royal Wolf has represented to us that it believes that it is in compliance with the agreement and there are no claims pending against Royal Wolf challenging its right to use the “Royal Wolf” name and trade mark within Royal Wolf’s region of business.

Legal Proceedings

Currently, Royal Wolf is not involved in any material lawsuits or claims arising out of the normal course of our business. The nature of the Royal Wolf’s business is such that disputes can occasionally arise with vendors including suppliers and subcontractors, and customers over warranties, contract specifications and contract interpretations among other things. Royal Wolf assesses these matters on a case-by-case basis as they arise. Reserves are established, as required, based on its assessment of its exposure. Royal Wolf has insurance policies to cover general liability and workers compensation related claims. In the opinion of Royal Wolf’s management, the ultimate amount of liability not covered by insurance, if any, under pending litigation and claims will not have a material adverse effect on Royal Wolf’s financial position or operating results.

Compensation Discussion and Analysis

Overview

RWA is a closely-held, private Australian company, and has not been subject to SEC rules and regulations regarding executive compensation disclosures. This section of the proxy statement describes RWA’s historical compensation program for its executive officers. This discussion does not necessarily relate to our executive compensation philosophy or program for RWA’s executive officers following the Royal Wolf acquisition. For information regarding our executive compensation matters, see “Future Compensation Policies and Procedures“

below in this section and “Directors and Management Following the Acquisition” elsewhere in this proxy statement.

Compensation Philosophy and Objectives

The board of directors of RWA is responsible for establishing, implementing and monitoring RWA’s executive compensation program. RWA’s executive compensation program is designed to reward the achievement of RWA’s annual, long-term and strategic goals, as well as to attract and retain superior people in key positions by providing compensation that is reasonable and competitive relative to the compensation paid to similarly situated executives in Australia. In order to achieve these objectives, RWA provides its executives, including the “named executive officers” identified in the Summary Compensation Table, below, both cash and stock-based compensation that rewards performance measured against established goals.

Historically, RWA has not utilized outside consultants in connection with its executive compensation matters. In 2006, however, RWA’s board of directors engaged Godfrey Remuneration Service, an outside executive compensation consulting firm, or Godfrey, to advise the board with respect to the compensation of Robert Allan, RWA’s newly appointed Chief Executive Officer. Michael Baxter, who previously served as RWA’s Chief Executive Officer, was one of the founders and principal management shareholders of RWA. In connection with the appointment of Mr. Allan to succeed Mr. Baxter, the RWA board of directors engaged Godfrey to make a recommendation to the board regarding the compensation of a non-shareholder Chief Executive Officer such as Mr. Allan. In particular, the board directed Godfrey to review the compensation of non-shareholder chief executives of other Australian companies with annual revenues of between approximately AUS$60 million and AUS$100 million and with approximately 100 employees, and to make a recommendation to the RWA board regarding Mr. Allan’s base salary. Godfrey reviewed the executive compensation practices of listed companies on the Australia Stock Exchange, which in Godfrey’s assessment generally represented the most effective comparable market for top executive talent in Australia. In particular, it looked at the executive compensation of approximately 38 companies with a market capitalization of between AUS$15 million to AUS$100 million, although as a private company there was no similar market cap data available for RWA. Godfrey also reviewed executive compensation data reported in the 2005 Australian Institute of Management Large Companies Salary Survey, focusing primarily on companies with annual revenues of between AUS$20 million and AUS$100 million. Godfrey performed a general survey of the compensation practices of the companies it reviewed, and did not utilize specific compensation or other benchmarks. Based upon its review, Godfrey recommended a base annual salary for Mr. Allan of approximately $299,400. Based upon this advice, and in consultation with Mr. Allan, the RWA board determined to adopt Godfrey’s recommendation, but to phase-in the recommended salary over time and predicated on Mr. Allan’s satisfactory performance as Chief Executive Officer. Commencing March 1, 2006, Mr. Allan’s base salary was increased from approximately $173,360 to approximately $220,640; and commencing July 1, 2006, it was increased further to approximately $236,400. The board of directors of RWA currently is considering implementing the final increase in Mr. Allan’s compensation to the full recommended $299,400, which increase is expected to be made effective retroactively to the beginning of RWA’s current fiscal year that commenced on July 1, 2007.

RWA has not implemented or offered any retirement plans, pension benefit or deferred compensation plans for its executive officers.

Setting Executive Compensation

Historically, the board of directors of RWA as a whole has established RWA’s executive compensation in consultation with RWA’s Chief Executive Officer during May or June of each year, in conjunction with RWA’s annual budgeting process. As part of this process, RWA’s Chief Executive Officer, in consultation with RWA’s Chief Financial Officer, recommends to the board of directors a budgeted amount of aggregate annual executive compensation, which typically includes a recommended increase in aggregate compensation (as adjusted for any new hires and other changes in executive personnel) at or slightly above the increase in the Australian national consumer price index over the prior year. Once the aggregate executive compensation budget is approved by the RWA board of directors, the Chief Executive Officer, in consultation with RWA’s Chief Financial Officer and consistent with the requirements of any written employment agreements with RWA’s executives, submits to the RWA board his recommendations with regard to the base salaries and annual cash bonuses of each of the individual executives. The board of directors of RWA, in its discretion, is free to adopt or modify the recommendations of the Chief Executive Officer.

Executive Compensation Components

For the fiscal years ended June 30, 2006 and 2007, the main elements of compensation for the named executive officers were:

•	annual base salary;

•	annual incentive cash bonus program; and

•	historical stock option-based equity incentives.

RWA’s long-term compensation has consisted solely of one-time awards of stock options under its 2004 Employee Stock Option Plan, or ESOP. The ESOP was established in 2004 in conjunction with the purchase of Royal Wolf by Equity Partners, the private equity firm and former majority shareholder of RWA.

The board of directors of RWA follows no particular policy for the allocation of executive compensation between long-term compensation and current annual compensation. The RWA board also has no established policy with respect to the allocation between cash and non-cash compensation. The stock options previously granted by RWA were determined by the directors who were serving on the board of RWA in 2004, including board representatives of Equity Partners, in consultation with senior management and the individual executives, including new hires such as Mr. Allan. The amount of options granted to each named executive officer was determined arbitrarily, and the options were to become vested and exercisable only in conjunction with a “realization event” such as a sale or merger of RWA. As such, the option grants bore no relationship to any other long-term goals of RWA or correlation with a possible decline in the value of RWA or any cost to RWA or benefit to the executives.

Base Salary

RWA provides executive officers a base salary to compensate them for services rendered during the fiscal year and in order to remain competitive in attracting and retaining qualified executives. Base salary for each named executive officer is determined based primarily on the negotiated base salaries called for in the executive’s written employment agreement, as adjusted based upon the board’s review of the executive’s compensation and the performance of the executive. Merit-based or inflation-based salary adjustments are considered annually as part of the board’s year-end review process in conjunction with the annual budget and performance forecasting of management, which is generally conducted during May of each year. As a general rule, base salaries constitute between approximately 70% to 90% of the maximum total annual compensation of RWA’s executive officers, including the incentive cash bonuses described below.

Incentive Cash Bonus Program

The RWA board of directors has established an annual incentive cash bonus program under which each executive officer is eligible to receive a cash bonus representing up to approximately 10% to 30% of his total annual cash compensation based upon RWA’s achievement of annual EBITDA targets discussed below and the satisfaction of “key performance indicators” established separately for each executive officer. Of this cash bonus amount, a percentage ranging from approximately 70% to 100% is based upon RWA’s achievement of annual EBITDA targets. At 90% of the target EBITDA levels, executive officers generally are awarded approximately one-third of that portion of their target bonus amount attributable to the achievement of the EBITDA targets. This percentage increases on a sliding scale to up to 100% of such bonus amount if RWA achieves 100% of the performance target. The executive officers also generally can receive up to 120% of the portion of their target bonuses attributable to RWA’s achievement of the target EBITDA if RWA’s actual EBITDA equals or exceeds 120% of the target. The balance of the maximum potential bonus is based upon the satisfaction of various key performance indicators established yearly for each executive officer. Key performance indicators may include such matters as achievement of targeted revenues for particular products, development of employee training programs and development or implementation of other new business initiatives. For more information regarding the particular bonuses and key performance indicators for each of the named executive officers, see the “Grants of Plan-Based Awards” table below in this section.

The target EBITDA levels for the award of cash bonuses for 2006 and 2007 were established by the RWA board in consultation with the Chief Executive Officer in conjunction with RWA’s budgeting process for the fiscal year in question. In connection with the development of RWA’s annual budgets, target amounts of revenues and EBITDA are established using assumptions concerning factors that have a direct and measurable effect upon RWA’s financial and operating performance. EBITDA for this purpose is measured by RWA’s net income as shown on its annual audited financial statements, before deduction for interest, income taxes, depreciation and amortization as reflected in such financial statement. The targeted revenues and EBITDA for fiscal 2007 were approximately 38% and 200%, respectively, greater than RWA’s actual revenues and EBITDA for fiscal 2006.

No cash bonuses were paid for 2006 in light of RWA’s achievement of less than 90% of its target EBITDA for 2006. RWA’s audited financial statements have not yet been completed for the fiscal year ended June 30, 2007. Management of RWA believes that it is likely that RWA will achieve at least 90% of its target EBITDA and, therefore, that RWA will pay cash bonuses to its executive officers for fiscal 2007. Whether and to what extent RWA will pay such cash bonuses will not be determined, however, until approximately September of this year.

In addition to its annual incentive cash bonus program, the RWA board of directors in its discretion may award “super” bonuses to executive officers based upon the achievement of extraordinary business objectives of RWA established by the board. Mr. Allan, RWA’s Chief Executive Officer, is eligible for such a bonus for 2007.

Equity-Based Incentives

In 2004, the board of directors of RWA established the ESOP in connection with the buyout of Royal Wolf by Equity Partners and the management shareholders of RWA. The purpose of the ESOP was to enable RWA to afford its executive officers an appropriate stake in the success of Royal Wolf following the buyout.

The initial stock option awards to the executive officers of RWA were determined arbitrarily by the board of directors of RWA in consultation with senior management, including Michael Baxter, the former Chief Executive Officer and founding shareholder of RWA, and the individual officers. In addition to the initial stock option awards, some number of stock options were reserved for future grant to new hires. Peter McCann, the Chief Financial Officer of RWA, also received from RWA’s former majority shareholder, Equity Partners, a separate stock option with respect to shares that were held by Equity Partners. This option award was determined by arm’s-length negotiation between Equity Partners and Mr. McCann.

All of the stock option grants were subject to vesting requirements and were exercisable at nominal prices only upon a “realization event.” The purpose of all of the stock option awards was to afford the executive officers an appropriate incentive to increase the value of RWA and help to accomplish a realization event and to share in the proceeds of such an event. All of the stock options have been terminated and paid out as described below in the “Options Exercised” table.

Summary Compensation Table

The following table summarizes the compensation paid or accrued for 2006 and 2007 with respect to RWA’s Chief Executive Officer and Chief Financial Officer and to RWA’s three other most highly compensated executive officers who were serving as such on June 30, 2007:

				Non-Equity Incentive
			Salary	Plan Compensation	Bonus	Total
Name and Principal Position	Year		($)	($)(1)	($)	($)

Robert Allan	2007		236,402	—	—	236,402
Chief Executive Officer	2006		177,568	—	—	177,568
Peter McCann	2007		213,075	—	—	213,075
Chief Financial Officer	2006		204,880	—	—	204,880
James Warren	2007		204,880	—	—	204,880
Chief Operating Officer	2006		194,484	—	—	194,484
Anthony Moore	2007		173,360	—	—	173,360
Executive General Manager	2006	(2)	122,805	—	—	122,805
Greg Baker	2007		172,918	—	—	172,918
Controller	2006		162,260	—	—	162,260

(1)	Represents incentive cash bonuses based upon RWA’s achievement of target EBITDA levels as reflected in RWA’s annual audited financial statements and the satisfaction of individual key performance indicators. The bonus awards, if any, for 2007 are expected to be made in September 2007.

(2)	Mr. Moore joined RWA in September 2005.

Grants of Plan-Based Awards Table

The following table sets forth information regarding RWA’s incentive cash bonus plan for fiscal 2007:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
		Threshold	Target	Maximum
Name	Grant Date	($)(2)	($)(3)	($)(4)

Robert Allan(5)	01/01/06	52,400	79,000	241,325	(6)
Chief Executive Officer
Peter McCann(7)	01/01/06	16,500	39,000	47,674
Chief Financial Officer
James Warren(8)	01/01/06	28,600	87,000	118,200
Chief Operating Officer
Anthony Moore(9)	01/01/06	17,000	28,000	35,460
Executive General Manager
Greg Baker(10)	01/01/06	10,500	20,000	26,595
Controller

(1)	Assumes that the named executive officers satisfy their respective key performance indicators, which are indicated by footnote below.

(2)	The amounts shown are based upon RWA’s achievement of 90% of its target EBITDA for fiscal 2007.

(3)	The amounts shown are based upon RWA’s achievement of 100% of its target EBITDA for fiscal 2007.

(4)	The amounts shown are based upon RWA’s achievement of 120% or more of its target EBITDA for fiscal 2007.

(5)	Mr. Allan’s bonus is conditioned upon the achievement of the following minimum performance targets: RWA’s achievement of at least 85% of its target EBITDA and satisfaction of all bank debt covenants on a quarterly basis. Assuming these minimum performance targets are met, approximately 50% of Mr. Allan’s

2007 bonus is based upon RWA’s achievement of its target EBITDA. The balance of Mr. Allan’s bonus is based primarily upon the satisfaction of the following key performance indicators:The achievement of core revenues at RWA’s Customer Service Centers, or CSCs (17.5%); CSC new product volume targets (10%); development of an organizational plan to position RWA for a liquidity event (5%); and the roll-out of new business initiatives relating to business improvements (17.5%).

(6)	Includes a “super” bonus of up to approximately $162,325 based upon RWA’s achievement of extraordinary EBITDA growth and the satisfaction of the RWA board of directors with the overall performance of RWA.

(7)	Approximately 60% of Mr. McCann’s 2007 bonus is based upon RWA’s achievement of its target EBITDA. The balance of Mr. McCann’s bonus is based upon the satisfaction of the following key performance indicators: Completion of the year-end audit (10%); expense management (10%); cash flow and debt level management (15%); and Mr. McCann’s individual job performance (10%).

(8)	All of Mr. Warren’s 2007 bonus is conditioned upon the satisfaction of the following key performance indicators: RWA’s satisfaction of all debt covenants and financial obligations to lenders and others.

(9)	Approximately 30% of Mr. Moore’s 2007 bonus is based upon RWA’s achievement of its target EBITDA. The balance of Mr. Moore’s bonus is based upon the satisfaction of the following key performance indicators: The achievement of budgeted CSC revenues (50%); and Mr. Moore’s individual job performance (20%).

(10)	Approximately 70% of Mr. Baker’s 2007 bonus is based upon RWA’s achievement of its target EBITDA. The balance of Mr. Baker’s bonus is based upon the satisfaction of the following key performance indicators: Mr. Baker’s individual job performance.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of June 30, 2007 for any of RWA’s named executive officers.

Options Exercised

The following table sets forth certain information regarding the exercise and vesting of equity awards during fiscal year 2007 and the amount realized on such exercise and vesting for each of the named executive officers:

	Option Awards
	Number of Shares	Value Realized
	Acquired On Exercise	on Exercise
Name	(#)	($)(1)

Robert Allan	44,570	334,719	(2)
Peter McCann	43,203	325,940
Greg Baker	50,000	375,498	(3)

(1)	The table assumes that the value of the shares was equal to the amount paid to the option holders in connection with Bison-GE’s purchase of RWA shares on March 29, 2007 and any additional amounts, which are indicated by footnote, payable to the option holders in connection with the completion of the Royal Wolf acquisition. The amounts paid or payable to the option holders were based upon the purchase price for the RWA shares paid or payable by Bison-GE and us.

(2)	Of the amount shown, $83,683 was payable as of July 31, 2007.

(3)	Of the amount shown, $75,100 was payable as of July 31, 2007.

Employment Agreements

RWA has written employment agreements with each of the named executive officers. The employment agreements have no severance pay provisions, but require a minimum notice period of between three and six months for termination of the named executive officer. For a discussion of RWA’s employment agreement with Robert Alan, who will be one of our executive officers following the Royal Wolf acquisition, see the discussion under “Our Management Following the Acquisition — Employment Agreements” in this proxy statement.

Quantification of Termination Payments and Benefits

The table below reflects the amount of compensation payable to each of RWA’s named executive officers in the event of termination of such executive’s employment by his voluntary resignation or termination, by RWA’s termination of the executive’s employment without prior written notice as called for in the named executive officer’s employment agreement, including termination following a change in control, and in the event of the executive’s death or permanent disability. The amounts assume that such termination was effective as of June 30, 2006, and thus are estimates only of the amounts which would be paid out to RWA executives upon their termination. The actual amounts to be paid out can only be determined at the time of the termination of employment.

Termination Payments and Benefits

		Termination by RWA
		w/o Prior Written
		Notice, Whether
		before or After
		Change in	Voluntary
Name	Benefit	Control	Termination	Death	Disability

Robert Allan	Base Salary	$118,200	—	—	—
Chief Executive Officer
Peter McCann	Base Salary	$53,269	—	—	—
Chief Financial Officer
James Warren	Base Salary	$51,220	—	—	—
Chief Operating Officer
Anthony Moore	Base Salary	$43,340	—	—	—
Executive General Manager
Greg Baker	Base Salary	$43,230	—	—	—
Controller

Director Compensation

The following table sets forth the compensation paid to RWA’s directors for fiscal 2007:

Director Compensation Table

Fees Earned or
Paid in Cash
Name	($)

Paul Jeffrey	$30,075
Rajeev Dhawan	$51,566
Richard Gregson	$51,566
Michael Baxter	$7,092
Douglas Trussler	$7,092
Andreas Hildebrand	$7,092

RWA historically has paid a cash retainer to its non-employee directors for each month they serve as directors. RWA sometimes pays additional cash amounts to its non-employee directors if they perform services for RWA above and beyond those normally expected of non-employee directors. The amounts paid to Messrs. Dhawan and Gregson for fiscal 2007 included approximately $21,491 for such services performed by them in connection with the acquisition of Royal Wolf. RWA also reimburses its directors for out-of-pocket expenses, including travel, meals and lodging expenses, if any, incurred by them in the performance of their services as directors.

Following the Royal Wolf acquisition, we do not intend to compensate the directors of RWA, apart from any compensation that they may receive for also serving on our board of directors.

Related Party Transactions

During fiscal 2007, there were no transactions or proposed transactions between RWA and any “related person” within the meaning of Item 404 of Regulation S-K of the SEC’s rules and regulations. Any proposed related-person transaction would be subject to the review and approval or ratification by the board of directors of RWA after disclosure of all pertinent information regarding the interest in the transaction of the related person. The board of directors of RWA has not sought to specifically define the types of transactions that are covered by such policy, and has not reduced to writing its review and approval policies regarding related-person transactions. Following the acquisition of Royal Wolf, all related-party transactions by RWA will be governed by our policies regarding review and approval of such transactions.

Future Compensation Policies and Procedures

Following the Royal Wolf acquisition, we intend to continue RWA’s existing compensation arrangements with its named executive officers pending our review and assessment of our overall executive compensation policies and practices, including those relating to Royal Wolf. It is contemplated that RWA’s named executive officers will participate in our 2006 Stock Option Plan, but no decisions have been made regarding option grants or other future compensation of the RWA executive officers. All decisions regarding the compensation of our executive officers, including executive officers of RWA, will be made by the compensation committee of our board of directors in accordance with its executive compensation policies and procedures adopted from time to time. Such future policies and procedures have yet to be established, but will be consistent in all respects with the SEC’s rules and regulations and the AMEX requirements and the provisions of any written employment agreements between RWA and its executive officers. Such future policies and procedures will not necessarily bear any relationship with RWA’s historical executive compensation policies and procedures described above.

Except as described above, we have no current agreements or understandings with respect to the compensation of RWA’s named executive officers following the acquisition.

The named executive officers have been or will be paid the amounts shown in the “Options Exercised” table above in this section of the proxy statement in connection with the acquisition of Royal Wolf. Except for those payments, none of the named executive officers of RWA will receive any compensation or other benefit relating to the completion of the Royal Wolf acquisition.

INFORMATION ABOUT THE SELLERS

Equity Partners and the Management Shareholders

Prior to March 29, 2007, the shareholders of RWA consisted of the management shareholders and one other shareholder, Equity Partners Two Pty Limited, an Australian private equity firm, or Equity Partners. Pursuant to the acquisition agreement, Bison-GE acquired all of the RWA shares owned by Equity Partners and approximately 50% of the RWA shares owned by the management shareholders for purchase consideration equivalent to the consideration that was originally negotiated by us with Equity Partners and the management shareholders. The terms of our original acquisition agreement to purchase all of the RWA shares were determined by arm’s-length negotiations between us and Equity Partners and the management shareholders. We had no affiliation or relationship with Royal Wolf or any of its affiliates prior the signing of the original acquisition agreement.

The address of Equity Partners and the management shareholders is c/o RWA, Suite 201, Level 2, 22-28 Edgeworth David Avenue, Hornsby, Hi-Tech, New South Wales, Australia 2077, and their telephone number there is 011-612-9482-3466.

Bison-GE

Bison Capital Australia LP, or Bison-GE, is a Delaware limited partnership. Bison-GE is affiliated with Bison Capital Management, LLC, or Bison Capital, a private equity firm, and GE Asset Management Incorporated on behalf of the General Electric Pension Trust, which are affiliates of General Electric Corporation, or GE.

Bison Capital is a Los Angeles-based private equity firm. Ronald F. Valenta has known Douglas B. Trussler, one of the founders of Bison Capital, since 1999, when Mr. Trussler was employed by Windward Capital Management LLC, an affiliate of Windward Capital Partners II, L.P., a private equity fund. In April 2000, Mr. Valenta, the founder, Chief Executive Officer and a shareholder of Mobile Storage Group, Inc., and other Mobile Storage shareholders sold a majority interest in Mobile Storage Group, Inc. to Windward Capital Partners II, L.P. Mr. Trussler subsequently left Windward Capital Partners II, L.P. in December 2000 to found Bison Capital in May 2001. James K. Hunt, the other co-founder of Bison Capital, was appointed by Windward Capital Partners II, L.P. to the board of directors of Mobile Storage Group, Inc. in 2002.

During Mr. Valenta’s tenure as the founder, Chief Executive Officer and a shareholder of Mobile Storage Group, Inc., Mobile Storage Group, Inc. obtained equipment financing from a financing affiliate of GE, acquired lease fleets from GE-affiliated container companies and purchased containers from GE affiliates. All of the dealings between Mobile Storage Group, Inc. and GE affiliates were on an arm’s-length basis in the regular course of business of Mobile Storage Group, Inc. Other than as described above, neither we nor our directors, officers or other affiliates have any relationships with GE, Bison-GE, or GE’s other affiliates.

We arranged for Bison-GE’s purchase of the RWA shares as an accommodation to enable us to avoid the possible termination of the original acquisition agreement and permit us time to complete the proxy review process by the Securities and Exchange Commission and present the proposed Royal Wolf acquisition to a vote of our stockholders. The terms of Bison-GE’s participation and the other terms of the amended acquisition agreement and related agreements were determined by arm’s-length negotiations among the parties. Except as described above, neither we nor any of our officers or directors has any affiliation or relationship with Bison-GE or any of its affiliates.

Bison-GE’s address is c/o Bison Capital Asset Management LLC, 10877 Wilshire Boulevard, Suite 1520, Los Angeles, California 90024, and its telephone number is (310) 260-6570.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ROYAL WOLF

You should read the following discussion and analysis of Royal Wolf’s consolidated financial condition and results of operations together with Royal Wolf’s “Selected Historical Consolidated Financial Information” and consolidated financial statements and notes thereto that appear elsewhere in this proxy statement. This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

The historical consolidated financial results of Royal Wolf described below are presented in Australian dollars.

Royal Wolf

Royal Wolf was formed by a management buyout with Equity Partners in December of 2003. The original and ongoing capital structure reflects the leveraged nature of the balance sheet as a result of the management buyout, and the large debt service payments for interest impaired Royal Wolf’s results of operations, significantly contributing to the net losses experienced during the year ended June 30, 2006 and six months ended June 30, 2005. Operating cash flow was utilized to grow the rental fleet from under 12,000 to 17,000 units currently as well as invested into product development and the addition of CSCs to deliver a full geographic venue for product across all of the states in Australia. However, the capital constraints of the buyout limited Royal Wolf’s opportunity to further grow its rental fleet. During 2004 and 2005, the growth of fleet inventory and working capital requirements were financed with additional indebtedness.

The last half of 2005 and the first six months of 2006 were marked by several product introductions such as a hazardous materials container unit, a containerized portable office unit and a containerized portable housing unit. The sales of these products was initially slow, and has increased during the last nine months leading to record level revenues and gross margin for the fiscal year ended June 30, 2006. The infrastructure requirements having been met, additional sales and leasing revenues were and are the objective of the management team along with acquiring and integrating local acquisitions which should provide additional synergies in future periods.

In 2005, Royal Wolf changed its financial reporting year-end date from December 31 to June 30. The periods compared in the following tables and in the following description of Royal Wolf’s “Results of Operations” are the six months ended December 31, 2006 and 2005, the twelve months ended June 30, 2006, the six months ended June 30, 2005, and the twelve months ended December 31, 2004. The results of operations for all periods have been derived from Royal Wolf’s historical financial statements and accompanying notes contained elsewhere in this proxy statement.

	6 Months	6 Months	12 Months	6 Months	12 Months
	Ended	Ended	Ended	Ended	Ended
	December 31, 2006	December 31, 2005	June 30, 2006	June 30, 2005	December 31, 2004
	(In millions of Australian dollars)

Revenues:
Leasing	$11.0	$8.1	$17.5	$7.7	$14.2
Sale:
New units	5.7	3.1	6.8	0.4	—
Rental equipment	20.4	16.0	30.8	13.3	29.5
Other	6.8	5.5	12.3	5.5	8.5

Total revenues	43.9	32.7	67.4	26.9	52.2
Cost of Revenues:
Leasing	2.6	2.1	4.5	2.4	4.7
Sale:
New units	4.4	2.3	5.0	0.3	—
Rental equipment	15.3	12.1	23.5	9.6	20.0
Other	5.7	5.4	11.4	4.3	8.9

Gross profit	15.9	10.8	23.0	10.3	18.6

	6 Months	6 Months	12 Months	6 Months	12 Months
	Ended	Ended	Ended	Ended	Ended
	December 31, 2006	December 31, 2005	June 30, 2006	June 30, 2005	December 31, 2004
	(In millions of Australian dollars)

Operating Expenses:
Selling, general and administrative	15.6	9.3	20.3	9.3	14.9
Financial expenses (net)	2.3	1.6	3.5	1.0	3.1
Other	—	—	—	0.2	0.1

Profit (loss) before income taxes	(2.0)	(0.1)	(0.8)	(0.2)	0.5
Income tax (benefit)	0.8	0.1	(0.5)	—	—

Net profit (loss)	$(2.8)	$(0.2)	$(0.3)	$(0.2)	$0.5

The following table sets forth certain income and expenditure items as a percentage of total revenues for the periods indicated:

	6 Months	6 Months	12 Months	6 Months	12 Months
	Ended	Ended	Ended	Ended	Ended
	December 31, 2006	December 31, 2005	June 30, 2006	June 30, 2005	December 31, 2004

Revenues:
Leasing	25.1%	24.8%	25.9%	28.6%	27.2%
Sales:
New units	13.0%	9.5%	10.2%	1.5%	0.0%
Rental equipment	46.4%	48.9%	45.6%	49.4%	56.5%
Delivery, installation and other	15.5%	16.8%	18.3%	20.5%	16.3%

Total revenues	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales and services:
Leasing	5.9%	6.4%	6.5%	8.9%	9.0%
Sales:
New units	10.0%	7.0%	7.4%	1.1%	0.0%
Rental equipment	34.9%	37.1%	34.8%	35.7%	38.3%
Other	13.0%	16.5%	17.1%	16.0%	17.1%

Gross profit	36.2%	33.0%	34.0%	38.3%	35.6%
Selling, general and administrative expenses	35.5%	28.4%	30.1%	34.6%	28.5%
Financial expenses (net)	5.3%	4.9%	5.2%	3.8%	5.9%
Other operating expenses	0.0%	0.0%	0.0%	0.6%	0.3%

Profit (loss) before income taxes	(4.6)%	(0.3)%	(1.3)%	(0.7)%	0.9%
Income tax (benefit)	(1.8)%	(0.3)%	(0.8)%	(0.0)%	0.0%

Net profit (loss)	(6.4)%	(0.6)%	(0.5)%	(0.7)%	0.9%

Results of Operations

Six Months Ended December 31, 2006 Compared with the Six Months Ended December 31, 2005

Revenues for the six months ended December 31, 2006 were $43.9 million, an $11.2 million or 34.3% increase from revenues of $32.7 million in the six-month period ended December 31, 2005. The increase resulted from a $4.4 million or 27.5% increase in sales of rental equipment, a $2.6 million increase in sales of new products, and a $2.9 million or 35.8% increase in leasing revenue. Other revenues, which consist primarily of revenues derived from the delivery and installation of Royal Wolf’s products, increased by $1.3 million or 23.6% from the six-month period of 2005. The foregoing increases include approximately $2.2 million of additional revenues generated by the assets that Royal Wolf acquired since December 2005.

The increases in revenues from sales and leasing are largely due to the continued growth in the industries that Royal Wolf serves, Royal Wolf’s penetration of those markets, and the enhanced capability of Royal Wolf to modify its containers, thereby increasing the potential market and uses of its products. The increase in sales of new products is primarily attributable to the launch of new products in late 2005.

The increase in leasing revenues for the six months ended December 31, 2006 resulted primarily from an increase in the number of products Royal Wolf had available for lease during the year, and to a lesser extent, to the increased utilization of the available products and increased rental rates. During the six months ended December 31, 2006, the number of products available for lease increased by approximately 2,700 units, of which approximately 1,700 units were acquired through the three acquisitions of businesses that Royal Wolf completed during the last six months of the year ended June 30, 2006. The increased number of products available during the fiscal current year is expected to continue to result in higher leasing revenues. The average monthly rental rate for the six months ended December 31, 2006 was up approximately 12% from the same period of the prior year.

Other revenues, including delivery and installation revenues, increased by $1.3 million for the six months ended December 31, 2006 from the six-month period ended December 31, 2005. The foregoing increase was primarily the result of significant additional revenues derived from delivery and installation activities.

Cost of revenues for the six months ended December 31, 2006 were $28.0 million, a $6.1 million or 27.9% increase from cost of revenues for the six-month period ended December 31, 2005. The increase resulted from a $3.2 million or 26.4% increase in cost of sales of rental equipment, a $2.1 million increase in cost of sales of new products, and a $0.5 million or 23.8% increase in leasing revenue cost of sales. Other revenue cost of sales, which consist primarily of cost of revenues derived from the delivery and installation of Royal Wolf’s products, increased by $0.3 million or 5.6% from six-month period of 2005.

Gross profit for the six months ended December 31, 2006 was $15.9 million, a $5.1 million or 47.2% increase from the six-month period ended December 31, 2005 due to the increase in revenues. Gross profit margin as a percentage of sales increased from 33.0% for the six-month period ended December 31, 2005 to 36.2% in 2006 due to an increase in the gross margin percentage in leasing activities partially offset by overall competitive pricing pressures and lower margins on revenues generated from the sale of Royal Wolf’s containers. Leasing gross profit for the year increased by $2.4 million while leasing gross profit margin percentage increased by an additional 2.3%.

Selling, general and administrative expense for the six months ended December 31, 2006 increased $6.3 million, or 67.7%, to $15.6 million from $9.3 million for the six-month period ended December 31, 2005. The following table gives a further breakdown by category:

	6 Months	6 Months
	31 December 2006	31 December 2005

Manpower	$6.2	$4.7
Share based payments	4.0	—
Rent	0.1	0.1
CSC operating costs	1.7	1.5
Business promotion	0.5	0.6
Travel and meals	0.6	0.4
IT and Telco	0.3	0.3
Professional costs	0.9	0.5
Other	0.6	0.4
Other depreciation and amortisation	0.7	0.8

	$15.6	$9.3

The share based payments expense in the six months ended December 31, 2006 of $4.0 million represents an adjustment to the liability to recognize the full fair value based on the full vesting of the options as a result of a realizing event on the purchase of approximately 80% of RWA by Bison-GE in March 2007. In addition, manpower expenses increased $1.5 million primarily due to additional employees resulting from the businesses Royal Wolf acquired during the year ended June 30, 2006 and from additional employees hired by Royal Wolf as it positioned itself for future growth at various of its customer service centers. Travel and meals expenses ($0.2 million) and professional costs ($0.4 million) also increased as a result of due diligence and legal costs relating to the proposed acquisition of Royal Wolf by General Finance Corporation.

Financial expenses for the six months ended December 31, 2006 increased by $0.7 million or 43.8% to $2.3 million from $1.6 million in the six-month period of December 31, 2005 due primarily to an increase in the amount borrowed during the period ended December 31, 2006 and to an increase in the rate of interest paid by Royal Wolf for a portion of the outstanding debt. As of December 31, 2006, Royal Wolf had $52.8 million of interest bearing indebtedness outstanding, compared to $41.0 million outstanding as of December 31, 2005. In addition, during the year ended June 30, 2006, Royal Wolf refinanced $10.0 million of indebtedness that bore interest at a rate of 7% per annum with indebtedness that bears interest at an annual rate of 15%.

Twelve Months Ended June 30, 2006 Compared with the Six Months Ended June 30, 2005 (Annualized)

Revenues for the twelve months ended June 30, 2006 were $67.4 million, a $13.6 million or 25.3% increase from revenues of $53.8 million in the annualized six-month period ended June 30, 2005. The increase resulted from a $4.2 million or 15.8% increase in sales of rental equipment, a $6.0 million increase in sales of new products, and a $2.1 million or 13.6% increase in leasing revenue. Other revenues, which consist primarily of revenues derived from the delivery and installation of Royal Wolf’s products, increased by $1.3 million or 11.8% from annualized six-month period of 2005. The foregoing increases include approximately $2.2 million of additional revenues generated by the assets that Royal Wolf acquired since December 2005.

The increases in revenues from sales and leasing are largely due to the continued growth in the industries that Royal Wolf serves, Royal Wolf’s penetration of those markets, and the enhanced capability of Royal Wolf to modify its containers, thereby increasing the potential market and uses of its products. The increase in sales of new products is primarily attributable to the launch of new products in late 2005.

The increase in leasing revenues for the year ended June 30, 2006 resulted primarily from an increase in the number of products Royal Wolf had available for lease during the year and, to a lesser extent, to the increased utilization of the available products and increased rental rates. During the year ended June 30, 2006, the number of products available for lease increased by approximately 3,800 units, of which approximately 1,700 units were acquired through the three acquisitions of businesses that Royal Wolf completed during the second half of the year. The increased number of products available during the current year is expected to continue to result in higher leasing revenues. Average core fleet utilization also contributed to increased leasing revenues, as the utilization rate for the year ended June 30, 2006 increased by approximately 3% from the same period of the prior year to approximately 88%. The average monthly rental rate for the year ended June 30, 2006 was up approximately 3% from the same period of the prior year.

Other revenues, including delivery and installation revenues, increased by $1.3 million for the year ended June 30, 2006 from the annualized six-month period ended June 30, 2005. The foregoing increase was primarily the result of significant additional revenues derived from delivery and installation activities, which increases were partially offset by a decrease in revenues from storage, repairs, commission and other miscellaneous items related to the acquisition of the remaining shares in the Royal Wolf Hi-Tech joint venture company in March 2006 and other operational changes.

Cost of revenues for the twelve months ended June 30, 2006 were $44.4 million, a $11.2 million or 33.7% increase from cost of revenues for the annualized six-month period ended June 30, 2005. The increase resulted from a $4.3 million or 22.4% increase in cost of sales of rental equipment, a $4.4 million increase in cost of sales of new products; offset by a $0.3 million or 6.3% decrease in leasing revenue cost of sales. Other revenue cost of sales, which consist primarily of cost of revenues derived from the delivery and installation of Royal Wolf’s products, increased by $2.8 million or 32.6% from annualized six-month period of 2005.

Gross profit for the year ended June 30, 2006 was $23.0 million, a $2.4 million or 11.7% increase from the annualized six month period ended June 30, 2005 due to the increase in revenues. Gross profit margin as a percentage of sales decreased from 38.3% for the annualized six month period ended June 30, 2005 to 34.0% in 2006 due to overall competitive pricing pressures and lower margins on revenues generated from the sale of the company’s containers. The decrease in gross margins in sales activities was partially offset by in increase in the gross margin percentage in leasing activities. Leasing gross profit for the year increased by $2.4 million while leasing gross profit margin percentage increased by an additional 5.5% on an absolute basis. Of the increased leasing gross profit, $0.7 million related to the impact of the reduction in depreciation charge in 2006 due to revision of asset useful lives and residual values of container assets

Selling, general and administrative expenses for the year ended June 30, 2006 increased approximately $1.7 million, or 9.1%, to $20.3 million from $18.6 million for the annualized six-month period ended June 30, 2005. The following table gives a further breakdown by category:

	12 Months Ended	12 Months Ended
	June 30,	June 30,	Increase
	2006	2005	(Decrease)

Manpower	$9.9	$9.6	$0.3
Rent	0.3	0.1	0.2
CSC operating costs	3.1	3.9	(0.8)
Business promotion	1.1	0.7	0.4
Travel and meals	0.9	0.8	0.1
IT and Telco	0.6	0.5	0.1
Professional costs	1.0	1.0	0.0
Other	0.9	0.5	0.4
Other depreciation and amortization	2.5	1.5	1.0

	$20.3	$18.6	$1.7

This increase is primarily due to employee-related costs of $0.3 million from the increased number of employees resulting from both the additional businesses Royal Wolf acquired during 2006 and from additional employees hired by Royal Wolf as it positioned itself for future growth at various of its customer service centers; and increased rent expense of $0.2 million due to the growth as a result of acquiring additional premises through business acquisition.

The increases in headcount were as follows:

Corporate Division — National Mining & Defense	2

Customer Service Centers
NSW	4	(acquisitions)
Victoria	8	(acquisitions)
Western Australia	5
Queensland	9
Northern Territory	2

	30

The additional persons employed by Royal Wolf as a result of acquisitions (including 2 at Queensland) occurred primarily during the last quarter of the year ended June 30, 2006.

Royal Wolf incurred additional business promotional expenses directed at new products of $0.4 million through greater yellow pages, newspapers and direct marketing costs. Other depreciation and amortization were greater in the year ended June 30, 2006 by $1.0 million primarily from additional container hire assets and increased infrastructure capital expenditures on branch display/showrooms, equipment, leasehold improvements and management information systems. These increases were offset somewhat by more efficient operations at customer service centers (CSC) which resulted in reduced costs of $0.8 million.

Financial expenses for the year ended June 30, 2006 increased by $1.5 million or 75.0% to $3.5 million from $2.0 million in the annualized six-month period of June 30, 2005 due primarily to an increase in the amount borrowed during the year ended June 30, 2006 and to an increase in the rate of interest paid by Royal Wolf for some of the outstanding debt. As of June 30, 2006, Royal Wolf had $46.1 million of interest bearing indebtedness outstanding, compared to $38.4 million outstanding as of June 30, 2005. In addition, during the year ended June 2006, Royal Wolf refinanced $10.0 million of indebtedness that bore interest at a rate of 7% per annum with indebtedness that bears interest at an annual rate of 15%.

The net loss for the year ended June 30, 2006 of $0.3 million is slightly less than the annualized $0.4 million for the six months ended June 30, 2005 primarily as a result of increased revenues and profitability from both leasing revenues and rental equipment sales and the benefit from the utilization of previously unrecognized deferred income tax assets. This increased profitability in 2006 was substantially offset by higher selling, general and administrative expenses incurred for growth positioning and increased financial expenses. Royal Wolf has been highly leveraged as a result of its management buyout in 2003.

Six Months Ended June 30, 2005 (Annualized) Compared with the Twelve Months Ended December 31, 2004

Revenues for the annualized six-month period ended June 30, 2005 were $53.8 million, a $1.6 million or 3.1% increase from revenues of $52.2 million in the twelve months ended December 31, 2004. The increase resulted from a $2.9 million or 9.8% decrease in sales of rental equipment, a $0.8 million increase in sales of new equipment, a $1.2 million or 8.5% increase in leasing revenue, and a $2.5 million or 29.4% increase in delivery, installation and other miscellaneous revenues from the twelve months ended December 31, 2004.

The decreases in sales of rental equipment is a result of the annualization process not taking into account the fact that the December six months is usually higher than the first six months. The corresponding increase in delivery and installation revenues are largely due to continued growth in the industry Royal Wolf serves and the enhanced capability of Royal Wolf’s container modification business. In addition, in the six-month annualized period ended June 30, 2005, Royal Wolf introduced new products for sale that were not offered in year ended December 31, 2004.

Leasing revenues increased due to an increase of an average for the periods of approximately 700 units on rent and to higher utilization rates and rental rates. Average core fleet utilization of leasing products for the six-month period ended June 30, 2005 decreased by approximately 1% to approximately 83% compared to the twelve months ended December 31, 2004. The average monthly rental rate for the six months ended June 30, 2005 was up approximately 7% from the twelve months ended December 31, 2004.

Other revenue, which includes revenues primarily from delivery and installation services, as well as revenues from storage, repairs, commission and other miscellaneous items, increased by $2.5 million in the annualized six-month period ended June 30, 2005 over the twelve month period ended December 31, 2004 due primarily to increased modification work activities, which are more time and labor intensive.

Cost of revenues for the annualized six-month period ended June 30, 2005 were $33.2 million, a $0.4 million or 1.2% decrease from cost of revenues for the twelve month period ended December 31, 2004. The decrease resulted from a $0.8 million or 4.0% decrease in cost of sales of rental equipment, a $0.6 million increase in cost of sales of new products, and a $0.1 million or 2.1% increase in leasing revenue cost of sales. Other revenue cost of sales, which consist primarily of cost of revenues derived from the delivery and installation of Royal Wolf’s products, decreased by $0.3 million or 3.4% from twelve months ended December 31, 2004.

Gross profit for the annualized six-month period ended June 30, 2005 was $20.6 million, a $2.0 million or 10.8% increase from the twelve months ended December 31, 2004. Gross profit margin percentage from the sales of rental equipment decreased in the annualized six-month period ended June 30, 2005 to 27.8% from 32.2% in the twelve months ended December 31, 2004. Gross margin as a percentage of sales increased primarily as leasing gross profits for the annualized six-month period ended June 30, 2005 increased by $1.1 million and the gross profit margin percentage on the company’s leasing activities increased by 1.9% on an absolute basis.

Selling, general and administrative expenses for the annualized six-month period ended June 30, 2005 increased approximately $3.7 million, or 24.8%, to $18.6 million from $14.9 million for the year ended December 31, 2004. the following table gives a further breakdown by category:

	12 Months Ended	12 Months Ended
	June 30,	December 31,	Increase
	2006	2004	(Decrease)

Manpower	$9.6	$7.5	$2.1
Rent	0.1	0.1	0.0
CSC operating costs	3.9	2.6	1.3
Business promotion	0.7	0.5	0.2
Travel and meals	0.8	0.7	0.1
IT and Telco	0.5	0.7	(0.2)
Professional costs	1.0	0.7	0.3
Other	0.5	0.0	0.5
Other depreciation and amortization	1.5	2.1	(0.6)

	$18.6	$14.9	$3.7

Selling, general and administrative expense for the annualized six-month period ended June 30, 2005 increased approximately $3.7 million or 24.8% to $18.6 million from $14.9 million for the year ended December 31, 2004. This increase is primarily associated with increased employee-related costs of $2.1 million and expansion of the customer service center infrastructure of $1.3 million, as Royal Wolf prepared for the launch of the new products and the full year impact of post management buyout operation.

The increases in headcount were as follows:

Corporate Division
Road & Rail	3
Removalist	1
National Mining & Defense	2

6

Customer Service Centers
NSW	8
Victoria	13
Western Australia	3
South Australia	1
Queensland	5
Northern Territory	5

35

Operations	2

43

Financial expenses for the annualized six-month period ended June 30, 2005 decreased by $1.1 million or 35.5% to $2.0 million from $3.1 million in the twelve month period ended December 31, 2004 due primarily to an exchange gain of $0.7m.

The net loss for the annualized six months ended June 30, 2005 of $0.4 million compares unfavorably to a net profit of $0.5 million for the year ended December 31, 2004 primarily as a result of higher selling, general and administrative expenses incurred for growth positioning, offset somewhat by reduced financial expenses. Royal Wolf has been highly leveraged as a result of its management buyout in 2003.

Liquidity and Capital Resources

Cash Flow for Fiscal 2006, 2005 and 2004

During 2004, 2005 and 2006, Royal Wolf’s principal sources of funds consisted of cash generated from its operations, borrowings (including core debt and a non-converting note) from Australia and New Zealand Banking Group Limited, or ANZ, Royal Wolf’s prime bankers, funds received from the issuance of B Class Notes and A Class shares of stock. Royal Wolf also financed a smaller portion of its capital requirements through finance leases and lease-purchase contracts.

Cash flow from operating activities of $5.8 million in 2004, $1.9 million in 2005 and $14.0 million in 2006 were largely generated by the rental of units from Royal Wolf’s lease fleet, the associated delivery and installation services from rental and sales activities and other products. The decrease in cash flow from operating activities for the six months ended June 30, 2005 was substantially the result of increased purchases of inventories and a decrease in payables. Other factors that contributed to the decrease in net cash provided by operating activities from 2004 to 2005 included increases in selling, general and administrative expense as Royal Wolf made significant investments in CSC infrastructure improvements and headcount growth in preparation for new product introduction and expanded operations.

Cash flow used in investing activities was $13.1 million in 2004, $13.1 million in 2005 and $25.9 million in 2006. Royal Wolf’s primary capital expenditures during these periods were for the discretionary purchase of new and used container fleet units for the lease fleet and units purchased through acquisitions of assets of complimentary businesses. During the twelve months ended June 30, 2006, funds expended in investing activities included the acquisition of assets of three complementary businesses, consisting of the following: In December 2005, Royal Wolf acquired the assets of Cairns-based Cape Containers for a purchase price of $0.8 million; in March 2006 Royal

Wolf purchased the remaining 50% interest in Royal Wolf- Hi Tech, a Newcastle-based joint venture in which it already owned a 50% equity interest, for $1.1 million; and in April 2006, Royal Wolf acquired the assets of Melbourne-based Australian Container Network for $5.7 million. The purchase price of each of the foregoing acquisitions was paid by means of borrowings from ANZ.

Other capital expenditures included purchases of additional products for the lease fleet in the amounts of $12.0 million, $7.7 million and $18.1 million in 2004, 2005 and 2006, respectively, and capital expenditures of $1.3 million, $1.9 million and $1.1 million in 2004, 2005 and 2006, respectively, for branch display/showrooms, equipment, leasehold improvements and management information systems.

Net cash provided by financing activities was $5.0 million in 2004, $12.4 million in 2005, and $9.9 million in 2006. Net cash provided by financing activities for the three years consisted of net borrowings under Royal Wolf’s ANZ credit facility, term loans, notes and vendor financing arrangements, which were used to supplement cash flow from operating activities in the funding of capital expenditures, as well as the fleet purchases as described above.

Royal Wolf has also funded its liquidity needs through rental agreements and non-recourse loans involving its customers and Royal Wolf’s banks. In August 2004, Royal Wolf entered into two rental agreements with K&S Freighters Pty Limited, or K&S, with a total equipment value of approximately $2.0 million. The rental agreements have a term of five years and three years (with an option to extend for two years) and are funded in the form of an undisclosed principal/agency arrangement with BankWest (Royal Wolf’s bankers in 2004). Under these agreements, K&S pays a monthly rental until the end of the rental agreements, and BankWest bear 100% of the credit risk of the transaction. Royal Wolf has the option to purchase the equipment either upon the expiration of the rental term for $1, or if K&S defaults, for the amount shown as the amortized principal amount outstanding to BankWest. The rental agreement is assignable to Royal Wolf if BankWest’s debt is extinguished in full before the expiration of the lease term. The assignability of the rental agreement is applicable to both K&S transactions, where there is a five-year rental agreement but BankWest’s debt is extinguished in full inside the five-year period. The transactions between Royal Wolf and K&S apply to (i) a 70 curtainsider transaction in which BankWest’s debt is scheduled to be repaid full within 49 months, and (ii) a 12 Reefer transaction, in which BankWest’s debt is scheduled to be paid off in 58 months. At the end of these periods, the rental agreement will be assigned to Royal Wolf to receive full benefit of the remaining rental payments.

Royal Wolf has also entered into a $0.9 million non-recourse transaction with Wridgways Australia Limited, or Wridgways, a publicly-listed company in the moving and storage industry that is one of Royal Wolf’s five largest customers. The transaction is essentially a non-recourse loan from ANZ that Royal Wolf used to purchase 300 high cube containers. Royal Wolf then leased those containers to Wridgways using ANZ-specific leasing documentation. There is approximately $76,000 in surplus cash above the monthly P&I non-recourse payment due to RWA over the 60-month term, which is excess cash sweep. The containers are reflected as an asset on Royal Wolf’s balance sheet, subject to depreciation. The loan bears interest at a rate of 8.85%per annum and is amortized over a period of five years. ANZ has a security interest (a mortgage) in the lease agreement between Royal Wolf and Wridgways.

Current Financing Arrangements

Pursuant to a five-year senior debt facility, dated December 17, 2004, as amended,Australia and New Zealand Banking Group (“ANZ”) has extended the following credit facilities to Royal Wolf:

Bank Overdraft.   Royal Wolf has a bank overdraft facility of $1.0m to cover normal working capital needs. Interest on bank overdrafts is charged at the prevailing market rates, which is effectively the Australian bank bill reference rate (“BBSW”) plus 1.65%, on the amount outstanding from time to time. At June 30, 2006, the bank overdraft balance was $0.9 million, all due during fiscal year 2007.

Receivables Financing Facility.  Royal Wolf has an accounts receivables working capital facility that allows the company, subject to certain terms, to access up to $7.5 million. The facility bears interest at a variable rate equal to base rate plus 1.65% per annum and a monthly fee of $5,000. At June 30, 2006, the receivables financing facility balance was $1.2 million, all due during fiscal year 2007.

Secured Bank Loans.   ANZ has agreed to make up to $43.0 million of secured bank loans available to Royal Wolf. The bank loans are payable either in December 2009 or June 2011 with various levels of loan amortization payment obligations. The availability of the secured loans is subject to annual review. The loans bear interest at the banks’ prime rates plus 1.10% - 1.35%, with interest payable quarterly. The bank loans are secured by a first ranking fixed and floating charge over the assets and undertakings of Royal Wolf. Under the terms of the Facility Agreement with ANZ, Royal Wolf is required to ensure compliance with numerous covenants in relation to various financial ratios, including consolidated interest coverage; consolidated reworked adjusted leverage; and consolidated debt service coverage. All of Royal Wolf’s containers are subject to the bank’s liens and are therefore restricted within the shores of Australia. At June 30, 2006, the secured bank loan balance was $23.9 million, of which $5.8 million is due during fiscal year 2007 and $18.1 million is due during fiscal years 2008-2010.

The significant covenants of the ANZ credit facilities are as follows:

Financial Reports:

Annually

•	The consolidated audited financial statements as soon as they are available, but not later than 120 days after the end of each financial year.

•	The consolidated annual projected balance sheet, profit and loss and cash flow forecast at the start of each financial year for the ensuing 12 months.

•	The annual certificate signed by two Directors certifying compliance with consolidated financial undertakings as soon as it is available, but not later than 120 days after the end of each financial year.

•	The consolidated CAPEX (Capital Expenditure) budget detailing non-discretionary and discretionary CAPEX at the start of each financial year for the ensuing 12 months.

•	Board approved business plan/budget for the ensuing 12 months, as soon as they are available but no later than 15 days before June 30 each year for consolidated entities.

Quarterly

•	The consolidated management accounts (balance sheet and profit and loss accounts) within 30 days after the end of each financial quarter (i.e., March, June, September, December).

•	The consolidated aged debtor, creditor and stock listings to be provided as soon as they are available but not later than 30 days after the end of each financial quarter (i.e., March, June, September, and December).

Financial Covenants

(a) Consolidated Interest Cover:  The consolidated interest cover ratio for each financial quarter on a rolling 12-month basis will not, as at the compliance dates, be less than:

•	1.75:1 as at March 31, 2006.

•	2.00:1 as at June 30, 2006, and thereafter.

(b) Consolidated Adjusted Gearing Ratio:  The consolidated adjusted gearing ratio for each financial year will not, as at the compliance date, exceed:

•	2.50:1 as at June 30, 2006, and thereafter.

(c) Consolidated Debt Services Cover:  The consolidated debt service cover for each financial quarter on a rolling 12-month basis as shown below will not, as at the compliance date, fall below:

•	01.75:1 as at March 31, 2006, and thereafter.

Other Covenants

•	Dividend payments are not to be made without prior written consent from ANZ.

•	All containers are to be restricted within the shores of Australia and the company’s Lease/Rental documentation should include this limitation. Any movement of containers outside the shores of Australia will require ANZ’s prior written consent.

•	Any additional off or on balance sheet liabilities are not to be made without prior written consent from ANZ.

•	Detailed schedule of containers with following information as soon as they are available, but no later than 30 days after the end of each financial month:

•	Held for hire/lease outlining type, number, acquisition cost and book value.

•	Held for sale outlining type, number, acquisition cost and book value.

•	A review of Royal Wolf’s inventory management systems to be conducted as at June 30 each year as part of the general audit. a copy of the report to be provided within 120 days.

•	Provision of loans or advances to directors, shareholders, related or associated companies is not to be made without prior written consent from ANZ.

•	Fair market value of orderly liquidated value of leased/hire containers is to be undertaken by a valuer appointed by and acceptable to Australia and New Zealand Banking Group as at June 30 of each year.

•	No interest or repayments to be paid to Equity Partners and ANZ Private Equity without written consent from ANZ.

B Class Notes

In December 2003, Royal Wolf issued $4.1 million of B Class Notes to Equity Partners Two Pty Limited, as Trustee of Equity Partners 2 Trust, in connection with the management buyout of the company. The holders of these B Class Notes are entitled to receive cumulative interest of 15% per annum on the issue price of their notes. These notes do not give their holders any voting rights. The B Class Notes are unsecured obligations that mature upon the occurrence of a sale event or as agreed between the B Class Note holders and Royal Wolf. Interest is either paid annually or compounds on a semi-annual basis. Under the senior debt facility agreement with ANZ, any payment of interest to the B Class Note holders must be approved by ANZ. In the event of a liquidation of Royal Wolf, the holders of B Class Notes rank above all shareholders and behind the holder of Royal Wolf’s non-convertible note, and are entitled to the proceeds of liquidation to the extent of the face value of the notes and any accumulated interest. At June 30, 2006, the B Class Notes balance (all noncurrent) was $6.7 million.

Non-Convertible Note

In September 2005, Royal Wolf issued a five-year, $10.0 million Non-Convertible Note to ANZ. The note bears interest at a rate of 15% per annum, with interest either paid annually or compounded on an annual basis. The Non-Convertible Note could mature earlier upon the occurrence of a sale event or as agreed between the issuer and Royal Wolf. In the event of a liquidation of Royal Wolf, ANZ, as the holder of the non-convertible note, ranks above all shareholders and ahead of the holders of B Class Notes, and therefore is entitled to the proceeds of liquidation to the extent of the face value of the notes and any accumulated interest. At June 30, 2006, the Non-Convertible Note balance (all noncurrent) was $10.9 million.

The significant covenants of the Non-Convertible Note are as follows:

The issuer covenants that in respect of Royal Wolf (unless the Noteholder has given the Issuer its prior written consent to a variation to these covenants), if no moneys are owing under the ANZ Senior Debt Facility:

(a) Consolidated Interest Cover.  The consolidated interest cover ratio for each financial quarter on a rolling 12-month basis will not, as at the compliance dates, be less than:

Quarter ended:	Covenant value:

December 2005	0	.85:1
March 2006	1	.25:1
June 2006	1	.5:1
September 2006, and thereafter	2.00

•	Consolidated Reworked Adjusted Gearing Ratio: The consolidated reworked adjusted gearing ratio for each financial year will not, as at the compliance date, exceed 2.00:1 as at June 30, 2006: and 1.50:1 as at June 30, 2007.

•	Consolidated Debt Service Cover Ratio: The consolidated debt service cover ratio for each financial quarter on a rolling 12-month basis, as shown below, will not, as at the compliance date, fall below:

Quarter ended:	Covenant value:

December 2005	1.75
March 2006, and thereafter	2.00

•	Consolidated actual revenue at the end of each financial quarter (i.e., March, June, September and December) will be within 90% of the budgeted consolidated revenue.

In the opinion of management of Royal Wolf and our management, Royal Wolf’s cash from operations, current working capital position and its existing credit facilities will be sufficient to meet Royal Wolf’s operating cash requirements for the fiscal year ending June 30, 2007. However, we will require the consent of ANZ to the transactions contemplated under the acquisition agreement to the extent required to maintain its credit facilities following the acquisition, or enter into another credit facility acceptable to Bison-GE. In our discussion with ANZ, it has indicated its willingness to maintain these credit facilities. Further, GFN Australasia, our Australian subsidiary, as a condition of the acquisition agreement, contemplates obtaining from Bison Capital, subordinated debt financing in order to augment Royal Wolf’s working capital and for general corporate purposes, which may include future acquisitions. It is contemplated that the subordinated or reorganized debt financing would have a five and one-half year term, bear interest at 13.5% per annum, and provide the lender with 500,000 warrants to purchase shares of our common stock at an initial exercise price of $8.00 per share. We also expect that the covenants in the subordinated debt will be similar to the terms of the ANZ credit facility, that the subordinated debt holders will place limitations on our indebtedness and cash distributions, and that there will be an intercreditor agreement between the holders of the subordinated debt and ANZ.

Except as described above, Royal Wolf is not a party to any off-balance sheet arrangements and does not engage in trading activities involving non-exchange traded contracts. In addition, Royal Wolf has no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of Royal Wolf’s assets. Royal Wolf is in compliance with all covenants regarding any financing arrangements.

The following is a summary of Royal Wolf’s contractual obligations as of June 30, 2006:

	Payment Due by Fiscal Year Ending June 30,
			2008-	2011-
Contractual Obligations	Total	2007	2010	2013	2014 and Thereafter
	(In thousands)

Facility leases	$2,126	$2,126	$—	$—	$—
Finance leases/arrangements, including interest	2,736	1,096	1,640	—	—
Bank indebtedness and term loans — principal	23,930	5,831	18,099	—	—
Bank indebtedness and term loans — interest	4,168	1,860	2,308	—	—

	28,098	7,691	20,407	—	—

Total	$32,960	$10,913	$22,047	$—	$—

Impact of Inflation

Royal Wolf believes that inflation has not had a material effect on its business.

Seasonality

Although demand from certain specific customer segments can be seasonal, Royal Wolf’s operations as a whole are not seasonal to any significant extent. Royal Wolf experiences a reduction in sales volumes to general industry during Australia’s summer holiday break from mid-December to the end of January, followed by February being a short working day month. However, this reduction in sales typically is counterbalanced by the increased lease revenues derived from the relocations industry, which experiences its seasonal peak of personnel relocations during this same summer holiday break.

Critical Accounting Policies and Estimates

General

Royal Wolf’s financial reports for 2006, 2005 and 2004 are general-purpose financial reports, which was prepared in accordance with the requirements of the Corporations Act 2001 (the Act) and Australian accounting standards adopted by the Australian Accounting Standards Board, or AASB. International Financial Reporting Standards, or IFRSs, form the basis of Australian accounting standards adopted by the AASB, and for the purpose of this report are called Australian equivalents to IFRS, or AIFRS, to distinguish from previous Australian generally accepted accounting principles. The date of transition to AIFRS is for periods commencing on or after January 1, 2005, with a transition date on or after January 1, 2004 (due to restatement of comparatives). On January 20, 2005, ASIC issued a Subsection 340(1) Order granting the Company and its controlled entity relief from paragraph 323D(2)(b) of the Act and allowing a ‘transitional’ financial year of six months from January 1, 2005 to June 30, 2005, with each financial year thereafter being twelve months long. Consequently, due to the change in year end, Royal Wolf was required to adopt AIFRS from the accounting period ending June 30, 2005, with comparatives for the year ended December 31, 2004 and transition balance sheet at January 1, 2004 restated. The transition date to AIFRS is the same date it would have been had Royal Wolf not changed its year end to June 30. This, therefore, did not represent an early adoption of AIFRS.

The preparation of a financial report in conformity with Australian accounting standards requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. These accounting policies have been consistently applied by each entity in the consolidated entity.

The U.S. Securities and Exchange Commission defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Royal Wolf’s significant accounting policies are described in Note 1 to the Notes to Royal Wolf’s Consolidated Financial Statements for the year ended June 30, 2006. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However the following policies are considered to be critical within the Securities and Exchange Commission definition:

Revenue

Revenue is generally realized or realizable and earned when all of the following criteria have been met:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred;

•	the seller’s price to the customer is fixed or determinable; and

•	collectability is reasonable assured.

Sale and modification of containers

Revenue from the sale and modification of containers is recognised based on invoiced amounts and is recognised in the income statement (net of returns, discounts and allowances) when the significant risks and rewards of ownership have been transferred to the buyer and it can be measured reliably. Risks and rewards are considered passed to the buyer at the time the goods are delivered to or retrieved by the customer. No revenue is recognised if there is significant uncertainty regarding recovery of the consideration due, the amount cannot be measured reliably, there is a risk of return of goods or there is continuing management involvement with the goods.

Hire of containers

Revenue from hire of containers is recognised in the period earned and is recorded based on the amount and term prescribed in the lease hire agreement. No revenue is recognised if there is significant uncertainty regarding recovery of the rental payments due.

Depreciation

Depreciation is charged to the income statement on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment. The residual value, the useful life and the depreciation method applied to an asset are reassessed at least annually. The estimated useful lives in the current and comparative periods are as follows:

	2005	2006

Property, plant and equipment
Plant and equipment	3 - 10 years	3 - 10 years
Motor vehicles	3 - 10 years	3 - 10 years
Furniture and fittings	5 - 10 years	5 - 10 years
Container hire fleet
Containers for hire	10 years (20% residual)	10 - 25 years (20% residual)
Leased containers for hire (used)	10 years (20% residual)	10 - 25 years (20% residual)
Leased containers for hire (new)	25 years (20% residual)	10 - 30 years (20-30% residual)

Impairment of Goodwill

All business combinations are accounted for by applying the purchase method. Goodwill represents the difference between the cost of the acquisition and the fair value of the net identifiable assets acquired. Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to cash-generating units and is no longer amortized but is tested annually for impairment. For goodwill assets that have an indefinite useful life, the recoverable amount is estimated at each balance sheet date. Royal Wolf assesses whether goodwill and intangibles with indefinite useful lives are impaired, which assessment occurs at least annually. These calculations involve an estimation of the recoverable amount of the cash-generating units to which the goodwill and intangibles with indefinite useful lives are allocated. Intangible assets are tested for impairment where an indicator of impairment arises. In respect of associates, the carrying amount of goodwill is included in the carrying amount of the investment in the associate. Negative goodwill arising on an acquisition is recognized directly in profit or loss.

Goodwill acquired has been allocated to one single cash-generating unit, being RWA. Goodwill has been assessed as having an infinite useful life and accordingly is not amortized. This asset is tested for impairment annually using the value in use model. Goodwill arose through the purchase of Royal Wolf Trading Australia Pty Limited from Triton Containers International Limited in 2003, and through the purchases of Royal Wolf Hi-Tech Pty Limited, and the business and assets of Cape Containers Pty Limited and Australian Container Network Pty Limited.

Trade and Other Receivables

Trade and other receivables are stated as amortized cost less impairment losses. The recoverable amount of the consolidated entity’s receivables carried at amortized cost is calculated as the present value of estimated future cash flows, discounted at the original effective interest rate (i.e., the effective interest rate compounded at initial recognition of these financial assets). Receivables with a short duration are not discounted. Impairment of receivables is not recognized until objective evidence is available that a loss event has occurred. Receivables are individually assessed for impairment.

Inventories

Inventories are stated at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business. Expenses of marketing, selling and distribution to customers, as well as costs of completion are estimated and are deducted from the estimated selling price to establish net realizable value.

Accounting Estimates and Judgments

The estimates and judgments that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Revision of accounting estimates — Container for hire depreciation

The preparation of the financial statements requires the making of estimations and assumptions that affect the recognized amounts of assets, liabilities, revenues and expenses and the disclosure of contingent liabilities. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

At the beginning of the financial year, Royal Wolf revised upwards the useful life of containers for hire. The financial impact of the revision results in depreciation expense for the year ended June 30, 2006 being $696,023 less than what it would have been if the previous useful life estimate had been applied. The financial impact of the revision in future periods is not disclosed as the effect cannot be reliably estimated at this point in time due to uncertainty over the timing of sale and existing containers and purchase of new containers.

Foreign currency risk

Royal Wolf faces transactional currency exposures. Such exposure arises from sales or purchases in currencies other than the unit’s measurement currency. The currency giving rise to this risk is primarily U.S. Dollars.

Royal Wolf has a bank account denominated in U.S. Dollars, into which customers pay their debts. This is a natural hedge against fluctuations in the exchange rate. The funds are then used to pay suppliers, avoiding the need to convert to Australian dollars.

Royal Wolf uses forward currency contracts and options to eliminate the currency exposures on the majority of its transactions denominated in foreign currencies, either by transaction if the amount is significant, or on a general cash flow hedge basis. The forward currency contracts and options are always in the same currency as the hedged item.

It is Royal Wolf’s policy to negotiate the terms of the hedge derivatives to match the terms of the hedged item to maximize hedge effectiveness. At June 30, 2006, Royal Wolf had hedged 100% of its foreign currency purchases for which firm commitments existed at the balance sheet date, extending to November 2006.

Issued standards not early adopted (AIFRS)

The following standards and amendments were available for early adoption but have not been applied by Royal Wolf in the consolidated financial statements:

•	AASB 7 Financial instruments: Disclosure (August 2005) replacing the presentation requirements of financial instruments in AASB 132. AASB 7 is applicable for annual reporting periods beginning on or after January 1, 2007;

•	AASB 2005-9 Amendments to Australian Accounting Standards (September 2005) requires that liabilities arising from the issue of financial guarantee contracts are recognized in the balance sheet. AASB 2005-9 is applicable for annual reporting periods beginning on or after January 1, 2006;

•	AASB 2005-10 Amendments to Australian Accounting Standards (September 2005) makes consequential amendments to AASB 132 Financial Instruments: Disclosures and Presentation, AASB 101 Presentation of Financial Statements, AASB 114 Segment Reporting, AASB 117 Leases, AASB 139 Financial Instruments: Recognition and Measurement, AASB 1 First-time Adoption of Australian Equivalents to International Financial Reporting Standards, arising from the release of AASB 7. AASB 2005-10 is applicable for annual reporting periods beginning on or after January 1, 2007.

Royal Wolf plans to adopt AASB 7, AASB 2005-9 and AASB 2005-10 in the 2007 financial year.

The initial application of AASB 7 and AASB 205-10 is not expected to have an impact on the consolidated financial results of Royal Wolf as the standard and the amendment are concerned only with disclosures.

The initial application of AASB 2005-9 could have an impact on the consolidated financial results of Royal Wolf as the amendment could result in liabilities being recognized for financial guarantee contracts that have been provided by Royal Wolf. However, the quantification of the impact is not known or reasonably estimable in the current financial year as an exercise to quantify the financial impact has not been undertaken by Royal Wolf to date.

DIRECTORS AND MANAGEMENT FOLLOWING THE ACQUISITION

All of our current officers and directors will continue to serve as such following the acquisition. In addition, Robert Allan, the Chief Executive Officer of Royal Wolf, will be deemed to be one of executive our officers following the acquisition. Following the acquisition, therefore, our directors and executive officers will be as follows:

Name	Age	Position

Ronald F. Valenta	48	Chief Executive Officer, Secretary and Director
John O. Johnson	46	Chief Operating Officer
Charles E. Barrantes	55	Executive Vice President and Chief Financial Officer
Marc Perez	43	Controller
Robert Allan	51	Chief Executive Officer, Royal Wolf Trading Australia Pty Limited
Lawrence Glascott	73	Chairman of the Board of Directors
David M. Connell	63	Director
Manuel Marrero	49	Director
James B. Roszak	66	Director

Ronald F. Valenta has served as a director and as our Chief Executive Officer, Chief Financial Officer and Secretary since our inception. Mr. Valenta served as the President and Chief Executive Officer of Mobile Services Group, Inc., a portable storage company he founded in 1988 until 2003. In April 2000, Windward Capital Partners acquired a controlling interest in Mobile Services Group, Inc. through a recapitalization transaction. In August 2006, Welsh, Carson, Anderson & Stowe, through another recapitalization transaction, acquired a controlling interest in Mobile Services Group, Inc. Mr. Valenta served as the non-executive Chairman of the Board of Directors of Mobile Services Group, Inc. from March 2003 until August 2006, and as a director since that time. Mr. Valenta was the managing member of Portosan Company, LLC, a portable sanitation services company he founded in 1998, until 2004 when a majority of the assets of that company were sold to an affiliate of Odyssey Investment Partners, LLC. Mr. Valenta is currently Chairman of the Board of Directors for CMSI Capital Holdings, Inc., a private investment company he founded in 1991, Mobile Office Acquisition Corporation, the parent company of PacVan, Inc., a U.S. office modular and portable storage company, PV Realty LLC, a real estate company founded in 2000, and United Document Storage, LLC (formerly PortoShred LLC), a document storage and destruction company he formed in 2003. From 2003 to 2006, Mr. Valenta was also a director of the National Portable Storage Association, a not-for-profit entity dedicated to the needs of the storage industry. From 1985 to 1989, Mr. Valenta was a Senior Vice President with Public Storage, Inc., and from 1980 to 1985 Mr. Valenta was a manager with the accounting firm of Arthur Andersen & Co. in Los Angeles.

John O. Johnson has served as our Chief Operating Officer since November 2005. Mr. Johnson is a Managing Director of The Spartan Group, a boutique investment banking firm, which he co-founded in 2002. As a Managing Director, he is responsible for origination and execution of mergers and acquisition advisory work and capital raising for growth companies. Prior to founding The Spartan Group, Mr. Johnson served in multiple positions with Banc of America Securities from 1984 until 2002, culminating in his appointment as Managing Director in 1994. While at Banc of America Securities, he specialized in growth company banking coverage and leveraged buyouts and leveraged finance while ultimately becoming a Group Head. Mr. Johnson has served as an investment banker to various companies owned or operated by Mr. Valenta since 1997.

Charles E. Barrantes became our Executive Vice President and Chief Financial Officer on September 11, 2006. Prior to joining us, Mr. Barrantes was vice president and chief financial officer for Royce Medical Company from early 2005 to its sale in late 2005. From 1999 to early 2005, he was chief financial officer of Earl Scheib, Inc., a public company that operated over 100 retail paint and body shops. Mr. Barrantes has over 25 years of experience in accounting and finance, starting with more than a decade with Arthur Andersen & Co.

Marc Perez has served as our Controller since November 2005. Mr. Perez has served as the controller for Portoshred, LLC, a mobile document destruction company, since September 2005. Prior to joining Portoshred,

Mr. Perez served as controller for Portosan Company, LLC, a portable sanitation services company, from 2000 through September 2005. Prior to joining Portosan, Mr. Perez was a controller for Waste Management, Inc., a provider of comprehensive waste and environmental services in North America, from 1997 to 2000. Mr. Perez began his career out of college in 1988 with Browning Ferris Industries, a sanitation removal company and served as its controller until 1997.

Robert Allan has been the Chief Executive Officer of Royal Wolf Trading Australia Pty Limited since February, 2006 and will continue in that capacity following the acquisition. As such, he will be deemed to be one of our executive officers. Mr. Allan joined Royal Wolf in April 2004 as its Executive General Manager. From 2000 until joining Royal Wolf, he served as Group General Manager of IPS Logistics Pty Ltd, a shipping and logistics company. From 1997 until 2000, Mr. Allan was employed as a Regional Director of Triton Container International, the world’s largest lessor of marine cargo containers to the international shipping industry. Mr. Allan has more than 30 years of experience in the container leasing and logistics industries.

Lawrence Glascott has been the Chairman of the Board of Directors of the Company since November 2005. Mr. Glascott has served as a director of 99¢ Only Stores since 1996 where he currently serves on its Audit, Compensation and Nominating and Corporate Governance Committees. From 1991 to 1996 he was the Vice President — Finance of Waste Management International, an environmental services company. Prior thereto, Mr. Glascott was a partner at Arthur Andersen LLP and was in charge of the Los Angeles based Arthur Andersen LLP Enterprise Group practice for over 15 years.

David M. Connell has been a director of the company since November 2005. Mr. Connell founded Cornerstone Corporate Partners, LLC, a consulting and advisory firm, in 1998. Prior to establishing Cornerstone Corporate Partners in 1998, Mr. Connell served as President and a member of the Board of Directors for Data Processing Resources Corporation, or DPRC, from 1992 to 1998. DPRC was a NASDAQ listed provider of information technology consulting services to Fortune 500 companies. Prior to his services with DPRC, from 1988 to 1993, Mr. Connell was engaged by Welsh, Carson, Anderson ; Stowe, a New York private equity firm to manage a group of portfolio companies. From 1990 to 1993, Mr. Connell served as Chairman and Chief Executive Officer of Specialized Mortgage Service, Inc., an information technology company serving the real estate, banking, and credit rating industries. From 1988 to 1990, he served as Chairman and Chief Executive Officer of Wold Communications, Inc., which later merged and became Keystone Communications, a leading satellite communications service provider.

Manuel Marrero has been a director of the company since November 2005. Since January 2004, Mr. Marrero has worked as a financial and operations management consultant with several companies, principally focused in consumer products brand management. From May 2002 until January 2004, Mr. Marrero served as the Chief Financial Officer of Mossimo, Inc., and a designer and licensor of apparel and related products. From 1999 to 2001, Mr. Marrero was the Chief Operating Officer and Chief financial Officer of Interplay Entertainment Corp., a developer, publisher and distributor of interactive entertainment software, and the Chief Financial Officer of Precision Specialty Metals, Inc. from 1996 to 1999. Precision Specialty Metals is a light gauge conversion mill for flat rolled stainless steel and high performance alloy. He has served on the boards of Interplay OEM, Inc., Shiney Entertainment, Inc., Seed Internet Ventures, Inc., L.A. Top Producers, LLC, Friends of Rancho San Pedro and Tree People.

James B. Roszak has been a director of the company since November 2005. Mr. Roszak has been a director of National RV Holdings, Inc. since June 2003 and his term expires in 2006. Mr. Roszak was employed by the Life Insurance Division of Transamerica Corporation, a financial services organization engaged in life insurance, commercial lending, leasing and real estate services, from June 1962 through his retirement as President of such division in June 1997. Mr. Roszak also served as interim Chief Executive Officer and a director of buy.com, an Internet retailer, from February 2001 through August 2001. He is also active as a Board of Trustees member of Chapman University.

In addition to Robert Allan, who will be deemed to be one of our executive officers following the acquisition, Peter McCann and James Warren, the Chief Financial Officer and Chief Operating Officer, respectively, of Royal Wolf, will be key employees of ours.

Peter McCann, age 40, has served as the Chief Financial Officer of Royal Wolf since 2004. From 2002 until joining Royal Wolf, he was the Chief Financial Officer of Strathfield Group Limited, a consumer electronics company, and from 2000 until 2002 was the General Manager-Finance of Qantas Airways Limited, a commercial airline company. Mr. McCann has nearly 10 years of experience as a chief financial officer in both public and private companies and is a Chartered Accountant.

James Warren, age 55, has served as Chief Operating Officer of Royal Wolf since 1998. From 1985 until joining Royal Wolf, he was a Managing Director of Trans America Leasing, an intermodal container leasing company. From 1976 until 1985, he served in the same capacity with Flexi Van, also an intermodal container leasing company. Mr. Warren has over 21 years of operating experience in the container and shipping industries.

Employment Agreements

On September 11, 2006, we entered into an employment agreement with Charles E. Barrantes, under which he agrees to serve as our Executive Vice President and Chief Financial Officer. Under the employment agreement, Mr. Barrantes will receive a base annual salary of $200,000, and will be eligible to receive an annual bonus each fiscal year of up to 35% of his base salary, provided the he is employed on the last day of such year. We will reimburse Mr. Barrantes up to $750 per month for health, dental, vision and supplemental disability premiums for himself and his family, because we do not currently provide employee benefits. Should we provide such benefits in the future, Mr. Barrantes will be entitled to participate on the same basis in all offered benefits or programs as any other employee.

Mr. Barrantes also received options to purchase an aggregate of 225,000 shares of common stock under our 2006 Stock Option Plan as of the date of commencement of his employment. The options have an exercise price of $7.30 per share (the closing sales price of the commons stock on the date of grant), vest in five equal annual installments and expire ten years from the date of grant. The options are subject to stockholder approval of the 2006 Stock Option Plan on or prior to August 28, 2007.

Mr. Barrantes employment agreement will terminate upon his death or in the event of his physical or mental disability which renders him unable to perform his duties for 60 consecutive days or 120 days in any twelve-month period. Mr. Barrantes may terminate his employment agreement at any time upon 30 days notice to us, and we may terminate it at any time upon notice to Mr. Barrantes. Mr. Barrantes will be entitled to a lump-sum severance payment of six months’ base salary if, prior to the later of August 31, 2007 or six months from the completion of our first business combination, we terminate his employment without “cause” or he terminates his employment for “good reason” (each, as defined).

Robert Allan serves as Chief Executive Officer of Royal Wolf Trading Pty Limited under an employment agreement that will continue indefinitely, unless terminated by Mr. Allan or Royal Wolf Trading Pty Limited upon at least six months’ notice. Under his employment agreement, Mr. Allan receives a base annual salary of $236,400 and is eligible to receive an annual performance bonus not to exceed $78,800 based upon the achievement of specified performance indicators. The maximum annual performance bonus is subject to increase based upon consumer price index increases. There is no severance or similar obligation to Mr. Allan under his employment agreement except that Royal Wolf may pay six months’ compensation to Mr. Allan in lieu of providing notice of termination of his employment as described above.

Director and Executive Compensation

Ronald F. Valenta, our Chief Executive Officer and Secretary, John O. Johnson, our Chief Operating Officer, and Marc Perez, our Controller, are not currently compensated for their services; and both Mr. Valenta and Mr. Johnson have advised our board of directors that they will continue to serve in these capacities without compensation until at least the earliest of June 30, 2008 or such time as Royal Wolf achieves annualized EBITDA of $20 million or we achieve a company-wide total annualized EBITDA of $40 million.

In addition to the 22,500 shares acquired by each of the directors prior to the offering, at present we pay each of our non-employee directors $1,500 for each meeting they attend. We also reimburse all of our officers and directors for out-of-pocket expenses incurred by them in connection with their activities on our behalf. If the acquisition is completed, we may modify the compensation to our officers and directors based upon the advice and recommendations of the Compensation Committee of our board of directors. Except as described above, there is no current understanding or arrangement with respect to any compensation to our officers or directors.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

A majority of the directors on our board are “independent directors.” Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Audit Committee

Our board of directors has established an audit committee. The purpose of the audit committee is to represent and assist our board in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The audit committee is directly responsible for the appointment, compensation, retention, oversight and work of our independent auditor.

The audit committee consists of James B. Roszak, as chairman, Manuel Marrero and Lawrence Glascott, each of whom is an independent director and is “financially literate” under the American Stock Exchange listing standards and each of whom we believe qualifies as an “audit committee financial expert,” as defined in the rules and regulations of the Securities and Exchange Commission. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we will certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience of background that results in the individual’s financial sophistication.

Nominating Committee

Our board of directors has established a Nominating Committee. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors.

The Nominating Committee consists of Manuel Marrero, as chairman, David M. Connell and James B. Roszak, each of whom is an independent director under the American Stock Exchange listing standards.

Compensation Committee

Our board of directors has established a Compensation Committee. The Compensation Committee is responsible for overseeing our executive compensation program.

The Compensation Committee consists of David M. Connell, as chairman, Manuel Marrero and James B. Roszak, each of whom is an independent director under the American Stock Exchange listing standards.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

You should be aware of the following potential conflicts of interest on the part of our directors and certain officers:

•	Neither our directors nor Mr. Valenta or Mr. Johnson is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us and the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those in which our company intends to engage.

•	Ronald F. Valenta, our Chief Executive Officer and Secretary, is the non-executive Chairman of the Board of Directors of Mobile Services Group, Inc. and Chairman of the Board of Directors of Port-O-Shred LLC and the managing member of Portosan, LLC. While none of our other existing stockholders has any affiliation with a specialty finance company, they may have such an affiliation in the future.

•	As an inducement to Bison-GE and the management shareholders to enter into the acquisition agreement, Mr. Valenta has entered into a backup purchase agreement with Bison-GE and the management shareholders under which he agrees that, if the Royal Wolf acquisition is not approved at the special meeting, or otherwise is not completed by April 3, 2008, he will purchase from Bison-GE and the management shareholders all of the RWA shares at a purchase price equivalent to the purchase price payable by us under the acquisition agreement. The terms of the backup purchase agreement were determined by arm’s-length negotiations among Mr. Valenta, Bison-GE and the management shareholders. Mr. Valenta will not be entitled to a fee or other compensation for the agreeing to the backup purchase agreement. Mr. Valenta entered into the backup purchase agreement as an accommodation to us in order to facilitate our acquisition of Royal Wolf, and we believe that it presents no current conflict of interest on Mr. Valenta’s part. In the event, however, that the Royal Wolf acquisition is not completed and Mr. Valenta acquires Royal Wolf pursuant to the backup purchase agreement, it is possible that Royal Wolf could compete in Australia or other geographic markets with another specialty finance company that we might acquire pursuant to a possible alternative initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

To minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company prior to any other entity, any business opportunity which may reasonably be required to be presented to our company under Delaware law, subject to any pre-existing fiduciary obligations he might have.

In connection with the vote required for any business combination, our existing stockholders have agreed to vote their shares of common stock they owned prior to this offering in accordance with the majority of the shares of our common stock sold in this offering voted by the public stockholders. In addition, our officers and directors have agreed to waive their rights to participate in any liquidation from the trust account, but only with respect to those shares of common stock acquired prior to this offering. Any common stock acquired by our existing stockholders, officers and directors in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, our existing stockholders, officers and directors will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Therefore, they may vote such share on a proposed business combination any way they choose.

Summary Compensation Table

At present, we do not compensate any of our officers other than Mr. Barrantes, our Executive Vice President and Chief Financial Officer, whose employment commenced on September 11, 2006. Following the acquisition, Robert Allan, the Chief Executive Officer of Royal Wolf, will be deemed to be one of our executive officers, and Peter McCann and James Warren may be deemed to be key employees.

The following table sets forth summary information concerning the compensation paid by us during the year ended December 31, 2006 and by Royal Wolf during the last three years ended June 30, 2007 to executive officers and key employees following the acquisition:

Name	Title	Year		Salary		Bonus

Charles E. Barrantes	Chief Financial Officer	2006	(1)	$65,482	(2)	$—
Robert Allan	Chief Executive Officer	2007		$236,402		$—
	Royal Wolf Trading Australia Pty	2006		$177,568		$—
	Limited	2005		$152,188		$7,486
Peter McCann	Chief Financial Officer	2007		$213,075		$—
	Royal Wolf Trading Australia Pty	2006		$204,880		$—
	Limited	2005		$197,000		$26,540
James Warren	Chief Operating Officer	2007		$204,880		$—
	Royal Wolf Trading Australia Pty	2006		$191,484		$—
	Limited	2006		$185,180		$39,400

(1)	Mr. Barrantes joined us in September 2006.

(2)	Includes $3,361 of reimbursed medical premiums.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of June 11, 2007, the record date for the special meeting, and after giving effect to the completion of the Royal Wolf acquisition, by:

•	Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	Each of our current executive officers and directors; and

•	All of our current executive officers and directors as a group; and

Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent.

	Before the Acquisition		After the Acquisition
	Number	Percent	Number	Percent
Name	of Shares(1)	of Class(1)	of Shares(1)	of Class(1)

Ronald F. Valenta(2)	1,423,500	13.6%	2,605,466	22.3%
John O. Johnson(3)	356,250	3.4%	665,617	6.2%
James B. Roszak	22,500	(* )	22,500	(* )
Lawrence Glascott	22,500	(* )	22,500	(* )
Manuel Marrero	22,500	(* )	22,500	(* )
David M. Connell	22,500	(* )	22,500	(* )
Marc Perez	18,750	(* )	18,750	(* )
Fir Tree, Inc.(4)	898,525	8.6%	898,525	8.6%
535 Fifth Avenue, 31st Floor New York, NY 10017
Gilder, Gagnon, Howe & Co. LLC(5)	1,076,540	10.3%	1,076,540	10.3%
1775 Broadway, 25th Floor
New York, New York 10019
The Baupost Group, L.L.C.(6)	538,700	5.1%	538,700	5.1%
10 St. James Avenue, Suite 2000
Boston, Massachusetts 02116
Olawalu Holdings, LLC(7)	642,000	6.1%	642,000	6.1%
2863 S. Western Avenue
Palos Verdes, California 90275
Ronald L. Havner, Jr.(8)	444,250	4.2%	671,500	6.2%
LeeAnn R. Havner The Havner Family Trust
c/o Public Storage, Inc. 701 Western Avenue Glendale, California 91201
Jonathan Gallen(9)	1,098,610	10.5%	1,098,610	10.5%
Neil Gagnon(10)	526,250	5.0%	526,250	5.0%
All officers and directors as a group (eight persons)(11)	1,888,500	17.9%	3,366,333	38.1%

(1)	We will have outstanding 10,500,000 shares of common stock on June 11, 2007. Our outstanding warrants to purchase common stock are not currently exercisable, but will become exercisable upon the closing of the Royal Wolf acquisition, if it is approved at the special meeting and completed. The shares of common stock subject to our outstanding warrants are excluded from the beneficial ownership information under “Before the Acquisition,” but are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants, but not for purposes of computing the percentage of any other holder, under “After the Acquisition.” Any warrant shares are indicated by footnote.

(2)	Mr. Valenta’s business address is c/o General Finance Corporation, 260 South Los Robles, Suite 217, Pasadena, California 91101. The shares shown include 13,500 shares owned by Mr. Valenta’s wife and minor children, as to which Mr. Valenta’s shares voting and investment power with his wife. The shares shown also include 1,181,966 shares subject to our warrants owned by Mr. Valenta. The shares shown exclude the shares referred to in note (7), below.

(3)	The shares shown include 309,367 shares subject to our warrants held by Mr. Johnson.

(4)	Fir Tree, Inc. is the investment manager of both Fir Tree Recovery Master Fund, L.P., a Cayman Islands exempted limited partnership, and Sapling, LLC, a Delaware limited liability company. Fir Tree Recovery may direct the vote and disposition of 271,894 of the shares shown. Fir Tree Value Master Fund, LP, a Cayman Islands exempted limited partnership, as the sole member of Sapling, LLC, may direct the vote and disposition of the 626,631 of the shares shown. Information is based upon a Schedule 13G filed with respect to our company with the Securities Exchange Commission on April 11, 2006. Based upon a review of other filings with the Securities and Exchange Commission, we have reason to believe that Jeffrey Tannenbaum, the President of Fir Tree, Inc., may be deemed to be a control person of Sapling, LLC and Fir Tree Recovery Master Fund, L.P.

(5)	Information is based upon a Schedule 13G filed with respect to our company filed with the Securities and Exchange Commission on March 12, 2007. Gilder, Gagnon, Howe & Co. LLC is a New York limited liability and broker or dealer registered under the Securities Exchange Act of 1934. The shares shown include 23,720 shares as to which Gilder, Gagnon, Howe & Co. LLC has sole voting power and 1,076,540 shares as to which it shares voting and investment power. Of these 1,076,540 shares, 930,380 shares are held in customer accounts under which partners or employees of Gilder, Gagnon, Howe & Co. LLC have discretionary authority to dispose or direct the disposition of the shares, 102,440 shares are held in accounts of its partners and 33,720 shares are held in its profit-sharing plan.

(6)	Information is based upon a Schedule 13G with respect to our company filed with the Securities and Exchange Commission on February 13, 2007. The Baupost Group, L.L.C. is a registered investment advisor, of which SAK Corporation, a Massachusetts corporation, is the Manager. Seth A. Klarman is the sole director of SAK Corporation and a control person of The Baupost Group, L.L.C., and as such may be deemed to beneficially own the shares shown. The shares shown include shares purchased on behalf of various investment limited partnerships.

(7)	Information is based upon a Schedule 13G with respect to our company filed on February 27, 2007 with the Securities and Exchange Commission. Olawalu Holdings, LLC, or Olawalu, is a Hawaiian limited liability company, of which Mr. Rick Pielago is the manager. Olawalu shares voting and investment power as to all of the shares shown with Lighthouse Capital Insurance Company, a Cayman Islands exempted limited company, and the Ronald Valenta Irrevocable Life Insurance Trust No. 1, a California trust, of which Mr. Pielago is trustee. The Ronald Valenta Irrevocable Life Insurance Trust No. 1 is an irrevocable family trust established by Mr. Valenta in December 1999 for the benefit of his wife at the time, any future wife, and their descendants. Mr. Valenta, himself, is not a beneficiary of the Trust, and neither he nor his wife or their descendants has voting or investment power, or any other legal authority, with respect to the shares shown. Mr. Valenta disclaims beneficial ownership of our shares held by the Trust. Mr. Pielago may be deemed to be the control person of Olawalu and the Ronald Valenta Irrevocable Life Insurance Trust No. 1.

(8)	The shares shown include 7,000 shares as to which Ronald L. Havner has sole voting power and 3,000 shares as to which his wife, LeeAnn R. Havner, has sole voting power. Mr. and Mrs. Havner are Co-Trustees of The Havner Family Trust. The Trust owns 434,250 shares and warrants to purchase 227,250 shares. As Co-Trustees of the Trust, Mr. and Mrs. Havner may be deemed to beneficially own all of the shares held by the Trust. Information is based upon a Schedule 13D filed with respect to our company with the Securities and Exchange Commission on February 9, 2007.

(9)	Information is based upon a Schedule 13G with respect to our company filed on June 15, 2007 with the Securities and Exchange Commission. The shares shown are held by Ahab Partners, L.P., Ahab International, Ltd., Queequeg Partners, L.P., Queequeg, Ltd. and one or more other private funds managed by Mr. Gallen, who has sole voting and investment power with respect to all of the shares shown.

(10)	Information is based upon a Schedule 13G with respect to our company filed on July 9, 2007 with the Securities and Exchange Commission. The shares shown include: (i) 59,650 shares beneficially owned by Mr. Gagnon over which he has sole voting power and sole dispositive power; (ii) 6,895 shares beneficially owned by Mr. Gagnon over which he has sole voting power and shared dispositive power; (iii) 33,785 shares beneficially owned by Lois Gagnon, Mr. Gagnon’s wife, over which he has shared voting power and shared dispositive power; (iv) 1,850 shares beneficially owned by Mr. Gagnon and Mrs. Gagnon as Joint Tenants with Rights of Survivorship, over which he has shared voting power and shared dispositive power; (v) 8,625 shares held by the Lois E. and Neil E. Gagnon Foundation, of which Mr. Gagnon is a trustee and over which he has shared voting power and shared dispositive power; (vi) 13,325 shares held by the Gagnon Family Limited Partnership, of which Mr. Gagnon is a partner and over which he has shared voting power and shared dispositive power; (vii) 11,205 shares held by the Gagnon Grandchildren Trust over which Mr. Gagnon has shared dispositive power but no voting power; (viii) 103,305 shares held by four hedge funds, of which Mr. Gagnon is either the principal executive officer of the manager or the managing member of a member of the general partner or the managing member and over which he has sole dispositive power and sole voting power; (ix) 915 shares held by the Gagnon Securities LLC Profit Sharing Plan and Trust, of which Mr. Gagnon is a trustee and over which Mr. Gagnon has sole voting power and sole dispositive power; (x) 920 shares held by the Gagnon Securities LLC Profit Sharing Plan and Trust over which Mr. Gagnon has sole voting power and shared dispositive power; and (xi) 285,775 shares held for certain customers of Gagnon Securities LLC, of which Mr. Gagnon is the managing member and the principal owner and over which he has shared dispositive power but no voting power.

(11)	Excludes Robert Allan, the Chief Executive Officer of Royal Wolf, who will be deemed to be one of our executive officers after the acquisition, and Peter McCann and James Warren, the Chief Financial Officer and the Chief Operating Officer, respectively, of Royal Wolf, who may be deemed to be key employees following the acquisition. Mr. Allan owns 800 shares of our common stock. None of the other individuals owns beneficially any shares of our common stock. The shares shown include a total of 1,491,333 shares subject to our warrants owned by our directors and executive officers.

STOCKHOLDER PROPOSALS

Any stockholder who intends to have a proposal considered for inclusion in the proxy statement to be distributed by us in connection with the 2008 annual meeting must submit the proposal to us on or before January 1, 2008. The proposal must also comply with the other terms and conditions of Rule 14a-8 under the Securities Exchange Act of 1934 in order to be included in our proxy statement. A proposal that a stockholder intends to present at the annual meeting but does not desire to include in our proxy statement pursuant to Rule 14a-8 will be considered untimely unless it is received by us not less than 60 days nor more than 90 days prior to the date of the annual meeting (provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given by us to our stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made). The proposal must also contain the information that is specified in Article I, Section 15 of our bylaws. All proposals described in this paragraph should be sent to Ronald F. Valenta, our Chief Executive Officer and Secretary, at General Finance Corporation, 260 South Los Robles, Suite 217, Pasadena, California 91101.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to our IPO, we issued an aggregate of 1,875,000 shares of common stock to certain of our current officers and directors as set forth above under “Beneficial Ownership of Securities” at a purchase price of approximately $0.134 per share. These shares are being held in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement between us, our officers and directors and the escrow agent. These shares will not be transferable by our officers and directors, except to their spouses, children or trusts established for their benefit, and will only be released from escrow upon the earlier of one year after the completion of our initial business combination or the completion of a transaction after our initial business combination that results in our stockholders having the right to exchange their shares for cash or other securities.

We currently have an unsecured limited recourse line of credit agreement with Ronald J. Valenta, our Chief Executive Officer and a director, under which we can borrow up to $3,000,000 from time to time at an annual interest rate of 8%. At June 30, 2007, the outstanding amount of principal and accrued interest under the line of credit was $2,441,253. Borrowings under the line of credit will become due and payable upon the first to occur of our initial business combination, an “event of default” (as defined), our liquidation or dissolution, and April 5, 2008, provided, however, that Mr. Valenta will have no recourse against the funds held in the trust account for repayment of any amounts outstanding under the line of credit. Subject to this limitation on recourse to the funds in the trust account, amounts outstanding under the line of credit may be repaid in whole or in pat at any time without penalty or premium. Neither Mr. Valenta nor our other officers or directors has any obligation to provide us any additional financing.

As an inducement to Bison-GE and the management shareholders to enter into the acquisition agreement, Mr. Valenta has entered into a backup purchase agreement with Bison-GE and the management shareholders under which he agrees that, if the Royal Wolf acquisition is not approved at the special meeting, or otherwise is not completed by April 3, 2008, he will purchase from Bison-GE and the management shareholders all of the RWA shares at a purchase price equivalent to the purchase price payable by us under the acquisition agreement. The terms of the backup purchase agreement were determined by arm’s-length negotiations among Mr. Valenta, Bison-GE and the management shareholders. Mr. Valenta will not be entitled to a fee or other compensation for the agreeing to the backup purchase agreement.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 100 F Street, N.E., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street N.E., Washington, D.C. 20549. You also may access information on us at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

If you would like additional copies of this proxy statement or the proxy card, or if you have questions about the acquisition, you should contact, orally or in writing:

John O. Johnson	OR	MacKenzie Partners, Inc.
Chief Operating Officer		105 Madison Avenue
General Finance Corporation		New York, New York 10016
260 South Robles, Suite 217		Telephone: (800) 322-2885
Pasadena, California 91101
Telephone: (626) 584-9722

 RWA Holdings Pty Limited Unaudited Financial Report

Income statements
For the six months ended 31 December 2006 and 2005

		31 December	31 December
		2006	2005
	Note	6 Months	6 Months
		A$’000	A$’000

Revenue
Sale and modification of containers		30,502	22,887
Hire of containers		13,397	9,774

Total revenue		43,899	32,661

Other income		8	21
Changes in inventories of finished goods and WIP		(655)	507
Purchases of finished goods and consumables used		(26,041)	(21,396)
Employee benefits expense		(10,197)	(4,673)
Depreciation and amortization expense		(2,035)	(1,729)
Other expenses		(4,755)	(3,824)

Results from operating activities		224	1,567

Financial income		330	179
Financial expenses		(2,593)	(1,828)

Net financing costs		(2,263)	(1,649)

Share of profit of associate		—	—

Profit/(loss) before tax		(2,039)	(82)
Income tax expense		(806)	(96)

Profit/(loss) after tax		(2,845)	(178)

Attributable to:
Equity holders of the parent		(2,845)	(178)

 RWA Holdings Pty Limited Unaudited Financial Report

Statements of recognized income and expense
For the six months ended 31 December 2006 and 2005

		31 December	31 December
		2006	2005
	Note	6 Months	6 Months
		A$’000	A$’000

Net income/(loss) recognized directly in equity		—	—
Profit/(loss) for the period		(2,845)	(178)

Total recognized income and expense for the period		(2,845)	(178)

Attributable to:
Equity holders of the parent		(2,845)	(178)

 RWA Holdings Pty Limited Unaudited Financial Report

Balance sheets
As at 31 December 2006 and 2005

		31 December	31 December
	Note	2006	2005
		A$’000	A$’000

ASSETS
Cash and cash equivalents		613	941
Trade and other receivables		15,795	8,154
Inventories		8,153	3,517

Total current assets		24,561	12,612

Receivables		695	1,033
Investments accounted for using the equity method		—	493
Property, plant and equipment		3,409	3,331
Container hire fleet		47,039	31,898
Intangible assets		5,126	4,456

Total non-current assets		56,269	41,211

Total assets		80,830	53,823

LIABILITIES
Trade and other payables		18,922	6,794
Interest-bearing loans and borrowings		8,776	4,426
Current tax liability		—	—
Employee benefits		5,276	837
Provisions		160	—

Total current liabilities		33,134	12,057

Non-current liabilities
Interest bearing loans and borrowings		44,065	36,608
Deferred tax liabilities		1,396	216
Employee benefits		206	295
Provisions		13	8

Total non-current liabilities		45,680	37,127

Total liabilities		78,814	49,184

Net assets		2,016	4,639

Equity
Issued capital		4,550	4,550
Retained earnings/(accumulated losses)		(2,866)	89
Reserves		332	—

Total equity attributable to equity holders of the parent		2,016	4,639

 RWA Holdings Pty Limited Unaudited Financial Report

Statements of cash flows
For the six months ended 31 December 2006 and 2005

		31 December	31 December
		2006	2005
	Note	6 Months	6 Months
		A$’000	A$’000

Cash flows from operating activities
Cash receipts from customers		48,289	35,927
Cash paid to suppliers and employees		(42,216)	(34,008)

Cash generated from operations		6,073	1,919
Interest paid		(1,955)	(1,391)

Net cash from operating activities	2	4,118	528

Cash flows from investing activities
Proceeds from sale of property, plant and equipment		65	36
Interest received		98	99
Acquisition of property, plant and equipment		(560)	(490)
Acquisition of container hire fleet		(9,894)	(7,078)
Acquisition of intangible assets		(127)	(484)

Net cash from investing activities		(10,418)	(7,917)

Cash flows from financing activities
Payment of finance lease liabilities		(158)	(111)
Proceeds from borrowings		4,975	15,691
Repayment of borrowings		(817)	(9,650)

Net cash from financing activities		4,000	5,930

Net increase / (decrease) in cash and cash equivalents		(2,300)	(1,459)
Cash and cash equivalents at beginning of period		(1,349)	695

Cash and cash equivalents at 31 December		(3,649)	(764)

 RWA Holdings Pty Limited Unaudited Financial Report

Notes to the consolidated financial statements

1.	Significant accounting policies

The unaudited consolidated financial statements have been prepared on the accrual basis of accounting in accordance with the Australian equivalents to International Financial Reporting Standards (AIFRS). Certain information and footnote disclosures normally included in financial statements prepared in accordance with AIFRS have been omitted or condensed. It is management’s belief that the disclosures made are adequate to make the information presented not misleading and reflect all significant adjustments necessary for a fair presentation of financial position and results of operations for the periods presented. It is recommended that these consolidated financial statements be read in conjunction with the Group’s consolidated financial statements and notes thereto for the year ended June 30, 2006 included elsewhere in this proxy statement.

2.	Reconciliation of cash flows from operating activities

	31 December	31 December
	2006	2005
	6 Months	6 Months
	A$’000	A$’000

Cash flows from operating activities
Profit/(loss) for the period	(2,845)	(178)
Adjustments for:
Gain on sale of property, plant and equipment	(8)	(18)
Foreign exchange (gain)/loss	(128)	(79)
Unrealised loss on forward exchange contracts	66	—
Unrealised gain on interest rate swap	(104)	—
Depreciation and amortisation	2,041	1,759
Investment income	(98)	(99)
Interest expense	2,458	1,797
Income tax (benefit)/ expense	806	96
Equity settled share based payment expenses	30	—

Operating profit before changes in working capital and provisions	2,280	3,278
(Increase)/ decrease in trade and other receivables	(5,509)	(564)
(Increase)/ decrease in inventories	(654)	507
Increase/ (decrease) in trade and other payables	6,413	(1,407)
Increase/ (decrease) in provisions and employee benefits	3,544	105

	6,073	1,919
Interest (paid)/received	(1,955)	(1,391)

Net cash from operating activities	4,118	528

3.	Reconciliation to U.S. GAAP

The Group’s consolidated unaudited financial statements have been prepared in accordance with Australian equivalents to International Financial Reporting Standards (AIFRSs) for the periods ended 31 December 2006 and 31 December 2005, which, as applied by the Group, differ in certain material respects from accounting standards

 RWA Holdings Pty Limited Unaudited Financial Report

Notes to the consolidated financial statements — (Continued)

generally accepted in the United States of America (U.S. GAAP). The effects of the application of U.S. GAAP to net profit and shareholders’ equity are set out in the tables below:

RECONCILIATION OF NET PROFIT TO U.S. GAAP (IN AU$’000)

		31 Dec	31 Dec
		2006	2005
	Note	6 months	6 Months
		A$’000	A$’000

Net profit/(loss) after tax as reported in the audited financial statements under AIFRS (restated)		(2,845)	(178)
Write-off of development costs	A	(27)	—
Share based payment expense	C	157	(24)
Step-up on acquisition	D	24	87

Net loss according to US GAAP before tax impact of adjustments		(2,691)	(115)
Tax effect on US GAAP adjustment	B	2	(87)

Net loss under US GAAP		(2,689)	(202)

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO U.S. GAAP (IN AU$’000)

		31 Dec	31 Dec
	Note	2006	2005
		A$’000	A$’000

Total equity under AIFRS (restated)		2,016	4,639
Write-off of development costs	A	(331)	—
Tax effect on US GAAP adjustment	B	99	—
Share based payments expense	C	—	(134)
Step-up on acquisition	D	(265)	—

Shareholders’ equity under U.S. GAAP		1,519	4,505

 RWA Holdings Pty Limited Unaudited Financial Report

Notes to the consolidated financial statements — (Continued)

RECONCILIATION OF SIX MONTHS 31 DECEMBER 2006 INCOME STATEMENT TO U.S. GAAP (IN AU$’000)

			U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Revenue
Sale and modification of containers		30,502	—	30,502
Hire of containers		13,397	—	13,397

Total revenue		43,899	—	43,899

Other income		8	—	8
Changes in inventories of finished goods and WIP		(655)	—	(655)
Purchases of finished goods and consumables used	D	(26,041)	14	(26,027)
Employee benefits expense	C	(10,197)	157	(10,040)
Depreciation and amortization expense	D	(2,035)	41	(1,994)
Other expenses	A	(4,755)	(58)	(4,813)

Results from operating activities		224	154	378

Financial income		330	—	330
Financial expenses		(2,593)	—	(2,593)

Net financing costs		(2,263)	—	(2,263)

Loss before tax		(2,039)	154	(1,885)

Income tax benefit/(expense)	B,D	(806)	2	(804)

Loss after tax		(2,845)	156	(2,689)

Attributable to:
Equity holders of the parent		(2,845)	156	(2,689)

 RWA Holdings Pty Limited Unaudited Financial Report

Notes to the consolidated financial statements — (Continued)

RECONCILIATION OF SIX MONTHS 31 DECEMBER 2005 INCOME STATEMENT TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Revenue
Sale and modification of containers		22,887	—	22,887
Hire of containers		9,774	—	9,74

Total revenue		32,661	—	32,661

Other income		21	—	21
Changes in inventories of finished goods and WIP		507	—	507
Purchases of finished goods and consumables used		(21,396)	—	(21,396)
Employee benefits expense	C	(4,673)	(24)	(4,697)
Depreciation and amortization expense		(1,729)	87	(1,642)
Other expenses		(3,824)	—	(3,824)

Results from operating activities		1,567	63	1,630

Financial income		179	—	179
Financial expenses		(1,828)	—	(1,828)

Net financing costs		(1,649)	—	(1,649)

Share of profit of associate		—	—	—

Loss before tax		(82)	63	(19)
Income tax benefit/(expense)		(96)	(87)	(183)

Loss after tax		(178)	(24)	(202)

Attributable to:
Equity holders of the parent		(178)	(24)	(202)

 RWA Holdings Pty Limited Unaudited Financial Report

Notes to the consolidated financial statements — (Continued)

RECONCILIATION OF 31 DECEMBER 2006 BALANCE SHEET TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Assets
Cash and cash equivalents		613	—	613
Trade and other receivables		15,795	—	15,795
Inventories	D	8,153	—	8,153

Total current assets		24,561	—	24,561

Receivables		695	—	695
Property, plant and equipment	D	3,409	(16)	3,393
Container hire fleet	D	47,039	(396)	46,643
Intangible assets	A,F	5,126	(331)	4,795

Total non-current assets		56,269	(743)	55,526

Total assets		80,830	(743)	80,087

Liabilities
Trade and other payables		18,922	—	18,922
Interest-bearing loans and borrowings		8,776	—	8,776
Employee benefits		5,276	—	5,276
Provisions		160	—	160

Total current liabilities		33,134	—	33,134

Non-current liabilities
Interest bearing loans and borrowings		44,065	—	44,065
Deferred tax liabilities	D	1,396	(246)	1,150
Employee benefits	C	206	—	206
Provisions		13	—	13

Total non-current liabilities		45,680	(246)	45,434

Total liabilities		78,814	(246)	78,568

Net assets		2,016	(497)	1,519

Equity
Issued capital		4,550		4,550
Accumulated losses	A-D,F	(2,866)	(165)	(3,031)
Reserves	D	332	(332)	—

Total equity attributable to equity holders of the parent		2,016	(497)	1,519

 RWA Holdings Pty Limited Unaudited Financial Report

Notes to the consolidated financial statements — (Continued)

RECONCILIATION OF 31 DECEMBER 2005 BALANCE SHEET TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments		U.S. GAAP
		A$’000	A$’000		A$’000

Assets
Cash and cash equivalents		941		—	941
Trade and other receivables		8,154		—	8,154
Inventories		3,517		—	3,517

Total current assets		12,612		—	12,612

Receivables		1,033		—	1,033
Investments accounted for using the equity method		493		—	493
Property, plant and equipment		3,331		—	3,331
Container hire fleet		31,898		—	31,898
Intangible assets		4,456		—	4,456

Total non-current assets		41,211		—	41,211

Total assets		53,823		—	53,823

Liabilities
Trade and other payables		6,794		—	6,794
Interest-bearing loans and borrowings		4,426		—	4,426
Employee benefits		837		—	837

Total current liabilities		12,057		—	12,057

Non-current liabilities
Interest bearing loans and borrowings		36,608		—	36,608
Deferred tax liabilities		216		—	216
Employee benefits	C	295		134	429
Provisions		8		—	8

Total non-current liabilities		37,127		134	37,261

Total liabilities		49,184		134	49,318

Net assets		4,639		(134)	4,505

Equity
Issued capital		4,550		—	4,550
Retained profits	C,F	89		(134)	(45)

Total equity attributable to equity holders of the parent		4,639		(134)	4,505

A.  Development expenditure

Under AIFRS, the group capitalises certain development expenditure. U.S. GAAP required such costs to be expensed as incurred.

 RWA Holdings Pty Limited Unaudited Financial Report

Notes to the consolidated financial statements — (Continued)

Under U.S. GAAP research and development costs are expensed as incurred. Under AIFRS, certain development costs are capitalised. This increases other expenses presented in accordance with U.S. GAAP by $27,000 in the six months ended 31 December 2006, and reduces the intangible assets at 31 December 2006 by $331,000.

B.	Tax effect of U.S GAAP adjustments

This item represents the tax effect of the adjustments in Note A at the Australian corporation tax rate of 30%. This reduces the income tax benefit presented in accordance with U.S. GAAP in the six months ended 31 December 2006 by $9,000, and increases deferred tax assets at 31 December 2006 by $100,000.

C.  Share based payments expense

At 31 December 2006 the employee benefit liability has been adjusted to reflect the full entitlement to the employee share option plan which was calculated in accordance with a realization event which occurred on 30 March 2007. As a result there is no difference between AIFRS and US GAAP and as such the previous adjustment was reversed. This has decreased employee benefits expense by $157,000 in the 6 months to December 2006.

In previous periods an adjustment was required to calculate the fair value of the options that had vested prior to 1 January 2005. This had increased employee benefits expense presented in accordance with U.S. GAAP by $24,000 in the 6 months to 31 December 2005 and increased the employee benefit liability for cash settled share based payments by $157,000 at 30 June 2006 ( 31 December 2005 $134,000).

This adjustment has no tax impact.

D.	Step acquisition of Royal Wolf Hi-Tech

Under AIFRS, in accounting for the step acquisition of a controlling interest in an entity which was formerly treated as an associate and equity accounted, the assets and liabilities acquired are adjusted to fair value at the date control is obtained and the entity is consolidated. This gives rise to an asset revaluation reserve equating to the increase in fair value of net assets held from the original acquisition date to the date control is obtained. Under U.S. GAAP, the accounting for such a step acquisition requires a fair value adjustment for the relevant proportion of the net assets acquired to achieve control (in this case 50%) to be recognized. The resulting adjustment to conform with U.S. GAAP reduces the net assets acquired by $378,000 at 30 March 2006 and reduces the revaluation reserve recorded under AIFRS to nil. At 31 December 2006, net assets are reduced by $265,000, being a reduction in container assets of $396,000, a reduction in plant and equipment of $16,000, a reduction in asset revaluation reserve of $302,000, a reduction of $19,000 in retained earnings and a reduction in deferred tax liability of $146,000.

Net profit for the 6 months ended 31 December 2006 is increased by $17,000, as a result of reduced depreciation of $10,000 a reduction in the taxation charge of $7,000 and reduction in cost of goods sold of $14,000.

E.	Reconciliation of cash flows

Under AIFRS bank overdrafts are classified as cash and cash equivalents. Under US GAAP bank overdrafts are not classified as cash and cash equivalents for the purposes of statement of cash flows. Movements in bank overdrafts are classified for US GAAP purposes as financing cash flows. For U.S. GAAP purposes, cash balances are $613,000 at 31 December 2006 and $941,000 at 31 December 2005. Under U.S. GAAP financing cash flows are an inflow of $6,138,000 for the six months ending 31 December 2006 and $7,635,000 for the six months ending 31 December 2005. Further, due to the fact that development costs are expensed for U.S. GAAP but capitalized for

 RWA Holdings Pty Limited Unaudited Financial Report

Notes to the consolidated financial statements — (Continued)

AIFRS, an adjustment of $27,000 is made to reduce operating cash inflows to $4,091,000 and increase investing cash outflows to $10,445,000 for the six months ending 31 December 2006.

F.	Utilization of deferred tax assets not recognized in a prior business combination

Under AIFRS, the recognition of a benefit arising from deferred tax assets and losses not recognized at the time of a business combination requires a credit to income tax expense and associated charge to goodwill amortization. Under USGAAP, the credit recognized is adjusted against goodwill directly.

G.	Share-based payment transactions

Certain directors and senior officers have been granted options over the ordinary shares of RWA Holdings Pty Limited.

The employee share option plan allows consolidated entity employees to acquire shares of the Company with both the company and employees having the option to settle with a cash equivalent. The fair value of options granted is recognised as an employee expense with a corresponding increase in liabilities. The fair value is initially measured at grant date and spread over the period during which the employees become unconditionally entitled to the options. The liability is remeasured at each balance sheet date and at settlement date.

The share based payments expense in the six months ended December 31, 2006 of $4,028,000 represents an adjustment to the liability to recognize the full fair value based on the full vesting of the options as a result of a realizing event on the purchase of approximately 80% of RWA by Bison-GE in March 2007.

Independent audit report to the members of RWA Holdings Pty Limited

The Board of Directors
RWA Holdings Pty Limited

We have audited the accompanying consolidated balance sheets of RWA Holdings Pty Limited and subsidiaries as of June 30, 2006 and 2005, and December 31, 2004, and the related consolidated income statements, statements of recognized income and expense, and cash flows for the periods then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Australia and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RWA Holdings Pty Limited and subsidiaries as of June 30, 2006 and 2005, and December 31, 2004, and the results of their operations and their cash flows for the periods then ended, in conformity with Australian equivalents to International Financial Reporting Standards.

Australian equivalents to International Financial Reporting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 27 to the consolidated financial statements.

As discussed in Note 1(w), the accompanying consolidated financial statements as of June 30, 2006 and 2005, and December 31, 2004 and for each of the periods in the two and a half year period ended June 30, 2006 have been restated.

/s/ KPMG

Sydney, Australia
October 20, 2006

 RWA Holdings Pty Limited Financial Report

Income statements
For the year ended 30 June 2006

		Restated	Restated	Restated
		30 June	30 June	31 December
		2006	2005	2004
	Note	12 Months	6 Months	12 Months
		A$’000	A$’000	A$’000

Revenue
Sale and modification of containers		46,097	17,534	35,463
Hire of containers		21,290	9,339	16,756

Total revenue		67,387	26,873	52,219

Other income	3	35	18	31
Changes in inventories of finished goods and WIP		(3,475)	(1,936)	1,740
Purchases of finished goods and consumables used		(40,243)	(14,687)	(34,437)
Employee benefits expense		(10,157)	(4,794)	(7,525)
Depreciation and amortisation expense		(4,480)	(2,041)	(3,943)
Other expenses	4	(6,411)	(2,820)	(4,568)

Results from operating activities		2,656	613	3,517

Financial income	6	552	429	118
Financial expenses	6	(4,064)	(1,457)	(3,252)

Net financing costs		(3,512)	(1,028)	(3,134)

Share of profit of associate	11	—	172	92

Profit/(loss) before tax		(856)	(243)	475
Income tax benefit	7	525	30	4

Profit/(loss) after tax		(331)	(213)	479

Attributable to:
Equity holders of the parent		(331)	(213)	479

The income statements are to be read in conjunction with the notes of the financial statements set out on pages F-19 to F-69.

 RWA Holdings Pty Limited Financial Report

Statements of recognised income and expense
For the year ended 30 June 2006

		Restated	Restated	Restated
		30 June	30 June	31 December
		2006	2005	2004
	Note	12 Months	6 Months	12 Months
		A$’000	A$’000	A$’000

Net income/(loss) recognised directly in equity		—	—	—
Profit/(loss) for the period		(331)	(213)	479

Total recognised income and expense for the period	19	(331)	(213)	479

Attributable to:
Equity holders of the parent		(331)	(213)	479

The statements of recognised income and expense are to be read in conjunction with the notes of the financial statements set out on pages F-19 to F-69.

 RWA Holdings Pty Limited Financial Report

Balance sheets
As at 30 June 2006

		Restated	Restated	Restated
	Note	30 June 2006	30 June 2005	31 December 2004
		A$’000	A$’000	A$’000

ASSETS
Cash and cash equivalents	8	777	695	3
Trade and other receivables	9	10,206	7,876	7,024
Inventories	10	7,498	4,023	2,140

Total current assets		18,481	12,594	9,167

Receivables	9	775	839	1,194
Investments accounted for using the equity method	11	—	427	255
Property, plant and equipment	12	3,599	3,306	1,812
Container hire fleet	13	38,491	25,779	22,447
Intangible assets	14	5,060	4,207	4,515

Total non-current assets		47,925	34,558	30,223

Total assets		66,406	47,152	39,390

LIABILITIES
Trade and other payables	15	12,509	8,228	11,530
Interest-bearing loans and borrowings	16	8,939	2,778	1,425
Current tax liability		—	—	791
Employee benefits	17	962	801	444
Provisions	18	300	—	—

Total current liabilities		22,710	11,807	14,190

Non-current liabilities
Interest bearing loans and borrowings	16	37,194	30,175	20,614
Deferred tax liabilities	7	824	119	119
Employee benefits	17	567	227	308
Provisions	18	282	8	8

Total non-current liabilities		38,867	30,529	21,049

Total liabilities		61,577	42,336	35,239

Net assets		4,829	4,816	4,151

Equity
Issued capital	19	4,550	4,550	3,672
Retained earnings/(accumulated losses)	19	(65)	266	479
Reserves	19	344	—	—

Total equity attributable to equity holders of the parent		4,829	4,816	4,151

The balance sheets are to be read in conjunction with the notes of the financial statements set out on pages F-19 to F-69.

 RWA Holdings Pty Limited Financial Report

Statements of cash flows
For the year ended 30 June 2006

		Restated	Restated	Restated
		30 June 2006	30 June 2005	31 December 2004
	Note	12 Months	6 Months	12 Months
		A$’000	A$’000	A$’000

Cash flows from operating activities
Cash receipts from customers		71,375	29,238	56,324
Cash paid to suppliers and employees		(54,343)	(25,334)	(49,584)

Cash generated from operations		17,032	3,904	6,740
Interest paid		(3,041)	(1,270)	(1,721)
Income taxes received/(paid)		—	(759)	781

Net cash from operating activities	25	13,991	1,875	5,800

Cash flows from investing activities
Proceeds from sale of property, plant and equipment		70	24	74
Interest received		209	104	118
Acquisition of subsidiary, net of cash acquired	24	(6,490)	—	—
Acquisition of property, plant and equipment	12	(1,119)	(1,937)	(1,254)
Acquisition of container hire fleet	13	(18,073)	(7,725)	(12,003)
Acquisition of intangible assets	14	(496)	(25)	(70)
Payment of deferred purchase consideration		—	(3,500)	—

Net cash from investing activities		(25,899)	(13,059)	(13,135)

Cash flows from financing activities
Payment of finance lease liabilities		(756)	(385)	(1,910)
Proceeds from borrowings		24,736	12,987	19,682
Repayment of borrowings		(14,116)	(1,071)	(12,755)
Proceeds from calls made on shares		—	878	—

Net cash from financing activities		9,864	12,409	5,017

Net increase / (decrease) in cash and cash equivalents		(2,044)	1,225	(2,318)
Cash and cash equivalents at beginning of period		695	(530)	1,788

Cash and cash equivalents at 30 June	8	(1,349)	695	(530)

The statements of cash flows are to be read in conjunction with the notes of the financial statements set out on pages F-19 to F-69.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements

1.	Significant accounting policies

RWA Holdings Pty Limited (the ‘company’) is a proprietary company domiciled in Australia.

The consolidated financial report of the company for the financial year ended 30 June 2006 comprise the company and its subsidiaries (together referred to as the ’consolidated entity’) and the consolidated entity’s interest in associates.

The financial report was authorised for issue by the directors on 20 October 2006.

Change in year end

On 20 January 2005 the Australian Securities and Investments Commission (ASIC) issued a Subsection 340(1) Order granting the company and its controlled entity relief from paragraph 323D(2)(b) of the Act and allowing a ‘transitional’ financial year of six months from 1 January 2005 to 30 June 2005, with each financial year thereafter being twelve months long. Consequently, comparative amounts for the income statement, changes in equity, cash flows and related notes are not entirely comparable.

(a)	Statement of compliance

The financial report has been prepared in accordance with the requirements of Australian Accounting Standards (‘AASBs’) adopted by the Australian Accounting Standards Board (‘AASB’). International Financial Reporting Standards (‘IFRSs’) form the basis of AASBs, and for the purpose of this report are called Australian equivalents to IFRS (‘AIFRS’) to distinguish from previous Australian generally accepted accounting principles (“AGAAP”). The financial reports of the consolidated entity also comply with IFRSs and interpretations adopted by the International Accounting Standards Board.

(b)	Basis of preparation

The financial report is presented in Australian dollars.

Issued standards not early adopted

The following standards and amendments were available for early adoption but have not been applied by the consolidated entity in these financial statements:

•	AASB 7 Financial instruments: Disclosure (August 2005) replacing the presentation requirements of financial instruments in AASB 132. AASB 7 is applicable for annual reporting periods beginning on or after 1 January 2007;

•	AASB 2005-9 Amendments to Australian Accounting Standards (September 2005) requires that liabilities arising from the issue of financial guarantee contracts are recognised in the balance sheet. AASB 2005-9 is applicable for annual reporting periods beginning on or after 1 January 2006;

•	AASB 2005-10 Amendments to Australian Accounting Standards (September 2005) makes consequential amendments to AASB 132 Financial Instruments: Disclosures and Presentation, AASB 101 Presentation of Financial Statements, AASB 114 Segment Reporting, AASB 117 Leases, AASB 139 Financial Instruments: Recognition and Measurement, AASB 1 First-time Adoption of Australian Equivalents to International Financial Reporting Standards, arising from the release of AASB 7. AASB 2005-10 is applicable for annual reporting periods beginning on or after 1 January 2007.

The consolidated entity plans to adopt AASB 7, AASB 2005-9 and AASB 2005-10 in the 2007 financial year.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

The initial application of AASB 7 and AASB 2005-10 is not expected to have an impact on the financial results of the consolidated entity as the standard and the amendment are concerned only with disclosures.

The initial application of AASB 2005-9 could have an impact on the financial results of the company and the consolidated entity as the amendment could result in liabilities being recognised for financial guarantee contracts that have been provided by the company and the consolidated entity. However, the quantification of the impact is not known or reasonably estimable in the current financial year as an exercise to quantify the financial impact has not been undertaken by the company and the consolidated entity to date.

The financial report is prepared on the historical cost basis except that the following assets and liabilities are stated at their fair value: derivative financial instruments, financial instruments held for trading, and financial instruments classified as available-for-sale.

The Company is of a kind referred to in ASIC Class Order 98/100 dated 10 July 1998 (updated by CO 05/641 effective 28 July 2005 and CO 06/51 effective 31 January 2006) and in accordance with that Class Order, amounts in the financial report and Directors’ Report have been rounded off to the nearest thousand dollars, unless otherwise stated.

The preparation of a financial report in conformity with Australian Accounting Standards requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. These accounting policies have been consistently applied by each entity in the consolidated entity.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements made by management in the application of Australian Accounting Standards that have a significant effect on the financial report and estimates with a significant risk of material adjustment in the next year are discussed in note 1(v).

The accounting policies set out below have been applied consistently to all periods presented in the consolidated financial report. The accounting policies have been applied consistently by all entities in the consolidated entity.

(c)	Basis of consolidation

(i) Subsidiaries

Subsidiaries are entities controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that presently are exercisable or convertible are taken into account. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

(ii) Associates

Associates are those entities in which the company has significant influence, but not control, over the financial and operating policies. The consolidated financial statements includes the consolidated entity’s share of the total

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

recognised gains and losses of associates on an equity accounted basis, from the date that significant influence commences until the date that significant influence ceases. When the consolidated entity’s share of losses exceeds its interest in an associate, the consolidated entity’s carrying amount is reduced to nil and recognition of further losses is discontinued except to the extent that the consolidated entity has incurred legal or constructive obligations or made payments on behalf of an associate.

The consolidated entity’s investment in its associate is accounted for under the equity method of accounting in the consolidated financial statements. The financial statements of the associate are used by the consolidated entity to apply the equity method of accounting. The reporting dates of the associate and the consolidated entity are identical and both use consistent accounting policies.

The investment in the associate is carried in the balance sheet at cost plus post-acquisition changes in the consolidated entity’s share of net assets of the associate, less any impairment in value. The income statement reflects the consolidated entity’s share of the results of operations of the associate. Where there has been a change recognised directly in the associate’s equity, the consolidated entity recognises its share of any changes and discloses this, when applicable in the statement of changes in equity.

(iii) Transactions eliminated on consolidation

Intragroup balances and any unrealised gains and losses or income and expenses arising from intragroup transactions, are eliminated in preparing the consolidated financial statements.

Unrealised gains arising from transactions with associates and jointly controlled entities are eliminated to the extent of the consolidated entity’s interest in the entity with adjustments made to the ‘Investments accounted for under the equity method’ and ‘Share of profit of associate’ accounts.

Unrealised losses are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment. Gains and losses are recognised as the contributed assets are consumed or sold by the associates and jointly controlled entities or, if not consumed or sold by the associate or jointly controlled entity, when the consolidated entity’s interest in such entities is disposed of.

(d)	Foreign currency transactions

Transactions in foreign currencies are translated at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to Australian dollars at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognised in the income statement. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to Australian dollars at foreign exchange rates ruling at the dates the fair value was determined.

(e)	Derivative financial instruments

The consolidated entity may use derivative financial instruments to hedge its exposure to foreign exchange and interest rate risks arising from operating, financing and investing activities. In accordance with its treasury policy, the consolidated entity does not hold or issue derivative financial instruments for trading purposes. However, derivatives that do not qualify for hedge accounting are accounted for as trading instruments.

Derivative financial instruments are recognised initially at fair value. Subsequent to initial recognition, derivative financial instruments are stated at fair value. The gain or loss on remeasurement to fair value is recognised immediately in profit or loss.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

(f)	Property, plant and equipment

(i) Owned assets

Items of property, plant and equipment are stated at cost less accumulated depreciation (see below) and impairment losses (see accounting policy (l)). The cost of self-constructed assets includes the cost of materials, direct labour, the initial estimate, where relevant, of the costs of dismantling and removing the items and restoring the site on which they are located, and an appropriate proportion of production overheads, where applicable.

Where parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

(ii) Subsequent costs

The consolidated entity recognises in the carrying amount of an item of property, plant and equipment the cost of replacing part of such an item when the cost is incurred if it is probable that the future economic benefits embodied within the item will flow to the consolidated entity and the cost of the item can be measured reliably. All other costs are recognised in the income statement as an expense as incurred.

(iii) Leased assets

Leases under which the substantially all the risks and benefits incidental to ownership of the leased item are assumed by the consolidated entity are classified as finance leases. Other leases are classified as operating leases.

Finance leases

A lease asset and a lease liability equal to the present value of the minimum lease payments, or the fair value of the leased item, whichever is the lower, are capitalised and recorded at the inception of the lease. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly against income. Capitalised leased assets are depreciated over the shorter of the estimated useful life of the asset or the lease term.

Operating leases

Payments made under operating leases are expensed on a straight-line basis over the term of the lease, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased property. Where leases have fixed rate increases, these increases are accrued and amortised over the entire lease period, yielding a constant periodic expense for the entire term of the lease.

(iv) Depreciation

Depreciation is charged to the income statement on a straight line basis over the estimated useful lives of each part of an item of property, plant and equipment.

The residual value, the useful life and the depreciation method applied to an asset are reassessed at least annually.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

The estimated useful lives in the current and comparative periods are as follows:

	2004-2005	2006

Property, plant and equipment
Plant and equipment	3 - 10 years	3 - 10 years
Motor vehicles	3 - 10 years	3 - 10 years
Furniture and fittings	5 - 10 years	5 - 10 years
Container hire fleet
Containers for hire	10 years (20% residual)	10 - 25 years (20% residual)
Leased containers for hire (used)	10 years (20% residual)	10 - 25 years (20% residual)
Leased containers for hire (new)	25 years (20% residual)	10 - 30 years (20-30% residual)

(g)	Container hire fleet

The consolidated entity has a container hire fleet primarily consisting of refurbished, modified and manufactured shipping containers that are held long term and leased to customers under short-term operating lease agreements with varying terms. Depreciation is provided using the straight-line method over the units’ estimated useful life, after the date the unit is put in service, and are depreciated down to their estimated residual values. For depreciation rates, estimated useful lives and residual values, see above. In the opinion of management, estimated residual values do not cause carrying values to exceed net realisable value. The consolidated entity continues to evaluate these depreciation policies as more information becomes available from other comparable sources and its own historical experience.

Costs incurred on hire fleet containers subsequent to initial acquisition are capitalised when it is probable that future economic benefits in excess of the originally assessed performance of the asset will flow to the consolidated entity in future years, otherwise, expensed as incurred.

Containers in the hire fleet are available for sale, and are transferred to inventory prior to sale. Cost of sales of the hire fleet container is recognised as the depreciated cost at date of disposal.

(h)	Intangible assets

(i) Goodwill

Business combinations prior to 1 January 2004

Goodwill is included on the basis of its deemed cost, which represents the amount recorded under previous GAAP.

Business combinations since 1 January 2004

All business combinations are accounted for by applying the purchase method. Goodwill represents the difference between the cost of the acquisition and the fair value of the net identifiable assets acquired.

Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to cash-generating units and not amortised but is tested annually for impairment (see accounting policy (l)). In respect of associates, the carrying amount of goodwill is included in the carrying amount of the investment in the associate. Negative goodwill arising on an acquisition is recognised directly in profit or loss.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

(ii) Other intangible assets

Other intangible assets that are acquired by the consolidated entity are stated at cost less accumulated amortisation (see below) and impairment losses (see accounting policy (l)).

Expenditure on development activities, whereby research findings are assigned to a plan or design for the production of new or substantially improved products and processes is capitalised if the product or process is technically and commercially feasible and the consolidated entity has sufficient resources to complete the development. The expenditure capitalised includes the cost of materials, direct labour and an appropriate portion of overheads. Other development expenditure is recognised in the income statement as an expense when incurred. Capitalised development expenditure is stated at cost less accumulated amortisation (see below) and impairment losses (see accounting policy l).

Expenditure on internally generated goodwill and brands is recognised in the income statement as an expense as incurred.

(iii) Subsequent expenditure

Subsequent expenditure on capitalised intangible assets is capitalised only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure is expensed as incurred.

(iv) Amortisation

Amortisation is charged to the income statement on a straight-line basis over the estimated useful lives of intangible assets unless such lives are indefinite. Goodwill and intangible assets with an indefinite useful life are systematically tested for impairment at each balance sheet date. Other intangible assets are amortised from the date they are available for use.

The estimated useful lives in the current and comparative periods are as follows:

• Goodwill	indefinite
• Software	3 years
• Development assets	5 years or the products expected life cycle, as appropriate

(i)	Trade and other receivables

Trade and other receivables are stated at amortised cost less impairment losses (see accounting policy (l)).

(j)	Inventories

Inventories are stated at the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business. Expenses of marketing, selling and distribution to customers, as well as costs of completion are estimated and are deducted from the estimated selling price to establish net realisable value.

Costs are assigned to individual items of stock on the basis of specific identification, and include expenditure incurred in acquiring the inventories and bringing them to their existing condition and location.

(k)	Cash and cash equivalents

Cash and cash equivalents comprise cash balances and short term deposits. Bank overdrafts that are repayable on demand and form an integral part of the consolidated entity’s cash management are included as a component of cash and cash equivalents for the purpose of the statement of cash flows.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

(l)	Impairment

The carrying amounts of the consolidated entity’s assets, other than inventories (see accounting policy (j)) and deferred tax assets (see accounting policy (s)), are reviewed at each balance sheet date to determine whether there is any indication of impairment. If any such indication exists, the asset’s recoverable amount is estimated (see accounting policy(l(i))).

For goodwill, assets that have an indefinite useful life and intangible assets that are not yet available for use, the recoverable amount is estimated at each balance sheet date.

An impairment loss is recognised whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognised in the income statement, unless an asset has previously been revalued, in which case the impairment loss is recognised as a reversal to the extent of that previous revaluation with any excess recognised through profit or loss.

Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to cash-generating units and then, to reduce the carrying amount of the other assets in the unit on a pro rata basis.

(i) Calculation of recoverable amount

The recoverable amount of the consolidated entity’s receivables carried at amortised cost is calculated as the present value of estimated future cash flows, discounted at the original effective interest rate (i.e. the effective interest rate compounded at initial recognition of these financial assets). Receivables with a short duration are not discounted.

Impairment of receivables is not recognised until objective evidence is available that a loss event has occurred. Receivables are individually assessed for impairment.

The recoverable amount of the consolidated entity’s other assets is the greater of their fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

(ii) Reversals of impairment

Impairment losses, other than in respect of goodwill, are reversed when there is an indication that the impairment loss may no longer exist and there has been a change in the estimate used to determine the recoverable amount.

An impairment loss in respect of goodwill is not reversed.

An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(m)	Interest bearing borrowings

Interest bearing borrowings are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest-bearing borrowings are stated at amortised cost with any difference between cost and

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

redemption value being recognised in the income statement over the period of the borrowings on an effective interest basis.

(n)	Employee benefits

(i) Defined contribution superannuation funds

Obligations for contributions to defined contribution superannuation funds are recognised as an expense in the income statement as incurred.

(ii) Long-term service benefits

The consolidated entity’s net obligation in respect of long-term service benefits, is the amount of future benefit that employees have earned in return for their service in the current and prior periods. The obligation is calculated using expected future increases in wage and salary rates including related on-costs and expected settlement dates, and is discounted using the rates attached to the Commonwealth Government bonds at the balance sheet date which have maturity dates approximating to the terms of the consolidated entity’s obligations.

(iii) Wages, salaries and annual leave

Liabilities for employee benefits for wages, salaries and annual leave that are expected to be settled within 12 months of the reporting date represent present obligations resulting from employees’ services provided to reporting date, are calculated at undiscounted amounts based on remuneration wage and salary rates that the consolidated entity expects to pay as at reporting date including related on-costs, such as workers compensation insurance and payroll tax.

(iv) Share-based payment transactions

Certain directors and senior officers have been granted options over the ordinary shares of RWA Holdings Pty Limited. Details of the interests of the directors and top five remunerated officers of the consolidated entity have been disclosed in the Directors’ report.

The employee share option plan allows consolidated entity employees to acquire shares of the Company with both the company and employees having the option to settle with a cash equivalent. The fair value of options granted is recognised as an employee expense with a corresponding increase in liabilities. The fair value is initially measured at grant date and spread over the period during which the employees become unconditionally entitled to the options. The liability is remeasured at each balance sheet date and at settlement date.

The fair value of the options granted is measured using a binomial option pricing model, taking into account the terms and conditions upon which the options were granted. The amount recognised as an expense is adjusted to reflect the actual number of share options that vest. The volatility of the asset value is based upon the volatility of listed companies with a similar profile to the consolidated entity.

(o)	Provisions

A provision is recognised in the balance sheet when the consolidated entity has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

(p)	Trade and other payables

Trade and other payables are stated at their amortised cost. Trade payables are non-interest bearing and are normally settled within 60 day terms.

(q)	Revenue

Revenue is generally realised or realisable and earned when all of the following criteria have been met:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred;

•	the seller’s price to the customer is fixed or determinable; and

•	collectability is reasonable assured.

Sale and modification of containers

Revenue from the sale and modification of containers is recognised based on invoiced amounts and is recognised in the income statement (net of returns, discounts and allowances) when the significant risks and rewards of ownership have been transferred to the buyer and it can be measured reliably. Risks and rewards are considered passed to the buyer at the time the goods are delivered to or retrieved by the customer. No revenue is recognised if there is significant uncertainty regarding recovery of the consideration due, the amount cannot be measured reliably, there is a risk of return of goods or there is continuing management involvement with the goods.

Hire of containers

Revenue from hire of containers is recognised in the period earned and is recorded based on the amount and term prescribed in the lease hire agreement. No revenue is recognised if there is significant uncertainty regarding recovery of the rental payments due.

Unearned revenue arises when transport charges for the return retrieval of a hired container or containers is billed in advance, while the actual retrieval has not yet occurred as the container is still on hire. The amount of unearned revenue at balance date was $565,000 (2005: $489,000, 2004: 470,000), and is included in trade and other payables.

(r)	Net financing costs

Net financing costs comprise interest payable on borrowings calculated using the effective interest method, interest receivable on funds invested, dividend income, foreign exchange gains and losses, and gains and losses on hedging instruments that are recognised in the income statement (see accounting policy (e)). Borrowing costs are expensed as incurred and included in net financing costs.

Interest income is recognised in the income statement as it accrues, using the effective interest method. Dividend income is recognised in the income statement on the date the entity’s right to receive payments is established. The interest expense component of finance lease payments is recognised in the income statement using the effective interest method.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

(s)	Income tax

Income tax on the profit or loss for the year comprises current and deferred tax. Income tax is recognised in the income statement except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: initial recognition of goodwill, the initial recognition of assets or liabilities that affect neither accounting nor taxable profit, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

Additional income taxes that arise from the distribution of dividends are recognised at the same time as the liability to pay the related dividend.

Tax consolidation

The Company and its wholly-owned Australian resident entities have formed a tax consolidated group with effect from 24 December 2003 and are therefore taxed as a single entity from that date. The head entity within the tax-consolidated group is RWA Holdings Pty Limited.

Current tax expense/income, deferred tax liabilities and deferred tax assets arising from temporary differences of the members of the tax-consolidated group are recognised in the separate financial statements of the members of the tax-consolidated group using the ’separate taxpayer within group’ approach by reference to the carrying amounts of assets and liabilities in the separate financial statements of each entity and the tax values applying under tax consolidation.

Any current tax liabilities (or assets) and deferred tax assets arising from unused tax losses of the subsidiaries is assumed by the head entity in the tax-consolidated group and are recognised as amounts payable (receivable) to (from) other entities in the tax-consolidated group in conjunction with any tax funding arrangement amounts (refer below). Any difference between these amounts is recognised by the Company as an equity contribution or distribution.

The Company recognises deferred tax assets arising from unused tax losses of the tax consolidated group to the extent that it is probable that future taxable profits of the tax consolidated group will be available against which the asset can be utilised.

Any subsequent period adjustments to deferred tax assets arising from unused tax losses as a result of revised assessments of the probability of recoverability is recognised by the head entity only.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Nature of tax funding arrangements and tax sharing arrangements

The head entity, in conjunction with other members of the tax-consolidated group, has entered into a tax funding arrangement which sets out the funding obligations of members of the tax-consolidated group in respect of tax amounts. The tax funding arrangements require payments to/from the head entity equal to the current tax liability (asset) assumed by the head entity and any tax-loss deferred tax asset assumed by the head entity.

The head entity in conjunction with other members of the tax-consolidated group, has also entered into a tax sharing agreement. The tax sharing agreement provides for the determination of the allocation of income tax liabilities between the entities should the head entity default on its tax payment obligations. No amounts have been recognised in the financial statements in respect of this agreement as payment of any amounts under the tax sharing agreement is considered remote.

(t)	Goods and services tax

Revenue, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Tax Office (ATO). In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the balance sheet.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities that are recoverable from, or payable to, the ATO are classified as operating cash flows.

(u)	Segment reporting

A segment is a distinguishable component of the consolidated entity that is engaged either in providing products or services (business segment), or in providing products or services within a particular economic environment (geographical segment), which is subject to risks and rewards that are different from those of other segments.

(v)	Accounting estimates and judgments

Management discussed with the Audit Committee the development, selection and disclosure of the consolidated entity’s critical accounting policies and estimates and the application of these policies and estimates. The estimates and judgments that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Revision of accounting estimates — Container for hire depreciation

The preparation of the financial report requires the making of estimations and assumptions that affect the recognised amounts of assets, liabilities, revenues and expenses and the disclosure of contingent liabilities. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

At the beginning of the financial year, the consolidated entity revised upwards the useful life of containers for hire as outlined in note 1(f)(iv). The financial impact of the revision results in depreciation expense for the current year being $696,023 less than it would have been if the previous useful life estimate had been applied. The effect on net income for the year is an increase of $487,216. The financial impact of the revision in future periods is not disclosed as the effect cannot be reliably estimated at this point in time due to uncertainty over the timing of sale of existing containers and purchase of new containers.

Key sources of estimation uncertainty

Note 1(l) contains information about the assumptions and their risk factors relating to goodwill impairment. In note 20 detailed analysis is given of the foreign exchange exposure of the consolidated entity and risks in relation to foreign exchange movements.

Impairment of goodwill and intangibles with indefinite useful lives

The consolidated entity assesses whether goodwill and intangibles with indefinite useful lives are impaired at least annually in accordance with the accounting policy in note 14. These calculations involve an estimation of the recoverable amount of the cash-generating units to which the goodwill and intangibles with indefinite useful lives are allocated.

(w)	Correction of prior period errors

Where a material prior period error is discovered in a subsequent financial period such errors are corrected retrospectively by restating the comparative amounts for the prior periods presented in which the error occurred. If the error occurred before the earliest prior period presented, the opening balances of assets, liabilities and equity for the earliest prior period presented are restated.

In the year ended 30 June 2006 an error was identified in the originally issued financial statements for the year ended 30 June 2006 relating to the treatment of deferred tax assets and liabilities at 30 June 2006 and at the date of acquisition of Royal Wolf Trading Australia Limited on 24 December 2003, and the subsequent recognition of the impact of tax base step up elections under AASB112 Income Taxes on transition to Australian Equivalents to International Financial Reporting Standards at 1 January 2004. In addition, a trademark with a fair value of $398,000 subsumed within goodwill under previous GAAP has been reflected in the transition balance sheet at 1 January 2004 along with an associated deferred tax liability of $119,000. Accordingly, the opening balances at transition on 1 January 2004 have been amended and the impact of the adjustments reflected in the restated comparative information for the year ended 31 December 2004 and six months ended 30 June 2005 and restated current year information for the year ended 30 June 2006.

The impact of this is to reduce goodwill by $1,003,000, increase trademarks within intangible assets by $398,000 and reduce deferred tax liabilities by $605,000 at 1 January 2004, with no impact on retained earnings.

Australian Accounting Standards require any recognition of the benefit of deferred tax not recognised on a business combination entered into before the transition to AIFRS under the transition rules in AASB1 to be deducted from goodwill by means of a write off through the income statement. The goodwill impairment expense for the year ended 30 June 2006 is therefore increased by $907,000 (period ended 30 June 2005: $127,000; year

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

ended 31 December 2004: $547,000). The tax benefit in the year ended 30 June 2006 is reduced by $2,046,000 (period ended 30 June 2005: $29,000; year ended 31 December 2004: tax expense reduced by $519,000).

The impact on the balance sheet and income statement at and for the periods ended 30 June 2006, 30 June 2005 and 31 December is illustrated below

				Restated
		30 June		30 June
	Note	2006	Restatement	2006
		A$’000	A$’000	A$’000

Current assets		18,481	—	18,481

Other non-current assets		42,865	—	42,865
Deferred tax assets		127	(127)	—
Intangible assets		7,246	(2,186)	5,060

Total non current assets		50,238	(2,313)	47,925

Total assets		68,719	(2,313)	66,406

Total current liabilities		22,710	—	22,710

Deferred tax liability		—	824	824
Other non-current liabilities		38,043	—	38,043

Total non-current liabilities		38,043	824	38,867

Total liabilities		60,753	824	61,577

Net assets		7,966	(3,137)	4,829

Total equity		7,966	(3,137)	4,829

				Restated
		30 June		30 June
	Note	2006	Restatement	2006
		A$’000	A$’000	A$’000

Results from operating activities		3,563	(907)	2,656
Net financing costs		(3,512)	—	(3,512)

Profit/(loss) before tax		51	(907)	(856)
Income tax benefit		2,571	(2,046)	525

Profit/(loss) after tax		2,622	(2,953)	(331)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

				Restated
		30 June		30 June
	Note	2005	Restatement	2005
		A$’000	A$’000	A$’000

Current assets		12,594	—	12,594

Other non-current assets		30,351	—	30,351
Deferred tax assets		—	—	—
Intangible assets		5,486	(1,279)	4,207

Total non current assets		35,837	(1,279)	34,558

Total assets		48,431	(1,279)	47,152

Total current liabilities		11,807	—	11,807

Deferred tax liability		1,214	(1,095)	119
Other non-current liabilities		30,410	—	30,410

Total non-current liabilities		31,624	(1,095)	30,529

Total liabilities		43,431	(1,095)	42,336

Net assets		5,000	(184)	4,816

Total equity		5,000	(184)	4,816

				Restated
		30 June		30 June
	Note	2005	Restatement	2005
		A$’000	A$’000	A$’000

Results from operating activities		740	(127)	613
Net financing costs		(1,028)	—	(1,028)
Share of profit of associate		172	—	172

Loss before tax		(116)	(127)	(243)
Income tax benefit		59	(29)	30

Loss after tax		(57)	(156)	(213)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

				Restated
		31 December		31 December
	Note	2004	Restatement	2004
		A$’000	A$’000	A$’000

Current assets		9,167	—	9,167

Other non-current assets		25,708	—	25,708
Deferred tax assets		625	(625)	—
Intangible assets		5,667	(1,152)	4,515

Total non current assets		32,000	(1,777)	30,223

Total assets		41,167	(1,777)	39,390

Total current liabilities		14,190	—	14,190

Deferred tax liability		1,868	(1,749)	119
Other non-current liabilities		20,894	36	20,930

Total non-current liabilities		22,762	(1,713)	21,049

Total liabilities		36,952	(1,713)	35,239

Net assets		4,215	(64)	4,151

Total equity		4,215	(64)	4,151

				Restated
		31 December		31 December
	Note	2004	Restatement	2004
		A$’000	A$’000	A$’000

Results from operating activities		4,064	(547)	3,517
Net financing costs		(3,134)		(3,134)
Share of profit of associate		92	—	92

Profit before tax		1,022	(547)	475
Income tax benefit/(expense)		(515)	519	4

Profit after tax		507	(28)	479

2.	Segment information

The consolidated entity operates predominantly in one segment, being the sale and leasing of freight containers and container based storage and accommodation products and within one geographical segment, being Australia.

3.	Other income

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	12 Months	6 Months	12 Months
	A$’000	A$’000	A$’000

Net gain on disposal of property, plant and equipment	28	17	28
Bad debts recovered	7	1	3

	35	18	31

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

4.	Expenses

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	12 Months	6 Months	12 Months
	A$’000	A$’000	A$’000

Cost of sales	43,718	16,623	32,697

Other expenses
Operating lease payments	1,174	464	793
Sundry occupancy costs	143	48	77
Business promotion expenses	1,148	329	495
Travel & accommodation	859	416	676
IT & telecommunications	559	269	662
Bad & doubtful debts	234	91	55
Office supplies	435	208	321
Inventory write-down	146	97	34
Other	1,713	898	1,455

	6,411	2,820	4,568

5.	Auditors’ remuneration

	30 June	30 June	31 December
	2006	2005	2004
	12 Months	6 Months	12 Months
	A$’000	A$’000	A$’000

Audit services
Auditors of the Company
KPMG Australia
Audit and review of financial reports	99	95	73

Other services
Auditors of the Company
KPMG Australia
Other assurance services	—	18	—
Taxation services	20	—	35

	20	18	35

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

6.	Net financing costs

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	12 Months	6 Months	12 Months
	A$’000	A$’000	A$’000

Interest income	209	104	118
Net gain on remeasurement of interest rate swap at fair value through profit or loss	293	—	—
Net foreign exchange gain	50	325	—

Financial income	552	429	118

Interest expense	4,034	1,296	2,862
Net foreign exchange loss	—	—	390
Net loss on remeasurement of forward exchange contracts at fair value through profit or loss	30	—	—
Net loss on remeasurement of interest rate swap at fair value through profit or loss	—	161	—

Financial expenses	4,064	1,457	3,252

Net financing costs	3,512	1,028	3,134

7.	Income tax expense

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
Recognised in the Income Statement	12 Months	6 Months	12 Months
	A$’000	A$’000	A$’000

Current tax benefit
Current year	—	(30)	(4)
Adjustments for prior years	—	—	—

	—	(30)	(4)

Deferred tax expense
Origination and reversal of temporary differences	382	127	547
Benefit from utilisation of unrecognised deferred tax assets	(907)	(127)	(547)

	(525)	—	—

Total income tax benefit in income statement	(525)	(30)	(4)

Numerical reconciliation between tax expense and pre-tax net profit
Profit / (loss) before tax	(856)	(243)	479
Income tax using the domestic corporation tax rate of 30%	(256)	(73)	144
Increase in income tax expense due to:
Goodwill write off arising from benefit from deferred tax assets not recognized at date of previous business combinations	272	38	164
Non-deductible expenses	366	132	235
Decrease in income tax expense due to:
Benefit from utilisation of unrecognised deferred tax asset	(907)	(127)	(547)

Income tax benefit on pre-tax net profit	(525)	(30)	(4)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Deferred tax assets and liabilities

Recognised deferred tax assets and liabilities

Deferred tax assets and liabilities are attributable to the following:

	Assets			Liabilities			Net
	Restated	Restated	Restated	Restated	Restated	Restated	Restated	Restated	Restated
	2006	2005	2004	2006	2005	2004	2006	2005	2004
	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000

Property, plant and equipment	—	—		(1,997)	(572)	(321)	(1,997)	(572)	(321)
Interest bearing loans and borrowings	125	48	—	—	—	—	125	48	—
Employee benefits	368	276	214	—	—	—	368	276	214
Other items	65	270	410	(119)	(119)	(119)	(54)	151	291
Tax value of loss carry-forwards	734	885	731	—	—	—	734	885	731
Deferred tax valuation allowance	—	(907)	(1,034)	—	—	—	—	(907)	(1,034)

Tax assets / (liabilities)	1,292	572	321	(2,116)	(691)	(440)	(824)	(119)	(119)

Unrecognised deferred tax assets

Deferred tax assets have not been recognised in respect of the following:

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

Tax losses	—	885	731
Temporary differences	—	22	303

	—	907	1,034

Deferred tax assets were not recognised in respect of these tax losses and temporary differences on the basis that it was not probable that the RWA Holdings Pty Limited tax consolidated group would generate sufficient taxable profit for the losses to be utilised and the deferred tax assets would reverse in the same periods as deferred tax liabilities.

8.	Cash and cash equivalents

		Restated	Restated	Restated
		30 June	30 June	31 December
	Note	2006	2005	2004
		A$’000	A$’000	A$’000

Bank balances	20	777	695	3

Cash and cash equivalents		777	695	3
Bank overdrafts repayable on demand	16	(2,126)	—	(533)

Cash and cash equivalents in the statement of cash flows		(1,349)	695	(530)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

9.	Trade and other receivables

		Restated	Restated	Restated
		30 June	30 June	31 December
	Note	2006	2005	2004
		A$’000	A$’000	A$’000

Current
Trade receivables		9,298	6,637	6,136
Less: Impairment losses		(177)	(102)	(85)

		9,121	6,535	6,051
Receivables from related parties		—	74	89
Lease receivable	20	335	180	165
Loan to related entity		—	260	—
Fair value derivatives		132	—	—
Other receivables and prepayments		618	827	719

		10,206	7,876	7,024

Non-current
Lease receivable	20	775	839	934
Loan to related entity		—	—	260

		775	839	1,194

The loan to the related entity was non-interest bearing and was repaid on 30 March 2006.

10.	Inventories

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

Finished goods	6,979	3,740	2,140
Work in progress	519	283	—

	7,498	4,023	2,140

11.	Investments accounted for using the equity method

(a)	Investments in associates

The consolidated entity accounts for investments in associates using the equity method.

The consolidated entity had the following investment in associates:

Name of associate company:	Royal Wolf Hi-Tech Pty Limited
Principal activities:	Sale, hire and modification of containers
Reporting date:	30 June
Ownership interest:	100% (2005: 50%; 2004: 50%) On 30 March 2006, the remaining 50% in Royal Wolf Hi-Tech Pty Limited was acquired by Royal Wolf Trading Australia Pty Limited — refer to the acquisitions of subsidiaries note 24.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Royal Wolf Hi-Tech Pty Limited did not have any capital or other commitments contracted but not provided for or payable (including operating lease commitments) at 30 June 2005. Royal Wolf Hi-Tech Pty Limited did not have any contingent liabilities at 30 June 2005, 31 December 2004. The following is summarized financial information of Royal Wolf Hi-Tech Pty Limited:

	Restated	Restated
	30 June	31 December
	2005	2004
	A$’000	A$’000

Revenues (100%)	1,506	1,558
Gross profit (100%)	1,342	1,092
Pretax profit (100%)	491	262
Profit (100%)	344	184
Share of associates net profit recognised	172	92
Current assets (100%)	492	502
Noncurrent assets (100%)	1,180	938

Total assets (100%)	1,672	1,440

Current liabilities (100%)	644	852
Noncurrent liabilities (100%)	174	78

Total liabilities (100%)	818	930
Net assets as reported by associate (100%)	854	510
Share of associate’s net assets equity accounted	427	255
Results of associates
Carrying value of investment in associate at beginning of year	255	163
Share of associate profit before income tax	246	131
Share of income tax expense	(74)	(39)

Carrying value of investment in associate at end of year	427	255

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

12.	Property, plant and equipment

		Plant and
		Equipment,
		Fixtures
	Note	and Fittings
		A$’000

Cost
Balance at 1 January 2004 (restated)		1,151
Acquisitions		1,254
Disposals		(69)

Balance at 31 December 2004 (restated)		2,336

Balance at 1 January 2005 (restated)		2,336
Acquisitions		1,937
Disposals		(35)

Balance at 30 June 2005 (restated)		4,238

Balance at 1 July 2005 (restated)		4,238
Acquisitions		1,119
Acquisitions through business combinations	24	326
Disposals		(107)

Balance at 30 June 2006 (restated)		5,576

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Plant and
Equipment,
Fixtures and
Fittings
A$’000

Depreciation and impairment losses
Balance at 1 January 2004 (restated)	—
Depreciation charge for the period	(557)
Disposals	33

Balance at 31 December 2004 (restated)	(524)

Balance at 1 January 2005 (restated)	(524)
Depreciation charge for the period	(436)
Disposals	28

Balance at 30 June 2005 (restated)	(932)

Balance at 1 July 2005 (restated)	(932)
Depreciation charge for the period	(1,110)
Disposals	65

Balance at 30 June 2006 (restated)	(1,977)

Carrying amounts
At 1 January 2004 (restated)	1,151

At 31 December 2004 (restated)	1,812

At 1 January 2005 (restated)	1,812

At 30 June 2005 (restated)	3,306

At 1 July 2005 (restated)	3,306

At 30 June 2006 (restated)	3,599

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

13.	Container for hire fleet

	Note	A$’000

Cost
Balance at 1 January 2004 (restated)		17,451
Acquisitions		12,003
Transfers to inventory		(5,448)

Balance at 31 December 2004 (restated)		24,006

Balance at 1 January 2005 (restated)		24,006
Acquisitions		7,725
Transfers to inventory		(3,826)

Balance at 30 June 2005 (restated)		27,905

Balance at 1 July 2005 (restated)		27,905
Acquisitions		18,073
Acquisitions through business combinations	24	6,829
Transfers to inventory		(11,337)

Balance at 30 June 2006 (restated)		41,470

Depreciation and impairment losses
Balance at 1 January 2004 (restated)		—
Depreciation charge for the period		(2,408)
Transfers to inventory		849

Balance at 31 December 2004 (restated)		(1,559)

Balance at 1 January 2005 (restated)		(1,559)
Depreciation charge for the period		(1,272)
Transfers to inventory		705

Balance at 30 June 2005 (restated)		(2,126)

Balance at 1 July 2005 (restated)		(2,126)
Depreciation charge for the period		(1,978)
Transfers to inventory		1,125

Balance at 30 June 2006 (restated)		2,979

Carrying amounts
At 1 January 2004 (restated)		17,451

At 31 December 2004 (restated)		22,447

At 1 January 2005 (restated)		22,447

At 30 June 2005 (restated)		25,779

At 1 July 2005 (restated)		25,779

At 30 June 2006 (restated)		38,491

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

14.	Intangible assets

	Software	Goodwill	Trademarks	Other	Total
	A$’000	A$’000	A$’000	A$’000	A$’000

Cost
Balance at 1 January 2004 (restated)	944	581	398	—	1,923
Acquisitions through business combinations	—	3,500	—	—	3,500
Other acquisitions	70	—	—	—	70

Balance at 31 December 2004 (restated)	1,014	4,081	398	—	5,493

Balance at 1 January 2005 (restated)	1,014	4,081	398	—	5,493
Acquisitions	25	—	—	—	25

Balance at 30 June 2005 (restated)	1,039	4,081	398	—	5,518

Balance at 1 July 2005 (restated)	1,039	4,081	398	—	5,518
Acquisitions through business combinations	—	1,749	—	—	1,749
Other acquisitions	133	—	—	363	496

Balance at 30 June 2006 (restated)	1,172	5,830	398	363	7,763

Amortisation and impairment losses
Balance at 1 January 2004 (restated)	—	—	—	—	—
Amortisation for the period	(431)	—	—	—	(431)
Write off on utilisation of unrecognised tax assets arising from business combinations prior to transition to AIFRS	—	(547)	—	—	(547)

Balance at 31 December 2004 (restated)	(431)	(547)	—	—	(978)

Balance at 1 January 2005 (restated)	(431)	(547)	—	—	(978)
Amortisation for the period	(206)	—	—	—	(206)
Write off on utilisation of unrecognised tax assets arising from business combinations prior to transition to AIFRS	—	(127)	—	—	(127)

Balance at 30 June 2005 (restated)	(637)	(674)	—	—	(1,311)

Balance at 1 July 2005 (restated)	(637)	(674)	—	—	(1,311)
Amortisation for the period	(464)	—	—	(21)	(485)
Write off on utilisation of unrecognised tax assets arising from business combinations prior to transition to AIFRS	—	(907)	—	—	(907)

Balance at 30 June 2006 (restated)	(1,101)	(1,581)	—	(21)	(2,703)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

	Software	Goodwill	Trademarks	Other	Total
	A$’000	A$’000	A$’000	A$’000	A$’000

Carrying amounts
At 1 January 2004 (restated)	944	581	398	—	1,923

At 31 December 2004 (restated)	583	3,534	398	—	4,515

1 January 2005 (restated)	583	3,534	398	—	4,515

30 June 2005 (restated)	402	3,407	398	—	4,207

1 July 2005 (restated)	402	3,407	398	—	4,207

30 June 2006 (restated)	71	4,249	398	342	5,060

Goodwill

Goodwill acquired has been allocated to one single cash generating unit, being the consolidated entity. Goodwill is not amortised but tested for impairment annually using the value in use model. Goodwill arose through the purchase of Royal Wolf Trading Australia Pty Limited from Triton Containers International Limited in 2003, and through the purchases of Royal Wolf Hi-Tech Pty Limited, and the business and assets of Cape Containers Pty Limited and Australian Container Network Pty Limited (refer Note 24).

The recoverable amount of the RWA Holdings Pty Limited cash-generating unit is based on value in use calculations. Those calculations use cash flow projections based on actual operating results and the 5 year budget. Cash flows for a further 5-year period are extrapolated using a 5% growth rate, which the directors consider appropriate because this is a long-term business. A pre-tax discount rate of 13.7% has been used in discounting the projected cash flows.

Software

Software assets are capitalised at cost. This intangible asset has been assessed as having a finite useful life, and is amortised using the straight-line method over a period of 3 years (refer accounting policy (h)(iv)).

Trademarks

Trademarks are capitalised at cost and have been assessed as having an indefinite useful life and are tested for impairment at each period end.

Other

Other assets are capitalised at cost. This intangible asset has been assessed as having a finite useful life, and is amortised using the straight-line method over a period of 5 years (refer accounting policy (h)(iv)).

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

15.	Trade and other payables

		Restated	Restated	Restated
		30 June	30 June	31 December
	Note	2006	2005	2004
		A$’000	A$’000	A$’000

Trade payables		10,565	5,870	4,023
Other payables		1,349	1,708	1,611
Unearned revenue		565	489	470
Deferred consideration for controlled entity		—	—	3,500
Fair value derivative	20	30	161	—
Related party — other payable		—	—	1,926

		12,509	8,228	11,530

16.	Interest bearing loans and borrowings

This note provides information about the contractual terms of the consolidated entity’s interest bearing loans and borrowings. For more information about the consolidated entity’s exposure to interest rate and foreign currency risk, refer note 20.

		Restated	Restated	Restated
		30 June	30 June	31 December
	Note	2006	2005	2004
		A$’000	A$’000	A$’000

Current liabilities
Bank overdraft	8	2,126	—	533
Current portion of bank loans		5,831	1,939	—
Other loans		73	20	343
Current portion of finance lease liabilities		909	819	549

		8,939	2,778	1,425

Non-current liabilities
Bank loan		18,099	22,364	14,489
Non-convertible notes		10,898	—	—
B class notes		6,654	5,422	4,051
Finance lease liabilities		1,543	2,389	2,074

		37,194	30,175	20,614

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Financing facilities

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

Bank overdraft	1,020	2,000	1,000
Invoice financing facility	7,500	—	—
Secured bank loans	42,962	29,280	30,800

	51,482	31,280	31,800

Facilities utilised at reporting date
Bank overdraft	934	—	533
Invoice financing facility	1,192	—	—
Secured bank loans	35,349	24,303	14,489

	37,475	24,303	15,022

Facilities not utilised at reporting date
Bank overdraft	86	2,000	467
Invoice financing facility	6,308	—	—
Secured bank loans	7,613	4,977	16,311

	14,007	6,977	16,778

Financing arrangements

Bank overdrafts

The bank overdrafts of the consolidated entity are secured by a floating charge over the consolidated entity’s assets. Interest on bank overdrafts is charged at the prevailing market rates.

Invoice financing facility

The invoice finance facility of the consolidated entity is a facility whereby funds are made available based on a percentage of debtors outstanding net of any disallowed debts. The facility is secured by a floating charge over the debtors ledger. Interest is charged at the bank’s prime rate plus 1.65%.

Bank loans

Bank loans are denominated in Australian dollars. The bank loans amount in current liabilities comprises the portion of the consolidated entity’s bank loan payable within one year. The non-current bank loans are payable on or before 2010 on an equal instalment basis, and are subject to annual review. The loans bear interest at the Australian bank bill reference rate (“BBSW”) plus 1.10% - 1.35% (2005: 1.10%, 2004: 1.35%), payable monthly. Bank loans are secured by lease assets in the container fleet with a written down value of $18,143,000 (2005: $7,994,000, 2004: Nil) and are due and payable over the next five years. In the event of default, the assets revert to the bank.

Finance leases and hire purchase contracts

The consolidated entity’s lease liabilities are secured by the leased assets of $526,000 (2005: $601,000, 2004: 638,000). In the event of default, the assets revert to the lessor.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

B class notes

Holders of B Class Notes are entitled to receive cumulative interest of 15% per annum on the issue price of their notes. These notes do not give their holders any voting rights at shareholders’ meetings.

In the event of winding up of the Company, the holders of B Class Notes rank above all shareholders, but not the holders of non-convertible notes and are entitled to the proceeds of liquidation only to the extent of the face value of the notes and any accumulated interest.

Non-convertible notes

Holders of Non-convertible notes are entitled to receive cumulative interest of 15% per annum on the issue price of their notes. These notes do not give their holders any voting rights at shareholders’ meetings.

In the event of winding up of the Company, the holders of non-convertible notes rank above all shareholders and are entitled to the proceeds of liquidation only to the extent of the face value of the notes and any accumulated interest.

Finance lease liabilities

Finance lease liabilities of the consolidated entity are payable as follows:

	2006			2005			2004
	Restated			Restated			Restated
	Minimum			Minimum			Minimum
	Lease			Lease			Lease
	Payments	Interest	Principal	Payments	Interest	Principal	Payments	Interest	Principal
	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000

Less than one year	1,096	187	909	1,081	262	819	770	221	549
Between one and five years	1,640	97	1,543	2,666	277	2,389	2,342	268	2,074
More than five years	—	—	—	—	—	—	—	—	—

	2,736	284	2,452	3,747	539	3,208	3,112	489	2,623

The consolidated entity has finance leases and hire purchase contracts for various motor vehicles, containers and other assets. These leases have no terms of renewal or purchase options nor escalation clauses.

Under the terms of the Facility Agreement with Australia and New Zealand Banking Group Limited the consolidated entity undertakes to ensure compliance with covenants in relation to various financial ratios including consolidated interest cover; consolidated reworked adjusted gearing; and consolidated debt service cover.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

17.	Employee benefits

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

Current
Liability for annual leave	775	801	444
Liability for long service leave	187	—	—

	962	801	444

Non Current
Liability for long service leave	257	119	272
Cash settled transactions	310	108	36

	567	227	308

Total employee benefits	1,529	1,028	752

Defined contribution superannuation funds

The consolidated entity makes contributions to a defined contribution superannuation fund. The amount recognised as an expense was $789,000 for the financial year ended 30 June 2006 (2005: $321,000 (6 months), 2004: $613,000 (12 months)).

Share based payments

The consolidated entity has an employee share option plan (ESOP) for the granting of non-transferable options to certain key management personnel and senior employees with more than twelve months’ service at the grant date.

Options issued under the ESOP will vest in accordance with time frames specified individually per director or senior executive. No other conditions are precedent to the options vesting.

Other relevant terms and conditions applicable to the options granted under the ESOP include

•	the exercise price for the options is nil for most employees, with one employee having options exercisable at $0.50 per share

•	the options expire on the expiry date or the termination date of the employee, whichever is the earlier

•	upon exercise, the nil price and $0.50 options will be settled in the unissued ordinary shares of RWA Holdings Pty Limited

•	the nil price options can be settled in cash at the option of the company or the holder and are only exercisable on an exercising or realisation event (see below)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

The number and weighted average exercise prices of share options is as follows:

	Weighted						Weighted
	Average			Weighted			Average
	Exercise		Number of	Average		Number of	Exercise		Number of
	Price		Options	Exercise Price		Options	Price		Options
	12 Months		12 Months	6 Months		6 Months	12 Months		12 Months
	2006		2006	2005		2005	2004		2004

Outstanding at the beginning of the period	A$	0.08	438,582	A$	0.08	452,982		N/A	—
Granted during the period		—	17,682		—	—	A$	0.08	452,982
Cancelled during the period		—	(17,865)		—	—		—	—
Exercised during the period	A$	0.50	(14,400)	A$	0.50	(14,400)		—	—
Expired during the period		—	—		—	—		—	—

Outstanding at the end of the period	A$	0.08	423,999	A$	0.08	438,582	A$	0.08	452,982

Exercisable at the end of the period		—	212,929		—	126,832		—	144,697

The outstanding balance at 30 June 2006 is represented by:

•	363,117 options over ordinary shares with an exercise price of nil, exercisable as above until 31 August 2014, or earlier as appropriate

•	43,200 options over ordinary shares with an exercise price of $0.50, exercisable as above until 17 May 2009, or earlier as appropriate

•	17,682 options over ordinary shares with an exercise price of nil, exercisable as above until 19 Aug 2015, or earlier as appropriate

The expiry dates for the share options outstanding at 30 June 2006 is between 3 and 9 years (2005: 4 and 9 years).

The nil price options if vested can be converted to ordinary shares in the company in the event of the issuance of a prospectus for the public listing of the company (an “exercising event”) or the sale of the company (a “realisation event”). Both the company and the holder have the option of settling the options in cash based on the issue price or market value of shares in the company.

During the year ended 30 June 2006, 17,682 options (2005: Nil, 2004: 452,982) were granted over ordinary shares.

During year ended 30 June 2006, 14,400 options (2005: 14,400, 2004: Nil) were exercised over ordinary shares already on issue.

During year ended 30 June 2006, 17,865 options (2005: Nil, 2004: Nil) were cancelled over ordinary shares.

The fair value of the options granted is measured using a binomial option pricing method, taking into account the terms and conditions upon which the options were granted. The amount recognised as an expense is adjusted to reflect the actual number of share options that vest. The volatility of the asset value is based upon the volatility of listed companies with a similar profile to the consolidated entity.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Fair value of share options and assumptions:

	Key Mgmt		Key Mgmt		Key Mgmt
	Personnel		Personnel		Personnel
	30 June		30 June		31 December
	2006		2005		2004

Fair value at measurement date	A$	1.086	A$	0.695	A$	0.575

Share value	A$	1.25	A$	0.77	A$	0.65
Weighted average exercise price	A$	0.08	A$	0.08	A$	0.08
Expected volatility (based on volatility of similar but listed organisations)		29.7%		28.8%		28.1%
Option life (based on date options are expected to be exercised)		2.25 yrs		3.25 years		3.75 years
Risk free rate (based on Australian Government Bonds)		5.79%		5.10%		5.16%

18.	Provisions

	Leasehold
	Makegood	Deferred
	Costs	Consideration	Total
	A$’000	A$’000	A$’000

Balance at 1 January 2004 (restated)	—	—	—
Provisions made during the year	8	—	8

Balance at 31 December 2004 (restated)	8	—	8

Balance at 1 January 2005 (restated)	8	—	8
Provisions made during the year	—	—	—

Balance at 30 June 2005 (restated)	8	—	8

Balance at 1 July 2005 (restated)	8	—	8
Provisions made during the year	—	574	574

Balance at 30 June 2006 (restated)	8	574	582

Balance at 30 June 2006 (restated)
Current	—	300	300
Non-current	8	274	282

	8	574	582

Leasehold makegood costs

An obligation exists to restore a leasehold site after a fit-out at the head office location in Hornsby. The basis for accounting is set out in note (o) of the significant accounting policies.

The expected cost for the restoration is estimated at $10,000, and is expected to occur in 2009. This amount has been discounted using Australian government bond rates with similar maturities (2006: 5.8%, 2005: 5.2%, 2004: 5.2%).

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Deferred consideration

Deferred purchase consideration consists of consideration relating to the purchase of the business and assets of Australian Container Network Pty Limited.

For further information on the acquisition of Australian Container Network Pty Limited refer note 24.

19.	Capital and reserves

Reconciliation of movement in capital and reserves attributable to equity holders of the parent

		Retained
		Earnings/	Asset
	Share	Accumulated	Revaluation	Total
	Capital	Losses	Reserve	Equity
	A$’000	A$’000	A$’000	A$’000

Balance at 1 January 2004 (restated)	3,672	—	—	3,672
Total recognised income and expense	—	479	—	479

Balance at 31 December 2004 (restated)	3,672	479	—	4,151

Balance at 1 January 2005 (restated)	3,672	479	—	4,151
Call on issued shares	878	—	—	878
Total recognised income and expense	—	(213)	—	(213)

Balance at 30 June 2005 (restated)	4,550	266	—	4,816

Balance at 1 July 2005 (restated)	4,550	266	—	4,816
Total recognised income and expense	—	(331)	—	(331)
Revaluation of assets on acquisition of controlled entity	—	—	344	344

Balance at 30 June 2006 (restated)	4,550	(65)	344	4,829

Share capital

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

2,160,000 Ordinary Shares	1,080	1,080		1,080
4,322,590 A Class Shares	3,470	3,470		2,592
100 Class C Shares	—	—		—

	4,550	4,550		3,672

Movement in A Class Shares paid up value		No. ’000	A$	’000

At 1 January 2005		4,323		2,592
During 2005, the consolidated entity took up a call of 20.3 cents per share		—		878

At 30 June 2005		4,323		3,470

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Terms and conditions

Ordinary Shares

Holders of Ordinary Shares rank pari passu with the A Class Shares in the declaration and payment of dividends and are entitled to one vote per share at shareholders’ meetings.

In the event of winding up of the Company, ordinary shareholders rank after all other shareholders and creditors and are fully entitled to any proceeds of liquidation.

A Class Shares

Holders of A Class Shares rank pari passu with Ordinary shares in the declaration and payment of dividends and are entitled to one vote per share at shareholders’ meetings limited to 50% of the votes to be cast by shareholders.

In the event of winding up of the Company, A Class shareholders rank above ordinary shareholders and are fully entitled to the greater of any proceeds of liquidation and an amount equal to the issue price of the A Class Shares.

C Class Shares

Holders of C Class Shares are not entitled to receive any dividends prior to conversion to ordinary shares. The C Class shares shall not entitle the holder to a vote prior to conversion to ordinary shares. The C Class shares shall not entitle the holder to any proceeds on liquidation prior to conversion to ordinary shares.

The Company’s C Class shares are not transferable and will convert into ordinary shares in the event that all criteria specified in the shareholders’ agreement are satisfied, subject to the B Class Note holders receiving their return. The number of ordinary shares received on conversion of each C Class share is determined by reference to a profit formula.

20.	Financial instruments

Exposure to credit, interest rate and currency risks arises in the normal course of the consolidated entity’s business. Derivative financial instruments are used to hedge exposure to fluctuations in foreign exchange rates and interest rates.

Credit risk

The consolidated entity trades only with recognised, creditworthy third parties.

It is the consolidated entity’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures.

In addition, receivable balances are monitored on an ongoing basis with the result that the consolidated entity’s exposure to bad debts is not significant.

For transactions that are not denominated in the measurement currency of the relevant operating unit, the consolidated entity does not offer credit terms without the specific approval of the Head of Credit Control.

With respect to credit risk arising from the other financial assets of the consolidated entity, which comprise cash and cash equivalents, available-for-sale financial assets and certain derivative instruments, the consolidated entity’s exposure to credit risk arises from default of the counter party, with a maximum exposure equal to the

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

carrying amount of these instruments. As the counter party for derivative instruments is nearly always a bank, the Board has assessed this as a low risk.

There are no significant concentrations of credit risk within the consolidated entity.

Interest rate risk

The consolidated entity’s exposure to market risk for changes in interest rates relates primarily to its long-term debt obligations.

The consolidated entity’s policy is to manage its interest cost using a mix of fixed and variable rate debt.

To manage this mix in a cost-efficient manner, the consolidated entity enters into interest rate swaps, in which the consolidated entity agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. These swaps are designated to hedge changes in the interest rate of its commercial bill liability. The secured loan and interest rate swap have the same critical terms, including expiry dates. All movements in the fair values of these hedges are taken directly to the income statement.

At 30 June 2006, after taking into account the effect of interest rate swaps, 80.2% (2005: 72.7%, 2004: 97.6%) of the consolidated entity’s borrowings are at a fixed rate of interest.

Effective interest rates and repricing analysis

In respect of income-earning financial assets and interest-bearing financial liabilities, the following table indicates their effective interest rates at the balance sheet date and the periods in which they reprice.

		Effective
		Interest
		Rate	< 1	1-2	2-5	>5
30 June 2006 (Restated)	Note	%	Year	Years	Years	Years	Total
			A$’000	A$’000	A$’000	A$’000	A$’000

Fixed rate
Lease receivable	9	18.1%	335	380	395	—	1,110
Finance lease liabilities	16	9.0%	(909)	(1,104)	(439)	—	(2,452)
Other loans	16	4.2%	(73)	—	—	—	(73)
Non-convertible notes	16	15.0%	—	—	—	(10,898)	(10,898)
B class notes	16	15.0%	—	—	—	(6,654)	(6,654)
Variable rate
Cash and cash equivalents	8	3.3%	777	—	—	—	777
Bank loans	16	BBSW + 1.10%	(4,396)	(1,665)	(10,737)	—	(16,798)
Interest rate swap	9	6.0%	132	—	—	—	132
Bank overdrafts	16	BBSW + 1.65%	(2,126)	—	—	—	(2,126)
Commercial bills	16	6.9%	(1,367)	(1,425)	(4,340)	—	(7,132)

			(7,627)	(3,814)	(15,121)	(17,552)	(44,114)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

		Effective
		Interest
		Rate	< 1	1-2	2-5	>5
30 June 2005 (Restated)	Note	%	Year	Years	Years	Years	Total
			A$’000	A$’000	A$’000	A$’000	A$’000

Fixed rate
Lease receivable	9	18.1%	180	216	623	—	1,019
Finance lease liabilities	16	9.2%	(819)	(893)	(1,496)	—	(3,208)
Other loans	16	3.8%	(20)	—	—	—	(20)
B class notes	16	15.0%	—	—	—	(5,422)	(5,422)
Variable rate
Cash and cash equivalents	8	3.5%	695	—	—	—	695
Bank loans	16	BBSW + 1.10%	(859)	(869)	(7,336)	—	(9,064)
Commercial bills	16	5.7%	(1,080)	(3,980)	(10,179)	—	(15,239)
Interest rate swap	15	5.9%	(161)	—	—	—	(161)

			(2,064)	(5,526)	(18,388)	(5,422)	(31,400)

		Effective
		Interest
		Rate	<1	1-2	2-5	>5
31 December 2004 (Restated)	Note	%	Year	Years	Years	Years	Total
			A$’000	A$’000	A$’000	A$’000	A$’000

Fixed rate
Lease receivable	9	18.1%	165	197	737	—	1,099
Finance lease liabilities	16	9.2%	(549)	(677)	(1,397)	—	(2,623)
Other loans	16	3.8%	(343)	—	—	—	(343)
B class notes	16	15.0%	—	—	—	(4,051)	(4,051)
Variable rate
Cash and cash equivalent	8	3.51%	3	—	—	—	3
Bank overdraft	8	ANZ Ref Rate — 1.0%	(533)	—	—	—	(533)
Commercial bills	16	5.7%	—	(3,479)	(11,010)	—	(14,489)

			(1,257)	(3,959)	(11,670)	(4,051)	(20,937)

Foreign currency risk

The consolidated entity has transactional currency exposures. Such exposure arises from sales or purchases in currencies other than the unit’s measurement currency. The currency giving rise to this risk is primarily U.S. Dollars.

The consolidated entity has a bank account denominated in US Dollars, into which customers pay their debts. This is a natural hedge against fluctuations in the exchange rate. The funds are then used to pay suppliers, avoiding the need to convert to Australian dollars.

The consolidated entity uses forward currency contracts and options to eliminate the currency exposures on the majority of its transactions denominated in foreign currencies, either by transaction if the amount is significant, or

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

on a general cash flow hedge basis. The forward currency contracts and options are always in the same currency as the hedged item.

It is the consolidated entity’s policy to negotiate the terms of the hedge derivatives to match the terms of the hedged item to maximise hedge effectiveness. At 30 June 2006, the consolidated entity had hedged 100% of its foreign currency purchases for which firm commitments existed at the balance sheet date, extending to November 2006.

Forecasted transactions

The consolidated entity classifies its forward exchange contracts hedging forecasted transactions as cash flow hedges and states them at fair value. The net fair value of forward exchange contracts used as hedges of forecasted transactions at 30 June 2006 was nil (2005: nil, 2004: nil). The Company does not have any forward exchange contracts hedging forecasted transactions.

Recognised assets and liabilities

Changes in the fair value of forward exchange contracts that economically hedge monetary assets and liabilities in foreign currencies and for which no hedge accounting is applied are recognised in the income statement. Both the changes in fair value of the forward contracts and the foreign exchange gains and losses relating to the monetary items are recognised as part of ’net financing costs’ (see note 6). The fair value of forward exchange contracts used as economic hedges of monetary assets and liabilities in foreign currencies at 30 June 2006 was $30,493 (2005: nil) for the consolidated entity recognised in fair value derivatives.

Sensitivity analysis

In managing interest rate and currency risks the consolidated entity aims to reduce the impact of short-term fluctuations on the consolidated entity’s earnings. Over the longer-term, however, permanent changes in foreign exchange and interest rates would have an impact on consolidated earnings.

At 30 June 2006, it is estimated that a general increase of one percentage point in interest rates would decrease the consolidated entity’s profit before tax by approximately $93,000 (2005: $12,000, 2004: $5,000). Interest rate swaps have been included in this calculation.

It is estimated that a general increase of one percentage point in the value of the AUD against other foreign currencies would have decreased the consolidated entity’s profit before tax by approximately $307,000 for the year ended 30 June 2006 (2005: $122,000, 2004: $113,000), based on the actual transactions incurred in U.S. Dollars. The forward exchange contracts have been included in this calculation.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Fair values

The fair values together with the carrying amounts shown in the balance sheet are as follows:

		Carrying		Carrying		Carrying
		Amount	Fair Value	Amount	Fair Value	Amount	Fair Value
		Restated	Restated	Restated	Restated	Restated	Restated
		30 June	30 June	30 June	30 June	31 December	31 December
	Note	2006	2006	2005	2005	2004	2004
		A$’000	A$’000	A$’000	A$’000	A$’000	A$’000

Cash and cash equivalents	8	777	777	695	695	3	3
Trade and other receivables	9	9,739	9,739	7,362	7,362	6,770	6,770
Receivable from related party	9	—	—	74	74	89	89
Lease receivable	9	1,110	1,110	1,019	1,019	1,099	1,099
Loan to related entity	9	—	—	260	260	260	260
Interest rate swap	9	132	132	(161)	(161)	—	—
Bank overdraft	16	(2,126)	(2,126)	—	—	(533)	(533)
Trade and other payables	15	(12,479)	(12,479)	(8,067)	(8,067)	(11,530)	(11,530)
Other loan	16	(73)	(73)	(20)	(20)	(343)	(343)
Finance lease liabilities	16	(2,452)	(2,452)	(3,208)	(3,208)	(2,623)	(2,623)
Bank loans	16	(18,838)	(18,838)	(9,064)	(9,064)	—	—
Commercial bills	16	(5,092)	(5,092)	(15,239)	(15,239)	(14,489)	(14,489)
Forward exchange contracts	15	(30)	(30)	—	—	—	—
Non-convertible notes	16	(10,898)	(10,898)	—	—	—	—
B class notes	16	(6,654)	(6,654)	(5,422)	(5,422)	(4,051)	(4,051)

		(46,884)	(46,884)	(31,771)	(31,771)	(25,348)	(25,348)

Estimation of fair values

The following summarises the major methods and assumptions used in estimating the fair values of financial instruments reflected in the table.

Derivatives

Forward exchange contracts and options are marked to market by discounting the contractual forward price and deducting the current spot rate. For interest rate swaps broker quotes are used. Those quotes are back tested using pricing models or discounted cash flow techniques.

Where discounted cash flow techniques are used, estimated future cash flows are based on management’s best estimates and the discount rate is a market related rate for a similar instrument at the balance sheet date. Where other pricing models are used, inputs are based on market related data at the balance sheet date.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Interest-bearing loans and borrowings

Fair value is calculated based on discounted expected future principal and interest cash flows.

Finance lease liabilities

The fair value is estimated as the present value of future cash flows, discounted at interest rates implicit in the relevant lease agreements. These implicit interest rates are in line with current market rates.

Trade and other receivables/payables

For receivables / payables with a remaining life of less than one year, the notional amount is deemed to reflect the fair value. All other receivables / payables are discounted to determine the fair value.

Interest rates used for determining fair value

The entity uses the government yield curve as of 30 June 2006 plus an adequate constant credit spread to discount financial instruments. The interest rates used are as follows:

	30 June	30 June	31 December
	2006	2005	2004

Derivatives	6.0%	6.0%	N/A
Loans and borrowings	4.2% - 15.0%	3.8% - 15.0%	3.8% - 15.0%
Leases	9.0%	9.2%	9.2%
Receivables	18.1%	18.1%	18.1%

21.	Operating leases

Leases as lessee

The consolidated entity leases various office equipment and other facilities under operating leases. The leases have an average period of between one and four years, some with an option to renew the lease after that period. None of the leases includes contingent rentals. There are no restrictions placed upon the lessee by entering into these leases.

During the financial year ended 30 June 2006, $1,174,000 was recognised as an expense in the income statement in respect of operating leases (2005 (restated): $464,000, 2004 (restated): $793,000)

Non-cancellable operating lease rentals are payable as follows:

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

Less than one year	2,602	2,323	2,549
Between one and five years	2,576	1,725	2,004
More than five years	452	—	—

	5,630	4,048	4,553

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Leases as lessor

The consolidated entity leases containers on a daily basis in the ordinary course of business. These leases can vary in length from a minimum hire period of 30 days to up to five years and longer.

These non-cancellable operating leases have maturities of between 1 and 2 years. All leases include a clause to enable upward revision of the rental charge.

The consolidated entity has no other lessor relationships apart from those relating the rental of containers.

The future minimum lease payments under non-cancellable leases are as follows:

	30 June	30 June	31 December
	2006	2005	2004
	A$’000	A$’000	A$’000

Less than one year	493	165	52
Between one and five years	917	1	—
More than five years	—	—	—

	1,410	166	52

During the financial year ended 30 June 2006, $21,290,000 was recognised as income from the hire of containers in the income statement in respect of operating leases (2005: $9,339,000, 2004: $16,756,000).

22.	Capital and other commitments

There were no other commitments or contingencies of the consolidated entity for capital or otherwise not already disclosed elsewhere in the financial statements.

23.	Consolidated entities

		County of	Ownership Interest
Subsidiaries	Note	Incorporation	2006	2004 - 2005

Royal Wolf Trading Australia Pty Limited		Australia	100%	100%
Royal Wolf Hi-Tech Pty Limited	24	Australia	100%	50%

RWA Holdings Pty Limited is the ultimate Australian parent entity and ultimate parent entity of the consolidated entity.

24.	Acquisitions of subsidiaries

During the year the consolidated entity acquired the following businesses:

•	Royal Wolf Hi-Tech Pty Limited

•	Australian Container Network Pty Ltd

•	Cape Containers Pty Limited

On 30 March 2006, the consolidated entity acquired the remaining 50% of the shares in Royal Wolf Hi-Tech Pty Limited which it did not already own for $839,000 satisfied in cash. The company sells, hires and modifies containers. In the three months to 30 June 2006 the subsidiary contributed net loss of $26,000 to the consolidated net profit for the year. If the acquisition had occurred on 1 July 2005, consolidated entity revenue would have been $69,563,000 (unaudited) and net loss would have been $409,000 (unaudited). The consolidated entity previously

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

acquired the initial 50% shares in Royal Wolf Hi-Tech Pty Limited. Goodwill of $132,000 has been recognised in respect of this initial acquisition.

On 16 December 2005, the consolidated entity acquired the business and assets of Cape Containers Pty Limited for $820,000 satisfied in cash. The company sells, and hires shipping containers. In the six months to 30 June 2006 the subsidiary contributed net profit of $92,000 to the consolidated net profit for the year. If the acquisition had occurred on 1 July 2005, consolidated entity revenue would have been $67,962,000 (unaudited) and net loss would have been $264,000 (unaudited).

On 28 April 2006, the consolidated entity acquired the business and assets of Australian Container Network Pty Ltd for $5.5 million, of which $4.9 million was satisfied in cash. The consolidated entity has recognised a provision for the $0.6 million deferred consideration extending to August 2007. The company sells and hires containers. In the two months to 30 June 2006 the subsidiary contributed net profit of $67,000 to the consolidated net profit for the year. If the acquisition had occurred on 1 July 2005, consolidated entity revenue would have been $71,222,000 (unaudited) and net profit would have been $4,000 (unaudited).

The acquisitions had the following effect on the consolidated entity’s assets and liabilities.

Acquiree’s net assets at the acquisition date

		Royal Wolf Hi-Tech			Australian Container Network			Cape Containers
			Fair			Fair			Fair
		Recog-	Value		Recog-	Value		Recog-	value
		nised	Adjust-	Carrying	nised	Adjust-	Carrying	nised	Adjust-	Carrying
	Note	Values	ments	Amounts	Values	ments	Amounts	Values	ments	Amounts
		A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000	A$’000

Property, plant and equipment		129	31	98	195	23	172	2	—	2
Container hire fleet		1,768	742	1,026	4,416	2,707	1,709	645	169	476
Inventories		105	31	74	555	169	386	—	—	—
Trade and other receivables		232	—	232	—	—	—	—	—	—
Cash and cash equivalents		100	—	100	—	—	—	—	—	—
Interest-bearing loans and borrowings		(501)	—	(501)	—	—	—	—	—	—
Deferred tax liability		(241)	(241)	—	(870)	(870)	—	(51)	(51)	—
Trade and other payables		(243)	—	(243)	—	—	—	(18)	—	(18)

Net identifiable assets and liabilities		1,349	563	786	4,296	2,029	2,267	578	118	460

Goodwill on acquisitions	14	298			1,209			242
Consideration paid, satisfied in cash*		839			4,931			820
Deferred consideration accrued		—			574			—
Cash (acquired)		(100)			—			—

Net cash outflow		739			4,931			820

*	Includes legal fees amounting to $105,000

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Goodwill has arisen on the acquisitions because of customer relationships that did not meet the criteria for recognition as an intangible asset at the date of acquisition.

25.	Reconciliation of cash flows from operating activities

		Restated	Restated	Restated
		30 June	30 June	31 December
		2006	2005	2004
	Note	12 Months	6 Months	12 Months
		A$’000	A$’000	A$’000

Cash flows from operating activities
Profit/(loss) for the period		(331)	(213)	479
Adjustments for:
Gain on sale of property, plant and equipment		(28)	(17)	(28)
Foreign exchange (gain) / loss		(50)	(325)	390
Unrealised loss on forward exchange contracts		30	—	—
Unrealised gain on interest rate swap		(293)	—	—
Depreciation and amortisation		4,480	2,041	3,943
Share of associates net profit		—	(172)	(92)
Investment income		(209)	(104)	(118)
Interest expense		4,034	1,457	3,252
Income tax (benefit) / expense		(525)	(30)	(4)
Cash settled share based payment expenses		203	72	36

Operating profit before changes in working capital and provisions		7,311	2,709	7,858
(Increase) / decrease in trade and other receivables		(2,377)	(592)	(1,325)
(Increase) / decrease in inventories		6,611	(452)	3,910
Increase / (decrease) in trade and other payables		4,412	1,963	(3,747)
Increase / (decrease) in provisions and employee benefits		1,075	276	44

		17,032	3,904	6,740
Interest (paid)/received		(3,041)	(1,270)	(1,721)
Income taxes paid		—	(759)	781

Net cash from operating activities		13,991	1,875	5,800

26.	Related parties

Transactions with key management personnel

No director has entered into a material contract with the Company or the consolidated entity and there were no material contracts involving directors’ interests.

In addition to their salaries, the consolidated entity also provides non-cash benefits to key management personnel. Executive directors also participate in the consolidated entity’s share option plan (refer Note 17).

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

Key management personnel compensation

The key management personnel compensations included in “employee benefits expense” in the income statements are as follows:

	Restated	Restated	Restated
	30 June	30 June	31 December
	2006	2005	2004
	12 Months	6 Months	12 Months
	A$	A$	A$

Short-term employee benefits	1,613,765	932,509	1,342,148
Other long term benefits	—	—	—
Post-employment benefits	175,040	98,820	148,107
Termination benefits	—	—	—
Share based payment	92,675	31,243	17,643

	1,881,480	1,062,572	1,507,898

Non-key management personnel disclosures

Identity of related parties

The Consolidated entity has a related party relationship with its associates (see note 11), and with its key management personnel.

Associates

During the financial year ended 30 June 2005, associates purchased goods from the consolidated entity in the amount of $549,852 and sold goods to the consolidated entity in the amount of $4,576 and at 30 June 2005 associates owed the consolidated entity $334,021. Transactions with associates are priced on an arm’s length basis. During the financial year ended 30 June 2006, the consolidated entity repaid a loan of $260,000 received from one of its associates. No dividends were received from associates in the 2006 or 2005 financial year.

Other related parties

Key management personnel related parties

A number of key management persons of the Company, or their related parties, hold positions in other entities that result in them having control or significant influence over the financial or operating policies of these entities.

A number of these entities transacted with the Company or its subsidiaries in the reporting period. The terms and conditions of the transactions with the other related parties were no more favourable than those available, or which might reasonably be expected to be available, on similar transactions to non-key management personnel related entities on an arm’s length basis.

The aggregate amounts recognised during the year relating to other related parties were as follows:

Key Management Person				30 June	30 June	31 December
Related Party	Transaction	Note		2006	2005	2004
				A$	A$	A$

RW Logistic Pty Limited	Sales revenue	(i	)	—	45,191	3,195,014
RW Logistic Pty Limited	Inventory purchases	(i	)	—	2,142,536	1,311,593

(i)	While the Company itself has no interest in RW Logistic Pty Limited, this entity is related through common shareholders and directorships

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

27.	Reconciliation to U.S. GAAP

The Group’s consolidated financial statements have been prepared in accordance with Australian equivalents to International Financial Reporting Standards (AIFRSs) for the periods ended 30 June 2006, 30 June 2005 and 31 December 2004, which, as applied by the Group, differ in certain material respects from accounting standards generally accepted in the United States of America (U.S. GAAP). The effects of the application of U.S. GAAP to net profit and shareholders’ equity are set out in the tables below:

RECONCILIATION OF NET PROFIT TO U.S. GAAP (IN AU$’000)

		30 June	30 June	31 Dec
		2006	2005	2004
	Note	12 Months	6 Months	12 Month
		A$’000	A$’000	A$’000

Net profit / (loss) after tax as reported in the audited financial statements under AIFRS (restated)		(331)	(213)	479
Write-off of development costs	1	(304)	—	—
Share based payment expense	3	(47)	(16)	(94)
Step-up on acquisition	4	19	—	—

Net loss according to US GAAP before tax impact of adjustments		(663)	(229)	385
Tax effect on US GAAP adjustment	2	91	—	—

Net income/(loss) under US GAAP		(572)	(229)	385

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO U.S. GAAP (IN AU$’000)

		30 June	30 June	31 Dec
	Note	2006	2005	2004
		A$’000	A$’000	A$’000

Total equity under AIFRS (restated)		4,829	4,816	4,151
Writeoff of development costs	1	(304)	—	—
Tax effect on US GAAP adjustment	2	91	—	—
Share based payments expense	3	(157)	(110)	(94)
Step-up on acquisition	4	(325)	—	—

Shareholders’ equity under U.S. GAAP		4,134	4,706	4,057

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

RECONCILIATION OF 30 JUNE 2006 INCOME STATEMENT TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Revenue
Sale and modification of containers		46,097	—	46,097
Hire of containers		21,290	—	21,290

Total revenue		67,387	—	67,387

Other income		35	—	35
Changes in inventories of finished goods and WIP		(3,475)	—	(3,475)
Purchases of finished goods and consumables used	4	(40,243)	9	(40,234)
Employee benefits expense	3	(10,157)	(47)	(10,204)
Depreciation and amortisation expense	4	(4,480)	912	(3,568)
Other expenses	1	(6,411)	(304)	(6,715)

Results from operating activities		2,656	570	3,226

Financial income		552	—	552
Financial expenses		(4,064)	—	(4,064)

Net financing costs		(3,512)	—	(3,512)

Loss before tax		(856)	570	(286)

Income tax benefit/(expense)	2,4	525	(811)	(286)

Loss after tax		(331)	(241)	(572)

Attributable to:
Equity holders of the parent		(331)	(241)	(572)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

RECONCILIATION OF 30 JUNE 2005 INCOME STATEMENT TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Revenue
Sale and modification of containers		17,534	—	17,534
Hire of containers		9,339	—	9,339

Total revenue		26,873	—	26,873

Other income		18	—	18
Changes in inventories of finished goods and WIP		(1,936)	—	(1,936)
Purchases of finished goods and consumables used		(14,687)	—	(14,687)
Employee benefits expense	3	(4,794)	(16)	(4,810)
Depreciation and amortisation expense		(2,041)	127	(1,914)
Other expenses		(2,820)	—	(2,820)

Results from operating activities		613	111	724

Financial income		429	—	429
Financial expenses		(1,457)	—	(1,457)

Net financing costs		(1,028)	—	(1,028)

Share of profit of associate		172	—	172

Loss before tax		(243)	111	(132)
Income tax benefit/(expense)		30	(127)	(97)

Loss after tax		(213)	(16)	(229)

Attributable to:
Equity holders of the parent		(213)	(16)	(229)

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

RECONCILIATION OF 31 DECEMBER 2004 INCOME STATEMENT TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Revenue
Sale and modification of containers		35,463	—	35,463
Hire of containers		16,756	—	16,756

Total revenue		52,219	—	52,219

Other income		31	—	31
Changes in inventories of finished goods and WIP		1,740	—	1,740
Purchases of finished goods and consumables used		(34,437)	—	(34,437)
Employee benefits expense	3	(7,525)	(94)	(7,619)
Depreciation and amortisation expense		(3,943)	547	(3,396)
Other expenses		(4,568)	—	(4,568)

Results from operating activities		3,517	453	3,970

Financial income		118	—	118
Financial expenses		(3,252)	—	(3,252)

Net financing costs		(3,134)	—	(3,134)

Share of profit of associate		92	—	92

Profit before tax		475	453	928
Income tax benefit	7	4	(547)	(543)

Profit/(loss) after tax		479	(94)	385

Attributable to:
Equity holders of the parent		479	(94)	385

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

RECONCILIATION OF 30 JUNE 2006 BALANCE SHEET TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Assets
Cash and cash equivalents		777	—	777
Trade and other receivables		10,206	—	10,206
Inventories	4	7,498	(20)	7,478

Total current assets		18,481	(20)	18,461

Receivables		775	—	775
Property, plant and equipment	4	3,599	(19)	3,580
Container hire fleet	4	38,491	(451)	38,040
Intangible assets	1,6	5,060	(304)	4,756

Total non-current assets		47,925	(774)	47,151

Total assets		66,406	(794)	65,612

Liabilities
Trade and other payables		12,509	—	12,509
Interest-bearing loans and borrowings		8,939	—	8,939
Employee benefits		962	—	962
Provisions		300	—	300

Total current liabilities		22,710	—	22,710

Non-current liabilities
Interest bearing loans and borrowings		37,194	—	37,194
Deferred tax liabilities	4	824	(256)	568
Employee benefits	3	567	157	724
Provisions		282	—	282

Total non-current liabilities		38,867	(99)	38,768

Total liabilities		61,577	(99)	61,478

Net assets		4,829	(695)	4,134

Equity
Issued capital		4,550		4,550
Accumulated losses	1-4,6	(65)	(351)	(416)
Reserves	4	344	(344)	—

Total equity attributable to equity holders of the parent		4,829	(695)	4,134

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

RECONCILIATION OF 30 JUNE 2005 BALANCE SHEET TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Assets
Cash and cash equivalents		695	—	695
Trade and other receivables		7,876	—	7,876
Inventories		4,023	—	4,023

Total current assets		12,594	—	12,594

Receivables		839	—	839
Investments accounted for using the equity method		427	—	427
Property, plant and equipment		3,306	—	3,306
Container hire fleet		25,779	—	25,779
Intangible assets	6	4,207	—	4,207

Total non-current assets		34,558	—	34,558

Total assets		47,152	—	47,152

Liabilities
Trade and other payables		8,228	—	8,228
Interest-bearing loans and borrowings		2,778	—	2,778
Employee benefits		801	—	801

Total current liabilities		11,807	—	11,807

Non-current liabilities
Interest bearing loans and borrowings		30,175	—	30,175
Deferred tax liabilities		119	—	119
Employee benefits	3	227	110	337
Provisions		8	—	8

Total non-current liabilities		30,529	110	30,639

Total liabilities		42,336	110	42,446

Net assets		4,816	(110)	4,706

Equity
Issued capital		4,550	—	4,550
Retained profits	3,6	266	(110)	156

Total equity attributable to equity holders of the parent		4,816	(110)	4,706

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

RECONCILIATION OF 31 DECEMBER 2004 BALANCE SHEET TO U.S. GAAP (IN AU$’000)

		Restated	U.S. GAAP
	Note	AIFRS	Adjustments	U.S. GAAP
		A$’000	A$’000	A$’000

Assets
Cash and cash equivalents		3	—	3
Trade and other receivables		7,024	—	7,024
Inventories		2,140	—	2,140

Total current assets		9,167	—	9,167

Receivables		1,194	—	1,194
Investments accounted for using the equity method		255	—	255
Property, plant and equipment		1,812	—	1,812
Container hire fleet		22,447	—	22,447
Intangible assets	6	4,515	—	4,515

Total non-current assets		30,223	—	30,223

Total assets		39,390	—	39,390

Liabilities
Trade and other payables		11,530	—	11,530
Interest-bearing loans and borrowings		1,425	—	1,425
Current tax liability		791	—	791
Employee benefits		444	—	444

Total current liabilities		14,190	—	14,190

Non-current liabilities
Interest bearing loans and borrowings		20,614	—	20,614
Deferred tax liabilities		119	—	119
Employee benefits	3	308	94	402
Provisions		8	—	8

Total non-current liabilities		21,049	94	21,143

Total liabilities		35,239	94	35,333

Net assets		4,151	(94)	4,057

Equity
Issued capital		3,672	—	3,672
Retained earnings	3,6	479	(94)	385

Total equity attributable to equity holders of the parent		4,151	(94)	4,057

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

1.	Development expenditure

Under AIFRS, the group capitalises certain development expenditure as described in more detail in accounting policy note 1(h)(ii) to the consolidated financial statements. U.S. GAAP required such costs to be expensed as incurred.

Under U.S. GAAP research and development costs are expensed as incurred. Under AIFRS, certain development costs are capitalised. This increases other expenses presented in accordance with U.S. GAAP by $304,000 in the year ended 30 June 2006, and reduces the intangible assets at 30 June 2006 by the same amount.

2.	Tax effect of U.S. GAAP adjustments

This item represents the tax effect of the adjustments in Note 1 at the Australian corporation tax rate of 30%. This reduces the income tax benefit presented in accordance with U.S. GAAP in the year ended 30 June 2006 by $91,000, and increases deferred tax assets at 30 June 2006 by the same amount.

3.	Share based payments expense

AIFRSs grant a transitional exemption for the calculation of share based payments expense, in that compensation expense for shares and options that were granted between 1 January 2002 and 31 December 2004 that had vested by 1 January 2005 need not be recognised. The same exemption does not apply under U.S. GAAP, and accordingly an adjustment is required to calculate the fair value of the options that had vested prior to 1 January 2005. This has increased employee benefits expense presented in accordance with U.S. GAAP by $47,000 in the 12 months to 30 June 2006 (6 months to 30 June 2005 $16,000; 12 months to 31 December 2004 $94,000) and increased the employee benefit liability for cash settled share based payments by $157,000 at 30 June 2006 ( 30 June 2005 $110,000; 31 December 2004 $94,000). For further details on the employee share option plan and cash settled transactions, refer note 17. This adjustment has no tax impact.

Additional disclosures required by SFAS 123R are as follows: Liability at 30 June 2006 is $468,000; 30 June 2005 $218,000; 31 December 2004 $130,000. Compensation expense for the 12 months to 30 June 2006 $250,000; 6 months ended 30 June 2005 $88,000; 12 months to 31 December 2004 $130,000. Amount recognised for changes in fair value are $180,000 for twelve months to 30 June 2006; and $36,000 for six months to 30 June 2005.

The total compensation cost related to non vested awards not yet recognised is $63,000 and this will be recognised over a period of 1.2 years.

4.	Step acquisition of Royal Wolf Hi-Tech

Under AIFRS, in accounting for the step acquisition of a controlling interest in an entity which was formerly treated as an associate and equity accounted, the assets and liabilities acquired are adjusted to fair value at the date control is obtained and the entity is consolidated. This gives rise to an asset revaluation reserve equating to the increase in fair value of net assets held from the original acquisition date to the date control is obtained. Under U.S. GAAP, the accounting for such a step acquisition requires a fair value adjustment for the relevant proportion of the net assets acquired to achieve control (in this case 50%) to be recognised. The resulting adjustment to conform with U.S. GAAP reduces the net assets acquired by $378,000 at 30 March 2006 and reduces the revaluation reserve recorded under AIFRS to nil. At 30 June 2006, net assets are reduced by $325,000, being a reduction in container assets of $451,000, a reduction in plant and equipment of $19,000, a reduction in inventory of $20,000, a reduction in asset revaluation reserve of $344,000 and a reduction in deferred tax liability of $165,000.

Net profit for the 12 months ended 30 June 2006 is increased by $19,000, as a result of reduced depreciation of $5,000 a reduction in the taxation charge of $5,000 and reduction in cost of goods sold of $9,000.

 RWA Holdings Pty Limited Financial Report

Notes to the consolidated financial statements — (Continued)

5.	Reconciliation of cash flows

Under AIFRS bank overdrafts are classified as cash and cash equivalents (see Note 8). Under US GAAP bank overdrafts are not classified as cash and cash equivalents for the purposes of statement of cash flows. Movements in bank overdrafts are classified for US GAAP purposes as financing cash flows. For U.S. GAAP purposes, cash balances are $777,000 at 30 June 2006, $695,000 at 30 June 2005, and $3,000 at 31 December 2004. Under U.S. GAAP financing cash flows are an inflow of $11,990,000 for the year ending 30 June 2006, $11,876,000 for the six months ending 30 June 2005 and $5,550,000 for the year ending 31 December 2004. Further, due to the fact that development costs are expensed for U.S. GAAP but capitalised for AIFRS, an adjustment of $304,000 is made to reduce operating cash inflows to $13,687,000 and increase investing cash outflows to $26,203,000 for the year ending 30 June 2006.

6.	Utilisation of deferred tax assets not recognised in a prior business combination

Under AIFRS, the recognition of a benefit arising from deferred tax assets and losses not recognised at the time of a business combination requires a credit to income tax expense and associated charge to goodwill amortisation. Under USGAAP, the credit recognised is adjusted against goodwill directly.

28.	Subsequent events

On 12 September 2006 the current shareholders entered into a Share Sale Deed with General Finance Corporation (GFC), a US based company with no substantial operations, for the sale of all of the issued capital of the company. There are certain conditions precedent that need to be satisfied before the transaction can complete. It is anticipated that the transaction will complete during the first quarter of calendar year 2007.

The aggregate consideration for the acquisition is USD$87.4 million, which is subject to adjustment relating to the levels of the consolidated entity’s working capital, net tangible assets and container rental equipment, and outstanding obligations under a certain container lease program, as well as the costs and expenses incurred by the consolidated entity in connection with any acquisitions completed prior to the closing. The aggregate consideration will increase by USD$570,000 if the preliminary proxy statement has not been cleared by the U.S. Securities and Exchange Commission (SEC) by January 17, 2007 and by an additional USD$570,000 if clearance has not been obtained by February 17, 2007.

Of the aggregate consideration, the acquirer will pay the shareholders of the company at the closing cash in the amount of USD$83.6 million, as adjusted by the consideration adjustments, less the net debt of the consolidated entity as of the closing of the acquisition and increased if the proxy statement has not been cleared by the SEC by certain dates. The remaining USD$3.8 million of consideration will consist of USD$1.5 million of shares of common stock in GFC and a total of USD$2.3 million payable in cash in two equal instalments following the closing for a non-compete covenant from the company’s shareholders.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
Royal Wolf Trading Australia Pty Limited

We have audited the accompanying statement of financial position of Royal Wolf Trading Australia Pty Limited (the Company) as of December 31, 2003, and the related statements of financial performance and cash flows for the year then ended, all expressed in Australian dollars. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Australia and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Wolf Trading Australia Pty Limited as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in Australia to the extent set out in note 1 to the financial statements.

Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 25 to the financial statements.

As discussed in note 24, the accompanying financial statements as at December 31, 2003 and for the year ended December 31, 2003 have been restated.

/s/ KPMG

Sydney, Australia
October 20, 2006

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

STATEMENT OF FINANCIAL PERFORMANCE
FOR THE YEAR ENDED 31 DECEMBER 2003

			Restated
	Note		2003
			AUD $

Revenues from sale and rental of goods			39,062,025
Other revenue			4,579,061

Total Revenue	2		43,641,086
Purchases of finished goods including movements in inventory			(14,977,167)
Employee expenses			(6,270,525)
Container repair costs			(3,742,995)
Repositioning, transport and storage costs			(3,170,501)
Leasing expenses			(1,722,047)
Borrowing costs	3		(2,198,074)
Depreciation and amortisation expenses	3		(2,468,571)
CSC yard costs			(1,189,385)
Office rent, supplies and training costs			(794,518)
Travel expenses			(505,581)
Advertising expenses			(514,834)
Communication expenses			(388,456)
Professional fees			(334,671)
Data processing expenses			(350,429)
Other expenses from ordinary activities			(522,016)
Correction of fundamental errors	24		(1,634,440)
Share of net profits of investment accounted for using the equity method	11		66,500

Profit from ordinary activities before related income tax expense			2,923,376
Income tax charge relating to ordinary activities			(1,085,932)
Correction of income tax related fundamental errors	24		773,077

Total income tax expense relating to ordinary activities	5	(a)	(312,855)

Net profit			2,610,521

The statement of financial performance is to be read in conjunction with the notes to the financial statements set out on pages F-74 to F-92.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

STATEMENT OF FINANCIAL POSITION
AS AT 31 DECEMBER 2003

			Restated
	Note		2003
			AUD $

Current assets
Cash assets	6		1,788,171
Receivables	7		5,204,625
Inventories	8		3,879,561
Other	9		1,206,013

Total current assets			12,078,370

Non-current assets
Property, plant & equipment	10		19,547,044
Deferred tax assets	5	(c)	942,348
Investments accounted for using the equity method	11		162,500
Intangible assets	12		1,475,517
Other non current assets	13		710,849

Total non-current assets			22,838,258

Total assets			34,916,628

Current liabilities
Payables	14		9,850,866
Interest bearing liabilities	15		788,297
Current tax liabilities			793,793
Provisions	16		582,051

Total current liabilities			12,015,007

Non-current liabilities
Interest bearing liabilities	15		15,437,785
Deferred tax liabilities	5	(b)	942,348
Provisions	16		133,522

Total non-current liabilities			16,513,655

Total liabilities			28,528,662

Net assets			6,387,966

Equity
Contributed equity	17		6,035,409
Retained earnings	18		352,557

Total equity			6,387,966

The statement of financial position is to be read in conjunction with the notes to the financial statements set out on pages F-74 to F-92.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 DECEMBER 2003

		Restated
	Note	2003
		AUD $

Cash flows from operating activities
Cash receipts in the course of operations		38,227,988
Cash payments in the course of operations		(25,430,781)
Interest received		36,774
Borrowing costs paid		(2,198,074)

Net cash provided by operating activities	21	10,635,907

Cash flows from investing activities
Proceeds on disposal of non current assets		87,227
Payments for property plant and equipment		(12,482,892)

Net cash used in investing activities		(12,395,665)

Cash flows from financing activities
Finance lease payments		(5,330,080)
Loan and promissory note repayments		(5,995,202)
Proceeds from new borrowings		14,535,753
Loan establishment costs		(450,849)

Net cash provided by financing activities		2,759,622

Net increase in cash held		999,864
Cash at beginning of year		788,307

Cash at end of year	6	1,788,171

The statement of cash flows is to be read in conjunction with the notes to the financial statements set out on pages F-74 to F-92.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2003

1.	Statement of significant accounting policies

This financial report is prepared in Australian dollars. The financial report was approved by the directors on October 20, 2006. The significant policies that have been adopted in the preparation of this financial report are:

a)  Basis of preparation

The financial report is a general purpose financial report, which has been prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views, other authoritative pronouncements of the Australian Accounting Standards Board and the Corporations Act 2001.

It has been prepared on the accrual basis of accounting as defined AASB 1001, Accounting Policies, using on the historical cost convention and except where stated, does not take into account changing money values or fair values of non-current assets. The accounting policies have been consistently applied and, except where there is a change in accounting policy, are consistent with those of the previous year.

The financial statements as at 31st December 2003 have been prepared on a going concern basis.

b)  Revenue recognition

Revenues are recognised at fair value of the consideration received net of the amount of goods and services tax (GST) payable to the taxation authority.

Revenue from sale of goods is recognised (net of returns, discounts and allowances) when control of the goods passes to the customer, which is when the customer takes delivery of the goods.

Revenue from rental of goods is recognised in the period earned.

Unearned revenue arises when transport charges for the return retrieval of a hire container or containers is billed in advance, while the actual retrieval has not yet occurred as the container is still on hire.

Interest revenue is recognised as it accrues.

c)  Borrowing costs

Borrowing costs include interest charges and the amortisation of ancillary costs incurred in connection with arrangement of borrowings. Interest charges are expensed when incurred. Ancillary costs incurred in connection with the arrangement of borrowings are capitalised and amortised over the life of the borrowings.

d)  Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Tax Office (ATO). In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense.

Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the statement of financial position.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities, which are recoverable from, or payable to, the ATO are classified as operating cash flows.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

e)  Income tax

The company adopts the liability method of tax effect accounting whereby the income tax expense is based on the operating profit adjusted for any permanent differences.

Timing differences, which arise due to the different accounting periods in which items of revenue and expense account as either a provision for deferred income tax or as a future income tax benefit at the rate of income tax applicable to the period in which the benefit will be received or the liability will become payable.

Future income tax benefits are not brought to account unless realisation of the asset is assured beyond any reasonable doubt. Future income tax benefits in relation to tax losses are not brought to account unless there is virtual certainty of the realisation of the benefit.

The amount of benefits brought to account or which may be realised in the future is based on the assumption that no adverse change will occur in income taxation legislation, and the anticipation that the company will derive sufficient future assessable income to enable the benefit to be realised and comply with the conditions of deductibility imposed by the law.

f)  Property, plant and equipment

Plant and equipment is brought to account at cost, less, where applicable, any accumulated depreciation. The carrying amount of plant and equipment is reviewed annually by the directors to ensure it is not in excess of the recoverable amount for these assets. The recoverable amount is assessed on the basis of the expected net cash flows which will be received from the employment of these assets and subsequent disposal. The expected net cash flows have not been discounted to their present values in determining recoverable amounts. If the carrying amount of a non-current asset exceeds its recoverable amount, the asset is written down to the lower amount. The write down is expensed in the reporting period in which it occurs.

The costs incurred for initial restoration performed on containers before becoming operational in the lease stock are capitalised and depreciated over the useful lives of the containers.

All property, plant and equipment, excluding freehold land, are depreciated over their useful lives to the company. Assets are depreciated from the date of acquisition. Depreciation rates and methods are reviewed annually for appropriateness. When changes are made, adjustments are reflected prospectively in current and future periods only.

The depreciation method and useful lives used for each class of property, plant and equipment are as follows:

	Life	Method

Plant and equipment	3 - 10 years	straight line
Motor vehicles	3 - 10 years	straight line
Furniture and fittings	5 - 10 years	straight line
Containers on hire	10 years	straight line (20% residual)
Leased containers on hire (used)	10 years	straight line (20% residual)
Leased containers on hire (new)	25 years	straight line (20% residual)

g)  Inventories

Inventories, which consist primarily of containers held for sale, are measured at the lower of cost or net realisable value. Costs are assigned on a first in first out basis and include direct materials, direct labour and an appropriate proportion of variable and fixed overhead expenses.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

h)  Receivables

The collectability of debts is assessed at balance date and specific provision is made for any doubtful accounts.

i)  Investments

Investments accounted for using the equity method are carried at the lower of the equity accounted amount and recoverable amount. The company’s equity accounted share of the Associates’ net profit or loss is recognised in the consolidated statement of financial performance from the date significant influence commences until the date significant influence ceases. Other movements in reserves are recognised directly in consolidated reserves.

j)  Employee benefits

Provision is made for the company’s liability for employee benefits arising from services rendered by employees to balance date. Employee benefits expected to be settled within one year together with entitlements arising from wages and salaries, long service leave, annual leave and time in lieu which will be settled after one year, have been measured at the amounts expected to be paid when the liability is settled, plus related on-costs. Unvested sick leave entitlements have not been recognised as it is considered that sick leave taken in the future will not be greater than the entitlements that will accrue in the future.

Contributions are made by the company to employee superannuation funds and are charged as expenses when incurred.

k)  Goodwill

Goodwill is initially recorded at the amount by which the purchase price for a business exceeds the fair value attributed to its net assets at the date of acquisition. Purchased goodwill is amortised on a straight line basis over the period of 20 years. The balance is reviewed annually and any balance representing future benefits considered unlikely to be realised is written off. In assessing the recoverable amount, future cash flows are not discounted.

l)  Foreign currency transactions and balances

Foreign currency transactions during the period are converted to Australian currency at the rates of exchange applicable at the dates of transactions. Amounts receivable and payable in foreign currencies at balance date are converted to the rates of exchange ruling at that date.

The gains and losses from conversion of short-term assets and liabilities, whether realised or unrealised, are included in operating profit before income tax as they arise.

m)  Leases

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership, are transferred to the company, are classified as finance leases. Finance leases are capitalised, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual values.

Leased assets are depreciated on a straight-line basis over their estimated useful lives where it is likely that the entity will obtain ownership of the asset, or over the term of the lease. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

n)  Revisions of accounting estimates

Revisions to accounting estimates are recognised prospectively in current and future periods only.

		Restated
	Note	2003
		$

2. Revenue from ordinary activities
Sale of goods revenue from operating activities		25,972,618
Rental of goods revenue from operating activities		13,089,407

		39,062,025

Other revenues:
From operating activities
Interest		36,774
From outside operating activities
Gross proceeds from sale of non current assets		87,227
Net foreign currency gain		4,455,060

Total revenues from other activities		4,579,061

Total revenue		43,641,086

3. Profit from ordinary activities before income tax expense
a) Individually significant revenues / (expenses) included in profit from ordinary activities before income tax expense
Net foreign currency gain		4,455,060
Correction of fundamental errors	24	(1,634,440)
b) Profit from ordinary activities before income tax expense has been arrived at after charging/(crediting) the following items
Depreciation of property, plant and equipment		2,361,795
Amortisation of goodwill		106,776
Borrowing Costs		2,198,074
Employee leave entitlements		341,442
Movement in inventory provision		148,444
Movement in provision for doubtful debts		(67,620)
Net gain on disposal of property, plant and equipment		3,180
Net foreign currency gain		(4,455,060)
Correction of fundamental errors	24	1,634,440
4. Auditor’s remuneration
Auditors of the company — KPMG:
Audit services		60,000
Taxation services		112,616
Other services		4,000

		176,616

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

			Restated
	Note		2003
			$

5. Taxation
a) Income tax expense
Prima facie income tax expense calculated at 30% on the profit from ordinary activities			(877,013)
Decrease in income tax benefit due to:
Amortisation of goodwill			(32,033)
Sundry items			(158,750)
Prior year under provision			(18,136)

Income tax expense relating to ordinary activities before correction of fundamental errors			(1,085,932)

Correction of income tax related fundamental errors — current year	24	(ii)	(138,842)
— prior year	24	(i)	48,840
— prior year	24	(ii)	863,079

			773,077

Total income tax expense relating to ordinary activities			(312,855)

b) Deferred tax liabilities
Provision for deferred income tax
Provision for deferred income tax comprises the estimated expense at the applicable rate of 30% on the following items:
Difference in depreciation and amortisation of property, plant and equipment for accounting and income tax purposes			942,348

			942,348

c) Deferred tax assets
Future income tax benefit
Future income tax benefit comprises the estimated future benefit at the applicable rate of 30% on the following items:
Unrealised exchange losses not currently deductible			36,227
Provisions and accrued employee entitlements not currently deductible			449,032
Withholding tax accrual			530,405
Sundry items			65,526
Deferred tax assets not recognized			(138,842)

			942,348

6. Cash assets
Cash at bank and on hand			1,788,171

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

		Restated
	Note	2003
		$

7. Receivables
Current
Trade debtors		5,109,138
Provision for doubtful trade debtors		(129,594)

		4,979,544
Other debtors		40,270
Receivables from related entities		184,811

		5,204,625

8. Inventories
Stock on hand		3,998,561
Provision for diminution in value		(119,000)

		3,879,561

9. Other current assets
Prepayments		424,537
Income tax receivable	24	781,476

		1,206,013

10. Property, plant and equipment
Plant and equipment
At cost		3,055,315
Accumulated depreciation		(1,105,041)

		1,950,274
Motor Vehicles
At cost		286,972
Accumulated depreciation		(141,920)

		145,052
Owned containers on hire
At cost		19,517,682
Accumulated depreciation		(3,549,454)

		15,968,228
Leased containers on hire
At cost		1,600,307
Accumulated depreciation		(116,817)

		1,483,490
Total property, plant and equipment		19,547,044

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

		Restated
	Note	2003
		$

Reconciliations
Reconciliations of the carrying amounts for each class of plant and equipment are set out below:
Plant and equipment
Carrying amount at beginning of year		893,507
Additions		1,588,247
Disposals		(57,271)
Depreciation		(474,209)

Carrying amount at end of year		1,950,274

Motor vehicles
Carrying amount at beginning of year		131,985
Additions		117,649
Disposals		(26,776)
Depreciation		(77,806)

Carrying amount at end of year		145,052

Owned containers on hire
Carrying amount at beginning of year		3,937,150
Additions		7,461,995
Transfers from leased containers		7,591,395
Transfers to inventory		(2,402,226)
Depreciation		(620,086)

Carrying amount at end of year		15,968,228

Leased containers on hire
Carrying amount at beginning of year		7,493,597
Additions		3,315,001
Transfers to owned containers		(7,591,395)
Transfers to inventory		(544,019)
Depreciation		(1,189,694)

Carrying amount at end of year		1,483,490

11. Investments accounted for using the equity method
The company has a 50% interest in Royal Wolf Hi-Tech Pty Limited, (the “Associate”) being a company that sells, hires and modifies shipping containers. Royal Wolf Hi-Tech Pty limited has a balance date of 30 June

Results of Associate
The company’s share of the Associate’s result consists of:
Revenue from ordinary activities		1,056,578
Expenses from ordinary activities		(990,078)

Net profit — accounted for using the equity method		66,500

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

		Restated
	Note	2003
		$

Movements in carrying amount of investment
Carrying amount of investments in Associates at beginning of year		96,000
Share of Associates’ net profit		66,500
Dividends received from Associate		—

Carrying amount of investments in Associates at end of year		162,500

The Associate has no future commitments for capital expenditure
12. Intangible assets
Goodwill:
At cost		2,135,528
Accumulated amortization		(660,011)

		1,475,517

13. Other non-current assets
Loan to related party		260,000
Loan establishment costs
At cost		450,849
Accumulated amortisation		—

		450,849

		710,849

14. Payables
Trade creditors		6,004,574
Accruals		3,441,646
Unearned income		404,646

		9,850,866

15. Interest bearing liabilities
Current
Bank loan		540,000
Other loan		113,928
Lease liability		134,369

		788,297

Non-current
Bank loan		12,040,000
Other loan — parent entity		1,955,753
Lease liability		1,442,032

		15,437,785

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

		Restated
	Note	2003
		$

Financing arrangements
Facilities available at balance date
Finance leases		4,576,401
Secured bank loans		13,500,000

		18,076,401
Facilities utilised at reporting date
Finance leases		1,576,401
Secured bank loans		12,580,000

		14,156,401
Facilities not utilised at reporting date
Finance leases		3,000,000
Secured bank loans		920,000

		3,920,000

Secured bank loans

Bank loans are denominated in Australian dollars. The amount in current liabilities comprises the portion of the company’s bank loan payable within one year. The non-current bank loans are payable on or before 2008 in varying instalments with a balloon payment at the end, and are subject to annual review. The loans bear interest at the Bank Bill Swap Bid Rate (“BBSY”) as published daily by Reuters plus a margin of 1.75%, payable monthly. Bank loans are secured by a guarantee from RWA Holdings Pty Limited (the parent entity) and are due and payable over the next five years.

Finance leases

The company’s lease liabilities are payable over the next five years and are secured by leased assets of $333,384. The lease liabilities bear interest at a weighted average rate of 11.8%. In the event of default, the assets revert to the lessor.

Other loan — parent entity

The balance payable to the parent entity is an unsecured loan, with no specified repayment terms. Interest is payable at a rate of 15%.

Loan covenants

Under the terms of the Senior Loan Facility agreement with Bank of Western Australia Limited the company undertakes to ensure compliance with covenants in relation to Financial Ratios; Minimum Gross Fixed Assets; Minimum Consolidated Net Worth; Container Utilisation Ratio and Book Value over the term of the agreement. The loan covenant measurement dates are 31 March, 30 June, 30 September and 31 December in each year, commencing 31 March 2004.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

16.	Provisions

		Restated
	Note	2003
		$

Current
Employee entitlements		582,051

Non current
Employee entitlements		133,522

Employee entitlements have been calculated using the following weighted averages
Assumed rate of increase in wages and salary rates		10%
Settlement term (years)		5

The company contributes to defined contribution superannuation plans. During the year the company paid $599,341 to defined contribution plans. The employer contributions outstanding at balance date were $602. The total number of employees at balance date is 80.

17.	Contributed equity

		Restated
	Note	2003
		$

Share capital
6,035,409 fully paid ordinary shares		6,035,409

Ordinary Shares

Holders of Ordinary Shares are entitled to one vote per share at shareholders’ meetings.

In the event of winding up of the Company, ordinary shareholders rank after all creditors and are fully entitled to any proceeds of liquidation.

18.	Retained earnings

Accumulated losses at beginning of year		(2,257,964)
Net profit before correction of prior year fundamental errors	24	3,333,042
Correction of prior year fundamental errors	24	(722,521)

Retained earnings at end of year		352,557

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

19.	Commitments

a)  Finance lease payment and hire purchase commitments

Finance lease commitments are payable:
Within one year		313,170
One year or later and no later than five years		1,980,487

		2,293,657
Less: Future lease finance charges		(717,256)

		1,576,401
Lease liabilities provided for in the financial statements:
Current	15	134,369
Non-current	15	1,442,032

Total lease liability		1,576,401

b)  Non-cancellable operating lease expense commitments

Future operating lease commitments not provided for in the financial statements and payable:
Within one year	2,291,952
One year or later and no later than five years	695,825

2,987,777

The company leases various office equipment and other facilities under operating leases. The leases have an average period of between one and four years, some with an option to renew the lease after that period. None of the leases includes contingent rentals. There are no restrictions placed upon the lessee by entering into these leases.

c)  Non-cancellable operating lease receivable commitments

Future operating lease rentals receivable:
Within one year	1,221,685
One year or later and no later than five years	—

1,221,685

The company leases containers on a daily basis in the ordinary course of business. These leases can vary in length from a minimum hire period of 30 days to up to five years and longer.

All leases include a clause to enable upward revision of the rental charge.

The company has no other lessor relationships apart from those relating to the rental of containers.

20.	Segment reporting

The company operates predominately in a single industry, being the sale and leasing of freight containers and container based storage and accommodation products, and one geographical segment, being Australia.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Restated
2003
$

21. Notes to the statement of cash flows
a) Reconciliation of cash
For the purpose of the statement of cash flows, cash includes cash on hand and at bank. Cash as at the end of the financial year is reconciled to the related items in the statement of financial position as follows:

Cash on hand and at bank	1,788,171

b) Reconciliation of net profit from ordinary activities after income tax to net cash provided by operating activities:
Net profit	2,610,521
Add/(less) non cash items:
Net gain on disposal of property, plant and equipment	(3,180)
Amortisation	106,776
Depreciation	2,361,795
Share of Associates’ net profit	(66,500)
Unrealised exchange gain	(120,755)

Net cash provided by operating activities before change in assets and liabilities	4,888,657
Changes in assets and liabilities:
Decrease in current receivables	134,818
Decrease in current inventories	1,554,400
Increase in other assets	(232,631)
Increase in deferred tax assets	(229,288)
Increase in payables	3,647,993
Increase in income taxes payable	793,793
Decrease in deferred tax liabilities	(241,432)
Increase in provisions for employee entitlements	319,597

Net cash provided by operating activities	10,635,907

22.	Related parties

Directors

The names of each person holding the position of director of the company during the financial year are as follows:

Mr. Gregory Baker
Mr. Michael Baxter
Mr. Robert Carey
Mr. Norman Fricker
Mr. Randolph Gilbert
Mr. Richard Gregson
Mr. Paul Jeffery
Mr. Peter Johnson

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Mr. Robert Skinner
Mr. James Warren

Apart from the details disclosed in this note, no director has entered into a material contract with the company since the end of the previous financial year and there were no material contracts involving directors’ interests subsiding at year end.

Directors’ remuneration

The number of directors whose income from the company or any related party falls within the following bands:

2003
No.

$ 0 - $ 9,999	5
$ 10,000 - $ 19,999	1
$ 70,000 - $ 79,999	1
$150,000 - $159,999	1
$320,000 - $329,999	1
$350,000 - $359,999	1

Total income paid or payable to all Directors from the company or any related party	$908,879

Directors’ shareholdings

The relevant interests of directors and their director related entities in shares of the company at year end are as follows

Number Held
2003

Ordinary shares	Nil

Other transactions with the company

From time to time directors of the company or their director-related entities may sell or purchase goods from the company. These purchases are on the same terms and conditions as those entered into by other company employees except that directors may not purchase on credit terms.

Interest in Associate

During the year, sales of $10,329 were made to the Associate and purchases of $556,674 were made from the Associate. At the end of the period, $184,811 was due and payable by the Associate, and $25 was due and payable to the Associate.

Parent entity

On 24 December 2003 the entire share capital of the company was acquired by RWA Holdings Pty Limited, a company incorporated in Australia for cash consideration of $5.8 million with payments of up to a further $3.5 million contingent on future events. Details of balances due to the parent entity are shown in note 15.

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

23.	Foreign currencies

The company may enter into forward foreign exchange contracts, as appropriate, to hedge anticipated foreign currency purchases expected in the next 24 months within Board approved limits. The amount of anticipated future purchases is forecast in light of current conditions in foreign markets, commitments to suppliers and experience. The company held no contracts at balance date.

24.	Fundamental errors

(i) As a result of an error, adjustments from earlier years in respect of underpayment of withholding tax on lease arrangements of $1,634,440 with a tax effect of a benefit of $48,840 have been recorded during the financial year ended 31 December 2003.

(ii) As a result of an error in prior years identified after the approval and filing of the statutory financial statements for the year ended 31 December 2003, a net deferred tax liability of $863,079 was incorrectly included in arriving at the total net deferred tax liability. This has been adjusted in these financial statements for the year ended 31 December 2003. The impact of this adjustment on the restated taxation charge for the year is an increase of $138,842.

The restated financial information for the financial year ended 31 December 2003 is presented below as if the fundamental error for tax related adjustments had not been made:

2003
$
Restated

Profit from ordinary activities before related income tax expense	4,557,816
Total income tax expense relating to ordinary activities before effect of errors	(1,085,932)
Correction of fundamental error relating to current year taxation charge (see (ii) above)	(138,842)

Restated income tax charge relating to ordinary activities	(1,224,774)

Net profit from ordinary activities after income tax expense attributable to members of the company	3,333,042

Accumulated losses at beginning of year — as previously reported	(2,257,964)
Correction of withholding tax on lease arrangements, net of $48,840 of tax (see (i) above)	(1,585,600)

Correction of opening deferred tax liability (see (ii) above)	863,079

Correction of fundamental errors, net of tax	(722,521)

Restated accumulated losses at beginning of year	(2,980,485)
Restated net profit from ordinary activities after income tax expense	3,333,042

Restated retained earnings at end of year	352,557

Total equity	6,387,966

25.	Reconciliation to U.S. GAAP

These general purpose financial statements have been prepared in accordance with Australian Accounting Standards (AGAAP) to the extent described in note 1 which, as applied by the Company, differ in certain significant

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

respects from U.S. GAAP. The effects of the application of U.S. GAAP to net profit and shareholders’ equity are set out in the tables below:

RECONCILIATION OF NET PROFIT TO U.S. GAAP (IN AU$)

31 December
2003
A$

Net profit after tax under AGAAP (restated)	2,610,521
Correction of prior period errors (net of tax)	722,521
Amortisation of goodwill	106,776
Straight lining of leases	(372)

Net income under U.S. GAAP	3,439,446

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO U.S. GAAP (IN AU$)

31 December
2003
A$

Total equity under AGAAP (restated)	6,387,966
Amortisation of goodwill	213,553
Goodwill and intangible asset adjustments through impact of push-down accounting	(829,519)
Straight lining of leases	(5,310)

Shareholders’ equity under U.S. GAAP	5,766,690

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO U.S. GAAP (IN AU$)

31 December
2003
A$

Opening shareholders’ equity at 1 January 2003 under U.S. GAAP	2,327,244
Net income under U.S. GAAP	3,439,446

Closing shareholders’ equity at 31 December 2003	5,766,690

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

RECONCILIATION OF INCOME STATEMENT TO U.S. GAAP (IN AU$)

		Restated	U.S. GAAP
	Note	AGAAP	Adjustments	U.S. GAAP
		A$	A$	A$

Revenues from sale and rental of goods		39,062,025	—	39,062,025
Other revenue		4,579,061	—	4,579,061

Total Revenue		43,641,086	—	43,641,086
Purchases of finished goods including movements in inventory		(14,977,167)	—	(14,977,167)
Employee expenses		(6,270,525)	—	(6,270,525)
Container repair costs		(3,742,995)	—	(3,742,995)
Repositioning, transport and storage costs		(3,170,501)	—	(3,170,501)
Leasing expenses		(1,722,047)	(372)	(1,722,419)
Borrowing costs		(2,198,074)	—	(2,198,074)
Depreciation and amortisation expenses		(2,468,571)	106,776	(2,361,795)
CSC yard costs		(1,189,385)	—	(1,189,385)
Office rent, supplies and training costs		(794,518)	—	(794,518)
Travel expenses		(505,581)	—	(505,581)
Advertising expenses		(514,834)	—	(514,834)
Communication expenses		(388,456)	—	(388,456)
Professional fees		(334,671)	—	(334,671)
Data processing expenses		(350,429)	—	(350,429)
Other expenses from ordinary activities		(522,016)	—	(522,016)
Correction of fundamental errors		(1,634,440)	1,634,440	—
Share of net profits of investment accounted for using the equity method		66,500	—	66,500

Profit from ordinary activities before related income tax expense		2,923,376	1,740,844	4,664,220
Income tax charge relating to ordinary activities		(1,085,932)	(138,842)	(1,224,774)
Correction of income tax related fundamental errors		773,077	(773,077)	—

Total income tax expense relating to ordinary activities		(312,855)	(911,919)	(1,224,774)

Net profit		2,610,521	828,925	3,439,446

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

RECONCILIATION OF BALANCE SHEET TO U.S. GAAP (IN AU$)

	Restated	U.S. GAAP
	AGAAP	Adjustments	U.S. GAAP
	A$	A$	A$

Current assets
Cash assets	1,788,171	—	1,788,171
Receivables	5,204,625	—	5,204,625
Inventories	3,879,561	—	3,879,561
Other	1,206,013	—	1,206,013

Total current assets	12,078,370	—	12,078,370

Non-current assets
Property, plant & equipment	19,547,044	—	19,547,044
Deferred tax assets	942,348	(942,348)	—
Investments accounted for using the equity method	162,500	—	162,500
Intangible assets	1,475,517	(496,566)	978,951
Other non current assets	710,849	(185,225)	525,624

Total non-current assets	22,838,258	(1,624,139)	21,214,119

Total assets	34,916,628	(1,624,139)	33,292,489

Current liabilities
Payables	9,850,866	5,310	9,856,176
Interest bearing liabilities	788,297	—	788,297
Current tax liabilities	793,793	—	793,793
Provisions	582,051	—	582,051

Total current liabilities	12,015,007	5,310	12,020,317

Non-current liabilities
Interest bearing liabilities	15,437,785	(185,225)	15,252,560
Deferred tax liabilities	942,348	(822,948)	119,400
Provisions	133,522	—	133,522

Total non-current liabilities	16,513,655	(1,008,173)	15,505,482

Total liabilities	28,528,662	(1,002,863)	27,525,799

Net assets	6,387,966	(621,276)	5,766,690

Equity
Contributed equity	6,035,409		6,035,409
Retained profits/(accumulated losses)	352,557	(621,276)	(268,719)

Total equity	6,387,966	(621,276)	5,766,690

Amortisation of goodwill

Under AGAAP, goodwill is required to be amortised over a period not exceeding 20 years. Under U.S. GAAP (SFAS 142, Goodwill and Other Intangible Assets) however, goodwill amortisation was required to cease for

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

financial years commencing on or after 15 December, 2001. The result is a net adjustment of $213,553 to increase goodwill and shareholder’s equity at 31 December 2003. This increases the retained earnings at 1 January 2003 by $106,777, and increases net profit after tax for the 12 months ending 31 December 2003 and retained earnings at 31 December 2003 by a further $106,776. There is no tax impact of this adjustment.

Straight lining of leases

Under U.S. GAAP, leases with fixed price increases included in the terms and conditions are accrued and expensed evenly across the term of the lease. This is not a requirement of AGAAP. This has increased operating expenses by $372 for the year ending 31 December 2003, and reduced the opening balance of retained earnings by $4,938, in total reducing shareholders equity by $5,310 with no significant impact on tax charge.

Correction of errors

As further described in Note 24, under AGAAP, fundamental errors were corrected in the current period. U.S. GAAP requires restatement of comparatives for prior year errors with amounts related to periods prior to the earliest period presented reflected as an adjustment to opening retained earnings. The result is an increase in profit before income tax of $1,634,440 and increase in tax charge of $911,919 in the statement of financial performance for the year ended 31 December 2003, increasing opening retained earnings by $722,521.

Loan establishment costs

Under AGAAP loan establishment costs are shown separately as an asset in the statement of financial position. Under U.S. GAAP, loan establishment costs paid to the lender of $185,225 are deducted from the related non-current interest bearing liability of $12,040,000.

Deferred taxes

Under AGAAP deferred tax liabilities and assets are shown separately as an asset in the statement of financial position. Under U.S. GAAP deferred tax liabilities and assets are shown net where the amounts relate to the same taxable entity and jurisdiction.

Acquisition of the company by RWA Holdings Pty Limited

Under U.S. GAAP, purchase accounting adjustments at parent company level are pushed down to the acquired entity where substantially all the ownership changes as a result of a business combination. The purchase price for the company was $5,766,690 with up to a further $3,500,000 being payable dependent on future profit performance of the company.

Push down accounting is not required under AGAAP. The application of push down accounting under U.S. GAAP gives rise to the recognition of separable intangible assets of $398,000, and associated deferred tax liability of $119,400, a reduction in deferred tax liabilities of $1,518,817 due to tax base adjustments, a deferred tax valuation allowance of $1,518,817 and goodwill of $580,951 in the company. The original carrying amount of goodwill related to prior acquisitions of $1,689,070 is eliminated as part of the push down adjustments.

26.	Events subsequent to balance date

On 12 September 2006 the current shareholders of the parent entity, RWA Holdings Pty Limited, entered into a Share Sale Deed with General Finance Corporation (GFC), a US based company with no substantial operations, for the sale of all of the issued capital of the company. There are certain conditions precedent that need to be satisfied

ROYAL WOLF TRADING AUSTRALIA PTY LIMITED

A.B.N. 38 069 244 417

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

before the transaction can complete. It is anticipated that the transaction will complete during the first quarter of calendar year 2007.

The aggregate consideration for the acquisition is USD$87.4 million, which is subject to adjustment relating to the levels of the company’s working capital, net tangible assets and container rental equipment, and outstanding obligations under a certain container lease program, as well as the costs and expenses incurred by the company in connection with any acquisitions completed prior to the closing. The aggregate consideration will increase by USD$570,000 if the preliminary proxy statement has not been cleared by the U.S. Securities and Exchange Commission (SEC) by January 17, 2007 and by an additional USD$570,000 if clearance has not been obtained by February 17, 2007.

Of the aggregate consideration, the acquirer will pay the shareholders of the parent entity at the closing cash in the amount of USD$83.6 million, as adjusted by the consideration adjustments, less the net debt of the company as of the closing of the acquisition and increased if the proxy statement has not been cleared by the SEC by certain dates. The remaining USD$3.8 million of consideration will consist of USD$1.5 million of shares of common stock in GFC and a total of USD$2.3 million payable in cash in two equal instalments following the closing for a non-compete covenant from the parent entity’s shareholders.

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

INDEPENDENT AUDIT REPORT
TO THE PARTNERS OF
AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

Scope

We have audited the financial report of Australian Container Network Pty Ltd as Nominee for ACN Partnership for the financial year ended 30 June 2005 comprising the Income Statement, Balance Sheet, Statement of Cash Flows and notes to the financial statements.

The partners are responsible for the financial report and have determined that the accounting policies used and described in Note 1 to the financial statements are appropriate to meet the needs of the partners. We have conducted an independent audit of this financial report in order to express an opinion on it to the partners. No opinion is expressed as to whether the accounting policies used, and described in Note 1, are appropriate to the needs of the partners.

Our audit has been conducted in accordance with Australian Auditing Standards and the standards of the Public Company Accounting Oversight Board (United States) to provide reasonable assurance whether the financial report is free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial report, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion whether, in all material respects, the financial report is presented fairly in accordance with Accounting Standards and other mandatory professional reporting requirements and the partnership agreement so as to present a view which is consistent with our understanding of the partnership’s financial position, the results of their operations and their cash flows.

The audit opinion expressed in this report has been formed on the above basis.

Audit Opinion

In our opinion, the financial report of Australian Container Network Pty Ltd as Nominee for ACN Partnership:

(i) gives a true and fair view of the partnership’s financial position as at 30 June 2005 and of its           performance for the financial year ended on that date; and

(ii) complies with Accounting Standards in Australia; and

(iii) other mandatory professional requirements.

PITCHER PARTNERS

/s/  A R FITZPATRICK

  A R FITZPATRICK

Partner	Melbourne	20 February 2007

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

INCOME STATEMENT
FOR THE YEAR ENDED 30 JUNE 2005

	FOR THE NINE MONTHS ENDED
	MARCH 31,
	2006	2005			2005	2004
	$	$	Notes		$	$
	(Unaudited)					(Unaudited)

Revenue
Sales revenue	2,124,550	1,939,861	2		2,671,720	2,332,870
Other income	1,441,418	1,260,519	2		1,645,738	1,464,086

	3,565,968	3,200,380			4,317,458	3,796,956
Cost of Sales	(2,493,091)	(2,329,436)			(3,103,609)	(2,708,745)
Marketing expenses	(43,105)	(32,663)			(40,048)	(27,206)
Administrative expenses	(580,584)	(494,638)			(742,906)	(624,211)
Other expenses	(123,976)	(77,155)			(102,376)	(136,194)

	(3,240,756)	(2,933,892)			(3,988,939)	(3,496,356)
Finance costs	(63,754)	(36,800)	3		(104,196)	(40,065)

Profit before income tax expense	261,458	229,688			224,323	260,535
Income tax	—	—	1	(i)	—	—

Profit from continuing operations	261,458	229,688			224,323	260,535

The accompanying notes form part of these financial statements.

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

BALANCE SHEET
AS AT 30 JUNE 2005

	AS AT
	MARCH 31,
	2006		2005	2004
	$	Notes	$	$
	(Unaudited)			(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	200	4	100	19,379
Trade receivables	759,109	5	457,712	417,560
Inventories	390,529	6	754,245	365,248
Other	26,906		29,848	29,162

TOTAL CURRENT ASSETS	1,176,744		1,241,905	831,349

NON-CURRENT ASSETS
Receivables	1,323	5	1,323	1,323
Financial assets at cost	4	7	4	4
Plant and equipment	1,865,982	8	1,361,360	1,113,328
Intangible assets	1,039	9	18,048	18,048

TOTAL NON-CURRENT ASSETS	1,868,348		1,380,735	1,132,703

TOTAL ASSETS	3,045,092		2,622,640	1,964,052

CURRENT LIABILITIES
Trade and other payables	348,774	10	528,412	452,559
Short term borrowings	903,118	11	717,142	342,668
Provisions	28,496	12	30,313	25,744

TOTAL CURRENT LIABILITIES	1,280,388		1,275,867	820,971

NON-CURRENT LIABILITIES
Long term borrowings	987,937	11	726,124	564,259
Provisions	—	12	29,875	20,991

TOTAL NON-CURRENT LIABILITIES	987,937		755,999	585,250

TOTAL LIABILITIES	2,268,325		2,031,866	1,406,221

NET ASSETS	776,767		590,774	557,831

PARTNERS’ FUNDS
Current accounts	776,767	14	590,774	557,831

TOTAL PARTNERS’ FUNDS	776,767		590,774	557,831

The accompanying notes form part of these financial statements.

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE 2005

	FOR THE NINE MONTHS
	ENDED MARCH 31,
	2006	2005			2005	2004
	$	$	Notes		$	$
	(Unaudited)					(Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES
Receipts from customers	3,589,241	3,527,964			4,599,569	4,000,642
Payments to suppliers and employees	(2,433,450)	(2,821,295)			(3,751,418)	(3,291,005)
Interest Paid	(33,971)	(26,016)			(104,196)	(40,065)

Net cash provided by operating activities	1,121,820	680,653	19	(b)	743,955	669,572

CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from sale of plant and equipment	—	163,540			313,443	418,088
Payment for plant and equipment	(890,832)	(439,344)			(908,950)	(614,169)

Net cash used in investing activities	(890,832)	(275,804)			(595,507)	(196,081)

CASH FLOW FROM FINANCING ACTIVITIES
(Increase)/decrease in loans to directors	78,638	83,249			68,342	19,333
Repayment of borrowings/Lease repayments	(301,606)	(286,809)			(35,758)	(385,935)
Partnership distributions paid	(226,520)	(229,688)			(224,323)	(260,535)

Net cash used in financing activities	(449,488)	(433,248)			(191,739)	(627,137)

Net decrease in cash held	(218,500)	(28,399)			(43,291)	(153,646)
Cash at beginning of financial year	51,227	79,626			19,379	173,025

Cash at end of financial year	(167,273)	51,227	19	(a)	(23,912)	19,379

The accompanying notes form part of these financial statements.

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 JUNE 2005 AND 30 JUNE 2004 (UNAUDITED)

NOTE 1: STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

The financial report is a general purpose financial report that has been prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and other authoritative pronouncements of the Australian Accounting Standards Board.

This financial report of Australian Container Network Pty Ltd as Nominee for ACN Partnership is prepared in accordance with Australian Accounting Standards at 30 June 2005. The entity has evaluated the key differences in accounting policies that are expected to arise from adopting Australian Equivalents of International Financial Reporting Standards (AIFRS) and the key differences are considered immaterial. The transition date for first-time adoption of AIFRS is 1 July 2004.

The financial report has been prepared on an accruals basis and is based on historical costs. It does not take into account changing money values or, except where stated, current valuations of non-current assets. Cost is based on the fair value of the consideration given in exchange for assets.

The following is a summary of the material accounting policies adopted by the entity in the preparation of the financial report. The accounting policies have been consistently applied, unless otherwise stated.

(a) Revenue

Revenue from sale of goods is recognised upon the delivery of goods to customers.

Revenue from the rendering of a service, most commonly hiring of containers is recognised upon the delivery of the container to the customers and is charged monthly in arrears.

Interest revenue is recognised when it is received.

Other revenue is recognised when the right to receive the revenue has been established.

All revenue is stated net of the amount of goods and services tax (GST).

(b) Inventories

Inventories are measured at the lower of cost and net realisable value. Costs incurred in bringing each container to its present location and condition are accounted for as follows:

Work-in-progress — cost of direct material and labour and a proportion of manufacturing overheads based on normal operating capacity.

Container stocks — actual purchase cost is allocated to each container on the basis of physical identification.

(c) Plant and Equipment

Each class of plant and equipment is carried at cost or fair value less, where applicable, any accumulated depreciation.

Plant and equipment

Plant and equipment is measured on the cost basis.

The carrying amount of plant and equipment is reviewed annually by directors to ensure it is not in excess of the recoverable amount from those assets. The recoverable amount is assessed on the basis of the expected net cash flows which will be received from the assets employment and subsequent disposal. The expected net cash flows have been discounted to present values in determining recoverable amounts.

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Depreciation

The depreciable amount of all fixed assets are depreciated over their estimated useful lives to the entity commencing from the time the asset is held ready for use.

Leasehold improvements are depreciated over the shorter of either the unexpired period of the lease or the estimated useful lives of the improvements.

Leases

Leases are classified at their inception as either operating or finance leases based on the economic substance of the agreement so as to reflect the risks and benefits incidental to ownership.

Finance Leases

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not the legal ownership, are transferred to the entity are classified as finance leases. Finance leases are capitalised, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual values. Leased assets are depreciated on a straight line basis over their estimated useful lives where it is likely that the entity will obtain ownership of the asset, or over the term of the lease. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Operating leases

Lease payments for operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in the periods in which they are incurred.

Lease incentives received under operating leases are recognised as a liability. Lease payments received reduced the liability.

(d) Intangibles

Goodwill

Goodwill acquired in business combinations is not amortised. Instead, goodwill is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, and is carried at cost less accumulated impairment losses. Gains or losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Formation costs

Formation costs are initially recorded at the purchase price. Formation costs are amortised on a straight line basis over the period of 20 years. The balances are reviewed annually and any balance representing future benefits the realisation of which is considered to be no longer probable are written off.

(e) Employee Benefits

Liabilities arising in respect of wages and salaries, annual leave and any other employee benefits expected to be settled within twelve months of the reporting date are measured at their nominal amounts based on remuneration rates which are expected to be paid when the liability is settled.

(f) Impairment of assets

Assets with an indefinite useful life are not amortised but are tested annually for impairment in accordance with AASB 136. Assets subject to annual depreciation or amortisation are reviewed for impairment whenever

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

events or circumstances arise that indicate that the carrying amount of the asset may be impaired. An impairment loss is recognised where the carrying amount of the asset exceeds its recoverable amount. The recoverable amount of an asset is defined as the higher of its fair value less costs to sell and value in use.

(g) Comparative Figures

The partnership was audited for the first time for the financial year ended 30 June 2004. A qualified audit opinion was issued in relation to the 2004 financial statements relating to unaudited opening balances as at 1 July 2003 resulting in a qualified audit opinion being given as to the operating result for the 2004 year. As such, 2004 comparatives relating to the income statement and supporting notes to the accounts are unaudited.

(h) Financial Instruments

Classification

The company classifies its financial instruments in the following categories: financial assets at fair value through profit and loss, loans and receivables, held-to-maturity investments, and available-for-sale financial assets. The classification depends on the purpose for which the investments were acquired. Management determines the classification of its investments at initial recognition and re-evaluates this designation at each reporting date.

(i) Income tax

The entity is a partnership for accounting and income tax purposes. Under Australian Taxation Law the individual partner entity is assessed on its share of partnership taxable income. It is possible that the taxation liability will vary from partner to partner depending on individual circumstances. Therefore it is not appropriate to include an income tax expense or liability in the partnership accounts.

NOTE 2: REVENUE

Operating activities

- sale of goods			2,671,720	2,332,870
- container hire revenue			1,643,005	1,373,439
- interest	2	(a)	603	3,720
- other revenue			2,130	86,927

Total Revenue			4,317,458	3,796,956

(a) Interest from:
- other persons			603	3,720

			603	3,720

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 3: PROFIT FROM CONTINUING ACTIVITIES

	Note	2005	2004

Profit/(losses) before income tax has been determined after:
Expenses:
Interest paid:
- other persons		59,883	40,065
Finance lease charges		115,606	69,871

Total finance costs		175,489	109,936
Depreciation of non-current assets
- Plant and equipment		32,696	32,474
- Hire stock		386,014	366,023
- Motor vehicles		25,820	30,022
Amortisation of non-current assets:
- goodwill		—	1,001

- Goodwill amortisation		—	1,001
Bad debts:
- trade debtors		22,501	12,281
- bad debts recovered		(1,744)	(2,643)

Bad and doubtful debts		20,757	9,638

Rental expense on operating leases
- minimum lease payments		71,293	69,871

Rental expense on operating leases		71,293	69,871
Foreign currency translation losses (gains)		(386)	(7,001)
Net loss/(gain) on disposal of non-current assets
- Plant and equipment		(97,054)	(139,514)

NOTE 4: CASH AND CASH EQUIVALENTS

	Note	2005	2004

Cash on hand		100	100
Cash at bank		—	19,279

		100	19,379

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 5: RECEIVABLES

	Note	2005	2004

CURRENT
Trade debtors		456,537	417,560
Other debtors		1,175	—

		457,712	417,560

NON-CURRENT
Amounts receivable from:
- associated companies		1,323	1,323

NOTE 6:	INVENTORIES

	Note	2005	2004

CURRENT
Work in progress at cost		17,576	—
Finished goods at cost		736,669	365,248

		754,245	365,248

NOTE 7: FINANCIAL ASSETS AT COST

	Note	2005	2004

NON CURRENT
- Unlisted shares		4	4

(a) Classification
The carrying amounts of the above financial assets are classified as follows:
Designated at fair value on initial recognition		4	4

		4	4

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 8: PLANT AND EQUIPMENT

	Note	2005	2004

Hire Container
At cost		2,443,277	2,021,887
Less accumulated depreciation		(1,314,423)	(1,074,189)

		1,128,854	947,698

Plant and Equipment
Plant and equipment
At cost		166,813	91,560
Less accumulated depreciation		(78,588)	(78,825)

		88,225	12,735
Motor vehicles
At cost		227,772	196,616
Less accumulated depreciation		(112,874)	(87,054)

		114,898	109,562
Office equipment
At cost		14,515	16,189
Less accumulated depreciation		(6,325)	(6,286)

		8,190	9,903
Computer equipment
At cost		60,782	90,905
Less accumulated depreciation		(39,589)	(57,475)

		21,193	33,430

Total plant and equipment		1,361,360	1,113,328

(a) Movements in Carrying Amounts

Movement in the carrying amounts for each class of plant and equipment between the beginning and the end of the current financial year

	Hire containers	Plant & equipment	Motor vehicles	Office equipment
2005	$	$	$	$

Balance at the beginning of the year	947,698	12,735	109,562	9,903
Additions	783,558	83,151	31,156	1,649
Disposals	(216,389)	—	—	—
Depreciation expense	(386,014)	(7,661)	(25,820)	(3,362)

Carrying amount at end of year	1,128,854	88,225	114,898	8,190

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Computer equipment	Total
2005	$	$

Balance at the beginning of the year	33,430	1,113,328
Additions	9,436	908,950
Disposals	—	(216,389)
Depreciation expense	(21,673)	(444,530)

Carrying amount at the end of the year	21,193	1,361,360

NOTE 9: INTANGIBLE ASSETS

	Note	2005	2004

Goodwill at cost		20,000	20,000
Less accumulated impairment losses		(2,991)	(2,991)

		17,009	17,009
Formation costs at cost		1,039	1,039

		18,048	18,048

NOTE 10:	PAYABLES

	Note	2005	2004

CURRENT
Unsecured liabilities
Trade creditors		383,490	273,257
Sundry creditors and accruals		144,922	179,302

		528,412	452,559

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 11:	BORROWINGS

	Note	2005	2004

CURRENT
Unsecured liabilities
Amounts payable to:
- partner related parties		183,060	147,661

Secured liabilities
Bank overdrafts		24,012	—
Bank loans		210,591	—
Hire purchase liability	13	299,479	195,007

		534,082	195,007

		717,142	342,668

NON-CURRENT
Secured liabilities
Bank loans		172,100	90,054
Hire purchase liability	13	554,024	474,205

		726,124	564,259

There was a Registered Mortgage Debenture over the whole of Australian Container Network Pty Ltd As Nominee For The ACN Partnership assets including goodwill and uncalled capital and called but unpaid capital together with relative insurance policy assigned to the National Australia Bank Limited.

Deed of Priority.

Letter of Subordination.

Guarantee and Indemnity for $675,000.00 given by the partner entities and related individuals supported by a Registered Mortgage Debenture over the assets of the partner entities.

The above security was subsequently released upon the sale of the partnership business. Refer Subsequent Events Note 16.

NOTE 12:	PROVISIONS

	Note		2005	2004

CURRENT
Employee benefits	(a	)	30,313	25,744

NON-CURRENT
Employee benefits	(a	)	29,875	20,991

(a) Aggregate employee benefits liability			60,188	46,735

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 13: CAPITAL AND LEASING COMMITMENTS

	Note	2005	2004

(a) Hire purchase commitments
Payable
- not later than one year		349,143	234,723
- later than one year and not later than five years		604,687	517,968

Minimum hire purchase payments		953,830	752,691
Less future finance charges		(100,327)	(83,479)

Total hire purchase liability		853,503	669,212

Represented by:
Current liability	11	299,479	195,007
Non-current liability	11	554,024	474,205

		853,503	669,212

(b) Operating lease commitments
Non-cancellable operating leases contracted for but not capitalised in the financial statements:
Payable
- not later than one year		28,300	27,309
- later than one year and not later than five years		68,481	8,864

		96,781	36,173

NOTE 14:	PARTNERS’ FUNDS

Partners’ current accounts

	For the Nine
	Months Ended
	March 31, 2006
	(Unaudited)

Koleet Pty Ltd
Opening Balance	253,350	224,399	137,554
Share of profits	87,153	74,774	86,845
Drawings	(25,000)	(45,823)	—

Closing Balance	315,503	253,350	224,399

Caraft Pty Ltd
Opening Balance	113,844	135,049	48,204
Share of profits	87,153	74,774	86,845
Drawings	(25,212)	(95,979)	—

Closing Balance	175,785	113,844	135,049

Wellest Pty Ltd
Opening Balance	223,580	198,384	111,539
Share of profits	87,152	74,775	86,845
Drawings	(25,253)	(49,579)	—

Closing Balance	285,479	223,580	198,384

	776,767	590,774	557,832

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 15:	RECONCILIATION OF U.S. GAAP

The Partnership’s financial statements have been prepared in accordance with Australian equivalents to International Financial Reporting Standard (AIFRSs) for the year ended 30 June 2005. The partners have considered whether the financial statements prepared on this basis differ materially from accounting standards generally accepted in the United States of America (U.S. GAAP). It was determined that the effects of the application of U.S. GAAP to net profit and partners’ equity was immaterial and therefore a reconciliation has not been considered necessary.

NOTE 16:	EVENTS SUBSEQUENT TO REPORTING DATE

The business of Australian Container Network partnership was purchased by Royal Wolf Trading Australia Pty Ltd on 28 April 2006. As part of the agreement Royal Wolf Trading Australia Pty Ltd purchased selected assets and assumed employee liabilities of the partnership together with the business trading name.

NOTE 17:	PARTNERSHIP DETAILS

The registered office of the nominee company is:

Australian Container Network Pty Ltd
C/- Pitcher Partners
Level 19, 15 William Street
Melbourne Vic 3000

NOTE 18:	PARTNERS’ AND EXECUTIVES’ REMUNERATION

	Salary, fees and
2005	non-monetary benefits	Super-annuation	Equity	TOTAL

PARTNERS
Sebastian Cavarra	59,881	4,500	—	64,381
Wendy Cavarra	87,060	6,660	—	93,720
Joe Kolenda	57,476	4,500	—	61,976
Peter Welsh	57,476	4,500	—	61,976

	261,893	20,160	—	282,053

	Salary, fees and
2004	non-monetary benefits	Super-annuation	Equity	TOTAL

PARTNERS
Sebastian Cavarra	54,074	4,050	—	58,124
Wendy Cavarra	65,978	4,410	—	70,388
Joe Kolenda	54,441	4,050	—	58,491
Peter Welsh	51,276	4,050	—	55,326

	225,769	16,560	—	242,329

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 19:	CASH FLOW INFORMATION

	For the Nine
	Months Ended
	March	March
	2006	2005		2005	2004
	$	$	Note	$	$
	(Unaudited)

(a) Reconciliation of cash
For the purposes of the statement of cash flows, cash includes cash on hand and at call deposits with banks or financial institutions, investments in money market instruments maturing within less than two months and net of bank overdrafts.

Cash at the end of the financial year as shown in the statements of cash flows is reconciled to the related items in the statement of financial position as follows:
Cash on hand	200	100		100	100
Cash at bank	—	51,127		—	19,279
Bank overdrafts	(168,719)	—		(24,012)	—

	(168,519)	51,227		(23,912)	19,379
(b) Reconciliation of cash flow from operations with profit from ordinary activities after income tax
Profit from ordinary activities after income tax	261,458	229,688		224,323	260,535
Non-cash flows in profit from ordinary activities Amortisation	—	—		—	1,952
Depreciation	402,780	117,337		444,530	428,519
Net (gain)/loss on disposal of property, plant and equipment	20,000	—		(97,054)	(139,514)
Lease/HP charges	8,619	—		78,980	66,783
New leases entered into	684,674	364,513		433,705	592,466
Changes in assets and liabilities
Increase in receivables	(303,587)	13,871		(38,977)	(13,494)
Increase in other assets	9,579	445		(1,861)	(5,234)
Increase in inventories	22,952	(115,016)		(388,997)	(55,526)
increase/(decrease) in payables	(13,151)	69,815		75,853	(513,649)
Increase in provisions	28,496	—		13,453	46,735

Cash flows from operations	1,121,820	680,653		743,955	669,573

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

NOTE 20:	FINANCIAL INSTRUMENTS

(a) Interest rate risk

The partnership’s exposure to interest rate risk, which is the risk that a financial instrument’s value will fluctuate as a result of changes in market interest rates and the effective weighted average interest rates on classes of financial assets and financial liabilities, is as follows:

					Weighted
	Floating	Fixed interest		Total carrying	average
	interest	rate maturing in:	Non-interest	amount as per	effective
2005	rate	Over 1 to 5 Years	bearing	the balance sheet	interest rate
Financial Instruments	$	$	$	$	%

(i) Financial assets
Cash	—	—	100	100	—
Trade and other receivables	—	—	457,712	457,712	—
Receivables — other related parties	—	—	1,323	1,323	—
Unlisted shares	—	—	4	4	—

Total financial assets	—	—	459,139	459,139

					Weighted
	Floating	Fixed interest		Total carrying	average
	interest	rate maturing in:	Non-interest	amount as per	effective
2005	rate	Over 1 to 5 Years	bearing	the balance sheet	interest rate
Financial Instruments	$	$	$	$	%

(ii) Financial liabilities
Bank overdraft	24,012	—	—	24,012	12.1
Trade creditors	—	—	383,490	383,490	—
Other creditors	—	—	8,238	8,238	—
Bank and other loans	382,691	—	—	382,691	8.3
Payable — director & director related parties	—	183,060	—	183,060	15.0
Hire purchase	—	—	853,503	853,503	7.7

Total financial liabilities	406,703	183,060	1,245,231	1,834,994

					Weighted
	Floating	Fixed interest		Total carrying	average
	interest	rate maturing in:	Non-interest	amount as per	effective
2004	rate	Over 1 to 5 Years	bearing	the balance sheet	interest rate
Financial Instruments	$	$	$	$	%

(iii) Financial assets
Cash	19,279	—	100	19,379	11.9
Trade and other receivables	—	—	417,560	417,560	—
Receivables — other related parties	—	—	1,323	1,323	—
Unlisted shares	—	—	4	4	—

Total financial assets	19,279	—	418,987	438,266

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

					Weighted
	Floating	Fixed interest		Total carrying	average
	interest	rate maturing in:	Non-interest	amount as per	effective
2004	rate	Over 1 to 5 Years	bearing	the balance sheet	interest rate
Financial Instruments	$	$	$	$	%

(iv) Financial liabilities
Trade creditors	—	—	273,257	273,257	—
Other creditors	—	—	72,803	72,803	—
Bank and other loans	—	—	90,054	90,054	10.8
Payable — director & director related parties	—	—	147,661	147,661	15.0
Hire purchase	—	—	669,212	669,212	7.7

Total financial liabilities	—	—	1,252,987	1,252,987

(b)	Credit Risk

The maximum exposure to credit risk, excluding the value of any collateral or other security, at balance date to recognised financial assets is the carrying amount of those assets, net of any provisions for doubtful debts, as disclosed in the statement of financial position and notes to the financial statements.

The entity does not have any material credit risk exposure to any single debtor or group of debtors under financial instruments entered into by the entity.

(c)	Net Fair Values

The net fair value of financial assets and financial liabilities approximates their carrying values as disclosed in the statement of financial position and notes to the financial statements.

The net fair value of listed investments have been valued at the quoted market bid price at balance date adjusted for transaction costs expected to be incurred. For other assets and other liabilities the net fair value approximates their carrying value. No financial assets and financial liabilities are readily traded on organised markets in standardised form other than listed investments, forward exchange contracts and interest rate swaps. Financial assets where the carrying amount exceeds net fair values have not been written down as the entity intends to hold these assets to maturity.

Aggregate net fair values and carrying amounts of financial assets and financial liabilities at balance date

	2005		2004
	Carrying Amount	Net Fair Value	Carrying Amount	Net Fair Value
	$	$	$	$

Financial assets
Financial assets at fair value through profit and loss	4	—	4	—

	4	—	4	—

AUSTRALIAN CONTAINER NETWORK PTY LTD AS NOMINEE FOR ACN PARTNERSHIP

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	2005		2004
	Carrying Amount	Net Fair Value	Carrying Amount	Net Fair Value
	$	$	$	$

Financial liabilities
Other loans and amounts due	1,236,194	—	759,266	—

	1,236,194	—	759,266	—

Annex A

Deed of Variation (No. 3)

to the Share Sale Deed relating to shares in RWA Holdings Pty Limited

Equity Partners Two Pty Limited (in its capacity as trustee of Equity Partners 2 Trust)
FOMM Pty Limited
FOMJ Pty Limited
Cetro Pty Limited
TWCE Pty Limited
Michael Paul Baxter
James Harold Warren
Paul Henry Jeffery
Peter Linden McCann
GFN Australasia Finance Pty Limited
General Finance Corporation
Bison Capital Australia LP

AURORA PLACE, 88 PHILLIP STREET, SYDNEY
NSW 2000, DX 117 SYDNEY TEL: +61 2 9921 8888 FAX: +61 2 9921 8123
www.minterellison.com

Deed of Variation (No. 3)

Details	A-3
Agreed terms	A-5
1. Defined terms & interpretation	A-5
2. Variation	A-5
3. Continued operation of the Share Sale Deed as amended and restated	A-5
4. Miscellaneous	A-5
4.1 Costs	A-5
4.2 Counterparts	A-5
4.3 Entire agreement	A-5
4.4 Governing law and jurisdiction	A-5
Signing page	A-6

Annexure A — Amended and Restated Share Sale Deed

A-2

Details

Date

Parties

Name	Equity Partners Two Pty Limited (as trustee of Equity Partners 2 Trust)
ACN	093 766 280
Notice details	Level 12, 60 Margaret Street, Sydney NSW 2000 Facsimile 02 8298 5150 Attention Rajeev Dhawan

Name	FOMM Pty Limited (as trustee of the FOMM Trust)
ACN	106 818 231
Notice details	66 Lucinda Avenue, Wahroonga NSW 2076 Facsimile 02 9482 3477 Attention Michael Baxter

Name	FOMJ Pty Limited (as trustee of the FOMJ Trust)
ACN	106 818 222
Notice details	10 Sofala Avenue, Riverview NSW 2066 Facsimile 02 9482 3477 Attention James Warren

Name	Cetro Pty Limited (as trustee of the FOMP Trust)
ACN	002 109 668
Notice details	Level 2, 57 Grosvenor Street, Neutral Bay NSW 2089 Facsimile 02 9981 7145 Attention Paul Jeffery

Name	TCWE Pty Limited (as trustee of the McCann Family Trust)
ACN	109 083 105
Notice details	9 Bunyana Avenue, Wahroonga NSW 2076 Facsimile 02 9482 3477 Attention Peter McCann

Name	Michael Paul Baxter
Notice details	66 Lucinda Avenue, Wahroonga NSW 2076 Facsimile 02 9482 3477

Name	James Harold Warren
Notice details	10 Sofala Avenue, Riverview NSW 2066 Facsimile 02 9482 3477

Name	Paul Henry Jeffery
Notice details	8/1150 Pittwater Road, Collaroy NSW 2107 Facsimile 02 9482 3477

Name	Peter Linden McCann
Notice details	9 Bunyana Avenue, Wahroonga NSW 2076 Facsimile 02 9482 3477

Name	GFN Australasia Finance Pty Limited
ACN	121 227 790
Notice details	C/- General Finance Corporation, 260 So. Los Robles Avenue, Suite #217 Pasadena, California 91101 Facsimile +1 626 795 8090 Attention: Mr Ronald F Valenta

Name	General Finance Corporation
Notice details	260 So. Los Robles Avenue, Suite #217 Pasadena, California 91101 Facsimile +1 626 795 8090 Attention: Mr Ronald F Valenta

A-3

Name	Bison Capital Australia LP (a limited partnership incorporated in accordance with the laws of Delaware, United States of America)
Incorporation number	33-1158464
Short form name	Bison-GE
Notice details	10877 Wilshire Blvd. Suite 1520, Los Angeles, CA 90024 United States of America Facsimile (310) 260 6576 Attention: Douglas B Trussler — Managing Member

A-4

Background

A The parties to this deed (other than Bison-GE) are parties to a Share Sale Deed dated 12 September 2006 (as amended on 19 January 2007 and on 9 March 2007) relating to shares in RWA Holdings Pty Limited (Share Sale Deed).

B The parties have agreed to amend and restate the Share Sale Deed in accordance with the terms of this deed so that as and from the date of this deed it is in the form of the document contained in Annexure A to this deed (Amended and Restated Share Sale Deed).

Agreed terms

1.  Defined terms & interpretation

In this deed, unless the context otherwise requires:

(a) a word or expression defined in the Share Sale Deed has the meaning given to it in the Amended and Restated Share Sale Deed;

(b) clauses 1.2 and 1.3 of the Amended and Restated Share Sale Deed apply to this deed, to the extent relevant, as if specifically incorporated in this deed; and

(c) to the extent of any inconsistency between this deed and the Amended and Restated Share Sale Deed, this deed will prevail.

2.  Variation

(a) (a) On and with effect from the date of this deed, the Share Sale Deed is amended and restated so that on and from the date of this deed the Share Sale Deed shall be in the form of the document contained in Annexure A to this deed.

(b) The parties acknowledge and agree that the rights and obligations of the parties (other than Bison-GE) under the Share Sale Deed are now as set out in Amended and Restated Share Sale Deed.

(c) The parties acknowledge and agree that by its execution of this deed Bison-GE has assumed the rights and obligations under the Share Sale Deed that it is expressed to have under the Amended and Restated Share Sale Deed.

(d) Bison-GE agrees to be included as a party to the Amended and Restated Share Sale Deed and agrees to assume all of the rights and obligations applying to it as set out in the Amended and Restated Share Sale Deed.

3.  Continued operation of the Share Sale Deed as amended and restated

Subject to the terms of this deed, the parties agree that the Share Sale Deed will continue in full force and effect in accordance with the terms of the document contained in Annexure A to this deed.

4.  Miscellaneous

4.1  Costs

Save to the extent otherwise provided for in the Amended and Restated Share Sale Deed, each party must pay its own costs and expenses incurred in connection with the preparation and execution of this deed.

4.2  Counterparts

This deed may be executed in counterparts. All executed counterparts constitute one document.

4.3  Entire agreement

This deed constitutes the entire agreement between the parties in connection with its subject matter and supersedes all previous agreements or understandings between the parties in connection with its subject matter.

4.4  Governing law and jurisdiction

This deed is governed by the law of New South Wales and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.

A-5

Signing page

EXECUTED as a deed.

Executed by Equity Partners Two Pty Limited in its capacity as trustee of Equity Partners 2 Trust
/s/ Richard Peter Gregson	/s/ Quentin Jones
Signature of director	Signature of director/company secretary (Please delete as applicable)
Richard Peter Gregson	Quentin Jones
Name of director (print)	Name of director/company secretary (print)

Executed by FOMM Pty Limited (as trustee of the FOMM Trust)
/s/ Michael Baxter
Signature of sole director and sole company secretary	who states that he or she is the sole director and the sole company secretary of the company.
Michael Baxter
Name of sole director and sole company secretary (print)

Executed by FOMJ Pty Limited (as trustee of the FOMJ Trust)
/s/ James H. Warren
Signature of sole director and sole company secretary	who states that he or she is the sole director and the sole company secretary of the company.
James H. Warren
Name of sole director and sole company secretary (print)

Executed by Cetro Pty Limited in its capacity as trustee of the FOMP Trust
/s/ Peter Henry Jeffrey
Signature of director	Signature of director/company secretary (Please delete as applicable)
Peter Henry Jeffrey
Name of director (print)	Name of director/company secretary (print)

Executed by TCWE Pty Limited (as trustee of the McCann Family Trust)
/s/ Peter McCann	/s/ Alexandra Merton-McCann
Signature of director	Signature of director/company secretary (Please delete as applicable)
Peter McCann	Alexandra Merton-McCann
Name of director (print)	Name of director/company secretary (print)
Signed by Michael Paul Baxter in the presence of
/s/ Gregory Brian Baxter	/s/ Michael Paul Baxter
Signature of witness	Michael Paul Baxter
Gregory Brian Baxter
Name of witness (print)
Signed by James Harold Warren in the presence of
/s/ Yuka Yamasaki	/s/ James Harold Warren
Signature of witness	James Harold Warren

A-6

Yuka Yamasaki

Name of witness (print)
Signed by Paul Henry Jeffery in the presence of

/s/ Jonathan Roy Blaker	/s/ Paul Henry Jeffrey
Signature of witness	Paul Henry Jeffrey

/s/ Jonathan Roy Blaker
Name of witness (print)
Signed by Peter Linden McCann in the presence of

/s/ Gregory Brian Baker
Signature of witness

/s/ Gregory Brian Baker	/s/ Peter Linden McCann

Name of witness (print)	Peter Linden McCann

Executed by GFN Australasia Finance Pty Limited

/s/ John O. Johnson
Signature of director	Signature of director/company secretary (Please delete as applicable)

/s/ John O. Johnson
Name of director	Director/company secretary (print)

Executed by General Finance Corporation

/s/ John O. Johnson
Signature of director

John O. Johnson

Name of director

BISON CAPITAL AUSTRALIA, L.P.

by

BISON CAPITAL AUSTRALIA GP, LLC,
a Delaware limited liability company

By:	/s/ Douglas B. Trussler
Name: Douglas B. Trussler
Its: Manager

A-7

Annexure A

Amended and Restated Share Sale Deed

Annexure to Deed of Variation (No. 3)

(As amended by Deeds of Variation dated

19 January 2007, 9 March 2007 and 30 March 2007)

Share sale deed

relating to shares in RWA Holdings Pty
Limited

Equity Partners Two Pty Limited (in its capacity as trustee of Equity Partners
2 Trust) (Equity Partners)
Cetro Pty Limited
FOMJ Pty Limited
FOMM Pty Limited
TCWE Pty Limited
(together the Management Vendors)
The persons listed in Schedule 2 (Guarantors)
GFN Australasia Finance Pty Limited (GFN)
General Finance Corporation (GFC)
Bison Capital Australia LP (Bison-GE)

AURORA PLACE, 88 PHILLIP STREET, SYDNEY
NSW 2000, DX 117 SYDNEY TEL: +61 2 9921 8888 FAX: +61 2 9921 8123
www.minterellison.com

Share sale deed

Details		A-6
Agreed terms		A-8
1.	Defined terms & interpretation	A-8
1.1	Defined terms	A-8
1.2	Interpretation	A-15
1.3	Headings	A-16
2.	Conditions	A-16
2.1	Conditions to First Completion	A-16
2.2	Conditions to Second Completion	A-17
2.3	Benefit and Waiver of Conditions	A-18
2.4	Conduct of the parties	A-18
2.5	Failure of Condition and termination	A-19
2.6	Extent of obligation to Fulfil Conditions	A-20
2.7	GFC Stockholder Approval	A-20
3.	Sale and purchase	A-20
3.1	Agreement to sell and purchase First Tranche Sale Shares	A-20
3.2	Agreement to sell and purchase Second Tranche Sale Shares	A-20
4.	Fair Value and Purchase Price	A-20
4.1	Fair Value	A-20
4.2	First Tranche Amount	A-21
4.3	Second Tranche Amount	A-21
4.4	Deposit	A-21
4.5	Adjustments	A-21
4.6	Purchase Price	A-23
4.7	Net Debt	A-23
4.8	Cleared funds	A-23
4.9	K & S Lease (Curtainsiders)	A-23
4.10	Maximum amount payable by Bison-GE	A-23
5.	Escrow	A-24
5.1	Management Vendors Escrow	A-24
5.2	Equity Partners Escrow	A-24
5.3	Interest	A-25
5.4	Effect of Second Completion	A-25
6.	Completion	A-25
6.1	First Completion — Time and place	A-25
6.2	First Completion — Obligations of the Vendors	A-25
6.3	Second Completion — Time and place	A-26
6.4	Second Completion — Obligations of the Management Vendors	A-26
6.5	Obligations of the Purchaser	A-26
6.6	Simultaneous actions at Completion	A-27
6.7	Records	A-27
6.8	Information and Assistance Following Completion	A-27

7.	Completion Accounts	A-28
7.1	Completion Accounts	A-28
7.2	Basis of preparation	A-28
7.3	Access to information	A-28
7.4	Review of Completion Accounts	A-28
7.5	Dispute Resolution Procedure	A-28
7.6	Costs	A-29
8.	Obligations before First Completion	A-29
8.1	Continuity of business	A-29
8.2	Notice of Change	A-30
8.3	SEC Proxy Filing	A-30
9.	Warranties and Indemnities	A-31
9.1	Warranties by Vendors and Bison-GE	A-31
9.2	Vendors’ Indemnity	A-31
9.3	Application of the Warranties	A-31
9.4	Disclosure	A-32
9.5	Acknowledgments	A-32
9.6	No reliance	A-32
9.7	Financial limits on Claims	A-33
9.8	Time limits on Claims	A-33
9.9	Maximum aggregate liability for Claims	A-33
9.10	Duty to mitigate	A-34
9.11	Rights of the Purchaser	A-34
9.12	Benefits or credits received by the Company or the Purchaser	A-34
9.13	Warranty payments	A-34
9.14	Trade Practices Act	A-34
9.15	Financial forecasts	A-34
9.16	Additional limitations	A-35
9.17	Vendors’ Tax Indemnity	A-35
9.18	Limits to recovery	A-35
9.19	Good faith negotiations in relation to disclosure of material items between signing and Completion	A-36
9.20	Effect of Second Completion	A-36
10.	K&S Lease Indemnity	A-36
11.	ADF Contract	A-37
12.	Environmental audit report	A-37
13.	GFC Undertaking	A-37
14.	Guarantee	A-37
14.1	Guarantee and indemnity	A-37
14.2	Enforcement against guarantors	A-37
14.3	Continuing Guarantee	A-37
14.4	Principal Obligations	A-37
14.5	Obligations Absolute and Unconditional	A-38
14.6	Winding-up or Bankruptcy of Management Vendor	A-38
14.7	Indemnity in Respect of Management Vendors’ Obligations	A-38

14.8	Payment under Indemnity	A-38
14.9	General Application of Indemnity	A-39
15.	Restraint	A-39
15.1	Definitions	A-39
15.2	Prohibited activities	A-39
15.3	Duration of prohibition	A-39
15.4	Geographic application of prohibition	A-40
15.5	Interpretation	A-40
15.6	Exceptions	A-40
15.7	Acknowledgments	A-40
15.8	Payment of Restraint Amount	A-40
16.	Representations by the Purchaser and GFC	A-41
16.1	Representations	A-41
16.2	Application of representations by the Purchaser and GFC	A-41
17.	Equity Partners limitation of liability	A-41
17.1	Limited capacity	A-41
17.2	Limited rights to sue	A-41
17.3	Exceptions	A-42
17.4	Limitation on authority	A-42
18.	GST	A-42
18.1	Interpretation	A-42
18.2	GST gross up	A-42
18.3	Reimbursements	A-42
18.4	Tax invoice	A-42
19.	Announcements	A-42
19.1	Announcements	A-42
20.	Notices and other communications	A-43
20.1	Service of notices	A-43
20.2	Effective on receipt	A-43
21.	Miscellaneous	A-43
21.1	Vendors’ Representatives	A-43
21.2	Alterations	A-43
21.3	Approvals and consents	A-43
21.4	Assignment	A-43
21.5	Costs	A-43
21.6	Stamp duty and other duties	A-44
21.7	Survival	A-44
21.8	Counterparts	A-44
21.9	No merger	A-44
21.10	Entire agreement	A-44
21.11	Further action	A-44
21.12	Severability	A-44
21.13	Waiver	A-44
21.14	Governing law and jurisdiction	A-44
21.15	Specific performance	A-44

Details

Date	12 September 2006

Parties

Name	Equity Partners Two Pty Limited (as trustee of Equity Partners 2 Trust)
ACN	093 766 280
Short form name	Equity Partners
Notice details	Level 12, 60 Margaret Street Sydney NSW 2000 Facsimile 02 8298 5150 Attention Rajeev Dhawan

Name	FOMM Pty Limited (as trustee of the FOMM Trust)
ACN	106 818 231
Notice details	66 Lucinda Avenue, Wahroonga NSW 2076 Facsimile 02 9482 3477 Attention Michael Baxter

Name	FOMJ Pty Limited (as trustee of the FOMJ Trust)
ACN	106 818 222
Notice details	10 Sofala Avenue, Riverview NSW 2066 Facsimile 02 9482 3477 Attention James Warren

Name	Cetro Pty Limited (as trustee of the FOMP Trust)
ACN	002 109 668
Notice details	Level 2, 57 Grosvenor Street, Neutral Bay NSW 2089 Facsimile 02 9981 7145 Attention Paul Jeffery

Name	TCWE Pty Limited (as trustee of the McCann Family Trust)
ACN	109 083 105
Notice details	9 Bunyana Avenue WAHROONGA NSW 2076 Facsimile 02 9482 3477 Attention Peter McCann

together the Management Vendors

Name	Each person listed in Schedule 2
Short form name	Each a Guarantor and collectively, the Guarantors

Name	GFN Australasia Finance Pty Limited
ACN	121 227 790

Short form name	GFN
Notice details	C/- General Finance Corporation, 260 So. Los Robles Avenue, Suite #217 Pasadena, California 91101 Facsimile +1 626 795 8090 Attention: Mr Ronald F Valenta

Name	General Finance Corporation
Short form name	GFC
Notice details	260 So. Los Robles Avenue, Suite #217 Pasadena, California 91101 Facsimile +1 626 795 8090 Attention: Mr Ronald F Valenta

Name	Bison Capital Australia LP (a limited partnership incorporated in accordance with the laws of Delaware, United States of America)
Incorporation number	33-1158464
Short form name	Bison-GE
Notice details	10877 Wilshire Blvd. Suite 1520, Los Angeles, CA 90024 United States of America

Facsimile (310) 260 6576 Attention: Douglas B Trussler — Managing Member

Background

A As at the date of this deed, the issued shares in the Company are held by the Original Vendors as set out in Schedule 1.

B The Company owns all the issued shares in Royal Wolf Trading Australia Pty Limited. Royal Wolf Trading Australia Pty Limited owns all the issued shares in Royal Wolf Hi-Tech Pty Limited.

C GFN is a wholly owned subsidiary of GFC.

D The Original Vendors have agreed to sell the First Tranche Sale Shares to Bison-GE and the Management Vendors and Bison-GE have agreed to sell the Second Tranche Sale Shares to GFN in each case on the terms and conditions set out in this deed.

E The fair market value of the Group is equal to the enterprise value of the Group and is equal to the total amount payable by GFN on acquiring all of the Second Tranche Sale Shares under this agreement which is A$116,500,000.00 comprised of the following:

(i) the amount of the Net Debt;

(ii) the Purchase Price; and

(iii) the Restraint Amount referred to in clause 15.1(c).

F Each Guarantor owns or controls a Management Vendor. The Purchasers have entered into this deed at the request of the Guarantors and each Guarantor has agreed to guarantee the obligations of the relevant Management Vendor in accordance with this deed.

Agreed terms

1.  Defined terms & interpretation

1.1  Defined terms

In this deed:

Accounts means the consolidated balance sheet of the Group as at the Accounts Date and the consolidated profit and loss statement and consolidated statement of cash flows of the Group for the financial year ended on the Accounts Date together with the notes to, and the reports of the directors in respect of, those accounts copies of which are included as Schedule 9.

Accounts Date means 30 June 2006.

ADF Contract means the Australian Defence Force Urban Operations Training Facility Contract(s) tendered for by the Group but not yet, as at the date of this deed, been awarded.

ANZ Facility means:

(a) the senior debt facility dated 17 December 2004 between Royal Wolf Trading, Australia and New Zealand Banking Group Limited (’ANZ’) and others as varied in accordance with several Variation Letters from ANZ to the Company, including on 13 June 2006;

(b) the Non Convertible Note facility between the Company, Australia and New Zealand Banking Group Limited and others; and

(c) any other moneys owing by the Group to ANZ.

Authorisations means any consent, licence, approval, notarisation, registration, permission or authorisation.

Associated Person means, in relation to a Vendor, a company controlled by that Vendor and, in relation to a Guarantor, means a company controlled by that Guarantor or that Guarantor’s spouse.

Backup Purchase Agreement means the agreement to be entered into between Ronald F Valenta, Bison-GE and the Management Vendors before the First Completion Date, in the form agreed by Bison-GE and the Management Vendors.

B Class Notes means the non-convertible notes issued by the Company to Equity Partners under the terms of the shareholders agreement governing the affairs of the Company.

Bison-GE Completion Amount means the sum of (i) through (iv) below:

(i) US$45,000,000; plus

(ii) Interest on US$45,000,000 for the period from First Completion Date to Second Completion Date calculated at the rate of 18% per annum on daily rests (but not capitalised); plus

(iii) to the extent paid by Bison-GE, the Restraint Amount (in US$) plus interest on that amount for the period from the date the Restraint Amount, or any portion thereof, is paid by Bison-GE to Second Completion Date calculated at the rate of 18% per annum on daily rests (but not capitalised); plus

(iv)  2.5% of the sum of the amounts determined pursuant to paragraphs (i), (ii) and (iii) above if Second Completion takes place within 6 months of First Completion or 3% of those amounts if Second Completion takes place more than 6 months after First Completion.

Bison-GE Completion Payment means, collectively, the sum of (a) (i) cash in the amount of the Bison-GE Completion Amount, minus (ii) the U.S. dollar equivalent of the Retained Interest, minus, (iii) any interest earned by Bison-GE on that portion of the US$45,000,000 not paid at the First Completion from the First Completion Date to the date paid to the Vendors, and (b) the Retained Interest.

Bison-GE Maximum Amount means A$55,178,792.

Bison-GE Subscription Amount means A$10,830,919, being the aggregate amount required to put the Company in funds to, on First Completion, pay-out the B Class Notes, cancel the Options and buy back the CFO Shares.

Budget means the budget adopted by the board of the Company in relation to the Business, a copy of which is included in the Data Room.

Business means the business of hire, sales and modification of portable storage containers, freight containers, portable container buildings and portable container offices carried on by the Group as at the date of this deed and as at First Completion.

Business Day means:

(a) for receiving a Notice under clause 20, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the Notice is received; and

(b) for all other purposes, a day that is not a Saturday, Sunday, public holiday or bank holiday in New South Wales.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Business Warranties means each of the representations and warranties set out in Schedule 5.

Cash means the amount of cash together with accrued interest on such cash, of the Group as at close of business on the First Completion Date.

CFO Shares means:

(a) 187,200 ordinary shares; and

(b) 8 C Class shares,

in the capital of the Company held by Equity Partners as bare trustee pursuant to clause 3.5 of the shareholders agreement governing the affairs of the Company.

Claim includes a claim, notice, demand, action, proceeding, litigation, investigation, judgment, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a third party or a party to this deed.

Company means RWA Holdings Pty Limited ACN 106 913 964.

Completion means First Completion or Second Completion, as the context may require.

Completion Accounts means the consolidated balance sheet and profit and loss statement of the Group as at the close of business on the First Completion Date to be prepared in accordance with clause 7.1.

Conditions means the conditions set out in clause 2.

Container Rental Equipment Amount means A$46,879,000.

Corporations Act means the Corporations Act 2001 (Cth).

Data Room means:

(a) the hard copies of the documents contained in Folders 6, 7, 8, 9, 10, 12, 13, 18, 22 and 23 as identified in the Due Diligence Index and exhibited hereto;

(b) the two CD-ROMs containing copies of the documents contained in Folder 29 as identified in the Due Diligence Index; and

(c) the other documents contained on the CD-ROM entitled ‘Data Room’,

delivered by the Original Vendors to GFN and to Bison-GE containing the information in relation to the Group made available in the data room established at the offices of Equity Partners in Sydney from 2 July 2006 to 5 September 2006.

Deposit means the amount(s) paid by GFN to the Vendors’ Representatives pursuant to clause 4.4.

Determination Date means the fifth Business Day after the date on which the Completion Accounts, the amount of Net Debt, the Completion Container Rental Equipment Amount, the Net Tangible Assets Amount, the Working Capital Amount and the K&S Lease Adjustment Amount become final and binding on the Original Vendors and each Purchaser under this deed.

Disclosure Documents means:

(a) this deed;

(b) the Disclosure Letter;

(c) all written material made available in the Data Room as specifically identified in the Due Diligence Index; and

(d) the Phase 1 environmental audit report commissioned by GFC in relation to the Group.

Disclosure Letter means:

(a) the letter from the Original Vendors addressed to GFN and dated and delivered to GFN on or before the date of this deed and includes all of its schedules and annexures, a copy of which has also been provided to Bison-GE; and

(b) a letter from the Management Vendors addressed to GFN and dated on or before the Second Completion Date, which discloses matters against the Business Warranties, and includes all of its schedules and annexures.

Due Diligence Index means the index of due diligence materials attached as Schedule 8.

Duty means any stamp duty or similar charge which is imposed by any Government Authority and includes any interest, fine, penalty, charge or other amount which is imposed in relation to such duty.

Employees means all of the persons employed by the Group as at First Completion.

Encumbrance includes mortgage, charge, lien, restriction against transfer, encumbrance, trust and other third party interest, including a finance or operating lease or hire purchase agreement.

Equity Partners Escrow Amount means A$2 million.

Escrow Account means the separate interest bearing bank accounts to be opened in Australia with Australia and New Zealand Banking Group Limited (or such other bank as the parties may agree):

(a) in the name of Minter Ellison, subject to the joint instructions of Equity Partners and Bison-GE, which will be established at First Completion and:

(i) within 30 days after First Completion, transferred into an account in the joint names of Equity Partners and Bison-GE; and

(ii) at Second Completion transferred into an account in the joint names of Equity Partners and GFN; and

(b) in the joint names of the Management Vendors and GFN which will be established at Second Completion in the joint names of the Management Vendors and GFN,

referred to in clauses 5.1 and 5.2.

Estimated Net Debt means A$59,869,303, being the Vendors’ reasonable estimate of the likely Net Debt at First Completion.

First Completion means completion of the sale and purchase of the First Tranche Sale Shares to Bison-GE as contemplated by this deed.

First Completion Date means the date on which First Completion occurs.

First Completion Payment means A$116,500,000 less:

(a) A$10,623,666; less

(b) Estimated Net Debt; less

(c) the Deposit, less

(d) the Equity Partners Escrow Amount; less

(e) the Restraint Amount.

First Tranche Sale Shares means such of the Sale Shares held by Equity Partners and by the Management Vendors as more particularly described in Part B of Schedule 1.

Funds means the superannuation funds to which the Group makes contributions in relation to its Employees as at the date of this deed.

Government Authority means any government, governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity and includes any other person authorised by Law to give consents, or impose requirements, in connection with the environment.

Group means the Company, Royal Wolf Trading and Royal Wolf Hi-Tech Pty Limited, ACN 079 735 050 and Group Company means any one of them.

GST has the meaning it has in the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Independent Accountant means a chartered accountant or firm of chartered accountants appointed under clause 7.5.

Industrial Instrument means any industrial award, collective agreement or other form of agreement made or taken to exist under an industrial law (including the Workplace Relations Act 1996).

Intellectual Property Rights means all rights conferred under statute, common law or equity in relation to:

(a) patents, copyright, registered and unregistered designs, trademarks, domain names, business names and confidential information; and

(b) any application or right to apply for registration of any of the rights referred to in paragraph (a).

K&S Lease (Curtainsiders) means the lease between K&S Freighters Pty Limited and Royal Wolf Trading in relation to the lease by Royal Wolf Trading of 70 curtainsider containers, a copy of which is attached as Schedule 10.

K&S Lease (Reefers) means the lease between K&S Freighters Pty Limited and Royal Wolf Trading in relation to the lease by Royal Wolf Trading of 12 reefers, a copy of which is attached as Schedule 11.

K&S Lease Adjustment Amount has the meaning in clause 4.9.

Key Employees means Robert Allan, Peter McCann and James Warren.

Law includes any law, regulation, authorisation, ruling, judgment, order or decree of any Government Authority and any statute, regulation, proclamation, ordinance or by-law in Australia or any other jurisdiction.

Leased Premises means the premises used or occupied by the Group as set out in Schedule 6.

Leases means the leases to which a Group Company is a party in respect of the Leased Premises.

Management Escrow Amount means A$5 million.

Management Vendors Respective Proportions means the respective proportions of the Management Vendors, as between themselves, set out in the sixth column of Part A of Schedule 1.

Management Vendors Second Completion Payment means the sum of:

(a) A$10,623,666;

(b) plus or minus 27.68% of the total amount of the adjustments calculated pursuant to clauses 4.5 and 4.9);

(c) plus interest on the amount referred to in paragraph (a) above (less the Management Vendors Escrow Amount) for the period from the First Completion Date to the Second Completion Date and interest for the amount referred to in paragraph (b) above for the period between the Determination Date and the Second Completion Date, such interest calculated at the rate of 18% per annum on daily rests (but not capitalised) provided that if the amount referred to in paragraph (b) is a negative amount then such amount shall be reduced from the amount referred to in paragraph (a) for the purposes of calculating such interest.

Material Adverse Effect means a material adverse effect occurring in respect of the assets, liabilities or profitability of the Group taken as a whole in the period on and from the Accounts Date to First Completion or from First Completion to Second Completion (as the case may be), but excluding the effects of changes that are generally applicable to the Australian economy. A matter will not be regarded as a Material Adverse Effect unless it has, or would be reasonably likely to have, an adverse effect on the earnings before interest, tax, depreciation and amortisation of the Group of more than 15 per cent in any 12 month period.

Net Debt means the amount calculated as follows:

B — A

where:

A = Cash; and

B = all debt which the Group has at the close of business on the First Completion Date including but not limited to:

(i) the aggregate amount owed by the Group under the ANZ Facility (including any accrued but unpaid interest) or to any other bank; plus

(ii) the aggregate amount (principal and accrued interest) owed by the Group in relation to the B Class Notes; plus

(iii) all other interest bearing debt or finance leases of the Group; plus

(iv) the amount (if any) of outstanding, deferred purchase price, consulting or non-compete or earn-out payment obligations of the Group under completed acquisition agreements; plus

(v) dividends or other distributions declared by the Group but not yet paid; plus

(vi) the amounts required to cash out and cancel all of the Options; plus

(vii) all amounts owing to ANZ under a finance lease in respect to Wridgways Australia Ltd; plus

(viii) all amounts owing in relation to the K&S Lease (Reefers); plus

(ix) the costs and expenses of the Vendors which are paid by the Company in accordance with clause 21.5(a); plus

(x) the outstanding bonus amount agreed to be paid by the Company to Norman Fricker (the former chairman of the Group);

but excluding the following:

(i) moneys owing to suppliers in the ordinary course of business;

(ii) amounts owing under any operating leases;

(iii) any debt disclosed by the Vendors to the Purchaser before the date of this deed in relation to the K&S Lease (Curtainsiders) and any liabilities associated with that lease; and

(iv) any amounts owing by the Group in relation to any assets acquired in satisfaction of the Group’s obligations under the ADF Contract less any deposits received by the Group in relation to the ADF Contract.

Net Tangible Assets Amount means total assets (less all intangibles) less total liabilities of the Group as set out in the Completion Accounts (excluding the amount required to cash out the Options, the costs and expenses of the Vendors which are paid by the Company in accordance with clause 21.5(a), the outstanding bonus amount paid by the Company to Norman Fricker, the consideration payable by the Company to Equity Partners in relation to the buy-back of the CFO Shares.

New Shareholders Agreement means a shareholders agreement to be entered into between Bison-GE and the Management Vendors on or before the First Completion Date in the form of Annexure C.

NTA Amount means A$2,700,000.

Options means:

(a) the options granted to employees of the Group over unissued shares in the Company under the terms of the RWA employee share option plan; and

(b) the options granted to Peter McCann over ordinary and Class C shares held on trust by Equity Partners under the terms of the service contract between Peter McCann and Royal Wolf Trading and the shareholders agreement governing the affairs of the Company.

Original Vendors means collectively Equity Partners and the Management Vendors.

Purchase Price for the First Tranche Shares has the meaning set out in clause 4.2(a) and for the Second Tranche Shares has the meaning set out in clause 4.3(a).

Purchaser means:

(a) in relation to First Completion and the First Tranche Sale Shares, Bison-GE; and

(b) in relation to Second Completion and the Second Tranche Sale Shares, GFN.

Records means all documents, books, files, reports, registers, copies of taxation returns, accounts and plans belonging or relating exclusively to or used by any Group Company.

Related Management Vendor means, in respect of a Guarantor, the Management Vendor set out opposite the name of the Guarantor in Schedule 2.

Retained Interest means, 16.0% of the debt and equity invested by GFC or any affiliate thereof (including the Deposit) prior to the Second Completion which amounts are necessary to complete the Second Completion and pay GFN’s obligations under this deed, which investments after the First Closing shall be upon terms that are to be mutually agreed by Bison-GE and GFN but will at GFN’s option include at least 50% debt and which, upon issuance to Bison-GE, shall result in Bison-GE owning 13.8% of the total issued share capital of GFN and any debt securities issued to GFC or any affiliate thereof.

Respective Proportions means the respective proportions of the Vendors as set out in the sixth column of Schedule 1.

Restraint Amount has the meaning given to that term in clause 15.1(c).

Royal Wolf Trading means Royal Wolf Trading Australia Pty Limited ACN 069 244 417.

Sale Shares means:

(a) in relation to the Original Vendors and First Completion, the First Tranche Sale Shares; and

(b) in relation to Bison-GE and the Management Vendors and Second Completion, the Second Tranche Sale Shares.

Second Completion means completion of the sale and purchase of the Second Tranche Sale Shares to GFN contemplated by this deed.

Second Completion Date means the date on which Second Completion occurs.

Second Completion Payment means the Bison-GE Completion Payment and the Management Vendors Second Completion Payment.

Second Tranche Sale Shares means the Sale Shares to be sold by the Management Vendors and Bison-GE as is more particularly described in Part C of Schedule 1 (and for the avoidance of doubt includes the D Class share in the Company issued to Bison-GE pursuant to clause 4.7).

SGAA means the Superannuation Guarantee Administration Act 1992 (Cth).

Subsidiaries means Royal Wolf Trading and Royal Wolf Hi-Tech Pty Limited.

Superannuation Guarantee Charge or SGC means the superannuation guarantee charge imposed by the Superannuation Guarantee Charge Act 1992 and the Superannuation Guarantee (Administration) Act 1992.

Tax means all forms of taxes, duties, imposts, charges, withholdings, rates, levies or other governmental impositions of whatever nature and by whatever authority imposed, assessed or charged together with all costs, charges, interest, penalties, fines, expenses and other additional statutory charges, incidental or related to the imposition.

Title and Capacity Warranties means each of the representations and warranties set out in Schedule 4.

Vendors means:

(a) in relation to the First Tranche Sale Shares and First Completion, collectively, the Original Vendors; and

(b) in relation to the Second Tranche Sale Shares and Second Completion, the Management Vendors and (except to the extent specified in clause 9.20(a)), Bison-GE.

Vendors’ Representatives means up to the date that is 5 Business Days after the Determination Date, Paul Jeffery or such other person appointed in writing from time to time by the Management Vendors and Rajeev Dhawan or such other person appointed from time to time by Equity Partners and after the date which is 5 Business days after the Determination Date means such person or persons appointed in writing from time to time by the Management Vendors.

Warranties means each of:

(a) the Business Warranties;

(b) the Title and Capacity Warranties;

(c) the indemnity in clause 9.2;

(d) the indemnity in clause 9.16;

(e) the indemnity in clause 10; and

(f) the warranty given by the Management Vendors in clause 8.3.

Working Capital Amount means current assets (excluding cash and deposits relating to ADF Contract) less current liabilities (excluding interest bearing debt (other than in relation to assets acquired by the Group in satisfaction of its obligations under the ADF Contract (if awarded)), finance leases, overdrafts and bank vendor financing).

1.1  Interpretation

In this deed, except where the context otherwise requires:

(a) the singular includes the plural and vice versa, and a gender includes other genders;

(b) another grammatical form of a defined word or expression has a corresponding meaning;

(c) a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this deed, and a reference to this deed includes any schedule or annexure;

(d) a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e) a reference to $, A$, $A, dollar or A$ is to Australian currency;

(f) a reference to time is to Sydney, Australia time;

(g) a reference to a party is to a party to this deed, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(h) a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(i) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(j) a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;

(k) any agreement, representation, warranty, indemnity or undertaking made or given by the Original Vendors binds and is given by them severally in their Respective Proportions;

(l) the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m) a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this deed or any part of it;

(n) if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day;

(o) a reference to ’as far as the Vendors/Equity Partners are aware’ or words to that effect means:

(i) in relation to Equity Partners, the actual knowledge of Equity Partners after having made due and proper enquiry of the Guarantors; and

(ii) in relation to the Management Vendors, the actual knowledge of the Guarantors,

(iii) but excluding any facts or circumstances in which any such person has constructive knowledge only; and

(p) a reference to ‘the date of this deed’ is to 12 September 2006.

1.2  Headings

Headings are for ease of reference only and do not affect interpretation.

2.  Conditions

2.1  Conditions to First Completion

First Completion of the sale and purchase of the First Tranche Sale Shares under this deed is subject to the following conditions precedent being satisfied on or before the First Completion Date:

(a) the written consent to the change in control of the Company is obtained by the Vendors to the extent required under the ANZ Facility;

(b) execution of the New Shareholders Agreement by the parties to it;

(c) no event occurring which has a Material Adverse Effect;

(d) Triton Container International Limited (Triton) gives, to the extent required under the relevant agreement, its consent to the change of control of Royal Wolf Trading arising as a result of the transaction contemplated by this deed as required under the container operating leases between Triton and Royal Wolf Trading and Triton confirms there are no present breaches of these agreements;

(e) Triton CSA International B.V. gives, to the extent required under the relevant agreement, its consent to the deemed assignment of the trademark licence agreement between Triton CSA International B.V. and Royal Wolf Trading such consent being in relation to a deemed assignment to either GFN, Bison-GE or Ronald Valenta;

(f) cancellation of all Options;

(g) the Vendors providing written evidence to each Purchaser that:

(i) the Vendors and the Company have terminated the shareholders agreement governing the operation of the Company dated 10 December 2003 (as amended);

(ii) the service contract between the relevant Group Company and Michael Baxter has been terminated; and

(iii) Mike Baxter has waived all claims he may have against the relevant Group Company as a result of the termination his service contract;

(h) the amendment of the service contracts for each of the Key Employees such that references to any shareholders agreement and any employee share option plan are deleted from those service contracts;

(i) all Key Employees entering into a deed with Royal Wolf Trading and each Purchaser pursuant to which they confirm that Royal Wolf Trading is not in default pursuant to their respective service contracts and that they have no claim against Royal Wolf Trading on any account other than for their current entitlements under such service contracts;

(j) the CFO Shares are bought back by the Company under Part 2J.1 of the Corporations Act; and

(k) the rights attaching to the Class C Shares are varied and, following such variation, the Class C Shares in the capital of the Company are converted into the number of ordinary shares specified in Part B of Schedule 1;

(l) the rights attaching to the Class A Shares are varied such that, immediately following First Completion, the Class A Shares in the capital of the Company will convert into 4,322,590 ordinary shares;

(m) Ronald F Valenta (and agreed affiliates) enters into the Backup Purchase Agreement with Bison-GE and the Management Vendors; and

(n) the Subscription Deed, in the form contained in Schedule 17, is entered into between the Company and Bison-GE in relation to the subscription by Bison-GE for a D Class Share in the capital of the Company for the Bison-GE Subscription Amount.

2.2  Conditions to Second Completion

(a) The obligation of Bison-GE and the Management Vendors to sell the Second Tranche Sale Shares and the obligation of GFN to purchase the Second Tranche Sale Shares is subject to the condition precedent that the stockholders of GFC shall have approved such transaction on the basis described in clause 2.7 (and GFC shall provide to Bison-GE and the Management Vendors written evidence of such approval).

(b) The obligation of the Management Vendors to sell the Second Tranche Sale Shares at the Second Completion is subject to the condition precedent that a notice is issued in writing by, or on behalf of, the Treasurer of the Commonwealth of Australia stating that the Commonwealth Government does not object to the parties entering into and completing this deed.

(c) The obligation of GFN to purchase the Second Tranche Sale Shares at the Second Completion is subject to the following conditions precedent (if not already satisfied in relation to First Completion), namely:

(i) no event occurring which has a Material Adverse Effect;

(ii) a notice is issued in writing by, or on behalf of, the Treasurer of the Commonwealth of Australia stating that the Commonwealth Government does not object to the parties entering into and completing this deed;

(iii) Triton gives, to the extent required under the relevant agreement, its consent to the change of control of Royal Wolf Trading arising as a result of the transaction contemplated by this deed as required under the container operating leases between Triton and Royal Wolf Trading and Triton confirms there are no present breaches of these agreements.

(iv) Triton CSA International B.V. gives, to the extent required under the relevant agreement, its consent to the deemed assignment of the trademark licence agreement between Triton CSA International B.V. and Royal Wolf Trading.

(v) each of the landlords to the Leases numbered 1, 2, 5, 10, 12, 13, 14 and 16 in Schedule 6 give their written consent to change of control in a form reasonably acceptable to the Purchaser.

(vi) cancellation of all Options;

(vii) the Vendors providing written evidence to the Purchaser that:

(A) the Vendors and the Company have terminated the shareholders agreement governing the operation of the Company dated 10 December 2003 (as amended);

(B) the service contract between the relevant Group Company and Michael Baxter has been terminated; and

(C) Mike Baxter has waived all claims he may have against the relevant Group Company as a result of the termination his service contract;

(viii) the amendment of the service contracts for each of the Key Employees such that references to any shareholders agreement and any employee share option plan are deleted from those service contracts;

(ix) all Key Employees entering into a deed with Royal Wolf Trading and the Purchaser pursuant to which they confirm that Royal Wolf Trading is not in default pursuant to their respective service contracts and that they have no claim against Royal Wolf Trading on any account other than for their current entitlements under such service contracts;

(x) the CFO Shares are bought back by the Company under Part 2J.1 of the Corporations Act;

(xi) Bison-GE has not waived any of the conditions precedent to First Completion (as set out in clause 2.1) unless GFN has consented to such waiver in writing.

(xii) ANZ has entered into a subordination agreement with Bison-GE with respect to a senior subordinated note facility to be made to the Group Companies by Bison-GE;

(xiii) the written consent to the change in control of the Company is obtained by the Vendors to the extent required under the ANZ Facility and the ANZ Facility remains in place and full force and effect or another finance facility acceptable to Bison-GE is in place and is in full force and effect.;

(xiv) Bison-GE shall have complied with its obligations under clause 23.1 of this deed;

(xv) Bison-GE shall have entered into a shareholders agreement with GFC and GFN in the form of the agreement set out in Schedule 14; and

(xvi) Bison-GE shall have entered into a shareholders agreement with the Management Vendors in the form of the agreement set out in Schedule 15; and

(xvii) Bison-GE shall have complied in all material respects with all covenants and agreements under this deed required to have been complied with at or prior the Second Completion.

(d) The obligation of Bison-GE to sell the Second Tranche Sale Shares registered in its name at the Second Completion is subject to the following conditions precedent (if not already satisfied in relation to First Completion), namely:

(i) a notice is issued in writing by or on behalf of the Treasurer of the Commonwealth of Australia stating that the Commonwealth Government does not object to the parties entering into and completing this deed;

(ii) ANZ has entered into a subordination agreement with Bison-GE with respect to a senior subordinated note facility to be made to the Group Companies by Bison-GE in a form acceptable to Bison-GE;

(iii) the written consent to the change in control of the Company is obtained by the Vendors to the extent required under the ANZ Facility and the ANZ Facility remains in place and full force and effect or another finance facility acceptable to Bison-GE is in place and is in full force and effect;

(iv) Bison-GE shall have received a legal opinion in form and content satisfactory to Bison-GE addressing the matters set forth in Schedule 16 to this deed;

(v) GFN and GFC shall have complied with their obligations under clause 23.1 and 23.2 of this deed;

(vi) GFN and GFC shall have complied in all material respects with all covenants and agreements under this deed required to have been complied with at or prior the Second Completion.

(vii) Bison-GE shall have entered into a shareholders agreement with GFC and GFN in the form of the agreement set out in Schedule 14.

(e) GFN acknowledges that the Conditions referred to in clauses 2.2(c)(iii) to (x) inclusive and (xiii) have been satisfied on or before the First Completion Date.

2.3  Benefit and Waiver of Conditions

(a) The Conditions in clauses 2.1(a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k) are for the benefit of Bison-GE.

(b) The Conditions in clauses 2.1(b) and (l) are for the benefit of both Bison-GE and the Original Vendors.

(c) The Condition in clause 2.2(c)(ii) is for the benefit of both Bison-GE and the Management Vendors.

(d) A Condition may only be waived in writing by the party entitled to the benefit of that Condition and will be effective only to the extent specifically set out in that waiver provided that Bison-GE may not waive any Condition set out in clause 2.1 without GFN’s written consent.

2.4  Conduct of the parties

(a) Each party must use all reasonable efforts within its own capacity to ensure that each Condition in clause 2.1 is fulfilled as soon as reasonably practicable and in any event before 5:00pm on 30 March 2007.

(b) Bison-GE, GFN and the Management Vendors must use all reasonable efforts within their own capacity to ensure that each Condition in clause 2.2 is fulfilled as soon as reasonably practicable.

(c) The parties must keep each other informed of progress in achieving satisfaction of each of the Conditions and of any circumstances which may result in any Condition not being satisfied in accordance with its terms.

(d) GFN agrees to act reasonably and to provide reasonable assistance to the Vendors in obtaining the requisite change of control consents contemplated in clauses 2.1(d) and 2.1(e)

(e) Without limiting clause 2.4(c), GFN and GFC agree to provide the Management Vendors and Bison-GE on a timely basis or upon written request with written updates of any material developments regarding the preparation, filing and approval of the proxy statements and GFC stockholder approval referred to in clause 2.2(a).

(f) The parties must, immediately upon becoming aware that the last of the Conditions has been satisfied or waived (in accordance with clause 2.2(e)), exchange written acknowledgements confirming that fact and confirming the date on which Completion will occur.

2.5  Failure of Condition and termination

(a) If any of the Conditions in clause 2.1 are not satisfied before 5:00pm on 30 March 2007 or such later date as the Vendors may agree in their discretion, then the Vendors have the right (but not the obligation) to immediately terminate this deed by notice in writing to Bison-GE and GFN.

(b) Subject to clause 2.5(h), if the Condition in clauses 2.2(a) is not satisfied by 5:00 pm on September 1, 2007 (California USA time) then the Management Vendors, Bison-GE or GFN shall have the right (but not the obligation) to immediately terminate the obligation of Bison-GE, the Management Vendors and GFN to complete the sale and purchase of the Second Tranche Sale Shares by notice in writing to the other parties (other than Equity Partners).

(c) Subject to clause 2.5(h), if GFC holds a special meeting of its stockholders at which the proposal to acquire the Second Tranche Shares is considered and voted upon and GFC stockholder approval is not obtained at such special meeting in terms of clause 2.7, the Management Vendors, Bison-GE or GFN shall have the right to immediately terminate the obligations of the Management Vendors, Bison-GE and GFN to complete the sale and purchase of the Second Tranche Sale Shares by notice in writing to the other parties (other than Equity Partners).

(d) Subject to clause 2.5(h), if the Condition in clause 2.2(b) is not satisfied prior to or within 20 Business Days following the satisfaction of the Condition in clause 2.2(a) then the Management Vendors shall have the right (but not the obligation) to immediately terminate the obligations of the Management Vendors and GFN under this deed to complete the sale and purchase of the Second Tranche Sale Shares registered in their names by notice in writing to Bison-GE and GFN.

(e) Subject to clause 2.5(h), if any of the Conditions in clause 2.2(c) are not satisfied prior to or within 20 Business Days following the satisfaction of the Condition in clause 2.2(a), then or such later date as GFN shall have the right (but not the obligation) to immediately terminate the obligations of the Management Vendors, Bison-GE and GFN under this deed to complete the sale and purchase of the Second Tranche Sale Shares by notice in writing to Bison-GE and the Management Vendors.

(f) Subject to clause 2.5(h), if any of the Conditions in clause 2.2(d) are not satisfied prior to or within 20 Business Days following the satisfaction of the Condition in clause 2.2(a), then Bison-GE have the right (but not the obligation) to immediately terminate the obligations of the Management Vendors, Bison-GE and GFN under this deed to complete the sale and purchase of the Second Tranche Sale Shares by notice in writing to the Management Vendors and GFN.

(g) Notwithstanding clause 2.5(h), if Second Completion shall not have occurred by April 4, 2008, then this deed, and the obligations of all parties under it in relation to the sale and purchase of the Second Tranche Sale Shares, will automatically terminate on that date, without the need for any party to give any notice of termination to any other party.

(h) A party that is in default of its obligations with respect to the satisfaction of any of the Conditions in clause 2.2 shall not be entitled to exercise any rights that it might otherwise have under this clause 2.5 to terminate any of the obligations of itself or any other party with respect to the completion of the sale and purchase of the Second Tranche Shares.

2.6  Extent of obligation to Fulfil Conditions

The obligation imposed on a party by clause 2.4(a) does not require the party to waive any Condition.

2.7  GFC Stockholder Approval

For the purposes of clause 2.2 the stockholders of GFC will be taken to have approved the purchase of the Second Tranche Sale Shares if and only if the following three conditions are met:

(a) such purchase is approved by the affirmative vote of the holders of a majority of the shares of GFC common stock present and entitled to vote at the special meeting with respect to such purchase;

(b) such purchase is approved by the affirmative vote of the holders of a majority of the shares of GFC common stock issued in GFC’s initial public offering that are voted with respect to such purchase; and

(c) the holders of 20% or more of GFC common stock issued in GFC’s initial public offering do not vote against such purchase and exercise their conversion rights under GFC’s certificate of incorporation.

3.  Sale and purchase

3.1  Agreement to sell and purchase First Tranche Sale Shares

The Management Vendors and Equity Partners agree to sell to Bison-GE and Bison-GE agrees to buy from the Management Vendors and Equity Partners the First Tranche Sale Shares:

(a) for the amount calculated in respect of that Vendor in accordance with clause 4.2;

(b) free from Encumbrances;

(c) with all rights, including dividend and voting rights, attached to them;

(d) on the First Completion Date; and

(e) subject to this deed.

3.2  Agreement to sell and purchase Second Tranche Sale Shares

Each Management Vendor and Bison-GE agrees to sell to GFN and GFN agrees to buy from each Management Vendor and Bison-GE the Second Tranche Sale Shares:

(a) for the Management Vendors Second Completion Payment payable to the Management Vendors in the Management Vendors Respective Proportions and the Bison-GE Completion Payment payable to Bison-GE respectively;

(b) free from Encumbrances (other than, in the case of Bison-GE only, any Encumbrances that existed on the date such Shares were acquired by Bison-GE);

(c) with all rights, including dividend and voting rights, attached to them;

(d) on the Second Completion Date; and

(e) subject to this deed.

4.  Fair Value and Purchase Price

4.1  Fair Value

The fair market value of the Group is equal to the enterprise value of the Group and is equal to the total amount payable by GFN under this agreement to acquire the Second Tranche Shares which is A$116,500,000 comprised of the following:

(a) the amount of the Net Debt;

(b) the Purchase Price; and

(c) the Restraint Amount referred to in clause 15.1(c).

4.2  First Tranche Amount

(a) The purchase price for the First Tranche Sale Shares is:

(i) the First Completion Payment; plus

(ii) the Deposit; plus

(iii) the Equity Partners Escrow Amount; plus

(iv) the amount (if any) payable by the Company to the Original Vendors pursuant to clause 4.7; less

(v) the amount (if any) payable by the Original Vendors to Bison-GE or the Company pursuant to clause 4.9,

subject to adjustment under clause 4.5.

(b) The purchase price payable to each Vendor for its First Tranche Sale Shares is the dollar amount specified opposite the name of that Vendor in column 3 of Part B of Schedule 1 (being that Vendor’s share of the First Completion Payment) plus the percentage of the total amount of the adjustments payable pursuant to clause 4.5 set opposite the name of that Vendor in column 4 of Part B of Schedule 1.

4.3  Second Tranche Amount

(a) The purchase price for the Second Tranche Sale Shares is:

(i) the Second Completion Payment; plus

(ii) the Management Escrow Amount.

(b) The total purchase price for the Second Tranche Sale Shares shall be paid as follows:

(i) the Bison-GE Completion Payment to Bison-GE in respect of the Sale Shares being sold by Bison-GE at Second Completion; and

(ii) the Management Vendors Second Completion Payment to the Management Vendors in the Management Vendors’ Respective Proportions in respect of the balance of the Second Tranche Sale Shares.

4.4  Deposit

(a) GFN has paid an amount of A$550,000 in cash to the Vendors’ Representatives or their nominee as a non-refundable deposit within 1 Business Day of the date of this deed.

(b) The parties acknowledge that GFN has paid the following additional amounts in cash to the Vendors’ Representatives or their nominee as a non-refundable deposit as follows:

(i) A$250,000 on 30 November 2006;

(ii) A$250,000 on 31 December 2006; and

(iii) A$250,000 on 31 January 2007.

(c) The Management Vendors and Equity Partners acknowledge and agree that the Deposit has been paid by the Vendor’s Representatives to the Vendors or the Company (if the Vendors so determine) (in their Respective Proportions) or in such proportion as the Vendors may agree.

4.5  Adjustments

(a) If the Net Tangible Assets Amount (as determined by reference to the Completion Accounts) is less than the relevant NTA Amount then on the Determination Date the Original Vendors (in their Respective Proportions) must pay an amount equal to the shortfall to Bison-GE and the Purchase Price will be decreased accordingly.

(b) If the Working Capital Amount (as determined by reference to the Completion Accounts) is less than A$3,000,000, then on the Determination Date the Original Vendors (in their Respective Proportions) must, subject to clause 4.5(j), pay an amount equal to the shortfall to Bison-GE and the Purchase Price will be decreased accordingly.

(c) If the gross amount of container rental equipment at First Completion as determined by reference to the Completion Accounts:

(i) is greater than the Container Rental Equipment Amount then on the Determination Date but subject to clause 4.10 Bison-GE must pay an amount equal to the excess to the Original Vendors (in their Respective Proportions) and the Purchase Price will be increased accordingly; or

(ii) is less than the Container Rental Equipment Amount then on the Determination Date the Original Vendors (in their Respective Proportions) must pay an amount equal to the shortfall to Bison-GE and the Purchase Price will be decreased accordingly.

(d) If the Net Debt (as determined by reference to the Completion Accounts) is:

(i) less than the Estimated Net Debt then on the Determination Date, subject to clause 4.10 Bison-GE must pay an amount equal to the difference to the Original Vendors in their Respective Proportions and the Purchase Price will be increased accordingly; or

(ii) greater than the Estimated Net Debt, then on the Determination Date, the Original Vendors in their Respective Proportions must pay an amount equal to the difference to Bison-GE and the Purchase Price will be reduced accordingly.

(e) The parties agree that any payments to be made pursuant to clauses 4.5(a), (b), (c) and (d) and clauses 4.7 and 4.9 will be netted off so that only one payment of the appropriate net amount will be payable by the relevant party.

(f) Bison-GE agrees that it may not reduce or set-off any amounts payable to the Original Vendors under this clause 4.5 against any Claims made by Bison-GE against the Original Vendors under this deed.

(g) All adjustments required to be paid under this clause 4.5, and under clause 4.9, will be paid in cash and:

(i) if the adjustment payment is owed by the Purchaser to the Vendors, then the total amount of the adjustment payment that is payable on the Determination Date is the aggregate of such percentages set out in column 4 of Part B of Schedule 1, and the adjustment payment will be payable to the Vendors in the proportions set out in column 4 of Part B of Schedule 1;

(ii) the balance of the adjustment amount (referred to in paragraph (b) of the definition of Management Vendors Completion Payment) will be payable to the Management Vendors at Second Completion;

(iii) if the adjustment payment is owed by the Vendors to the Purchaser, then the total amount of the adjustment payment that is payable on the Determination Date will be payable by the Vendors to the Purchaser in the proportions set out in column 4 of Part B of Schedule 1;

(iv) the balance of the adjustment amount will be payable to the Purchaser by the Management Vendors at Second Completion;

(h) Subject only to paragraph (j) below, the parties acknowledge and agree that each of paragraphs (a) to (d) above operate separately and independently from each of the other of those paragraphs, so that an adjustment may be made in respect of the same subject matter or item under one or more of those paragraphs.

(i) For completeness, worked examples of the adjustments contemplated by clauses 4.5 and 4.9 are set out in Schedule 12.

(j) The Original Vendors will be entitled to offset against their obligation to pay Bison-GE in respect of any shortfall in Working Capital under clause 4.5(b) an amount equal to the excess Net Tangible Assets Amount (being the amount by which the Net Tangible Assets Amount exceeds the NTA Amount), up to a maximum set-off amount of A$250,000.

4.6  Purchase Price

The Purchase Price for the First Tranche Sale Shares must be paid subject to the adjustments under clauses 4.5, 4.7 and 4.9 to the Vendors in cash.

4.7  Net Debt

(a) On the First Completion Date, subject to the limitations of clause 4.10, Bison-GE must subscribe for one D Class share in the capital of the Company having the rights set out in the constitution of the Company adopted on First Completion at a subscription price equal to the Bison-GE Subscription Amount. The execution of the Subscription Deed referred to in clause 2.1(n) by Bison-GE constitutes an irrevocable application to subscribe, on First Completion, for that D Class share in the capital of the Company.

(b) The Original Vendors represent and warrant that immediately upon the Company receiving the Bison-GE Subscription Amount:

(i) the redemption of the B Class Notes will have been completed in full (by paying the issue price and all accrued interest on the B Class Notes to Equity Partners);

(ii) all of the Options will have been cancelled on the basis that 75% of this amount is paid on First Completion and the balance on July 31, 2007; and

(iii) the buy-back of the CFO Shares will have been completed.

4.8  Cleared funds

All cash payments under this clause 4 must be paid by bank cheque or payable in immediately available funds to a single bank account nominated by the Original Vendors in full and final satisfaction of the Purchaser’s obligations to make cash payments to the Original Vendors under this clause 4.

4.9  K& S Lease (Curtainsiders)

If the outstanding balance owing under the K & S Lease (Curtainsiders) at First Completion exceeds A$482,000, the Original Vendors (in their Respective Proportions) must pay the excess (the K&S Lease Adjustment Amount) to Bison-GE on the Determination Date as a reduction in the Purchase Price.

4.10  Maximum amount payable by Bison-GE

(a) Notwithstanding any other provision in this deed (except clause 15.8(b)) or in any other document entered into between any of the parties, the maximum aggregate amount that Bison-GE will be required to pay under this deed (whether in payment of the First Completion Amount or any amount that it is required to pay to the Vendors or to pay or procure to be provided to the Company or any other person) will not exceed the Bison-GE Maximum Amount.

(b) To the extent that Bison-GE is required to pay or procure any further amounts to be paid to the Original Vendors, the Company or any other person under this deed in excess of the Bison-GE Maximum Amount, subject to clause 15.8(b), that amount will be paid by GFN in accordance with clause 4.10(c), (d) and (e).

(c) On and from Second Completion any outstanding payment or procurement obligations of Bison-GE under this deed shall apply as if GFN (and not Bison-GE) purchased the First Tranche Sale Shares on the First Completion Date and GFN was named as the party required to pay or procure the payment of all amounts referred to in this deed.

(d) If it is determined that the Bison -GE Maximum Amount will be exceeded then as regards the amount of the adjustments due to the Original Vendors pursuant to clause 4.5, all monies that are available up to the Bison-GE Maximum Amount shall be paid as a first priority to Equity Partners and as a second priority to the Management Vendors.

(e) If, after making payments in the above order of priority, there is any shortfall in the amount payable to:

(i) Equity Partners, such shortfall will become payable to Equity Partners by GFN at Second Completion and on the basis that such shortfall will carry interest at the rate of 18% per annum (calculated on daily rests and not capitalised) from the Date of Determination ; and/or

(ii) the Management Vendors, such shortfall shall be added to the Management Vendors Second Completion Payment on the basis that it carries interest at the rate of 18% per annum (calculated on daily rests and not capitalised) from the Date of Determination.

(f) If the Second Completion Date occurs prior to the Determination Date then any net adjustments to be paid to the Original Vendors shall be paid by GFN (and Bison-GE shall have no liability to pay any such adjustments) and any adjustments to be paid to Bison-GE shall be paid to GFN (and Bison-GE shall have no entitlement to such adjustments).

(g) Bison-GE represents and warrants to each of the Vendors and to GFN that on or before the First Completion Date it will be capitalised to not less than US$45 million.

5.  Escrow

5.1  Management Vendors Escrow

(a) The Management Vendors irrevocably consent to GFN paying or dealing with the Management Escrow Amount in accordance with clause 5.1(b).

(b) The Management Vendors and GFN agree and must procure that the Management Escrow Amount is paid on Second Completion and released as follows:

(i) first, in payment and discharge to the Purchaser of any Claim made by the Purchaser under the Warranties against the Management Vendors (or against the Guarantors under clause 14), which Claim has been agreed, settled or finalised in accordance with clause 9;

(ii) on the first anniversary of the date of this deed, the amount (if any) by which A$1,250,000 exceeds the amount of any outstanding Claims made by the Purchaser against the Management Vendors under the Warranties or any Claims which have been agreed, settled or finalised will be released to the Management Vendors in the Management Vendors Respective Proportions on that date;

(iii) on the date that is 18 months after the date of this deed, the amount remaining in the Escrow Account, together with any accrued interest, that is not subject to any outstanding Claim or Claims made by the Purchaser against the Management Vendors under the Warranties will be released to the Management Vendors in the Management Vendors Respective Proportions on that date; and

(iv) if any or all of the Management Escrow Amount remains after the Claim or Claims referred to in clause 5.1(b)(iii) have been agreed, settled or finalised, that amount (together with any interest) will be released to the Management Vendors in the Management Vendors Respective Proportions immediately following such agreement, settlement or finalisation of the relevant Claim.

(c) The Management Vendors agree that they are not entitled to satisfy their obligations to pay any amounts payable by the Management Vendors to the Purchaser under clause 4.5 out of the Management Escrow Amount.

(d) The Purchaser agrees that it must first satisfy the total amount of all Claims made by it against the Management Vendors from the Management Escrow Amount before the Purchaser becomes entitled to recover any other cash in respect of a damages Claim from the Management Vendors.

5.2  Equity Partners Escrow

(a) Equity Partners irrevocably consents to Bison-GE paying the Equity Partners Escrow Amount in accordance with clause 5.2(b).

(b) Equity Partners and Bison-GE agree and must procure that the Equity Partners Escrow Amount is paid on First Completion and released as follows:

(i) first, in payment and discharge to the Purchaser of any Claim made by the Purchaser against Equity Partners under the Warranties, which Claim has been agreed, settled or finalised in accordance with clause 9;

(ii) on the first anniversary of the date of this deed, the amount (if any) by which A$500,000 exceeds the amount of any outstanding Claims made by the Purchaser against Equity Partners under the Warranties or any Claims which have been agreed, settled or finalised will be released to Equity Partners on that date;

(iii) on the date that is 18 months after the date of this deed, the amount remaining in the Escrow Account, together with any accrued interest, that is not subject to any outstanding Claim or Claims made by the Purchaser against Equity Partners under the Warranties will be released to Equity Partners on that date; and

(iv) if any or all of the Escrow Amount remains after the Claim or Claims referred to in clause 5.2(b)(iii) have been agreed, settled or finalised, that amount (together with any interest) will be released to Equity Partners immediately following such agreement, settlement or finalisation of the relevant Claim.

(c) Equity Partners agrees that it is not entitled to satisfy its obligations to pay any amounts payable by Equity Partners to the Purchaser under clause 4.5 out of the Equity Partners Escrow Amount.

(d) The Purchaser agrees that it must first satisfy the total amount of all Claims made by it against Equity Partners from the Equity Partners Escrow Amount before the Purchaser becomes entitled to recover any other cash in respect of a damages Claim from Equity Partners.

5.3  Interest

(a) The Management Vendors will be entitled to all interest earned on the Management Escrow Amount.

(b) Equity Partners will be entitled to all interest earned on the Equity Partners Escrow Amount.

5.4  Effect of Second Completion

For the avoidance of doubt, the parties agree that on and from Second Completion the Equity Partners Escrow Amount (or the remaining balance thereof) shall be held in the Escrow Account in the joint names of Equity Partners and GFN and that the provisions of clauses 5.2 and 5.3 shall thereafter apply as if GFN (and not Bison-GE) purchased the First Tranche Sale Shares.

6.  Completion

6.1  First Completion — Time and place

First Completion will take place on or prior to March 30, 2007 at the offices of Minter Ellison, Aurora Place, 88 Phillip Street, Sydney, NSW 2000 or such other time and place agreed by the parties in writing.

6.2  First Completion — Obligations of the Vendors

At or before First Completion the Vendors must:

(a) deliver to the Purchaser duly executed and completed transfers in favour of the Purchaser of the First Tranche Sale Shares in registrable form, together with the relevant share certificates for cancellation;

(b) produce to the Purchaser any power of attorney or other authority under which the transfers of the First Tranche Sale Shares are executed together with an irrevocable consent and waiver by any person with a right of pre-emption in relation to the First Tranche Sale Shares;

(c) cause the board of directors of the Company to resolve that the transfers of the First Tranche Sale Shares together with relevant share certificates, be approved and registered (subject only to the payment of stamp duties or other Taxes of a similar nature) and the transaction of any other business of which the Purchaser may give notice prior to the First Completion Date;

(d) cause the boards of directors of each Group Company to resolve to approve the matters referred to in clauses 6.2(c), (e), (f) and (g);

(e) cause the persons named in the fourth and fifth columns of Schedule 3 to be appointed as directors and secretary (as applicable) of the Company and each respective Group Company with effect from First Completion (subject to receipt by the Vendors of consents to act from each such person);

(f) cause the resignation of the persons named in the second and third columns of Schedule 3 as directors and secretary (as applicable) of each Group Company, with effect from First Completion;

(g) cause the revocation, with effect from First Completion, of all authorities relating to bank accounts of each Group Company;

(h) deliver to the Purchaser or otherwise make available at the registered office of the Company, all Records (other than those which the Vendors are entitled to retain under clause 6.7). The Vendors must ensure that the register of members of each Group Company is accurate and up to date;

(i) deliver to the Purchaser or otherwise make available at the registered office of the Company the common seal (if any) of each Group Company;

(j) procure each of the Key Employees to enter into deeds containing the matters referred to in clause 2.1(i);

(k) deliver evidence of the release of the equitable mortgage existing over certain of the Sale Shares held by Cetro Pty Limited, FOMJ Pty Limited and FOMM Pty Limited created pursuant to an Equitable Mortgage of Shares between those Vendors, Triton CSA International B.V and others; and

(l) do all other things necessary or desirable to transfer the First Tranche Sale Shares and complete any other transaction contemplated by this deed, including delivering new share certificates with respect to the First Tranche Sale Shares to the Purchaser, to place the Purchaser in effective control of the Group and the Business.

6.3  Second Completion — Time and place

Second Completion will take place within 5 Business Days of the Condition in clause 2.2(a) being satisfied (and all of the other Conditions in clause 2.2 being satisfied or waived) at the offices of Blake Dawson Waldron, Level 36, 225 George Street, Sydney 2000 or such other time and place agreed by the Vendors and the Purchaser in writing.

6.4  Second Completion — Obligations of the Management Vendors

At or before Second Completion each of the Management Vendors and Bison-GE severally in respect of the Second Tranche Sale Shares registered in their own names must:

(a) deliver to the Purchaser duly executed and completed transfers in favour of the Purchaser of those Second Tranche Sale Shares in registrable form, together with the relevant share certificates for cancellation;

(b) produce to the Purchaser any power of attorney or other authority under which the transfers of the Second Tranche Sale Shares are executed together with an irrevocable consent and waiver by any person with a right of pre-emption in relation to those Second Tranche Sale Shares;

(c) cause the board of directors of the Company to resolve that the transfers of those Second Tranche Sale Shares together with relevant share certificates, be approved and registered (subject only to the payment of stamp duties or other Taxes of a similar nature) and the transaction of any other business of which the Purchaser may give notice prior to the Second Completion Date;

(d) do all other things necessary or desirable to transfer those Second Tranche Sale Shares and complete any other transaction contemplated by this deed, including delivering new share certificates with respect to those Second Tranche Sale Shares to the Purchaser, to place the Purchaser in effective control of the Group and the Business; and

(e) agree to the termination and release of the New Shareholders Agreement.

6.5  Obligations of the Purchaser

(a) At First Completion, the Purchaser must:

(i) pay the First Completion Payment, in accordance with clause 4.6;

(ii) pay to the Company the aggregate subscription amount for the D Class shares subscribed for by the Purchaser pursuant to clause 4.7(a);

(iii) pay the Equity Partners Escrow Amount into the Escrow Account; and

(iv) deliver a deed in a form reasonably acceptable to the Original Vendors under which the Purchasers release all directors and officers of the Group Companies from all liabilities incurred by them in their capacities as officers of the Group other than for gross negligence, wilful misconduct or fraud and pursuant to which all such directors release the Group Companies from any Claim any such directors may have against any Group Company.

(b) At Second Completion the Purchaser must:

(i) pay the Second Completion Payment, in accordance with clause 4.6; and

(ii) pay the Management Escrow Amount into the Escrow Account.

(c) The Purchaser agrees that it may not reduce or set off against its obligation to pay the First Completion Payment or the Second Completion Payment any Claims made by the Purchaser against the Vendors under this deed.

(d) The Purchasers agree that the D Class share issued to Bison-GE pursuant to clause 4.7 will not affect the amount of the Management Vendors Second Completion Payment.

6.6  Simultaneous actions at Completion

(a) In respect of First Completion:

(i) the obligations of the parties under this deed are interdependent;

(ii) all actions required to be performed will be taken to have occurred simultaneously on the First Completion Date; and

(iii) the Purchaser need not complete the purchase of any of the First Tranche Sale Shares unless the purchase of all the First Tranche Sale Shares is completed simultaneously.

(b) In respect of Second Completion:

(i) the obligations of the parties under this deed are interdependent;

(ii) all actions required to be performed will be taken to have occurred simultaneously on the Second Completion Date; and

(iii) the Purchaser may not acquire any of the Second Tranche Sale Shares from the Management Vendors unless it has simultaneously acquired the Second Tranche Sale Shares from Bison-GE.

6.7  Records

After First Completion and after Second Completion, the Vendors may retain copies of any Records necessary for the Vendors to comply with any applicable law (including, without limitation, any applicable Tax law) and to prepare Tax or other returns required of them by law.

6.8  Information and Assistance Following Completion

(a) For 90 days after First Completion and Second Completion (if applicable), if Bison-GE or GFN gives the Vendors (or any of them) notice (‘Assistance Notice’) so requesting the Vendors must furnish the Purchaser with such information relating to the Business in the possession and control of that Vendor specified in the Assistance Notice.

(b) Michael Baxter agrees to assist Bison-GE and GFN (at the Company’s cost) with transition issues for a 360 day period following First Completion on the terms and conditions contained in the Consultancy Agreement contained in Schedule 13 (Michael Baxter Consultancy Agreement). The payments due under the Michael Baxter

Consultancy Agreement shall commence immediately following the Second Completion Date but on the basis that such agreement commenced on the First Completion Date.

7.  Completion Accounts

7.1  Completion Accounts

GFN must as soon as practicable, and in any event no later than 20 Business Days, after the First Completion Date procure that the Group prepares and gives the Vendors’ Representatives a profit and loss statement as at the First Completion Date together with a balance sheet for the Group as at the close of business on the First Completion Date in relation to the period from 1 July 2006 up to the close of business on the First Completion Date (both days inclusive).

7.2  Basis of preparation

(a) The Completion Accounts must be prepared and the amount of the Net Debt, the Container Rental Equipment Amount, the Net Tangible Assets Amount, the Working Capital Amount and the K&S Lease Adjustment Amount, must be calculated on the same basis as the Accounts.

7.3  Access to information

GFN must ensure that all reasonable information and assistance requested by the Vendors’ Representatives is given to them to review the draft Completion Accounts and must permit the Vendors’ Representatives and the Vendors’ advisers to have reasonable access to, and take extracts from, or make copies of, the Records to review the Completion Accounts.

7.4  Review of Completion Accounts

If the Vendors’ Representatives do not dispute the Completion Accounts within ten Business Days after the date on which they are given a copy of the draft Completion Accounts (Final Objection Date) those accounts will be taken to be the final Completion Accounts and the amount of the Net Debt, the Completion Container Rental Equipment Amount, the Net Tangible Assets Amount, the Working Capital Amount and the K&S Lease Adjustment Amount in those accounts will be final and binding on the parties. If the Vendors’ Representatives dispute the Completion Accounts before the Final Objection Date, the dispute will be determined in accordance with clause 7.5.

7.5  Dispute Resolution Procedure

(a) If the Vendors’ Representatives dispute the Completion Accounts, the Vendors’ Representatives must give GFN a notice (Dispute Notice) before the Final Objection Date setting out:

(i) reasonable details of each matter in dispute; and

(ii) the reasons why each matter is disputed.

(b) Within ten Business Days of the Vendors’ Representatives giving GFN a Dispute Notice, GFN must give the Vendors’ Representatives a response in writing on the disputed matters (Response).

(c) If the dispute has not been resolved within ten Business Days of the Purchaser giving the Response to the Vendors’ Representatives, the dispute must promptly be submitted for determination to the Independent Accountant to determine the matter or matters in dispute.

(d) The Independent Accountant must be agreed by the Vendors’ Representatives and the Purchaser. If the Vendors and the Purchaser cannot agree within ten Business Days of the expiry of the period in clause 7.5(c), then the Independent Accountant will be nominated, at the request of either the Vendors or the Purchaser, by the President of the Institute of Chartered Accountants (Sydney Branch).

(e) The disputed matters must be referred to the Independent Accountant by written submission which must include the draft Completion Accounts, the Dispute Notice, the Response and an extract of the relevant provisions of this deed. The Independent Accountant must also be instructed to finish its determination no later than ten Business Days after its appointment (or another period agreed in writing by the Vendors’ Representatives and the Purchaser). Each party shall be entitled to make such written submissions as it deems fit.

(f) The parties must promptly supply the Independent Accountant with any information, assistance and cooperation requested in writing by the Independent Accountant in connection with its determination. All correspondence between the Independent Accountant and a party must be copied to the other parties.

(g) The Independent Accountant must act as an expert and not as an arbitrator and its written determination will be final and binding on the parties in the absence of manifest error and the Completion Accounts will be deemed to be amended accordingly and will be taken to comprise the final Completion Accounts.

7.6  Costs

The costs of the Independent Accountant (if instructed) will be borne by the Vendors (in their Respective Proportions) as to one-half and by GFN as to one-half.

8.  Obligations before First Completion

8.1  Continuity of business

Equity Partners and the Management Vendors must, to the extent within their respective powers as shareholders of the Company and through their board representation, procure that, until First Completion; and Bison-GE must (as regards the matters set out in sub-clauses (c) and (d) only), and the Management Vendors must to the extent within their respective powers as shareholders of the Company and through their board representation procure that between the First Completion and the Second Completion, each Group Company:

(a) manages and conducts its Business as a going concern with all due care and in accordance with normal and prudent practice (having regard to the nature of the Business and the past practice of the Group Company);

(b) uses its reasonable efforts to maintain the profitability of the Business;

(c) does not acquire (or agree to acquire) any shares in any corporation or the business and assets of any corporation without the prior written consent of GFN; and

(d) does not (except as provided in the Budget), without the prior consent by notice of the Purchaser (such consent not to be unreasonably withheld or delayed), either:

(i) enter into, terminate or alter any term of any material contract or commitment with a value of A$100,000 or more;

(ii) other than in the ordinary course of the Business, incur any material liabilities of A$50,000 or more;

(iii) other than in the ordinary course of its Business and other than in respect of any securities granted or to be granted by any Group Company in favour of Australia and New Zealand Banking Group Limited or its related entities, dispose of, agree to dispose of, encumber or grant an option over any of its assets;

(iv) hire or terminate the employment of any senior employee or alter the terms of employment (including the terms of superannuation or any other benefit) of any senior employee whose salary package is A$150,000 or more;

(v) allot or issue or agree to allot or issue any share or any security convertible into any share;

(vi) declare or pay any dividend or make any other distribution of its assets or profits;

(vii) alter or agree to alter its constitution; or

(viii) pass any special resolution.

This clause 8.1 and the obligations of Bison-GE and the Management Vendors hereunder shall terminate upon the termination of their obligations to complete the sale of the Second Tranche Shares under clause 2.5.

8.2  Notice of Change

(a) Where before First Completion an event occurs which has or may have a Material Adverse Effect the Management Vendors and Equity Partners must, immediately upon becoming aware of that event, give notice to each Purchaser describing the event in reasonable detail known to the Management Vendors and Equity Partners.

(b) Where between First Completion and Second Completion an event occurs that has a Material Adverse Effect, the Management Vendors must, immediately upon becoming aware of that event, give notice to Bison-GE and the Purchaser describing the event in reasonable details known to the Management Vendors.

8.3  SEC Proxy Filing

(a) The Vendors acknowledge that GFC has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the ‘Exchange Act’), and as such is subject to certain reporting and filing obligations with the United States Securities and Exchange Commission (‘SEC’). In connection with the transactions contemplated by this deed, these filing and reporting obligations will include filing and obtaining SEC approval of a proxy statement to be sent to the shareholders of GFC and the filing of a Form 8-K upon announcement, material developments concerning and upon closing of the transactions (the ‘SEC Filings’). These documents must include business and financial information regarding the Company, including audited annual and unaudited interim financial statements.

(b) The Management Vendors, in the Management Vendor’s Respective Proportions, covenant to GFC that the information provided (or procured to be provided) by the Management Vendors relating to the Group in any preliminary or definitive proxy statement filed with the SEC in connection with the transactions contemplated by this deed and which information is specifically identified in writing by GFC will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.

(c) GFC agrees to indemnify the Vendors against any Claim against the Vendors to the extent that:

(i) any preliminary or definitive proxy statement or any other document filed with the SEC in connection with the transactions contemplated by this deed contained any statement which, at the time and in the light of the circumstances under which it was made, was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not false or misleading (excluding any statement based on information which is warranted by the Management Vendors under clause 8.5(b); and

(ii) the final proxy statement did not comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

(d) GFC will duly dispatch and post the notice of meeting to its stockholders as soon as legally practicable after the proxy statement is approved by SEC and will use its best efforts to cause such meetings to occur no later than 30 days from the date of mailing the notices. GFC’s board of directors will recommend to stockholders the approval of the purchase of the Second Tranche Sale Shares and GFC must include such recommendation in the proxy statement.

(e) The Management Vendors agree to provide such business and financial information and financial statements regarding the Group as GFC may reasonably request for the SEC Filings and to respond to SEC comments in connection therewith, and to cause (to the extent they are able to do so) its auditors to provide such signed reports and consents as may be required for such SEC Filings.

(f) GFC agrees that it will promptly provide copies to and consult with the Management Vendors in the preparation of any written responses with respect to any comments or requests received from SEC, and the Management Vendors will, prior to filing, have the right to review and comment on the SEC Filings made at or prior to Completion. GFC will not file any SEC Filings with the SEC containing information relating to the Group without the prior written consent of Paul Jeffery as representative of the Management Vendors with respect to the information relating to the Group, which consent shall not be unreasonably withheld or unreasonably delayed.

9.  Warranties and Indemnities

9.1  Warranties by Vendors and Bison-GE

(a) The Management Vendors and Equity Partners represent and warrant to each Purchaser, in respect of itself and the Sale Shares held by it only, that each of the Title and Capacity Warranties is true and accurate on its terms at the date of this deed and the First Completion Date and will be true and accurate:

(i) in respect of the First Tranche Sale Shares, on the First Completion Date; and

(ii) in respect of the Second Tranche Sale Shares, on the Second Completion Date; and.

(b) Bison-GE represents and warrants to GFN and GFC, in respect of itself and the Sale Shares held by it only, that based upon the truth and completeness of the Title and Capacity Warranties of the Original Vendors given with respect to the First Tranche Shares acquired by it and sold by Bison-GE at the Second Completion Date, each of the Title and Capacity Warranties given by it is true and correct as to itself on its terms at the Second Completion Date.

(c) Each Management Vendor severally represents and warrants to each Purchaser that each of the Business Warranties is true and accurate on its terms at the date of this deed and will be true and accurate on the First Completion Date.

(d) Each Management Vendor severally represents and warrants to each Purchaser that each of the Business Warranties is, so far as each Management Vendor is aware, true and accurate on its terms at the Second Completion Date.

(e) Equity Partners represents and warrants to each Purchaser that each of the Business Warranties is, so far as Equity Partners is aware, true and accurate on its terms at the date of this deed and will be true and accurate on the First Completion Date.

(f) GFN and GFC acknowledge and agree that Bison-GE does not and will not make any Business Warranties. Each of Bison-GE and the Vendors acknowledges and agrees that if the Second Completion occurs, all rights of Bison-GE in respect of representations and warranties by the Vendors, and covenants and agreements of the Vendors, under this deed shall be deemed assigned to GFN with the effect that GFN may enforce such rights directly against the Vendors. After Second Completion Bison-GE agrees to co-operate with GFN (at GFN’s cost and expense) in the enforcement of such rights, and agrees to promptly deliver to GFN any payments (for damages, indemnification or otherwise) received by Bison-GE in connection with such rights after reimbursement of all costs and expenses incurred by it .

9.2  Vendors’ Indemnity

Equity Partners and the Management Vendors indemnify and agree to keep indemnified the Purchaser against any Claim against the Purchaser to the extent that the Claim gives rise to a breach of any of the Business Warranties (including, without limitation, any Claim suffered or incurred by the Purchaser by reason of the Shares being worth less than they would have been worth had that breach not occurred). If Second Completion occurs:

(a) Equity Partners, the Management Vendors and Bison-GE agree that the benefit of such indemnity shall be for the benefit of and shall be directly enforceable by GFN as if made directly to GFN; and

(b) Bison-GE agrees to co-operate with GFN (at GFN’s cost and expense) in the enforcement of such rights, and agrees to promptly deliver to GFN any payments (for damages, indemnification or otherwise) received by Bison-GE in connection with such rights.

9.3  Application of the Warranties

Each of the Warranties:

(a) remains in full force and effect after First Completion and Second Completion respectively;

(b) is separate and independent and is not limited by reference to any other Warranty; and

(c) is given as an inducement to GFN, Bison-GE and GFC to enter into this deed.

9.4  Disclosure

(a) The Warranties are given subject to and qualified by, and the Purchaser is not entitled to claim that any fact, matter or circumstance causes any of the Warranties to be breached if and to the extent, but only to the extent, that the fact, matter or circumstance is fairly disclosed in the Disclosure Documents. This clause does not apply to any disclosure relating to the statutory records of any Group Company (and in particular their Members register).

(b) The parties agree that the second Disclosure Letter referred to in paragraph (b) of the definition of Disclosure Letter will not qualify the warranties given on First Completion, nor will any disclosure in that second Disclosure Letter that constitutes a Material Adverse Effect be taken into account in determining whether the condition precedent in clause 2.2(c)(i) is satisfied.

9.5  Acknowledgments

The Purchaser acknowledges and agrees with the Vendors that:

(a) the Warranties are the only warranties that the Purchaser has relied on in entering into this deed;

(b) without limiting clause 9.15, no warranty or representation, expressed or implied, is given in relation to any information or expression of intention or expectation nor any forecast, budget or projection contained or referred to in the Disclosure Documents; and

(c) to the extent permitted by law, all other warranties, representations and undertakings (whether express or implied and whether oral or in writing) made or given by any Group Company or their respective employees, customers, agents or representatives are expressly excluded.

9.6  No reliance

(a) The Purchaser acknowledges, and represents and warrants to the Vendors, that:

(i) no representations, warranties, promises, undertakings, statements or conduct:

(A) have induced or influenced the Purchaser to enter into, or agree to any terms or conditions of, this deed;

(B) have been relied on in any way as being accurate by the Purchaser;

(C) have been warranted to the Purchaser as being true; or

(D) have been taken into account by the Purchaser as being important to its decision to enter into, or agree to any or all of the terms of, this deed,

except, in the case of the Purchaser, those expressly set out in this deed (including in the Warranties);

(ii) it has entered into this deed after satisfactory inspection and investigation of the affairs of the Group, including a reasonable review of all the Disclosure Documents; and

(iii) it has made, and it relies upon, its own reasonable searches, enquiries and evaluations in respect of the Business (including in connection with any financial analysis or modelling conducted by the Purchaser or any of their representatives or advisers), except to the extent expressly set out in this deed (including in the Warranties).

(b) The parties acknowledge that the Vendors are not under any obligation to provide the Purchaser or its advisers with any information (including financial information) on the future performance or prospects of the Group. If the Purchaser has received opinions, estimates, projections, business plans, budget information or forecasts in connection with the Group (including in connection with any financial analysis or modelling conducted by the Purchaser or any of their representatives or advisers), the Purchaser acknowledges and agrees that:

(i) there are uncertainties inherent in attempting to make these opinions, estimates, projections, business plans, budgets and forecasts and the Purchaser is familiar with these uncertainties;

(ii) the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all opinions, estimates, projections, business plans, budgets and forecasts furnished to it; and

(iii) the Vendors are not liable under any Claim arising out of or relating to any opinions, estimates, projections, business plans, budgets or forecasts in connection with the Group.

(c) GFN and GFC confirm and agree that they have requested Bison-GE to enter into its obligations under this Deed and accordingly no act or omission on the part of Bison-GE under or in respect of this deed will:

(i) impair, limit or affect any rights of Bison-GE; nor

(ii) prevent, constrain or limit Bison-GE from taking any action,

with respect to GFN or GFC or any of their affiliates in any other transaction or circumstance or under any other agreement or document whatsoever.

9.7  Financial limits on Claims

(a) The Vendors have no liability for a Claim for a breach of Warranty:

(b) unless the amount of the Claim in respect of that breach is A$20,000 or more; and

(c) until the aggregate of all Claims under all Warranties of A$20,000 or more exceeds A$375,000, in which event the Purchaser may claim the whole amount, not just the excess over A$375,000.

9.8  Time limits on Claims

(a) Subject to clause 9.7(b), a Vendor will have no liability for breach of any Warranty, unless the Purchaser has given written notice of the Claim (Claim Notice) to that Vendor on or before the date that is 18 months after the date of this deed other than a Claim under 9.8(b) and the Claim has been settled or legal proceedings in a court of competent jurisdiction in respect of the Claim have been commenced by the Purchaser against that Vendor within twelve months of the date of the relevant Claim Notice.

(b) A Vendor will have no liability for breach of the Warranties in clauses 1, 3 and 6 of Schedule 5 unless the Purchaser has given written notice of the Claim to that Vendor on or before the date that is five years after the date of this deed.

9.9  Maximum aggregate liability for Claims

(a) Subject to clauses 9.9(b) and (c), the maximum aggregate liability of each Vendor (including legal costs and expenses incurred in defending a Claim from a third party), as a result of Claims for breach of:

(i) the Title and Capacity Warranties given by that Vendor is an amount equal to that Vendor’s Respective Proportion of the Purchase Price; and

(ii) the Business Warranties is an amount equal to that Vendor’s Respective Proportion of 20 percent of A$115,000,000,

provided that the aggregate amount which the Purchasers may recover against that Vendor in respect of all Claims under both paragraphs (i) and (ii) above and in relation to any other breach of this deed by that Vendor (including, without limitation, clauses 9.2, 9.16 and 10) is an amount equal to that Vendor’s Respective Proportion of the Purchase Price.

(b) Subject to clause 9.9(c), the maximum aggregate liability of each Management Vendor (including legal costs and expenses incurred in defending a Claim from a third party) as a result of all Claims notified to the Management Vendors in accordance with clause 9.8 before Second Completion for breach of:

(i) the Title and Capacity Warranties given by that Management Vendor is an amount equal to 57.85 per cent of that Management Vendor’s Respective Proportion of the Purchase Price; and

(ii) the Business Warranties is an amount equal to 57.85 per cent of 20 percent of that Management Vendor’s Respective Proportion of A$115,000,000,

provided that the aggregate amount which the Purchasers may recover against that Management Vendor before Second Completion in respect of all Claims under both paragraphs (i) and (ii) above and in relation to any other breach of this deed by that Management Vendor (including, without limitation, clauses 9.2, 9.16 and 10) is an amount equal to 57.85 per cent of that Vendor’s Respective Proportion of the Purchase Price.

(c) Notwithstanding clause 9.9(b), on and with effect from Second Completion, the aggregate amount which the Purchasers may recover against a Management Vendor will be the amount set out in clause 9.9(a) including in relation to any Claim Notices given before Second Completion.

9.10  Duty to mitigate

(a) The Purchaser acknowledges and agrees that it must itself take, and must procure that the Group Companies take, all reasonable steps to mitigate all and any loss which arises due to a breach by the Vendors of any provision of this deed including any breach of Warranty (which, for the avoidance of doubt, includes the indemnities in clauses 9.2, 9.16 and 10).

(b) Without limiting clause 9.9(a)(i), the Purchaser must take all reasonable steps to resist and defend, in the name of the relevant Group Company, any third party Claims.

9.11  Rights of the Purchaser

If the Purchaser makes a Claim under any Warranty (which, for the avoidance of doubt, includes a Claim under any of clauses 9.2, 9.16 and 10):

(a) the Purchaser at reasonable and regular intervals must provide the Original Vendors with written reports concerning the conduct, negotiation, control, defence and/or settlement of the Claim;

(b) the Purchaser must afford the Original Vendors the opportunity to consult with the Purchaser on matters of significance in relation to the conduct, negotiation and settlement of the Claim; and

(c) the Original Vendors must render to the Purchaser, at the Purchaser’s reasonable expense, all such assistance as the Purchaser may reasonably require in disputing any Claim.

9.12  Benefits or credits received by the Company or the Purchaser

If any payment in respect of a Claim under the Warranties is made to the Purchaser by, or on behalf of, a Vendor, and after the payment is made the Purchaser or any Group Company receives or is entitled to any benefit or credit in relation to the subject matter of the Claim (including payment under any insurance policy), then the Purchaser:

(a) must immediately notify the Vendor of the likely benefit or credit; and

(b) pay to the Vendor an amount equal to the amount (net of expenses and Tax) of the likely benefit or credit received by the Purchaser or Group companies (as the case may be).

9.13  Warranty payments

Any payment made in respect of a Claim for breach of a Warranty is deemed to be a reduction in the Purchase Price.

9.14  Trade Practices Act

To the extent permitted by law, the Purchaser agrees not to make, and waives any right it may have to make, any claim against the Vendors under section 52 of the Trade Practices Act 1974 (Cth) or the corresponding provision of any State or Territory enactment.

9.15  Financial forecasts

The parties acknowledge and agree that the Warranties do not apply to any financial forecasts, projections, opinions of future performance or other statements relating to financial prospects of the Group that have been provided by the Vendors or which are contained in the Budget. No warranty is given or representation made that any such financial forecast, projection or opinion will be met or achieved. Any such information that has been provided to the Purchaser was provided for information purposes only.

9.16  Additional limitations

The liability of the Vendors in respect of any Claim in respect of the Warranties is reduced to the extent that:

(a) the subject matter of any Claim is provided for in the Accounts or is taken into account in calculating the amount of the Net Debt, the Completion Container Rental Equipment Amount, the Net Tangible Assets Amount, the Working Capital Amount or the K&S Lease Adjustment Amount;

(b) the Claim has arisen as a result of, or in consequence of, any voluntary act, omission, transaction or arrangement of or on behalf of the Purchaser or any Group Company after Completion except in relation to those acts or omissions conducted in the ordinary course of business or required by any law, regulation or contractual arrangement;

(c) the Claim is as a result of or in respect of, or where the Claim arises from any increase in the rate of Tax liable to be paid or any imposition of Tax not in effect at the date of this deed;

(d) GFC or the Purchaser have actual knowledge of the facts giving rise to the Claim and in circumstances where it would be reasonable for the Purchaser to conclude that there was a breach of Warranty;

(e) the Claim occurs or is increased as a result of legislation not in force or in effect at the date of this deed; or

(f) the Claim occurs as a result of a change after the date of this deed in any law or interpretation of law.

9.17  Vendors’ Tax Indemnity

The Original Vendors indemnify and agree to keep indemnified until 5 years after the date of this deed, the Purchaser against:

(a) any amounts which either or both a Group Company and the Purchaser may be called upon to pay in respect of any assessment, reassessment, amended assessment, default assessment, penalty, fine or any other obligation in respect of Taxes of the Group Company in respect of any year of income ended 30 June preceding the First Completion Date and in respect of the period commencing on 1 July 2006 and ending on the First Completion Date which have not been paid prior to the Accounts Date or fully provided for in the Accounts or in the Completion Accounts;

(b) any increased liability for Tax payable by the Purchaser (in relation to a Group Company) and/or the Group for any reason in respect of any year of income up to and inclusive of the year of income ended on 30 June immediately preceding the First Completion Date from that amount already paid or to be provided for in the Accounts arising out of any act done or omitted to be done by a Group Company on or before the First Completion Date; and

(c) any Taxes payable by a Group Company during the period from the Accounts Date to the First Completion Date arising as a result of the actions of a Group Company during that period which are not in the ordinary and proper course of business and which are not provided for in the Accounts or in the Completion Accounts.

9.18  Limits to recovery

The Purchaser acknowledges and agrees that it may not recover any amounts from the Vendors in relation to more than one of the following:

(a) a breach of any of the Business Warranties; and/or

(b) a breach of any of the Title and Capacity Warranties; and/or

(c) the indemnity in clause 9.2; and/or

(d) the indemnity in clause 9.17; and/or

(e) the indemnity in clause 10,

(f) in relation to the same set of facts or circumstances.

9.19  Good faith negotiations in relation to disclosure of material items between signing and Completion

The parties acknowledge and agree that if a fact, matter or circumstance occurs after the date of this deed but before First Completion or Second Completion that constitutes a breach of a Warranty or Warranties, being a fact, matter or circumstance that did not exist at the date of this deed, then while neither the Vendors nor the Purchaser will have any right to terminate this Deed in respect of the relevant breach, the following provisions will operate:

(a) the Original Vendors will be entitled to disclose the relevant fact, matter or thing to the Purchaser;

(b) except as stated in clause 9.4(b), other than in respect of matters disclosed in the Disclosure Letter relating to Second Completion, such disclosure will not constitute a disclosure against the Warranties for the purposes of clause 9.4; and

(c) other than in respect of matters disclosed in the Disclosure Letter relating to Second Completion, the parties agree to negotiate in good faith before Completion with a view to reaching a mutually acceptable resolution (which may possibly involve an appropriate reduction in the Purchase Price) in lieu of the Purchaser making a claim for breach of the Warranties against the Vendors.

9.20  Effect of Second Completion

For the avoidance of doubt:

(a) the parties agree that Bison-GE will have no obligations as a ‘Vendor’ under this clause 9;

(b) the parties agree that on and from Second Completion the provisions of clauses 9.1 to 9.19 shall apply as if GFN (and not Bison-GE) purchased the First Tranche Sale Shares and Equity Partners and the Management Vendors gave the Warranties to GFN (and not to Bison-GE);

(c) Bison-GE assigns the benefit of the Warranties to GFN;

(d) GFN agrees that the Warranties and title to the First Tranche Shares are provided on ‘as is’ basis and that Bison-GE accepts no responsibility for any limitations in the scope of any Warranty or defect in title which it inherited from the Original Vendors.

(e) Equity Partners and the Management Vendors acknowledge and agree that the benefit of the Warranties may be assigned by Bison-GE to GFN or to Ronald F Valenta or any affiliate of Ronald F Valenta as contemplated in the Backup Purchase Agreement.

10.  K&S Lease Indemnity

(a) Subject to clause 10(b), for so long as Royal Wolf Trading has obligations under the K&S Lease (Curtainsider), Equity Partners and the Management Vendors (in their Respective Proportions) indemnify the Group for all liabilities suffered or incurred by the Group in relation to an event of default occurring under the K&S Lease (Curtainsider) on or after First Completion.

(b) The indemnity in clause 10(a) only applies on the basis that:

(i) the K&S Lease (Curtainsider) is not amended or varied after First Completion;

(ii) the term of the K&S Lease (Curtainsider) is not extended;

(iii) Royal Wolf Trading continues to perform all of its obligations under the K&S Lease (Curtainsider) which are due to be performed on or after First Completion;

(iv) Royal Wolf Trading does not cause the K&S Lease (Curtainsider) to be breached, either wilfully or negligently, after First Completion; and

(v) the Purchaser procures that Royal Wolf Trading takes, all reasonable actions to mitigate any Claim under the K&S Lease (Curtainsider).

(c) In the event that the indemnity in this clause 10(a) is invoked, the parties agree to use their best endeavours to procure that Royal Wolf Trading assigns the benefit of the K&S Lease (Curtainsider) to a nominee of the Vendors.

11.  ADF Contract

The parties acknowledge that, in the period prior to First Completion, the Group may enter into and comply with its obligations under the ADF Contract (if awarded) subject to the Vendors consulting with the Purchaser on negotiations (if any) relating to the ADF Contract.

12.  Environmental audit report

Without affecting clause 9, the Vendors acknowledge and agree that the Purchaser does not give any warranty or make any representation in relation to the completeness or accuracy of the Phase 1 environmental audit report commissioned by GFC in relation to the Group or the methodology adopted by Consulting Earth Scientists in preparing that report.

13.  GFC Undertaking

(a) GFC undertakes, subject to all of the Conditions being satisfied or waived in accordance with clause 2.3, to ensure that the Purchaser is provided with sufficient funding to enable it to meet its obligations under this deed (including, without limitation, the obligations in clause 6.5).

(b) GFC undertakes to ensure and will ensure that GFN complies with all of its obligations under this deed.

(c) The Vendors have agreed to enter into this deed with GFC and the Purchaser in reliance on the undertaking in clause 13(a) and 13(b).

14.  Guarantee

14.1  Guarantee and indemnity

Each Guarantor, in respect of its Related Management Vendor only and to the extent of that Related Management Vendor’s Respective Proportion only, unconditionally and irrevocably:

(a) guarantees to the Purchaser the due and punctual performance and observance by its Related Management Vendor of all of the obligations contained in or implied under this deed that must be performed and observed by its Related Management Vendor (whether present, future, actual or contingent) (Guaranteed Obligations); and

(b) indemnifies the Purchaser against all losses, damages, costs and expenses which the Purchaser may now or in the future suffer or incur consequent on or arising directly or indirectly out of any breach or non-observance by its Related Management Vendor of a Guaranteed Obligation.

14.2  Enforcement against guarantors

The Purchaser must first satisfy the total amount of any Claims made by it against the Guarantor from the proceeds remaining in the Escrow Account (if any) before it becomes entitled to recover any other cash in respect of a damages Claim from a Guarantor.

14.3  Continuing Guarantee

This Guarantee is a continuing guarantee and indemnity notwithstanding any settlement of account, intervening payment or other matter or thing whatever and is irrevocable until discharged pursuant to the terms of this deed.

14.4  Principal Obligations

The Guaranteed Obligations

(a) are principal obligations and not ancillary or collateral to any other obligation; and

(b) may be enforced against the relevant Guarantor without the Purchaser being required to exhaust any remedy it may have against the Vendor or to enforce any guarantee or security interest it may hold with respect to the Guaranteed Obligations.

14.5  Obligations Absolute and Unconditional

The Guaranteed Obligations are absolute and unconditional and the liability of the relevant Guarantor under this deed extends to and is not affected by anything which, but for this provision, might operate to exonerate it from the Guaranteed Obligations in whole or in part including, without limitation, any one or more of the following (whether occurring with or without the consent of any person):

(a) the grant to the Management Vendor, the Guarantor or any other person of any time, waiver or other indulgence or concession or any whole or partial discharge or release of the Management Vendor, the Guarantor or any other person;

(b) any transaction or arrangement that may take place between the Purchaser and the Management Vendor, the Guarantor or any other person;

(c) the winding up or bankruptcy or death of, or the appointment of an administrator to, the Management Vendor, the Guarantor or any other person;

(d) the Guaranteed Obligations being or becoming wholly or partially illegal, void, voidable, unenforceable or disclaimed by a liquidator or trustee in bankruptcy;

(e) the failure by the Purchaser to give notice to the Guarantor of any default by the Management Vendor or any other person;

(f) any legal limitation, disability, incapacity or other circumstance related to the Management Vendor, the Guarantor or any other person;

(g) any laches, acquiescence, delay, acts, omissions or mistake on the part of or suffered by the Purchaser or any other person in relation to this deed;

(h) the Purchaser becoming a party to any compromise or scheme or assignment of property by or relating to the Management Vendor or the Guarantor or the acceptance by the Purchaser of any dividend or sum of money under such compromise, scheme or assignment;

(i) any judgment or rights which the Purchaser may have or exercise against the Management Vendor, the Guarantor or any other person;

(j) if the Management Vendor or the Guarantor is a trustee, any breach of trust or any variation of the terms of the trust or its determination.

14.6  Winding-up or Bankruptcy of Management Vendor

If the Management Vendor is wound up or bankrupted, the Guarantor irrevocably authorises the Purchaser (but without any obligation on the part of the Purchaser) to:

(a) prove for all moneys which the Guarantor has paid under this guarantee; and

(b) retain and carry to a suspense account and appropriate at the Purchaser’s discretion any dividends and other moneys received in respect of satisfaction of the Guaranteed Obligations,

until the Guaranteed Obligations have been irrevocably paid and discharged in full.

14.7  Indemnity in Respect of Management Vendors’ Obligations

The Guarantor unconditionally indemnifies the Purchaser against any loss which the Purchaser may suffer because the Guaranteed Obligations are unenforceable or disclaimed by a liquidator or trustee in bankruptcy in whole or in part.

14.8  Payment under Indemnity

The Guarantor shall pay to the Purchaser on demand a sum equal to any loss in respect of which it indemnifies the Purchaser under this clause including any moneys (or any moneys which if recoverable would have formed part of the Guaranteed Obligations) which are not or may not be recoverable.

14.9  General Application of Indemnity

The indemnities given by the Guarantor under this clause shall apply to any Guaranteed Obligations which are not or may not be recoverable:

(a) whether by reason of any legal limitation, disability or incapacity of or affecting the Vendor or any other person;

(b) whether the transactions or any of them relating to those moneys were void, illegal, voidable or unenforceable; and

(c) whether or not any of the relevant matters or facts were or ought to have been within the knowledge of the Purchaser.

15.  Restraint

15.1  Definitions

In this clause 15:

(a) Covenantor means each of Equity Partners and the Management Vendors;

(b) engage in means to carry on, participate in, provide finance or services, or otherwise be directly or indirectly involved as a shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier; and

(c) Restraint Amount means A$3 million payable by the Purchaser to the Covenantors in accordance with clause 15.8.

15.2  Prohibited activities

In consideration for the payment of the Restraint Amount, the Covenantors must not and must procure that each of its Associated Persons does not do any of the following:

(a) engage in a business that competes with the Business;

(b) solicit, canvass, approach or accept an approach from a person who was at any time during the 12 months ending on the First Completion Date a customer of the Group with a view to obtaining their custom in a business that is in competition with the Business; or

(c) interfere with the relationship between the Group and its customers, employees or suppliers;

(d) induce or help to induce an Employee to leave their employment; or

(e) disclose or use to their advantage or to the disadvantage of any Group Company, itself or by any of its Associated Persons any of the trade secrets or any confidential information relating to a Group Company or its Business.

15.3  Duration of prohibition

(a) The undertakings in clause 15.2 begin on the First Completion Date and end:

(b) 5 years after the First Completion Date;

(c) 4 years after the First Completion Date;

(d) 3 years after the First Completion Date;

(e) 2 years after the First Completion Date;

(f) 1 year after the First Completion Date,

other than the undertaking in clause 15.2(e) which shall not have an end date.

15.4  Geographic application of prohibition

The undertakings in clause 15.2 apply only if the activity prohibited by clause 15.2 occurs within:

(a) Australia and New Zealand;

(b) All states and Territories of Australia;

(c) All capital cities in Australia and New Zealand.

15.5  Interpretation

Clauses 15.2, 15.3 and 15.4 have effect together as if they consisted of separate provisions, each being severable from the other. Each separate provision results from combining each undertaking in clause 15.2, with each period in clause 15.3, and combining each of those combinations with each area in clause 15.4. All combinations apply cumulatively. Each combination must be read down to the extent necessary to be valid. If any combination cannot be read down to that extent, it must be severed. If any of those separate provisions is invalid or unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other separate provisions or other combinations of the separate provisions of clauses 15.2, 15.3 and 15.4.

15.6  Exceptions

This clause 15 does not restrict:

(a) a Covenantor from performing any employment with the Group;

(b) a Covenantor from holding five per cent or less of the shares of a listed company;

(c) a Covenantor recruiting a person in response to a newspaper, web page or other public employment advertisement that is not made with the intention of soliciting the employment of a particular employee of the Group;

(d) Equity Partners holding an interest in another business which competes with the Business (Competing Business) provided that the Competing Business does not derive more than 10% of its revenue from activities which compete with the Business and provided that Equity Partners disposes of its interest in the Competing Business within 6 months of the Competing Business deriving more than 10% of its revenue from activities which compete with the Business.

15.7  Acknowledgments

Each Covenantor acknowledges that:

(a) all the prohibitions and restrictions in this clause 15 are reasonable in the circumstances and necessary to protect the goodwill of the Business;

(b) damages are not an adequate remedy if a Covenantor breaches this clause 15; and

(c) the Purchaser may apply for injunctive relief if a Covenantor breaches or threatens to breach this clause 15.

15.8  Payment of Restraint Amount

(a) The Restraint Amount is payable in cash by the Purchaser or the Company to the Vendors without counterclaim or set-off as follows:

(i) on the first anniversary of the First Completion Date:

(A) A$750,000 to Equity Partners; and

(B) A$750,000 to the Management Vendors;

(ii) on the second anniversary of the First Completion Date:

(A) A$750,000 to Equity Partners; and

(B) A$750,000 to the Management Vendors.

(b) For the avoidance of doubt, Bison-GE is obligated to pay the amounts due to Equity Partners under clause 15.8(a) in full irrespective of whether payment of the whole or any part of such payments to Equity Partners means that the aggregate of all payments made by Bison-GE under this deed exceed the Bison-GE Maximum Amount. That is, clause 4.10 does not apply to the obligations of Bison-GE to make payments to Equity Partners under clause 15.8(a).

(c) For the avoidance of doubt, Bison-GE is not obligated to pay the amounts due to the Management Vendors under clause 15.8(a) if and to the extent that payment of the whole or any part of such payments to the Management Vendors would along with all other payments made under this deed by Bison-GE exceed the Bison-GE Maximum Amount.

(d) Equity Partners and the Management Vendors acknowledge and agree that after Second Completion the sole liability to pay any amount under this deed including without limitation the Restraint Amount shall rest with GFN (and not Bison-GE).

16.  Representations by the Purchaser and GFC

16.1  Representations

Each of the Purchaser and GFC represent and warrant to each of the Vendors that each of the following statements will be true and accurate on the First Completion Date and the Second Completion Date:

(a) they are validly existing under the laws of their place of incorporation or registration;

(b) they have the power to enter into and perform their obligations under this deed and to carry out the transactions contemplated by this deed;

(c) they have taken all necessary action to authorise their entry into and performance of this deed and to carry out the transactions contemplated by this deed (subject to GFC obtaining stockholder approval on the basis set out in clause 2.7); and

(d) their obligations under this deed are valid and binding and enforceable against them in accordance with their terms.

16.2  Application of representations by the Purchaser and GFC

Each of the representations and warranties made by the Purchaser and GFC under clause 16.1 remains in full force and effect on and after First Completion and Second Completion.

17.  Equity Partners limitation of liability

17.1  Limited capacity

Subject to clause 17.3, Equity Partners Two Pty Limited (Trustee) enters into this deed solely in its capacity as trustee of the Equity Partners 2 Trust (Trust). A liability arising under or in connection with this deed is limited to, and can be enforced against the Trustee, only to the extent to which it can be satisfied out of the assets of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of the liability of the Trustee applies despite any other provision of this deed (other than clause 17.3) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed.

17.2  Limited rights to sue

Subject to clause 17.3, no party may sue the Trustee in any capacity other than in its capacity in relation to the Trust, including to seek the appointment of a receiver (except in relation to property of the Trust), a liquidator, an administrator, or any similar person to the Trustee or prove in any liquidation, administration or arrangement of or affecting the Trustee (except in relation to property of the Trust).

17.3  Exceptions

The provisions of clauses 17.1 and 17.2 do not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because there is a reduction in the extent of the Trustee’s indemnification out of the assets of the Trust as a result of the Trustee’s fraud, negligence or breach of trust.

17.4  Limitation on authority

No attorney, agent, receiver or receiver and manager appointed in accordance with this deed has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability, and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Trustee for the purpose of clause 17.3.

18.  GST

18.1  Interpretation

In this clause 18, a word or expression defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) has the meaning given to it in that Act.

18.2  GST gross up

If a party makes a supply under or in connection with this deed in respect of which GST is payable, the consideration for the supply but for the application of this clause 18.2 (GST exclusive consideration) is increased by an amount equal to the GST exclusive consideration multiplied by the rate of GST prevailing at the time the supply is made.

18.3  Reimbursements

If a party must reimburse or indemnify another party for a loss, cost or expense, the amount to be reimbursed or indemnified is first reduced by any input tax credit the other party is entitled to for the loss, cost or expense, and then increased in accordance with clause 18.2.

18.4  Tax invoice

A party need not make a payment for a taxable supply made under or in connection with this deed until it receives a tax invoice for the supply to which the payment relates.

19.  Announcements

19.1  Announcements

A party must not make or authorise a press release or public announcement relating to the negotiations of the parties or the subject matter or provisions of this deed unless:

(a) it is required to be made by law or the rules of a recognised investment exchange or by contract and before it is made that party has:

(i) notified the other parties to this deed; and

(ii) given the other parties to this deed at least two Business Days to comment on the contents of, and the requirement for, such press release or public announcement; or

(b) it has the prior written approval of Equity Partners, the Purchaser and Management Vendors (which approval may not be unreasonably withheld); or

(c) Equity Partners Two Pty Limited wishes or must, in satisfaction of its reporting obligations, issue a release or notice to investors or shareholders of Equity Partners or to the members of advisory and investment committees of funds managed by Equity Partners.

20.  Notices and other communications

20.1  Service of notices

(a) A notice, demand, consent, approval or communication under this deed (Notice) must be:

(b) in writing, in English and signed by a person duly authorised by the sender; and

(c) hand delivered or sent by prepaid post or facsimile to the recipient’s address for Notices specified in the Details, as varied by any Notice given by the recipient to the sender.

20.2  Effective on receipt

A Notice given in accordance with clause 20.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a) if hand delivered, on delivery;

(b) if sent by prepaid post, the second Business Day after the date of posting (or the seventh Business Day after the date of posting if posted to or from a place outside Australia); and

(c) if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice, but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

21.  Miscellaneous

21.1  Vendors’ Representatives

(a) The Original Vendors agree that when this document provides that any power may be exercised by, any decision may be made by, any action may be performed by, any notice may be given by, or any consent may be given by the Vendors’ Representatives:

(b) then that power may be exercised by, that decision may be made by, that action may be performed by, that notice may be given by and that consent may be given by the Vendors’ Representatives for and on behalf of all the Original Vendors; and

(c) the Purchasers may rely on the exercise, decision, action, notice or consent of the Vendors’ Representatives in relation to any such matters as having been given on behalf of all the Original Vendors.

21.2  Alterations

This deed may be altered only in writing signed by each party.

21.3  Approvals and consents

Except where this deed expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this deed.

21.4  Assignment

A party may only assign this deed or a right under this deed with the prior written consent of each other party unless otherwise provided herein.

21.5  Costs

(a) The Vendors’ costs and expenses of negotiating, preparing and executing this deed will be paid by the Company and, following the Second Completion Date, GFC and GFN.

(b) GFN and GFC must pay its own costs and expenses of negotiating, preparing, stamping and executing this deed including the costs and expenses of preparing the proxy statement referred to in clause 2.2 and the costs and expenses of Horwath and Horwath and KPMG.

21.6  Stamp duty and other duties

Any stamp duty, duties or other taxes of a similar nature (including fines, penalties and interest) in connection with this deed or any transaction contemplated by this deed, must be paid by GFN.

21.7  Survival

Any indemnity or any obligation of confidence under this deed is independent and survives termination of this deed. Any other term by its nature intended to survive termination of this deed survives termination of this deed.

21.8  Counterparts

This deed may be executed in counterparts. All executed counterparts constitute one document.

21.9  No merger

The rights and obligations of the parties under this deed do not merge on completion of any transaction contemplated by this deed.

21.10  Entire agreement

This deed and the documents referred to in this deed constitute the entire agreement between the parties in connection with its subject matter and supersede all previous agreements or understandings between the parties in connection with its subject matter.

21.11  Further action

Each party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this deed and any transactions contemplated by it.

21.12  Severability

A term or part of a term of this deed that is illegal or unenforceable may be severed from this deed and the remaining terms or parts of the term of this deed continue in force.

21.13  Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

21.14  Governing law and jurisdiction

This deed is governed by the law of New South Wales and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.

21.15  Specific performance

Nothing in this deed is intended to exclude a party from seeking the remedy of specific performance in relation to Completion.

22.  Trusts

The Management Vendors covenant with each other party that they have full, complete, valid and unfettered authority and power to enter into this deed pursuant to the trusts for which they are the trustees including the power to give a guarantee and to enter into all the terms, conditions and covenants herein on its part contained or implied and that the entering into of this deed is in the due administration of such trusts.

23.  Certain Covenants

23.1  Senior Subordinated Notes

Bison Capital Equity Partners II, LP (“Bison Equity’’) has submitted to GFC and GFN that certain proposal letter dated January 30, 2007 as amended on March 28, 2007 (the ’Proposal Letter’) that has been accepted by GFN and GFC. The Proposal Letter contemplates a loan of $20 million to GFN to be evidenced by senior subordinated notes and, as additional consideration, the lender would receive a warrant to purchase 500,000 shares of the common stock of GFC. Bison Equity is an affiliate of Bison-GE. At the Second Completion, GFN shall issue the senior subordinated notes and GFC shall issue the warrant to Bison Equity or its affiliate designee and Bison-GE shall loan or cause Bison Equity or its affiliate designee to loan $20 million to GFN, all on the terms and conditions set forth in the Proposal Letter (except that the interest rate shall be 13.5% per annum). The loan agreement, senior subordinated notes, the warrant and all other documentation shall be in form and substance consistent with the terms of the Proposal Letter.

23.2  Bison-GE Expenses

If the Second Completion occurs, GFN and GFC shall reimburse Bison-GE and their affiliates for all reasonable costs and expenses incurred in connection with the purchase and sale of the Sale Shares, the financing contemplated by clause 24.2 of this deed and the agreements entered into with Ronald F Valenta regarding Mr Valenta’s obligation to purchase the Bison-GE Sale Shares.

23.3  GFC Trust Account

Each Vendor severally on behalf of itself and its successors and assigns, hereby:

(i) acknowledges and agrees that until Second Completion under no circumstance shall it have any right, title or interest in or to any of the funds in the Trust Account established by GFC in connection with its initial public offering of securities for the benefit of holders of GFC common stock issued in such initial public offering, or any funds distributed from the Trust Account to the holders of securities issued in GFC’s initial public offering;

(ii) hereby irrevocably waives any claim that it might have to funds in the Trust Account, and any funds distributed from the Trust Account to the holders of securities issued in GFN’s initial public offering, at law or in equity; and

(iii) agrees not to make any such claim, and agrees to indemnify and hold GFC harmless from any such claim made by or on behalf of it.

Schedule 1 — Shareholdings and Respective Proportions

PART A — Shares in the Company as at the date of this deed

						7
						%
						Management
	Shares Held in the Company as at the Date of this Deed				6	Vendors
1	2	3	4	5	Respective	Respective
Name	Ordinary	Class A	Class C	Rights	Proportions	Proportions

Equity Partners Two Pty Limited (as trustee of Equity Partners 2 Trust)		4,322,590		—	53.01%	—
FOMM Pty Limited (as trustee of the FOMM Trust)	777,600		36	—	18.52%	39.42%
FOMJ Pty Limited (as trustee of the FOMJ trust)	583,200		27	—	13.89%	29.56%
Cetro Pty Limited (as trustee of the FOMP Trust)	583,200		27	—	13.89%	29.56%
TCWE Pty Limited (as trustee of the McCann family Trust)	28,800		2	43,200 Ordinary shares 2 C class shares	0.69%	1.46%

TOTAL	1,972,800	4,322,590			100	100

PART B — First Tranche Sale Shares

			% Share of
		First Completion	Adjustment Payment
		Payment	Under Clause 4.5
Name	Sale Shares	$	and Clause 4.9

Equity Partners Two Pty Limited	4,322,590 Class A shares	28,432,454	34.33
FOMM Pty Limited	873,611 ordinary shares	5,746,300	14.97
FOMJ Pty Limited	655,208 ordinary shares	4,309,725	11.23
Cetro Pty Limited	655,208 ordinary shares	4,309,725	11.23
TCWE Pty Limited	32,356 ordinary shares	212,826	0.55
Total	6,538,973 shares	43,011,030	72.32

PART C — Second Tranche Sale Shares

Name	Sale Shares

FOMM Pty Limited	636,616 ordinary shares
FOMJ Pty Limited	477,462 ordinary shares
Cetro Pty Limited	477,462 ordinary shares
TCWE Pty Limited	23,578 ordinary shares
Bison GE	6,538,973 ordinary shares
Bison GE	1 class D share

Schedule 2 — Guarantors

Full Name	Notice Details	Related Management Vendor

Michael Paul Baxter	66 Lucinda Avenue, Wahroonga NSW 2076	FOMM Pty Limited
James Harold Warren	10 Sofala Avenue, Riverview NSW 2066	FOMJ Pty Limited
Paul Henry Jeffery	8/1150 Pittwater Road Collaroy NSW 2107	Cetro Pty Limited
Peter Linden McCann	9 Bunyana Avenue Wahroonga NSW 2076	TWCE Pty Limited

Schedule 3 — Directors and Secretaries to resign and to be appointed

		3	4	5
1	2	Secretaries to	Directors to be	Secretaries to be
Company Name	Directors to Resign	Resign	Appointed	Appointed

RWA Holdings Pty Limited	Richard Gregson Rajeev Dhawan	—	Douglas Trussler Andreas Hildebrand	—
Royal Wolf Trading Australia Pty Limited	Richard Gregson Rajeev Dhawan	—	Douglas Trussler Andreas Hildebrand	—
Royal Wolf Hi-Tech Pty Limited	—	—	Douglas Trussler Andreas Hildebrand	—

Schedule 4 — Title and Capacity Warranties

1. Each Vendor has full power, capacity, authority and all necessary consents to enter into and perform its obligations under this deed.

2. This deed will, when executed by the Vendors, constitute binding obligations of the Vendors in accordance with their respective terms.

3. The execution, delivery and performance by the Vendors of this deed will not:

(a) result in a breach of any provision of the constitution of a Vendor; or

(b) result in a breach of, or constitute a default under, any instrument to which a Vendor is a party or by which a Vendor is bound and which is material in the context of the transactions contemplated by this deed.

4. No:

(a) meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Vendor; or

(b) receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material assets of the Vendor.

5. Each Vendor:

(a) is not insolvent within the meaning of section 95 of the Corporations Act;

(b) has not stopped paying its debts as and when they fall due; and

(c) is not subject to voluntary administration under Part 5.3A of the Corporations Act.

6. Each Vendor warrants that it is the registered holder and the sole legal owner of the Sale Shares set out opposite its name in Schedule 1.

7. Each Vendor warrants that there is no option, right to acquire or Encumbrance over or affecting such Sale Shares or any of them.

Schedule 5 — Business Warranties

Warranty 1 — The Group

1.1  (Status) Each Group Company is duly incorporated and validly exists under the laws of the jurisdiction in which it was incorporated.

1.2  (No insolvency event):

(a) No meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Company or any Group Company;

(b) No receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material assets of the Company or any Group Company; and

(c) Each Vendor and Group Company:

(i) is not insolvent within the meaning of section 95 of the Corporations Act;

(ii) has not stopped paying its debts as and when they fall due; and

(iii) is not subject to voluntary administration under Part 5.3A of the Corporations Act.

(d) No writ of execution exists against any Group Company.

1.3	(Sale Shares) The Sale Shares:

(a) will, as at Completion, comprise the entire issued share capital of the Company;

(b) are fully paid; and

(c) were validly issued.

1.4  There are no agreements, arrangements or understandings in force or securities issued which call for the present or future issue of, or grant to any person the right to require the issue of, any shares in the Company.

1.5  The shares in the Subsidiaries which have been issued by the Subsidiaries are:

(a) held by and beneficially owned by the Company (in the case of Royal Wolf Trading) or Royal Wolf Trading (in the case of Royal Wolf Hi-Tech Pty Limited); and

(b) are free from any security or third party interest.

1.6  There are no agreements, arrangements or understandings in force or securities issued which require the present or future issue of, or grant to any person the right to require the issue of, any shares or other securities in any of the Subsidiaries.

1.7  No Group Company:

(a) has any subsidiary (other than a Subsidiary);

(b) holds or beneficially owns any share or other security of any other company (other than a           Subsidiary);

(c) is a member of any partnership, joint venture or unincorporated association; or

(d) has any branch or any permanent establishment outside Australia.

1.8  Each Group Company has full power and authority to own its property and assets and to conduct its Business in all relevant jurisdictions and does not own property or assets or conduct any business in any place other than those places.

1.9  The register of members of each Group Company contains a true and accurate record of its members from time to time.

1.10  All statutory books and records of each Group Company have been properly kept and are up to date with true and accurate entries and records.

1.11  Each Group Company:

(a) has complied with all legal requirements for the filing of returns, particulars, notices and other documents with all government and regulatory authorities;

(b) has complied with all legal requirements in relation to the conduct of its Business; and

(c) has conducted its Business and its affairs generally in accordance with all applicable laws, orders, regulations, by-laws and other requirements.

1.12  Since the Accounts Date, no dividend in respect of any capital of a Group Company has been declared or paid nor has there been any other distribution of property or assets to members of the Group Company since the Accounts Date.

1.13  The Vendors are entitled to, and will, receive and be paid the Purchase Price in the respective amounts set out opposite their names in the sixth column of Schedule 1 (the Respective Proportions), notwithstanding that they hold the Sale Shares in different proportions.

Warranty 2 — Accounts

2.1  The Accounts give a true and fair view of the financial position of the Group as at the Accounts Date, and of the assets, liabilities and the results of operations of the Group for the period to which the Accounts relate.

2.2  The Accounts were prepared with due and reasonable care, in accordance with the accounting policies, principles and bases of preparation stated in those Accounts.

2.3  There has been no material change to the financial position of any Group Company or of the assets, liabilities or the results of operations of any Group Company since the Accounts Date.

Warranty 3 — Taxation

Compliance

3.1  The Group has not and will not have any liability for Tax in respect of the period ending on the Completion Date except for Tax for which provision has been made in the Accounts or Tax incurred in the ordinary course of business since the Accounts Date and provided for in the Completion Accounts.

3.2  Each Group Company has:

(a) complied with all obligations imposed on the Group Company by any Tax law;

(b) filed, lodged or submitted all Tax returns and information regarding Tax and Tax matters as and when required by Tax law or requested by any Tax authority or as agreed with their tax agent with true and full disclosure of all relevant matters; and

(c) maintained sufficient and accurate records and all other information required to support all Tax returns and information which has been or may be filed, lodged or submitted to any Tax authority or is required to be kept under any Tax law.

Stamp duty

3.3  All documents required to be created by each Group Company under a law relating to stamp duty or a Tax of a similar nature, have been created and have had stamp duty or other Taxes of a similar nature paid in full in accordance with all applicable laws.

3.4  All documents which are liable to stamp duty or a Tax of a similar nature, or necessary to establish the title of each Group Company to an asset, have had stamp duty or other Taxes of a similar nature paid in full in accordance with all applicable laws.

GST

3.5  No Group Company is a party to any contract, deed, arrangement or understanding in respect of which it is or will become liable to pay GST without being entitled to increase the consideration payable under the contract, deed, arrangement or understanding or otherwise seek reimbursement so that the Group Company retains the amount it would have retained but for the imposition of GST.

3.6  Each Group Company:

(a) is registered for GST under the GST law;

(b) has complied in all respects with the GST law; and

(c) is not in default of any obligation to make any payment or return (including any Business Activity Statement) or notification under the GST law.

3.7  Each Group Company has correctly and on a timely basis, returned GST on all taxable supplies and has no outstanding GST liabilities.

3.8  Each Group Company has correctly claimed input tax credits on all creditable acquisitions and has held valid tax invoices in each relevant tax period in which the input tax credits were claimed and continues to hold those tax invoices as required by law.

3.9  All Instalment Activity Statements have been duly and punctually lodged.

Consolidated group

3.10  The Group is a tax consolidated group within the meaning of Part 3-90 of the Income Tax Assessment Act 1997 (Cth) and the Company is the “head company’’ (within the meaning of section 703-15 of the Income Tax Assessment Act 1997 (Cth)) of that tax consolidated group.

3.11  No election has been made by the Company in the United States to treat the Company as anything other than an association taxable as a corporation for United States Federal Income Tax purposes.

Warranty 4 — Stock/Lease Fleet

4.1  All stock is:

(a) either in the physical possession of the Company or in transit;

(b) in all material respects, in good and marketable condition.

4.2  The level of stock is sufficient to meet and is not materially surplus to the requirements of the Business.

4.3  The stock can be sold in the ordinary and normal course of trading in the Business in the time period within which the Business would expect to sell it.

4.4  As at Completion, the Group will have at least 15,000 container units in a rental ready condition of which approximately 3,500 container units are cross hired.

Warranty 5 Litigation

5.1  No Group Company is involved in any litigation or arbitration proceedings and, so far as the Vendors are aware, there are no facts likely to give rise to any such proceedings.

5.2  There is no unsatisfied judgment, order, arbitral award or decision of any court, tribunal or arbitrator against any Group Company or any of the assets of the Group or the Shares.

Warranty 6 — Environment

6.1  In this Warranty 6:

(a) Contaminant means a solid, liquid or gaseous substance, odour, heat, sound, vibration or radiation which is or may be:

(i) harmful or potentially harmful to the health, welfare, safety or property of human beings;

(ii) poisonous, harmful, or potentially harmful to animals or plants; or

(iii) detrimental to any beneficial use made of the Environment.

(b) Environment means the physical factors of the surrounds of human beings including the land, waters, atmosphere, climate, sound, odours, place, the biological factors of animals and plants and the social factors of aesthetics.

(c) Environmental Authorisation means any authorisation, approval, permit, licence, consent, registration or authority required by any Environmental Law.

(d) Environmental Law means a law regulating or otherwise relating to the Environment including land use, planning, pollution of the atmosphere, water or land waste, the storage and handling of chemicals, Hazardous Substances, or any other aspect of protection of the Environment.

(e) Hazardous Substance means any substance which is, or may be, hazardous, toxic, dangerous or polluting or which is regulated by any law relating to the Environment.

6.2  There is no Contaminant:

(a) present in, on or under any of the Leased Premises; or

(b) in, on or under any other part of the Environment which has originated or emanated from the Leased Premises.

6.3  All Environmental Authorisations, necessary to operate the Business:

(a) have been obtained;

(b) are in full force and effect in all material respects;

(c) have been complied with in all material respects; and

(d) are not being appealed by any person.

6.4  No fact or circumstance exists which:

(a) could lead to any Environmental Authorisation necessary to operate the Business being modified, suspended, revoked or not renewed; or

(b) would cause the Group to be in breach of any Environmental Law.

Warranty 7 — Employees

7.1  As far as the Vendors are aware, each Group Company has complied with, and continues to comply with, all obligations arising under law, equity, statute (including occupational health and safety, annual leave, long service leave, tax, superannuation, workers compensation and industrial laws) and all Industrial Instruments with respect to its current and former employees and contractors.

7.2  No Group Company has been served with notice of a Claim, prosecution, proceedings or dispute by any statutory body, union or any current or former employee or contractor (including with respect to occupational health and safety or workers’ compensation) nor is any Vendor aware of any threatened Claim or any facts of circumstances which could give rise to any such Claim.

7.3  There are no payments due by any Group Company in connection with the redundancy of any employee.

Warranty 8 — Material Contracts

8.1  As far as the Vendors are aware, no substantial reduction in revenue is likely to occur by reason of the change in control of the Group as a result of the transaction contemplated by this deed, or as a result of a failure to comply with any minimum requirements imposed by third party suppliers to the Group.

8.2  Full details of all material contracts entered into by any Group Company have been fully disclosed to the Purchaser in writing as part of the Disclosure Documents. A material contract means:

(a) any contract that relates to, or is likely to relate to, revenue or costs in any financial year of $100,000 or more;

(b) any contract which (irrespective of quantitative value), might reasonably be expected to be material to a prudent intending purchaser of the Business, including any contract between a Vendor on the one hand, and a Group Company on the other hand.

8.3  As far as the Vendors are aware, no Group Company is a party to any material contract of which it or any other party is in default or, but for the requirements of notice or lapse of time or both, would be in default.

8.4  Each Group Company has duly complied with and fulfilled all the material obligations and duties that it owes under any material contract to which it is party.

8.5  As far as the Vendors are aware, no event has occurred which may be grounds for termination of any material contract to which a Group Company is a party.

Warranty 9 — Plant and Equipment

9.1  As at Completion, the Group will own all of the assets, plant and equipment and fixtures and fittings (Plant and Equipment) that are required to conduct the Business, provided that all finance lease and other leasing obligations have been repaid at Completion.

9.2  As far as the Vendors are aware, the Plant and Equipment is in a good and reasonable state of repair and condition and it is in satisfactory working order, has been regularly maintained and is currently sufficient for the purposes of conducting the Business.

9.3  As at Completion, all of the Plant and Equipment will be free and clear from all Encumbrances.

9.4  As far as the Vendors are aware, all finished goods of each Group Company comply with statutory requirements and are of merchantable quality.

Warranty 10 — Compliance with laws

10.1  As far as the Vendors are aware, each Group Company has complied in all material respects with all applicable laws.

10.2  As far as the Vendors are aware, the Group holds all necessary licences (including statutory licences) and consents, planning permissions, authorisations and permits for the proper carrying on of its Business in all their aspects and all of those licences, consents, permissions, authorisations and permits:

(a) have been fully paid up;

(b) have been fully complied with;

(c) are in full force and effect; and

(d) are not liable to be revoked or not renewed.

10.3  As far as the Vendors are aware, there are no facts or circumstances involving any Group Company or its affairs which are likely to result in the revocation of or variation in any material respect of any permit, licence, authority or consent held by it.

10.4  As far as the Vendors are aware, no permit, licence, authority or consent held by any Group Company would be adversely affected by, or liable to be terminated revoked or varied in any material respect by reason of, a change in the ownership of any Group Company.

Warranty 11 — Records

As far as the Vendors are aware, the Records:

(a) are in the physical possession of the Company;

(b) are located at the Leased Premises;

(c) include all records required under, or to comply with or support any return or claim under, any applicable law (including any Tax law and the Corporations Act);

(d) have been properly and accurately prepared and maintained in all material respects in accordance with all applicable laws and are up-to-date where legally required; and

(e) do not contain material inaccuracies or discrepancies of any kind.

Warranty 12 — Disclosure Documents

Without limiting anything in clause 9 and subject to clauses 9.4(b), 9.5(b) and 9.14:

12.1  the factual information contained in the Disclosure Documents is not false, misleading or deceptive in any material respect;

12.2  the Vendors have not omitted to include any information in the Disclosure Documents the omission of which renders any of the Disclosure Documents misleading in any material respect; and

12.3  the facts set out in the Recitals and in Schedules 1, 4, 5, 7 and 8 and Schedule 9 are true, complete and accurate in all respects.

Warranty 13 — Compliance programs

As far as the Vendors are aware, each Group Company has in place compliance programs with respect to:

(a) occupational health and safety;

(b) discrimination and harassment in the work place; and

(c) consumer legislation,

which are necessary to comply with applicable regulatory or statutory requirements.

Warranty 14 — Superannuation

14.1  Each Group Company has fully complied with all of its obligations, duties and liabilities pursuant to the SGAA (including Part 3A of the SGAA), including its obligations in relation to the prescribed minimum level of superannuation contributions for each person employed by the Group and it is not liable to pay a Superannuation Guarantee Charge liability in respect of any superannuation contributions or entitlements for its Employees.

14.2  As far as the Vendors are aware, completion under this deed will not cause an increase in the obligations of any Group Company to make contributions to the Funds or result in any increase in benefits payable to Employees from the Funds.

Warranty 15 — Insurance

15.1  The Disclosure Documents contain details of all material insurances in respect of the assets and businesses of each Group Company, each such insurance is in force, the premiums that have fallen due for payment have been paid or paid in accordance with payment plan in force between each Group Company and Hunter Premium Funding at Completion and, so far as the Vendors are aware, nothing has been done or omitted to be done which would make any of them void, voidable or unenforceable in respect of any Claim.

15.2  There is no Claim outstanding under an insurance contract of the Group companies which is material to the Group as a whole.

15.3  No Group Company has been notified by any insurer that it is required or is advisable for it to carry out any maintenance, repairs or other works in relation to any of its assets.

Warranty 16 — Intellectual Property

16.1  Schedule 8 is a complete and accurate list of all Intellectual Property Rights owned and/or used (as applicable) in connection with the Business and comprise all of the intellectual property rights required to conduct the Business.

16.2  The Group owns and/or uses (as specified in Schedule 8) all right, title and interest throughout Australia in the Intellectual Property Rights. No Group Company has licensed any of the Intellectual Property Rights to any person and has not assigned, or in any way disposed of, any right, title or interest in the Intellectual Property Rights.

16.3  The Intellectual Property Rights are valid and enforceable throughout Australia. The relevant Group Company has taken all necessary steps to obtain and maintain appropriate registrations for the Intellectual Property Rights and to protect and defend the Intellectual Property Rights.

16.4  As far as the Vendors are aware, neither the carrying on of the Business nor the use of the Intellectual Property Rights:

(a) infringes, or is alleged to infringe, the Intellectual Property Rights or rights or other rights of any third party;

(b) is, or is alleged to be, in breach of any obligation of confidence owed to any third party; or

(c) is resulting, or so far as the Vendors are aware, is alleged to be resulting, in a breach of any obligation that a Group Company owes to any third party (including a breach of contract).

Warranty 17 — Real property

17.1  No Group Company owns, holds, or is the occupier, lessee or tenant of or has any interest in any real property except for the Leased Property.

17.2  Where the interest of a Group Company in a property is a leasehold:

(a) the lease is a valid, legal and binding obligation in accordance with its terms;

(b) the Group Company has duly complied with and fulfilled all its material obligations and duties under the lease; and

(c) so far as the Vendors are aware, no event has occurred which may be grounds for termination of the lease.

Schedule 6 — Leased Premises

No.	Address	Landlord Details	Tenant

1.	Sydney (Corporate Office) Suite 202 Level 2 22-28 Edgeworth David Ave Hornsby NSW 2077	GPF No. 3 Pty Ltd	Royal Wolf Trading
2.	Sydney ‘Bonds Road Business Park’ 111 Bonds Rd Roselands NSW 2196	Tyne Container Services Pty Ltd	Royal Wolf Trading
3.	Canberra 15-23 Silva Avenue Queanbeyan NSW 2620	Movements International Movers (ACT) Pty Ltd	Royal Wolf Trading
4.	Central Coast 117 Gavenlock Rd Tuggerah NSW 2259	David Weaver	Royal Wolf HI-Tech Pty Ltd
5.	Newcastle Lot 401 Pacific Hwy Heatherbrae NSW 2324	Trutek Administration Pty Limited	Royal Wolf Hi-Tech Pty Limited
6.	Brisbane 33 Weyba Street Banyo QLD 4014	George Aufferber & Maria Anna Aufferber	Royal Wolf Trading
7.	Cairns Lot 2 Maconachie Woree QLD 4870	Swain Family Investments Pty Ltd	Royal Wolf Trading
8.	Gold Coast 180 Heslop Road Gaven QLD 4211	Storco Pty Ltd	Royal Wolf Trading
9.	Townsville 754-762 Ingham Rd Bohle QLD 4818	Ferry Property	Royal Wolf Trading
10.	National Mining & Defence Office C/o Strang International 936 Nudgee Road Northgate QLD 4013	Strang International Pty Ltd	Royal Wolf Trading
11.	Melbourne (West) 195 Fairbairn Road Sunshine West VIC 3020	Epic Bond Pty Ltd	ACN Containers Pty Limited
12.	Melbourne (Production Facility) 2 Pearl Street Brooklyn VIC 3012	P&V Industries Pty Ltd	Royal Wolf Trading
13.	Melbourne (East) 2159 Dandenong Road Clayton VIC 3168	MPM Leasing	Royal Wolf Trading
14.	Adelaide Cnr Francis St & Eastern Pde Gillman SA 5013	James Matra Pty Ltd	Royal Wolf Trading
15.	Perth 19 Mooney Street Bayswater WA 6053	F & C Cardaci	Royal Wolf Trading

No.	Address	Landlord Details	Tenant

16.	Darwin 13 Berrimah Road Berrimah NT 0828	Chan Ling Lam	Royal Wolf Trading
17.	Tasmania 39 Howard Road Derwent Park Hobart TAS 7009	Thorpe Interstate Shipping	Royal Wolf Trading

Schedule 7 — Intellectual Property Rights

1.	Business Names

Royal Wolf Central Coast
Royal Wolf — AA Container Sales & Hire
Cape Containers
ACN Containers
Australian Container Network

2.	Trademarks

Trademark number trade mark 1066769.

3.	Domain Names

royalwolf.com.au
acncontainers.com.au
austcontainer.com.au

4.	Designs

None

5.	Patents

None

Schedule 12 — Worked examples of Purchase Price adjustments

(Clause 4.5(i))

Worked Example as per November 2006 Balance Sheet
Attachment 1

Net Tangible Assets Amount

Total Assets
Total Assets	70,983,000
minus Intangible Assets	6,922,000

Total Assets	64,061,000

Net Tangible Assets
Total Assets (excluding Intangibles)	64,061,000
minus Total Liabilities	61,786,000
plus Amount required to Cash out the Options	—
plus Amount required to buy back unallocated CFO Shares	—
plus Warranty Insurance Premium	—
plus Chairman’s bonus	250,000

Total	2,525,000

NTA Adjustment Calculation	SSD	Actual	Adjustment*

NTA	2,700,000	2,525,000	175,000

*	No upward adjustment as per Clause 4.3(a)

SSD Reference Table

31-Oct	30-Nov	31-Dec	31-Jan-07	28-Feb-07	31-Mar-07

2,700,000	2,700,000	2,700,000	2,700,000	2,700,000	2,700,000

Notes to the Calculation of the Adjustment:

(a) — Net Tangible Assets Amount

Net Tangible Assets Amount means:

•	Total Assets less Intangible Assets as per completions accounts

•	Minus Total Liabilities as per completion accounts excluding:

–	the amount provided to cancel the options in the Completion Accounts but not paid as at Completion

–	the amount required to buy-back the unallocated CFO shares. Note this is likely to occur pre-completion.

–	Any unpaid insurance premium relating to Warranty Insurance

–	Any unpaid performance fee relating to the Chairman’s bonus

Worked Example as per November 2006 Balance Sheet
Attachment 2

Working Capital Amount

Current Assets
Total Current Assets	14,499,000
minus cash	3,152,000
minus deposits relating to ADF	—

Net Current Assets	11,347,000

Current Liabilities
Total Current Liabilities	14,902,000
minus Bank Overdraft (Current)	—
minus Bank Debt (Current)	5,831,000
minus Bank Vendor Financing (Current)	711,000
minus Finance Lease Other (Current)	646,000
plus ADF Contract related debt (Current)	—

Net Current Liabilities	7,714,000

Working Capital	3,633,000

Working Capital Adjustment	SSD	Actual	Adjustment*

Working Capital Amount	3,000,000	3,633,000	—

*	No upward adjustment as per Clause 4.3(a)

SSD Reference Table

31-Oct	30-Nov	31-Dec	31-Jan-07	28-Feb-07	31-Mar-07

3,000,000	3,000,000	2,168,000	3,000,000	3,000,000	3,000,000

Notes to the Calculation of the Adjustment:

(b) Working Capital Amount means:

Current Assets (as per Completion accounts) excluding Cash and deposits relating to ADF Contract.

Minus Current Liabilities as per Completion Accounts excluding:

Bank Overdraft
Bank Debt
Bank Vendor Financing
Finance Lease Other

Plus any interest bearing liability debt incurred in relation to assets acquired by the Group in satisfaction of it obligations under the ADF Contract.

Worked Example as per November 2006 Balance Sheet
Attachment 3

Container Rental Equipment

Containers Adjustment	SSD	Actual	Adjustment

Completion Containers Rental Equipment Amount	46,414,000	47,319,000	905,000

SSD Reference Table

31-Oct	30-Nov	31-Dec	31-Jan-07	28-Feb-07	31-Mar-07

45,703,000	46,414,000	47,004,000	46,640,000	46,624,000	46,879,000

Notes to the Calculation of the Adjustment:

(c) — Container Rental Equipment

Calculation of Gross Purchases of Container Rental Equipment for the period from 1 July 2006 to Completion: Is equivalent to the Cost of Container Rental Equipment excluding Accumulated Depreciation as per the Balance Sheet in the Completion Accounts. For the avoidance of doubt this equals [$41,470,000] plus the sum of the Gross Purchases of Container Rental equipment for the period from 1 July 2006 to Completion as per the Cashflow contained in the Completion Accounts.

Worked Example as per November 2006 Balance Sheet
Attachment 4

Net Debt

Item	Net Debt Calculation

	Current Liabilities
1	Bank Overdraft	—
2	plus Bank Debt	5,831,000
3	plus Bank Vendor Financing	711,000
4	plus Finance Lease Other	646,000

	Non-Current Liabilities
5	plus Bank Debt	25,143,000
6	plus Bank Vendor Financing	856,000
7	plus ANZ Sub Capital Note	11,788,000
8	plus Finance Lease Other	312,000
9	Plus B Class Notes	7,041,000

10	plus Acquisition costs outstanding	160,000
11	plus Dividends	—
12	plus Amounts required to cash out the options	310,000
13	plus the Vendors transaction costs	300,000

	plus Warranty Insurance Premium	—
	plus Chairman’s bonus	250,000
	plus Amount required to buy back the unallocated CFO Shares
14	minus Cash	3,152,000
15	minus outstanding K&S (Curtainsiders)	579,000
16	minus ADF related debt	—

	Net Debt	49,617,000

Net Debt Adjustment	SSD	Actual	Adjustment

Net Debt	49,617,000	49,617,000	—

SSD Reference Table

31-Oct	30-Nov	31-Dec

49,617,000	49,617,000	49,617,000

Reconciliation to Definition of Net Debt as per SSD:

B(i) — ANZ Facility = items 1, 2, 5, 7	42,762,000
B(ii) — B Class Note = item 9	7,041,000
B(iii) — other interest bearing debt/ finance leases = items 3, 4, 6 & 8	2,525,000
B(iv) — remaining acquisition payments = item 10	160,000
B(v) — Dividends or other distributions = item 11	—
B(vi) — Amount to cash out Options = item 12	310,000
B(vii) — Wridgeways Lease = included in B(iii)
B(viii) — K&S Lease (reefers) = included in B(iii)
B(ix) — Transactions expenses not yet paid = item 13	300,000
Warranty Insurance	—
Chairman’s bonus	250,000
Buyback of CFO Shares
Less
A. — Cash = item 14	(3,152,000)
(iii) K&S Lease (Curtainsiders) = item 15	(579,000)
(iv) — ADF Debt	—

Net Debt	49,617,000

Notes to the Calculation of the Adjustment:
Net Debt — Calculation as per Definition
Equals:

The sum of the following line items in the Balance Sheet of the completion Accounts:

Current Liabilities:

Bank Overdraft
Bank Debt
Bank Vendor Financing
Finance Lease Other

Non-Current Liabilities:

Bank Debt
Bank Vendor Financing
ANZ Sub Capital Note
Finance Lease Other
B Class Notes

Plus:

•	Acquisition costs outstanding — This is limited to the Acquisitions completed as at date of signing the Share Sale Agreement. The only liability outstanding is the deferred consideration payable for the acquisition of ACN which is $160,000 due 30 June 2007.

•	Dividends or other distributions declared by the group but not yet paid.

•	Amounts required to cash out all of the options — this is equivalent to the provision in the accounts which is estimated to be [$4,178,000]. This amount is included in the Balance Sheet line items “Employee Obligations” (Current & Non-Current), but does not form the total amount of these line items.

•	The Vendors’ costs and expenses of negotiating, preparing and executing this deed which are to be paid by the company and which are unpaid as at Completion. This amount will be included in Trade Creditors.

•	Any unpaid insurance premium relating to Warranty Insurance

•	Any unpaid performance fee relating to the Chairman’s bonus

•	The amount required to buyback the unallocated CFO Shares (only include if the payment has not yet occurred).

Minus:

•	The outstanding lease liability associated with the K&S (Curtainsiders) as per the amortization schedule referred to in clause 4.8.

•	Cash as per the Balance Sheet of the Completion Accounts.

•	Any amounts owing by the group in relation to any assets acquired in satisfaction of the Group’s obligations under the ADF Contract less any deposits received by the Group in relation to the ADF Contract

Worked Example as per November 2006 Balance Sheet
Attachment 5

K&S Lease (Curtainsiders)

K&S Lease Adjustment	SSD	Actual*	Adjustment

K&S lease	579,000	579,000	—

*	As per the Amortisation Schedule relating to this lease

SSD Reference Table

31-Oct	30-Nov	31-Dec	31-Jan-07	28-Feb-07	31-Mar-07

602,000	579,000	555,000	531,000	507,000	482,000

Schedule 13 — Michael Baxter Consultancy Agreement

CONSULTANCY AGREEMENT

Made 2006

PARTIES:

(1) ROYAL WOLF TRADING AUSTRALIA PTY LIMITED, ACN 069 244 417 (RWTA)

(2) MICHAEL BAXTER (You)

Position and Duties

(a) You shall be engaged as a Consultant.

(b) You shall undertake such tasks and duties as the Company may from time to time direct and in particular advise on strategic issues relating to the business and operations of RWTA and its subsidiary.

Commencement

This agreement shall commence on settlement of the Share Sale Deed and continue for a period of 12 months thereafter.

Hours of Work

You will be expected to work as necessary to complete or perform your duties up to a maximum of 50 hours per quarter.

Remuneration

You shall be entitled to be paid a consultancy fee of $4,166.00 per month plus GST payable on the last business day of each month.

Tax Invoice

You must be registered for GST and must submit a proper tax invoice to RWTA for your consultancy fees as a precondition of being paid your consultancy fees.

Consultant

You shall be engaged as an independent contractor and not as an employee and you shall not be entitled to sick leave or holidays and RWTA shall not be obliged to make any superannuation contributions.

Out of Pocket Travel Allowance

Expenses reasonably incurred on behalf of RWTA will be reimbursed on presentation of vouchers or invoices and should where possible be agreed prior to any expenditures being made.

Worker’s Compensation

Your employment will be covered by RWTA’s workers compensation insurance policy.

Confidentiality

You agree that you will not at any time either during the continuance of your employment or after termination of your employment for any reason divulge any of the Confidential information of RWTA to any other company , person or persons without the previous consent in writing of RWTA. You will not use or attempt to use any Confidential information which you may acquire in the course of your employment in any manner which may injure or cause loss or be calculated to injure or cause loss to RWTA.

Confidential information is any information of RWTA that is reasonably regarded as confidential and not in the public domain which includes but is not limited to:

•	RWTA’s client and/or customer database

•	Financial information and profit margins

•	Remuneration packages of RWTA’s staff, agents and distributors

•	Sensitive pricing information

•	Manufacturing methods

•	Research data or results of research

•	Information which RWTA receive from third parties in confidence

•	Technical information and know-how

•	Intellectual property

•	Any other information reasonably regarded as confidential which comes into your possession for the purposes of, or as a result of the provision of services under this Agreement

•	Any notes, reports or documents created by you which utilizes or contains any of the information set out above, whether stored or storable in computer data file format or recorded in any other form.

On the termination of this agreement, you are required to return to RWTA all confidential Information in material form, those parts of records or notes based on confidential information and all RWTA property, which is in your possession or control.

Non-Competition During Employment

You agree that you will not, during the course of your employment, directly or indirectly, in any capacity whatsoever, carry on, advise, provide services to or be engaged, concerned or interested in or associated with any business or activity which is competitive with any business carried on by RWTA or its subsidiaries.

Non-Competition After Conclusion of Employment

You agree that you will not, without written consent of RWTA anywhere within the Territory, during the following periods after the termination or expiration of your employment:

(a) One (1) year

(b) Two (2) years

(c) Three (3) years

(d) Four (4) years

(e) Five (5) years.

•	Directly or indirectly in any capacity whatsoever, carry on, advise, provide services to or be engaged, concerned or interested in or associated with any business or activity which is competitive with or similar to any business carried on by RWTA or any of its subsidiaries at the date of termination of your employment; and

•	Canvass, solicit or endeavour to entice away from RWTA any person who or which at any time during the employment or at any date of termination of the employment was or is a client or customer or supplier of RWTA or of any of its subsidiaries or any other person or organisation who is in the habit of dealing with RWTA or any of its subsidiaries: and

•	Solicit, interfere with or endeavour to entice away an employee of RWTA or any of its subsidiaries; and

•	Counsel, procure or otherwise assist any person to do any of the acts referred to in sub-paragraphs (b) and (c) of this paragraph.

Territory shall mean Australia and New Zealand.

Termination of Employment

RWTA may terminate the employment by giving notice to you effective immediately and without payment of any salary other than the salary accrued to the date of the termination, where at any time you:

(i) Have committed any act of wilful or serious misconduct.

(ii) Are in breach of any of the terms and conditions of your employment.

(iii) Are continually or significantly neglectful of your duties under the employment or of any proper order or direction.

Governing Law and Jurisdiction

This agreement is governed by the laws of New South Wales. Each party irrevocably submits to the exclusive jurisdiction of the courts of New South Wales.

Severance

In the event that this Agreement is invalid or unenforceable, the remainder of this Agreement shall continue in full force.

/s/ James Warren	/s/ Michael Baxter
Royal Wolf Trading Australia Pty Limited	Michael Baxter

Signing page

EXECUTED as a deed.
Executed by Equity Partners Two Pty Limited in its capacity as trustee of Equity Partners 2 Trust
/s/ Rajeev Dhawan	/s/ Quentin Jones
Signature of director	Signature of director/company secretary (Please delete as applicable)
Rajeev Dhawan	Quentin Jones
Name of director (print)	Name of director/company secretary (print)

Executed by FOMM Pty Limited (as trustee of the FOMM Trust)
/s/ Michael Baxter
Signature of sole director and sole company secretary	who states that he or she is the sole director and the sole company secretary of the company
Michael Baxter
Name of sole director and sole company secretary (print)

Executed by FOMJ Pty Limited (as trustee of the FOMJ Trust)
/s/ James H. Warren
Signature of sole director and sole company secretary	who states that he or she is the sole director and the sole company secretary of the company
James H. Warren
Name of sole director and sole company secretary (print)

Executed by Cetro Pty Limited (as trustee of the FOMP Trust)
/s/ Paul Jeffrey
Signature of director	Signature of director/company secretary (Please delete as applicable)
Paul Jeffrey
Name of director (print)	Name of director/company secretary (print)

Executed by TCWE Pty Limited (as trustee of the McCann Family Trust)
/s/ Peter McCann	/s/ Alexandra Merton-McCann
Signature of director	Signature of director/company secretary (Please delete as applicable)
Peter McCann	Alexandra Merton-McCann
Name of director (print)	Name of director/company secretary (print)

Signed by Michael Paul Baxter in the presence of
/s/ Maya Port	/s/ Michael Paul Baxter
Signature of witness	Michael Paul Baxter
Maya Port
Name of witness (print)

Signed by James Harold Warren in the presence of

/s/ Maya Port Signature of witness	/s/ James Harold Warren James Harold Warren

Maya Port Name of witness (print)

Signed by Paul Henry Jeffery in the presence of

/s/ Maya Port Signature of witness	/s/ Paul Henry Jeffrey Paul Henry Jeffrey

Maya Port Name of witness (print)

Signed by Peter Linden McCann in the presence of

/s/ Maya Port Signature of witness	/s/ Peter Linden McCann Peter Linden McCann

Maya Port Name of witness (print)

Executed by GFN Australasia Finance Pty Limited

/s/ John O. Johnson Signature of director	/s/ Robert Charles Barnes Signature of director/company secretary (Please delete as applicable)

John O. Johnson	Robert Charles Barnes Name of director/company secretary (print)

Executed by General Finance Corporation

/s/ John O. Johnson Signature of authorised officer

John O. Johnson Name of authorised officer

BISON CAPITAL AUSTRALIA, L.P.

by

BISON CAPITAL AUSTRALIA GP, LLC,
a Delaware limited liability company

By:
/s/  Douglas B. Trussler
Name: Douglas B. Trussler
Its: Manager

Annex B

General Finance Corporation
GFN Australasia Holdings Pty Limited
and
Bison Capital Australia, L.P.
and
GFN Australasia Finance Pty Limited
Shareholders Agreement

Page No.

11	Management of the Company		B-12
	11.1	The Board	B-12
	11.2	Committees	B-13
	11.3	Deed of Access and Indemnity	B-13
12	Representations and Warranties		B-13
	12.1	Representations and Warranties	B-13
	12.2	Application of Representations and Warranties	B-13
13	Indemnification and Release by GFC		B-13
	13.1	Indemnification	B-13
	13.2	Enforceability	B-14
14	Termination		B-14
15	General		B-14
	15.1	Notices	B-14
	15.2	Governing law and jurisdiction	B-15
	15.3	Prohibition and enforceability	B-15
	15.4	Waivers	B-15
	15.5	Variation	B-15
	15.6	Amendment	B-15
	15.7	Cumulative rights	B-15
	15.8	Assignment	B-15
	15.9	Further assurances	B-15
	15.10	Entire agreement	B-15
	15.11	Counterparts	B-16
	15.12	Relationship of parties	B-16
	15.13	Investments in Competitive Businesses	B-16
	SCHEDULE 1 — SHARE CAPITAL		S-1
	SCHEDULE 2 DEED OF ACCESSION		S-2
	1	Interpretation	S-2
	2	New Shareholder	S-2
	3	Third party benefit	S-3
	4	Release	S-3
	5	Consent	S-3
	6	Address	S-3
	7	Governing law	S-3
	8	Counterparts	S-3

THIS SHAREHOLDERS AGREEMENT is made on          2007

PARTIES

GFN AUSTRALASIA HOLDINGS PTY LIMITED
of [insert address]
(“GFNH”)

and
Bison Capital Australia, L.P.
of [insert address]
(“Bison-GE”)

(each a Shareholder and collectively the Shareholders)

and

General Finance Corporation
of
260 South Los Robles, Suite 217
Pasadena, CA 91101
(“GFC”)

GFN AUSTRALASIA FINANCE PTY LIMITED
of [insert address]
(“Company”)

BACKGROUND

The Shareholders wish to regulate the operation of the Company on the terms set out in this Agreement.

AGREED TERMS

1   Definitions and interpretation

1.1  Definitions

In this Agreement, unless the context requires otherwise:

“Affiliate” means in relation to a party, any person directly or indirectly controlling, controlled by or under common control with that party. For the purposes of this definition, “control” of a party means the power, either directly or indirectly, either

(a) to vote 50% or more of the securities having voting power for the election of directors of such party;

(b) to direct or cause the direction of the management and policies, or investment decisions (by contract or otherwise) of such party; or

(c) in the case of the Company or GFNH, the officers and directors of GFNH.

“Bison-GE Percentage” means, as of any date of determination, the ratio, expressed as a percentage, of the Bison-GE Sale Shares to the total outstanding Shares of the Company.

“Bison-GE Sale Shares Price” means that portion of the Bison-GE Completion Payment (as defined in the Share Sale Deed) that is not paid in cash by the Company. If in the context used, Bison-GE is selling less than all of the Shares received as part of the Bison-GE Completion Payment, the Bison-GE Sale Shares Price shall be proportionately reduced.

“Board” means the Board of Directors of the Company.

“Business Day” means a day on which banks are open for domestic business in Los Angeles excluding Saturdays, Sundays and public holidays.

“Commencement Date” means the date of this Agreement.

“Company” means GFN Australasia Finance Pty Limited.

“Company EBITDA” means, in respect of the applicable period, the sum of: (i) earnings before interest, tax, depreciation and amortization, of the Company and its consolidated subsidiaries, calculated in accordance with GAAP; plus (ii) any expenses that would be classified on the consolidated income statement of the Company as “extraordinary items” under GAAP.

“Company Group” means the Company and its Subsidiaries.

“Constitution” means the Company’s constitution dated August 14, 2006 as amended or replaced from time to time.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Covered Business” means the sale and lease of portable storage containers, portable container buildings and freight containers, as such Covered Business may from time to time change with the agreement of the Company and the Shareholders.

“Covered Territory” means that part of the world south of Guam, west of Hawaii or east of Viet Nam.

“Deed of Accession” means a deed substantially in the form of the deed of accession set out in Schedule 2 or such other form as may be agreed to by the Company and the Shareholders.

“Determination Period” means with respect to determination of the Put Purchase Price, the First Call Option Purchase Price or the Second Call Option Purchase Price, the 12-month period ending on the last day of the calendar month preceding the calendar month in which the Put Option Exercise Notice, the First Option Call Exercise Notice or the Second Call Option Exercise Notice was delivered.

“Director” means a director of the Company.

“Dispose” means any dealing with a Security, including but not limited to, a sale, transfer, assignment, trust, encumbrance, option, swap, any alienation of all or any part of the rights attaching to a Security or interest in a Security, and includes any attempt to so deal or the taking of any steps for the purpose of so dealing.

“Financial Benefit” has the meaning given to that term in the Corporations Act.

“GFC Trading Multiple” means, as of any date of determination, the quotient of (i) (x) the product of (x) the average closing sale price of the common shares of GFC that are publicly traded on the principal securities exchange on which they are traded on each business day during the 20-day trading period ending one trading day prior to such date of determination, multiplied by (y) the number of fully diluted common shares of GFC outstanding during the fiscal quarter most recently ended (for purposes of this subclause (y), the number of fully diluted common shares of GFC shall be calculated on the same basis as GFC calculates, and calculated using the same information regarding common shares and common share equivalents and derivatives as GFC uses to calculate, fully diluted shares for purposes of reporting fully diluted earnings per share in GFC’s then most recent quarterly or annual periodic filing with the US Securities and Exchange Commission (provided, that if the number of fully diluted common shares of GFC has increased or decreased by more than 1% of the number of fully diluted shares outstanding since the date of the most recent periodic filing, the number of fully diluted shares for purposes of this subclause (y) shall correspondingly be increased or decreased)), plus (z) the Net Debt of GFC, divided by (ii) the EBITDA of GFC (determined on consolidated basis) for the 12-month period most recently ended.

“Governmental Agency” means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.

“Net Debt” of any entity means, as of any date of determination, short-term and long-term third party indebtedness (inclusive of any debt due to any Shareholder or Affiliate of any Shareholder) of such entity minus any cash or cash equivalents of such entity, calculated in accordance with GAAP.

“Permitted Expenses” means payments of up to US $1,000,000 in any 12-month period made by the Company Group to GFC or any Related Party of GFC (other than to members of the Company Group) for expenses; provided, that if at any time GFC or GFNH (either directly or through any Related Party other than a member of the Company Group) acquires or establishes another business or company, Permitted Expenses in any 12-month period shall be multiplied by the Reduction Percentage on a prospective basis. For purposes of the foregoing, the “Reduction Percentage” shall be that percentage obtained by dividing the revenues of the Covered Business by the total revenues of GFC (determined on a consolidated basis in accordance with GAAP); provided that Permitted Expenses shall never be less than US $500,000. Payments on debt owed to GFC, GFNH and their Affiliates, and dividends and distributions to Shareholders with respect to their Shares are not expenses included in Permitted Expenses so long as (x) such debt or Shares are, in each case, issued with the approval of Bison-GE (to the extent such approval is required hereunder), and (y) such debt or Shares were not issued in consideration of the forgiveness, payment or deferral of administrative expense payments, reimbursements or distributions made by any member of the Company Group to GFC or any Related Party of GFC.

“Related Body Corporate” has the meaning ascribed to that term in the Corporations Act.

“Related Party” in respect of a Shareholder has the meaning given to the term “related entity” in the Corporations Act.

“RWA” means RWA Holdings Pty, Limited.

“Securities” means Shares or other securities that are convertible into Shares, including, without limitation, options and convertible notes.

“Share” means a share issued in the capital of the Company.

“Share Sale Deed” means the Share Sale Deed dated September 12, 2006 relating to shares in RWA, as from time to time amended, including the Deeds of Variation dated January 19, 2007, March 9, 2007 and March [  ], 2007.

“Shareholder” means each person or entity that executes this Agreement as a Shareholder under this Agreement, for so long as that person or entity owns Shares. The initial Shareholders are Bison-GE and GFNH.

“Subsidiaries” means any corporate entities which are directly or indirectly majority owned by the Company.

1.2  Interpretation

In this Agreement, headings and boldings are for convenience only and do not affect the interpretation of this Agreement and, unless the context otherwise requires:

(a) words importing the singular include the plural and vice versa;

(b) words importing a gender include any gender;

(c) where a word or phrase is defined in this Agreement, other parts of speech and grammatical forms of that word or phrase have a corresponding meaning;

(d) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency;

(e) a reference to any thing (including, but not limited to, any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f) a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this Agreement and a reference to this Agreement includes any annexure, exhibit and schedule;

(g) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document;

(i) a reference to a party to a document includes that party’s successors and permitted assigns;

(j) a covenant or agreement on the part of 2 or more persons binds them jointly and severally;

(k) a reference to an agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(l) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

(m) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(n) a reference to a month is a reference to a calendar month;

(o) a reference to a dollar amount shall, unless specified to the contrary, be in US dollars (US$);

(p) all references to any accounting principle, financial statement calculation or similar reference shall be determined in accordance with United States generally accepted accounting principles, consistently applied (“GAAP”);

(q) a reference to a body, other than a party to this Agreement (including, without limitation, an institution, association or authority), whether statutory or not:

(i) which ceases to exist, or

(ii) whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(r) words and phrases defined in the Share Sale Deed shall (unless defined herein or the context otherwise requires) have the same meaning where used herein.

1.3  Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

1.4  Inconsistency with Constitution

If there is any inconsistency between this Agreement and the Constitution, this Agreement prevails. At the request of any party, the other parties must cause the Constitution to be amended to overcome any such inconsistency.

2  Termination of previous agreements

Each of the parties other than Bison-GE confirms that all previous shareholders agreements in relation to the Company have been terminated and that this Agreement is the only shareholders agreement which governs the relationship between the Shareholders.

3  Share capital

3.1  Share Capital

The parties acknowledge that as at the Commencement Date, the Share capital of the Company will consist of [          ] Shares held by the Shareholders listed in Schedule 1.[who will provide?]

3.2  Rights of Shares

Each Share confers the same rights as each other Share, subject to this Agreement.

4  Acknowledgements by Shareholders

The Shareholders unconditionally and irrevocably acknowledge and agree that:

(a) the Board will be responsible for the management of the Company in its absolute discretion, including all decisions regarding capital, customers, revenues, purchases, sales, staffing and expenditures; and

(b) no representations have been made to the Shareholders as to the future performance, conduct, continuation or profitability of the Company or the current or future value at any time of the Securities.

5  Shareholder funding of the Company

5.1  No obligation to contribute additional funds

No Shareholder will be required to contribute additional share capital, extend credit, provide any security or any guarantee or otherwise make any financial accommodation available in relation to the Company.

6  Disposal of Securities

6.1  Restriction on disposition

A Shareholder must not Dispose of any legal or equitable interest in a Security except as permitted by this Agreement.

6.2  Permitted transfers

A Shareholder may Dispose of any of its Securities if that transfer is of the entire legal and beneficial interest in those Securities and the proposed Disposition (including the proposed transferee) is first approved in writing by the other Shareholder. [Note: actual signed agreement will be modified if Bison-GE determines, prior to the Second Completion Date under the Share Sale Deed, to have the securities held by its partners (or their Related Party assignees that are “accredited investors”; among other things, agreement will contain provision that all consents and approvals, and the election to exercise the “Put Option,” will be made by one designated entity; in addition, those entities will have the right, after not less than 8 years after the closing, to distribute the Shares to their respective partners, managers, members, shareholders, officers and directors so long as the voting of such shares is retained by the current partners of Bison-GE)].

6.3  Restraint of transfer of Shares

(a) The Company must refuse to register the transfer of any Security unless the transferee has entered into a Deed of Accession (unless the transferee is already a Shareholder), and that transfer is permitted by this Agreement.

(b) Subject to clause 6.3(c), the Company must not decline to register the transfer of any Security which otherwise qualifies under clause 6.3(a).

(c) The Company may require the transferor or the person named as transferee in any transfer lodged for registration to provide the Company with such information and evidence as the Company considers necessary or relevant to determine whether a particular transfer of Securities is permitted under this Agreement. If that information or evidence is not provided to the satisfaction of the Company within 20 Business Days after that request, the Company may refuse to register the transfer in question.

7  Put and Call Options

7.1  Put Option

(a) Bison-GE Put Option.  In accordance with the terms and conditions set forth herein, at any time following the second anniversary of the Second Completion Date (as defined in the Share Sale Deed), Bison-GE shall have the right and option (the “Put Option”) to elect to cause GFNH and GFC (the obligations of which shall be joint and several hereunder) to purchase from Bison-GE (and from any permitted transferee thereof), and upon such election Bison-GE (and any such permitted transferee) shall sell and transfer to GFC and GFNH, all and not less than all of the Securities in the Company held by Bison-GE and such person(s) (the “Bison-GE Sale Shares”).

(b) Manner of Exercise.  Subject to the terms and conditions of this Section 7, the Put Option may be exercised by the delivery by Bison-GE of a written notice (the “Put Option Exercise Notice”) to GFNH and GFC stating that Bison-GE is exercising the Put Option and containing instructions for the payment of the Put Option Purchase Price (as defined below). The Put Purchase Price (defined below) shall be paid in full in accordance with the provisions of this Section 7. The Put Option Exercise Notice shall be irrevocable.

7.2  Call Options.

(a) First Call Option.

(i) At any time prior to the third anniversary of the Second Completion Date and provided that Bison-GE shall not have previously exercised the Put Option, in accordance with the terms and conditions set forth in this Section 7, GFNH and/or GFC shall have the right and option to elect (the “First Call Option”) to cause Bison-GE (and any of its permitted transferees) to sell and transfer to GFNH or GFC (as the case may be) the Bison-GE Sale Shares.

(ii) Manner of Exercise.  Subject to the terms and conditions of this Section 7, the First Call Option may be exercised by the delivery by GFNH or GFC of a written notice (the “First Call Option Exercise Notice”) to Bison-GE stating that GFNH or GFC is exercising the First Call Option. The First Call Option Purchase Price (as defined below) shall be paid in full in accordance with the provisions of this Section 7. The First Call Option Exercise Notice shall be irrevocable.

(b) Second Call Option.

(i) At any time following the third anniversary of the Second Completion Date, in accordance with the terms and conditions set forth in this Section 7, GFNH and/or GFC shall have the right and option to elect (the “Second Call Option”) to cause Bison-GE (and any of its permitted transferees) to sell and transfer to GFNH or GFC (as the case may be) the Bison-GE Sale Shares.

(ii) Manner of Exercise.  Subject to the terms and conditions of this Section 7, the Second Call Option may be exercised by the delivery by GFNH and/or GFC of a written notice (the “Second Call Option Exercise Notice”) to Bison-GE stating that GFNH and/or GFC is exercising the Second Call Option. The Second Call Purchase Price (as defined below) shall be paid in full in accordance with the provisions of this Section 7. The Second Call Option Exercise Notice shall be irrevocable.

(c) Exercise of Put Option after Call Option.  If within 15 days after delivery of the First Call Option Exercise Notice or the Second Call Option Exercise Notice Bison-GE delivers a Put Option Exercise Notice, the Bison-GE Sale Shares shall be sold pursuant to the Put Option, and not the First or Second Call Option, provided that the Closing shall occur no later than 30 Business Days delivery of the First Call Option Exercise Notice or Second Call Option Exercise Notice, as the case may be.

7.3  Purchase Price.

(a) Put Purchase Price.  The purchase price (the “Put Purchase Price”) for the Bison-GE Sale Shares in connection with the exercise of the Put Option shall be the amount that is the greatest of the following:

(i) the amount equal to the Bison-GE Percentage multiplied by the product of (x) 8.25 multiplied by (y) the sum of Company EBITDA for the Determination Period plus all administrative expense payments or reimbursements made by any member of the Company Group to GFC or any Related Party of

GFC (other than members of the Company Group) in respect of such period, minus (z) the Net Debt of the Company Group;

(ii) the amount equal to the Bison-GE Percentage multiplied by the product of (x) the GFC Trading Multiple multiplied by (y) the Company EBITDA for the Determination Period, minus (z) the Net Debt of the Company Group; or

(iii) the Bison-GE Sale Shares Price.

(b) First Call Option Purchase Price.  The purchase price (the “First Call Option Purchase Price”) for the Bison-GE Sale Shares in connection with the exercise of the First Call Option shall be equal to the product of (x) 2.75 multiplied by (y) the Bison-GE Sale Shares Price

(c) Second Call Option Purchase Price.  The purchase price (the “Second Call Option Purchase Price”) for the Bison-GE Sale Shares in connection with the exercise of the Second Call Option shall be equal to the greater of the following:

(i) the amount equal to the Bison-GE Percentage multiplied by the product of (x) 8.75 multiplied by (y) Company EBITDA for the Determination Period plus all administrative expense payments or reimbursements made by any member of the Company Group to GFC or any Related Party of GFC (other than members of the Company Group) in respect of such period, minus (z) the Net Debt of the Company Group; or

(ii) the amount equal to the Bison-GE Percentage multiplied by the product of (x) the GFC Trading Multiple multiplied by (y) the sum of Company EBITDA for the Determination Period, minus (z) the Net Debt of the Company Group.

(d) Payment of Purchase Price.  The Put Purchase Price, First Call Option Price and Second Call Option Price shall be paid in cash in immediately available US dollar denominated funds in the United States.

(e) Date of Determination.  The date of determination of the Put Purchase Price, First Call Option Price and Second Call Option Price shall be the date of delivery of the Put Option Exercise Notice, the First Call Option Exercise Notice or the Second Call Option Exercise Notice, as the case may be.

7.4  Closing

GFNH and GFC shall have the right to determine which of them shall purchase the Bison-GE Sale Shares or in what amounts either shall purchase, and shall have the right to have such Shares purchased by any other nominee (GFNH, GFC and/or such other nominee, the “Purchaser), provided that such nomination shall not relieve GFNH and GFC of its obligation to pay the purchase price in full in cash for the Bison-GE Sale Shares. The consummation of the Put Option to the Purchaser or the First or Second Call Option by the Purchaser pursuant to this Section 10 (the “Closing”) shall take place at the offices of Sheppard, Mullin, Richter & Hampton, LLP at 333 South Hope Street, 48th Floor, Los Angeles, California, 90071 (or at such other place upon which Bison-GE and GFC shall agree), on the date (the “Closing Date”) that is no later than thirty (30) Business Days after the date the Put Option Exercise Notice is delivered to GFNH and GFC or the First or Second Call Option Exercise Notice (as applicable) is delivered to Bison-GE, as applicable. At the Closing, the Purchaser must deliver to Bison-GE by wire transfer of immediately available funds the applicable Purchase Price.

7.5  Liquidity Default

If GFNH and GFC fail to consummate a Closing in accordance with this Section 7 as a result of liquidity issues which, after commercially reasonable efforts, GFNH and GFC are unable to resolve, then GFNH and GFC shall use commercially reasonable efforts to consummate such Closing as soon as possible thereafter but no later than three (3) months after the failed Closing Date; provided, that the multiples set forth in Sections 7.3(a)(i)(x) and (c)(i)(x) shall be increased to 9.25 and 9.75, respectively, and the Put Purchase Price or the First Call Option Purchase Price, as applicable, shall be recalculated accordingly. The multiples shall continue to increase by 1.0 for each 12-month period in which GFNH and GFC fail to consummate a Closing in accordance with this Section 7. If the new Purchase Price calculated in accordance with the foregoing sentences is higher than the Purchase Price with respect to the failed Closing, then the Closing shall be consummated at such higher price.

8  Shareholders Meetings

8.1  Quorum

The presence at any meeting of Shareholders, in person or by proxy, of the holders of record of a majority of the Shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.

8.2  Adjourned Meetings

If within half an hour after the time appointed for the holding of a meeting of Shareholders, a quorum is not present, the meeting must be adjourned to the same time and at the same place fourteen (14) days later and each of the Shareholders must be notified immediately by facsimile message of such adjournment. If at such adjourned meeting a quorum is not present within half an hour of its commencement any Shareholder present at such meeting shall constitute a quorum for the purpose of the transaction of business.

8.3  Transactions Requiring Approval of Bison-GE

Without the prior written consent of Bison-GE (which consent may be granted or declined in its absolute discretion), neither the Company nor any member of the Company Group may:

(a) (Assets) sell, transfer, assign or dispose of material assets (either tangible or intangible) except in the ordinary course of the Covered Business or other business to which Bison-GE has consented in accordance with clause 8.3(f);

(b) (Auditor) appoint or remove any auditor;

(c) (Related Party Transactions) enter into, modify or amend any transaction with a Related Party of the Company, including a transaction to provide any Financial Benefit to any Related Party other than: (i) Permitted Expenses; (ii) remuneration and expense reimbursement paid in the ordinary course of Covered Business in the Covered Territory; (iii) the purchase and sale of assets at market rates among Affiliates of the Company in the ordinary course of Covered Business in the Covered Territory; and (iv) the note(s) to be issued by the Company to GFC and/or GFNH to obtain the funds to pay the purchase price for the RWA shares purchased from Bison-GE pursuant to the Share Sale Deed, which note(s) are on terms consented to in good faith by Bison-GE. For this purpose, a “Related Party” of the Company shall not include any other member of the Company Group;

(d) (Further Issues) issue, allot, sell, pledge or grant any right to have issued, allotted, sold, pledged or granted any debt (other than senior indebtedness), shares or Securities of any member of the Company Group, or redeem, repay any amounts owing, buy back or amend or modify the rights attaching to any shares in the capital of any member of the Company Group except: (i) the pledge of such Securities to secure senior indebtedness obtained by one or more members of the Company Group or to secure a guaranty of senior indebtedness by one or more members of the Company Group; and (ii) issuances, allotments, pledges, redemptions, repayments, or buy backs among members of the Company Group;

(e) (Dividends) declare, set aside for payment or pay any dividend or distribution with respect to any of the capital of the Company (for avoidance of doubt, this covenant does not prohibit dividends or distributions with respect to the capital of any other member of the Company Group);

(f) (Scope of Business) change the nature or scope of the business of the Company Group as a whole or commence any new business which is not ancillary or incidental to the Covered Business or any other business conducted by the Company Group with the written consent of Bison-GE;

(g) (Merge) merge or amalgamate with any person, or otherwise engage in a transaction that results in a change in control of the Company, except for mergers and amalgamations among members of the Company Group; or

(h) (Agreements) enter into any agreement to do any of the foregoing.

8.4  Dividend Policy

The adoption of, or amendment or modification to, a dividend policy by the Company or any Subsidiary shall require the approval of the Board.

9  Directors

9.1  Composition of Board of Directors

(a) The Board will be comprised of a maximum of five (5) Directors elected from time to time by the holders of more than 50% of the Shares.

9.2  Appointment of Alternates

(a) Each of the Shareholders shall be entitled to appoint an alternate for each Director they appoint to the Board.

(b) Every alternate Director shall be entitled to receive notices of meetings of Directors. The alternate Director shall be entitled to attend and (in the absence of the Director with respect to which it serves as an alternate) vote at any such meeting in the absent Director’s place.

(c) Where any alternate Director is also a Director in his/her own right that Director will have a separate vote on behalf of the Director he/she is representing in addition to his/her own vote.

(d) An alternate Director must vacate that office immediately if the Director for whom the alternate Director acts as alternate ceases to be a Director.

9.3  Observer Rights

Bison-GE will have the right to send one non-voting representative on its behalf (the “Observer”) to attend all meetings of the Board, including all committees thereof, solely in a non-voting observer capacity. The Company will furnish to the Observer copies of all notices, minutes, consents, board package materials and other materials (including the reports delivered pursuant to Article 10) that it makes available to its Directors as and when such materials are provided to its Directors. The Observer may participate in discussions of matters under consideration by the Board and any matters brought before any committee thereof but will not be entitled to vote on any matter presented to the Board. Bison-GE will have the right to remove and replace its Observer in its sole discretion and to designate a substitute representative if such Observer is unable or unwilling to attend any of the Board’s meetings, including any committees thereof.

9.4  Appointment of Chairman

A Chairman must be chosen and appointed by the Board as soon as possible after the Commencement Date. Until that time, Ronald F. Valenta will act as Chairman.

10  Meetings of Directors

10.1  Notice of Meetings

Unless the Directors otherwise agree, notice of every meeting must be given to every Director, the company secretary and every Observer in writing at least five (5) days before the date of the proposed meeting.

10.2  Board Papers

Without limiting clause 10.1, unless otherwise agreed by the Board, the Company must provide to each of the Directors and the Observer for consideration at least three (3) Business Days prior to any Board meeting:

(a) monthly management reports containing such information as to its financial and business affairs as any Director or the Observer may reasonably require (including cash flow position and projections); and

(b) a CEO’s report.

10.3  Meetings by Written Resolution

If a majority of the Directors have signed a document — which for these purposes may be a facsimile transmission — containing a statement that they are in favour of a resolution of the Directors in the terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the Directors held at the date and at the time at which the document was last signed by a Director. For the purposes of this clause two or more separate documents containing statements in identical terms, each of which is signed by one or more Directors, shall together be deemed to constitute one document containing a statement in those terms signed by those Directors on the respective days on which they signed the separate documents.

10.4  Location and Travel Expenses

The meetings of Directors shall be held in Australia or California or by teleconference or video link unless the Board resolves otherwise. In addition to any other fees paid to Directors under this Agreement, the Company must bear and pay such reasonable travel (coach airfare), accommodation and other expenses as may be incurred by the Directors and Observers for the purpose of travelling to and attending Board meetings.

10.5  Frequency of Meetings

Unless the Directors otherwise agree, without limitation to a Director’s right under the Constitution of the Company to convene a meeting at any time, the Directors must meet at least four (4) times each financial year at regular intervals and otherwise as may be mutually agreed from time to time.

10.6  Board meetings

At all meetings of Directors: (a) each Director in attendance in person or by alternate has one vote; (b) a resolution of the Board is carried upon a majority of votes; (c) only resolutions specified in the relevant notice of Board meeting may be passed at any Board meeting unless all Directors agree otherwise; and (d) minutes of each Board meeting will be circulated to the Directors within a reasonable time after such meeting, and will be approved by the Board at the next Board meeting and certified by the chairperson as being so approved.

10.7  Reports

The Company shall provide to each Shareholder (i) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of the Company, copies of the consolidated balance sheets of the Company and its subsidiaries as at the end of such quarter, and consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter, in each case prepared in accordance with the Accounting Standards applicable to periodic financial statements generally, subject to changes resulting from normal year-end adjustments and (ii) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, copies of the consolidated balance sheets of the Company and its subsidiaries as at the end of such year, and consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries for such year, in each case prepared in accordance with the Accounting Standards applicable to periodic financial statements generally, and accompanied by an opinion thereon of independent certified public accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the persons being reported upon and their results of operations and cash flows and have been prepared in conformity with the Accounting Standards.

11  Management of the Company

11.1  The Board

The Board shall be responsible for the overall direction and control of the management of the Company and the formulation of the policies to be applied in the conduct of the business. Similarly, management of any other member of the Company Group is vested in the board of directors of that member.

11.2  Committees

The Board may delegate any of its powers to a committee of Directors.

The provisions of this clause shall apply mutatis mutandis to all other members of the Company Group.

11.3  Deed of Access and Indemnity

The Company and each of the officers of the Company from time to time shall execute a Deed of Access and Indemnity between the relevant officer and the Company.

12  Representations and Warranties

12.1  Representations and Warranties

Each of the parties represents and warrants to the other parties as at the date of this Agreement that:

(a) it is duly incorporated and the execution, delivery and performance of this Agreement does not violate its constitution;

(b) it has the power and has taken all corporate and other action required, to enter into this Agreement and to authorise the execution and delivery of this Agreement and the performance of its obligations;

(c) this Agreement constitutes a valid and legally binding obligation of it in accordance with its terms; and

(d) the execution, delivery and performance of this Agreement does not violate any existing law or any document or agreement to which it is a party or which is binding on it or any of its assets.

12.2  Application of Representations and Warranties

All representations and warranties in this Agreement:

(a) survive the execution and delivery of this Agreement;

(b) remain in full force and effect for the term of this Agreement; and

(c) are given with the intent that liability under those representations and warranties is not to be confined to breaches discovered prior to the date of this Agreement.

13  Indemnification and Release by GFC

13.1  Indemnification.

GFC shall pay, indemnify, defend, and hold Bison-GE and each of its officers, directors, partners, trustees, members, advisors (including, without limitation, attorneys, accountants and financial advisors), employees, agents, attorneys-in-fact and controlling persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, losses, damages, including, but not limited to, punitive, exemplary, consequential or indirect damages and liabilities of any kind, and all reasonable attorneys’ fees and disbursements and other costs and expenses actually incurred in connection therewith, or for recovery under directors’ and officers’ liability insurance policies maintained by GFC (as and when they are incurred and irrespective of whether suit is brought), whether or not brought by a third party (collectively “Claims”), at any time asserted against, imposed upon, or incurred by any of them (i) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of the Share Sale Deed or the transactions contemplated thereby, including, without limitation, any failure to obtain consent or approval to consummate the transactions contemplated by the Share Sale Deed or breach of any representation, warranty, covenant or agreement made by GFC or GFNH (but not any other party) in the Share Sale Deed, (ii) with respect to the acquisition of Sale Shares (as such term is defined in the Share Sale Deed), and (iii) with respect to any investigation, litigation, or proceeding related to this Agreement or any act, omission, event, or circumstance in any manner related thereto including, but not limited to, in connection with the enforcement of the indemnification obligations set forth herein (all the foregoing, collectively, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, GFC shall have no obligation to any Indemnified Person under this Section 13.1 with respect to any Indemnified Liability: (a) arising or resulting from Bison-GE’s breach of any its representations, warranties, covenants and agreements under the Share Sale Deed (but not with respect to any covenant or agreement of Bison-GE in the Share Sale Deed that is assumed by the Company as of the Second Closing and for which Bison-GE was not in default as of the date of the assumption), this Agreement or any other agreement; or (b) that a court of appropriate jurisdiction in a final and non-appealable determination determines to have resulted from the willful misconduct or fraud of such Indemnified Person (such determination being hereinafter referred to as a “Final Willful Misconduct Determination”). This Section 13.1 shall survive the termination of this Agreement.

13.2  Enforceability.

THE INDEMNIFICATION PROVISIONS IN THIS SECTION 13 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LAWS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LAW) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

14  Termination

This Agreement terminates on the earliest to occur of:

(a) there being only one Shareholder in the Company; or

(b) each of the parties agreeing in writing to terminate this Agreement.

15  General

15.1  Notices

(a) Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this Agreement:

(i) must be in legible writing and in English addressed as shown below:

(A) if to GFNH and/or GFC:

Attention:
Address:
Facsimile:          ;

(B) if to Bison-GE:

Attention:
Address:
Facsimile:          ;

(C) if to the Company:

Attention:
Address:
Facsimile:          ;

or as specified to the sender by any party by notice;

(ii) where the sender is a company, must be signed by an officer or under the common seal of the sender;

(iii) is regarded as being given by the sender and received by the addressee:

(A) when actually received by the addressee; or

(B) if by facsimile transmission, whether or not legibly received, when transmitted to the addressee,

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee’s time) it is regarded as received at 9.00 am on the following Business Day; and

(iv) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(b) A facsimile transmission is regarded as legible unless the addressee telephones the sender within one Business Day after transmission is received or regarded as received under clause 15.1(a)(iii) and informs the sender that it is not legible.

(c) In this clause 15.1, a reference to an addressee includes a reference to an addressee’s officers, agents or employees or any person reasonably believed by the sender to be an officer, agent or employee of the addressee.

15.2  Governing law and jurisdiction

This Agreement is governed by the laws of California.

15.3  Prohibition and enforceability

(a) Any provision of, or the application of any provision of, this Agreement or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b) Any provision of, or the application of any provision of, this Agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

15.4  Waivers

Waiver of any power or right under this Agreement:

(a) must be in writing signed by the party entitled to the benefit of that power or right; and

(b) is effective only to the extent set out in that written waiver.

15.5  Variation

A variation of any term of this Agreement must be in writing and signed by the parties.

15.6  Amendment

This Agreement may only be amended by the written consent of each Shareholder who holds more than 5% of the Company’s outstanding shares and who is adversely affected by such amendment.

15.7  Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the parties.

15.8  Assignment

Rights arising out of or under this Agreement are not assignable by a party without the prior written consent of every other party, which consent must not be unreasonably withheld.

15.9  Further assurances

Each party must do all things and execute all further documents necessary to give full effect to this Agreement.

15.10  Entire agreement

This Agreement supersedes all previous agreements in respect of its subject matter and embodies the entire agreement between the parties.

15.11  Counterparts

(a) This Agreement may be executed in any number of counterparts.

(b) All counterparts, taken together, constitute one instrument.

(c) A party may execute this Agreement by signing any counterpart.

15.12  Relationship of parties

Neither party is the partner, agent, employee or representative of any other party and neither party has the power to incur any obligations on behalf of, or pledge the credit of, any other party

15.13  Investments in Competitive Businesses

(a) GFC agrees that without the prior written consent of Bison-GE, it will not, either directly or through one or more Affiliates other than the Company Group (“Non-Company Group Affiliates”), purchase equity interests in, merge with, or purchase all or substantially all of the assets of (or otherwise acquire the business of), any entity that during the Relevant Period, derived more than 20% of its revenues from the Covered Business in the Covered Territory (a “Covered Acquisition”) or, if not engaging in the Covered Business in the Covered Territory during the Relevant Period, has developed any written or other formal plans, projects or proposals to engage in the Covered Business in the Covered Territory, and has presented such plans, projects or proposals to its board of directors (or similar governing body), which plans or proposals provide that such entity will likely generate more than 20% of its revenues from the Covered Business in the Covered Territory during the following 24 months. For this purpose, the “Relevant Period” shall mean the 12-month period ending on the last day of the calendar quarter immediately preceding the calendar quarter in which GFC and/or its Non-Company Group Affiliates enter into an agreement for such purchase of equity interests or assets or merger.

(b) Bison-GE L.P. acknowledges and agrees that: (i) GFC and its Non-Company Group Affiliates may purchase equity interests in, merge with, or purchase all or substantially all of the assets of any entity that during the Relevant Period derived less than 20% of its revenues from the Covered Business in the Covered Territory; (ii) GFC and its Affiliates may engage in the Covered Business anywhere in the world, provided that if GFC acquired such Affiliate in a Covered Acquisition, such Affiliate must be a member of the Company Group; (iii) any action or activity by GFC and/or its Non-Company Group Affiliates under subparagraphs (i) or (ii) shall not be deemed a breach of this Agreement, or the breach or violation of any fiduciary or other obligation or duty by GFC or its Affiliates or any officers or directors thereof or of any member of the Company Group to Bison-GE L.P. or any of its permitted transferees; and (iv) subject to clause 8.3, neither GFC nor any of its Affiliates shall have any obligation or duty whatsoever to offer the opportunity to Bison-GE L.P. or any of its Affiliates to invest in, purchase, finance or participate in any purchase of equity interests in, merger with, or purchase of all or substantially all of the assets of, any entity. Notwithstanding the foregoing, in no event shall the business, assets or properties of the Company Group be used to support, nor shall any members of the Company Group enter into transactions with, those businesses, operations and Affiliates of GFC and its Affiliates that conduct the Covered Business but which are excluded from this Agreement as a result of this Section 15.13.

SCHEDULE 1 — SHARE CAPITAL

Shareholder	Number of Shares	% of Share Capital

SCHEDULE 2
DEED OF ACCESSION

THIS DEED is made the           day of

BETWEEN:

GFNH AUSTRALASIA FINANCE PTY LIMITED

(“Company”)

and

[OUTGOING ENTITY]

and

[NEW SHAREHOLDER]

and

[each other Shareholder]

WHEREAS:

A  The Company and its Shareholders have executed a Shareholders Agreement dated [          ] (the “Shareholders Agreement”).

B  The New Shareholder wishes to acquire all [a portion] of the Shares (the “Transferred Shares”) of [          ] (the “Outgoing Entity”).

C  It is a condition under the Shareholders Agreement that the New Shareholder and Outgoing Entity execute this Accession Deed.

NOW THIS DEED WITNESSES AS FOLLOWS:

1   Interpretation

1.1  For the purposes of this Deed:

(a) terms which are defined in the Shareholders’ Agreement shall have the same meanings when used in this Deed; and

(b) the provisions of Clause 1.2 of the Shareholders’ Agreement shall apply in the interpretation of this Deed, mutatis mutandis.

1.2  In this Deed (including the Recitals) unless inconsistent with the subject matter or unless the context otherwise requires:

“Registration Date” means the date on which the transfer of Shares from the Outgoing Entity to the New Shareholder is registered;

“Outgoing Entity” means [          ].

2   New Shareholder

The New Shareholder with effect as and from the Registration Date, for the benefit of the Company and each other Shareholder:

(a) ratifies and becomes a party to and agrees to be bound by the Shareholders’ Agreement in respect of the Transferred Shares;

(b) takes and accepts the assignment and transfer to it of all rights and benefits and assumes the obligations and agrees to be bound by all of the terms, conditions, restrictions, covenants and obligations of the

Outgoing Entity in respect of the Transferred Shares under the Shareholders’ Agreement, which are subsisting at or incurred or arise on and from the time of registration of the New Shareholder;

(c) confirms that it has received a copy of the Shareholders Agreement, together with any other documents and information which it requires in connection with this transaction; and

(d) confirms it has not relied and will not rely on any other party in respect of the legality, validity, effectiveness, adequacy, accuracy or completeness of any of those documents or that information.

3  Third party benefit

The parties each acknowledge and agree that:

(a) the provisions of this Deed are intended to be for the benefit of certain persons, some of who are not parties to this Deed (“Third Party Beneficiaries”);

(b) Third Party Beneficiaries are entitled to enforce the provisions of this Deed; and

(c) this Deed operates as a deed poll in relation to those Third Party Beneficiaries.

4  Release

The Outgoing Entity ceases, with effect as and from the Registration Date, to have any rights, benefits or obligations in respect of the Transferred Shares under the Shareholders’ Agreement.

5  Consent

The Company consents to the transfer of Shares from the Outgoing Entity to the New Shareholder and agrees to execute all such further documents and take such further action as may be necessary to give full effect to the terms thereof.

6  Address

For the purposes of the Shareholders’ Agreement the address of the New Shareholder to which all notices, consents, requests and other documents required to be given or sent shall be as follows:

[insert the address of the New Shareholder].

7  Governing law

This Deed shall be governed by and interpreted in accordance with the laws for the time being in force in the State of Victoria and each party, including the New Shareholder, submits to the non-exclusive jurisdiction of the Courts of or exercising jurisdiction in that State.

8  Counterparts

This Deed may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

EXECUTED as a DEED

EXECUTED by GFNH AUSTRALASIA	)
FINANCE PTY LIMITED	)

Signature of director		Signature of director / company secretary (delete as applicable)

Name of director (print)		Name of director / company secretary (print)
EXECUTED by [NEW SHAREHOLDER]	)
)

Signature of director		Signature of director / company secretary (delete as applicable)

Name of director (print)		Name of director / company secretary (print)

EXECUTED by [OUTGOING ENTITY]	)
)

Signature of director		Signature of director / company secretary (delete as applicable)

Name of director (print)		Name of director / company secretary (print)

EXECUTED as an AGREEMENT

SIGNED on behalf of Bison Capital	)
Australia, L.P.	)
)
)
By: Bison Capital Australia GP, LLC

By:

Its:

Signature of witness		Signature of representative

Name of witness (print)		Name of representative (print)

EXECUTED by GENERAL FINANCE	)
CORPORATION	)
By:
Its:

)		)
EXECUTED by GFNH AUSTRALASIA	)
FINANCE PTY LIMITED	)

Signature of director		Signature of director/company secretary (delete as applicable)

Name of director (print)		Name of director/company secretary (print)

EXECUTED by GFNH AUSTRALASIA	)
HOLDINGS PTY LIMITED	)

Signature of director		Signature of director/company secretary (delete as applicable)

Name of director (print)		Name of director/company secretary (print)

Annex C

BACK UP PURCHASE AGREEMENT

THIS BACK UP PURCHASE AGREEMENT (“Agreement”) is made on the 29th day of March, 2007, by and among the Bison Capital Australia, L.P., a Delaware limited partnership (the “Bison/GE Partnership”), Ronald Valenta, individually (“Valenta”), Kaiser Investments Limited, a Bermuda Company (the “Kaiser Trust”), FOMM Pty Limited (as trustee of the FOMM Trust) (“Trust 1”), FOMJ Pty Limited (as trustee of the FOMJ Trust) (“Trust 2”), Cetro Pty Limited (as trustee of the FOMP Trust) (“Trust 3”), and TCWE Pty Limited (as trustee of the McCann Family Trust) (along with Trust 1, Trust 2 and Trust 3, the “Management Shareholders”).

RECITALS

WHEREAS, the Management Shareholders, the Bison/GE Partnership, Equity Partners Two Pty Limited (in its capacity as trustee of Equity Partners 2 Trust), General Finance Corporation (“GFC”) and GFN Australasia Finance Pty Limited (“GFN”) are parties to that certain Share Sale Deed of even date herewith (the “Share Sale Deed”). Terms capitalized but undefined herein shall have the meanings given to such terms in the Share Sale Deed.

WHEREAS, under the Share Sale Deed, GFC has agreed to cause GFN to acquire all of the shares of RWA Holdings Pty Limited (“Royal Wolf”) held by the Bison/GE Partnership and any Persons to whom the Bison/GE Partnership has transferred such shares (the “Bison/GE RW Shares”) in accordance with the Shareholders Agreement by and between the Bison/GE Partnership and the Management Shareholders dated of even date herewith (the “New Shareholders’ Agreement”).

WHEREAS, under the Share Sale Deed, GFC has also agreed to cause GFN to acquire all of the shares of Royal Wolf held by the Management Shareholders that are not acquired by the Bison/GE Partnership as of the date hereof under the Share Sale Deed (the “Management Shareholder RW Shares”). GFC’s and GFN’s obligation to acquire the Bison/GE RW Shares and the Management Shareholder RW Shares under the Share Sale Deed shall be referred to herein as the “Sale Deed Purchase Obligation.”

WHEREAS, the parties desire to enter into this Agreement to provide for certain Valenta indemnification obligations to the Bison/GE Partnership with respect to the transactions contemplated by the Share Sale Deed and in connection with the Bison/GE Partnership’s acquisition, disposition and ownership of Royal Wolf Shares, and also to obligate Valenta to acquire the Bison/GE RW Shares and the Management Shareholder RW Shares as further provided herein if GFN does not acquire the Shares (defined below) from the Bison/GE Partnership and the Management Shareholders pursuant to the Sale Deed Purchase Obligation (a “Sale Deed Purchase Termination”).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, Valenta, the Kaiser Trust, the Management Shareholders (as applicable) and the Bison/GE Partnership hereby agree as follows:

ARTICLE 1

SALE DEED PURCHASE TERMINATION

1.1  Sale Deed Purchase Termination.  If a Sale Deed Purchase Termination has occured, then Valenta shall have the obligation to cause an entity controlled by Valenta (“Valenta Sub”), to acquire all, but not less than all, of the Bison/GE RW Shares and the Management Shareholder RW Shares as provided in Article 2 below or, if the Bison/GE Partnership so elects, as provided in Article 3 (such obligation the “Valenta Acquisition Obligation”). The Bison/GE Partnership shall promptly give written notice of the Sale Deed Purchase Termination to Valenta (the “Termination Notice”). Within 10 business days of his receipt of the Termination Notice, Valenta shall (a) transfer and at all times maintain US$5,000,000 in a deposit account at a financial institution satisfactory to the Bison/GE Partnership, and (b) deliver to the Bison/GE Partnership and the Management Shareholders a fully executed control agreement in respect of such deposit account in form and substance satisfactory to the Bison/GE Partnership and the

Management Vendors, which control agreement shall create a fully perfected lien on such deposit account in favor of the Bison/GE Partnership and the Management Shareholders.

ARTICLE 2

VALENTA EXCHANGE OBLIGATION

2.1  Exchange Obligation.  In order to satisfy the Valenta Acquisition Obligation, Valenta shall have the obligation (the “Exchange Obligation”) within the time periods prescribed herein and after receipt of a Termination Notice to cause Valenta Sub to enter into an exchange with the Bison/GE Partnership and the Management Shareholders whereby Valenta Sub will acquire from the Bison/GE Partnership and from the Management Shareholders (and from any other Person to whom Royal Wolf shares have been transferred by the Bison/GE Partnership and/or the Management Shareholders in accordance with the New Shareholders’ Agreement) all but not less than all of the Royal Wolf shares held by the Bison/GE Partnership, the Management Shareholders and by such other Persons (the “Shares”) in return for the payment to the Bison/GE Partnership and the Management Shareholders by Valenta of the Exchange Amount (defined below) and the Management Shareholders (and any other Person to whom Royal Wolf shares shall have been transferred by the Bison/GE Partnership and/or the Management Shareholders in accordance with the New Shareholders’ Agreement) shall exchange the Shares with Valenta Sub in return for the payment by Valenta Sub to the Bison/GE Partnership and the Management Shareholders of the Exchange Amount all as provided herein. The exchange of the Shares in return for the Exchange Amount in connection with the Exchange Obligation shall be referred to herein as the “Exchange.”

Valenta shall utilize all efforts and take all actions necessary to consummate the Exchange or the Buyout (defined below), as applicable, under this Agreement. Such efforts shall include but not be limited to causing each of Valenta’s affiliates, subsidiaries and any entities over which he exercises influence, control or direction, to discharge and support his obligations under this Agreement, including by causing such affiliates or entities to purchase from the Bison/GE Partnership and the Management Shareholders for the Buyout Amount (defined below) any Shares that Valenta Sub is obligated to acquire pursuant to its Buyout Obligation hereunder.

2.2  Exchange Amount.  The payment (the “Exchange Amount”) for the Shares in connection with the Exchange shall be as follows:

To the Management Shareholders in accordance with the Management Vendors Respective Proportions:

(a) cash (in US$) equal to the Management Vendors Second Completion Payment with the interest calculated thereon as provided in the Share Sale Deed accruing until the date of the Exchange hereunder plus any portion of the Restraint Amount owed to the Management Vendors under Section 15.8 of the Share Sale Date that remains unpaid.

To the Bison/GE Partnership:

(b) that number of shares of the most senior class of equity of Valenta Sub that equals 30% of all classes of Valenta Sub capital stock calculated on a fully diluted basis (assuming exercise, exchange or conversion in full of all options, warrants, and any other convertible or derivative securities, or securities exchangeable for such stock and the application of any anti-dilution or similar adjustments affecting such stock) (the “Retained Interest”) subject to the following:

(i) immediately following the issuance of the Retained Interest and the Notes (as defined below), the total debt of Valenta Sub (calculated on a consolidated basis with Royal Wolf) does not exceed 5.0 times the sum of (A) earnings before interest, taxes, depreciation and amortization and (B) extraordinary and non-recurring expenses of Royal Wolf as determined in accordance with Australian International Financial Reporting Standards for the 12-month period that most recently ended (the “VS Leverage Ratio”). If the VS Leverage Ratio exceeds 5.0, then Valenta and Valenta Sub will contribute such amount of cash into Royal Wolf (without any corresponding charges into the parties respective equity or debt ownership positions) such that, immediately following such contribution, the VS Leverage Ratio does not exceed 5.0.

(ii) The valuation of the Retained Interest shall be equal to 42.86% of the total cash invested by Valenta and Valenta Sub under Section 2.2(a) and under Sections 2.2(c)(i)-(c)(iii) plus the sum of (A) any amounts actually advanced by Valenta to GFC and used by GFC to make deposits of the Purchase Price with RWA under the Share Sale Deed (the “Advance Deposits”) and (B) the Advance Deposits multiplied by the following: (A)(1) the number of days elapsed from the First Completion Date through and including the date of the Exchange divided by (2) 360, multiplied by (B) 18%. By way of example only, if the Valenta Sub invests $30.0 million to complete the transaction whereby the Management Shareholders are purchased in full pursuant to the Second Closing as defined in the Share Deed Agreement, Bison Capital will retain $12.87 million of equity alongside the Valenta Sub, provided that pro forma leverage is less than 5.0x;

(c) cash (in US$) equal to:

(i) US$45,000,000; plus.

(ii) interest on US$45,000,000 for the period from First Completion Date to the Exchange Closing calculated at the rate of 18% per annum on daily rests (but not capitalised); plus

(iii) the US$ value of any portion of the Restraint Amount paid by the Bison/GE Partnership plus interest on such amount calculated at the rate of 18% per annum on daily rests (but not capitalised) beginning as of the date of the payment of the Restraint Amount or portion thereof by the Bison/GE Partnership and ending on the Exchange Closing; plus

(iv) 2.5% of the sum of the amounts determined pursuant to paragraphs (i), (ii) and (iii) above if the Exchange Closing takes place within 6 months of First Completion or 3% of those amounts if the Exchange Closing takes place more than 6 months after First Completion ; less

(v) the US$ amount of the Retained Interest; less

(vi) the US$ principal value of the Notes; and

(d) US$15,8000,000 in Bison Capital Senior Subordinated Notes (the “Notes”) and a warrant to acquire Valenta Sub shares, which warrant shall be for 3.2% of Valenta Sub (calculated on a fully diluted basis) and which warrant shall have a strike price (in the aggregate) of not more than the 3.2% of the equity value used to determine the value of the Retained Interest (the “Warrant”) each in form and substance satisfactory to the Bison/GE Partnership and in accordance with, and subject to the documentation contemplated by, the proposal letter between GFC, GFN and Bison Equity of even date herewith, attached hereto as Exhibit C (the “Amended LOI”), notwithstanding the fact the term of such Amended LOI may be expired, to the same extent and the same effect as if Valenta and Valenta Sub rather than GFC and GFN were always a party thereto. If the Warrants are not exercised then the Repayment Premium in the Amended LOI shall apply.

2.3  Covenants of Valenta and the Bison/GE Partnership.

(a) Valenta must:

(i) At the Exchange Closing (as defined below), enter into a shareholders agreement with the Bison/GE Partnership with respect to their ownership of Valenta Sub in the form attached hereto as Exhibit A (the “Valenta/Bison/GE Shareholders’ Agreement”), and cause any other shareholder of Valenta Sub to enter into the Valenta/Bison/GE Shareholders’ Agreement;

(ii) At the Exchange Closing, pay all stamp duty, GST and other transfer taxes associated with the Exchange;

(iii) At the Exchange Closing, cause Royal Wolf to pay to the Bison/GE Partnership the US$ amount of the expenses of Bison Capital Equity Partners II-A, L.P., Bison Capital Equity Partners II-B, L.P., GE Asset Management Incorporated, General Electric Pension Trust, and the Bison/GE Partnership incurred in connection with the transactions contemplated by the Share Sale Deed, this Agreement, any payments, fees, costs or expenses made after the First Completion Date under the Share Sale Deed (including, without limitation, any payment of the Restraint Amount) and those costs, fees and expenses required to be reimbursed in connection with the Notes and the Warrant as set forth in the Amended LOI (the “Bison/GE Transaction Expenses”). If Royal Wolf fails to pay the Bison/GE Transaction Expenses Valenta shall be directly obligated to pay such expenses, provided that the legal fees subject to reimbursement by Valenta and Valenta Sub for services received during the period following delivery of the Termination Notice through and including the Exchange Closing shall not exceed $175,000 (the “Fee Cap”), provided, that the Fee Cap shall not apply if the Exchange Closing fails to occur;

(iv) At the Exchange Closing, represent and warrant to the Bison/GE Partnership and the Management Vendors in writing the “Representations” contained in Section 16.1 of the Share Sale Deed in connection with Valenta Sub’s acquisition of the Shares and also represent and warrant and cause Valenta Sub to represent and warrant in writing to the Bison/GE Partnership and the Management Vendors that neither Valenta nor Valenta Sub has actual knowledge of any facts giving rise to any Claim or potential Claim under the Share Sale Deed where it would be reasonable for Valenta or Valenta Sub to conclude that there was a breach of a Warranty and neither GFC nor GFN have violated, breached or taken any action that conflicts with the terms and provisions of the Share Sale Deed;

(v) Immediately prior to payment of the Retained Interest, represent and warrant to the Bison/GE Partnership in writing that (1) Valenta Sub’s only liabilities, debt or obligations other than under this Agreement are the Notes, (2) the controlling shareholder of Valenta Sub is Valenta unless the Bison/GE Partnership consents, in its sole discretion, in writing to the issuance of interests in Valenta Sub to such other person or persons, and (3) no other person has any right or option to acquire any shares or interests in Valenta Sub; and

(vi) Cause Valenta Sub prior to and at the payment of the Retained Interest to (1) have liabilities, debt and obligations only under this Agreement and the Notes, (2) cause the controlling shareholder of Valenta Sub (other than the Bison/GE Partnership) to be Valenta unless otherwise approved in writing by the Bison/GE Partnership, (3) to only have one class of shares issued and outstanding, (4) be in the form and have the structure and capitalization that is mutually satisfactory to the Bison/GE Partnership and Valenta, and (5) to not issue and not have issued or agreed to issue any rights or options to acquire any shares or interests in Valenta Sub (the covenants in items (i) through (vi) immediately above and along with Valenta’s obligation to pay the Exchange Amount, the “Valenta Covenants”).

(b) The Bison/GE Partnership and the Management Shareholders, as applicable, must take the following actions:.

(i) At the Exchange Closing, the Bison/GE Partnership must enter into the Valenta/Bison/GE Shareholders’ Agreement;

(ii) At the Exchange Closing, the Bison/GE Partnership must represent and warrant in writing to Valenta and Valenta Sub as of the Exchange Closing that (a) the provisions of this Article 2 applicable to the Bison/GE Partnership are valid and binding and enforceable against the Bison/GE Partnership in accordance with its terms, and (b) the Bison/GE Partnership and the Persons to whom the Bison/GE Partnership transferred Shares in accordance with the New Shareholders’ Agreement, if applicable, are, subject to the truth and accuracy of the Title and Capacity Warranties of the Original Vendors in the Share Sale Deed, the sole registered and sole legal owners of the Royal Wolf shares that are being exchanged by the Bison/GE Partnership in connection with the Exchange (the “Bison/GE Representations and Warranties”) (the covenants in the above items (i) and (ii) along with the Bison/GE Partnership’s obligation to deliver the Shares in accordance herewith, the “Bison/GE Covenants”); and

(iii) At the Exchange Closing, each of the Management Shareholders must represent and warrant in writing to Valenta and Valenta Sub as of the Exchange Closing that (a) the provisions of this Article 2 applicable to such Management Shareholder are valid and binding and enforceable against such Management Shareholder, and (b) such Management Shareholder and the Persons to whom such Management Shareholder transferred Shares in accordance with the New Shareholders’ Agreement, if applicable, are the sole registered and sole legal owners of the Royal Wolf shares that are being exchanged by such Management Shareholder in connection with the Exchange (the “Management Shareholders’ Representations and Warranties”) (the covenants in this item (iii) along with the Management Shareholders’ respective obligations to deliver their respective Shares in accordance herewith, the “Management Shareholder Covenants”).

2.4  Exchange Closing Conditions.

(a) Valenta Sub shall not be obligated to acquire the Shares held by the Bison/GE Partnership and its transferees as provided in the New Shareholders’ Agreement pursuant to the Exchange unless the Bison/GE Partnership has complied with the Bison/GE Covenants.

(b) Valenta Sub shall not be obligated to acquire the Shares held by the Management Shareholders and their transferees in accordance with the New Shareholders’ Agreement pursuant to the Exchange unless the Management Shareholders have complied with the Management Shareholder Covenants.

(c) The Bison/GE Partnership, the Management Shareholders and any of the transferees of Royal Wolf shares from the Bison/GE Partnership and/or the Management Shareholders in accordance with the New Shareholders’ Agreement shall not be obligated to sell the Shares to Valenta Sub unless:

(i) Valenta and Valenta Sub have complied with the Valenta Covenants;

(ii) ANZ enters into a subordination agreement with respect to the Notes that is acceptable to the Bison/GE Partnership; and

(iii) the ANZ Facility remains in place and is in full force and effect or another facility acceptable to the Bison/GE Partnership is in place and is in full force and effect.

(d) If the Bison/GE Partnership waives any of the closing conditions in Section 2.4(c) (other than those contained in Section 2.3(a)(ii) and 2.3(a)(iv) with respect to the “Representations” contained in Section 16.1 of the Share Sale Deed) and sells its Shares to the Valenta Sub, then the Management Shareholders shall also be obligated to sell their respective Shares to the Valenta Sub in accordance with the terms hereof, regardless of whether such closing conditions have been satisfied.

(e) If the Bison/GE Partnership and the persons to whom it has transferred Shares in accordance with the New Shareholders Agreement sell their Shares to Valenta Sub in accordance with the terms hereof but the Management Shareholders are unable to satisfy the closing conditions in Section 2.4(b), then at the request of the Bison/GE Partnership, Valenta and the Valenta Sub shall use commercially reasonable efforts to enforce the Management Shareholder Covenants necessary to satisfy such closing conditions.

2.5   Exchange Closing.  The consummation of the Exchange pursuant to this Article 2 (the “Exchange Closing”) shall take place at the offices of Sheppard, Mullin, Richter & Hampton, LLP at 333 South Hope Street, 48th Floor, Los Angeles, California, 90071 (or at such other place upon which Bison/GE Partnership and Valenta shall agree), on the date (the “Exchange Closing Date”) that is no later than ninety (90) calendar days after the delivery of the Termination Notice. At the Exchange Closing, Valenta must deliver to the Bison/GE Partnership and the Management Shareholders by wire transfer of immediately available funds their respective cash portion of the Exchange Amount and must deliver to the Bison/GE Partnership the Notes, Warrant and certificates representing the Retained Interest portion of the Exchange Amount against the simultaneous delivery the certificates representing the Shares, and a duly executed transfer in favour of Valenta Sub. At the Exchange Closing, Valenta Sub shall be substituted for the Bison/GE Partnership as the Purchaser under the Share Sale Deed and the Bison/GE Partnership shall have no further duties, obligations or liabilities of any type, kind or nature under the Share Sale Deed.

ARTICLE 3

VALENTA BUYOUT OBLIGATION/SUBORDINATION BY MANAGEMENT SHAREHOLDERS

3.1  Buyout Obligation.  If Valenta fails to satisfy the Valenta Acquisition Obligation pursuant to the Exchange Obligation by the Exchange Closing Date or within the time period prescribed in Section 4.1(c), then in accordance with the terms and conditions set forth herein, the Bison/GE Partnership may elect, by giving written notice to Valenta after the failure of Valenta to consummate the Exchange Closing as provided herein (the “Buyout Notice”), to require Valenta to satisfy the Valenta Acquisition Obligation by causing Valenta Sub to acquire from the Bison/GE Partnership and from the Management Shareholders (and from any other Person to whom Royal Wolf shares have been transferred by the Bison/GE Partnership and/or the Management Shareholders in accordance with the New Shareholders’ Agreement) the Shares (the “Buyout Obligation”) in return for the payment to the Bison/GE Partnership and the Management Shareholders by Valenta of the Buyout Amount (defined below) and the Bison/GE Partnership and the Management Shareholders (and any other Person to whom Royal Wolf shares shall have been transferred by the Bison/GE Partnership and/or the Management Shareholders in accordance with the New Shareholders’ Agreement) shall sell the Shares to Valenta Sub for the payment by Valenta Sub to the Bison/GE Partnership and the Management Shareholders of the Buyout Amount. The sale of the Shares for the Buyout Amount in connection with the Buyout Obligation shall be referred to herein as the “Buyout.”

The Bison/GE Partnership may elect, by giving written notice to Valenta within ten (10) business days after the failure of Valenta to consummate the Exchange Closing by the Exchange Closing Date or within the time period prescribed in Section 4.1(c), to terminate the Valenta Acquisition Obligation, at which point Valenta’s obligation to consummate the Valenta Acquisition Obligation under this Agreement shall terminate. No such termination shall affect any other right or obligation of any of the parties hereunder

Neither Valenta, Valenta Sub or any of their subsidiaries or affiliates shall have any rights in Royal Wolf, its subsidiaries, affiliates, assets or the Shares or any right to acquire any interest or interests in the Shares, Royal Wolf, its assets or its subsidiaries or affiliates under this Agreement unless Valenta Sub consummates the Exchange or the Buyout in accordance with the terms and provisions of this Agreement.

3.2  Buyout Amount.  The payment for the Shares in connection with the Buyout (the “Buyout Amount”) shall be as follows:

(a) To the Management Shareholders in accordance with the Management Vendors Respective Proportions: cash (in US$) equal to the Management Vendors Second Completion Payment with the interest calculated thereon as provided in the Share Sale Deed accruing until the date of the Buyout hereunder plus any portion of the Restraint Amount owed to the Management Vendors under Section 15.8 of the Share Sale Date that remains unpaid.

(b) To the Bison/GE Partnership: US$62,500,000 plus any amounts paid by the Bison/GE Partnership under the Share Sale Deed that along with all other amounts paid thereunder by the Bison/GE Partnership (including any portion of the Restraint Amount paid by the Bison/GE Partnership (other than that portion included within Bison/GE Transaction Expenses that is reimbursed under 3.3(c)) exceed US$45,000,000 (the “Bison/GE Buyout Amount”).

3.3  Covenants of Valenta

Valenta must:

(a) At the Buyout Closing (defined below), pay to the Management Shareholders and the Bison/GE Partnership the Buyout Amount;

(b) At the Buyout Closing, pay all stamp duty, GST and other transfer taxes associated with the Buyout.

(c) At the Buyout Closing, pay or cause Royal Wolf to pay to the Bison/GE Partnership the US$ amount of the Bison/GE Transaction Expenses;

(d) At the Buyout Closing, represent and warrant and cause Valenta Sub to represent and warrant to the Bison/GE Partnership and the Management Shareholders in writing the “Representations” contained in Section 16.1 of the Share Sale Deed in connection with Valenta Sub’s acquisition of the Shares and must also represent and warrant and cause Valenta Sub to represent and warrant in writing to the Bison/GE Partnership and the Management Shareholders that neither Valenta nor Valenta Sub has actual knowledge or any facts giving rise to any Claim or potential Claim where it would be reasonable for Valenta or Valenta Sub to conclude that there was a breach of a Warranty and neither GFC nor GFN have violated, breached or taken any action that conflicts with the terms and provisions of the Share Sale Deed (the covenants in the above items

(a) through (d) along with Valenta’s obligation to deliver the Buyout Amount in accordance herewith, the “Valenta Buyout Covenants”).

3.4  Covenants of the Bison/GE Partnership and the Management Shareholders.

(a) At the Buyout Closing, the Bison/GE Partnership must represent and warrant in writing to Valenta and Valenta Sub as of the Buyout Closing that (a) the provisions of this Article 3 applicable to the Bison/GE Partnership are valid and binding and enforceable against the Bison/GE Partnership in accordance with its terms, and (b) the Bison/GE Partnership and the Persons to whom the Bison/GE Partnership transferred Shares in accordance with the New Shareholders’ Agreement, if applicable, are, subject to the truth and accuracy of the Title and Capacity Warranties of the Original Vendors in the Share Sale Deed, the sole registered and sole legal owners of the Royal Wolf shares that are being exchanged by the Bison/GE Partnership in connection with the Buyout (the “Bison/GE Buyout Representations and Warranties”) (the covenants in the above items (a) and (b) along with the Bison/GE Partnership’s obligation to deliver the Shares in accordance herewith, the “Bison/GE Buyout Covenants”); and

(b) At the Buyout Closing each of the Management Shareholders must represent and warrant in writing to Valenta and Valenta Sub as of the Buyout Closing that (a) the provisions of this Article 3 applicable to such Management Shareholder are valid and binding and enforceable against such Management Shareholder, and (b) such Management Shareholder and the Persons to whom such Management Shareholder transferred Shares in accordance with the New Shareholders’ Agreement, if applicable, are the sole registered and sole legal owners of the Royal Wolf shares that are being exchanged by such Management Shareholder in connection with the Buyout (the “Management Shareholders’ Buyout Representations and Warranties”) (the covenants in this item (b) along with the Management Shareholders’ respective obligations to deliver the Shares in accordance herewith, the “Management Shareholder Buyout Covenants”).

3.5  Buyout Closing Conditions .

(a) Valenta Sub shall not be obligated to acquire the Shares held by the Bison/GE Partnership and its transferees in accordance with the New Shareholders’ Agreement pursuant to the Buyout unless the Bison/GE Partnership has complied with the Bison/GE Buyout Covenants.

(b) Valenta Sub shall not be obligated to acquire the Shares held by the Management Shareholders and their transferees in accordance with the New Shareholders’ Agreement pursuant to the Buyout unless the Management Shareholders have complied with the Management Shareholder Buyout Covenants.

(c) The Bison/GE Partnership, the Management Shareholders and any of the transferees of Royal Wolf shares from the Bison/GE Partnership and/or the Management Shareholders in accordance with the New Shareholders’ Agreement shall not be obligated to sell the Shares to Valenta Sub unless Valenta and Valenta Sub have complied with the Valenta Buyout Covenants.

3.6  Buyout Closing.  The consummation of the Buyout pursuant to this Article 3 (the “Buyout Closing”) shall take place at the offices of Sheppard, Mullin, Richter & Hampton, LLP at 333 South Hope Street, 48th Floor, Los Angeles, California, 90071 (or at such other place upon which Bison/GE Partnership and Valenta shall agree), on the date (the “Buyout Closing Date”) that is no later than eighteen (18) months after the First Completion Date. At the Buyout Closing, Valenta must deliver to the Bison/GE Partnership and the Management Shareholders by wire transfer of immediately available funds their respective portions of the Buyout Amount against the simultaneous delivery of certificates representing the Shares, and a duly executed transfer in favour of Valenta Sub. At the Buyout Closing, Valenta Sub shall be substituted for the Bison/GE Partnership as the Purchaser under the Share Sale Deed and the Bison/GE Partnership shall have no further duties, obligations or liabilities of any type, kind or nature under the Share Sale Deed.

3.7  Subordination by the Management Shareholders.  Each of the Management Shareholders covenants and agrees that (i) all payments and performance of the Obligations owed to the Management Shareholders by Valenta, Valenta Sub and/or the Kaiser Trust under this Agreement or any other document executed in connection with the transactions contemplated hereby, including any extensions, amendments or other modifications to such Obligations (collectively, the “Subordinated Obligations”) and (ii) any Liens granted to any Management Shareholder in support of such Subordinated Obligations, shall be subordinated to (i) the prior indefeasible payment in full, in cash, of all Obligations owed to the Bison/GE Partnership by Valenta, Valenta Sub and/or the Kaiser Trust under this Agreement or any other document executed in connection with the transactions contemplated hereby, including any extensions, amendments or other modifications to such Obligations (collectively, the “Senior Obligations”) and (ii) any Liens granted to the Bison/GE Partnership in support of such Subordinated Obligations. Each of the Management Shareholders, Valenta and the Kaiser Trust further agree that:

(a) Management Shareholders shall not receive proceeds from, and Valenta, Valenta Sub and the Kaiser Trust shall not make, perform, satisfy or comply with any Subordinated Obligation to the extent such would require payment of any amounts to the Management Shareholders prior to the indefeasible payment in full, in cash, of all Senior Obligations;

(b) All liens granted by Valenta, Valenta Sub or the Valenta Trust in their respective assets in favor of the Management Shareholder shall, prior to the indefeasible payment in full, in cash, of all Senior Obligations, be subordinate to any liens the Bison/GE Partnership has or would otherwise be entitled to under this Agreement. None of Valenta, Valenta Sub or the Valenta Trust shall grant any liens in their respective assets in favor of any Person other than the Bison/GE Partnership and the Management Shareholders without the prior written consent of the Management Shareholders and, prior to the indefeasible payment in full, in cash, of all Senior Obligations, the Bison/GE Partnership, in each case in their sole respective discretion;

(c) Any Lien that exists in favor of the Management Shareholder shall, prior to the indefeasible payment in full, in cash, of all Senior Obligations, be subordinate, junior and inferior and postponed in priority, operation and effect to the priority, operation and effect of all of the Liens securing all or any part of the Senior Obligations, notwithstanding the perfection, order of perfection or failure to perfect or failure to maintain the perfection of any such Lien or the filing or recording, order of filing or recording or failure to file or record any instrument or other document in any filing or recording office in any jurisdiction;

(d) upon any distribution of assets in the event of any dissolution or winding up or total or partial liquidation or reorganization, whether voluntary or involuntary, or adjustment or protection or relief or composition of Valenta, Valenta Sub or the Kaiser Trust, or their respective debts, or in any bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceeding of Valenta, Valenta Sub or the Kaiser Trust or upon an arrangement for the benefit of creditors of Valenta, Valenta Sub or the Kaiser Trust or any other marshalling of the assets and liabilities of Valenta, Valenta Sub or the Kaiser Trust, all amounts payable under or on account of the Senior Obligations shall first be paid indefeasibly in full, in cash, before the holders of Subordinated Obligations shall be entitled to receive any distribution of assets;

(e) until the Senior Obligations are paid indefeasibly in full, in cash, or unless requested in writing by the Bison/GE Partnership, the Management Shareholders shall not, without the Bison/GE Partnership’s prior written consent, given in its sole and absolute discretion: (i) assert, collect or enforce the Subordinated Obligations or any of the amounts due thereunder, or exercise any right of set-off; or (ii) commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Valenta, Valenta Sub or the Kaiser Trust or any administrative, legal or equitable action that might adversely affect Valenta, Valenta Sub or the Kaiser Trust or its interest, including, without limitation, any administrative, legal or equitable action which is intended to or which results in the entry of a decree or order for relief in respect of Valenta, Valenta Sub or the Kaiser Trust under any Debtor Relief Law; and

(f) if any Management Shareholder receives any payment in violation of this Section, such Management Shareholder shall hold the proceeds from any such payment in trust for the Bison/GE Partnership and immediately on becoming aware of such violation pay such amounts to the Bison/GE Partnership.

ARTICLE 4

OBLIGATIONS UPON FAILURE TO CLOSE

4.1  Valenta Obligations Upon Failure to Close the Exchange Obligation and/or the Buyout Obligation.

(a) Notwithstanding any other provision of this Section 4.1, if Valenta fails to comply with Article 8 to the satisfaction of the Bison/GE Partnership beginning immediately upon a Security Triggering Event under subsection (a) of the definition of “Security Triggering Event” (the “Further Assurances Default”), then Valenta must immediately consummate the Buyout (i.e., the Buyout Closing is to occur immediately upon such failure to comply with Article 8) regardless of whether Valenta was at such time obligated to satisfy the Valenta Acquisition Obligation pursuant to the Exchange Obligation or the Buyout Obligation. Failure to immediately consummate the Buyout after a Further Assurances Default shall be deemed to be an Event of Default and Liquidated Damages shall accrue until the consummation of the Buyout with such Liquidated Damages due upon consummation of the Buyout. To be clear, Liquidated Damages shall begin to accrue immediately upon the failure to consummate the Buyout after a Further Assurances Default regardless of any cure period under Section 12.12 of this Agreement. If a Buyout Notice has not otherwise already been delivered, no Buyout Notice must be delivered to Valenta in order to trigger Valenta’s obligations under this Section 4.1(a).

(b) If Valenta must satisfy the Valenta Acquisition Obligation pursuant to the Exchange Obligation and the Exchange Closing has not occurred within ninety (90) days after the Sale Deed Purchase Termination and such ninety (90) day period ends after the first anniversary of the First Completion, then Valenta shall not be entitled to satisfy the Valenta Acquisition obligation pursuant to the Exchange Obligation and must, if so elected by the Bison/GE Partnership in a Buyout Notice, satisfy such obligation pursuant to the Buyout Obligation. Subject to Section 4.1(a), a Buyout that must be consummated under this Section 4.1(b) must be consummated, subject to the time frame in Section 3.6, within one-hundred eighty (180) days after the date that is ninety (90) days after the Sale Deed Purchase Termination.

(c) If Valenta must satisfy the Valenta Acquisition Obligation pursuant to the Exchange Obligation and the Exchange Closing has not occurred within ninety (90) days after the Sale Deed Purchase Termination, then the Exchange Closing may, subject to Section 4.1(a), still occur if such Exchange Closing occurs within one (1) year after the First Completion. If the Exchange is not consummated within one (1) year after the First Completion as provided in this Section 4.1(c), then Valenta shall not be entitled to satisfy the Valenta Acquisition Obligation pursuant to the Exchange Obligation and must, if so elected by the Bison/GE Partnership in a Buyout Notice, satisfy such obligation pursuant to the Buyout Obligation. A Buyout that must be consummated under this Section 4.1(c) must, subject to Section 4.1(a), be consummated within one-hundred eighty (180) days after the date that is one (1) year after the First Completion.

(d) Any failure to consummate a Buyout within the time periods prescribed in this Section 4.1 and Section 3.6, as applicable, shall be deemed to be an Event of Default and Liquidated Damages shall accrue beginning on such Event of Default until the consummation of the Buyout with such Liquidated Damages due upon consummation of the Buyout. To be clear, Liquidated Damages, if they have not already begun to accrue as a result of another event under this Section 4.1, shall begin to accrue immediately upon the failure to consummate the Buyout as provided herein regardless of any cure period under Section 12.12 of this Agreement.

4.2  Valenta Management Shareholder Re-imbursement Obligations.  If Valenta Sub must satisfy the Valenta Acquisition Obligation and Valenta Sub fails to consummate the Exchange Obligation or the Buyout Obligation as required hereunder, and thereafter Bison/GE Partnership causes the Management Shareholders to sell their Royal Wolf shares pursuant to a drag-along sale under the New Shareholders’ Agreement or the Management Shareholders otherwise sell their shares to a third party, then, in addition to any damages or remedies the Management Shareholders would otherwise be entitled to, Valenta and Valenta Sub shall be jointly and severally obligated to pay the Management Shareholders the difference between the consideration the Management Shareholders received for their Royal Wolf shares in connection with such drag-along or other sale, and the consideration they would have received had Valenta Sub consummated the Exchange Obligation or Buyout Obligation as required in this Agreement.

4.3  Management Shareholder Drag Along Rights.

(a) Drag Along Right.  If in connection with a Buyout Valenta Sub has acquired pursuant to this Agreement all of the Shares held by the Bison/GE Partnership and the persons to whom it has transferred Shares in accordance with the New Shareholders’ Agreement but Valenta Sub does not, in accordance with this Agreement, acquire all of the Shares held by the Management Shareholders and the persons to whom the Management Shareholders have transferred Shares in accordance with the New Shareholders’ Agreement (the “Management Shareholder Transferees” and along with the Management Shareholders the “Remaining Management Shareholders”),

the Remaining Management Shareholder(s) holding not less than 60% of the Shares held by the Remaining Management Shareholder(s) that are not acquired by Valenta Sub as required in this Agreement may exercise the Drag-Along rights with respect to Valenta Sub’s ownership of Shares as provided in this Section 4.3.

(b) Drag Along Offer.  Following the failure of Valenta Sub to acquire all of the Shares held by the Management Shareholders in connection with a Buyout, if the Remaining Management Shareholder(s) holding not less than 60% of all Shares held by the Remaining Management Shareholders receive a Buy Out Offer from an Offeror, then the Remaining Management Shareholder (or those Remaining Management Shareholders) that hold more than 60% of the Shares held by the Remaining Management Shareholders may give to each other Remaining Management Shareholder and Valenta Sub a Drag Along Notice.

(c) An Alternative Purchaser.  An Alternative Purchaser may within 5 Business Days of receipt of a Drag Along Notice elect by notice in writing to each Receiving Shareholder to acquire all of the Shares held by the Receiving Shareholders on the terms and conditions specified in the Buy Out Offer. The notice must be accompanied by a deposit of 10% of the consideration payable to the Receiving Shareholders by the Alternative Purchaser based on the terms and conditions of the Buy Out Offer.

(d) Sale to Alternative Purchaser.  If an Alternative Purchaser has complied with the requirements of Section 4.3(c), the Receiving Shareholders must sell their Shares free from all Security Interests to the Alternative Purchaser. Completion of the sale must take place on the date that is 20 Business Days after the date of the Drag Along Notice. If more than one Alternative Purchaser has complied with the requirements of Section 4.3(c), the Receiving Shareholders must sell their Shares to the Alternative Purchasers free from all Security Interests in proportion to the number of Shares held by each Alternative Purchaser.

(e) Sale to Offeror.  If no Alternative Purchaser complies with the requirements of Section 4.3(c) each Remaining Management Shareholder and Valenta Sub, on the later of 5 Business Days after receipt of a Drag Along Notice and the receipt from the Offeror of the consideration payable to that Remaining Management Shareholder and Valenta Sub on the terms and conditions of the Buy Out Offer, must sell its Shares to the Offeror free from all Security Interests.

(f) Completion.  A Remaining Management Shareholder (and Valenta Sub) who is required by this Section 4.3 to sell its Shares must deliver to the purchaser of those Shares, on the date the sale is to take place in accordance with this Section 4.3, duly executed transfers and share certificates in respect of the Shares, together with signed discharges and/or releases as are necessary for those Shares to be transferred free of all Security Interests.

(g) Default.  If a Remaining Management Shareholder and/or Valenta Sub fails to sell its Shares as required by this Section 4.3 or fails to deliver the documents required by this Section 4.3 within the time periods specified, the Remaining Management Shareholder not in default under this Section 4.3 holding the greatest proportion of the Shares held by all Remaining Management Shareholders is irrevocably appointed as the attorney of the other Remaining Management Shareholders and Valenta Sub to do all things and execute all documents on behalf of that Remaining Management Shareholder and/or Valenta Sub to effect compliance by that Remaining Management Shareholder or Valenta Sub of its obligations. Each Remaining Management Shareholder and Valenta Sub (and Valenta on behalf of Valenta Sub) ratify and confirm all such actions carried out on its behalf by the attorney or attorneys

(h) Definitions.  Solely for the purposes provided in this Section 4.3, the following terms shall have the following meanings:

“Drag Along Notice” means a notice that:

(1) is in writing;

(2) sets out the details of a Buy Out Offer;

(3) is signed by the Remaining Management Shareholder(s) giving the notice; and

(4) states that the Management Shareholder(s) giving the notice has or will accept the Buy Out Offer in respect of all of its Securities.

“Buy Out Offer” means a bona fide offer to acquire all of the Shares from another person. The consideration for such an offer may be in the form of cash, shares or other valuable consideration. If the consideration is not in the form of cash, the offer must state the cash value of that consideration as determined by an independent valuer.

“Alternative Purchaser” means a Remaining Management Shareholder other than a Selling Shareholder.

“Offeror” means a person who makes a Buy Out Offer.

“Receiving Shareholder” means Valenta Sub and the Remaining Management Shareholders other than an Alternative Purchaser.

“Security Interest” solely for the purpose of Section 4.3 means any mortgage, pledge, lien, hypothecation, charge or other form of security interest or interest in the nature of a security interest whatsoever.

(j) To the extent the Remaining Management Shareholders do not receive consideration in return for their Shares upon consummation of the sale of Shares in accordance with this Section 4.3 that is equal to the consideration they would have received for such Shares upon the consummation of the Buyout, Valenta shall cause Valenta Sub and the Kaiser Trust, and Valenta Sub and Kaiser Trust shall be obligated to, pay to the Remaining Management Shareholders that portion of the proceeds received by Valenta Sub from the sale of its Shares in accordance with this Section 4.3 in order to ensure that the Remaining Management Shareholders receive the consideration for the sale of their Shares that they would have received upon consummation of the Buyout, as applicable (the “Consideration Deficit Payment”). If Valenta Sub does not receive sufficient proceeds in connection with a sale of Shares under this Section 4.3 to pay the entire Consideration Deficit Payment to the Remaining Management Shareholders, then Valenta and the Kaiser Trust shall promptly pay to the Remaining Management Shareholders the amount of the Consideration Deficit Payment that remains unpaid. The rights under this Section 4.3 shall be without prejudice to any rights or remedies the Management Shareholders may have against Valenta, Valenta Sub or the Kaiser Trust for any breach of this Agreement by Valenta or the Kaiser Trust.

(k) Valenta may terminate the Management Shareholders’ rights under this Section 4.3 by payment in full of the Consideration Deficit Payment to the Management Shareholders.

ARTICLE 5

ADDITIONAL DEFINITIONS

As used herein, the following terms have the meanings set forth below:

“Asset Disposition” means a sale, lease, license, consignment, transfer or other disposition of property of Valenta or the Kaiser Trust, including a disposition of property in connection with a sale-leaseback transaction or synthetic lease, other than any sale, lease, license, consignment, transfer or other disposition of cash.

“Collateral” means and includes all present and future right, title and interest of Valenta or the Kaiser Trust, or any one or more of them, in or to any property or assets whatsoever, and all rights and powers of Valenta or the Kaiser Trust, or any one or more of them, to transfer any interest in or to any property or assets whatsoever, whether now or hereafter acquired and wherever the same may from time to time be located, including, without limitation, any and all of the following property:

(a) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, payment intangibles, rights to payment, instruments, documents, chattel paper (whether tangible or electronic), promissory notes, security agreements, guaranties, letters of credit, letter-of-credit rights, undertakings, surety bonds, insurance policies (whether or not required by the terms of any of the documents executed in connection with the transactions contemplated herein), commercial tort claims, notes and drafts, any rights from or through any federal or state government agency or program, and all forms of obligations owing to Valenta or the Kaiser Trust or in which Valenta or the Kaiser Trust may have any interest, however created or arising and whether or not earned by performance;

(b) All present and future general intangibles, all tax refunds of every kind and nature to which Valenta or the Kaiser Trust now or hereafter may become entitled, however arising, all other refunds, and all deposits, credits, reserves, loans, royalties, cost savings, deferred payments, goodwill, choses in action, liquidated damages, rights to indemnification, trade secrets, computer programs, software, customer and supplier lists, patents (including any applications therefor), licenses, copyrights (including any applications therefor), technology, processes, proprietary information, rights to or in employee or other pension, retirement or similar plans and the assets thereof, retained and unearned insurance premiums, rights and claims under insurance policies, and all insurance proceeds of which Valenta or the Kaiser Trust is a beneficiary;

(c) All present and future: (i) trademarks, trade names, trade styles, service marks, all prints and labels on which said trademarks, trade names, trade styles and service marks appear, have appeared, or will appear, and all designs and general intangibles of a like nature, all applications, registrations, and recordings relating to the foregoing in the United States Patent and Trademark Office (“USPTO”) or in any similar office or agency of the United States of America, any state thereof, or any political subdivision thereof, or in any other countries, and all reissues, extensions, and renewals thereof (the “Trademarks”), and (ii) the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks (that portion of the Collateral described in the foregoing clauses (i) and (ii) is referred to herein as the “Trademark Collateral”), and all present and future patents, whether foreign or domestic, applications, registrations, and recordings relating to such patents in the USPTO or in any similar office or agency of the United States of America, any state thereof, or any political subdivision thereof, or in any other countries, and all reissues, extensions, and renewals thereof (the “Patents”, and collectively with the Trademark Collateral, the “IP Collateral”).

(d) Whether characterized as accounts, general intangibles or otherwise, all rents (including, without limitation, prepaid rents, fixed, additional and contingent rents), issues, profits, receipts, earnings, revenue, income, security deposits, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, instruction fees, membership charges, restaurant and snack bar revenues;

(e) All present and future deposit accounts of Valenta or the Kaiser Trust, including, without limitation, any demand, time, savings, passbook or like account maintained by Valenta or the Kaiser Trust with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Valenta or the Kaiser Trust, whether or not deposited in any such deposit account;

(f) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to Valenta or the Kaiser Trust or the business thereof, all receptacles and containers for such records, and all files and correspondence;

(g) All present and future goods, including, without limitation, all consumer goods, farm products, inventory, equipment, catalogs, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles, aircraft, documented and undocumented vessels, ships and other watercraft, and all other goods used in connection with or in the conduct of Valenta’s or the Kaiser Trust’s business including all goods as defined in Section 9102(a)(44) of the Uniform Commercial Code;

(h) All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

(i) All present and future stocks, investment property, bonds, debentures, securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, commodity accounts, subscription rights, options, warrants, puts, calls, certificates, investment property, partnership interests, limited liability company membership or other interests, joint venture interests, certificates of deposit, investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

(j) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(k) All other present and future tangible and intangible property of Valenta or the Kaiser Trust;

(l) All present and future rights, remedies, powers and/or privileges of Valenta or the Kaiser Trust with respect to any of the foregoing, including the right to make claims thereunder or with respect thereto; and

(m) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, payment intangibles, general intangibles, deposit accounts, promissory notes, documents, instruments, certificates of deposit, chattel paper, investment property, letter-of-credit-rights, goods, insurance proceeds, claims by Valenta or the Kaiser Trust against third parties for past, present and future infringement of the Trademark Collateral or any license with respect thereto, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

“Debt” means, as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including capital leases; (b) all contingent obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Valenta or the Kaiser Trust, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

“Debtor Relief Laws” means, collectively, the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Guarantied Obligations” means, collectively, all obligations guaranteed hereunder or under any document executed in connection with the transactions contemplated herein, including without limitation, the Obligations and, to the extent Valenta and the Kaiser Trust are deemed to be sureties with respect to such obligations, the obligations of any other Person for which Valenta or the Kaiser Trust has granted an indemnification to the Bison/GE Partnership and/or the Management Shareholders, including without limitation the obligations referred in Article 12.2.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any agreement to give or refrain from giving a lien, mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge or other encumbrance of any kind.

“Liquidated Damages” means an amount to be paid, not as a penalty, where the parties have determined that damages are uncertain and not capable of being ascertained by any satisfactory or known rule.

“Liquidity” means, as of any date of determination the aggregate amount of (a) unrestricted cash or cash equivalents, (b) amounts in deposit accounts in United States federally insured depositories, and (c) readily marketable securities.

“Obligations” means, collectively, any and all existing and future indebtedness, obligations and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of Valenta or the Kaiser Trust to the Bison/GE Partnership and the Management Shareholders under this Agreement or other document, instrument, certificate or agreement now or hereafter delivered by Valenta or the Kaiser Trust or any other Person to the Bison/GE Partnership or the Management Shareholders in connection with any transactions relating hereto, including without limitation the Valenta Acquisition Obligation and the indemnification obligations set forth in Article 12.2 (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Bison/GE Partnership in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness, obligations and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against Valenta, the Kaiser Trust or any other Person under any Debtor Relief Law, and including interest that accrues after the commencement by or against Valenta, the Kaiser Trust, or any other Person of any proceeding under any Debtor Relief Laws.

“Person” means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust estate, unincorporated organization, business association, firm, joint venture, governmental agency, or other entity.

“Security Triggering Event” means: (a) 90 days following the termination of the Sale Deed Purchase Termination or (b) any Event of Default occurs that has not otherwise been cured within ten (10) business days after the date of such Event of Default to the satisfaction of the Bison/GE Partnership, provided that in no event shall a Security Triggering Event occur prior to July 31, 2007.

“Total Net Worth” means, at any date of determination, an amount equal to (a) Total Assets minus (b) Total Liabilities, and shall be determined in accordance with GAAP, on a consistent basis with the latest financial statements of Valenta and the Kaiser Trust.

“Total Assets” means total assets of Valenta and any trusts for his benefit, determined in accordance with GAAP, on a basis consistent with the latest financial statements of Valenta and the Kaiser Trust delivered to affiliates of the Bison/GE Partnership, provided that in no event shall the assets of any irrevocable life insurance trusts be included in the calculation of Total Assets.

“Total Liabilities” means total liabilities of Valenta and any trusts for his benefit, determined in accordance with GAAP, on a basis consistent with the latest financial statements of Valenta and the Kaiser Trust delivered to affiliates of the Bison/GE Partnership, provided that in no event shall the liabilities of any irrevocable life insurance trusts be included in the calculation of Total Liabilities.

“Valenta Parties” means Valenta, his immediate family members, and any trusts held for their respective benefit over which Valenta exercises discretion or control.

ARTICLE 6

GUARANTY

The Kaiser Trust hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Obligations. This guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Kaiser Trust under this guaranty, and the Kaiser Trust hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. This Guaranty shall terminate following payment in full of all Obligations and the Covenant Period has terminated.

ARTICLE 7

SECURITY AGREEMENT

For valuable consideration, each of Valenta and the Kaiser Trust hereby assign and pledge to the Bison/GE Partnership and the Management Shareholders, and grant to the Bison/GE Partnership and the Management Shareholders a security interest in, all presently existing and hereafter acquired Collateral (other than the minority interest in MSGWC Holdings Corp, a Delaware Corporation, for which Valenta and the Kaiser Trust will use reasonable commercial efforts to obtain the consent of such entity to grant a security interest in shares of such entity), as security for the timely payment and performance in full of all of the Obligations. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Obligations, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them, or from time to time create new Obligations after all or any prior Obligations have been satisfied, and notwithstanding the bankruptcy of Valenta, the Kaiser Trust or any other Person or any other event or proceeding affecting any Person. The provisions of this Article 7 shall terminate upon payment in full of all Obligations and the Covenant Period has terminated.

ARTICLE 8

FURTHER ASSURANCES

Following a Security Triggering Event, at any time and from time to time at the request of the Bison/GE Partnership and/or the Management Vendors, each of Valenta and the Kaiser Trust shall execute and deliver to the Bison/GE Partnership and the Management Shareholders all such security agreements, mortgages, deeds of trust and other collateral documents, financing statements and other instruments and documents in form and substance satisfactory to the Bison/GE Partnership and the Management Shareholders as shall be necessary or desirable to create and perfect, when filed and/or recorded, a security interest in any of the Collateral in order to secure the obligations of Valenta or the Kaiser Trust under this Agreement. At any time and from time to time following a Security Trigger Event, the Bison/GE Partnership and/or the Management Shareholders shall be entitled to file and/or record any or all such security agreements, mortgages, deeds of trust and other collateral documents, financing statements, instruments and documents held by them, and any or all such further financing statements, documents and instruments, and to take all such other actions, as the Bison/GE Partnership and/or the Management Shareholders may deem appropriate to perfect and to maintain perfected the security interests granted to the Bison/GE Partnership and the Management Shareholders in connection with this Agreement. With respect to the Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which the Bison/GE Partnership’s and the Management Shareholders’ security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Valenta and the Kaiser Trust will upon demand of the Bison/GE Partnership and/or the Management Vendors deliver possession of same in pledge to the Bison/GE Partnership or the Management Shareholders, as the case may be. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Valenta and the Kaiser Trust hereby consent and agree that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Bison/GE Partnership and/or the Management Shareholders to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Valenta, the Kaiser Trust, or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee. Following a Security Triggering Event, at any time and from time to time at the request of the Bison/GE Partnership and/or the Management Shareholders, Valenta shall utilize his best efforts to grant the Bison/GE Partnership and the Management Shareholders a security interest in any entity over which Valenta exercises influence or control and assets held by such entities in accordance with this Article 9 as if the assets of such trust were Collateral.

ARTICLE 9

NEGATIVE COVENANTS

From the date hereof until all amounts due and owing to the Bison/GE Partnership, the Management Shareholders and their respective transferees and assigns (if any) have been paid in full hereunder (including all Obligations due to them (the “Covenant Period”)), Valenta and the Kaiser Trust shall not (and Valenta shall cause the Valenta Parties not to):

9.1  Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(a) the Obligations;

(b) Debt incurred by the Kaiser Trust that does not exceed in the aggregate 10% of the total assets of the Kaiser Trust at any time; and

(c) other Debt that when aggregated with Debt permitted in clause (b) above does not exceed US$10,000,000 in the aggregate at any time.

9.2  Liens.  Create or suffer to exist any lien upon any of its property, except the following:

(a) Liens in favor of the Bison/GE Partnership and the Management Shareholders as provided herein; and

(b) Liens securing the Debt permitted in Section 9.1 above.

9.3  Disposition of Assets.  Make any Asset Disposition, except to extent such Asset Dispositions consist of the disposition of readily marketable securities and the net proceeds of such Asset Disposition are reinvested in other readily marketable securities in the ordinary course of business, and except for any other Asset Disposition with non-Affiliates in the ordinary course to the extent the proceeds thereof are in the form of cash or readily marketable securities and retained by Valenta.

9.4  Key Man Insurance.  From and after April 30, 2007, fail to maintain in full force and effect one or more “key man” life insurance policies in the aggregate amount of at least US$15,000,000 beginning as of the First Completion Date and continuing at all times on the life of Valenta until Valenta consummates the Exchange or the Buyout as provided herein, naming the Bison/GE Partnership and the Management Shareholders as the insured beneficiaries, each such policy to be issued by a carrier rated “A−” or better by A.M. Best Co., or if Valenta and/or Valenta Sub cannot maintain or obtain such insurance, post substitute collateral that is acceptable to the Bison/GE Partnership and the Management Shareholders in their sole discretion.

9.5  Liquidity.  Fail to maintain Liquidity equal to or greater than US$10,000,000.

9.6  Total Net Worth.  Fail to maintain a Total Net Worth equal to or greater than US$65,000,000.

9.7  Other Trusts.  Permit any distribution of assets from any other trust over which Valenta exercises discretion or control.

ARTICLE 10

FINANCIAL AND OTHER INFORMATION

During the Covenant Period, Valenta and the Kaiser Trust shall keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to the Bison/GE Partnership and the Management Shareholders:

10.1  as soon as available, and in any event within 90 days after the end of each fiscal year, balance sheets as of the end of such fiscal year and the related statements of income and cash flow for such month and for the portion of the fiscal year then elapsed, on a consolidated and consolidating basis for Valenta and the Kaiser Trust and such financial statements shall be prepared, in each case, consistent with the financial statements previously delivered to affiliates of the Bison/GE Partnership, and certified (without qualification as to scope, “going concern” or similar items) by a firm of independent certified public accountants of recognized standing selected by Valenta and acceptable to the Bison/GE Partnership and which certification shall (a) expressly state that such certification may be relied upon by the Bison/GE Partnership and (b) shall state that Valenta and the Kaiser Trust are in compliance with the financial covenants set forth herein;

10.2  as soon as available, and in any event within 30 days after the end of each calendar quarter, or more frequently if requested by the Bison/GE Partnership or the Management Shareholders while a Event of Default exists, a compliance certificate executed by Valenta certifying compliance with covenants set forth in Article 9 as provided in the form of compliance certificate attached hereto as Exhibit B.

10.3  immediately upon knowledge of any such circumstance, notice of (a) the threat or commencement of any proceeding or investigation, (b) the existence of any Event of Default, and (c) any judgments in an amount exceeding US$1,000,000 individually, or US$3,000,000, in the aggregate.

ARTICLE 11

EVENTS OF DEFAULT

The occurrence of any of the following events (collectively, “Events of Default”) shall constitute an Event of Default under this Agreement:

11.1  Valenta or the Kaiser Trust shall default in the due performance or observance of any covenant or condition of agreements or other documents delivered in connection with the transactions contemplated hereunder, including without limitation the covenants, agreements and delivery requirements contained in Articles 8 and 9;

11.2  Any guaranty or subordination agreement required hereunder shall be breached or become ineffective, or any guarantor or subordinating creditor shall die or disavow or attempt to revoke or terminate such guaranty or subordination agreement;

11.3  A final judgment against Valenta or the Kaiser Trust is entered for the payment of money in excess of US$1,000,000, individually, or US$3,000,000, in the aggregate (not covered by insurance or for which an insurer has reserved its rights) and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Valenta or the Kaiser Trust and is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy;

11.4  Valenta or the Kaiser Trust institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for thirty (30) calendar days.

ARTICLE 12

GENERAL PROVISIONS

12.1  Limited Representations and Warranties of the Bison/GE Partnership and the Management Shareholders.  The Bison/GE Partnership and the Management Shareholders shall not make and shall in no way be obligated or deemed to make any representations or warranties to Valenta or any of his affiliates or subsidiaries other than the Bison/GE Representations and Warranties and Management Shareholder Representations and Warranties, as applicable. Valenta hereby acknowledges and agrees that he and the Valenta Sub are Acquiring its interest in Royal Wolf as provided in this Agreement on an “as is, where is” basis.

12.2  Indemnification and Release by Valenta.

(a) Valenta shall, and after the Exchange Closing or the Buyout Closing, as applicable, Valenta shall cause Valenta Sub, Royal Wolf and each subsidiary or affiliate of any of them (collectively “the Group”) to, jointly and severally, pay, indemnify, defend, and hold the Bison/GE Partnership and each of its officers, directors, partners, trustees, members, advisors (including, without limitation, attorneys, accountants and financial advisors), employees, agents, attorneys-in-fact and controlling Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, diminution in value (with respect to (iv) below), losses, damages, including, but not limited to, punitive, exemplary, consequential or indirect damages and liabilities of any kind, and all reasonable attorneys’ fees and disbursements and other costs and expenses actually incurred in connection therewith, or for recovery under directors’ and officers’ liability insurance policies maintained by any member of the Group (as and when they are incurred and irrespective of whether suit is brought) whether or not brought by a third party (collectively “Claims”), at any time asserted against, imposed upon, or incurred by any of them (i) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of the Share Sale Deed or this Agreement or the transactions contemplated hereby and/or thereby, including, without limitation, any failure to obtain consent or approval to consummate the transactions contemplated by the Share Sale Deed, breach of any representation, warranty, covenant or agreement made by GFN or GFC in the Share Sale Deed or breach of any representation, warranty, covenant or agreement made by Valenta and/or the Kaiser Trust in this Agreement, (ii) with respect to the acquisition of Royal Wolf shares, (iii) with respect to any investigation, litigation, or proceeding related to this Agreement or the Share Sale Deed, or the use of the proceeds provided hereunder or under the Share Sale Deed (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto including, but not limited to, in connection with the enforcement of the indemnification obligations set forth herein or in the Share Sale Deed, and (iv) if the Shares are not acquired by Valenta Sub as required pursuant to this Agreement, the diminution in value of the Group (all the foregoing, collectively, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, neither Valenta, Valenta Sub or any other member of the Group shall have any obligation to any Indemnified Person under this Section 12.2 with respect to any Indemnified Liability: (a) arising or resulting from the Bison/GE Partnership’s breach of any of its representations, warranties, covenants and agreements under the Share Sale Deed (but not with respect to any covenant or agreement of the Bison/GE Partnership in the Share Sale Deed that is assumed by GFC as of the Second Completion and for which the Bison/GE Partnership was not in default as of the date of the assumption) or this Agreement or any other agreement, or (b) that a court of appropriate jurisdiction in a final and non-appealable determination determines to have resulted from the willful misconduct or fraud of such Indemnified Person (such determination being hereinafter referred to as a “Final Willful Misconduct Determination”). This Section 12.2 shall survive the termination of the Share Sale Deed and this Agreement.

(b) each member of the Group shall, jointly and severally, pay, indemnify, defend, and hold the Management Shareholders and each of their officers, directors, partners, trustees, members, advisors (including, without limitation, attorneys, accountants and financial advisors), employees, agents, attorneys-in-fact and controlling Persons (each, a “Shareholder Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all Claims at any time asserted against, imposed upon, or incurred by any of them (i) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement or the transactions contemplated hereby, including, without limitation, any breach of any representation, warranty, covenant or agreement made by Valenta and/or the Kaiser Trust in this Agreement, and (ii) with respect to any investigation, litigation, or proceeding related to this Agreement, or the use of the proceeds provided hereunder (irrespective of whether any Shareholder Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto including, but not limited to, in connection with the enforcement of the indemnification obligations set forth herein (all the foregoing, collectively, the “Shareholder Indemnified Liabilities”). The foregoing to the contrary notwithstanding, neither Valenta, Valenta Sub or any other member of the Group shall have any obligation to any Shareholder Indemnified Person under this Section 12.2 with respect to any Shareholder Indemnified Liability that a court of appropriate jurisdiction in a Final Willful Misconduct Determination. This Section 12.2 shall survive the termination of this Agreement.

(c) THE INDEMNIFICATION PROVISIONS IN THIS SECTION 12.2 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LAWS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LAW) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

12.3  Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without regard to its conflict of law or choice of law principles.

12.4  Specific Performance.  The Bison/GE Partnership and the Management Shareholders acknowledge and agree that Valenta and Valenta Sub, and Valenta and Valenta Sub acknowledge and agree that the Bison/GE Partnership and the Management Shareholders, would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Valenta, Valenta Sub, the Management Shareholders and the Bison/GE Partnership agree that each of Valenta, Valenta Sub, the Management Shareholders and the Bison/GE Partnership will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the provisions of this Agreement and its terms and provisions in any action brought in any court having jurisdiction over the parties, subject to Sections 12.3 and 12.5 herein, in addition to any other remedy to which they may be entitled at law or in equity.

12.5  Jurisdiction/Venue.  Each of Valenta, Valenta Sub, the Management Shareholders and the Bison/GE Partnership hereby irrevocably and unconditionally:

(a) Submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of California located in the City of Los Angeles, the courts of the United States of America for the Southern District of California, and appellate courts from any thereof;

(b) Consents that any such action or proceeding may be in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Valenta, Valenta Sub, the Management Shareholders or the Bison/GE Partnership, as applicable, at its address of which each shall have been notified in writing.

12.6  Notices.  All notices, demands and other communications which a party may desire, or may be required, to give to another shall be in writing, shall be delivered Personally against receipt, or sent by recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by telecopy, and shall be addressed to the party to be notified as follows:

If to the Management Shareholders to:

Peter McCann
Royal Wolf Trading Australia Pty Limited
Suite 202, Level 2, 22-28 Edgeworth David Avenue
Hornsby NSW 2077 Australia
Facsimile: 61 2 9482 3477

If to Valenta or the Kaiser Trust to:

Ron Valenta
5200 Jessen Drive
LaCanada, CA 91011

If to the Bison/GE Partnership to:

Douglas B. Trussler
Bison Capital Asset Management, LLC
10877 Wilshire Boulevard, Suite 1520
Los Angeles, CA 90024
Facsimile: (310) 260-6576

Any such notice, demand, or communication shall be deemed given when received if Personally delivered or sent by overnight courier, or when deposited in the United States mails, postage prepaid, if sent by registered or certified mail, or when answerback received, if sent by telecopier. The address for a party may be changed by notice given in accordance with this subsection.

12.7  Headings.  Section headings used in this Agreement have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Agreement.

12.8  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.9  Waivers; Amendments.  No failure on the part of any party hereto to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

12.10  Entire Agreement; Modifications.  This Agreement contains all of the terms and conditions agreed upon by the parties relating to its subject matter and supersedes all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, respecting that subject matter. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by all of the parties hereto.

12.11  Counterparts.  This Agreement may be signed in any number of counterparts, each of which will constitute an original, and all of which, taken together, shall constitute but one and the same agreement with the same effect as if the signatures thereon were upon the same instrument.

12.12  Liquidated Damages.  In the event a Security Triggering Event occurs, and Valenta and the Kaiser Trust have not either (a) complied with the provisions of Article 8 to the satisfaction of the Bison/GE Partnership and/or the Management Shareholders or (b) cured the Event of Default giving rise to such Security Triggering Event within ten (10) calendar days thereafter to the satisfaction of the Bison/GE Partnership and/or the Management Shareholders, as Liquidated Damages, the Buyout Amount shall be increased by the lower of 20% or the highest legally permissible rate of interest on the Buyout Amount per annum beginning as of the date of such Security Triggering Event until such event has been cured to the satisfaction of the Bison/GE Partnership and the Management Shareholders, provided that no such Liquidated Damages shall accrue prior to October 31, 2007.

12.13  Consents and Waivers.

(a) Rights of the Bison/GE Partnership.  Each of Valenta and the Kaiser Trust consents and agrees that the Bison/GE Partnership or the Management Shareholders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of the guaranties under this Agreement and the other documents executed in connection herewith or any Guarantied Obligations from and after an Event of Default; (ii) apply such security and direct the order or manner of sale thereof as the Bison/GE Partnership and the Management Shareholders, subject to Section 3.7, in their sole discretion may determine from and after an Event of Default; and (iii) release or substitute one or more of any endorsers or other guarantors of any of the Guarantied Obligations. Without limiting the generality of the foregoing, each of Valenta and the Kaiser Trust consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of

Valenta or the Kaiser Trust, as applicable, under the guaranties under this Agreement and the other documents executed in connection herewith or which, but for this provision, might operate as a discharge of Valenta or the Kaiser Trust, as applicable.

(b) Certain Waivers.  The Kaiser Trust waives (a) any defense arising by reason of any disability or other defense of Valenta or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Bison/GE Partnership or any Management Shareholder) of the liability of Valenta; (b) any defense based on any claim that Valenta’s or the Kaiser Trust’s obligations exceed or are more burdensome than those of Valenta or the Kaiser Trust, as applicable; (c) the benefit of any statute of limitations affecting Valenta’s or the Kaiser Trust’s liability hereunder; (d) any right to require the Bison/GE Partnership or any Management Shareholder to proceed against Valenta or the Kaiser Trust, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the Bison/GE Partnership’s or any Management Shareholder’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Bison/GE Partnership or the Management Shareholders; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.

Each of Valenta and the Kaiser Trust expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of the guaranties under this Agreement and the other documents executed in connection herewith or of the existence, creation or incurrence of new or additional Guarantied Obligations.

(c) Obligations Independent.  The obligations of Valenta and the Kaiser Trust hereunder are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations and the obligations of any other guarantor, and a separate action may be brought against Valenta or the Kaiser Trust to enforce the guaranties under this Agreement and the other documents executed in connection herewith whether or not Valenta or the Kaiser Trust, as applicable, or any other Person or entity is joined as a party.

(d) Subrogation.  Valenta and the Kaiser Trust shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under the guaranties under this Agreement and the other documents executed in connection herewith until all of the Guarantied Obligations and any amounts payable under the guaranties under this Agreement and the other documents executed in connection herewith have been indefeasibly paid and performed in full and any commitments of the Bison/GE Partnership or any Management Shareholder or facilities provided by the Bison/GE Partnership or any Management Shareholder with respect to the Guarantied Obligations are terminated. If any amounts are paid to Valenta or the Kaiser Trust in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Bison/GE Partnership and the Management Shareholders and shall forthwith be paid to the Bison/GE Partnership and the Management Shareholder, subject to Section 3.7, to reduce the amount of the Guarantied Obligations, whether matured or unmatured.

(e) Termination; Reinstatement.  The guaranties under this Agreement and the other documents executed in connection herewith are continuing and irrevocable guaranties of all Guarantied Obligations and now or hereafter existing and shall remain in full force and effect until all Guarantied Obligations and any other amounts payable under the guaranties under this Agreement and the other documents executed in connection herewith are indefeasibly paid in full in cash and any commitments of the Bison/GE Partnership or any Management Shareholder or facilities provided by the Bison/GE Partnership or any Management Shareholder with respect to the Guarantied Obligations are terminated. Notwithstanding the foregoing, the guaranties under this Agreement and the other documents executed in connection herewith shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Valenta or the Kaiser Trust is made, or the Bison/GE Partnership or any Management Shareholder exercises its right of setoff in respect of the Guarantied Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bison/GE Partnership or any Management Shareholder in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Bison/GE Partnership or such Management Shareholder is in possession of or has released the guaranties under this Agreement and the other documents executed in connection herewith and regardless of any prior revocation, rescission, termination or reduction. The obligations of Valenta and the Kaiser Trust under this paragraph shall survive termination of the guaranties under this Agreement and the other documents executed in connection herewith.

(f) Subordination.  Each of Valenta and the Kaiser Trust hereby subordinates the payment of all obligations and indebtedness of Valenta owing to the Kaiser Trust and of the Kaiser Trust owing to Valenta, as applicable, whether now existing or hereafter arising, including but not limited to any obligation of Valenta to the Kaiser Trust as subrogee of the Bison/GE Partnership and the Management Shareholders or the Kaiser Trust to Valenta as subrogee of the Bison/GE Partnership and the Management Shareholders or resulting from Valenta’s or the Kaiser Trust’s performance under the guaranties under this Agreement and the other documents executed in connection herewith to the indefeasible payment in full in cash of all Guarantied Obligations. If the Bison/GE Partnership so requests, any such obligation or indebtedness of Valenta to the Kaiser Trust or of the Kaiser Trust to Valenta shall be enforced and performance received by the Kaiser Trust or Valenta, as applicable, as trustee for the Bison/GE Partnership and the Management Shareholders and the proceeds thereof shall be paid over to the Bison/GE Partnership and the Management Shareholders, subject to Section 3.7, on account of the Guarantied Obligations, but without reducing or affecting in any manner the liability of Valenta or the Kaiser Trust under the guaranties under this Agreement and the other documents executed in connection herewith.

(g) Liens on Real Property.  In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each of Valenta and the Kaiser Trust authorizes the Bison/GE Partnership and the Management Shareholders, subject to Section 3.7, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Guarantied Obligations of Valenta or the Kaiser Trust, the enforceability of the guaranties under this Agreement and the other documents executed in connection herewith or the validity or enforceability of any liens of the Bison/GE Partnership or the Management Shareholders on any collateral, to foreclose on any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. The Kaiser Trust expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to any such deeds of trust or mortgages or other instruments and Valenta’s, the Kaiser Trust’s or any other Person’s failure to receive any such notice shall not impair or affect Valenta’s or the Kaiser Trust’s Guarantied Obligations or the enforceability of the guaranties under this Agreement and the other documents executed in connection herewith or any rights of the Bison/GE Partnership or the Management Shareholders created or granted hereby. The Kaiser Trust expressly waives any and all suretyship defenses or benefits they might or would have under any applicable law. Without limiting the foregoing, each of Valenta and the Kaiser Trust waives all rights and defenses that they may have because any of the Guarantied Obligations of any Person are secured by real property. This means, among other things: (1) the Bison/GE Partnership and the Management Shareholders, subject to 3.7, may collect from any guarantor without first foreclosing on any real or Personal property collateral pledged by any other Person; and (2) if the Bison/GE Partnership or any Management Shareholder, subject to 3.7, forecloses on any real property collateral pledged by any other Person: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Bison/GE Partnership and the Management Shareholders, subject to 3.7, may collect from Valenta or the Kaiser Trust even if the Bison/GE Partnership or such Management Shareholder, by foreclosing on the real property collateral, has destroyed any right Valenta or the Kaiser Trust may have to collect from such other Person. This is an unconditional and irrevocable waiver of any rights and defenses Valenta and the Kaiser Trust may have because any such other Person’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or similar laws in other states.

(h) Understandings With Respect to Waivers and Consents.  Each of Valenta and the Kaiser Trust warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Kaiser Trust otherwise may have against Valenta or others, or against any collateral, or which Valenta otherwise may have against the Kaiser Trust or others, or against any collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. Each of Valenta and the Kaiser Trust. Each of Valenta and the Kaiser Trust acknowledges that it has either consulted with legal counsel regarding the effect of the guaranties under this Agreement and the other documents executed in connection herewith and the waivers and consents set forth herein, or has made an informed decision not to do so. If the guaranties under this Agreement and the other documents executed in connection herewith or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable law, the guaranties under this Agreement and the other documents executed in connection herewith and such waivers and consents shall be effective to the maximum extent permitted by law.

(i) General Waiver.  Each of Valenta and the Kaiser Trust hereby waives any and all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such Company whether at law or in equity, including those that may be available by reason of California Civil Code Sections 2787 to 2855, inclusive.

12.14.  Voluntary Negotiation.  The parties to this Agreement hereby acknowledge that they have voluntarily negotiated the terms of this Agreement, including, without limitation, this Section 12.14, have consulted with counsel concerning such terms (or in the case of Valenta, have voluntarily and knowingly waived consultation with counsel despite the Bison/GE Partnership’s advice to Valenta that Valenta should consult counsel), and voluntarily agree to them.

12.14.  Valenta Sub Obligations.  Valenta shall cause Valenta Sub to comply with all provisions of this Agreement applicable to Valenta Sub, and Valenta shall be liable for any breach by Valenta Sub of any terms of this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK -
SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

“Bison/GE Partnership”

Bison Capital Australia, L.P.

By:	Bison/GE GP, LLC
Its General Partner

By:	/s/ Douglas B. Trussler
Name: Douglas B. Trussler
Title: Manager

“Valenta”

By:	/s/ Ronald Valenta
Name: Ronald Valenta
Title:

“Management Shareholders”

Equity Partners Two Pty Limited (as trustee of
Equity Partners 2 Trust)

By:
/s/  Richard Peter Gregson
Name: Richard Peter Gregson
Title: Director

FOMM Pty Limited (as trustee of the FOMM Trust)

By:
/s/  Michael Baxter
Name: Michael Baxter
Title: Sole Director and Sole Company Secretary

FOMJ Pty Limited (as trustee of the FOMJ Trust)

By:	/s/ James H. Warren
Name: James H. Warren
Title: Sole Director and Sole Company Secretary

Cetro Pty Limited (as trustee of the FOMP Trust)

By:	/s/ Peter Henry Jeffrey
Name: Peter Henry Jeffrey
Title: Sole Director and Sole Company Secretary

“Kaiser Trust”

Kaiser Investments Limited

By:	/s/ Colin James

Name:	Colin James
Title:	President

PROXY
General Finance Corporation
260 S. Los Robles Avenue, Suite # 217
Pasadena, California 91101
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF GENERAL FINANCE CORPORATION
          The undersigned hereby appoints Ronald F. Valenta and John O. Johnson, and each of them with full power to act without the other, as proxies of the undersigned, each with the power to appoint a substitute, and to represent the undersigned at the Special Meeting of Stockholders to be held on [•], 2007, and at any postponement or adjournment thereof and to vote thereat, as designated on the reverse side, all shares of common stock of General Finance Corporation that the undersigned, if personally present, would be entitled to vote.
          THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO APPROVE GENERAL FINANCE CORPORATION’S ACQUISITION OF RWA HOLDINGS PTY LIMITED IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.
          THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.
(Continued and to be signed on reverse side)

PROXY

1.	To approve General Finance Corporation’s acquisition of RWA Holdings Pty Limited	FOR ☐	AGAINST ☐	ABSTAIN ☐	If you vote “AGAINST” Proposal Number 1 and you hold shares of our common stock originally issued in our initial public offering, you may demand that we convert your shares of common stock into a pro rata portion of the funds held in our trust account by marking the “CONVERSION DEMAND” box below. If you demand conversion and otherwise properly exercise your conversion rights, you will only be entitled to receive cash for these shares if the acquisition is completed and you tender your stock certificate to our transfer agent. Failure to (a) vote against the approval of the acquisition, (b) check the following box and submit this proxy and (c) tender your share certificate to our transfer agent as described in the accompanying proxy statement will result in the loss of your conversion rights.

				I HEREBY DEMAND CONVERSION OF MY SHARES ELIGIBLE FOR CONVERSION	☐
2.	If there are insufficient votes present at the special meeting for approval of the acquisition, to grant our board of directors discretionary authority to postpone or adjourn the special meeting to solicit additional votes for the acquisition.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	FOR ☐	AGAINST ☐	ABSTAIN ☐ ☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.
Proxies must be received prior to the voting at the special meeting. Any proxies or other votes received after this time will not be counted in determining whether the acquisition has been approved. Furthermore, any proxies or other demand received after the voting at the special meeting will not be effective to exercise conversion rights.